As filed with the Securities and Exchange Commission on February 19, 2008
Registration No. 333-148675

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITY BANKERS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2652949
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9912 Georgetown Pike, Suite D-203
Great Falls, Virginia 22066
(703) 759-0751
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary A. Simanson, President and Chief Executive Officer
Community Bankers Acquisition Corp.
9912 Georgetown Pike, Suite D-203
Great Falls, Virginia 22066
(703) 759-0751
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan H. Talcott Kathryn C. Kling Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, N.W., Suite 900 Washington, D.C. 20001 (202) 712-2806	Kathleen L. Cerveny Ellenoff Grossman & Schole LLP 1627 K Street, N.W., 10th Floor Washington, D.C. 20006 (202) 470-4921	Wayne A. Whitham, Jr. Charles W. Kemp Williams Mullen Two James Center 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991

Approximate date of commencement of the proposed sale to the public:  As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the merger described in the joint proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☑
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

COMMUNITY BANKERS ACQUISITION CORP.
9912 Georgetown Pike, Suite D-203
Great Falls, Virginia 22066
Telephone: (703) 759-0751

          , 2008

Dear Community Bankers Acquisition Corp. Stockholder:

You are cordially invited to attend the annual meeting of the stockholders of Community Bankers Acquisition Corp., a Delaware corporation (“Community Bankers”). The annual meeting will be held on          , 2008, at           .m., local time, at          .

At the annual meeting, you will be asked to consider and vote on (1) a proposal to adopt the Agreement and Plan of Merger, dated as of September 5, 2007, by and between Community Bankers Acquisition Corp. and TransCommunity Financial Corporation; (2) a proposal to adopt an amendment to the certificate of incorporation of Community Bankers to reset the terms of the classes of Community Bankers’ directors, effective upon consummation of the merger; (3) a proposal to adopt an amendment to the certificate of incorporation of Community Bankers to change the corporation’s name to “Community Bankers Trust Corporation,” effective upon consummation of the merger; (4) a proposal to elect each of Chris A. Bagley and Keith Walz to the board of directors; (5) a proposal to ratify the appointment of Miller, Ellin & Company LLP as Community Bankers’ independent public accountants for the fiscal year ending December 31, 2007; and (6) a proposal to authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies.

Pursuant to Delaware law, adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Community Bankers common stock entitled to vote at the annual meeting. Community Bankers’ certificate of incorporation also requires the affirmative vote of the holders of a majority of Community Bankers outstanding shares of common stock issued in Community Bankers’ initial public offering and voted at the annual meeting. Both requirements must be met for adoption of the merger agreement. In addition, for the merger to be consummated, the holders of less than 20% of the outstanding shares of common stock (1,499,999 shares) issued in Community Bankers’ initial public offering must have voted against the merger and thereafter exercised their rights to convert their shares into cash equal to a pro rata portion of Community Bankers’ trust account.

Adoption of each of the amendments to the certificate of incorporation requires the affirmative vote of a majority of the shares of Community Bankers’ outstanding common stock entitled to vote at the annual meeting.

Election of each of Chris A. Bagley and Keith Walz to the board of directors and ratification of the appointment of Community Bankers’ independent public accountants for the fiscal year ending December 31, 2007 each requires the affirmative vote of the holders of a majority of the shares of Community Bankers common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Authorization for the board of directors to adjourn the annual meeting until a later date requires the affirmative vote of the holders of a majority of the shares of Community Bankers common stock present in person or represented by proxy and entitled to vote at the annual meeting, whether or not a quorum is present.

Each of these proposals is more fully described in the accompanying joint proxy statement/prospectus.

If you hold shares of common stock issued in Community Bankers’ initial public offering (whether such shares were acquired pursuant to such initial public offering or afterwards), then you have the right to vote against the merger proposal and demand that Community Bankers convert such shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of Community Bankers’ initial public offering are held. As of          , 2008, there was $      in the trust account, including accrued interest on the funds in the trust account, or approximately $      per share issued in the initial public offering. The actual conversion price will differ from the $      per share due to any interest earned on the funds in the trust account since          , 2008, and any taxes payable in respect of interest earned thereon.

If you wish to exercise your conversion rights, you must:

•	affirmatively vote against the merger proposal in person or by submitting your proxy card before the vote on the merger proposal and checking the box that states “Against” for proposal number 1; and

•	either:

o	check the box that states “Exercise Conversion Rights” on the proxy card; or

o	send a letter to Community Bankers at 9912 Georgetown Pike, Suite D-203, Great Falls, VA 22066, stating that you are exercising your conversion rights and demanding your shares of Community Bankers common stock be converted into cash; and

•	either:

o	physically tender, or if you hold your shares of Community Bankers common stock in “street name,” cause your broker to physically tender, your stock certificates representing shares of Community Bankers common stock to Community Bankers; or

o	deliver your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, to Community Bankers’ transfer agent by , 2008. See “Summary — Conversion Rights” and “The Merger — Conversion Rights of Community Bankers Stockholders.”

Prior to exercising your conversion rights, you should verify the market price of Community Bankers’ common stock, as you may receive higher proceeds from the sale of your common stock in the public market than from exercising your conversion rights. Shares of Community Bankers’ common stock are currently quoted on the American Stock Exchange under the symbol “BTC.” On          , 2008, the record date for the annual meeting of stockholders, the last sale price of Community Bankers’ common stock was $     . Your shares will only be converted if the merger is consummated and you voted against the merger and properly demanded conversion rights according to the instructions in this letter and the joint proxy statement/prospectus.

All of the Community Bankers insiders (including all of Community Bankers’ officers, directors and initial stockholders) have agreed to vote the 1,875,000 shares of Community Bankers common stock acquired by them before Community Bankers’ initial public offering (which constitute 20% of Community Bankers’ outstanding shares of common stock), on the merger proposal consistent with the majority of the votes cast on the merger by the holders of the shares of common stock issued in the initial public offering. They have further indicated that they will vote the shares held by them in favor of the adoption of the amendments to the certificate of incorporation, for the election of Chris A. Bagley and Keith Walz to Community Bankers’ board of directors, for the ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007, and for the proposal to authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the annual meeting to approve the proposals.

The Community Bankers board of directors has unanimously determined that the proposals and the transactions contemplated thereby are in the best interests of Community Bankers and its stockholders. The board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of each of the proposals and that you vote in favor of each of the two director nominees.

Enclosed is a notice of annual meeting and the joint proxy statement/prospectus containing detailed information concerning the merger proposal and the transactions contemplated by the merger agreement, as well as detailed information concerning each of the proposals. We urge you to read the joint proxy statement/prospectus and attached annexes carefully.

Your vote is important. Whether or not you plan to attend the special meeting in person, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,

Eugene S. Putnam, Jr.
Chairman of the Board

COMMUNITY BANKERS ACQUISITION CORP.
9912 Georgetown Pike, Suite D-203
Great Falls, Virginia 22066
Telephone: (703) 759-0751

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On          , 2008

To the Stockholders of Community Bankers Acquisition Corp.:

Community Bankers Acquisition Corp.  will hold its annual meeting of stockholders on          , 2008, at          .m., local time, at           for the following purposes:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 5, 2007, by and between Community Bankers Acquisition Corp. and TransCommunity Financial Corporation, pursuant to which TransCommunity Financial Corporation will merge with and into Community Bankers Acquisition Corp., as described in more detail in the enclosed joint proxy statement/prospectus;

2.	To consider and vote upon a proposal to adopt an amendment to the certificate of incorporation of Community Bankers, effective upon consummation of the merger, to revise the current Section F of Article SIXTH to reset the terms of the classes of Community Bankers’ directors;

3.	To consider and vote upon a proposal to adopt an amendment to the certificate of incorporation of Community Bankers, effective upon consummation of the merger, to revise Article FIRST of Community Bankers’ certificate of incorporation to change the name of the corporation from Community Bankers Acquisition Corp. to Community Bankers Trust Corporation,

4.	To consider and vote upon the election as director of each of Chris A. Bagley and Keith Walz to serve a term for three years expiring at the 2010 annual meeting of stockholders, or until a successor is elected and qualified (or, if the merger described in the first proposal above is consummated, until the effective date of the merger);

5.	To ratify the appointment of Miller, Ellin & Company LLP as Community Bankers’ independent public accountants for the fiscal year ending December 31, 2007;

6.	To consider and vote on a proposal to authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

7.	To transact any other business as may properly be brought before the Community Bankers annual meeting or any adjournments or postponements of the Community Bankers annual meeting.

Unless Community Bankers and TransCommunity agree otherwise, the merger will only be consummated if the stockholders of Community Bankers adopt the staggered board amendment to the certificate of incorporation. In addition, the staggered board amendment and the name change amendment to the certificate of incorporation will only be effected in the event and at the time the merger with TransCommunity is consummated.

Community Bankers has fixed the close of business on          , 2008 as the record date for determining those stockholders entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. Accordingly, only stockholders of record on that date are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the annual meeting.

If you hold shares of common stock issued in Community Bankers’ initial public offering (whether such shares were acquired pursuant to such initial public offering or afterwards), then you have the right to vote against the merger proposal and demand that Community Bankers convert such shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of Community Bankers’ initial public offering are held. For more information regarding your conversion rights, see “The Merger — Conversion Rights of Community Bankers Stockholders” on page    of the joint proxy statement/prospectus.

Whether or not you plan to attend the annual meeting in person, please complete, date, sign and return the enclosed proxy card as promptly as possible. Community Bankers has enclosed a postage prepaid envelope for that purpose. Any Community Bankers stockholder may revoke his or her proxy by following the instructions in the joint proxy statement/prospectus at any time before the proxy has been voted at the annual meeting. Even if you have given your proxy, you may still vote in person if you attend the annual meeting. Please do not send any stock certificates to us at this time.

Community Bankers encourages you to vote on these very important matters. The Board of Directors of Community Bankers unanimously recommends that Community Bankers stockholders vote “FOR” each of the proposals above.

By Order of the Board of Directors,

Eugene S. Putnam, Jr.
Chairman of the Board

          , 2008

TAKING ANY ACTION THAT DOES NOT INCLUDE AN AFFIRMATIVE VOTE AGAINST THE MERGER, INCLUDING ABSTAINING FROM VOTING ON THE MERGER PROPOSAL, WILL PREVENT YOU FROM EXERCISING YOUR CONVERSION RIGHTS. YOU MUST AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL IN PERSON OR BY SUBMITTING YOUR PROXY CARD BEFORE THE VOTE ON THE MERGER PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST ALSO EITHER PHYSICALLY TENDER, OR IF YOU HOLD YOUR SHARES OF COMMUNITY BANKERS COMMON STOCK IN “STREET NAME,” CAUSE YOUR BROKER TO PHYSICALLY TENDER, YOUR STOCK CERTIFICATES REPRESENTING SHARES OF COMMUNITY BANKERS COMMON STOCK TO COMMUNITY BANKERS OR DELIVER YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM, TO COMMUNITY BANKERS’ TRANSFER AGENT BY          , 2008. FAILURE TO MEET THESE REQUIREMENTS WILL CAUSE YOUR CONVERSION DEMAND TO BE REJECTED. SEE THE SECTIONS ENTITLED “SUMMARY — CONVERSION RIGHTS” AND “THE MERGER — CONVERSION RIGHTS OF COMMUNITY BANKERS STOCKHOLDERS” FOR MORE SPECIFIC INSTRUCTIONS.

TRANSCOMMUNITY FINANCIAL CORPORATION
4235 Innslake Drive
Glen Allen, Virginia 23060
(804) 934-9999

          , 2008

Dear TransCommunity Financial Corporation Shareholder:

You are cordially invited to attend a special meeting of the shareholders of TransCommunity Financial Corporation (“TransCommunity”). The special meeting will be held on          , 2008, at          .m., local time, at          .

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated September 5, 2007, by and between TransCommunity and Community Bankers Acquisition Corp.(“Community Bankers”). You will also be asked to vote on a proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies, should that be necessary.

Each of these proposals is more fully described in the accompanying joint proxy statement/prospectus.

The TransCommunity board of directors has determined unanimously that the proposals and the transactions contemplated thereby are in the best interests of TransCommunity and its shareholders. The board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of each of the proposals.

Under Virginia law, you have the right to assert appraisal rights with respect to the merger and demand in writing that Community Bankers pay the fair value of your shares of TransCommunity common stock. In order to exercise and perfect appraisal rights, generally you must:

•	not vote any shares owned by you in favor of the merger;

•	deliver written notice of your intent to demand payment for your shares to TransCommunity before the vote is taken on the merger at the special meeting;

•	complete, sign and return the form to be sent to you pursuant to Section 13.1-734 of the Virginia Stock Corporation Act; and

•	if you hold certificated shares, deposit your TransCommunity common stock certificates in accordance with the instructions in the form.

A copy of the applicable Virginia statutory provisions is included in the joint proxy statement/prospectus as Appendix C, and a more detailed description of the procedures to demand and perfect appraisal rights is included in the section entitled “The Merger — Appraisal Rights of TransCommunity Stockholders” beginning on page   .

Enclosed is a notice of special meeting and the joint proxy statement/prospectus containing detailed information concerning the merger proposal and the transactions contemplated by the merger agreement. We urge you to read the joint proxy statement/prospectus and attached annexes carefully.

Your vote is important. Because approval of the merger proposal requires the affirmative vote of holders of a majority of the shares entitled to vote at the TransCommunity special meeting, abstaining from voting (including by way of a broker non-vote), either in person or by proxy, will have the same effect as a vote against approval of the merger agreement. Whether or not you plan to attend the special meeting in person, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. We look forward to seeing you at the special meeting, and we appreciate your continued loyalty and support.

Sincerely,

Bruce B. Nolte
President & Chief Executive Officer

TRANSCOMMUNITY FINANCIAL CORPORATION
4235 Innslake Drive
Glen Allen, Virginia 23060
(804) 934-9999

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On          , 2008

To the Shareholders of TransCommunity Financial Corporation:

TransCommunity Financial Corporation will hold a special meeting of shareholders on          , 2008, at          .m., local time, at           for the following purposes:

1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 5, 2007, by and between Community Bankers Acquisition Corp. and TransCommunity Financial Corporation, pursuant to which TransCommunity Financial Corporation will merge with and into Community Bankers Acquisition Corp., as more particularly described in the enclosed joint proxy statement/prospectus; and

2.	To consider and vote on a proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies, in the event there are insufficient votes represented in person or by proxy at the special meeting to approve the merger proposal.

TransCommunity has fixed the close of business on          , 2008 as the record date for determining those shareholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

TransCommunity shareholders have the right to assert appraisal rights with respect to the merger and demand in writing that Community Bankers pay the fair value of your shares of TransCommunity common stock under applicable provisions of Virginia law. In order to exercise and perfect appraisal rights, generally you must:

•	not vote any shares owned by you in favor of the merger;

•	deliver written notice of your intent to demand payment for your shares to TransCommunity before the vote is taken on the merger at the special meeting;

•	complete, sign and return the form to be sent to you pursuant to Section 13.1-734 of the Virginia Stock Corporation Act; and

•	if you hold certificated shares, deposit your TransCommunity common stock certificates in accordance with the instructions in the form.

A copy of the applicable Virginia statutory provisions is included in the joint proxy statement/prospectus as Appendix C, and a more detailed description of the procedures to demand and perfect appraisal rights is included in the section entitled “The Merger — Appraisal Rights of TransCommunity Stockholders” beginning on page   .

Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card as promptly as possible. TransCommunity has enclosed a postage prepaid envelope for that purpose. Any TransCommunity shareholder may revoke his or her proxy by following the instructions in the joint proxy statement/prospectus at any time before the proxy has been voted at the special meeting. Even if you have given your proxy, you may still vote in person if you attend the special meeting. Please do not send any stock certificates to TransCommunity at this time.

TransCommunity encourages you to vote on this very important matter. The Board of Directors of TransCommunity Financial Corporation unanimously recommends that TransCommunity Financial Corporation’s shareholders vote “FOR” the proposals above.

By Order of the Board of Directors,

Bruce B. Nolte
President and Chief Executive Officer

          , 2008

JOINT PROXY STATEMENT/PROSPECTUS
FOR THE
PROPOSED MERGER OF
COMMUNITY BANKERS ACQUISITION CORP.
AND
TRANSCOMMUNITY FINANCIAL CORPORATION

The boards of directors of Community Bankers Acquisition Corp. and TransCommunity Financial Corporation have unanimously agreed to a merger of our companies. If the proposed merger is completed, TransCommunity stockholders will receive 1.4200 shares of Community Bankers common stock for each share of TransCommunity common stock they own, subject to possible adjustment as described in this joint proxy statement/prospectus. This 1.4200 multiple, as it may be adjusted, is referred to as the “exchange ratio.”

Community Bankers was formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the banking industry. Its common stock is listed on the American Stock Exchange under the symbol “BTC.” TransCommunity common stock is quoted on the OTC Bulletin Board under the symbol “TCYF.OB.” Based on the closing price of Community Bankers common stock on          , 2008 of $     , TransCommunity stockholders will receive approximately $      worth of Community Bankers common stock for each share of TransCommunity stock they own. The actual value of the Community Bankers common stock received by TransCommunity stockholders in the merger will depend on the market value of Community Bankers common stock at the time of closing.

This joint proxy statement/prospectus provides detailed information about the merger and the annual meeting of Community Bankers stockholders and the special meeting of TransCommunity stockholders. It also provides information about the Community Bankers common stock to be issued to TransCommunity stockholders in the event the merger is approved. As described in this proxy statement/prospectus, we cannot complete the merger unless we obtain the necessary government approvals and unless the stockholders of both Community Bankers and TransCommunity approve the merger proposal.

In addition to the proposed merger of Community Bankers with TransCommunity, Community Bankers has entered into an agreement and plan of merger, dated as of December 13, 2007, with BOE Financial Services of Virginia, Inc., a bank holding company based in Tappahannock, Virginia. BOE common stock is listed on the Nasdaq Capital Market under the symbol “BSXT.” Although the stockholders of Community Bankers and TransCommunity will not be voting on Community Bankers’ proposed merger with BOE at the annual meeting and special meeting, this joint proxy statement/prospectus contains certain information about BOE, and the proposed merger with BOE.

Please carefully review and consider this joint proxy statement/prospectus which explains the merger proposal in detail, including the discussion under the heading “Risk Factors” beginning on page 24. It is important that your shares are represented at your stockholders meeting, whether or not you plan to attend. Accordingly, please complete, date, sign, and return promptly your proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even if you have previously returned your proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated          , 2008. It is first being mailed to Community Bankers’ and TransCommunity’s stockholders on or about          , 2008.

i

Community Bankers Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended September 30, 2007	103
Community Bankers Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended March 31, 2007 and the Period April 6, 2005 to March 31, 2006	105
Current Directors	107
Special Advisors	109
Section 16(a) Beneficial Ownership Reporting Compliance	109
Board of Directors	109
Committees of the Board of Directors	110
Code of Conduct and Ethics	111
Communicating with the Board	111
Executive Compensation	112
Compensation Committee Interlocks and Insider Participation	112
Indemnification Matters	112
Community Bankers Related Party Transactions	113
Principal Stockholders of Community Bankers	115
RATIFICATION OF COMMUNITY BANKERS INDEPENDENT PUBLIC ACCOUNTANTS	117
General	117
Independent Public Accountants	117
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	117
Fees of Independent Public Accountants	118
Vote Required	119
Board Recommendations	119
INFORMATION ABOUT TRANSCOMMUNITY FINANCIAL CORPORATION	119
General	119
TransCommunity Bank and its Divisions	123
Operating Strategy	124
Growth Strategy	124
Lending Activities	125
Deposit Services	127
Competition	127
Employees	128
Properties	128
Legal Proceedings	129
TransCommunity Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Nine Months Ended September 30, 2007 and September 30, 2006.	129
TransCommunity Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2006 and December 31, 2005.	137
Quantitative and Qualitative Disclosures About Market Risk	153
Directors	155
Board Independence	155
Executive Officers of TransCommunity Who Are Not TransCommunity Directors	156
Executive Compensation For TransCommunity	156
Interest of Management and Board of Directors in Certain Transactions	165
Principal Stockholders of TransCommunity	166
INFORMATION ABOUT BOE FINANCIAL SERVICES OF VIRGINIA, INC.	168
General	168

WHERE YOU CAN FIND MORE INFORMATION	224
INDEX TO FINANCIAL STATEMENTS	F-1

APPENDIX A	Agreement and Plan of Merger by and between Community Bankers and TransCommunity
APPENDIX B	Proposed Amended and Restated Certificate of Incorporation
APPENDIX C	Sections B.1-729 through B.1-741 of the Virginia Stock Corporation Act, as amended
APPENDIX D	Fairness Opinion of Keefe, Bruyette & Woods, Inc.
APPENDIX E	Fairness Opinion of Sandler O’Neill & Partners, L.P.
APPENDIX F	Agreement and Plan of Merger by and between Community Bankers and BOE

v

QUESTIONS AND ANSWERS FOR ALL STOCKHOLDERS

Q:	Why is TransCommunity merging with and into Community Bankers?

A:	TransCommunity is merging with and into Community Bankers because the boards of directors of both companies believe that the merger will provide stockholders of both companies with substantial benefits and enable Community Bankers to use TransCommunity as a growth platform to build a larger banking franchise. In addition, Community Bankers’ proposed merger with BOE will further increase operating efficiencies and the growth opportunities of the surviving corporation. After the merger, TransCommunity Bank, N.A. will generally continue to operate as it has prior to the merger. However, it is anticipated that TransCommunity Bank will merge with and into Bank of Essex, the bank subsidiary of BOE, in the event Community Bankers’ merger with BOE is consummated. A detailed discussion of the background of and reasons for the proposed merger is contained under the headings “The Merger — Background of the Merger,” “The Merger — Community Bankers’ Reasons for the Merger,” and “The Merger — TransCommunity’s Reasons for the Merger.”

Q:	How does the board recommend that I vote on the merger?

A:	You are being asked to vote “FOR” the approval of the merger of TransCommunity with and into Community Bankers pursuant to the terms of the merger agreement. The board of directors of each of Community Bankers and TransCommunity has unanimously determined that the proposed merger is in the best interests of its stockholders, unanimously approved the merger agreement and unanimously recommend that its stockholders vote “FOR” the approval of the merger.

Q:	What vote is required to approve the merger?

A:	Community Bankers. Pursuant to Delaware law, adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Community Bankers common stock entitled to vote at the annual meeting. Pursuant to Community Bankers’ certificate of incorporation, adoption of the merger agreement also requires the affirmative vote of the holders of a majority of Community Bankers’ outstanding shares of common stock issued in Community Bankers’ initial public offering that are voted at the annual meeting. Both requirements must be met for adoption of the merger agreement. As of the record date, there were 9,375,000 shares outstanding, including 7,500,000 outstanding shares that were issued in the initial public offering. Because a majority vote of all outstanding shares is required to adopt the merger agreement, your failure to vote will have the same effect as a vote against the merger proposal.

In addition, for the merger to be consummated, the holders of less than 20% of the outstanding shares of common stock issued in the Community Bankers initial public offering (1,499,999 shares) must have voted against the merger and thereafter exercised their right to convert their shares into cash equal to a pro rata portion of the Community Bankers trust account.

TransCommunity. Approval of the merger agreement requires the affirmative vote of the holders of a majority of TransCommunity’s outstanding shares of common stock. As of the record date, there were 4,586,741 shares outstanding. Because a majority vote of all outstanding shares is required to approve the merger, your failure to vote will have the same effect as a vote against the merger proposal.

Q:	What should I do now?

A:	After you have carefully read this joint proxy statement/prospectus, please indicate on your proxy card how you want to vote, and then date, sign and mail your proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the meeting. If you date, sign and send in a proxy card but do not indicate how you want to vote, your proxy will be voted in favor of the merger proposal.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	It depends. A broker holding your shares in “street name” must vote those shares according to any specific instructions it receives from you. You should instruct your broker how to vote your shares following the directions your broker provides. If specific instructions are not received, in certain limited circumstances your broker may vote your shares in its discretion. On certain “routine” matters, brokers have authority to vote their customers’ shares if their customers do not provide voting instructions. When brokers vote their customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. On “non-routine” matters, brokers cannot vote the shares on that proposal if they have not received voting instructions from the beneficial owner of such shares. If you hold your shares in “street name,” you can either obtain physical delivery of the shares into your name, and then vote your shares yourself, or request a “legal proxy” directly from your broker and bring it to the annual or special meeting, and then vote your shares yourself. In order to obtain shares directly into your name, you must contact your brokerage house representative. Brokerage firms may assess a fee for your conversion; the amount of such fee varies from firm to firm.

Community Bankers. If you do not provide your broker with voting instructions, your broker may vote your shares at its discretion with regard to the election of Chris A. Bagley and Keith Walz to the board of directors and ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007, since these matters are routine. However, your broker may not vote your shares, unless you provide voting instructions, with regard to adoption of the merger agreement, adoption of the amendments to the certificate of incorporation of Community Bankers and the proposal to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting to approve the proposals, since these matters are not routine. Failure to instruct your broker how to vote your shares will have the same effect as a vote against the adoption of the merger agreement and the adoption of the amendments to the certificate of incorporation, but will have no effect on the election of Chris A. Bagley and Keith Walz to Community Bankers’ board of directors, the ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007 or the proposal to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting to approve the proposals.

TransCommunity. Your broker may not vote your shares, unless you provide voting instructions, with regard to approval of the merger proposal and the proposal to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting to approve the merger proposal, since these matters are not routine. Failure to instruct your broker how to vote your shares will have the same effect as a vote against the merger proposal, but will have no effect on the proposal to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting to approve the merger proposal.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. There are a number of ways you can change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a later-dated proxy with new voting instructions. The latest vote actually received by Community Bankers or TransCommunity prior to the annual meeting or the special meeting, respectively, will be your vote. Any earlier votes will be revoked. Third, you may attend the annual meeting or the special meeting and vote in person. Any earlier votes will be revoked. Simply attending the annual meeting or the special meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you will receive from your broker to change or revoke your proxy.

Q:	Is the merger between TransCommunity and Community Bankers contingent upon Community Bankers closing its proposed merger with BOE?

A:	No. Under the merger agreement it is not a condition that Community Bankers complete the merger with BOE. However, the merger between Community Bankers and BOE is contingent upon closing of the merger between Community Bankers and TransCommunity.

Q:	When do you expect to complete the merger?

A:	We presently expect to complete the merger in the second quarter of 2008. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of Community Bankers’ and TransCommunity’s stockholders at the annual meeting and special meeting, respectively, and receive the necessary regulatory approvals.

Q:	Whom should I contact with questions about the merger?

A:	If you want additional copies of this joint proxy statement/prospectus, or if you want to ask questions about the merger, you should contact:

Gary A. Simanson	Bruce B. Nolte
President and Chief Executive Officer	President and Chief Executive Officer
Community Bankers Acquisition Corp.	TransCommunity Financial Corporation
9912 Georgetown Pike, Suite D-203	4235 Innslake Drive
Great Falls, Virginia 22066	Glen Allen, Virginia 23060
(703) 759-0751	(804) 934-9999

QUESTIONS AND ANSWERS FOR COMMUNITY BANKERS STOCKHOLDERS

Q:	Why is Community Bankers proposing the merger?

A:	Community Bankers was organized for the purpose of effecting a business combination with an operating business in the banking industry. Community Bankers believes that TransCommunity, a registered financial holding company, is positioned for significant growth in its current and expected future markets and believes that a business combination with TransCommunity will provide Community Bankers stockholders with an opportunity to participate in a company with significant potential. In addition, Community Bankers’ proposed merger with BOE will further enhance the management expertise, operating efficiencies and growth opportunities of the surviving corporation. Community Bankers believes that the markets in which TransCommunity and BOE operate are attractive markets to grow a community banking franchise.

Q:	What is being proposed, other than the merger, to be voted on at the Community Bankers annual meeting?

A:	Community Bankers’ stockholders are being asked to adopt the staggered board amendment and the name change amendment to the certificate of incorporation, elect each of Chris A. Bagley and Keith Walz to the Community Bankers board of directors, ratify the appointment of Community Bankers’ independent public accountants for the fiscal year ending December 31, 2007, and authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting to approve the proposals.

Unless Community Bankers and TransCommunity agree otherwise, the merger will only be consummated if the stockholders of Community Bankers adopt the staggered board amendment to the certificate of incorporation. In addition, the staggered board amendment and the name change amendment to the certificate of incorporation will only be effected in the event and at the time the merger with TransCommunity is consummated.

Q:	How do the Community Bankers insiders intend to vote their shares?

A:	All of the Community Bankers insiders (including all of Community Bankers’ officers, directors and initial stockholders) have agreed to vote the 1,875,000 shares of Community Bankers common stock acquired by them before Community Bankers’ initial public offering (which constitute approximately 39.9% of the shares required to approve the merger under Delaware law), on the merger proposal consistent with the majority of the votes cast on the merger by the holders of the shares of common stock issued in the initial public offering. They have further indicated that they will vote the shares held by them in favor of the adoption of the amendments to the certificate of incorporation, for the election of Chris A. Bagley and Keith Walz to Community Bankers’ board of directors, for the ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007, and for the proposal to authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the annual meeting to approve the proposals. While the shares voted by the Community Bankers insiders will count towards the voting and quorum requirements under Delaware law, they will not count towards the voting requirement under the certificate of incorporation because the insiders’ shares were not issued in Community Bankers’ initial public offering.

Q:	What will Community Bankers stockholders receive in the proposed merger?

A:	Community Bankers stockholders will receive nothing in the merger. Community Bankers stockholders will continue to hold the same number of shares of Community Bankers common stock that they owned prior to the merger. Community Bankers stockholders do not have appraisal rights in connection with the merger under applicable Delaware corporate law, but do have conversion rights as described below.

Q:	How much of Community Bankers’ voting interests will existing Community Bankers stockholders own upon completion of the merger?

A:	It depends. The percentage of Community Bankers’ voting interests that existing Community Bankers stockholders will own after the merger will vary depending on whether:

• any TransCommunity stockholder exercises appraisal rights;

• any of Community Bankers’ 7,500,000 outstanding warrants are exercised;

• I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc., the representatives of the underwriters in Community Bankers’ initial public offering, exercise any of their unit purchase options;

• any holders of Community Bankers common stock issued in Community Bankers’ initial public offering exercise their right to convert their shares into cash equal to a pro rata portion of the Community Bankers trust account; and

• Community Bankers consummates its proposed merger with BOE.

Depending on the scenario, Community Bankers’ stockholders will own from 36.93% to 73.35% of Community Bankers’ voting interests after the merger, based on the number of shares of each of Community Bankers, TransCommunity and BOE issued and outstanding as of the date of their respective merger agreements. For a table outlining the effect of the various scenarios on the percentage of Community Bankers’ voting interests that existing Community Bankers stockholders will own after the merger with TransCommunity is completed, see “The Merger — Stock Ownership of Existing Community Bankers and TransCommunity Stockholders After the Merger.”

Q:	Do the Community Bankers stockholders have conversion rights?

A:	Generally, yes. If you hold shares of common stock issued in Community Bankers’ initial public offering, then you have the right to vote against the merger proposal and demand that Community Bankers convert such shares into cash equal to a pro rata portion of the Community Bankers trust account. We sometimes refer to these rights to vote against the merger proposal and demand conversion of the shares into a pro rata portion of the Community Bankers trust account as conversion rights.

Q:	If I am a Community Bankers stockholder and have conversion rights, how do I exercise them?

A:	If you wish to exercise your conversion rights, you must:

• affirmatively vote against the merger proposal in person or by submitting your proxy card before the vote on the merger proposal and checking the box that states “Against” for proposal number 1; and

• either:

o check the box that states “Exercise Conversion Rights” on the proxy card; or

o send a letter to Community Bankers at 9912 Georgetown Pike, Suite D-203, Great Falls, VA 22066, stating that you are exercising your conversion rights and demanding your shares of Community Bankers common stock be converted into cash; and

• either:

o physically tender, or if you hold your shares of Community Bankers common stock in “street name,” cause your broker to physically tender, your stock certificates representing shares of Community Bankers common stock to Community Bankers; or

o deliver your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, to Community Bankers’ transfer agent by , 2008.

For more information, see “The Merger — Conversion Rights of Community Bankers Stockholders.”

Taking any action that does not include an affirmative vote against the merger, including abstaining from voting on the merger proposal, will prevent you from exercising your conversion rights. However, voting against the merger proposal does not obligate you to exercise your conversion rights.

If you (1) initially vote for the merger proposal but then wish to vote against it and exercise your conversion rights or (2) initially vote against the merger proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Community Bankers to exercise your conversion rights, or (3) initially vote against the merger proposal but later wish to vote for it, you may request Community Bankers to send you another proxy card on which you may indicate your intended vote and, if that vote is against the merger proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card.

You may make such request by contacting Community Bankers at the phone number or address listed on the Community Bankers Notice of Annual Meeting of Stockholders. Any corrected or changed proxy card or written demand of conversion rights must be received by Community Bankers prior to the annual meeting.

Prior to exercising your conversion rights you should verify the market price of Community Bankers common stock. You may receive higher proceeds from the sale of your common stock in the public market than from exercising your conversion rights, if the market price per share is higher than the amount of cash that you would receive upon exercise of your conversion rights.

Any request to exercise your conversion rights, once made, may be withdrawn at any time up to immediately prior to the vote on the merger proposal at the annual meeting (or any adjournment or postponement thereof). Furthermore, if you deliver your shares for conversion and subsequently decide prior to the annual meeting not to elect conversion, you may simply request that the transfer agent return the certificate (physically or electronically) to you.

Please note, however, that once the vote on the merger proposal is held at the annual meeting, you may not withdraw your request to exercise your conversion rights and request the return of your shares. If the merger is not consummated, your shares will be automatically returned to you.

If the merger is completed and you have properly exercised your conversion rights, then you will be entitled to receive a pro rata portion of the Community Bankers trust account, including a pro rata portion of the interest earned on the funds in the trust account less interest released to Community Bankers for working capital or to pay taxes, calculated as of the record date for determination of stockholders entitled to vote on the merger. As of the record date, there was approximately $ in the trust account, so you will be entitled to convert each share of common stock that you hold into approximately $ . If you properly exercise your conversion rights, then you will be exchanging your shares of Community Bankers common stock for cash equal to a pro rata portion of the Community Bankers trust account and will no longer own these shares.

Q:	What are the federal income tax consequences of exercising my conversion rights?

A:	There will be no federal income tax consequences to non-converting stockholders as a result of the merger. Since Community Bankers stockholders will not be exchanging or otherwise disposing of their shares of Community Bankers common stock pursuant to the merger, Community Bankers stockholders will continue to hold their shares of Community Bankers common stock and will not recognize any gain or loss as a result of the merger. However, for those Community Bankers stockholders who exercise their conversion rights and convert their shares of Community Bankers common stock into the right to receive a pro rata portion of the Community Bankers’ trust account, such stockholders will generally be required to treat the transaction as a sale of the shares and recognize gain or loss upon the conversion. Such gain or loss will be measured by the difference between the amount of cash you receive and your tax basis in your converted shares. See “The Merger — Certain Federal Tax Consequences to Community Bankers’ Stockholders.”

Q:	Will I lose my warrants or will they be converted to shares of common stock if the merger is consummated or if I exercise my conversion rights?

A:	No. Neither consummation of the merger with TransCommunity nor exercise of your conversion rights will result in the loss of your warrants. Your warrants will continue to be outstanding following consummation of the merger whether or not you exercise your conversion rights. However, in the event that Community Bankers does not consummate the merger with TransCommunity by June 7, 2008, Community Bankers will be required to liquidate and any Community Bankers warrants you own will expire without value.

Q:	What happens to the funds deposited in the Community Bankers trust account after completion of the merger?

A:	Upon consummation of the merger, the funds deposited in the Community Bankers trust account will be released to Community Bankers, and a portion of the funds remaining in the trust account after payment of amounts, if any, to Community Bankers stockholders requesting and exercising their conversion rights, will be used to pay expenses associated with the merger, to make capital contributions, to repurchase Community Bankers common stock and/or warrants or to engage in subsequent acquisitions following Community Bankers’ initial business combination.

Q:	What happens if the merger is not consummated or is terminated?

A:	If Community Bankers does not effect the merger with TransCommunity by June 7, 2008, Community Bankers must dissolve and liquidate. In any liquidation, the funds held in the trust account, plus any interest earned thereon (less any taxes due on such interest), together with any remaining net assets not held in trust, will be distributed pro rata to the holders of Community Bankers common stock issued in the initial public offering. Holders of Community Bankers common stock issued prior to the initial public offering have waived any right to any liquidation distribution with respect to those shares.

In addition, if the merger is not consummated, Community Bankers’ certificate of incorporation will not be amended pursuant to the proposals to adopt the amendments to the certificate of incorporation.

Should the merger agreement be terminated due to a material breach of such agreement by Community Bankers, then a termination fee of $500,000 would be payable by Community Bankers to TransCommunity. Further, if either party terminates because the stockholders of the other party fail to approve the merger or if either party terminates because the transactions contemplated are not consummated by May 31, 2008, and another acquisition transaction, involving a change in control, is announced and results in a definitive agreement or a consummated acquisition transaction with the terminating party within 12 months of termination, then the party entering into the definitive agreement or consummating the acquisition transaction will owe the other party a termination fee of $500,000. If a party terminates the agreement due to a material breach of the other party or the failure of the other party to recommend the merger to its stockholders, the termination fee of $500,000 is payable upon termination. In the case of a termination involving a competing acquisition transaction, the termination fee of $500,000 is payable upon the earlier of the execution of a definitive agreement or the consummation of the transaction. In those cases where a competing acquisition transaction with a third party is consummated, an additional termination fee of $1,200,000 will also be payable upon consummation of the acquisition transaction.

QUESTIONS AND ANSWERS FOR TRANSCOMMUNITY STOCKHOLDERS

Q:	Why is TransCommunity proposing the merger?

A:	We believe that the proposed merger will provide substantial benefits to TransCommunity stockholders. The TransCommunity board of directors believes the merger provides TransCommunity stockholders with liquidity, capital raising and strategic and growth opportunities, such as the proposed merger with BOE, that would not have been readily available to TransCommunity on a stand-alone basis. To review the TransCommunity reasons for the transaction in greater detail, see “The Merger — TransCommunity’s Reasons for the Merger.”

Q:	What will TransCommunity stockholders receive in the merger?

A:	Each issued and outstanding share of TransCommunity common stock you own will be converted into 1.4200 shares of Community Bankers common stock, subject to possible adjustment as described in this joint proxy statement/prospectus. In addition, holders of outstanding options for TransCommunity common stock will receive options exercisable for of Community Bankers common stock. The number of shares underlying the options and the exercise price of the options will be adjusted to reflect the 1.4200 exchange ratio.

Q:	Will TransCommunity stockholders be taxed on the Community Bankers common stock that they receive in exchange for their TransCommunity shares?

A:	No. We expect the merger to qualify as a reorganization for United States federal income tax purposes. If the merger qualifies as a reorganization for United States federal income tax purposes, TransCommunity stockholders will not recognize any gain or loss to the extent TransCommunity stockholders receive Community Bankers common stock in exchange for their TransCommunity shares. We recommend that TransCommunity stockholders carefully read the complete explanation of the material United States federal income tax consequences of the merger beginning on page , and that TransCommunity stockholders consult their tax advisors for a full understanding of the tax consequences of their participation in the merger.

Q:	How much of Community Bankers’ voting interests will TransCommunity stockholders own upon completion of the merger?

A:	It depends. The percentage of TransCommunity’s voting interests that existing TransCommunity stockholders will own after the merger will vary depending on whether:

• any TransCommunity stockholder exercises appraisal rights;

• any of Community Bankers’ 7,500,000 outstanding warrants are exercised;

• I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc., the representatives in Community Bankers’ initial public offering, exercise any of their unit purchase options;

• any holders of Community Bankers common stock issued in Community Bankers’ initial public offering exercise their right to convert their shares into cash equal to a pro rata portion of the Community Bankers Trust account; and

• Community Bankers consummates its proposed merger with BOE.

Depending on the scenario, TransCommunity will own from 20.76% to 45.27% of Community Bankers’ voting interests after the merger, based on the number of shares of each of Community Bankers, TransCommunity and BOE issued and outstanding as of the date of their respective merger agreements. For a table outlining the effect of the various scenarios on the percentage of Community Bankers’ voting interests that existing TransCommunity stockholders will own after the merger with TransCommunity is completed, see “The Merger — Stock Ownership of Existing Community Bankers and TransCommunity Stockholders After the Merger.”

Q:	Will I have appraisal rights in the merger?

A:	Yes. You have the right to assert appraisal rights with respect to the merger and demand in writing that Community Bankers pay the fair value of your shares of TransCommunity common stock under applicable provisions of Virginia law. In order to exercise and perfect appraisal rights, generally you must:

• not vote any shares owned by you in favor of the merger;

• deliver written notice of your intent to demand payment for your shares to TransCommunity before the vote is taken on the merger at the special meeting;

• complete, sign and return the form to be sent to you pursuant to Section 13.1-734 of the Virginia Stock Corporation Act; and

• if you hold certificated shares, deposit your TransCommunity common stock certificates in accordance with the instructions in the form.

Payment for your shares will be made only if the merger is completed. A copy of the applicable Virginia statutory provisions is included in this joint proxy statement/prospectus as Appendix C, and a more detailed description of the procedures to demand and perfect appraisal rights is included in the section entitled “The Merger — Appraisal Rights of TransCommunity Stockholders” beginning on page .

Q:	What are the federal income tax consequences of exercising my appraisal rights?

A:	If you exercise your appraisal rights and receive a cash payment with respect to your shares of TransCommunity common stock and have held your shares of TransCommunity common stock as a capital asset, you will recognize capital gain or loss equal to the difference between your tax basis in those shares and the amount of cash you received in exchange for those shares.

Q:	Should I send in my stock certificates now?

A:	No. You should not send in your stock certificates at this time. Promptly after the effective time of the merger, you will receive transmittal materials with instructions for surrendering your TransCommunity shares. You should follow the instructions in the post-closing letter of transmittal regarding how and when to surrender your stock certificates.

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. To better understand the merger and its potential impact on you, we urge you to read this entire document carefully, including the appendices, exhibits and enclosures. Each item in this summary includes a page reference directing you to a more complete discussion of the item.

The Companies (page   )

Community Bankers.

Community Bankers Acquisition Corp.
9912 Georgetown Pike, Suite D-203
Great Falls, Virginia 22066
(703) 759-0751

Community Bankers is a blank check company. Community Bankers was organized under the laws of the State of Delaware on April 6, 2005. As a “Targeted Acquisition CorporationSM,” or TACSM,” Community Bankers was formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the banking industry. Community Bankers consummated its initial public offering on June 8, 2006, raising approximately $60 million, approximately $59 million of which is currently held in a trust account at J.P. Morgan Chase Bank. Shares of Community Bankers common stock trade on the American Stock Exchange under the symbol “BTC.”

In addition to the merger agreement relating to the merger of Community Bankers with TransCommunity, Community Bankers has entered into an agreement and plan of merger, dated as of December 13, 2007, with BOE. BOE is a bank holding company incorporated under the laws of Virginia and is the holding company of Bank of Essex. Bank of Essex operates eight full-service offices, two in Tappahannock, and one each in Manquin, Mechanicsville, West Point, Glen Allen, Burgess and Callao, Virginia, respectively. Bank of Essex had deposits of $241.0 million, loans of $213.5 million, assets of $294.8 million and equity of $29.3 million, at September 30, 2007.

TransCommunity.

TransCommunity Financial Corporation
4235 Innslake Drive
Glen Allen, Virginia 23060
(804) 934-9999

TransCommunity is a registered financial holding company incorporated under the laws of Virginia and is the holding company for TransCommunity Bank, N.A. TransCommunity is headquartered in Glen Allen, Virginia. TransCommunity Bank operates five full service offices in its four operating divisions in Goochland, Powhatan, Louisa and Rockbridge Counties, Virginia. TransCommunity Bank had deposits of $192.0 million, loans of $189.0 million, assets of $223.0 million and equity of $29.9 million, at September 30, 2007.

Recent Developments (page   )

Community Bankers.

On February 15, 2008, Community Bankers announced its results of operations for the period from April 1, 2007 until December 31, 2007. For the period from April 1, 2007 to December 31, 2007, interest income on its trust fund investments, including interest allocable to shares subject to possible conversion, amounted to $1,933,962. This resulted in net income for the period from April 1, 2007 to December 31, 2007 of $1,105,034 or net income per share, basic and diluted, of $0.12 and $0.09, respectively. The aggregate amount of cash and United States treasury securities held in the trust fund as of December 31, 2007, was $58,452,512.

BOE.

On February 4, 2008, BOE announced its results of operations for the fourth quarter of 2007. Net income for the fourth quarter of 2007 was $596,000, a decrease of $317,000, or 34.7%, from net income of $913,000 for the same period in 2006. The decrease to net income for the fourth quarter of 2007 compared to the same period in 2006 was due to a December 2006 sale of a former branch banking facility. This nonrecurring item caused gain on sale of other properties to be $477,000 in the fourth quarter of 2006 compared to $0 for the same period in 2007. Additionally, there was an increase of $187,000 in noninterest expenses, from $2.2 million in the fourth quarter of 2006 to $2.4 million in the fourth quarter 2007. Offsetting these decreases to net income was an increase of 8.9%, or $209,000, in net interest income. Net interest income was $2.6 million for the fourth quarter 2007 compared to $2.4 million for the fourth quarter of 2006. Also, there was an increase of $55,000, or 11.5%, in noninterest income, from $479,000 in the fourth quarter of 2006, to $534,000 for the same period in 2007. Income tax expense declined 42.0%, or $84,000, from $200,000 in the fourth quarter of 2006 to $116,000 in the fourth quarter of 2007. Additionally, strong asset quality resulted in no additional expense in provision for loan losses for the fourth quarter of both years. On December 31, 2007 loans past due 90 days or more and accruing interest was $17,000 and loans not accruing interest totaled $96,000. For the year ending December 31, 2007 charged-off loans were $272,000 against recoveries of $461,000. Earnings per common share were $0.49 for the fourth quarter in 2007 compared to $0.75 for the same period in 2006.

For the year ended December 31, 2007, BOE reported net income of $2.608 million, compared to net income of $3.1 million for 2006, a decrease of $515,000, or 16.5%. This decrease in earnings was primarily the result of an increase of $876,000, or 11.1%, in noninterest expenses. Salaries was the largest component of this increase, $432,000, which increased primarily from the addition of staff that was hired and trained in 2007 to operate two new full service offices of Bank of Essex in Northumberland County, Virginia.

The year 2007 was the first full year of operations for BOE’s corporate headquarters and branch banking facility that opened in June 2006, accounting for the majority of increases in occupancy expenses of $159,000. Gain on sale of other properties decreased $467,000 from 2006 to 2007 due to the sale of bank property referred to above. Additionally, legal and professional fees increased $236,000 in 2007 compared to 2006 as a result of BOE’s due diligence process prior to announcing the merger agreement with Community Bankers. Offsetting these decreases to net income was an increase of $237,000, or 2.4%, in net interest income, from $9.8 million in 2006 to $10.0 million in 2007. Noninterest income increased $204,000, or 11.4%, from $1.8 million in 2006 to $2.0 million in 2007. Also improving net income was a 95.2%, or $119,000, reduction in provision for loan losses and a 33.5%, or $292,000, decrease in income tax expense for 2007 compared to 2006. Earnings per common share were $2.15 for the full year 2007 compared to $2.58 for the same period in 2006. Average diluted shares outstanding increased by 5,143 during 2007.

Loans, net of allowance for loan losses, increased 12.6%, or $24.5 million, and were $219.0 million on December 31, 2007. Total deposits grew 5.9%, or $13.7 million, to end 2007 at $244.6 million.

TransCommunity.

Net income for the year ended December 31, 2007 was $2.5 million, or $0.54 per share (basic and diluted), versus net income of $117 thousand, or $0.03 per share for the same period during 2006.

Results for 2007 were significantly affected by recognition at year-end of a deferred tax asset totaling $3.3 million, arising primarily from recognition by TransCommunity of the net operating loss carry forwards generated since TransCommunity’s inception, in accordance with Generally Accepted Accounting Principles. As a result of recognizing this deferred tax asset, TransCommunity expects to incur tax expense related to income earned in 2008 and subsequent years.

Without recognition of this deferred tax asset, performance for 2007 would have been a loss of $829 thousand, versus net income of $117 thousand for 2006. Inclusive of the deferred tax asset, the return on average assets for 2007 was 1.16% compared to .06% for 2006. Return on average equity for 2007 was 8.23% compared to 0.39% for 2006.

During 2007, total assets grew by 20%, led by strong growth in the loan portfolio of 36%. Although TransCommunity’s employee headcount remained constant during 2007, noninterest expenses grew 19% to $10.6 million, reflecting one-time costs associated with the consolidation of TransCommunity’s four banking charters, and centralization of many back-room operational functions.

TransCommunity’s net interest margin for 2007 was 5.13% versus 5.14% for 2006. Although TransCommunity was able to maintain its historic high level of net interest margin during 2007, this key profitability indicator is expected to decline in 2008 as a result of the actions of the Federal Reserve Board to lower interest rates.

During 2007, as part of the consolidation of its bank charters, TransCommunity centralized its credit administration function, and hired its first chief credit officer. Following consolidation, the new chief credit officer performed a full review of the entire loan portfolio. This review, plus several credit downgrades in the final quarter of the year, resulted in an increase in the allowance for loan losses during 2007 of $1.6 Million. At December 31, 2007 the allowance for loan losses stands at $3.0 million, or 1.48% of total loans. At December 31, 2006, the allowance for loan losses was $2,100,000, or 1.36% of total loans.

At December 31, 2007, total assets were $238.2 million versus $198.4 million at December 31, 2006. Loans, net of the allowance for loan losses, equaled $202.4 million, as compared with $149.3 million at year-end 2006. Total deposits at December 31, 2007 were $203.6 million, representing growth of 23.4% from $165.0 million at year-end 2006.

The Merger (page   )

The merger agreement is attached as Appendix A to this joint proxy statement/prospectus. You should read the merger agreement because it is the legal document that governs the merger. The merger agreement provides for the merger of TransCommunity with and into Community Bankers. Following the merger:

•	the board of directors of the surviving corporation will be comprised of ten directors; six directors will be nominated by TransCommunity, one of which shall serve as chairman of Community Bankers upon consummation of the merger, and four directors will be nominated by Community Bankers;

•	the management of TransCommunity will continue in their existing roles as management of Community Bankers;

•	the current president and chief executive officer of Community Bankers would become its chief strategic officer; and

•	TransCommunity Bank, will become a subsidiary bank of Community Bankers, with its existing board of directors and senior management.

As a result of the merger, each share of TransCommunity stock will be converted into 1.4200 shares of Community Bankers common stock, subject to possible adjustment as described in this joint proxy statement/prospectus. Community Bankers common stock is listed on the American Stock Exchange under the symbol “BTC.” TransCommunity common stock is quoted on the OTC Bulletin Board under the symbol “TCYF.OB.”

We cannot complete the merger unless, among other things, we obtain the necessary government approvals and unless the stockholders of each of Community Bankers and TransCommunity approve the merger proposal.

Upon consummation of the merger with TransCommunity, the funds currently held in the trust account, less any amounts paid to stockholders who exercise their conversion rights and the deferred underwriting compensation, will be released to Community Bankers. Community Bankers intends to pay any additional expenses related to the merger and hold the remaining funds as capital at the holding company level pending use for general corporate and strategic purposes. Such purposes could include increasing the capital of TransCommunity Bank, future mergers and acquisitions, branch construction, asset purchases, payment of dividends, repurchases of shares of Community Bankers common stock and general corporate purposes. Until such capital is fully leveraged or deployed, Community Bankers may not be able to successfully deploy such capital and Community Bankers’ return on equity could be negatively impacted.

The Proposed Merger with BOE (page   )

Subsequent to entering into the merger agreement, Community Bankers has also entered into a merger agreement with BOE. We anticipate that Community Bankers’ merger with BOE would be consummated concurrent with or promptly following Community Bankers’ merger with TransCommunity.

The merger agreement by and between Community Bankers and BOE provides for the merger of BOE with and into Community Bankers. The merger agreement with BOE is a material contract entered into by Community Bankers and consented to by TransCommunity. If the merger with BOE is consummated, the management, operations and finances of Community Bankers will be significantly impacted as described below. A copy of the merger agreement with BOE is attached as Appendix F.

In the event Community Bankers consummates its merger with BOE, the Community Bankers board of directors would be expanded to 14 members, to include an additional six directors to be nominated by BOE and with two directors nominated by Community Bankers resigning. Alexander F. Dillard, the current chairman of the board of BOE, would be chairman of the surviving corporation, with Troy A. Peery, Jr., the current chairman of the board of TransCommunity, and Gary A. Simanson, the current president and chief executive officer of Community Bankers, each serving as vice chairman. Chris A. Bagley and Keith Walz would resign as members of the board of directors after consummation of the merger with BOE.

The president and chief executive officer of TransCommunity, Bruce B. Nolte, would become the chief executive officer of the surviving corporation through December 31, 2009. The president and chief executive officer of BOE, George M. Longest, Jr., would become the president of the surviving corporation and chief executive officer of the surviving bank and, commencing on January 1, 2010, would become president and chief executive officer of the surviving corporation and would remain the chief executive of the surviving bank. For more information on management following the merger with BOE, see “The Merger — Management and Operations After the Merger.”

Following the merger with BOE, TransCommunity Bank would be merged with and into Bank of Essex.

As a result of the proposed merger, each share of BOE common stock will be converted into 5.7278 shares of Community Bankers common stock; provided, if the daily average closing price for Community Bankers’ common stock for the 20 consecutive days of trading in such stock ending five days before the closing date is less than $7.42, Community Bankers will increase the exchange ratio to the quotient obtained by dividing $42.50 by such daily average closing price. For more information, see “The Merger — The Proposed Merger between Community Bankers and BOE.” Community Bankers and BOE will be preparing a separate joint proxy statement/prospectus relating to the merger with BOE which will be mailed to Community Bankers and BOE stockholders in connection with the special meetings of the stockholders of Community Bankers and BOE at which a proposal to approve the merger with BOE will be considered.

The merger with TransCommunity is an initial “business combination” under Community Bankers’ certificate of incorporation and therefore must be completed prior to the closing of the merger with BOE. As Community Bankers must dissolve and liquidate if the merger with TransCommunity is not completed by June 7, 2008, it would not be advisable to complete the merger with BOE prior to completing the merger with TransCommunity. As a result, the voting requirement relating to an initial “business combination” will not apply to the vote on the merger with BOE and only the voting requirements under Delaware law, requiring the affirmative vote of the holders of a majority of the outstanding shares of Community Bankers’ common stock entitled to vote on the merger with BOE (including both shares issued in the initial public offering and shares issued before the initial public offering), will apply. For more information, see “The Merger — The Proposed Merger between Community Bankers and BOE.”

Reasons for the Merger (page   )

Community Bankers.  In reaching its decision to approve the merger agreement and recommend the merger to its stockholders, the Community Bankers board of directors reviewed various financial data and due diligence and evaluation materials and made an independent determination of fair market value. In addition, in reaching its decision to approve the merger agreement, the board of directors considered a number of factors, both positive and negative. It believes that the non-exhaustive list of factors below strongly supports its determination to approve the merger agreement and recommendation that its stockholders adopt the merger agreement. The positive factors included:

•	the markets in which TransCommunity operates;

•	the growth prospects associated with TransCommunity;

•	the balance sheet make-up and product mix, including the loan and deposit mix of TransCommunity;

•	opportunities to grow existing revenue streams and create new revenue streams associated with TransCommunity;

•	the competitive position of TransCommunity within its operating markets;

•	the industry dynamics, including barriers to entry;

•	the experience of TransCommunity’s board of directors and management, including Bruce B. Nolte, the current president and chief executive officer of TransCommunity who will become president and chief executive officer of Community Bankers in the merger, including their recent experience in consolidating TransCommunity’s subsidiary bank’s charters and existing non-core business lines;

•	acquisition opportunities in the industry;

•	the opportunity for further consolidation and cost savings in the banking industry;

•	the valuation of comparable companies;

•	the companies’ similar community banking philosophies;

•	the financial results of TransCommunity, including potential for revenue growth, enhanced operating margins and operating efficiencies; and

•	Keefe, Bruyette & Woods’ fairness opinion that the merger is fair to Community Bankers from a financial point of view.

Negative factors that Community Bankers’ board of directors considered included:

•	TransCommunity’s poor earnings history;

•	the disruption that TransCommunity had experienced with its management and board of directors;

•	the reputational risk that these issues could raise;

•	TransCommunity’s ability to successfully integrate its subsidiary banks; and

•	whether other banks would be attracted to join the franchise, although there were and are no plans, arrangements, agreements or understandings other than Community Bankers’ proposed merger with BOE.

After reviewing all of these factors, the Community Bankers board of directors unanimously determined that the merger proposal and the transactions contemplated thereby are in the best interests of Community Bankers and unanimously recommended that Community Bankers’ stockholders vote at the annual meeting to adopt the merger agreement.

In addition, Community Bankers’ board knew and considered the financial interests of certain Community Bankers directors and executives when it approved the merger agreement. These financial interests are addressed in greater detail under the heading “The Merger — Certain Benefits of Directors and Officers of Community Bankers and TransCommunity.”

TransCommunity.  In reaching its decision to approve the merger agreement and recommend the merger to its stockholders, the TransCommunity board of directors relied heavily on a special committee comprised of three independent directors who have substantial experience in financial and strategic matters involving public companies. The board also consulted with TransCommunity management, engaged legal and financial advisors, reviewed various financial data, due diligence and evaluation materials, and made an independent determination that the proposed merger with Community Bankers was fair to TransCommunity’s stockholders from a financial point of view. The board of directors considered a number of factors, positive and negative, in determining whether to recommend that TransCommunity’s stockholders approve the merger agreement. The positive factors included:

•	the premium over the company’s prevailing stock price to be received by TransCommunity’s stockholders (see “The Merger — Background of the Merger”);

•	the value of the consideration TransCommunity’s stockholders will receive relative to the projected book value and earnings per share of TransCommunity common stock (see “The Merger — Opinion of TransCommunity’s Financial Advisor”);

•	Sandler O’Neill’s opinion that the consideration TransCommunity’s stockholders will receive as a result of the merger is fair from a financial point of view;

•	the fact that TransCommunity’s stockholders will receive shares in a larger company traded on the American Stock Exchange, which will potentially provide greater liquidity for TransCommunity stockholders to sell their shares quickly and efficiently than under the existing OTC Bulletin Board system;

•	the fact that the exchange ratio is fixed in the event that Community Banker’s stock price increases before closing, but is adjustable in the event that Community Banker’s stock price decreases, thereby affording TransCommunity’s stockholders a combination of upside participation and downside protection (see “The Merger — Merger Consideration”);

•	the additional capital to support a larger bank;

•	the potential for the combined company to attract merger candidates that TransCommunity would not be likely to attract on its own;

•	the proposed merger would be a strategic merger of equals in which the combined companies may achieve a level of growth that neither company could achieve on its own;

•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the merger;

•	the skills and experience offered by the Community Bankers’ management and board of directors;

•	the anticipated compatibility of management and business philosophy of Community Bankers and TransCommunity;

•	the projected positive value of Community Bankers’ shares offered to TransCommunity’s stockholders in relation to the estimated market value, book value, and earnings per share of TransCommunity common stock (see “The Merger — Opinion of TransCommunity’s Financial Advisor”);

•	the competitive and regulatory environment for financial institutions generally; and

•	the fact that the merger will enable TransCommunity’s stockholders to exchange their shares of common stock in a tax-free transaction.

The negative factors included:

•	the dilution of ownership rights of TransCommunity’s stockholders (see “The Merger — Stock Ownership of Existing Community Bankers and TransCommunity Stockholders After the Merger”);

•	the reduction in the level of control that TransCommunity’s stockholders would have in the surviving corporation;

•	no special purposes acquisition company transactions have been completed in the banking industry;

•	TransCommunity was enjoying progress with its strategic plan, including recently consolidating its subsidiary banks into one subsidiary; and

•	potential stockholder opposition to the merger.

After reviewing all of these factors, the TransCommunity board of directors unanimously determined that the merger proposal and the transactions contemplated thereby are in the best interests of TransCommunity and unanimously recommended that TransCommunity’s stockholders vote at the special meeting to approve the merger proposal.

TransCommunity’s board of directors knew and considered the financial interests of certain TransCommunity directors and executives when it approved the merger agreement. These financial interests are addressed in greater detail under the heading “The Merger — Certain Benefits of Directors and Officers of Community Bankers and TransCommunity.”

Regulatory Approvals (page   )

We cannot complete the merger unless we obtain the approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve, and the Bureau of Financial Institutions of the Virginia State Corporation Commission. Community Bankers filed applications with the Federal Reserve and with the Bureau of Financial Institutions of the Virginia State Corporation Commission on January 18, 2008. As of the date of this joint proxy statement/prospectus, we have not yet received the required regulatory approvals. Although we expect to obtain the necessary approvals in a timely manner, we cannot be certain when, or if, they will be received.

We cannot complete the merger with BOE unless we obtain the approval of the Federal Reserve and the Bureau of Financial Institutions of the Virginia State Corporation Commission. Community Bankers filed applications for approval to merge with BOE with the Federal Reserve and with the Bureau of Financial Institutions of the Virginia State Corporation Commission on January 25, 2008. As of the date of this joint proxy statement/prospectus, we have not yet received the required regulatory approvals for the merger with BOE. Although we expect to obtain the necessary approvals to merger with BOE to in a timely manner, we cannot be certain when, or if, they will be received.

Community Bankers Annual Meeting (page   )

Community Bankers will hold its annual meeting of stockholders on          , 2008, at          .m., local time, at          . At the annual meeting, Community Bankers’ stockholders will be asked to vote to approve the merger proposal, adopt the amendments to the certificate of incorporation, elect each of Chris A. Bagley and Keith Walz to the board of directors, ratify the appointment of Community Bankers’ independent public accountants for the fiscal year ending December 31, 2007, and authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals.

Community Bankers Stockholders’ Meeting Record Date and Voting (page   )

If you owned shares of Community Bankers common stock at the close of business on          , 2008, Community Bankers’ record date, you are entitled to vote at the annual meeting. On the record date, there were 9,375,000 shares of Community Bankers stock outstanding. You will have one vote at the meeting for each share of Community Bankers stock you owned on the record date.

Pursuant to Delaware law, adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Community Bankers common stock entitled to vote at the annual meeting. Community Bankers’ certificate of incorporation also requires the affirmative vote of the holders of a majority of Community Bankers outstanding shares of common stock issued in Community Bankers’ initial public offering and voted at the annual meeting. Both requirements must be met for adoption of the merger agreement. In addition, for the merger to be consummated, the holders of less than 20% of the outstanding shares of common stock (1,499,999 shares) issued in Community Bankers’ initial public offering must have voted against the merger and thereafter exercised their rights to convert their shares into cash equal to a pro rata portion of Community Bankers’ trust account.

Adoption of the amendments to the certificate of incorporation requires the affirmative vote of a majority of the shares of Community Bankers’ outstanding common stock entitled to vote at the annual meeting. Election of each of Chris A. Bagley and Keith Walz to the board of directors and ratification of the appointment of Community Bankers’ independent public accountants for the fiscal year ending December 31, 2007 each requires the affirmative vote of the holders of a majority of the shares of Community Bankers common stock present in person or represented by proxy and entitled to vote at the annual meeting. Authorization for the board of directors to adjourn the annual meeting until a later date requires the affirmative vote of the holders of a majority of the shares of Community Bankers common stock present in person or represented by proxy and entitled to vote at the annual meeting, whether or not a quorum is present.

As of          , 2008, Community Bankers’ insiders (including all of Community Bankers’ directors, executive officers, initial stockholders and their affiliates) beneficially owned approximately 20% of the outstanding shares of Community Bankers common stock. All of Community Bankers’ insiders have agreed to vote their shares of Community Bankers common stock, acquired prior to the initial public offering (which constitute approximately 39.9% percent of the shares required to approve the merger under Delaware law), consistent with the majority of the votes cast by the holders of the shares of Community Bankers common stock issued in the initial public offering as to the merger proposal and have indicated they will vote in favor of each of the other proposals to be considered at the annual meeting. While the shares voted by the Community Bankers insiders will count towards the voting and quorum requirements under Delaware law, they will not count towards the voting requirement under the certificate of incorporation because the insiders’ shares were not issued in Community Bankers’ initial public offering.

The Board of Directors of Community Bankers Recommends Stockholder Approval (page   )

The board of directors of Community Bankers has unanimously approved each of the proposals to be brought before the annual meeting, believes that the merger, the amendments to the certificate of incorporation, the election of the directors named in this joint proxy statement/prospectus, the ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007, and authorizing the board of directors to adjourn the annual meeting are each in the best interest of Community Bankers and its stockholders, and recommends that the Community Bankers stockholders vote “FOR” approval of each of the proposals.

The Financial Advisor for Community Bankers Believes the Merger Proposal Consideration is Fair to Community Bankers (page   )

Keefe, Bruyette & Woods, Inc. has served as financial advisor to Community Bankers in connection with the merger proposal and has given an opinion to the Community Bankers board of directors that, as of September 5, 2007, the date the Community Bankers board of directors voted on the merger proposal, the consideration Community Bankers will pay for the TransCommunity common stock is fair to Community Bankers from a financial point of view. A copy of the opinion delivered by Keefe, Bruyette & Woods, Inc. is attached to this joint proxy statement/prospectus as Appendix D. Community Bankers’ stockholders should read the opinion completely to understand the assumptions made, matters considered, and limitations of the review undertaken by Keefe, Bruyette & Woods, Inc. in providing its opinion.

TransCommunity’s Special Meeting (page   )

TransCommunity will hold its special meeting of stockholders on          , 2008, at          .m., local time, at          . At the special meeting, TransCommunity’s stockholders will be asked to vote to approve the merger proposal and the proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes at the special meeting, represented in person or by proxy, to approve the merger proposal.

TransCommunity Stockholders’ Meeting Record Date and Voting (page   )

If you owned shares of TransCommunity common stock at the close of business on          , 2008, the TransCommunity record date, you are entitled to vote on the merger proposal. On the record date, there were 4,586,741 shares of TransCommunity stock outstanding. You will have one vote at the meeting for each share of TransCommunity stock you owned on the record date. The affirmative vote of the holders of a majority of TransCommunity outstanding shares of common stock is required to approve the merger proposal. Approval of the proposal to authorize the board of directors to adjourn the special meeting until a later date requires the affirmative vote of a majority of the votes entitled to be cast at the special meeting, represented in person or by proxy, even though less than a quorum. As of          , 2008, TransCommunity’s current directors, executive officers, and their affiliates beneficially owned approximately     % of the outstanding shares of TransCommunity common stock. Each of TransCommunity directors and executive officers has agreed, subject to several conditions, to vote his or her shares of TransCommunity common stock in favor of the merger proposal.

The Board of Directors of TransCommunity Recommends Stockholder Approval (page   )

The board of directors of TransCommunity has unanimously approved the merger proposal, believes that the merger proposal is in the best interest of TransCommunity and its stockholders, and recommends that the TransCommunity stockholders vote “FOR” approval of the merger proposal.

The Financial Advisor for TransCommunity Has Rendered the Opinion that the Merger Proposal Consideration is Fair to TransCommunity’s Stockholders from a Financial Point of View (page   )

Sandler O’Neill & Partners, L.P. has served as financial advisor to TransCommunity in connection with the merger proposal and has given an opinion to the TransCommunity board of directors that, as of December 12, 2007, the date the TransCommunity board of directors voted on the merger proposal, the consideration to be received in the transaction was fair to TransCommunity’s stockholders from a financial point of view, including the pro forma effects of Community Bankers’ proposed merger with BOE (the “BOE Transaction”) on the combined entity. A copy of the opinion delivered by Sandler O’Neill is attached to this joint proxy statement/prospectus as Appendix E.

TransCommunity’s stockholders should read the opinion completely to understand the assumptions made, matters considered, and limitations of the review undertaken by Sandler O’Neill in providing its opinion.

Certain Benefits of Directors and Officers of Community Bankers (page   )

When considering the recommendations of the Community Bankers board of directors, you should be aware that some directors and officers have interests in the merger proposal that differ from the interests of other stockholders:

•	four of the five members of the board of directors of Community Bankers will continue to serve as members of the board of Community Bankers following the merger;

•	following the merger Gary A. Simanson, the current president and chief executive officer of Community Bankers, will become the vice chairman of the board of directors and chief strategic officer of Community Bankers, at a salary of $270,000, pursuant to an employment agreement that will be effective upon completion of the merger;

•	if the merger is not approved and Community Bankers is required to liquidate, all the shares of common stock and all the warrants held by its directors and officers, which, as of the record date, for the shares, were worth $ per share and $ in the aggregate and, for the warrants, were worth $ per warrant and $ in the aggregate, will be worthless; and

•	if Community Bankers liquidates prior to the consummation of a business combination, Gary A. Simanson, its president and chief executive officer, and David Zalman, a stockholder, will be personally liable to ensure that the trust account is not reduced by claims of Community Bankers’ vendors and service providers for services rendered or products sold in the event of Community Bankers’ dissolution and liquidation. Messrs. Simanson and Zalman will not be liable for and will not pay any termination fees that may be payable by Community Bankers to TransCommunity or BOE under the respective merger agreements. See “Information About Community Bankers — Liquidation If No Business Combination” and “The Merger — Expenses and Termination Fees.”

Each board member was aware of these and other interests and considered them before approving and adopting the merger proposal.

Certain Benefits of Directors and Officers of TransCommunity (page   )

When considering the recommendations of the TransCommunity board of directors, you should be aware that some directors and officers have interests in the merger proposal that differ from the interests of other stockholders, including the following:

•	following the merger, six members of the board of directors of TransCommunity, will join the board of directors of Community Bankers and Troy A. Peery, Jr., the chairman of TransCommunity, will become the chairman of Community Bankers;

•	following the merger with TransCommunity without considering the merger with BOE, which will impact certain management positions, Bruce B. Nolte will become president and chief executive officer of Community Bankers, and Patrick J. Tewell, TransCommunity’s chief financial officer, will become chief financial officer of Community Bankers. In addition, M. Andrew McLean will continue to be the president of TransCommunity Bank and Richard C. Stonbraker will continue to be the chief lending officer of TransCommunity Bank;

•	following the merger, the existing directors of TransCommunity Bank will remain on the board of directors of TransCommunity Bank;

•	following the merger, Community Bankers will generally indemnify and provide liability insurance for up to three years following the merger to the present directors and officers of TransCommunity and TransCommunity Bank, subject to certain exceptions;

•	for the 12-month period following the merger, Community Bankers will adopt TransCommunity’s benefit plans and will furnish those employees of TransCommunity who become employees of Community Bankers or a Community Bankers subsidiary benefits under the TransCommunity benefit plans;

•	following the merger, the stock options held by the officers and directors of TransCommunity will be converted into options to purchase common stock of Community Bankers, with adjustments to the number of shares and the exercise price to reflect the exchange ratio; and

•	following the merger, the restricted stock held by the officers and directors of TransCommunity will be converted into and become rights with respect to Community Bankers common stock.

Each board member was aware of these and other interests and considered them before approving and adopting the merger proposal.

Federal Income Tax Consequences (page   )

We have structured the merger so that it will be considered a reorganization for United States federal income tax purposes. If the merger is a reorganization for United States federal income tax purposes, TransCommunity’s stockholders generally will not recognize any gain or loss on the exchange of shares of TransCommunity common stock for shares of Community Bankers common stock. Any gain or loss which is recognized will be a capital gain or loss, provided that such shares were held as capital assets of the TransCommunity stockholder at the effective time of the merger.

If you are a Community Bankers stockholder and exercise your conversion rights or if you are a TransCommunity stockholder and exercise your appraisal rights, you will generally be required to treat the exchange of your shares for cash as a sale of the shares and recognize gain or loss in connection with such sale.

Determining the actual tax consequences of the merger to a TransCommunity stockholder may be complex. These tax consequences will depend on each stockholder’s specific situation and on factors not within our control. TransCommunity’s stockholders should consult their own tax advisors for a full understanding of the tax consequences of their participation in the merger.

Comparative Rights of Stockholders (page   )

The rights of Community Bankers stockholders are currently governed by Delaware corporate law and Community Bankers’ certificate of incorporation and bylaws. The rights of TransCommunity’s stockholders are currently governed by Virginia corporate law and TransCommunity’s articles of incorporation and bylaws. Upon consummation of the merger, the stockholders of TransCommunity will become stockholders of Community Bankers and the certificate of incorporation, as proposed to be amended and restated, and bylaws of Community Bankers and Delaware law will govern their rights. Community Bankers’ certificate of incorporation and bylaws differ somewhat from those of TransCommunity. Material differences include:

•	Community Bankers’ bylaws provide that any director may be removed, with or without cause, by holders of a majority of the shares entitled to vote at the election of directors; in comparison TransCommunity’s articles of incorporation and bylaws provide that directors only may be removed for cause with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

•	Community Bankers’ bylaws provide that the election of directors is determined by a vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote, at a meeting of stockholders at which a quorum is present; in comparison TransCommunity’s bylaws provide that all elections are determined by a plurality of the votes cast, in person or by proxy, at a meeting of stockholders at which a quorum is present.

•	Community Banker’s bylaws provide that stockholder action may be taken by written consent, without prior notice and without a vote, if the written consent is signed by the holders of outstanding stock having at least the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted; in comparison TransCommunity’s bylaws provide that stockholder action may be taken by written consent if the action is unanimous.

•	Community Bankers’ bylaws provide that special meetings of the stockholders may be called by a majority of the board of directors or by the Chairman, the Chief Executive Officer or the President and will be called by the Secretary at the request in writing of stockholders owning a majority of the shares of capital stock of Community Bankers issued and outstanding and entitled to vote; in comparison TransCommunity’s bylaws provide that a special meeting of the stockholders will be held only on the call of the Chairman of the board of directors, the Chief Executive Officer or the board of directors.

•	Community Bankers has elected not to be governed by Section 203 of the DGCL, which limits engaging in a business combination with any interested stockholder; in comparison TransCommunity is subject to 13.1-725.1 and related provisions of the Virginia Stock Corporation Act known as the “Affiliated Transaction Statute,” which limits engaging in a business combination with any interested stockholder. TransCommunity is also subject to 13.1-728.4 of the Virginia Stock Corporation Act, which provides that certain notice and informational filings and special stockholder meetings and voting procedures must occur prior to consummation of a proposed “control share acquisition.”

Termination of the Merger Agreement (page   )

Notwithstanding the approval of the merger proposal by the Community Bankers and TransCommunity stockholders, Community Bankers and TransCommunity can mutually agree at any time to terminate the merger agreement before completing the merger.

Either Community Bankers or TransCommunity can also terminate the merger agreement:

•	if the other party is in breach of any of its representations or warranties under the merger agreement and fails to cure the violation and the breach relates to an inaccuracy that, without considering any qualification in such representation, is likely to have a material adverse effect on the breaching party;

•	if required regulatory approval is denied by final nonappealable action of a regulatory authority or if any action taken by such authority is not appealed within the time limit for appeal;

•	if any law or order permanently restraining, enjoining, or otherwise prohibiting the consummation of the merger has become final and nonappealable;

•	if the approval of the stockholders of Community Bankers and TransCommunity is not obtained or the holders of 20% or more of the outstanding shares of Community Bankers common stock issued in Community Bankers’ initial public offering vote against the merger proposal and exercise their right to convert their shares into cash equal to a pro rata portion of the Community Bankers trust account;

•	if we do not complete the merger by May 31, 2008;

•	if a party’s board of directors fails to reaffirm its approval upon the other party’s request for such reaffirmation of the merger or if the party’s board of directors resolves not to reaffirm the merger; or

•	if the Community Bankers or the TransCommunity board of directors withdraws, modifies, or changes in a manner adverse to the other party, its recommendation that the stockholders approve the merger in certain instances where failure to do so would likely result in a breach of the board of directors’ respective fiduciary duties.

Stock Ownership of Existing Community Bankers and TransCommunity Stockholders After the Merger (page   )

The table below outlines the effect of the various scenarios on the percentage of Community Bankers’ voting interests that existing Community Bankers and TransCommunity stockholders will own after the merger with TransCommunity is completed, based on the number of shares of each of Community Bankers, TransCommunity and BOE issued and outstanding as of the date of their respective merger agreements. Depending on the scenario, Community Bankers’ stockholders will own from 36.93% to 73.35% of Community Bankers’ voting interests after the merger, and TransCommunity will own from 20.76% to 45.27% of Community Bankers’ voting interests after the merger. The table assumes that none of the TransCommunity stockholders exercised appraisal rights and that Community Bankers’ existing stockholders continue to own the warrants to be exercised. The unit purchase option refers to the unit purchase option to purchase 525,000 units (each unit comprised of one share of common stock and one warrant to purchase one share of common stock) held by I-Bankers Securities, Inc., Maxim Group LLC and

Legend Merchant Group, Inc., the representatives of the underwriters in Community Bankers’ initial public offering.

							The 525,000
							Warrants
						525,000	Included in
						Units	the Units
						Issuable	issuable
				19.99% of	Community	Upon	Upon
				Community	Bankers’	Exercise of	Exercise of
				Bankers’	7,500,000	the Unit	the Unit	The Merger
Percent Ownership				Conversion	Warrants	Purchase	Purchase	with BOE
Community				Rights are	are	Option are	Option are	has been
Bankers	TransCommunity	BOE	Total	Exercised	Exercised	Exercised	Exercised	Completed

73.35%	26.65%	0.00%	100.00%		X	X	X
72.76%	27.24%	0.00%	100.00%		X	X
72.15%	27.85%	0.00%	100.00%		X
71.61%	28.39%	0.00%	100.00%	X	X	X	X
70.94%	29.06%	0.00%	100.00%	X	X	X
70.24%	29.76%	0.00%	100.00%	X	X
61.55%	38.45%	0.00%	100.00%			X	X
60.32%	39.68%	0.00%	100.00%			X
59.01%	40.99%	0.00%	100.00%
57.81%	42.19%	0.00%	100.00%	X		X	X
57.13%	20.76%	22.11%	100.00%		X	X	X	X
56.40%	21.11%	22.49%	100.00%		X	X		X
56.33%	43.67%	0.00%	100.00%	X		X
55.65%	21.48%	22.88%	100.00%		X			X
54.98%	21.80%	23.22%	100.00%	X	X	X	X	X
54.73%	45.27%	0.00%	100.00%	X
54.17%	22.19%	23.64%	100.00%	X	X	X		X
53.34%	22.59%	24.07%	100.00%	X	X			X
43.66%	27.28%	29.06%	100.00%			X	X	X
42.40%	27.89%	29.71%	100.00%			X		X
41.07%	28.53%	30.39%	100/00%					X
39.89%	29.11%	31.00%	100.00%	X		X	X	X
38.44%	29.81%	31.75%	100.00%	X		X		X
36.93%	30.54%	32.53%	100.00%	X				X

X	- denotes that event occurred

Conversion Rights (page   )

If you hold shares of common stock issued in Community Bankers’ initial public offering (whether such shares were acquired pursuant to such initial public offering or afterwards), then you have the right to vote against the merger proposal and demand that Community Bankers convert such shares into cash equal to a pro rata portion of the Community Bankers trust account in which a substantial portion of the net proceeds of Community Bankers’ initial public offering are held calculated as of the record date. If you wish to exercise your conversion rights, you must:

•	affirmatively vote against the merger proposal in person or by submitting your proxy card before the vote on the merger proposal and checking the box that states “Against” for proposal number 1; and

•	either:

°	check the box that states “Exercise Conversion Rights” on the proxy card; or

°	send a letter to Community Bankers at 9912 Georgetown Pike, Suite D-203, Great Falls, VA 22066, stating that you are exercising your conversion rights and demanding your shares of Community Bankers common stock be converted into cash; and

•	either:

°	physically tender, or if you hold your shares of Community Bankers common stock in “street name,” cause your broker to physically tender, your stock certificates representing shares of Community Bankers common stock to Community Bankers; or

°	deliver your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, to Community Bankers’ transfer agent by , 2008.

The DWAC delivery process can be accomplished, whether you are a record holder or your shares are held in “street name,” within a day, by simply contacting the transfer agent or your broker and requesting delivery of your shares through the DWAC System. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the stockholder or the tendering broker $35, and your broker may or may not pass this cost on to you.

Taking any action that does not include an affirmative vote against the merger, including abstaining from voting on the merger proposal, will prevent you from exercising your conversion rights. However, voting against the merger proposal does not obligate you to exercise your conversion rights.

If the merger is not consummated, no shares will be converted to cash. For more information regarding your conversion rights, see “The Merger — Conversion Rights of Community Bankers Stockholders” on page    of this joint proxy statement/prospectus.

Appraisal Rights (page   )

If you are a TransCommunity stockholder, you have the right to assert appraisal rights with respect to the merger and demand in writing that Community Bankers pay the fair value of your shares of TransCommunity common stock under applicable provisions of Virginia law. In order to exercise and perfect appraisal rights, generally you must:

•	not vote any shares owned by you in favor of the merger;

•	deliver written notice of your intent to demand payment for your shares to TransCommunity before the vote is taken on the merger at the special meeting;

•	complete, sign and return the form to be sent to you pursuant to Section 13.1-734 of the Virginia Stock Corporation Act; and

•	if you hold certificated shares, deposit your TransCommunity common stock certificates in accordance with the instructions in the form.

A copy of the applicable Virginia statutory provisions is included in this joint proxy statement/prospectus as Appendix C, and a more detailed description of the procedures to demand and perfect appraisal rights is included in the section entitled “The Merger — Appraisal Rights of TransCommunity Stockholders” beginning on page   .

The Merger is Expected to Occur in the second quarter of 2008 (page   )

The merger will occur shortly after all of the conditions to its completion have been satisfied or waived. Currently, we anticipate that the merger will occur in the second quarter of 2008. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of the Community Bankers’ stockholders and TransCommunity’s stockholders at the annual meeting and special meeting, respectively, and all the necessary regulatory approvals.

Accounting Treatment (page   )

The merger will be accounted for using the purchase method of accounting, with Community Bankers being treated as the acquiring entity for accounting purposes. Under the purchase method of accounting, the assets and liabilities of TransCommunity as of the effective time of the merger will be recorded at their respective fair values and added to those of Community Bankers.

Completion of the Merger is Subject to Certain Conditions (page   )

Completion of the merger is subject to a number of conditions, including the approval of the merger proposal by the Community Bankers and TransCommunity stockholders and the receipt of all the regulatory consents and approvals that are necessary to permit the completion of the merger. Certain conditions to the merger may be waived by Community Bankers or TransCommunity, as applicable.

Comparative Market Value of Securities (page   )

The following table sets forth the closing price per share of Community Bankers common stock and the closing price per share of TransCommunity common stock on September 5, 2007 (the last business day preceding the public announcement of the merger) and          , 2008 (the most recent practicable trading date prior to the mailing this joint proxy statement/prospectus). The table also presents the equivalent market value per share of TransCommunity common stock based on the exchange ratio of 1.4200 shares of Community Bankers common stock for each share of TransCommunity common stock. You are urged to obtain current market quotations for shares of Community Bankers and TransCommunity common stock before making a decision with respect to the merger. Community Bankers common stock is listed on the American Stock Exchange under the symbol “BTC,” and TransCommunity common stock is quoted on the OTC Bulletin Board under the symbol “TCYF.OB.”

Equivalent Price
Per Share of
	Community Bankers	TransCommunity	TransCommunity
	Common Stock	Common Stock	Common Stock(1)

September 5, 2007	$7.42	$7.25	$10.54
, 2008	$	$	$

(1)	The equivalent prices per share of TransCommunity common stock have been calculated by multiplying the closing price per share of Community Bankers common stock on each of the two dates by the exchange ratio of 1.4200.

Because the market price of Community Bankers common stock is subject to fluctuation, the market value of the shares of Community Bankers common stock that you may receive in the merger may increase or decrease prior to and following the merger. You are urged to obtain current market quotations for Community Bankers common stock.

RISK FACTORS

If the merger is consummated, TransCommunity stockholders will receive shares of Community Bankers common stock in exchange for their shares of TransCommunity common stock. An investment in Community Bankers common stock is subject to a number of risks and uncertainties, many of which also apply to an existing investment in TransCommunity common stock. Risks and uncertainties relating to general economic conditions are not summarized below. Those risks, among others, are highlighted on page    under the heading “A Warning About Forward-Looking Statements.”

However, there are a number of other risks and uncertainties relating to Community Bankers and your decision on the merger proposal that you should consider in addition to the risks and uncertainties associated with financial institutions generally. Many of these risks and uncertainties could affect Community Bankers’ future financial results and may cause Community Bankers’ future earnings and financial condition to be less favorable than expected. This section summarizes those risks.

Risks Related to the Business of TransCommunity

TransCommunity has a limited operating history upon which to base any estimate of its future success.

TransCommunity was organized in 2001, and it and its subsidiary, TransCommunity Bank, have limited operating histories. As a consequence, there is limited historical financial information on which to base an evaluation of TransCommunity’s current business or to make any estimate of its future performance.

Many of the loans in TransCommunity’s loan portfolio have been originated in the last five years, which may not be representative of credit defaults in the future.

Approximately 96% of TransCommunity Bank’s loans have been originated in the past five years and have a short term maturity. In general, loans do not begin to show signs of credit deterioration or default until they have been outstanding for some period of time. As a result, a portfolio of older loans will usually behave more predictably than a newer portfolio. Because TransCommunity’s loan portfolio is relatively new with short term maturities, the current level of delinquencies and defaults may not be representative of the level that will prevail in the event TransCommunity makes loans with longer maturity periods. If delinquencies and defaults increase, TransCommunity may be required to increase its provision for loan losses, which would adversely affect its results of operations and financial condition.

TransCommunity’s concentrations of loans may create a greater risk of loan defaults and losses.

TransCommunity has a substantial amount of loans secured by real estate in the central Virginia area, and substantially all of its loans are to borrowers in that area. Additionally, at September 30, 2007, approximately 80% of its loan portfolio consisted of commercial and residential construction loans, commercial real estate loans, commercial business loans and commercial lines of credit. These types of loans typically have a higher risk of default than other types of loans, such as fixed-rate single family residential mortgage loans. In addition, the repayments of these loans, which generally have larger balances than single family mortgage loans, often depend on the successful operation of a business or the sale or development of the underlying property, and as a result are more likely to be adversely affected by deteriorating conditions in the real estate market or the economy in general. These concentrations expose TransCommunity to the risk that adverse developments in the real estate market, or in general economic conditions in the central Virginia/Richmond metropolitan area, could increase the levels of nonperforming loans and charge-offs, and reduce loan demand. In that event, TransCommunity would likely experience additional losses. Additionally, if, for any reason, economic conditions in the area deteriorate, or there is significant volatility or weakness in the economy or any significant sector of the area’s economy, TransCommunity’s ability to develop its business relationships may be diminished, the quality and collectibility of its loans may be adversely affected, the value of collateral may decline and loan demand may be reduced.

If TransCommunity’s allowance for loan losses becomes inadequate, its results of operations may be adversely affected.

TransCommunity maintains an allowance for loan losses that it believes is adequate to absorb the estimated losses in its loan portfolio. Through periodic review of the loan portfolio, management determines the amount of the allowance for loan losses by considering, among other factors, general market conditions, credit quality of the loan portfolio and performance of TransCommunity customers relative to their financial obligations with TransCommunity. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond its control, and these future losses may exceed its current estimates. There is no precise method for predicting credit losses since any estimate of loan losses is necessarily subjective and the accuracy depends on the outcome of future events. As a result, charge-offs in future periods may exceed its allowance for loan losses and additional increases in the allowance for loan losses would be required. If TransCommunity needs to make significant and unanticipated increases in its loan loss allowance in the future, its results of operations and financial condition would be materially adversely affected at that time.

The markets for TransCommunity’s services are highly competitive, and TransCommunity faces substantial competition.

The banking business is highly competitive. TransCommunity competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms soliciting business from residents of and businesses located in its markets. Many of its competitors enjoy competitive advantages, including greater financial resources, a wider geographic presence or more accessible branch office locations, the ability to offer additional services, more favorable pricing alternatives and lower origination and operating costs. Failure to compete effectively to attract new and to retain existing customers could result in a decrease in loans TransCommunity originates and could negatively affect its results of operations.

In attracting deposits, TransCommunity competes with insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Traditional banking institutions, as well as entities intending to transact business online, are increasingly using the Internet to attract deposits without geographic or physical limitations. In addition, many non-bank competitors are not subject to the same extensive regulations that govern TransCommunity. These competitors may offer higher interest rates on deposits than TransCommunity offers, which could result in either TransCommunity attracting fewer deposits or increasing its interest rates in order to attract deposits. Increased deposit competition could raise TransCommunity’s cost of funds and could adversely affect its ability to generate the funds necessary for its lending operations, which would negatively affect its results of operations.

Changes in interest rates could have an adverse effect on TransCommunity’s income.

TransCommunity’s profitability depends to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. TransCommunity’s net interest income will be adversely affected if market interest rates change so that the interest it pays on deposits and borrowings increases faster than the interest it earns on loans and investments. Changes in interest rates also affect the value of its loans. An increase in interest rates could adversely affect borrowers’ ability to pay the principal or interest on existing loans or reduce their ability to borrow more money. This may lead to an increase in TransCommunity’s nonperforming assets or a decrease in loan originations, either of which could have a material and negative effect on TransCommunity’s results of operations. A decrease in interest rates could also negatively impact earnings in the event TransCommunity’s loans reprice more quickly than its sources of funds. TransCommunity’s loans are primarily variable rate assets and TransCommunity relies substantially on fixed-rate certificates of deposits for its funding sources.

Interest rates are highly sensitive to many factors that are partly or completely outside of its control, including governmental monetary policies, domestic and international economic and political conditions and general economic conditions such as inflation, recession, unemployment and money supply. Fluctuations in market interest rates are neither predictable nor controllable and may have a material and negative effect on TransCommunity’s business, financial condition and results of operations.

TransCommunity is subject to significant government regulations that affect its operations and may result in higher operating costs or increased competition for TransCommunity.

TransCommunity’s success will depend not only on competitive factors, but also on state and federal regulations affecting financial and bank holding companies generally. TransCommunity is subject to extensive regulation by the Board of Governors of the Federal Reserve System, the Office of Comptroller of the Currency and, to a lesser extent, the Bureau of Financial Institutions of the Virginia State Corporation Commission. Supervision, regulation and examination of banks and bank holding companies by bank regulatory agencies are intended primarily for the protection of depositors rather than stockholders. These agencies examine financial and bank holding companies and commercial banks, establish capital and other financial requirements and approve new branches, acquisitions or other changes of control. TransCommunity’s ability to establish new banks or branches or make acquisitions is conditioned on receiving required regulatory approvals from the applicable regulators.

Regulations now affecting TransCommunity may change at any time, and these changes could affect it in unpredictable and adverse ways. Such changes could subject TransCommunity to additional costs, limit the types of financial services and products it may offer, increase the ability of non-banks to offer competing financial services and products, and/or assist competitors that are not subject to similar regulation, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and damage to TransCommunity’s reputation, which could have a material adverse effect on its business, financial condition and results of operation.

TransCommunity’s success will depend significantly upon general economic conditions in central Virginia and nationally.

TransCommunity’s success will depend significantly upon general economic conditions in central Virginia as well as national economic conditions affecting Virginia. Any prolonged economic downturn or recession affecting central Virginia could impair borrowers’ ability to repay existing loans, potentially causing an increase in TransCommunity’s nonperforming assets and charge-offs; deter customers from incurring more debt, possibly decreasing loan originations; or cause customers to draw down their savings, potentially decreasing deposits. In that event, TransCommunity may experience lower earnings or losses, impaired liquidity and the erosion of capital. Such an economic downturn or recession could result from a variety of causes, including natural disasters, a prolonged downturn in various industries upon which the economy of central Virginia depends, or a national recession.

In addition, one of the focal points of TransCommunity’s business is serving the banking and financial services needs of small to medium-sized businesses. These businesses generally have fewer financial resources in terms of capital or borrowing capacity relative to larger entities. As such, the businesses of many of TransCommunity’s customers and their ability to repay outstanding loans may be more sensitive to changes in general economic conditions than larger entities. As a consequence, TransCommunity’s results of operations and financial condition could be adversely affected by weakening economic conditions in central Virginia and nationally.

TransCommunity could be negatively impacted by recent developments in the mortgage industry.

Industry concerns over asset quality have increased nationally due in large part to issues related to subprime mortgage lending, declining real estate activity and general economic concerns. The markets in which TransCommunity currently operates remain stable and to date there has been no significant deterioration in the quality of TransCommunity’s loan portfolio. In addition TransCommunity closed Main Street Mortgage, its former mortgage brokerage subsidiary, in late 2006. Management will continue to monitor delinquencies, risk rating changes, charge-offs and other indicators of risk in TransCommunity’s portfolio, but even with these efforts, TransCommunity may be impacted by negative developments in the mortgage industry and the real estate markets.

Concentrations in loans secured by real estate may increase credit losses, which would have a negative affect on TransCommunity’s financial results.

Many of TransCommunity’s loans are secured by real estate (both commercial and residential) in TransCommunity’s market area. A variety of loans secured by real estate are offered, including commercial lines of credit, commercial term loans, real estate, construction, home equity, consumer and other loans. At September 30, 2007, approximately 76% of TransCommunity’s loans were secured by real estate. A major change in the real estate market, such as deterioration in value of the property, or in the local or national economy, could adversely affect TransCommunity’s customers’ ability to pay these loans, which in turn could adversely impact TransCommunity.

TransCommunity depends on the services of key personnel, and a loss of any of those personnel could disrupt its operations and could have a material adverse effect on its operations.

TransCommunity is a customer-focused and relationship-driven organization. Its growth and success has been in large part driven by the personal customer relationships maintained by its executives. TransCommunity depends on the performance of its management at the holding company as well as the presidents of each of its bank divisions. Although TransCommunity has entered into change in control agreements with certain of its officers, and Community Bankers intends to enter into employment agreements with certain TransCommunity executive officers, which would become effective at the effective time of the merger, these officers and other key employees may leave the employ of the surviving corporation and seek opportunities elsewhere. Moreover, TransCommunity’s does not maintain key man life insurance on any of its executive officers. The loss of services of one or more of these key employees could have a material adverse impact on TransCommunity’s operations.

Failure to maintain effective systems of internal and disclosure controls could have a material adverse effect on TransCommunity’s results of operation and financial condition.

Effective internal and disclosure controls are necessary for TransCommunity to provide reliable financial reports and effectively prevent fraud and to operate successfully as a public company. If TransCommunity cannot provide reliable financial reports or prevent fraud, its reputation and operating results would be harmed. As part of TransCommunity’s ongoing monitoring of internal control it may discover material weaknesses or significant deficiencies in its internal control as defined under standards adopted by the Public Company Accounting Oversight Board, or PCAOB, that require remediation.

TransCommunity has discovered a material weakness and significant deficiency in its internal control over financial reporting. The material weakness relates to TransCommunity’s accounting and documentation for loans participated to third parties, and the significant deficiency relates to TransCommunity’s accounting and record generation and maintenance for loan origination costs and for amortizing fees. TransCommunity has adopted and implemented measures in connection with its efforts to improve internal control processes, including reviewing and modifying certain loan operating policies to provide guidance on daily operations, providing additional training to loan personnel, hiring a new chief credit officer and centralizing the credit administration function.

Despite efforts to strengthen its internal and disclosure controls, TransCommunity may identify additional other internal or disclosure control deficiencies in the future. Any failure to maintain effective controls or timely effect any necessary improvement of its internal and disclosure controls could, among other things, result in losses from fraud or error, harm its reputation or cause investors to lose confidence in its reported financial information, all of which could have a material adverse effect on its results of operation and financial condition.

The success of TransCommunity’s future recruiting efforts will impact its ability to grow.

The implementation of TransCommunity’s business strategy will require it to continue to attract, hire, motivate and retain skilled personnel to develop new customer relationships as well as new financial products and services. Many experienced banking professionals employed by TransCommunity’s competitors are covered by agreements not to compete or solicit their existing customers if they were to leave their current employment. These agreements make the recruitment of these professionals more difficult. The market for these people is competitive, and TransCommunity may not be successful in attracting, hiring, motivating or retaining them. The success of TransCommunity’s recruiting efforts may impact its ability to grow and its future profitability.

TransCommunity does not expect to pay regular dividends for the foreseeable future.

In the event the merger is not consummated, TransCommunity does not expect to pay dividends on its common stock for at least several years. In the event the merger is consummated, TransCommunity does plan to pay a one-time special dividend in the amount of $0.25 per share to TransCommunity stockholders, which dividend would be paid immediately prior to the closing of the merger. Consequently, if the merger is not consummated, the return on TransCommunity’s stock, if any, may be limited to capital appreciation for an indefinite period. TransCommunity’s future dividend policy will depend in large part on the earnings of its subsidiary bank, capital requirements, financial condition and other factors considered relevant by its Board of Directors. Additionally, TransCommunity is a separate legal entity from its subsidiary bank and does not have significant operations or revenues of its own. TransCommunity substantially depends on dividends from its subsidiary bank to pay its operating expenses. The availability of dividends from the subsidiary bank is limited by various statutes and regulations. In the event that its subsidiary bank is not permitted to pay dividends due to federal or state regulations, TransCommunity may not be able to pay its operating expenses. Consequently, any future inability to receive dividends from its subsidiary bank could adversely affect TransCommunity’s business, financial condition, results of operations and cash flows.

If Community Bankers’ merger with BOE is consummated, Community Bankers expects to pay regular dividends to its stockholders. Subject to board and regulatory approval, Community Bankers expects to pay quarterly cash dividends in an amount not less than the quotient obtained by dividing $0.22 by the BOE exchange ratio for the foreseeable future.

Changes in accounting standards could impact reported earnings.

The accounting standard setters, including the Financial Accounting Standards Board, or the FASB, the Securities and Exchange Commission, or the SEC, and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of consolidated financial statements. These changes can materially impact how TransCommunity records and reports its financial condition and results of operations. In some instances, TransCommunity could be required to apply a new or revised standard retroactively, resulting in the restatement of prior period financial statements.

Risks Related To The Merger

To implement its growth strategy following the merger, Community Bankers must successfully identify opportunities for expansion and successfully integrate its new operations into its existing operating platform.

Following the merger, Community Bankers intends to continue to implement TransCommunity’s current growth strategy of entering underserved or over-consolidated markets in Virginia by opportunistically acquiring or merging with other banking institutions, such as BOE, or establishing new branches of TransCommunity Bank or any successor bank subsidiary such as Bank of Essex. If following the merger, Community Bankers is unable to consummate its merger with BOE and identify additional attractive markets to enter or suitable acquisition or merger candidates, an important component of our growth strategy may be lost. Additionally, any future expansion or acquisition efforts may entail substantial costs and may not produce the revenue, earnings or synergies that Community Bankers had anticipated. Any future expansion or acquisitions that Community Bankers undertakes, such as the proposed merger with BOE, will involve operational risks and uncertainties. Acquired companies may have unforeseen liabilities, exposure to asset quality problems, key employee and customer retention problems and other problems that could negatively affect Community Bankers.

Community Bankers may not be able to successfully integrate the operations, management, products and services of the entities that it acquires, including those of TransCommunity and BOE, or otherwise establishes. The integration process may also require significant time and attention from its management that Community Bankers would otherwise direct at servicing existing business and developing new business. Community Bankers’ failure to successfully integrate any entities that it acquires, including those of TransCommunity and BOE, or otherwise establishes into its existing operations may increase its operating costs significantly and adversely affect its business and earnings.

Community Bankers’ working capital could be reduced if Community Bankers’ stockholders exercise their right to convert their shares into cash equal to a pro rata portion of the Community Bankers trust account.

Pursuant to Community Bankers’ certificate of incorporation, holders of shares issued in Community Bankers’ initial public offering may vote against the merger and demand that Community Bankers convert their shares into cash equal to a pro rata portion of the Community Bankers trust account. Community Bankers will not consummate the merger if holders of 20% or more of the shares of common stock issued in its initial public offering exercise these conversion rights. To the extent the merger is consummated and holders of less than 20% of the common stock issued in Community Bankers’ initial public offering have demanded to convert their shares, working capital available to Community Bankers following the merger will be reduced by the amount paid out of the trust to stockholders exercising their conversion rights. Additionally, if holders demand to convert their shares, there may be a corresponding reduction in the value of each share of common stock of Community Bankers. As of          , 2008, assuming the merger proposal is adopted, the maximum amount of funds that could be disbursed to Community

Bankers’ stockholders upon the exercise of the conversion rights would be approximately $     , or approximately     % of the funds currently held in trust as of the record date for the Community Bankers annual meeting.

A substantial number of Community Bankers’ shares will be issued in the merger and will be eligible for future resale in the public market after the merger, which could result in dilution and have an adverse effect on the market price of those shares.

If the merger is consummated, assuming the exchange ratio is not adjusted, up to 6,956,213 shares of Community Bankers common stock will be issued to the former stockholders of TransCommunity common stock, and warrants to purchase 7,500,000 shares of common stock issued in connection with Community Bankers’ initial public offering will become exercisable at $5.00 per share on the date the merger is consummated, as described under “Description of Securities of Community Bankers” on page   . Thus, if the merger is consummated, assuming the exchange ratio is not adjusted, Community Bankers will have approximately 16,331,213 shares of common stock outstanding. This number of shares of Community Bankers common stock was determined by adding the product of the exchange ratio of 1.4200 and 4,898,741, which is the maximum number of shares of TransCommunity common stock that may be outstanding prior to the effective time of the merger (including 312,000 shares subject to options), to 9,375,000, the number of shares of Community Bankers common stock outstanding on the Community Bankers’ record date. Community Bankers has issued to I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc., the representatives of the underwriters in Community Bankers’ initial public offering, unit purchase options to acquire 525,000 units, including 525,000 warrants. Moreover, 1,875,000 shares of Community Bankers common stock purchased by stockholders prior to its initial public offering will be released from escrow on June 2, 2009 and thereby be eligible for resale in the public market subject to compliance with applicable law. Consequently, at various times after completion of the merger, a substantial number of additional shares of Community Bankers common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares and of the warrants.

Furthermore, in connection with Community Bankers’ proposed merger with BOE, Community Bankers would issue up to 6,937,779 shares of Community Bankers common stock to the former stockholders of BOE common stock. Thus, if the merger with BOE is also consummated, assuming the exchange ratio in either merger is not adjusted, Community Bankers will have approximately 23,268,992 shares of common stock outstanding. This number of shares of Community Bankers common stock was determined by adding the product of the exchange ratio of 5.7278 and 1,240,605, which is the maximum number of shares of BOE common stock that may be outstanding prior to the effective time of the merger (including 29,359 shares subject to options), to 16,331,213, the maximum number of shares of Community Bankers common stock could have outstanding after consummation of the merger with TransCommunity. The combined companies would result in 23,268,992 shares of Community Bankers outstanding.

In addition, Gary A. Simanson, president and chief executive officer of Community Bankers, and David Zalman, a stockholder, agreed as part of Community Bankers’ initial public offering, pursuant to an agreement with the representatives of the underwriters in the initial public offering, that they or their affiliates or designees, would purchase up to 1,000,000 warrants in the aggregate in open market transactions at market prices not to exceed $0.80 per warrant. Under this agreement, the representatives of the underwriters also agreed to place an irrevocable order for the purchase by them, or their affiliates or designees, of up to 500,000 warrants in the aggregate under identical terms and conditions as the purchases by Mr. Simanson and Mr. Zalman. As a result of the agreement, Community Bankers Acquisition LLC, an affiliate of Mr. Simanson, acquired an aggregate of 349,724 warrants and the representatives of the underwriters acquired an aggregate of 300,000 warrants. Warrants acquired by any of these parties pursuant to these purchases cannot be sold or transferred in the open market until after the consummation of a business combination and are not callable by Community Bankers while held by the purchasers. Accordingly, after the merger, 7,500,000 warrants will become exercisable which could result in dilution and an adverse effect on the market price of Community Bankers’ shares.

Community Bankers’ existing stockholders will incur immediate and substantial dilution of their ownership and voting interests upon completion of the merger.

Community Bankers’ existing stockholders’ voting interest would be diluted from 100% to as little as 36.93% or as much as 73.35% after the merger, assuming that no TransCommunity stockholders exercise appraisal rights, based on the number of shares of each of Community Bankers, TransCommunity and BOE issued and outstanding as of the date of their respective merger agreements. Factors that would affect the percentage of Community Bankers’ voting interests that existing Community Bankers stockholders would own after the merger include:

•	whether any of Community Bankers’ 7,500,000 outstanding warrants are exercised;

•	whether the 525,000 units issuable to the representatives of the underwriters in Community Bankers’ initial public offering upon exercise of their unit purchase options are issued;

•	whether any Community Bankers stockholders exercise their right to convert their shares into cash equal to a pro rata portion of the Community Bankers trust account; and

•	whether Community Bankers consummates its proposed merger with BOE;

For a table outlining the effect of the various scenarios on the percentage of Community Bankers’ voting interests that existing Community Bankers stockholders will own after the merger with TransCommunity is completed, see “The Merger — Stock Ownership of Existing Community Bankers and TransCommunity Stockholders After the Merger.”

If the merger’s benefits do not meet the expectations of financial or industry analysts, the market price of Community Bankers common stock may decline.

The market price of Community Bankers common stock may decline as a result of the merger if:

•	Community Bankers does not achieve the perceived benefits of the merger as rapidly, or to the extent anticipated by, financial or industry analysts;

•	Community Bankers is unable to consummate the proposed merger with BOE and achieve the perceived benefits of combining the two banks; or

•	the effect of the merger on Community Bankers’ financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decline in the market price of Community Bankers common stock following the merger. A decline in the market price of Community Bankers common stock also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future. In addition, if the daily average closing price for Community Bankers’ common stock for the 20 consecutive days of trading in such stock ending five days before the closing date is less than $7.42, Community Bankers will increase the exchange ratio to the quotient obtained by dividing $10.5364 by such daily average closing price resulting in Community Bankers issuing more shares of Community Bankers common stock to the TransCommunity stockholders.

The financial statements included in this proxy statement/prospectus do not take into account the consequences of a failure to complete a business combination by June 7, 2008.

The financial statements included in this joint proxy statement/prospectus have been prepared assuming that Community Bankers would continue as a going concern. As discussed in Note 1 to the Notes to the Community Bankers Financial Statements for the year ended March 31, 2007, Community Bankers is required to complete the merger with TransCommunity by June 7, 2008. The possibility of such business combination not being consummated raises substantial doubt as to Community Bankers’ ability to continue as a going concern and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If you are a TransCommunity Stockholder, you will likely not have an opportunity to vote on Community Bankers’ merger with BOE.

Under the terms of the merger agreement by and between Community Bankers and BOE, and subject to its terms and conditions, BOE will become a wholly-owned subsidiary of Community Bankers and each share of BOE common stock outstanding will be exchanged for 5.7278 shares of Community Bankers common stock (subject to possible adjustment in association with the daily average closing price for Community Bankers’ common stock for the 20 consecutive days of trading in such stock ending five days before the closing date). As we anticipate the merger with BOE would be consummated concurrent with or promptly following the merger with TransCommunity, it is unlikely current TransCommunity stockholders would become holders of Community Bankers common stock in time to be eligible to vote for or against the merger with BOE. Even if current TransCommunity stockholders are eligible to vote for or against the merger with BOE, current TransCommunity stockholders would not have the right to assert appraisal rights with respect to the merger with BOE and would not be able to demand that they be paid the fair value of their shares of Community Bankers received in the merger between TransCommunity and Community Bankers, in connection with the merger with BOE. For more information concerning the merger with BOE, see “The Merger — The Proposed Merger Between Community Bankers and BOE” and the final proxy statement/prospectus that Community Bankers will file with the SEC in connection with the proposed merger with BOE.

If you are a Community Bankers stockholder and do not vote your shares against the merger at the annual meeting or give instructions to your broker to do so, you will not be eligible to convert your shares of common stock into cash equal to a pro rata portion of the Community Bankers trust account upon consummation of the merger.

Pursuant to Community Bankers’ certificate of incorporation, a holder of shares of Community Bankers common stock issued in its initial public offering may, if the stockholder votes against the merger and the merger is consummated, demand that Community Bankers convert such shares into cash equal to a pro rata portion of the Community Bankers trust account. This demand must be made in writing to Community Bankers or the proxy solicitor prior to the vote on the merger proposal at the annual meeting. If so demanded and the merger is consummated, Community Bankers will convert each share of common stock into a pro rata portion of the Community Bankers trust account in which a substantial portion of the net proceeds of Community Bankers’ initial public offering are held, plus all interest earned thereon. If you exercise your conversion rights, then you will be exchanging your shares of common stock for cash and will no longer own these shares. If the merger with TransCommunity is not completed by June 7, 2008, then these shares will not be converted into cash and Community Bankers will need to liquidate. Shares that are voted for the merger or are broker non-voted or where the stockholder abstains from voting shall not in any event be eligible to be converted into cash upon completion of the merger.

Risks Related To Community Bankers

If the holders of 20% or more of the common stock issued in Community Bankers’ initial public offering decide to vote against the proposed merger and convert their shares to cash, Community Bankers will have to liquidate, stockholders may receive less than their initial investment and Community Bankers’ warrants will expire without value.

Under the terms of Community Bankers’ certificate of incorporation, if holders of 20% or more of the shares issued in its initial public offering vote against the merger and exercise their right to convert their shares of Community Bankers common stock into cash equal to a pro rata portion of the Community Bankers trust account, Community Bankers will be unable to complete the merger and will have to dissolve and liquidate. In any liquidation, the net proceeds of Community Bankers initial public offering held in the Community Bankers trust account plus the deferred underwriting compensation, plus any interest earned thereon not released to Community Bankers for working capital or to pay income taxes, will be distributed pro rata to the holders of Community Bankers common stock issued in its initial public offering. If Community Bankers must liquidate its assets, the per-share liquidation to its stockholders will be approximately $     , plus interest accrued thereon until the date of any liquidation, as of          , 2008. Furthermore, there will be no distribution with respect to Community Bankers outstanding warrants and, accordingly, the warrants will expire without value.

If Community Bankers is unable to complete the merger with TransCommunity and must dissolve and liquidate, third parties may bring claims against Community Bankers and, as a result, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders could be less than $      per share.

If Community Bankers does not effect the merger with TransCommunity by June 7, 2008, Community Bankers must dissolve and liquidate and third parties may bring claims against Community Bankers. Although Community Bankers has prepaid certain of its material legal, printing, accounting, administrative and financial advisory fees and intends to prepay or obtain waiver agreements from vendors and service providers it may engage in the future for any material amounts whereby such parties will waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, such persons may seek recourse against the trust account notwithstanding such agreements. Furthermore, a court might not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims that could take priority over those of Community

Bankers common stockholders. Additionally, if Community Bankers is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Community Bankers that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy or other claims deplete the trust account, Community Bankers may not be able to return to its common stockholders a per share liquidation price of at least $      per share.

If Community Bankers does not consummate the business combination with TransCommunity by June 7, 2008 and must dissolve and liquidate, payments from the trust account to its common stockholders may be delayed.

If Community Bankers does not effect the merger with TransCommunity by June 7, 2008, Community Bankers must dissolve and liquidate. In such event, Community Bankers anticipates that its board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to its stockholders. At such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan. Community Bankers will promptly file its preliminary proxy statement with the SEC and then will mail the definitive proxy statement once it is legally permitted to do so (which could be after a lengthy SEC review) and convene a meeting of its stockholders at which they will vote on its plan of dissolution and liquidation. Community Bankers expects that all costs associated with the implementation and completion of its plan of dissolution and liquidation will be funded by any remaining net assets not held in the trust account although there may not be sufficient funds for such purpose. Community Bankers will not liquidate the trust account unless and until its stockholders approve its plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in its liquidation and the distribution to its public stockholders of the funds in its trust account and any remaining net assets as part of its plan of dissolution and liquidation.

Community Bankers’ stockholders may be held liable for claims by third parties against Community Bankers to the extent of distributions received by them.

If Community Bankers does not effect the merger with TransCommunity by June 7, 2008, it will dissolve and liquidate. Community Bankers anticipates that its liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law, or the DGCL. Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation following its dissolution complies with the statutory procedures set forth in Section 280 of the DGCL, intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, it is Community Bankers’ intention to seek approval of its stockholders to make liquidating distributions to its public stockholders as soon as reasonably practicable following its dissolution in accordance with Section 281(b) of the Delaware statute. Therefore, Community Bankers’ stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of its stockholders may extend beyond the third anniversary of such dissolution.

Community Bankers may not properly assess all claims that may be potentially brought against it. As a result, Community Bankers stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution (but no more) and any liability of Community Bankers’ stockholders may extend well beyond the third anniversary of such dissolution. Accordingly, third parties may seek to recover from Community Bankers stockholders amounts owed to them by Community Bankers.

Additionally, if Community Bankers is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, any distributions received by stockholders in Community Bankers’ dissolution might be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Community

Bankers stockholders in its dissolution. Furthermore, because Community Bankers intends to distribute the proceeds held in the trust account to its public stockholders as soon as possible after its dissolution, this may be viewed or interpreted as giving preference to Community Bankers public stockholders over any potential creditors with respect to access to or distributions from its assets. Also, the members of Community Bankers’ board of directors may be viewed as having breached their fiduciary duties to Community Bankers’ creditors and/or may have acted in bad faith, and thereby exposing Community Bankers’ directors and Community Bankers to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the DGCL with respect to Community Bankers’ dissolution and liquidation. Therefore, it is possible that claims will be brought against Community Bankers for these reasons.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance, and business of Community Bankers following the merger. These statements are preceded by, followed by, or include the words “believes,” “expects,” “anticipates,” or “estimates,” or similar expressions. Many possible events or factors could affect the future financial results and performance of Community Bankers following the merger. This could cause the results or performance of Community Bankers to differ materially from those expressed in the forward-looking statements. You should consider these important factors when you vote on the merger proposal. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include the following:

•	we may experience delays in closing the merger whether due to inability to obtain stockholder or regulatory approval or otherwise;

•	we could lose key personnel or spend a greater amount of resources attracting, retaining and motivating key personnel than we have in the past;

•	competition among depository and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce operating margins;

•	general economic conditions, either nationally or in Virginia, may be less favorable than expected resulting in, among other things, a deterioration in credit quality and an increase in credit risk-related losses and expenses;

•	loan losses may exceed the level of allowance for loan losses of the surviving corporation;

•	the rate of delinquencies and amount of charge-offs may be greater than expected;

•	the rates of loan growth and deposit growth may not increase as expected;

•	legislative or regulatory changes may adversely affect our businesses;

•	Community Bankers may not find suitable merger or acquisition candidates in addition to TransCommunity and BOE or find other suitable ways in which to invest its excess capital;

•	Community Bankers must successfully integrate TransCommunity’s operations and, potentially the operations of BOE, with its existing operating platforms if the merger is consummated;

•	Costs related to the merger and the proposed merger with BOE may reduce Community Bankers’ working capital;

•	We may fail to obtain the required approvals of Community Bankers or BOE stockholders for the proposed merger with BOE;

•	Community Bankers may fail to close the merger and may be forced to dissolve and liquidate;

•	Community Bankers may fail to close the proposed merger with BOE; and

•	Community Bankers may fail to receive the necessary regulatory approvals for the merger with BOE.

The forward-looking statements are based on current expectations about future events. Although Community Bankers believes that the expectations reflected in the forward-looking statements are reasonable, Community Bankers cannot guarantee you that these expectations actually will be achieved. Community Bankers is under no duty to update any of the forward-looking statements after the date of this joint proxy statement/prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors,” beginning on page   .

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

Selected Financial Data of Community Bankers

The following table presents for Community Bankers, selected consolidated financial data for the year ended March 31, 2007, and the period April 6, 2005 to March 31, 2006, and the six-month periods ended September 30, 2007 and September 30, 2006. On October 29, 2007, Community Bankers’ board of directors acted pursuant to Community Bankers’ bylaws to change Community Bankers’ fiscal year-end from March 31 to December 31, commencing with the nine-months ending December 31, 2007. The information is based on the consolidated financial statements of Community Bankers included in this joint proxy statement/prospectus.

You should read the following tables in conjunction with the consolidated financial statements of Community Bankers described above and with the notes to them.

Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the management of Community Bankers, all adjustments (which include only normal recurring adjustments) necessary to arrive at a fair statement of interim results of operations of Community Bankers have been included. With respect to Community Bankers, results for the six-month period ended September 30, 2007, are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

				For the Period
				from April 6,
	Six-Months	Six-Months		2005
	Ended	Ended	Year Ended	(Inception) to
	September 30,	September 30,	March 31,	March 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Statements of Income Data:
Interest on cash and short-term investments held in trust	$1,428,970	$868,096	$2,268,760	$—
Operating costs	171,886	93,132	338,661	—

Income before taxes	1,257,084	774,964	1,930,099	—
Provision for income taxes	477,692	294,486	806,000	—

Net income	$779,392	$480,478	$1,124,099	$—

Weighted average shares outstanding-basic	9,375,000	7,520,455	7,997,740	1,807,292

Weighted average shares outstanding-diluted	11,807,432	9,731,315	10,256,708	1,807,292

Net income per share-basic	$0.08	$0.06	$0.14	$—

Net income per share-diluted	$0.07	$0.05	$0.11	$—

	September 30, 2007	March 31, 2007	March 31, 2006
	(Unaudited)	(Audited)	(Audited)

Balance Sheets Data:
Total assets	$59,021,312	$58,812,412	$436,957

Total current liabilities	2,344,692	2,915,185	390,082

Common stock, subject to conversion, 1,499,250 shares at conversion value	11,581,624	11,617,934	—

Total stockholders’ equity	45,094,996	44,279,293	46,875

Total liabilities and stockholders’ equity	$59,021,312	$58,812,412	$436,957

Selected Financial Data of TransCommunity

The following table presents for TransCommunity, selected consolidated financial data for the years ended December 31, 2006, 2005, 2004, 2003, and 2002, and the nine-month periods ended September 30, 2007 and September 30, 2006. The information is based on the consolidated financial statements of TransCommunity included in this joint proxy statement/prospectus.

You should read the following tables in conjunction with the consolidated financial statements of TransCommunity described above and with the notes to them.

Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the management of TransCommunity, all adjustments (which include only normal recurring adjustments) necessary to arrive at a fair statement of interim results of operations of TransCommunity have been included. With respect to TransCommunity, results for the nine-month period ended September 30, 2007 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

	For the Nine Month Periods Ending September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(numbers in thousands, except Per Share Data)

Balance sheet data:
Assets	$223,048	$193,382	$198,445	$190,648	$150,267	$99,752	$51,123
Investment securities	16,714	32,533	35,017	31,237	27,775	19,753	4,198
Loans	189,003	140,468	151,399	134,930	112,134	66,120	37,117
Allowance for loan losses	(2,663)	(1,912)	(2,065)	(1,602)	(1,401)	(870)	(527)
Deposits	191,964	160,335	164,973	146,603	123,662	82,675	36,712
Other borrowed funds	0	1,601	2,017	12,787	10,946	1,699	1,448
Stockholders’ equity	29,932	30,428	30,553	30,370	14,939	14,901	12,471
Summary results of operations data:
Interest and dividend income	$12,649	$10,466	$14,307	$10,957	$6,894	$3,997	$2,283
Interest expense	4,795	3,584	4,958	3,497	1,994	1,159	713

Net interest income	7,884	6,882	9,349	7,460	4,900	2,838	1,570
Provision for loan losses	1,134	311	493	266	549	386	227

Net interest income after provision for loan losses	6,750	6,571	8,856	7,194	4,351	2,452	1,343
Noninterest income	832	768	1,011	791	762	282	175
Noninterest expense	8,272	6,684	8,933	9,334	7,401	4,909	2,670

Income (loss) from continuing operations before income taxes	(690)	655	934	(1,349)	(2,288)	(2,175)	(1,152)
Income tax expense	—	—	15	—	—	—	—

Net income (loss) from continuing operations	(690)	655	919	(1,349)	(2,288)	(2,175)	(1,152)
Net loss from discontinued operations	(77)	(651)	(802)	(423)	(293)	(62)	(45)

Net income (loss )	$(767)	$4	$117	$(1,772)	$(2,581)	$(2,237)	$(1,197)

Per Share Data:
Net income (loss) per share from continuing operations- basic and diluted	$(0.15)	$0.14	$0.20	$(0.41)	$(1.08)	$(1.19)	$(1.05)
Net income (loss) per share — basic and diluted	$(0.17)	$0.00	$0.03	$(0.53)	$(1.22)	$(1.19)	$(1.05)
Weighted average number of shares outstanding	4,587	4,582	4,582	3,315	2,114	1,887	1,143

	For the Nine Month Periods Ending September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(numbers in thousands, except Per Share Data)

Operating ratios:
Income (Loss) on average equity from continuing operations	(2.29)%	2.17%	3.08%	(5.97)%	(17.21)%	(16.22)%	(14.06)%
Income (Loss) on average assets from continuing operations	(0.33)%	0.34%	0.49%	(0.84)%	(0.24)%	(2.96)%	(3.04)%
Income (Loss) on average equity	(2.55)%	0.01%	0.39%	(7.84)%	(19.42)%	(16.22)%	(14.06)%
Income (Loss) on average assets	(0.37)%	0.00%	0.06%	(1.04)%	(2.07)%	(2.96)%	(3.04)%
Net interest margin	5.32%	5.10%	5.14%	4.68%	4.23%	4.16%	4.43%
Loan to deposit ratio:	98.46%	87.61%	91.78%	92.15%	90.68%	79.98%	101.10%
Asset quality ratios:
Allowance for loan losses to nonperforming loans	255.81%	427.77%	214.86%	970.91%	0.00%	703.52%	0.00%
Allowance for loan losses to total loans	1.41%	1.36%	1.36%	1.19%	1.25%	1.32%	1.42%
Net charge-offs to average loans	0.37%	0.09%	0.02%	0.05%	0.02%	0.00%	0.00%
Nonperforming assets to total loans	0.55%	0.32%	0.63%	0.12%	0.00%	0.00%	0.00%
Capital ratios:
Average equity to average assets	14.41%	15.86%	15.79%	13.28%	10.67%	18.24%	21.62%
Leverage ratio	13.62%	15.94%	15.86%	17.59%	11.58%	19.72%	30.42%
Tier 1 risk-based capital ratio	13.85%	18.22%	17.16%	18.91%	13.75%	20.29%	46.12%
Total risk-based capital ratio	15.09%	19.37%	18.32%	19.92%	15.10%	21.44%	47.37%

Selected Financial Data of BOE

The following table presents for BOE, selected consolidated financial data for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 and the nine-month periods ended September 30, 2007 and September 30, 2006. The information is based on the consolidated financial statements of BOE included in this joint proxy statement/prospectus.

You should read the following tables in conjunction with the consolidated financial statements of BOE described above and with the notes to them.

Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the management of BOE, all adjustments (which include only normal recurring adjustments) necessary to arrive at a fair statement of interim results of operations of BOE have been included. With respect to BOE, results for the nine-month period ended September 30, 2007, are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

	For the Nine Month Periods Ending September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(numbers in thousands, except Per Share Data)

STATEMENT OF INCOME INFORMATION
Interest income	$13,847	$12,348	$16,734	$14,343	$12,875	$13,071	$13,741
Interest expense	6,417	4,946	6,972	4,469	3,606	4,073	5,695
Net interest income	7,430	7,402	9,762	9,874	9,269	8,998	8,046
Provision for loan losses	—	125	125	240	305	700	1,208
Noninterest income	1,423	1,289	2,251	1,601	1,627	1,384	1,078
Noninterest expense	6,378	5,684	7,893	7,262	6,882	6,627	5,766
Income taxes	463	672	872	872	823	648	368

Net income	$2,012	$2,210	$3,123	$3,101	$2,885	$2,407	$1,782

PER SHARE DATA
Net income, basic	$1.66	$1.84	$2.60	$2.60	$2.43	$2.04	$1.52
Net income, diluted	1.66	1.83	2.58	2.58	2.42	2.03	1.51
Cash dividend	0.60	0.38	0.77	0.73	0.63	0.56	0.53
Book value at period end	24.23	23.34	23.22	21.90	20.76	19.37	18.12
Tangible book value at period end	23.87	22.88	22.78	21.36	20.10	18.61	17.25
BALANCE SHEET DATA
Total assets	$294,767	$278,088	$281,378	$261,931	$237,126	$231,840	$228,111
Loans, net	213,500	187,354	194,491	180,207	157,471	158,381	161,722
Securities	54,143	58,490	60,516	56,581	58,788	53,147	46,568
Deposits	240,990	232,091	230,865	223,132	206,973	203,282	201,261
Stockholders’ equity	29,348	28,101	28,047	26,235	24,681	22,922	21,346
PERFORMANCE RATIOS
Return on average assets	0.94%	1.09%	1.15%	1.24%	1.23%	1.04%	0.80%
Return on average equity	9.39%	10.90%	11.47%	12.18%	12.12%	10.80%	8.87%
Net interest margin	4.03%	4.23%	4.23%	4.55%	4.54%	4.45%	4.13%
Dividend payout	35.98%	20.36%	29.67%	28.13%	25.90%	27.45%	34.96%
ASSET QUALITY RATIOS
Allowance for loan losses to period end loans	1.24%	1.25%	1.22%	1.23%	1.31%	1.33%	1.29%
Allowance for loan losses to nonperforming assets	100.56%	113.62%	136.67%	118.93%	68.13%	122.57%	87.76%
Nonperforming assets to total assets	0.80%	0.74%	0.62%	0.72%	1.29%	0.75%	1.06%
Net chargeoffs to average loans	(0.17)%	0.01%	(0.01)%	0.05%	0.21%	0.42%	0.74%
CAPITAL AND LIQUIDITY RATIOS
Leverage	11.64%	10.21%	11.62%	11.55%	11.50%	10.80%	8.13%
Tier 1 Risk-Based Capital	14.85%	13.49%	15.35%	14.76%	15.31%	13.70%	10.42%
Total Risk-Based Capital	15.92%	14.45%	16.35%	15.67%	16.49%	14.88%	11.59%

Selected Unaudited Pro Forma Combined Financial Information

The following selected unaudited pro forma combined balance sheet data combines the pro forma consolidated balance sheet of Community Bankers and TransCommunity as of September 30, 2007 giving effect to the merger of Community Bankers and TransCommunity pursuant to the merger agreement, as if the merger had been consummated on September 30, 2007, and combines the pro forma consolidated balance sheet of Community Bankers, TransCommunity and BOE as of September 30, 2007, giving effect to the merger of Community Bankers and TransCommunity and the merger of Community Bankers and BOE, as if the mergers had been consummated on September 30, 2007. The following selected unaudited pro forma combined income statement data combines the pro forma statements of income of Community Bankers and the historical statements of operations of TransCommunity for the six-month period ended September 30, 2007, and the year ended March 31, 2007, giving effect to the merger, as if it had occurred at the beginning of all periods presented and combine the pro forma statements of income of Community Bankers and the historic statements of operations of TransCommunity, and the historic statements of income of BOE for the six-month period ended September 30, 2007, and the year ended March 31, 2007, giving effect to both mergers, as if they had occurred at the beginning of all periods presented.

The selected unaudited pro forma combined balance sheet data at September 30, 2007 and the selected unaudited pro forma combined income statement data for the periods ended September 30, 2007 and March 31, 2007 have been prepared using two different levels of approval of the merger by the Community Bankers stockholders, as follows:

•	Assuming Maximum Approval: This presentation assumes that 100% of Community Bankers stockholders approve the merger; and

•	Assuming Minimum Approval: This presentation assumes that only 80.1% of Community Bankers stockholders approve the merger.

We are providing this information to aid you in your analysis of the financial aspects of the merger. The summary unaudited pro forma combined financial data described above should be read in conjunction with the historical financial statements of Community Bankers, TransCommunity and BOE and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or the future financial position or operating results of the combined company. For more information, see “Pro Forma Financial Information.”

COMMUNITY BANKERS ACQUISITION CORP.
TRANSCOMMUNITY FINANCIAL CORPORATION
BOE FINANCIAL SERVICES OF VIRGINIA, INC.
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

	As of September 30, 2007
	Assuming Maximum Approval		Assuming Minimum Approval
	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Combined (CBA	Combined (CBA,	Combined (CBA	Combined (CBA,
	& TFC)	TFC & BOE	& TFC)	TFC & BOE)
	(In thousands, except share and per share data)

Selected Balance Sheet Data
Assets	$305,292	$625,635	$293,710	$614,053
Loans, net	186,412	399,613	186,412	399,613
Securities	16,670	70,762	16,670	70,762
Deposits	192,255	433,042	192,255	433,042
Borrowings	—	21,124	—	21,124
Stockholders’ equity	108,141	160,868	96,559	149,286
Shares outstanding	15,919,945	22,857,840	14,420,695	21,358,590
Per Share Data
Book value per share	$6.79	$7.04	$6.70	$6.99
Capital Ratios
Total capital to risk weighted assets	43.35%	28.78%	37.84%	26.13%
Tier 1 capital to risk weighted assets	42.10%	27.62%	36.59%	24.97%
Tier 1 capital to average assets	32.86%	21.61%	28.56%	19.53%

	For the Year Ended		For the Six Months Ended
	March 31, 2007(1)		September 30, 2007(2)
	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Combined (CBA	Combined (CBA,	Combined (CBA	Combined (CBA,
	& TFC)	TFC & BOE	& TFC)	TFC & BOE)
	(In thousands, except share and per share data)

Selected Income Statement Data
Interest income	$16,567	$33,418	$9,557	$18,770
Interest expense	4,812	11,886	2,942	7,221
Net interest income	11,755	21,532	6,615	11,549
Provision for loan losses	493	618	512	512
Net interest income after provision for loan losses	11,262	20,914	6,103	11,037
Noninterest income	1,011	3,261	563	1,552
Noninterest expense	9,272	17,165	5,870	10,114
Amortization of intangibles	711	1,924	355	961
Income from continuing operations before income taxes	2,290	5,087	441	1,514
Provision for income taxes	821	1,286	478	574
Net income (loss) from continuing operations	1,469	3,801	(37)	940
Net (loss) from discontinued operations	(802)	(802)	(77)	(77)
Net income (loss)	667	2,999	(114)	863
Per Share Data
No conversions:
Net income (loss) per common share — basic	$0.05	$0.14	$(0.002)	$0.04
Net income (loss) per common share — diluted	0.04	0.13	(0.002)	0.04
Maximum conversions:
Net income (loss) per common share — basic	$0.05	$0.15	$(0.01)	$0.04
Net income (loss) per common share — diluted	0.04	0.14	(0.01)	0.04
Weighted Average Shares Outstanding
No conversions:
Basic	14,503,812	21,385,563	15,588,540	22,811,915
Diluted	16,762,780	23,698,699	18,320,972	25,282,855
Maximum conversions:
Basic	13,004,562	19,886,313	14,389,290	21,312,665
Diluted	15,263,530	22,199,449	16,821,722	23,783,605

(1)	The year ended information for Community Bankers is as of March 31, 2007; the year ended information for TransCommunity and BOE is as of December 31, 2006.

(2)	The six month period is as of September 30, 2007 for Community Bankers; the six month period is as of June 30, 2007 for TransCommunity and BOE.

COMPARATIVE PER SHARE DATA

The following table sets forth for Community Bankers common stock, TransCommunity common stock and BOE common stock certain historical, pro forma and pro forma-equivalent per share financial information. The pro forma and pro forma-equivalent per share information gives effect to the merger with TransCommunity as if the merger had been effective at the beginning of all periods presented and gives effect to the mergers with TransCommunity and BOE as if both mergers had been effective at the beginning of all periods presented. The pro forma data in the tables assumes that the merger with TransCommunity is accounted for as an acquisition by Community Bankers of TransCommunity using the purchase method of accounting and the merger with BOE is accounted for as an acquisition by Community Bankers of BOE using the purchase method of accounting. See “The Merger — Accounting Treatment”. The information in the following table is based on, and should be read together with, the historical and pro forma financial information that appears elsewhere in this joint proxy statement/prospectus. See “Index to Financial Statements” on page F-1 and “Pro Forma Financial Information” on page   .

	Community	TransCommunity			BOE Financial	Pro Forma
	Bankers	Financial	Pro Forma	Pro Forma	Services of	Combined	Pro Forma
	Acquisition	Corporation(2)	Combined	Equivalent (TFC)	Virginia,	(CBA, TFC &	Equivalent (BOE)
	Corp.(1) (CBA)	(TFC)	(CBA & TFC)	(4)	Inc (BOE)	BOE)	(4)

Number of shares of common stock outstanding upon consummation of the merger:
Assuming no conversions	9,375,000	6,544,945	15,919,945		6,937,895	22,857,840
	58.89%	41.11%
Assuming maximum conversions	7,875,750	6,544,945	14,420,695		6,937,895	21,358,590
	54.61%	45.39%
Net income (loss) per share — historical:
For the year:(1)
Basic	$0.14	$0.03			$2.60
Diluted	$0.11	$0.03			$2.58
Book value per share — historical-Year End(2)	$5.62	$6.67			$23.22
Dividends per share — historical Year End:(2)(5)	$—	$—			$0.77
Net Income (loss) per share — historical
For the six month period:(3)
Basic	$0.08	$(0.13)			$1.14
Diluted	$0.07	$(0.13)			$1.13
Book value per share — historical September 30, 2007	$5.73	$6.53			$24.23
Dividends per share — historical for the six month period(3)(5)	$—	$—			$0.39
Net income (loss) per share — pro forma:
For the year:(1)
No conversions:
Basic			$0.05	0.07		$0.14	0.80
Diluted			$0.04	0.06		$0.13	0.74
Maximum conversions:
Basic			$0.05	0.07		$0.15	0.86
Diluted			$0.04	0.06		$0.14	0.80
For the six month period:(3)
No conversions:
Basic			$(0.002)	(0.003)		$0.04	0.23
Diluted			$(0.002)	(0.003)		$0.04	0.23
Maximum conversions:
Basic			$(0.01)	(0.01)		$0.04	0.23
Diluted			$(0.01)	(0.01)		$0.04	0.23
Dividends per share:
For the year:(1)
No conversions			$—	$—		$0.04	$0.23
Maximum conversions			$—	$—		$0.04	$0.25
For the six month period:(3)
No conversions			$—	$—		$0.02	$0.12
Maximum conversions			$—	$—		$0.02	$0.13

	Community	TransCommunity			BOE Financial	Pro Forma
	Bankers	Financial	Pro Forma	Pro Forma	Services of	Combined	Pro Forma
	Acquisition	Corporation(2)	Combined	Equivalent (TFC)	Virginia,	(CBA, TFC &	Equivalent (BOE)
	Corp.(1) (CBA)	(TFC)	(CBA & TFC)	(4)	Inc (BOE)	BOE)	(4)

Book value per share — pro forma September 30, 2007
No conversions			$6.79	9.65		$7.04	40.31
Maximum conversions			$6.70	9.51		$6.99	40.03

(1)	The year end is as of March 31, 2007 for Community Bankers; the year end is as of December 31, 2007 for TransCommunity and BOE.

(2)	The year ended information for Community Bankers is as of March 31, 2007; the year ended information for TransCommunity and BOE is as of December 31, 2006. Historical book value per share for Community Bankers was calculated by dividing total stockholders equity by total shares outstanding (excluding shares subject to conversion).

(3)	The six month period is as of September 30, 2007 for Community Bankers; the six month period is as of June 30, 2007 for TransCommunity and BOE.

(4)	Transcommunity stockholders will receive 1.42 shares of Community Bankers common stock for each share of Transcommunity stock. BOE stockholders will receive 5.7278 shares of Community Bankers stock for each share of BOE stock.

(5)	If the Community Bankers merger with BOE is consummated, Community Bankers expects to pay quarterly dividends in an amount not less than the quotient of dividing $0.22 by the BOE exchange ratio for the foreseeable future subject to board and regulatory approval.

COMMUNITY BANKERS ANNUAL MEETING

General

The Community Bankers board of directors is providing this joint proxy statement/prospectus to you in connection with its solicitation of proxies for use at the annual meeting of Community Bankers’ stockholders and at any adjournments or postponements of the annual meeting.

Your vote is important. Please complete, date and sign the accompanying proxy card and return it in the enclosed, postage prepaid envelope. If your shares are held in “street name,” you should instruct your broker how to vote by following the directions provided by your broker.

Meeting Date, Time, and Place and Record Date

Community Bankers will hold the annual meeting on          , 2008, at          .m., local time, at          . Only holders of Community Bankers common stock of record at the close of business on          , 2008, the Community Bankers record date, will be entitled to receive notice of and to vote at the annual meeting. As of the record date, there were 9,375,000 shares of Community Bankers common stock outstanding and entitled to vote, with each such share entitled to one vote.

Matters to be Considered

At the annual meeting, Community Bankers’ stockholders will be asked to:

•	adopt the Agreement and Plan of Merger, dated as of September 5, 2007, by and between Community Bankers and TransCommunity, pursuant to which TransCommunity will merge with and into Community Bankers and shares of TransCommunity common stock will be converted into the right to receive 1.4200 shares of Community Bankers common stock, subject to possible adjustment as described in this joint proxy statement/prospectus and cash instead of fractional shares as further described in this joint proxy statement/prospectus;

•	adopt an amendment to the certificate of incorporation of Community Bankers to reset the terms of the classes of Community Bankers’ directors, effective upon consummation of the merger;

•	adopt an amendment to the certificate of incorporation of Community Bankers to change the corporation’s name to “Community Bankers Trust Corporation,” effective upon consummation of the merger;

•	vote on the election of each of Chris A. Bagley and Keith Walz to the board of directors as Class I Directors to serve a term for three years expiring at the 2010 annual meeting of stockholders, or until a successor is elected and qualified (or, if the merger described in the first proposal above is consummated, until the effective date of the merger);

•	ratify the appointment of Miller, Ellin & Company LLP as independent public accountants for fiscal year ending December 31, 2007; and

•	authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes, present in person or represented by proxy at the annual meeting, to approve the proposals.

Unless Community Bankers and TransCommunity agree otherwise, the merger will only be consummated if the stockholders of Community Bankers adopt the staggered board amendment to the certificate of incorporation. In addition, the amendments to the certificate of incorporation will only be effected in the event and at the time the merger with TransCommunity is consummated.

Finally, Community Bankers’ stockholders may also be asked to consider any other business that properly comes before the annual meeting. Each copy of this joint proxy statement/prospectus mailed to Community Bankers’ stockholders is accompanied by a proxy card for use at the annual meeting.

Vote Required

•	Pursuant to Delaware law, adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Community Bankers common stock entitled to vote at the annual meeting. Pursuant to Community Bankers’ certificate of incorporation, adoption of the merger agreement also requires the affirmative vote of holders of a majority of Community Bankers outstanding shares of common stock issued in Community Bankers’ initial public offering and voted at the meeting. Both requirements must be met for adoption of the merger agreement. In addition, the holders of less than 20% of the outstanding shares of common stock issued in the Community Bankers’ initial public offering must have voted against the merger and thereafter exercised their right to convert their stock into cash equal to a pro rata portion of the Community Bankers trust account.

•	Adoption of the amendments to the certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Community Bankers common stock entitled to vote at the annual meeting.

•	Election of Chris A. Bagley and Keith Walz to the board of directors and ratification of the appointment of the independent public accountants each require the affirmative vote of the holders of a majority of the shares of Community Bankers common stock, present in person or represented by proxy and entitled to vote at the annual meeting.

•	Authorization for the board of directors to adjourn the annual meeting requires the affirmative vote of the holders of a majority of the shares of Community Bankers common stock, present in person or represented by proxy and entitled to vote at the annual meeting, whether or not a quorum is present.

If not ratified, the appointment of Miller, Ellin & Company will be reconsidered by the audit committee.

On the record date, there were 9,375,000 outstanding shares of Community Bankers common stock, each of which is entitled to one vote at the annual meeting. On that date, the Community Bankers insiders (including all of Community Bankers’ officers, directors and initial stockholders) beneficially owned a total of approximately 20% of the outstanding shares of Community Bankers common stock.

All of the Community Bankers insiders have agreed to vote the shares of Community Bankers common stock acquired by them before Community Bankers’ initial public offering (which constitute approximately 39.9% of the shares required to approve the merger under Delaware law), on the merger proposal consistent with the majority of the votes cast by the holders of the shares of common stock issued in the initial public offering. They have further indicated that they will vote the shares held by them in favor of the adoption of the amendments to the certificate of incorporation, for the election of Chris A. Bagley and Keith Walz to Community Bankers’ board of directors, for the ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007, and for the proposal to authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting to approve the proposals. While the shares voted by the Community Bankers insiders will count towards the voting requirement under Delaware law, they will not count towards the voting requirement under the certificate of incorporation because the insiders’ shares were not issued in Community Bankers’ initial public offering.

Quorum

The presence in person or representation by proxy, of shares of Community Bankers common stock representing a majority of Community Bankers outstanding shares entitled to vote at the annual meeting is necessary in order for there to be a quorum at the annual meeting. A quorum must be present in order for the vote on the merger agreement, the amendments to the certificate of incorporation, and the nominees for director. If there is no quorum present at the opening of the meeting, the annual meeting may be adjourned by the vote of a majority of the shares of Community Bankers common stock, present in person or represented by proxy and entitled to vote at the annual meeting.

Voting of Proxies

Shares of common stock represented by properly executed proxies received at or prior to the Community Bankers annual meeting will be voted at the annual meeting in the manner specified by the holders of such shares. If you are a stockholder of record (that is, you hold stock certificates registered in your own name), you may vote by following the instructions described on your proxy card. If your shares are held in nominee or “street name,” you will receive separate voting instructions from your broker or nominee with your proxy materials. If you hold your shares in “street name,” you can either obtain physical delivery of the shares directly into your name, and then vote your shares yourself, or request a “legal proxy” directly from your broker and bring it to the annual meeting, and then vote your shares yourself. In order to obtain shares directly into your name, you must contact your brokerage house representative. Brokerage firms may assess a fee for your conversion; the amount of such fee varies.

Properly executed proxies that do not contain voting instructions will be voted “FOR” approval of the merger agreement, approval of the amendments to the certificate of incorporation, election of Chris A. Bagley and Keith Walz to the board of directors, ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007, and approval of the proposal to authorize adjournment.

Shares of any stockholder present in person or represented by proxy (including broker non-votes, which generally occur when a broker who holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter) at the annual meeting who abstains from voting will be counted for purposes of determining whether a quorum exists.

Abstaining from voting (including by way of a broker non-vote), either in person or by proxy, will have the same effect as a vote against the adoption of the merger agreement and adoption of the amendments to the certificate of incorporation, but will have no effect on the vote relating to the election of directors, ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007 or authorization to adjourn the annual meeting. An abstention will not be considered a vote against the merger proposal, and, if you abstain, you will be unable to exercise any conversion rights. Accordingly, Community Bankers’ board of directors urges its stockholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude you from voting in person or otherwise revoking your proxy. If you are a stockholder of record, there are a number of ways you can change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a later dated proxy with new voting instructions. Third, you may attend the annual meeting and vote in person. The latest vote actually received by Community Bankers prior to or at the annual meeting will be your vote. Any earlier votes will be revoked. Simply attending the annual meeting without voting, however, will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the directions you will receive from your broker to change or revoke your proxy.

Solicitation of Proxies

Community Bankers will pay all of the costs of filing the registration statement with the SEC (of which this joint proxy statement/prospectus is a part) and of soliciting proxies in connection with the annual meeting. Community Bankers will also pay the costs associated with printing the copies of this joint proxy statement/prospectus that are sent to Community Bankers stockholders and the mailing fees associated with mailing this joint proxy statement/prospectus to Community Bankers stockholders. Solicitation of proxies may be made in person or by mail, telephone, or facsimile, or other form of communication by directors, officers, and employees of Community Bankers who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this joint proxy statement/prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by Community Bankers, TransCommunity, or any other person. The delivery of this joint proxy statement/prospectus does not, under any circumstances, create any implication that there has been no change in the business or affairs of Community Bankers or TransCommunity since the date of this joint proxy statement/prospectus.

Authorization to Vote on Adjournment

At the annual meeting, you are being asked to grant authority to the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting, to approve the proposals to be considered by Community Bankers stockholders. If you do not specify whether authority is granted or withheld, the proxy will be voted to grant authority to adjourn. Community Bankers has no plans to adjourn the annual meeting at this time, but intends to do so, if needed, to promote stockholder interests.

Recommendation of the Board of Directors

The Community Bankers board of directors has unanimously determined that the proposals and the transactions contemplated thereby are in the best interests of Community Bankers and its stockholders. The members of the Community Bankers board of directors unanimously recommend that the Community Bankers stockholders vote at the annual meeting to adopt the merger agreement, adopt the amendments to the certificate of incorporation, elect Chris A. Bagley and Keith Walz to the board of directors, ratify the appointment of the independent public accountants and authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting, to approve the proposals.

In the course of reaching its decision to approve the merger agreement and the transactions contemplated thereby, the Community Bankers board of directors, among other things, consulted with its legal advisors, Nelson Mullins Riley & Scarborough LLP, regarding the legal terms of the merger agreement and with its financial advisor,

Keefe, Bruyette & Woods, Inc., as to the fairness, from a financial point of view, to Community Bankers, of the consideration to be received by the holders of TransCommunity common stock in the merger. For a discussion of the factors considered by the Community Bankers board of directors in reaching its conclusion, see “The Merger — Community Bankers’ Reasons for the Merger” and “The Merger — Opinion of Community Bankers’ Financial Advisor.”

Community Bankers’ stockholders should note that Community Bankers’ directors and officers have certain interests in, and may derive benefits as a result of, the merger that are in addition to their interests as stockholders of Community Bankers. See “The Merger — Certain Benefits of Directors and Officers of Community Bankers and TransCommunity.”

TRANSCOMMUNITY SPECIAL MEETING

General

The TransCommunity board of directors is providing this joint proxy statement/prospectus to you in connection with its solicitation of proxies for use at the special meeting of TransCommunity’s stockholders and at any adjournments or postponements of the special meeting.

Community Bankers is also providing this joint proxy statement/prospectus to you as a prospectus in connection with the offer and sale by Community Bankers of shares of its common stock to stockholders of TransCommunity in the merger.

Your vote is important. Please complete, date and sign the accompanying proxy card and return it in the enclosed, postage prepaid envelope. If your shares are held in “street name,” you should instruct your broker how to vote by following the directions provided by your broker.

Meeting Date, Time, and Place and Record Date

TransCommunity will hold the special meeting on           , 2008, at  .m., local time, at          . Only holders of TransCommunity common stock of record at the close of business on          , 2008, the TransCommunity record date, will be entitled to receive notice of and to vote at the special meeting. As of the record date, there were            shares of TransCommunity common stock outstanding and entitled to vote, with each such share entitled to one vote.

Matters to be Considered

At the special meeting, TransCommunity’s stockholders will be asked to:

•	approve the Agreement and Plan of Merger, dated as of September 5, 2007, by and between Community Bankers and TransCommunity, pursuant to which TransCommunity will merge with and into Community Bankers and shares of TransCommunity common stock will be converted into the right to receive 1.4200 shares of Community Bankers common stock, subject to possible adjustment as described in this joint proxy statement/prospectus and cash instead of fractional shares as further described in this joint proxy statement/prospectus; and

•	authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement.

Each copy of this joint proxy statement/prospectus mailed to TransCommunity’s stockholders is accompanied by a proxy card for use at the special meeting.

Vote Required

•	Approval of the merger proposal requires the affirmative vote of holders of a majority of the shares entitled to vote at the TransCommunity special meeting.

•	Approval of the proposal to authorize adjournment requires the affirmative vote of a majority of the votes entitled to be cast at the special meeting represented in person or by proxy, even though less than a quorum.

On the record date, there were            outstanding shares of TransCommunity common stock, each of which is entitled to one vote at the special meeting. On that date, the directors and executive officers of TransCommunity and their affiliates beneficially owned a total of approximately           % of the outstanding shares of TransCommunity common stock. Each of TransCommunity’s directors and executive officers has agreed, subject to several conditions, to vote his or her shares of TransCommunity common stock in favor of the merger agreement.

Quorum

The presence, in person or by proxy, of shares of TransCommunity common stock representing a majority of TransCommunity outstanding shares entitled to vote at the special meeting is necessary in order for there to be a quorum at the special meeting. A quorum must be present in order for the vote on the merger agreement to occur. If there is no quorum present at the opening of the meeting, the special meeting may be adjourned by the vote of a majority of shares voting on the motion to adjourn.

Voting of Proxies

Shares of common stock represented by properly executed proxies received at or prior to the TransCommunity special meeting will be voted at the special meeting in the manner specified by the holders of such shares. If you are a stockholder of record (that is, you hold stock certificates registered in your own name), you may vote by following the instructions described on your proxy card. If your shares are held in nominee or “street name,” you will receive separate voting instructions from your broker or nominee with your proxy materials. If you hold your shares in “street name,” you can either obtain physical delivery of the shares directly into your name, and then vote your shares yourself, or request a “legal proxy” directly from your broker and bring it to the special meeting, and then vote your shares yourself. In order to obtain shares directly into your name, you must contact your brokerage house representative. Brokerage firms may assess a fee for your conversion; the amount of such fee varies.

Properly executed proxies which do not contain voting instructions will be voted “FOR” approval of the merger agreement and of the proposal to authorize adjournment.

Shares of any stockholder represented in person or by proxy (including broker non-votes, which generally occur when a broker who holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter) at the special meeting who abstains from voting will be counted for purposes of determining whether a quorum exists.

Abstaining from voting (including by way of a broker non-vote), either in person or by proxy, will have the same effect as a vote against approval of the merger agreement. Accordingly, the TransCommunity board of directors urges its stockholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude you from voting in person or otherwise revoking your proxy. If you are a stockholder of record, there are a number of ways you can change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a later dated proxy with new voting instructions. Third, you may attend the special meeting and vote in person. The latest vote actually received by TransCommunity prior to or at the special meeting will be your vote. Any earlier votes will be revoked. Simply attending the special meeting without voting, however, will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the directions you will receive from your broker to change or revoke your proxy.

Solicitation of Proxies

TransCommunity will pay all of the costs of soliciting proxies in connection with the TransCommunity special meeting, except that Community Bankers will pay the costs of filing the registration statement with the SEC, of which this joint proxy statement/prospectus is a part. TransCommunity will also pay costs associated with the printing of the copies of this joint proxy statement/prospectus that are sent to TransCommunity stockholders and the mailing fees associated with mailing this joint proxy statement/prospectus to TransCommunity stockholders. Solicitation of proxies may be made in person or by mail, telephone, or facsimile, or other form of communication by directors, officers and employees of TransCommunity who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this joint proxy statement/prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by TransCommunity, Community Bankers or any other person. The delivery of this joint proxy statement/prospectus does not, under any circumstances, create any implication that there has been no change in the business or affairs of TransCommunity or Community Bankers since the date of this joint proxy statement/prospectus.

Authorization to Vote on Adjournment

At the special meeting, you are being asked to grant authority to the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes represented in person or by proxy at the special meeting, to approve the merger agreement. If you do not specify whether authority is granted or withheld, the proxy will be voted to grant authority to adjourn. TransCommunity has no plans to adjourn the special meeting at this time, but intends to do so, if needed, to promote stockholder interests.

Recommendation of the Board of Directors

The TransCommunity board of directors has unanimously determined that the merger proposal and the transactions contemplated thereby are in the best interests of TransCommunity and its stockholders. The members of the TransCommunity board of directors unanimously recommend that the TransCommunity stockholders vote at the special meeting to approve the merger proposal and the proposal to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes represented in person or by proxy at the special meeting to approve the merger proposal.

In the course of reaching its decision to approve the merger proposal and the transactions contemplated thereby, the TransCommunity board of directors, among other things, consulted with its legal advisors, Williams Mullen, regarding the legal terms of the merger agreement and with its financial advisor, Sandler O’Neill, as to the fairness, from a financial point of view, to TransCommunity stockholders of the consideration to be received by the holders of TransCommunity common stock in the merger. For a discussion of the factors considered by the TransCommunity board of directors in reaching its conclusion, see “The Merger — TransCommunity’s Reasons for the Merger” and “The Merger — Opinion of TransCommunity’s Financial Advisor.”

TransCommunity’s stockholders should note that TransCommunity directors and officers have certain interests in, and may derive benefits as a result of, the merger that are in addition to their interests as stockholders of TransCommunity. See “The Merger — Certain Benefits of Directors and Officers of Community Bankers and TransCommunity.”

THE MERGER

The descriptions of the terms and conditions of the merger proposal, the merger agreement and any related documents in this joint proxy statement/prospectus are qualified in their entirety by reference to the copy of the merger agreement attached as Appendix A to this joint proxy statement/prospectus, to the registration statement, of which this joint proxy statement/prospectus is a part, and to the exhibits to the registration statement.

Structure of the Merger

The merger agreement provides for the merger of TransCommunity with and into Community Bankers. Community Bankers will be the surviving corporation in the merger. TransCommunity Bank, a wholly owned subsidiary of TransCommunity, will become a wholly owned subsidiary of Community Bankers following the merger. Each share of TransCommunity common stock issued and outstanding at the effective time of the merger (except for shares held by Community Bankers, TransCommunity and TransCommunity Bank that are not held in a fiduciary capacity or as a result of previously contracted for debts), will be converted into shares of Community Bankers common stock and cash instead of fractional shares, as described below. The directors of Community Bankers will consist of four directors nominated by Community Bankers and six directors nominated by TransCommunity. One of the directors nominated by TransCommunity shall serve as chairman of Community Bankers upon consummation of the merger.

Following the merger, the surviving corporation will file an amended and restated certificate of incorporation substantially in the form attached as Appendix B to this joint proxy statement/prospectus, including the amendments being considered by Community Bankers stockholders at the annual meeting, assuming they are adopted. In addition, the text of sections A, B, and D of Article SIXTH will be removed from the amended and restated certificate of incorporation to reflect that, pursuant to their terms, they are terminated automatically with no action required by the board of directors or the stockholders in the event an initial business combination, such as the merger with TransCommunity, is consummated. In the event the Community Bankers stockholders do not adopt the staggered board amendment to the certificate of incorporation, the merger will not be completed unless Community Bankers and TransCommunity agree otherwise.

Background of the Merger

In May 2007, Gary A. Simanson, Community Bankers’ president and chief executive officer, contacted Bruce B. Nolte, TransCommunity’s president and chief executive officer, to engage in a general conversation with respect to the banking environment in Virginia and TransCommunity’s challenges in seeking to build a community banking focused franchise in certain markets in Virginia and Mr. Simanson’s vision of offering banks in Virginia a different alternative for consolidating that could still maintain a local identity. Mr. Simanson approached Mr. Nolte and TransCommunity based on TransCommunity’s history of seeking to establish and operate separately chartered community banks in attractive growth markets in Virginia, the above average growth rates of TransCommunity’s loans and deposits, the operating and earnings challenges that TransCommunity had experienced in seeking to implement its strategy, and the announcement by TransCommunity that it would be streamlining its management and board structure and consolidating its separate subsidiary banks into one bank charter but still operating in each market as a separate division with its own name and local market identity. Following that initial contact, Messrs. Simanson and Nolte met in person several times during June 2007 and continued these discussions which led to preliminary discussions regarding a possible business combination between the companies.

During these discussions, Community Bankers communicated to TransCommunity that it was not interested in a simple acquisition of TransCommunity. Community Bankers stated that its interest was a strategic alliance combining the capital and management skills at Community Bankers’ with the operating banking platform and management skills of TransCommunity. Both parties discussed that the ultimate goal of any combined company would be to grow the company by acquisition in the Mid-Atlantic region. In addition, Mr. Simanson indicated that, as part of any potential combination, Community Bankers’ would be willing to cede control of the board of directors of the combined company and the position of board chairman to TransCommunity. Community Bankers also stated that it would be willing to allow the existing management team of TransCommunity to run the combined company. The discussion also focused on the possibility of stock as consideration in the transaction in order to allow a maximum level of capital that would be available for future acquisitions and to grow the franchise.

In early July 2007, Mr. Nolte concluded that a merger with Community Bankers could be in the best interest of TransCommunity’s stockholders and notified Troy A. Peery, Jr., the chairman of TransCommunity’s board of directors of the discussions with Mr. Simanson. Messrs. Nolte, Peery and Simanson met on July 9, 2007, to discuss a proposed business combination.

Also in early July 2007, Mr. Simanson advised the Community Bankers board of directors of the nature and extent of the discussions with TransCommunity and was authorized to continue in further discussions and to seek the assistance of advisors as he felt necessary.

On July 18, 2007, Messrs. Nolte and Peery met with the executive committee of TransCommunity’s board of directors and the chairman of the board’s strategic planning committee to advise them of the discussions with Community Bankers. Following a discussion of the structure and strategic plan of Community Bankers and the discussions that had occurred between the parties to date, the executive committee unanimously agreed that a transaction with Community Bankers’ could be in the best interests of TransCommunity and its stockholders. The executive committee appointed a special committee, whose members are Richard F. Bozard, Christopher G. Miller and Jack C. Zoeller, all of whom are independent directors of TransCommunity, to further evaluate and, if appropriate, negotiate the details of a potential business combination with Community Bankers.

On July 21, 2007, the TransCommunity special committee had a lengthy meeting with Mr. Simanson without the presence of TransCommunity management. On July 28, 2007, the special committee reported its conclusions from this meeting to the executive committee and unanimously recommended that negotiations with Community Bankers be pursued. This recommendation was based on the following conclusions of the special committee:

•	A merger with Community Bankers would offer a premium over the present share value. In addition, TransCommunity stockholders would likely have the opportunity to benefit from further increases in value of the common stock that they would own in the combined company, as Community Bankers pursued further acquisitions following the merger with TransCommunity.

•	The proposed growth strategy, which would be based on a series of acquisitions executed with Mr. Simanson playing a lead role, would allow TransCommunity to advance to a higher threshold of growth than it would have been able to achieve on its own.

•	A merger with Community Bankers and the adoption of an aggressive acquisition strategy would likely present a greater and more immediate benefit to TransCommunity’s stockholders than if TransCommunity did not pursue a business combination.

•	TransCommunity does not presently have the capital to pursue such a growth strategy on its own. The additional capital provided by Community Bankers would also help insulate the company against any severe downturn in the real estate and credit markets.

•	A proposed valuation of about $10.50 per share for TransCommunity common stock (the midpoint of the range of $9.50 to $11.50 discussed with Community Bankers) would be reasonable in the context of a stock-for-stock strategic merger of equals. TransCommunity’s stockholders would still have the opportunity to participate in additional increases in value as stockholders of a combined entity and that current TransCommunity directors would continue to constitute a majority of the resulting board of directors.

•	From an integration perspective, a merger with Community Bankers would pose few challenges, because the combined company would have only one operational banking platform, and there would be no systems to convert and no conflicts among branch networks.

Following his meeting with TransCommunity’s special committee, Mr. Simanson contacted Keefe, Bruyette & Woods, Inc. to discuss how the market might view a business combination between Community Bankers and TransCommunity and the potential risk and benefits in pursuing such a transaction. Some of the potential benefits were deemed to be:

•	the branch locations in attractive, fast-growing markets;

•	that TransCommunity was consolidating its bank charters and back room operations to achieve cost savings and that given the earnings history of TransCommunity, the potential pricing would be reasonable;

•	culturally both companies strongly believed in a community banking model; and

•	a stock-for-stock transaction would provide for an extremely well-capitalized company that would be well positioned to take advantage of future opportunities.

Some of the risks were deemed to be:

•	TransCommunity’s poor earnings history;

•	the disruption that TransCommunity had experienced with its management and board of directors;

•	the reputational risk that these issues could raise;

•	TransCommunity’s ability to successfully integrate its subsidiary banks; and

•	whether other banks would be attracted to join the franchise, although there were and are no plans, arrangements, agreements or understandings other than Community Bankers’ proposed merger with BOE.

In late July 2007, Mr. Simanson conferred with Nelson Mullins Riley & Scarborough LLP regarding the legal aspects of the potential business combination between Community Bankers and TransCommunity.

The executive committee of TransCommunity’s board of directors met on July 25, 2007. At that meeting, the executive committee accepted the special committee’s recommendation to pursue negotiations and engaged in a full discussion of a potential business combination. The executive committee also reviewed other possible strategic alternatives for TransCommunity, including a possible sale of the company. In light of its discussion, the executive committee voted unanimously to pursue negotiations with Community Bankers, to authorize the special committee to conduct such negotiations, and to authorize the special committee to engage investment bankers as necessary to assist with its efforts.

Over the next several weeks, the special committee of TransCommunity’s board of directors and Mr. Nolte continued discussions with Mr. Simanson with respect to the details of a potential business combination. These individuals began to prepare a nonbinding, summary term sheet for such a combination.

During Community Bankers’ regularly scheduled board meeting on August 13, 2007, Mr. Simanson apprised the board of the developments in the discussions with TransCommunity and that he had engaged the legal services of Nelson Mullins Riley & Scarborough LLP and would be engaging Keefe, Bruyette & Woods, Inc. to formally advise on the financial aspects of the proposed transaction.

On August 17, 2007, TransCommunity’s board of directors held a special meeting to consider a potential transaction with Community Bankers. Among other things, the board discussed the history of contacts and discussions with Community Bankers, an overview of the terms of a possible stock-for-stock transaction, the strategic implications of completing a deal with Community Bankers and other potential transactions that may be available to TransCommunity, valuations of both Community Bankers and TransCommunity and some of the complexities associated with acquisitions by “blank check” companies. The board of directors also considered the impact of a potential transaction on stockholders, employees and management, the roles of the directors and management in the combined entity, the use of outside experts and need for a fairness opinion in this process.

Following a discussion at this meeting, TransCommunity’s board of directors ratified the appointment of the special committee and unanimously authorized the special committee to continue negotiations with Community Bankers on terms similar to those presented at the board meeting. In addition, the board of directors approved the engagement of Sandler O’Neill & Partners, LP to provide investment banking advice and a fairness opinion on any transaction that would be proposed following these negotiations. The board of directors also formed a due diligence committee to undertake customary due diligence activities to evaluate Community Bankers and its management and board of directors.

Following this meeting, the special committee of TransCommunity’s board of directors and Mr. Nolte continued negotiations with Mr. Simanson. The special committee had numerous telephone and e-mail discussions and met in person with Mr. Nolte, Mr. Peery, and the company’s investment banker and legal counsel to discuss the proposed terms of the transaction. The parties also began to prepare a definitive merger agreement.

During the week of August 20, 2007, Community Bankers reviewed the proposed terms with Keefe, Bruyette & Woods, Inc., and management and the board reviewed the terms of the draft documents. On the weekends of August 24, 2007 and September 1, 2007, Community Bankers conducted due diligence on TransCommunity.

On August 29, 2007, TransCommunity’s board of directors held its regular monthly meeting. At that meeting, the special committee presented the board of directors with a proposed term sheet for the proposed transaction with Community Bankers. The proposed terms included Community Bankers as the acquiring entity and a proposed merger consideration value of $10.53 for each share of TransCommunity common stock. The special committee also reported that both negotiations and due diligence were still underway. In addition, a representative from Williams Mullen, counsel to the company, discussed the merger generally and the duties and responsibilities of the board of directors. Sandler O’Neill also gave a presentation to the board of directors that evaluated the economics of a transaction with Community Bankers, as then contemplated.

Following these presentations, TransCommunity’s board of directors discussed alternatives available to the company and unanimously concluded that the potential benefits of a transaction with Community Bankers would be in the best interests of TransCommunity and its stockholders. In addition, the board of directors discussed the possibility that its stockholders might not approve a potential transaction with Community Bankers and unanimously concluded that, if it could not obtain stockholder approval, TransCommunity would seek to remain independent and would continue to pursue its current organic growth strategy. The consensus of the board was that the proposed strategic merger with Community Bankers was a unique opportunity that should be pursued, but that this was not an appropriate time to pursue an outright sale of the company, because the earnings improvements attributable to the recent consolidation and changes in management had not yet been achieved and would take a year or more to be reflected in the company’s stock price.

The preliminary term sheet was not executed, however both parties continued to review and negotiate the terms of the merger and a definitive merger agreement.

On September 5, 2007, TransCommunity’s board of directors held another special meeting. At this meeting, the board of directors received presentations from Williams Mullen on the legal terms of the merger and the merger agreement and from Sandler O’Neill on the economics of the proposed transaction. At the conclusion of its presentation, Sandler O’Neill advised the board that the proposed merger with Community Bankers was fair to the stockholders of TransCommunity.

Following these presentations, and after a discussion, TransCommunity’s board of directors unanimously approved the merger with Community Bankers and authorized Mr. Nolte to execute the merger agreement.

On September 5, 2007, Community Bankers’ board of directors held a special meeting. At this meeting, the board of directors received presentations from Nelson Mullins Riley & Scarborough LLP on the legal terms of the merger and the merger agreement and from Keefe, Bruyette & Woods, Inc. on the economics of the proposed transaction. At the conclusion of its presentation, Keefe, Bruyette & Woods, Inc. advised the board of directors that the merger consideration with respect to the proposed merger with TransCommunity was fair, from a financial point of view, to Community Bankers.

Following these presentations, and after a discussion, Community Bankers’ board of directors unanimously approved the merger with TransCommunity and authorized Mr. Simanson to execute the merger agreement.

Community Bankers and TransCommunity executed the merger agreement on September 5, 2007.

Community Bankers and TransCommunity issued a joint press release on September 6, 2007, announcing the transaction.

On December 12, 2007, Sandler O’Neill issued an updated fairness opinion, which supercedes its opinion of September 5, 2007, that also reviewed the effect of the proposed merger with BOE on the surviving corporation.

The Proposed Merger between Community Bankers and BOE

In addition to the proposed merger of Community Bankers with TransCommunity, Community Bankers has entered into an agreement and plan of merger, dated as of December 13, 2007, with BOE. BOE is a bank holding company incorporated under the laws of Virginia and is the holding company of Bank of Essex. Bank of Essex operates eight full-service offices, two in Tappahannock, and one each in Manquin, Mechanicsville, West Point, Glen Allen, Burgess and Callao, Virginia, respectively. Bank of Essex had deposits of $241.0 million, loans of $213.5 million, assets of $294.8 million and equity of $29.3 million, at September 30, 2007. The merger agreement by and between Community Bankers and BOE provides for the merger of BOE with and into Community Bankers with Community Bankers as the surviving corporation. The headquarters of the surviving corporation will be the current headquarters of TransCommunity. Following the merger, TransCommunity Bank will merge with and into Bank of Essex, which will remain headquartered in Tappahannock and will be a wholly-owned subsidiary bank of Community Bankers and will operate each bank division of Bank of Essex under their current names. BOE has the right to terminate the merger agreement if Community Bankers’ acquisition of TransCommunity does not close.

Based on the respective companies’ balance sheets at September 30, 2007, assuming no Community Bankers stockholders exercise their conversion rights, by combining Community Bankers with TransCommunity and BOE, the resulting company would have approximately $625.6 million in assets, $399.6 million in loans, $433.0 million in deposits and have stockholders equity of approximately $160.9 million. As a result of the proposed merger with BOE, each share of BOE common stock will be converted into 5.7278 shares of Community Bankers common stock, subject to possible adjustment. If the daily average closing price for Community Bankers’ common stock for the 20 consecutive days of trading in such stock ending five days before the closing date is less than $7.42, Community Bankers will increase the exchange ratio to the quotient obtained by dividing $42.50 by such daily average closing price. The aggregate consideration to be paid to the stockholders of BOE will be approximately $52 million. Upon completion of Community Bankers’ merger with BOE, each award, option, or other right to purchase or acquire shares of BOE common stock pursuant to stock options, stock appreciation rights, or stock awards granted by BOE under BOE’s stock incentive plans, equity compensation plans and stock option plans, which are outstanding immediately prior to the merger, whether or not exercisable, will be converted into and become rights with respect to Community Bankers common stock, and Community Bankers will assume each right, in accordance with the terms of the relevant BOE stock plan and stock option agreement.

In reaching its decision to approve the merger agreement with BOE and recommend the merger with BOE to its stockholders, the Community Bankers board of directors reviewed various financial data and due diligence and evaluation materials and made an independent determination of fair market value. In addition, in reaching its decision to approve the merger agreement, the board of directors considered a number of factors and believes that the non-exhaustive list of factors below strongly supports its determination to approve the merger agreement and recommendation that its stockholders adopt the merger agreement:

•	the attractive nature of the markets in which BOE operates and its branch network;

•	BOE’s demonstrated deposit and loan growth and history of consistent earnings;

•	BOE’s attractive balance sheet make-up and product mix, including the loan and deposit mix of BOE and the compatibility of that mix with TransCommunity’s balance sheet;

•	opportunities to grow existing revenue streams and create new revenue streams associated with BOE and the strength of the combined balance sheets, equity levels, and projected market capitalization of Community Bankers, TransCommunity and BOE;

•	the competitive position and market share of BOE within its operating markets and the likely ability for Bank of Essex, following its merger with TransCommunity Bank, to increase its market share;

•	the experience of BOE’s board of directors and management, including George M. Longest, Jr., the current president and chief executive officer of BOE who will become president of Community Bankers after the merger and chief executive officer commencing on January 1, 2010;

•	the potential operating efficiencies and management enhancements of merging Bank of Essex with TransCommunity Bank, and the compatibility of management of Community Bankers, TransCommunity and BOE;

•	the valuation of comparable companies and the reasonable pricing of the transaction;

•	the similar operating philosophies and community banking culture of Community Bankers, TransCommunity and BOE;

•	the all stock for stock nature of the merger consideration, preserving capital for future growth and acquisitions;

•	the attractiveness of the surviving corporation following the merger to additional merger candidates;

•	the strong desire of management and the board of directors of BOE to stay involved in future growth of the company; and

•	Keefe, Bruytette & Woods, Inc.’s fairness opinion that the merger is fair to Community Bankers from a financial point of view.

The board of directors of Community Bankers did not ascertain any negative factors related to the proposed merger with BOE other than the risk of the ability to successfully integrate BOE with TFC and achieve the associated cost savings and efficiencies.

In reaching its decision to approve the merger agreement with Community Bankers and recommend the merger to its stockholders, the BOE board of directors consulted with BOE management, as well as with its outside financial and legal advisors, reviewed various financial data, due diligence and evaluation materials and made an independent determination that the proposed merger with Community Bankers was in the best interests of BOE and its stockholders. The board of directors considered a number of positive factors that it believes support its recommendation that BOE’s stockholders approve the merger agreement, including:

•	the premium over BOE’s prevailing stock price to be received by BOE’s stockholders;

•	the financial analysis and presentation of Feldman Financial, and its oral opinion that, as of December 12, 2007, the exchange ratio was fair, from a financial point of view, to BOE’s stockholders. For more information, see “— Opinion of BOE’s Financial Advisor”;

•	the fact that the exchange ratio is fixed in the event that Community Bankers’ stock price increases before closing, but is adjustable in the event that Community Bankers’ stock price decreases, thereby affording BOE’s stockholders a combination of upside participation and downside protection;

•	its belief that the surviving corporation’s increased size and scale, including its significantly larger pro forma capital base, would better position it to compete and grow its business and to attract other high quality merger candidates;

•	its belief that the surviving corporation will be positioned to benefit from increased credit portfolio diversity and increased lending capacity;

•	the corporate governance provisions established for the merger, including the composition of the surviving corporation’s board of directors and the designation of key senior management of the surviving corporation and their proposed employment arrangements;

•	its knowledge and analysis of the current competitive and regulatory environment for financial institutions generally, BOE’s current competitive position and the other potential strategic alternatives available to BOE, including remaining independent, accelerating branch growth, making acquisitions, developing or acquiring non-bank businesses and selling BOE to a larger financial institution;

•	the skills and experience offered by the Community Bankers’ management;

•	its review of Community Bankers’ financial condition and TransCommunity’s financial condition, earnings, business operations and prospects, taking into account the results of BOE’s due diligence investigation of Community Bankers and TransCommunity, and the anticipated compatibility of management and shared business philosophy of Community Bankers, TransCommunity, and BOE;

•	the assessment of the likelihood that the merger would be completed in a timely manner without unacceptable regulatory conditions or requirements, including that no branch divestitures would likely be required, and the ability of the management team to successfully integrate and operate the business of the surviving corporation after the merger; and

•	the fact that the merger will enable BOE’s stockholders to exchange their shares of BOE, in a tax-free transaction, for registered shares of common stock of a company that will have a significantly larger pro forma market capitalization.

The BOE board also considered the risks and potentially negative factors outlined below, but concluded that the anticipated benefits of combining with Community Bankers were likely to outweigh substantially these risks and factors. The risks and factors included:

•	the dilution of ownership rights of BOE’s stockholders;

•	no special purposes acquisition company transactions have been completed in the banking industry;

•	the risk that Community Bankers may not be able to close the proposed merger with TransCommunity due to potential stockholder opposition;

•	whether other banks would be attracted to join the franchise;

•	the poor earnings history of TransCommunitiy;

•	the possibility that the merger and the related integration process could result in the loss of key employees, in the disruption of BOE’s on-going business, and in the loss of customers; and

•	the risks of the type and nature described under “A Warning about Forward-Looking Statements and “Risk Factors.”

Under the merger agreement, each of Community Bankers and BOE has agreed, except as otherwise contemplated by the merger agreement or with the prior written consent of the other party, and to cause its subsidiaries to:

•	operate its business only in the usual, regular, and ordinary course;

•	use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;

•	use reasonable efforts to cause its representations and warranties to be correct at all times;

•	in the case of BOE only, use reasonable efforts to provide all information requested by Community Bankers related to loans or other transactions made by BOE with a value equal to or exceeding $250,000;

•	in the case of BOE only, consult with Community Bankers prior to entering into or making any loans or other transactions with a value equal to or exceeding $500,000; and

•	take no action which would (1) adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the merger agreement without imposition of a condition or restriction which, in the reasonable judgment of the board of directors of Community Bankers or the board of directors of BOE, would so materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement as to render inadvisable the consummation of the merger, or (2) materially adversely affect the ability of either party to perform its covenants and agreements under the merger agreement.

Consummation of Community Bankers’ merger with BOE is subject to a number of conditions, including receipt of the required stockholder approval from both Community Bankers and BOE stockholders, regulatory (Federal Reserve Board and Virginia State Corporation Commission’s Bureau of Financial Institutions) approvals, consummation of Community Bankers’ merger with TransCommunity, as well as satisfaction of certain other customary closing conditions. In the case of Community Bankers, the holders of a majority of the outstanding shares of Community Bankers common stock entitled to vote at the special meeting of stockholders at which the merger is considered must approve the merger.

The merger with TransCommunity is an initial “business combination” under Community Bankers’ certificate of incorporation and therefore must be completed prior to the closing of the merger with BOE. As Community Bankers must dissolve and liquidate if the merger with TransCommunity is not completed by June 7, 2008, it would not be advisable to complete the merger with BOE prior to completing the merger with TransCommunity. As a result, the voting requirement relating to an initial “business combination” will not apply to the vote on the merger with BOE and only the voting requirement under Delaware law, requiring the affirmative vote of the holders of a majority of the outstanding shares of Community Bankers’ common stock entitled to vote on the merger with BOE

(including both shares issued in the initial public offering and shares issued before the initial public offering), will apply.

If Community Bankers’ merger with BOE is consummated, Community Bankers expects to pay quarterly dividends to its stockholders in an amount not less than the quotient obtained by dividing $0.22 by the BOE exchange ratio.

Community Bankers’ Reasons for the TransCommunity Merger

In reaching its decision to approve the merger agreement and recommend the merger to its stockholders, the Community Bankers board of directors reviewed various financial data and due diligence and evaluation materials and made an independent determination of fair market value. In addition, in reaching its decision to approve the merger agreement, the board of directors considered a number of factors, both positive and negative. It believes that the non-exhaustive list of factors below strongly supports its determination to approve the merger agreement and recommendation that its stockholders adopt the merger agreement. The positive factors included:

•	the markets in which TransCommunity operates;

•	the growth prospects associated with TransCommunity;

•	the balance sheet make-up and product mix, including the loan and deposit mix of TransCommunity;

•	opportunities to grow existing revenue streams and create new revenue streams associated with TransCommunity;

•	the competitive position of TransCommunity within its operating markets;

•	the industry dynamics, including barriers to entry;

•	the experience of the TransCommunity’s board of directors and management, including Bruce Nolte, the current president and chief executive officer of TransCommunity who will become president and chief executive officer of Community Bankers, including their recent experience in consolidating TransCommunity’s subsidiary bank’s charters and existing non-core business lines;

•	acquisition opportunities in the industry;

•	the opportunity for further consolidation and cost savings in the banking industry;

•	the valuation of comparable companies;

•	the companies’ similar community banking philosophies;

•	the financial results of TransCommunity, including potential for revenue growth, enhanced operating margins and operating efficiencies; and

•	Keefe, Bruyette & Woods, Inc.’s fairness opinion that the merger is fair to Community Bankers from a financial point of view.

Negative factors that Community Bankers’ board of directors considered included:

•	TransCommunity’s poor earnings history;

•	the disruption that TransCommunity had experienced with its management and board of directors;

•	the reputational risk that these issues could raise;

•	TransCommunity’s ability to successfully integrate its subsidiary banks; and

•	whether other banks would be attracted to join the franchise, although there were and are no plans, arrangements, agreements or understandings other than Community Bankers’ proposed merger with BOE.

After reviewing all of these factors, the Community Bankers board of directors unanimously determined that the merger proposal and the transactions contemplated thereby are in the best interests of Community Bankers and unanimously recommended that Community Bankers’ stockholders vote at the annual meeting to adopt the merger agreement.

In addition, Community Banker’s board knew and considered the financial interests of certain Community Bankers directors and executives when it approved the merger agreement. These financial interests are addressed in greater detail under the heading “— Certain Benefits of Directors and Officers of Community Bankers and TransCommunity.”

The Community Bankers board of directors believes the merger is in the best interests of Community Bankers and its stockholders. The Community Bankers board of directors recommends that Community Bankers’ stockholders vote “FOR” the approval of the merger proposal and the consummation of the transactions contemplated thereby.

Satisfaction of 80% Requirement

Community Bankers represented in its prospectus relating to its initial public offering that the initial business or businesses acquired by Community Bankers in its initial business combination would have a fair market value equal to at least 80% of Community Bankers’ net assets at the time of the transaction. Based on the financial analyses undertaken or reviewed by Community Bankers’ board of directors generally in evaluating and approving the merger agreement, Community Bankers’ board of directors determined that the proposed merger with TransCommunity meets this requirement.

In determining whether the fair market value of TransCommunity exceeds 80% of the net asset value held in trust, Community Bankers first determined the net asset value of the funds held in the trust account as of June 30, 2007, the most current date available prior to entering into the merger agreement. As of June 30, 2007, Community Bankers’ net asset value was $55.7 million (the difference between the funds held in the trust account of $57.8 million, less the deferred payments to the underwriters of $2.1 million), 80% of which was $44.6 million.

The fair market value of the total consideration to be given by Community Bankers in the merger to TransCommunity’s stockholders is approximately $51.2 million, which is 92% of Community Bankers’ net asset value as of June 30, 2007, and which includes $48.3 million for the outstanding shares of TransCommunity (which is calculated by multiplying the 4,586,741 outstanding shares of TransCommunity by the exchange ratio of 1.4200 and by $7.42, which is the closing price of Community Bankers common stock on the day prior to announcement of the merger) and $2.9 million for the stock options of TransCommunity (which is calculated by multiplying the 275,275 stock options by 1.4200 and by $7.42). The board of directors of Community Bankers considered TransCommunity’s net loans, deposits, book value, net income, revenues, prospects, budget, previous non-recurring costs, historic trading price and peer group, as well as comparable transactions and the analysis of Keefe, Bruyette and Woods, Inc. in rendering its fairness opinion in determining that the merger satisfied the 80% requirement.

As of December 31, 2007, Community Bankers’ net asset value was $56.4 million. Community Bankers does not anticipate the net asset value of the funds held in the trust account at the time the merger is completed will be materially greater than those held in trust as of June 30, 2007.

Experience of Board of Directors and Management in Performing Financial Analyses

The Community Bankers board of directors has substantial experience in evaluating and valuing banks. Gary A. Simanson, Community Bankers’ president and chief executive officer, has been managing director of First Capital Group, L.L.C., an investment banking advisory firm specializing in bank mergers and acquisitions, from March 1997 to the present. In such capacity, Mr. Simanson has both initiated and advised on bank merger and acquisition transactions around the country and has spoken nationally on bank mergers and acquisitions. In addition to serving as managing director of First Capital Group, Mr. Simanson also served as Senior Vice President concentrating in bank mergers and acquisitions and capital markets with FTN Financial Capital Markets, a wholly owned investment banking and financial services subsidiary of First Horizon National Corporation (NYSE: FHS) from 1998 to 1999. Eugene S. Putnam, Jr., Community Bankers’ chairman of the board of directors, also has a long history of management in the banking industry having worked at Crestar Financial Corporation as senior vice president serving in various capacities with responsibility for corporate finance, treasury, mergers and acquisition financing, capital planning, balance sheet management and investor relations and then at SunTrust after its acquisition of Crestar as senior vice president and director of investor relations and corporate communications. From 2001 to 2003, Mr. Putnam was executive vice president and chief financial officer at Sterling Bancshares, Inc., a $3.5 billion bank holding company headquartered in Houston, Texas. Keith Walz has held numerous positions in the banking and private equity industry, serving in various capacities with ABN AMRO Capital (USA), and currently serves as managing partner at Kinsale Capital Partners, a leveraged buy-out private equity investment firm. Chris Bagley also has management experience in the banking industry and is currently chief lending officer at Prosperity Bank, a wholly-owned subsidiary of Prosperity Bancshares (Nasdaq “PRSP”) a $6 billion bank holding company headquartered in Houston, Texas.

Consequences to Community Bankers if the Merger Proposal is Not Approved

If the merger proposal is not approved by either the Community Bankers stockholders or the TransCommunity stockholders, if 20% or more of the Community Bankers stockholders properly elect to convert their shares for cash equal to a pro rata portion of the Community Bankers trust account, if required regulatory approvals are denied or delayed or certain other closing conditions are not met and are not waived, the merger will not occur. In such an event: (1) the proceeds in the trust account will be liquidated to holders of shares purchased in Community Bankers’ initial public offering and (2) Community Bankers will be dissolved in accordance with Community Bankers’ amended and restated certificate of incorporation upon stockholder approval of such dissolution and liquidation.

In addition, if Community Bankers does not effect the merger with TransCommunity by June 7, 2008, Community Bankers must dissolve and liquidate. In any liquidation, the funds held in the trust account, plus any interest earned thereon (less any taxes due on such interest), together with any remaining net assets not held in trust, will be distributed pro rata to the holders of Community Bankers common stock issued in the initial public offering. Holders of Community Bankers common stock issued prior to the initial public offering have waived any right to any liquidation distribution with respect to those shares.

TransCommunity’s Reasons for the Merger

In reaching its decision to approve the merger agreement and recommend the merger to its stockholders, the TransCommunity board of directors relied heavily on a special committee comprised of three independent directors who have substantial experience in financial and strategic matters involving public companies. The board also consulted with TransCommunity management, engaged legal and financial advisors, reviewed various financial data, due diligence and evaluation materials, and made an independent determination that the proposed merger with Community Bankers was fair to TransCommunity’s stockholders from a financial point of view. The board of directors considered a number of factors, positive and negative, in determining whether to recommend that TransCommunity’s stockholders approve the merger agreement. The positive factors included:

•	the premium over the company’s prevailing stock price to be received by TransCommunity’s stockholders;

•	the value of the consideration TransCommunity’s stockholders will receive relative to the projected book value and earnings per share of TransCommunity common stock;

•	Sandler O’Neill’s opinion that the consideration TransCommunity’s stockholders will receive as a result of the merger is fair from a financial point of view;

•	the fact that TransCommunity’s stockholders will receive shares in a larger company traded on the American Stock Exchange, which will potentially provide greater liquidity for TransCommunity stockholders to sell their shares quickly and efficiently than under the existing OTC Bulletin Board system;

•	the fact that the exchange ratio is fixed in the event that Community Banker’s stock price increases before closing, but is adjustable in the event that Community Banker’s stock price decreases, thereby affording TransCommunity’s stockholders a combination of upside participation and downside protection;

•	the additional capital to support a larger bank;

•	the potential for the combined company to attract merger candidates that TransCommunity would not be likely to attract on its own;

•	the proposed merger would be a strategic merger of equals in which the combined companies may achieve a level of growth that neither company could achieve on its own;

•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the merger;

•	the skills and experience offered by the Community Bankers’ management and board of directors;

•	the anticipated compatibility of management and business philosophy of Community Bankers and TransCommunity;

•	the projected positive value of Community Bankers’ shares offered to TransCommunity’s stockholders in relation to the estimated market value, book value, and earnings per share of TransCommunity common stock;

•	the competitive and regulatory environment for financial institutions generally; and

•	the fact that the merger will enable TransCommunity’s stockholders to exchange their shares of common stock in a tax-free transaction.

The negative factors included:

•	the dilution of ownership rights of TransCommunity’s stockholders;

•	the reduction in the level of control that TransCommunity’s stockholders would have in the surviving corporation;

•	no special purposes acquisition company transactions have been completed in the banking industry;

•	TransCommunity was enjoying progress with its strategic plan, including recently consolidating its subsidiary banks into one subsidiary; and

•	potential stockholder opposition to the merger.

After reviewing all of these factors, the TransCommunity board of directors unanimously determined that the merger proposal and the transactions contemplated thereby are in the best interests of TransCommunity and unanimously recommended that TransCommunity’s stockholders vote at the special meeting to approve the merger proposal.

TransCommunity’s board of directors knew and considered the financial interests of certain TransCommunity directors and executives when it approved the merger agreement. These financial interests are addressed in greater detail under the heading “— Certain Benefits of Directors and Officers of Community Bankers and TransCommunity.”

The TransCommunity board of directors believes the merger is in the best interests of TransCommunity and its stockholders. The TransCommunity board of directors recommends that TransCommunity’s stockholders vote “FOR” the approval of the merger proposal and the consummation of the transactions contemplated thereby.

Opinion of Community Bankers’ Financial Advisor

On September 5, 2007, Community Bankers executed an engagement agreement with Keefe, Bruyette & Woods, Inc. Keefe, Bruyette & Woods, Inc.’s engagement encompassed assisting Community Bankers in analyzing, structuring, negotiating and effecting a transaction with TransCommunity. Community Bankers selected Keefe, Bruyette & Woods, Inc. because Keefe, Bruyette & Woods, Inc. is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Community Bankers and its business. Community Bankers had previously engaged Keefe, Bruyette & Woods, Inc. on January 10, 2007, to advise on preliminary discussions Community Bankers had held earlier with BOE concerning the possibility of Community Bankers and BOE entering into a business combination. As part of its investment banking business, Keefe, Bruyette & Woods, Inc. is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

On September 5, 2007, the Community Bankers board of directors held a meeting to evaluate the proposed merger of TransCommunity with and into Community Bankers. At this meeting, Keefe, Bruyette & Woods, Inc. reviewed the financial aspects of the proposed merger and rendered a written opinion as of such date to Community Bankers as to the fairness to Community Bankers, from a financial point of view, of the consideration to be paid in the merger.

The text of Keefe, Bruyette & Woods, Inc.’s written opinion is attached as Appendix D to this document and is incorporated herein by reference. Community Bankers stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, Inc.’s opinion speaks only as of the date of the opinion. The opinion is directed to the Community Bankers board of directors and addresses only the fairness, from a financial point of view, of the consideration to be paid in the merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Community Bankers stockholder as to how the stockholder should vote at the Community Bankers special meeting on the merger or any related matter.

In rendering its opinion, Keefe, Bruyette & Woods, Inc.:

•	reviewed, among other things,

•	the merger agreement,

•	Annual Reports to stockholders and Annual Reports on Form 10-K of TransCommunity,

•	Quarterly Reports on Form 10-Q of TransCommunity,

•	Annual Reports on Form 10-K of Community Bankers, and

•	Quarterly Reports on Form 10-Q of Community Bankers;

•	held discussions with members of senior management of Community Bankers and TransCommunity regarding,

•	past and current business operations,

•	regulatory relationships,

•	financial condition, and

•	future prospects of the respective companies;

•	reviewed the market prices, valuation multiples, publicly reported financial condition and results of operations for TransCommunity and compared them with those of certain publicly traded companies that Keefe, Bruyette & Woods, Inc. deemed to be relevant;

•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that Keefe, Bruyette & Woods, Inc. deemed to be relevant;

•	evaluated the potential pro forma impact of the merger on Community Bankers, and

•	performed other studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, Keefe, Bruyette & Woods, Inc. relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to Keefe, Bruyette & Woods, Inc. or that was discussed with, or reviewed by or for Keefe, Bruyette & Woods, Inc., or that was publicly available. Keefe, Bruyette & Woods, Inc. did not attempt, or assume any responsibility, to verify such information independently. Keefe, Bruyette & Woods, Inc. relied upon the management of TransCommunity and Community Bankers as to the reasonableness and achievability of the financial and operating forecasts and projections, and assumptions and bases for those projections, provided to Keefe, Bruyette & Woods, Inc. Keefe, Bruyette & Woods, Inc. assumed, without independent verification, that the aggregate allowances for loan and lease losses for TransCommunity are adequate to cover those losses. Keefe, Bruyette & Woods, Inc. did not make or obtain any evaluations or appraisals of any assets or liabilities of TransCommunity or Community Bankers, nor did Keefe, Bruyette & Woods, Inc. examine or review individual credit files.

For purposes of rendering its opinion, Keefe, Bruyette & Woods, Inc. assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any material waivers; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications that may be imposed, will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

Keefe, Bruyette & Woods, Inc. further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. Keefe, Bruyette & Woods, Inc.’s opinion is not an expression of an opinion as to the prices at which shares of TransCommunity common stock or Community Bankers common stock will trade since the announcement of the proposed merger or the actual value of the Community Bankers common shares when issued pursuant to the merger, or the prices at which the Community Bankers common shares will trade following the completion of the merger.

In performing its analyses, Keefe, Bruyette & Woods, Inc. made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Keefe, Bruyette & Woods, Inc., TransCommunity and Community Bankers. Any estimates contained in the analyses performed by Keefe, Bruyette & Woods, Inc. are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Keefe, Bruyette & Woods, Inc. opinion was among several factors taken into consideration by the Community Bankers board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Community Bankers board or management of Community Bankers with respect to the fairness of the consideration to be paid in the merger.

Summary of Analyses by Keefe, Bruyette & Woods, Inc.

The following is a summary of the material analyses presented by Keefe, Bruyette & Woods, Inc. to the Community Bankers board, in connection with its written fairness opinion. The summary is not a complete description of the analyses underlying the Keefe, Bruyette & Woods, Inc. opinion or the presentation made by Keefe, Bruyette & Woods, Inc. to the Community Bankers board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Keefe, Bruyette & Woods, Inc. did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Keefe, Bruyette & Woods, Inc. believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion. The tables alone do not provide a complete description of the financial analyses.

Summary of Proposal.  TransCommunity stockholders will receive 1.4200 shares of Community Bankers common stock. Based on Community Bankers’ closing stock price on September 4, 2007 of $7.42, the exchange ratio represented a value of $10.54 per share to TransCommunity.

Selected Peer Group Analysis.  Using publicly available information, Keefe, Bruyette & Woods, Inc. compared the financial performance, financial condition, and market performance of TransCommunity to the following 22 depository institutions that Keefe, Bruyette & Woods, Inc. considered comparable to TransCommunity:

Companies included in TransCommunity’s peer group:

•	Virginia National Bank;

•	Citizens Bancorp of Virginia, Inc.;

•	First Capital Bancorp, Inc.;

•	BOE Financial Services of Virginia, Inc.;

•	Botetourt Bankshares, Inc.;

•	Pinnacle Bankshares Corporation;

•	Shore Financial Corporation;

•	Bank of James Financial Group, Inc.;

•	Heritage Bankshares, Inc.;

•	Cardinal Bankshares Corporation;

•	United Financial Banking Companies, Inc.;

•	MainStreet BankShares, Inc.;

•	Virginia Community Bankshares, Inc.;

•	Pioneer Bankshares, Inc.;

•	Bank of Virginia;

•	Virginia Bank Bankshares, Incorporated;

•	Bank of McKenney;

•	Farmers Bank of Appomattox;

•	SuffolkFirst Bank

•	Citizens Community Bank

•	MainStreet Bank

•	River City Bank

To perform this analysis, Keefe, Bruyette & Woods, Inc. used financial information as of the three month period ended June 30, 2007 if available, otherwise March 31, 2007 and for the three or twelve month period ended June 30, 2007 if available, otherwise March 31, 2007. Market price information was as of August 31, 2007. Certain financial data prepared by Keefe, Bruyette & Woods, Inc., and as referenced in the tables presented below may not correspond to the data presented in TransCommunity’s historical financial statements, or to the data prepared by Sandler O’Neill presented under the section “Opinion of TransCommunity’s Financial Advisor,” as a result of the different periods, assumptions and methods used by Keefe, Bruyette & Woods, Inc. to compute the financial data presented.

Keefe, Bruyette & Woods, Inc.’s analysis showed the following concerning TransCommunity’s financial performance:

		TransCommunity	TransCommunity	TransCommunity
Financial Performance		Peer Group	Peer Group	Peer Group
Measures:	TransCommunity	Median	Maximum	Minimum

Latest Twelve Months Core Return on Average Equity	(1.30)%	9.64%	14.10%	(3.01)%
Latest Twelve Months Core Return on Average Assets	(0.20)%	0.92%	1.89%	(0.51)%
Most Recent Quarter Net Interest Margin	5.35%	4.08%	5.47%	2.90%
Latest Twelve Months Efficiency Ratio	93%	69%	101%	54%

Keefe, Bruyette & Woods, Inc.’s analysis showed the following concerning TransCommunity’s financial condition:

		TransCommunity	TransCommunity	TransCommunity
		Peer Group	Peer Group	Peer Group
Financial Condition Measures:	TransCommunity	Median	Maximum	Minimum

Tangible Equity / Tangible
Assets	13.98%	10.94%	16.01%	9.12%
Loans / Deposits	95%	89%	105%	66%
Latest Twelve Months
Net Charge-offs / Avg. Loans	0.35%	0.02%	0.39%	(0.17)%
Loan Loss Reserves / Loans	117%	106%	188%	81%

Keefe, Bruyette & Woods, Inc.’s analysis showed the following concerning TransCommunity’s market performance:

			TransCommunity		TransCommunity		TransCommunity
			Peer Group		Peer Group		Peer Group
Market Performance Measures:	TransCommunity		Median		Maximum		Minimum

Price to earnings multiple, based on Last Twelve Months	NMx		16.3	x	95.2	x	10.1	x
GAAP estimated earnings
Price to book multiple value	1.17	x	1.23	x	2.02	x	0.89	x
Price to tangible book multiple value	1.17	x	1.23	x	2.02	x	0.89	x

Selected Transaction Analysis.  Keefe, Bruyette & Woods, Inc. reviewed publicly available information related to selected comparably sized acquisitions of bank holding companies announced after January 1, 2005, with headquarters in Virginia, Maryland and North Carolina with aggregate transaction values between $25 million and $100 million. The transactions included in the group were:

Acquiror:	Acquired Company:

Yadkin Valley Financial Corporation	Cardinal State Bank
Bank of Carolinas Corporation	Randolph Bank & Trust Company
Bradford Bancorp, Inc.	Patapsco Bancorp, Inc.
Gateway Financial Holdings, Inc.	Bank of Richmond, N.A.
Sandy Spring Bancorp, Inc.	CN Bancorp, Inc.
Sandy Spring Bancorp, Inc.	Potomac Bank of Virginia
Crescent Financial Corporation	Port City Capital Bank
BNC Bancorp	SterlingSouth Bank & Trust Company
Premier Community Bankshares, Inc.	Albemarle First Bank
Union Bankshares Corporation	Prosperity Bank & Trust Company
American National Bankshares, Inc.	Community First Financial Corporation
Citizens South Banking Corporation	Trinity Bank

Transaction multiples for the merger were derived from an offer price of $10.54 per share for TransCommunity. For each precedent transaction, Keefe, Bruyette & Woods, Inc. derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

•	the earnings per share of the acquired company for the latest 12 months of results publicly available prior to the time the transaction was announced;

•	book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	additionally, for each precedent transaction, Keefe, Bruyette & Woods, Inc. derived and compared the premium paid in aggregate consideration over tangible book value to core deposits. Core deposits were defined as total deposits less jumbo CDs (CDs with balances greater than $100,000); and

•	market premium based on the latest closing price 1-day prior to the announcement of the acquisition.

The results of the analysis are set forth in the following table.

			Comparable		Comparable		Comparable
	Community Bankers/		Transactions		Transactions		Transactions
	TransCommunity		Median		Maximum		Minimum

Price / Trailing 12 months earnings per share	NM	x	30.1	x	41.2	x	17.4	x
Price / Book value	1.61	x	2.33	x	3.36	x	1.77	x
Price / Tangible Book value	1.61	x	2.45	x	3.36	x	1.82	x
Core Deposit Premium	13.9%		20.2%		32.8%		9.3%
Market Premium	36.0%		37.6%		87.0%		21.9%

No company or transaction used as a comparison in the above analysis is identical to Community Bankers, TransCommunity or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis.  Keefe, Bruyette & Woods, Inc. performed a discounted cash flow analysis to estimate a range for the implied equity value per share of TransCommunity common stock. In this analysis, Keefe, Bruyette & Woods, Inc. assumed discount rates ranging from 11.0% to 15.0% to derive (1) the present value of the estimated free cash flows that TransCommunity could generate over the period beginning January 2008 and ending in December 2012, including certain expenses forecasted as a result of the merger, and (2) the present value of TransCommunity’s terminal value at the end of 2013. Terminal values for TransCommunity were calculated based on a range of 15.0x to 18.0x estimated 2013 earnings per share. In performing this analysis, Keefe, Bruyette & Woods, Inc. used TransCommunity’s management’s estimates for 2007 through 2010. Based on management’s estimates, Keefe, Bruyette & Woods, Inc. assumed 15% earnings per share growth for 2011 and 2012, with 10% growth thereafter. Certain data was adjusted to account for certain restructuring charges anticipated by management to result from the merger. Keefe, Bruyette & Woods, Inc. assumed that TransCommunity would maintain a tangible equity / tangible asset ratio of 7.00% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for TransCommunity.

Based on these assumptions, Keefe, Bruyette & Woods, Inc. derived a range of implied equity values per share of TransCommunity common stock of $8.76 to $11.48.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of TransCommunity common stock.

Forecasted Pro Forma Financial Analysis.  Keefe, Bruyette & Woods, Inc. analyzed the estimated financial impact of the merger on Community Bankers’ 2008 and 2009 estimated earnings per share. For Community Bankers, Keefe, Bruyette & Woods, Inc. used management’s estimates of earnings per share for 2008 and grew those earnings by 5% for 2009. For TransCommunity, Keefe, Bruyette & Woods, Inc. used management’s estimates for 2008 and 2009. In addition, Keefe, Bruyette & Woods, Inc. assumed that the merger will result in no cost savings, based upon management’s estimates. Based on its analysis, Keefe, Bruyette & Woods, Inc. determined that the merger would be accretive to Community Bankers’ earnings per share in 2009.

Furthermore, the analysis indicated that Community Bankers’ Leverage Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk Based Capital Ratio would all remain above regulatory minimums for well capitalized institutions. This analysis was based on internal projections provided by Community Bankers’ and TransCommunity’s senior management teams. For all of the above analysis, the actual results achieved by Community Bankers following the merger may vary from the projected results, and the variations may be material.

Other Analyses.  Keefe, Bruyette & Woods, Inc. reviewed the relative financial and market performance of TransCommunity to a variety of relevant industry peer groups and indices. Keefe, Bruyette & Woods, Inc. also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for TransCommunity.

Community Bankers’ board has retained Keefe, Bruyette & Woods, Inc. as an independent contractor to act as financial advisor to Community Bankers regarding the merger. As part of its investment banking business, Keefe, Bruyette & Woods, Inc. is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe, Bruyette & Woods, Inc. has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe, Bruyette & Woods, Inc. may, from time to time, purchase securities from, and sell securities to, Community Bankers and TransCommunity. As a market maker in securities Keefe, Bruyette & Woods, Inc. may from time to time have a long or short position in, and buy or sell, debt or equity securities of Community Bankers and TransCommunity for Keefe, Bruyette & Woods, Inc.’s own account and for the accounts of its customers.

Community Bankers and Keefe, Bruyette & Woods, Inc. have entered into an agreement relating to the services to be provided by Keefe, Bruyette & Woods, Inc. in connection with the merger. Community Bankers paid to Keefe, Bruyette & Woods, Inc. at the time Keefe, Bruyette & Woods, Inc. issued the fairness opinion, a cash fee of $125,000 and has agreed to pay to Keefe, Bruyette & Woods, Inc. an additional cash fee of $375,000 at the time of and contingent upon closing. Pursuant to the Keefe, Bruyette & Woods, Inc. engagement agreement, Community Bankers also agreed to reimburse Keefe, Bruyette & Woods, Inc. for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

Separately, Community Bankers and Keefe, Bruyette & Woods, Inc. have entered into an agreement relating to the services to be provided by Keefe, Bruyette & Woods, Inc. in connection with Community Bankers’ proposed merger with BOE. Community Bankers paid to Keefe, Bruyette & Woods, Inc. at the time Keefe, Bruyette & Woods, Inc. issued the fairness opinion in connection with the proposed merger with BOE, a cash fee of $125,000 and has agreed to pay to Keefe, Bruyette & Woods, Inc. an additional cash fee of $375,000 at the time of and contingent upon the closing of the proposed merger with BOE. Pursuant to the Keefe, Bruyette & Woods, Inc. engagement agreement, Community Bankers also agreed to reimburse Keefe, Bruyette & Woods, Inc. for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

Opinion of TransCommunity’s Financial Advisor

By letter dated August 7, 2007, TransCommunity retained Sandler O’Neill & Partners, LP to act as its financial advisor in connection with a possible business combination with another financial institution. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor to TransCommunity in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the December 12, 2007 meeting at which TransCommunity’s special committee considered and approved the merger agreement, Sandler O’Neill delivered to the special committee its oral opinion, subsequently confirmed in writing that, as of such date, the consideration to be received in the transaction was fair to TransCommunity’s stockholders from a financial point of view, including the effects of Community Bankers’ transaction with BOE (the “BOE Transaction”) on the combined entity. Sandler O’Neill also advised the board that their December 12, 2007 fairness opinion would supercede the fairness opinion rendered by Sandler O’Neill on September 5, 2007.

The full text of Sandler O’Neill’s opinion is attached as Appendix E to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. TransCommunity stockholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to the TransCommunity board of directors and is directed only to the fairness of the merger consideration to TransCommunity stockholders from a financial point of view. It does not address the underlying business decision of TransCommunity to engage in the merger or any other aspect of the merger and is not a recommendation to any TransCommunity stockholder as to how such stockholder should vote at the special meeting with respect to the merger or any other matter.

In connection with rendering its December 12, 2007 opinion, Sandler O’Neill reviewed and considered, among other things:

•	the merger agreement;

•	certain publicly available financial statements and other historical financial information of TransCommunity that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of Community Bankers that Sandler O’Neill deemed relevant;

•	an internal budget for TransCommunity for the year ending December 31, 2007 prepared by and reviewed with management of TransCommunity and management guidance on growth and performance thereafter;

•	the pro forma financial impact of the merger on Community Bankers based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior managements of TransCommunity and Community Bankers;

•	the financial impact of BOE Transaction on the combined entities as discussed with the senior management of Community Bankers;

•	publicly reported historical price and trading activity for the common stock of TransCommunity and Community Bankers, including a comparison of certain financial and stock market information for TransCommunity with similar publicly available information for certain other companies the securities of which are publicly traded;

•	to the extent publicly available, the financial terms of certain recent business combinations in the commercial banking industry;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

Sandler O’Neill also discussed with certain members of senior management of TransCommunity the business, financial condition, results of operations and prospects of TransCommunity.

In performing its reviews and analyses and in rendering its opinion, Sandler O’Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise provided to Sandler O’Neill by TransCommunity, including any information related to the BOE Transaction, and further relied on the assurances of management of TransCommunity that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O’Neill was not asked to and did not independently verify the accuracy or completeness of any of such information and they did not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O’Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of TransCommunity or Community Bankers or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O’Neill is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of TransCommunity, nor did it review any individual credit files relating to TransCommunity. With TransCommunity’s consent, Sandler O’Neill assumed that the respective allowances for loan losses for TransCommunity were adequate to cover such losses and for the combined company.

With respect to the internal budget and management guidance for TransCommunity and the projections of transaction costs, purchase accounting adjustments and expected cost savings prepared by and/or reviewed with the managements of TransCommunity and Community Bankers and used by Sandler O’Neill in its analyses, TransCommunity’s and Community Bankers’ management confirmed to Sandler O’Neill that they reflected the best currently available estimates and judgments of management of the future financial performance of TransCommunity and Community Bankers and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expresses no opinion as to the budget it received or the guidance provided by management and estimates or the assumptions on which they are based. Sandler O’Neill also assumed that there has been no material change in TransCommunity’s and Community Bankers’ assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill did not express any opinion as to the financial terms or conditions of Community Bankers’ merger with BOE except as to how such financial terms and conditions relate to the merger.

Sandler O’Neill’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O’Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived. Sandler O’Neill also assumed, with TransCommunity’s consent, that there has been no material change in

TransCommunity’s and Community Bankers’ assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to it that TransCommunity and Community Bankers will remain as going concerns for all periods relevant to its analyses, and that the merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with TransCommunity’s consent, Sandler O’Neill relied upon the advice that TransCommunity received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the agreement.

In rendering its December 12, 2007 opinion, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to TransCommunity or Community Bankers and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of TransCommunity or Community Bankers and the companies to which they are being compared.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of TransCommunity, Community Bankers and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to TransCommunity at its December 12, 2007 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of TransCommunity common stock or Community Bankers common stock or the prices at which TransCommunity or Community Bankers common stock may be sold at any time.

Summary of Proposal.  Sandler O’Neill reviewed the financial terms of the proposed transaction. Based upon the closing price of Community Bankers common stock on December 10, 2007 of $7.42 per share, a fixed exchange ratio of 1.4200 shares of Community Bankers stock for each share of TransCommunity common stock, or a fixed price of $10.536 for each share of TransCommunity common stock, and the exchange of 100% of TransCommunity’s shares into shares of Community Bankers in the merger, and based upon per-share financial information for TransCommunity for the twelve months ended September 30, 2007. Sandler O’Neill calculated the following ratios:

	Transaction
	Ratios(1)

Transaction value/Estimated Forward Four Quarter Earnings Per Share	36.8	x
Transaction value/Book value per share	161%
Transaction value/Tangible book value per share	161%
Tangible book premium/Core deposits(2)	13.3%

(1)	Based upon the closing price of Community Bankers common stock on December 10, 2007 of $7.42, a total per share consideration of $10.536 will be exchanged for all of TransCommunity’s shares.

(2)	Assumes TransCommunity’s total core deposits are $134 million. Excludes CDs greater than $100,000.

The aggregate offer value was approximately $48.3 million, based upon 4,586,741 shares of TransCommunity common stock outstanding and including the intrinsic value of options to purchase an aggregate of 289,625 shares with a weighted average strike price of $9.97 per share. Sandler O’Neill noted that the transaction value represented a 52.7% premium over the December 10, 2007 closing value of TransCommunity common stock.

In addition to the financial terms of the proposed transaction ratios, Sandler O’Neill reviewed the effect of a change in Community Bankers’ stock price to the common stock consideration paid to TransCommunity. Applying a range of Community Bankers’ stock prices of $5.94 to $8.90, it was noted that the total per share consideration would range from $10.536 to $12.644. This per share consideration range results in an aggregate transaction value range of $48.6 million to $58.8 million, based upon 4,586,741 shares of TransCommunity common stock outstanding and including the intrinsic value of options to purchase an aggregate of 289,625 shares with a weighted average strike price of $9.97 per share. Sandler O’Neill calculated the following transaction values and transaction ratios:

								Price/
							Price/	Forward Four
Buyer’s	Change		Purchase	Value of	Value of	Aggregate	Tangible	Quarter	Premium to
Stock	in Stock	Exchange	Price per	Shares	Options	Deal	Book	Earnings per	Market
Price	Price (%)	Ratio	Share ($)	Received ($000)	($mm)	Value ($mm)	Value (%)	Share (x)	(%)

$8.90	20.0%	1.4200	$12.644	57,993	774	58.8	193	44.2	83.2
$8.72	17.5%	1.4200	$12.380	56,785	698	57.5	189	43.3	79.4
$8.53	15.0%	1.4200	$12.117	55,577	622	56.2	185	42.3	75.6
$8.35	12.5%	1.4200	$11.853	54,369	545	54.9	181	41.4	71.8
$8.16	10.0%	1.4200	$11.590	53,161	469	53.6	177	40.5	68.0
$7.98	7.5%	1.4200	$11.327	51,952	393	52.3	173	39.6	64.2
$7.79	5.0%	1.4200	$11.063	50,744	317	51.1	169	38.7	60.3
$7.61	2.5%	1.4200	$10.800	49,536	172	48.6	165	36.9	53.1
$7.42	0.0%	1.4200	$10.536	48,326	164	48.5	161	36.8	52.7
$7.23	(2.5)%	1.4564	$10.536	48,393	164	48.6	161	36.8	52.7
$7.05	(5.0)%	1.4947	$10.536	48,393	164	48.6	161	36.8	52.7
$6.86	(7.5)%	1.5351	$10.536	48,393	164	48.6	161	36.8	52.7
$6.68	(10.0)%	1.5777	$10.536	48,393	164	48.6	161	36.8	52.7
$6.49	(12.5)%	1.6228	$10.536	48,393	164	48.6	161	36.8	52.7
$6.31	(15.0)%	1.6705	$10.536	48,393	164	48.6	161	36.8	52.7
$6.12	(17.5)%	1.7211	$10.536	48,393	164	48.6	161	36.8	52.7
$5.94	(20.0)%	1.7749	$10.536	48,393	164	48.6	161	36.8	52.7

Stock Trading History.  Sandler O’Neill reviewed the history of the reported trading prices and volume of TransCommunity and Community Bankers common stock for the one-year period ended December 10, 2007. As described below, Sandler O’Neill then compared the relationship between the movements in the prices of TransCommunity and Community Bankers common stock to movements in the prices of the NASDAQ Bank Index, the S&P 500 Index, and compared the other S&P Bank Index. During the one year period ended December 10, 2007, TransCommunity underperformed each of the indices to which it was compared.

	TransCommunity’s Stock Performance
	Beginning Index Value	Ending Index Value
	December 8, 2006	December 10, 2007

TransCommunity	100.0%	76.7%
NASDAQ Bank Index	100.0	86.2
S&P 500 Index	100.0	107.5
Community Bankers	100.0	100.8

During the one-year period ended December 10, 2007, Community Bankers outperformed the NASDAQ Bank Index and underperformed the S&P 500 Index.

	Community Bankers’ Stock Performance
	Beginning Index Value	Ending Index Value
	December 8, 2006	December 10, 2007

Community Bankers	100.0	100.8%
NASDAQ Bank Index	100.0	86.2
S&P 500 Index	100.0	107.5
TransCommunity	100.0	76.7

Comparable Company Analysis.  Sandler O’Neill used publicly available information to compare selected financial and market trading information for TransCommunity with groups of financial institutions selected by Sandler O’Neill for TransCommunity. TransCommunity’s peer groups consisted of the following: Publicly traded Virginia commercial banks, each having total assets as of the most recent quarter of $150 million to $300 million, Nationwide Publicly traded commercial banks each having total assets as of the most recent quarter of $200 million to $500 million, and Nationwide Publicly traded commercial banks each having a tangible equity to tangible assets ratio as of the most recent quarter of 15.0% or greater and positive earnings over the most recent twelve month period.
Virginia Comparable Group

Virginia National Bank(1)	Cardinal Bankshares Corp.
Citizens Bancorp of Virginia	United Financial Banking Co.(1)
Citizens Community Bank	MainStreet BankShares Inc
BOE Financial Services of VA	Virginia Community Bankshares(1)
Botetourt Bankshares Inc.	Pioneer Bankshares Inc.
Pinnacle Bankshares Corp.	Bank of Virginia
Shore Financial Corp.	SuffolkFirst Bank(1)
Bank of the James Finl Grp Inc	Bank of McKenney
Heritage Bankshares Inc.	Farmers Bank of Appomattox(1)

(1)	Financial data as of the twelve months ended June 30, 2007.

The analysis compared publicly available financial information for TransCommunity as of and for the twelve months ended September 30, 2007 with that of the TransCommunity peer groups as of and for the twelve month period ended September 30, 2007. The table below sets forth the data for TransCommunity and the median data for the TransCommunity peer groups, with pricing data as of December 10, 2007.

	Comparable Group Analysis
							Nationwide Tangible
							Equity /
			Virginia		Nationwide Asset		Tangible Assets
	TransCommunity		Peer Group		Size Peer Group		15.0% Peer Group

Total Assets ($mm)	$223		$208		$311		$197
Tangible Equity/Tangible Assets	13.42%		10.09%		8.95%		15.23%
Return on Average Assets	(0.32)%		1.01%		0.90%		0.96%
Return on Average Equity	(2.2)%		9.2%		9.7%		6.4%
Price/Tangible book value per share	106%		112%		138%		124%
Price/Last Twelve Months Earnings per share	NM	x	13.3	x	14.7	x	18.9	x
Price/2007 Estimated Earnings per share(1)	NM	x	22.3	x	15.3	x	19.2	x
Price/2008 Estimated Earnings per share(1)	23.8	x	16.3	x	13.2	x	15.6	x
Market Capitalization ($mm)	$31.6		$29.2		$38.2		$34.4

(1)	Based upon internal financial projections for TransCommunity for the year ending December 31, 2007 and December 31, 2008 prepared by and reviewed with management of TransCommunity.

Analysis of Selected Merger Transactions.  Sandler O’Neill reviewed 13 regional merger transactions announced from January 1, 2005 through December 10, 2007 involving Washington DC, Maryland and Virginia based depository institutions as acquired institutions with announced transaction values greater than $15 million. Sandler O’Neill also reviewed 21 nationwide merger transactions announced January 1, 2004 through December 10, 2007 involving nationwide commercial banks with reported net losses for the most recent twelve month period prior to announcement as acquired institutions with announced transaction values greater than $15 million. Sandler O’Neill reviewed the multiples of transaction price at announcement to estimated net income, transaction price to stated book value per share, transaction price to tangible book value per share, tangible book premium to core deposits and premium to market price and computed median multiples and premiums for the transactions. The median multiples from the nationwide group and the median multiples for the regional group were applied to TransCommunity’s financial information as of and for the twelve months ended September 30, 2007. As illustrated in the following table, Sandler O’Neill derived imputed ranges of values per share of TransCommunity common stock of $10.18 to $11.66 based upon the median multiples for the nationwide group and $5.88 to $21.20 based upon the median multiples for the regional depository institutions transactions.

	Comparable Transaction Multiples
	Median		Median
	Nationwide	Implied	Regional		Implied
	Multiple	Value	Multiple		Value

Transaction price/Estimated Net Income(1)	NA	NA	20.6	x	$5.88
Transaction price/Stated Book value	179%	$11.66	270%		$17.59
Transaction price/Tangible book value	177%	$11.55	325%		$21.20
Tangible book premium/Core deposits(2)	12.1%	$10.18	25.2%		$13.96
Market Premium(3)	50.8%	$10.41	32.4%		$9.14

(1)	Based upon internal financial projections for TransCommunity for the forward four quarters ending September 30, 2008 prepared by and reviewed with management of TransCommunity.

(2)	Assumes TransCommunity’s total core deposits are $134 million. Excludes CDs greater than $100,000.

(3)	Based on TransCommunity’s closing price of $6.90 per share as of December 10, 2007.

Discounted Cash Flow Analysis.  Sandler O’Neill performed an analysis that estimated the future stream of after-tax cash flows of TransCommunity through December 31, 2010 under various circumstances, assuming TransCommunity’s core dividend payout ratio of 0.0% and that TransCommunity performed in accordance with the earnings and growth projections reviewed with and confirmed by management of TransCommunity. To approximate the terminal value of TransCommunity common stock at December 31, 2010, Sandler O’Neill applied price to earnings multiples ranging from 12x to 22x and multiples of tangible book value ranging from 100% to 200%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9.9% to 14.9% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of TransCommunity common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of TransCommunity common stock of $4.57 to $9.47 when applying the price/earnings multiples and $5.01 to $11.32 when applying multiples of tangible book value. In addition, the terminal value of TransCommunity common stock at December 31, 2010 was calculated using the same range of price to last twelve months earnings multiples (12x to 22x) applied to a range of discounts and premiums to management’s budget projections. The range applied to the budgeted net income was 25.0% under budget to 25.0% over budget, using a discount rate of 12.95% for the tabular analysis. As illustrated in the following tables, this analysis indicated an imputed range of values per share for TransCommunity common stock of $3.16 to $12.48 when applying the price to earnings multiples to the -25.0% / +25.0% budget range.

Earnings Per Share Multiples

	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x
9.9%	$5.26	$6.11	$6.95	$7.79	$8.63	$9.47
10.9%	$5.12	$5.93	$6.75	$7.56	$8.38	$9.20
11.9%	$4.97	$5.77	$6.56	$7.35	$8.14	$8.94
12.9%	$4.83	$5.60	$6.38	$7.15	$7.92	$8.69
13.9%	$4.70	$5.45	$6.20	$6.95	$7.70	$8.44
14.9%	$4.57	$5.30	$6.03	$6.76	$7.48	$8.21

Tangible Book Value per Share Multiples

	100%	120%	140%	160%	180%	200%
9.9%	$5.77	$6.88	$7.99	$9.10	$10.21	$11.32
10.9%	$5.61	$6.68	$7.76	$8.84	$9.92	$10.99
11.9%	$5.45	$6.50	$7.54	$8.59	$9.63	$10.68
12.9%	$5.30	$6.31	$7.33	$8.35	$9.36	$10.38
13.9%	$5.15	$6.14	$7.13	$8.12	$9.10	$10.09
14.9%	$5.01	$5.97	$6.93	$7.89	$8.85	$9.81

With Projected Net Income Variance (at 12.95% discount rate)

Earnings Per Share Multiples

	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x
(25.0)%	$3.16	$4.04	$4.92	$5.81	$6.69	$7.57
(20.0)%	$3.35	$4.30	$5.24	$6.18	$7.12	$8.06
(15.0)%	$3.55	$4.55	$5.55	$6.55	$7.55	$8.55
(10.0)%	$3.75	$4.81	$5.87	$6.92	$7.98	$9.04
(5.0)%	$3.94	$5.06	$6.18	$7.30	$8.42	$9.53
0.0%	$4.14	$5.32	$6.49	$7.67	$8.85	$10.02
5.0%	$4.34	$5.57	$6.81	$8.04	$9.28	$10.51
10.0%	$4.53	$5.83	$7.12	$8.42	$9.71	$11.00
15.0%	$4.73	$6.08	$7.43	$8.79	$10.14	$11.49
20.0%	$4.92	$6.34	$7.75	$9.16	$10.57	$11.98
25.0%	$5.12	$6.59	$8.06	$9.53	$11.00	$12.48

In connection with its analyses, Sandler O’Neill considered and discussed with the TransCommunity board of directors how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. Sandler O’Neill noted that the discounted cash flow and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis.  Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger closes on December 31, 2007; (2) 100% of the TransCommunity shares are exchanged for shares of Community Bankers common stock at an exchange ratio of 1.4200; (3) Community Bankers’ share price is $7.42; (4) earnings per share estimates for 2008 and 2009 of $0.14 and $0.14 for Community Bankers, respectively, and $0.38 and $0.61 for TransCommunity, respectively; (5) no purchase accounting adjustments related to securities; (6) 1% cost saves on TransCommunity’s non-interest expense base or $98 thousand pre-tax, 100% of which is phased in 2008; (7) 5.0% pre-tax cost of cash used to fund the deal; (8) pre-tax restructuring charge of $1.0 million capitalized at close; (9) 3.0% core deposit intangible amortized over 10 years using sum-of-years-digits methodology; (10) no deposit divestitures; (11) the BOE Transaction closes on June 30, 2008.

Based upon those assumptions, Sandler O’Neill’s analysis indicated that during the years ended December 31, 2008 and December 31, 2009 the merger would be accretive to the combined entities’ earnings per share in 2008 and accretive to the combined entities’ earnings per share in 2009. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill Relationship.  TransCommunity has agreed to pay Sandler O’Neill a transaction fee in connection with the merger of approximately $140,000.00 of which $75,000 has been paid and the balance of which is contingent, and payable, upon closing of the merger. The $75,000.00 represents a fee for rendering its opinion on September 6, 2007. In connection with Sandler O’Neill’s December 12, 2007 opinion, Sandler O’Neill received a fee of $100,000. TransCommunity has also agreed to reimburse certain of Sandler O’Neill’s reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Sandler O’Neill has, in the past, provided certain investment banking services to TransCommunity and has received compensation for such services. In the ordinary course of its business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to TransCommunity and Community Bankers and their affiliates. In the past two years, Sandler has not received any compensation from TransCommunity other than that described above. Sandler O’Neill may also actively trade the debt or equity securities of TransCommunity and/or Community Bankers or their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Merger Consideration

If you are a TransCommunity stockholder, as a result of the merger, each share of TransCommunity common stock you own immediately prior to the completion of the merger will be automatically converted into the right to receive 1.4200 shares of Community Bankers common stock (subject to possible adjustment, as further described in this joint proxy statement/prospectus) and cash instead of fractional shares.

As of the record date for the TransCommunity special meeting, TransCommunity had 4,586,741 shares of common stock issued and outstanding and 275,275 shares of common stock subject to options. Based on the exchange ratio of 1.4200, Community Bankers would issue approximately 6,513,172 shares of Community Bankers common stock in consideration of the merger, excluding shares subject to TransCommunity options that are converted to options with respect to Community Bankers common stock. Accordingly, Community Bankers would have then issued and outstanding approximately 15,888,172 shares of Community Bankers common stock based on the number of shares of Community Bankers common stock issued and outstanding on the record date for Community Bankers annual meeting. Based on the closing price of Community Bankers common stock of $      on          , 2008, the total value of the consideration Community Bankers will pay in the merger to the stockholders of TransCommunity is approximately $      million.

In the event the average of the daily closing prices of Community Bankers common stock as reported on the American Stock Exchange for the 20 consecutive full trading days ending on the fifth day before the anticipated closing date of the merger is less than $7.42, the exchange ratio will be increased to equal the quotient obtained by dividing $10.5364 by the average of the daily closing prices during those 20 consecutive full trading days, rounded to the nearest one-ten thousandth.

No assurance can be given that the current fair market value of Community Bankers common stock will be equivalent to the fair market value of Community Bankers common stock on the date that stock is received by a TransCommunity stockholder or at any other time. The fair market value of Community Bankers common stock received by a TransCommunity stockholder may be greater or less than the current fair market value of Community Bankers due to numerous market factors.

Fractional Shares

No fractional shares of Community Bankers common stock will be issued to any holder of TransCommunity common stock in the merger. Each holder of shares of TransCommunity common stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of Community Bankers common stock (after taking into account all certificates delivered by such holder) shall receive, instead of such fraction of a share, cash (without interest) in an amount equal to such fractional part of a share of Community Bankers common stock multiplied by the market value of one share of Community Bankers common stock at the effective time of the merger. The market value of one share of Community Bankers common stock at the effective time of the merger will be the closing price on the American Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Community Bankers) on the last trading day preceding the effective time of the merger.

Treatment of Options

Upon completion of the merger, each award, option, or other right to purchase or acquire shares of TransCommunity common stock pursuant to stock options, stock appreciation rights, or stock awards granted by TransCommunity under TransCommunity’s stock incentive plans, equity compensation plans and stock option plans, which are outstanding immediately prior to the merger, whether or not exercisable, will be converted into and become rights with respect to Community Bankers common stock, and Community Bankers will assume each right, in accordance with the terms of the relevant TransCommunity stock plan and stock option agreement. Each of TransCommunity’s stock options will vest and become immediately exerciseable upon completion of the merger, as the merger constitutes a change in control under TransCommunity’s stock plan. Community Bankers and TransCommunity anticipate that the fair value of the old options and the fair value of the new options will be the same because the number of shares which are subject to exercise under the predecessor TransCommunity stock options will be converted into a number of shares under the Community Bankers stock options based on the same conversion ratio used to convert TransCommunity stock into Community Bankers stock pursuant to the merger. Additionally, each outstanding share of TransCommunity restricted stock under any of TransCommunity’s stock plans shall vest pursuant to its terms and shall be converted into and become rights with respect to Community Bankers common stock.

Upon completion of the merger with BOE, each award, option, or other right to purchase or acquire shares of BOE common stock pursuant to stock options, stock appreciation rights, or stock awards granted by BOE under BOE’s stock incentive plans, equity compensation plans and stock option plans, which are outstanding immediately prior to the merger, whether or not exercisable, will be converted into and become rights with respect to Community Bankers common stock, and Community Bankers will assume each right, in accordance with the terms of the relevant BOE stock plan and stock option agreement. Each of BOE’s options has vested and is exerciseable and will remain vested and exerciseable upon completion of the merger with BOE. Community Bankers and BOE anticipate that the fair value of the old options and the fair value of the new options will be the same because the number of shares which are subject to exercise under the predecessor BOE stock options will be converted into a number of shares under the Community Bankers stock options based on the same conversion ratio used to convert BOE stock into Community Bankers stock pursuant to the merger.

Exchange of Certificates

As soon as reasonably practicable after the effective time of the merger, Community Bankers will mail appropriate transmittal materials to each record holder of TransCommunity common stock for use in effecting the surrender and cancellation of those certificates in exchange for Community Bankers common stock. Risk of loss and title to the certificates will remain with the holder until proper delivery of such certificates to Community Bankers by TransCommunity’s stockholders. TransCommunity’s stockholders should not surrender their certificates for exchange until they receive a letter of transmittal and instructions from Community Bankers. After the effective time of the merger, each holder of shares of TransCommunity common stock, except holders exercising appraisal rights, issued and outstanding at the effective time must surrender the certificate or certificates representing their shares of TransCommunity common stock to Community Bankers and will, as soon as reasonably practicable after surrender, receive the consideration they are entitled to under the merger agreement, together with all undelivered dividends or distributions in respect of such shares (without interest). Community Bankers will not be obligated to deliver the consideration to which any former holder of TransCommunity common stock is entitled until the holder surrenders the certificate or certificates representing his or her shares for exchange. The certificate or certificates so surrendered must be duly endorsed as Community Bankers may require. Community Bankers will not be liable to a holder of TransCommunity common stock for any property delivered in good faith to a public official pursuant to any applicable abandoned property law.

After the effective time of the merger (and prior to the surrender of certificates of TransCommunity common stock to Community Bankers), record holders of certificates that represented outstanding TransCommunity common stock immediately prior to the effective time of the merger will have no rights with respect to the certificates for TransCommunity common stock other than the right to surrender the certificates and receive the merger consideration in exchange for the certificates.

In the event that any dividend or distribution, the record date for which is on or after the effective time of the merger, is declared by Community Bankers on Community Bankers common stock, no such dividend or other distributions will be delivered to the holder of a certificate representing shares of TransCommunity common stock immediately prior to the effective time of the merger until such holder surrenders such certificate as set forth above.

In addition, holders of certificates that represent outstanding TransCommunity common stock immediately prior to the effective time of the merger will be entitled to vote after the effective time of the merger at any meeting of Community Bankers stockholders the number of whole shares of Community Bankers common stock into which such shares have been converted, even if such holder has not surrendered such certificates for exchange as described above.

Community Bankers stockholders will not be required to exchange certificates representing their shares of Community Bankers common stock or otherwise take any action after the merger is completed.

Expected Tax Treatment as a Result of the Merger

Community Bankers and TransCommunity have not and do not intend to seek a ruling from the Internal Revenue Service, or IRS, as to the federal income tax consequences of the merger. The following discussion describes the anticipated tax consequences of the merger, but does not address, among other matters:

•	state, local, or foreign tax consequences of the merger;

•	federal income tax consequences to TransCommunity stockholders who are subject to special rules under the Internal Revenue Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who hold their stock as part of a straddle or conversion transaction;

•	federal income tax consequences affecting shares of TransCommunity common stock acquired upon the exercise of stock options, stock purchase plan rights, or otherwise as compensation;

•	the tax consequences to holders of options to acquire shares of TransCommunity common stock;

•	the tax consequences to Community Bankers and TransCommunity of any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502 of the Internal Revenue Code; and

•	the tax consequences to TransCommunity stockholders relating to receipt of the one-time special dividend in the amount of $0.25 per share by TransCommunity stockholders immediately prior to the merger.

Assuming that the merger is consummated in accordance with the merger agreement, it is anticipated that the following federal income tax consequences will occur:

•	the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	no gain or loss will be recognized by Community Bankers or TransCommunity as a result of the merger;

•	no gain or loss will be recognized by the stockholders of TransCommunity as a result of the exchange of all of the shares of TransCommunity common stock that they own for Community Bankers common stock pursuant to the merger, except that gain or loss will be recognized on the receipt of any cash instead of a fractional share;

•	the tax basis of Community Bankers common stock to be received by the TransCommunity stockholders, who exchange all of their TransCommunity common stock for Community Bankers common stock in the merger, will be the same as the tax basis of the TransCommunity common stock surrendered in exchange therefore (reduced by any amount allocable to a fractional share interest for which cash is received);

•	the holding period of the Community Bankers common stock to be received by TransCommunity stockholders, who exchange all of their TransCommunity common stock for Community Bankers common stock in the merger (and cash received instead of fractional shares of Community Bankers common stock), will include the holding period of the TransCommunity common stock surrendered in exchange therefore, provided the TransCommunity shares were held as a capital asset by the TransCommunity stockholders on the date of the exchange;

•	the payment of cash to TransCommunity stockholders instead of fractional share interests of Community Bankers common stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Community Bankers. These cash payments will be treated as having been received as distributions in full payment in exchange for the Community Bankers common stock redeemed, as provided in Section 302 of the Internal Revenue Code; and

•	the payment of cash to TransCommunity stockholders who perfect appraisal rights with respect to such stockholder’s shares of TransCommunity will recognize capital gain or loss equal to the difference between such stockholder’s tax basis in those shares and the amount of cash received in exchange for those shares, provided the TransCommunity shares were held as a capital asset by the TransCommunity stockholders.

Community Bankers has received an opinion of Nelson Mullins Riley & Scarborough LLP and TransCommunity has received an opinion of Williams Mullen, with respect to certain of the federal income tax consequences of the merger, the receipt of which are conditions of Community Bankers and TransCommunity in their obligation to complete the merger. If the material federal income tax consequences of the merger were substantially different from those described in this joint proxy statement/prospectus, Community Bankers and TransCommunity would resolicit the approval of its stockholders prior to completing the merger.

Tax consequences of the merger may vary depending upon the particular circumstances of each TransCommunity stockholder. Accordingly, TransCommunity stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of state, local, and foreign tax laws.

Certain Benefits of Directors and Officers of Community Bankers and TransCommunity

General.  Some of the officers and directors of Community Bankers and TransCommunity may be deemed to have interests in the merger in addition to their interests as stockholders of TransCommunity generally. These interests include, among others, proposed employee benefits for those who become employees of Community

Bankers or a Community Bankers subsidiary after the merger, proposed employment agreements with four of TransCommunity’s current executive officers and one of Community Bankers executive officers, the appointment of six current TransCommunity directors to the board of directors of Community Bankers and the continuation of four directors of Community Bankers as directors of Community Bankers after the merger, directors of TransCommunity Bank and insurance coverage for TransCommunity’s directors and officers, as described below.

Employee Benefits.  Following the merger Community Bankers will adopt TransCommunity’s benefit plans and will continue to furnish to those employees of TransCommunity who become employees of Community Bankers, or a Community Bankers subsidiary after the effective time of the merger, benefits under the TransCommunity employee benefit plans. For purposes of participation, vesting and benefit accrual under Community Bankers’ employee benefit plans, service with TransCommunity prior to the effective time of the merger will be treated as service with Community Bankers or its subsidiaries. Community Bankers will credit new Community Bankers employees for amounts paid under TransCommunity benefit plans for the plan year, including the effective time of the merger, for purposes of applying deductibles, co-payments, and out-of-pocket maximums under the Community Bankers benefit plans.

Director Retention Agreements.  In connection with the merger, each of the current directors of TransCommunity has entered into a retention agreement with Community Bankers.

Employment Agreements.  Community Bankers expects to enter into employment agreements with each of Bruce B. Nolte, Patrick J. Tewell, Richard C. Stonbraker, and M. Andrew McLean prior to the completion of the merger. Mr. Nolte currently receives an annual base salary of $188,000 and after the effective time of the merger his annual base salary may be increased to $205,000. Mr. Tewell currently receives an annual base salary of $127,000 and after the effective time of the merger his annual base salary may be increased to $140,000. Mr. Stonbraker currently receives an annual base salary of $120,000 and after the effective time of the merger his annual base salary may be increased to $132,000. Mr. McLean currently receives an annual base salary of $170,000 and after the effective time of the merger his annual base salary may be increased to $185,000.

Mr. Nolte currently has a change of control agreement with TransCommunity that provides that TransCommunity will owe Mr. Nolte severance equal to two times the sum of Mr. Nolte’s annual base salary and bonus paid during the preceding calendar year in the event that, prior to the first anniversary of any change of control, Mr. Nolte’s employment with TransCommunity is terminated under certain conditions. Mr. Nolte’s change of control agreement also provides for the continuation of payment of premiums due under TransCommunity’s long-term care insurance policy purchased for Mr. Nolte until all such payments are satisfied and for the vesting of all outstanding options, stock awards and other equity compensation held by Mr. Nolte under TransCommunity’s equity compensation plan.

TransCommunity also currently has separate change of control agreements with each of Mr. Tewell, Mr. Stonbraker and Mr. McLean. Under the terms of each agreement, TransCommunity will owe the applicable officer severance equal to the sum of his respective annual base salary and bonus paid during the preceding calendar year in the event that, prior to the first anniversary of any change of control, his employment with TransCommunity is terminated under certain conditions.

Directors.  Community Bankers has agreed to appoint six directors selected by TransCommunity to its board of directors as soon as practicable following the effective time of the merger. Community Bankers has agreed that the current directors of TransCommunity Bank serving as directors immediately prior to the effective time of the merger will continue as directors of TransCommunity Bank from and after the effective time of the merger in accordance with TransCommunity Bank’s bylaws or until the earlier of their resignation or removal or otherwise ceasing to be a director. For more information, see “The Merger — Management and Operations After the Merger.”

In the event that Community Bankers’ merger with BOE is consummated, the board of directors of the surviving corporation will substantially change. For more information, see “The Merger — Management and Operations After the Merger.”

Value of Shares held by Directors and Officers.  Community Bankers directors and officers own shares of Community Bankers common stock that were acquired before Community Bankers’ initial public offering and are held in escrow. These shares will be released from escrow only if the merger is successfully completed and will then be released on June 2, 2009. If the merger is not completed by June 7, 2008, and Community Bankers is therefore required to liquidate, the escrowed shares of common stock will be worthless and will not participate in any distribution upon liquidation of Community Bankers. In addition, the warrants held by such persons will expire without value in the event of a liquidation.

Warrants Held by Affiliates and Certain Other Persons.  In addition, Gary A. Simanson, president and chief executive officer of Community Bankers, and David Zalman, a stockholder, agreed as part of Community Bankers’ initial public offering, pursuant to a written agreement with the representatives of the underwriters in the initial public offering, that they or their affiliates or designees, would purchase up to 1,000,000 warrants in the aggregate in open market transactions at market prices not to exceed $0.80 per warrant. Under this agreement, the representatives of the underwriter also agreed to place an irrevocable order for the purchase by them, or their affiliates or designees, of up to 500,000 warrants in the aggregate under identical terms and conditions as the purchases by Mr. Simanson and Mr. Zalman. As a result of the agreement, Community Bankers Acquisition LLC, an affiliate of Mr. Simanson, purchased an aggregate of 349,724 warrants and the representatives of the underwriters acquired an aggregate of 300,000 warrants. Warrants acquired by any of these parties pursuant to these purchases cannot be sold or transferred in the open market until after the consummation of a business combination and are not callable by Community Bankers while held by the purchasers. Accordingly, after the merger, a substantial number of warrants will become exercisable which could result in dilution and an adverse effect on the market price of Community Bankers’ shares.

Debts and Obligations.  If Community Bankers liquidates prior to the consummation of a business combination, Gary A. Simanson, its president and chief executive officer, and David Zalman, a stockholder, will be personally liable to ensure that the trust account is not reduced by claims of Community Bankers’ vendors and service providers for services rendered or products sold in the event of Community Bankers’ dissolution and liquidation. Messrs. Simanson and Zalman will not be liable for and will not pay any termination fees that may be payable by Community Bankers to TransCommunity or BOE under the respective merger agreements. For more information, see “Information About Community Bankers — Liquidation If No Business Combination and “The Merger — Expenses and Termination Fees.”

Insurance.  Community Bankers has agreed to provide directors’ and officers’ insurance coverage for directors and officers of TransCommunity, by maintaining in effect for a period of up to three years after the effective time of the merger TransCommunity’s current policy for directors and officers, provided that Community Bankers may (1) substitute policies of substantially the same coverage and amounts containing terms and conditions which are substantially no less advantageous as TransCommunity’s current policy for directors and officers or (2), with the consent of TransCommunity prior to the effective time of the merger, substitute any other policy with respect to claims arising from facts or events which occurred prior to the effective time of the merger and covering persons covered by such insurance on the date of the merger agreement. Community Bankers has agreed to make premium payments in an amount not to exceed $161,880 during the three-year period. If the amount of premiums necessary to maintain directors’ and officers’ insurance coverage exceeds $161,880, Community Bankers will use its reasonable efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to $161,880 but is not obligated to maintain coverage to the extent the cost of such coverage exceeds that amount.

Stock Options.  Certain of the directors and executive officers of TransCommunity hold stock options granted to them under various TransCommunity option plans. Upon completion of the merger, each option to purchase or acquire shares of TransCommunity common stock granted by TransCommunity under TransCommunity’s stock option plans, which are outstanding immediately prior to the merger, whether or not exercisable, will be converted into and become rights with respect to Community Bankers common stock, and Community Bankers will assume each right, in accordance with the terms of the relevant TransCommunity stock option plan and stock option agreement. The number of shares of Community Bankers common stock for which each option will be exercisable will be equal to the number of shares of TransCommunity common stock for which such option was exercisable multiplied by the exchange ratio of 1.4200. The per share exercise price of Community Bankers common stock at which the option will be exercisable will be determined by dividing the exercise price per share of TransCommunity common stock at which the option was exercisable by the exchange ratio of 1.4200 and rounding up to the nearest cent.

At September 30, 2007, options to acquire 275,275 shares were outstanding, of which 233,275 were exercisable at that date.

The table below sets forth, as of January 11, 2008, information with respect to options under the various TransCommunity stock option plans held by each of TransCommunity’s current directors and officers:

	Number of	Number of	Number of Unvested
Name(1)	Options Held	Options Vested	Options Held

Bruce B. Nolte	33,500	33,500	—
M. Andrew McLean	3,100	3,100	—
Patrick J. Tewell	5,000	5,000	—
Troy A. Peery, Jr.	11,500	8,860	2,640
Richard F. Bozard	4,000	1,360	2,640
Christopher G. Miller	4,000	1,360	2,640
John W. Pretlow II	5,000	2,360	2,640
Stuart C. Siegel	19,000	16,360	2,640
John C. Watkins	10,700	9,110	2,640
Robin Traywick Williams	7,100	4,460	2,640
Jack C. Zoeller	4,000	1,360	2,640

(1)	The table sets forth the aggregate total number of options granted by TransCommunity to the individuals listed. Each of the individuals received multiple option grants from TransCommunity, at various exercise prices depending on the date of the grant. The exercise prices for the option grants range from $8.50 per share to $10.00 per share.

Restricted Stock Awards.  Certain of the directors and executive officers of TransCommunity hold shares of restricted stock granted to them under TransCommunity’s 2007 Equity Compensation Plan. Upon completion of the merger, each share of TransCommunity restricted stock granted by TransCommunity under TransCommunity’s 2007 Equity Compensation Plan which is outstanding immediately prior to the merger, whether or not vested, will be converted into and become rights with respect to Community Bankers common stock, and Community Bankers will assume each right, in accordance with the terms of TransCommunity’s 2007 Equity Compensation Plan and relevant restricted stock award agreement. Each share of TransCommunity restricted stock will be converted into 1.4200 shares of Community Bankers common stock.

At September 30, 2007, 22,375 shares of TransCommunity restricted stock were outstanding, of which none were vested at that date.

One half of the outstanding shares of TransCommunity restricted stock vest on a three year schedule, with 20% of those shares vesting on March 1, 2008, 20% vesting on March 1, 2009 and 60% vesting on March 1, 2010. The other half of outstanding shares of TransCommunity restricted stock will be issued on March 1, 2010 if certain TransCommunity income thresholds are exceeded. In the event of a change of control, any shares of TransCommunity restricted stock that have not previously become vested or forfeited, will become vested as of the date of the change of control.

As of January 14, 2008, the following current directors and executive officers of TransCommunity hold shares of TransCommunity restricted stock as follows:

Shares of
Officer Name	Restricted Stock

Bruce B. Nolte	5,500
Patrick J. Tewell	2,500
M. Andrew McLean	4,875
Richard C. Stonbraker	1,500
Greg C. Tripp	3,000
George D. Yancey	2,000
Dennis P. Traubert	3,000

TOTAL	22,375

Note: Under the Equity Compensation Plan approved by the stockholders, awards of restricted stock in any year may not exceed 25,000 shares.

Management and Operations After the Merger

At the completion of the merger, the board of directors, executive officers and significant employees of Community Bankers will be as set forth below. The board of directors will be comprised of ten directors; six directors will be nominated by TransCommunity, and four directors will be nominated by Community Bankers. Initially, four directors, two of the directors nominated by Community Bankers and two of the directors nominated by TransCommunity shall be in the class of directors with a term ending at the surviving corporation’s annual meeting of stockholders held in 2010, three directors, two of the directors nominated by TransCommunity and one director nominated by Community Bankers, shall be in the class of directors with a term ending at the surviving corporation’s annual meeting of stockholders held in 2009 and three directors, two of the directors nominated by TransCommunity and one director nominated by Community Bankers, shall be in the class of directors with a term ending at the surviving corporation’s annual meeting of stockholders held in 2008.

Name	Age	Original Entity	Position

Bruce B. Nolte	61	TransCommunity	President, Chief Executive Officer and Director
Patrick J. Tewell	43	TransCommunity	Chief Financial Officer
Gary A. Simanson	47	Community Bankers	Vice Chairman and Chief Strategic Officer
Troy A. Peery, Jr.	61	TransCommunity	Chairman
Chris A. Bagley	47	Community Bankers	Director
Richard F. Bozard	60	TransCommunity	Director
Christopher G. Miller	48	TransCommunity	Director
Eugene S. Putnam, Jr.	48	Community Bankers	Director
Keith Walz	40	Community Bankers	Director
Robin Traywick Williams	57	TransCommunity	Director
Jack C. Zoeller	58	TransCommunity	Director

Mr. Simanson is currently president and chief executive officer of Community Bankers, and Messrs. Bagley, Putnam and Walz are currently directors of Community Bankers. For more information see “Election of Directors” and “Information About Community Bankers Acquisition Corp. — Current Directors.”

Bruce B. Nolte and Patrick J. Tewell are currently the chief executive officer and chief financial officer, respectively, of TransCommunity. Messrs. Nolte, Peery, Bozard, Miller and Zoeller and Ms. Williams are current directors of TransCommunity. For more information see “Information about TransCommunity Financial Corporation — Board of Directors, Board Committees and Attendance” and “— Executive Officers of TransCommunity Who Are Not TransCommunity Directors.”

Community Bankers believes that Messrs. Peery, Bagley, Putnam, Walz, Bozard, Miller and Zoeller and Ms. Williams are “independent” as that term is defined under the rules of the American Stock Exchange and the rules and regulations of the SEC. After the consummation of the merger, the board of directors of Community Bankers will make a formal determination with respect to the independence of each of its directors.

In the event that Community Bankers consummates its merger with BOE, the Community Bankers’ board of directors would be expanded to 14 members, to include an additional six directors to be nominated by BOE and the two directors nominated by Community Bankers resigning. Alexander F. Dillard, the current chairman of the board of BOE, would be chairman of the surviving corporation, with Troy A. Peery, Jr., the current chairman of the board of TransCommunity, and Gary A. Simanson, the current president and chief executive officer of Community Bankers, each serving as vice chairman. Mr. Bagley and Mr. Walz would resign as members of the board of directors after consummation of the merger with BOE.

Following the merger with BOE, the president and chief executive officer of TransCommunity, Bruce B. Nolte, would become the chief executive officer of the surviving corporation through December 31, 2009. The president and chief executive officer of BOE, George M. Longest, Jr., would become the president of the surviving corporation and chief executive officer of the surviving bank and, commencing on January 1, 2010, would become president and chief executive officer of the surviving corporation and would remain the chief executive of the surviving bank. The current chief financial officer of BOE, Bruce E. Thomas, would become the chief financial officer of the surviving corporation and the surviving bank. The current chief financial officer of TransCommunity, Patrick J. Tewell, would become the chief accounting officer of the surviving bank. Gary A. Simanson would serve as chief strategic officer of the surviving corporation.

The following table sets forth the board of directors, executive officers and significant employees following the completion of the proposed merger with BOE.

Name	Age	Original Entity	Position

Bruce B. Nolte	61	TransCommunity	Chief Executive Officer through December 31, 2009 and Director
George M. Longest, Jr.	47	BOE	President, Chief Executive Officer after December 31, 2009, Director
Bruce E. Thomas	44	BOE	Chief Financial Officer
Patrick J. Tewell	43	TransCommunity	Chief Accounting Officer
Gary A. Simanson	47	Community Bankers	Chief Strategic Officer and Vice Chairman
Alexander F. Dillard, Jr.	69	BOE	Chairman
Troy A. Peery, Jr.	61	TransCommunity	Vice Chairman
Richard F. Bozard	60	TransCommunity	Director
L. McCauley Chenault	56	BOE	Director
George B. Elliott	73	BOE	Director
Page Emerson Hughes, Jr.	64	BOE	Director
Christopher G. Miller	48	TransCommunity	Director
Philip T. Minor	73	BOE	Director
Eugene S. Putnam, Jr.	48	Community Bankers	Director
Robin Traywick Williams	57	TransCommunity	Director
Jack C. Zoeller	58	TransCommunity	Director

Conditions to Consummation

The obligations of Community Bankers and TransCommunity to consummate the merger are subject to the satisfaction or waiver (to the extent permitted) of several conditions, including:

•	holders of a majority of the outstanding shares of TransCommunity must have approved the merger proposal and both (1) holders of a majority of the outstanding shares of Community Bankers common stock entitled to vote at the annual meeting and (2) holders of a majority of Community Bankers outstanding shares of common stock issued in Community Bankers’ initial public offering that are voted at the Community Bankers annual meeting must have approved the merger proposal, with holders of less than 20% of the outstanding shares of common stock issued in Community Bankers’ initial public offering voting against the merger and exercising their right to convert their shares for cash equal to a pro rata portion of the Community Bankers trust account;

•	the required regulatory approvals described under “— Regulatory Approvals” must have been received, generally without any conditions or requirements which would, in the reasonable judgment of the board of directors of Community Bankers or the board of directors of TransCommunity, so materially adversely affect the economic or business benefits of the transactions contemplated by the merger agreement that, had the conditions or requirements been known, Community Bankers or TransCommunity would not have entered into the merger agreement;

•	each party must have received all consents (other than those described in the preceding paragraph) required for consummation of the merger and for the prevention of a default under any contract or permit of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on such party, generally without any conditions or requirements which would, in the reasonable judgment of the board of directors of Community Bankers or the board of directors of TransCommunity, so materially adversely affect the economic or business benefits of the transactions contemplated by the merger agreement that, had the conditions or requirements been known, Community Bankers or TransCommunity would not have entered into the merger agreement;

•	no court or governmental authority may have taken any action which prohibits, restricts, or makes illegal the consummation of the transactions contemplated by the merger agreement;

•	the shares of Community Bankers common stock to be issued as consideration in the merger will have been approved for listing on the American Stock Exchange or the Nasdaq Global Market, subject to official notice of issuance;

•	the representations and warranties of Community Bankers and TransCommunity in the merger agreement must be true and correct, without any qualifications, subject to an exception generally for inaccuracies with an aggregate effect not likely to have a material adverse effect on the applicable party, and the other party must have performed all of the agreements and covenants to be performed by it pursuant to the merger agreement, and must have delivered certificates confirming satisfaction of the foregoing requirements and certain other matters;

•	Community Bankers must have received from each “affiliate” of TransCommunity an agreement stating, among other things, that he or she will comply with federal securities laws when transferring any shares of Community Bankers common stock received in the merger (see “— Resales of Community Bankers Common Stock”);

•	each of the persons serving as directors of Community Bankers from and after the effective time of the merger will have executed and delivered to Community Bankers a retention agreement as described elsewhere in this proxy statement prospectus (see “— Certain Benefits of Directors and Officers of Community Bankers and TransCommunity”);

•	at the effective time of the merger, TransCommunity must have stockholders’ equity of at least $30,000,000, total assets of at least $210,000,000, total deposits of at least $175,000,000, and net loans of at least $175,000,000;

•	there must not have been since the date of the merger agreement any material changes in the members of the board of directors or management of TransCommunity;

•	Community Bankers shall have taken all necessary action to allow the distribution of all the assets in the trust account to Community Bankers in the merger at the effective time of the merger; and

•	each party will have received certain legal opinions and tax opinions from its outside counsel and opinions as to the fairness from a financial point of view of the merger consideration to its stockholders.

No assurances can be provided as to when or if all of the conditions precedent to the merger can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement/prospectus, the parties know of no reason to believe that any of the conditions set forth above will not be satisfied.

The conditions to consummation of the merger may be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of such party’s stockholders.

Regulatory Approvals

Community Bankers and TransCommunity have agreed to use their reasonable best efforts to obtain all regulatory approvals required to consummate the transactions contemplated by the merger agreement, which include approval from the Federal Reserve, as detailed below, and the Bureau of Financial Institutions of the Virginia State Corporation Commission. The merger cannot proceed in the absence of these regulatory approvals. Although Community Bankers and TransCommunity expect to obtain these required regulatory approvals, there can be no assurance as to if and when these regulatory approvals will be obtained.

The merger is subject to the prior approval of the Federal Reserve. Community Bankers filed an application with the Federal Reserve on January 18, 2008. In evaluating the merger, the Federal Reserve is required to consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The Bank Holding Company Act of 1956, as amended, and Regulation Y promulgated thereunder, collectively, the BHCA, by the Federal Reserve prohibits the Federal Reserve from approving the merger if:

•	it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•	its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the Federal Reserve should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the merger in meeting the convenience and needs of the communities to be served.

The merger may not be consummated any earlier than the 15th day following the date of approval of the merger by the Federal Reserve, during which time the United States Department of Justice is afforded the opportunity to challenge the merger on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the Federal Reserve, unless a court of competent jurisdiction should specifically order otherwise.

The merger also is subject to the prior approval of the Bureau of Financial Institutions of the Virginia State Corporation Commission. Community Bankers filed an application with the Bureau of Financial Institutions of the Virginia State Corporation Commission on January 18, 2008. In evaluating the merger, the Bureau of Financial Institutions of the Virginia State Corporation Commission will determine if:

•	the proposed acquisition would be detrimental to the safety and soundness of Community Bankers, TransCommunity or TransCommunity Bank;

•	Community Bankers, its directors and officers, and any proposed new directors and officers of TransCommunity or TransCommunity Bank are qualified by character, experience and financial responsibility to control and operate a Virginia financial institution;

•	the proposed acquisition would be prejudicial to the interests of the depositors, creditors, beneficiaries of fiduciary accounts or stockholders of the Community Bankers, TransCommunity or TransCommunity Bank; and

•	the acquisition is in the public interest.

Other than as summarized above, we are not aware of any governmental approvals or actions that may be required for consummation of the merger. Should any other approval or action be required, we currently contemplate that we would seek such approval or action. To the extent that the above summary describes statutes and regulations, it is qualified in its entirety by reference to those particular statutes and regulations.

Representations and Warranties Made by Community Bankers and TransCommunity in the Merger Agreement

Community Bankers and TransCommunity have made certain customary representations and warranties to each other in the merger agreement. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. If either party materially violates any of its representations or warranties and fails to cure such violation, the other party may terminate the merger agreement.

Termination of the Merger Agreement

Notwithstanding the approval of the merger proposal by TransCommunity’s stockholders, we can mutually agree at any time to terminate the merger agreement before completing the merger.

Either TransCommunity or Community Bankers can also terminate the merger agreement:

•	if the other party is in breach any of its representations or warranties under the merger agreement and fails to cure the violation and the breach relates to an inaccuracy that without considering any qualification in such representation, is likely to have a material adverse effect on the breaching party;

•	if required regulatory approval is denied by final nonappealable action of such regulatory authority or if any action taken by such authority is not appealed within the time limit for appeal;

•	if any law or order permanently restraining, enjoining, or otherwise prohibiting the consummation of the merger has become final and nonappealable;

•	if Community Bankers or TransCommunity stockholder approval is not obtained or the holders of 20% or more of the outstanding shares of Community Bankers common stock issued in Community Bankers’ initial public offering vote against the merger proposal and exercised their right to convert their shares into cash equal to a pro rata portion of the Community Bankers trust account;

•	if we do not complete the merger by May 31, 2008;

•	if a party’s board of directors fails to reaffirm its approval upon the other party’s request for such reaffirmation of the merger or if the party’s board of directors resolves not to reaffirm the merger;

•	if a party’s board of directors fails to include in the joint proxy statement its recommendation, without modification or qualification, that the stockholders approve the merger or if the party’s board of directors withdraws, qualifies, modifies, proposes publicly to withdraw, qualify, or modify, in a manner adverse to the other party, the recommendation that the stockholders approve the merger;

•	if a party’s board of directors affirms, recommends, or authorizes entering into any acquisition transaction other than the merger or, within 10 business days after commencement of any tender or exchange offer for any shares of its common stock, the party’s board of directors fails to recommend against acceptance of such tender or exchange offer or takes no position with respect to such tender or exchange offer; or

•	if a party’s board of directors negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party regarding an acquisition proposal other than the merger.

Either party can also terminate the merger agreement, provided that the party terminating is not in material breach of any representation, warranty, or covenant, or other agreement in the merger agreement, if prior to the adoption of the merger proposal by the stockholders, the other party’s board of directors has (1) withdrawn or modified or changed its recommendation of approval of the merger agreement in a manner adverse to the terminating party in order to approve and permit the other party to accept a superior proposal and (2) determined, after consultation with, and the receipt of advice from outside legal counsel to the other party, that the failure to take such action as described in the preceding clause (1) would be likely to result in a breach of the board of directors’ fiduciary duties under applicable law, provided, however, that at least five business days prior to any such termination, the other party shall, and shall cause its advisors to, negotiate with the terminating party, if such party elects to do so, to make such adjustments in the terms and conditions of the merger agreement as would enable the other party to proceed with the merger on the adjusted terms.

Amendment and Waiver

To the extent permitted by law, Community Bankers and TransCommunity, with the approval of their respective boards of directors, may amend the merger agreement by written agreement at any time without the approval of TransCommunity stockholders or Community Bankers stockholders. However, after the approval of the merger proposal by TransCommunity’s stockholders, no amendment may reduce or modify the consideration to be received by TransCommunity’s stockholders.

Prior to or at the effective time of the merger, either TransCommunity or Community Bankers may waive any default in the performance of any term of the merger agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the merger agreement, and may waive any of the conditions precedent to the obligations of such party under the merger agreement, except any condition that, if not satisfied, would result in the violation of an applicable law.

Conduct of Business Pending the Merger

Under the merger agreement, each of Community Bankers and TransCommunity has agreed, except as otherwise contemplated by the merger agreement or with the prior written consent of the other party, and to cause its subsidiaries to:

•	operate its business only in the usual, regular, and ordinary course;

•	use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;

•	use reasonable efforts to cause its representations and warranties to be correct at all times;

•	in the case of TransCommunity only, use reasonable efforts to provide all information requested by Community Bankers related to loans or other transactions made by TransCommunity with a value equal to or exceeding $250,000;

•	in the case of TransCommunity only, consult with Community Bankers prior to entering into or making any loans or other transactions with a value equal to or exceeding $500,000; and

•	take no action which would (1) adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the merger agreement without imposition of a condition or restriction which, in the reasonable judgment of the board of directors of Community Bankers or the board of directors of TransCommunity, would so materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement as to render inadvisable the consummation of the merger, or (2) materially adversely affect the ability of either party to perform its covenants and agreements under the merger agreement.

In addition, each of Community Bankers and TransCommunity has agreed in the merger agreement not to take certain actions or agree or commit to take certain actions, or permit its subsidiaries to take or agree or commit to take certain actions pending consummation of the merger without the prior consent of the other party and except as otherwise expressly contemplated by the merger agreement. Such actions include, without limitation:

•	amending its certificate of incorporation, articles of incorporation, bylaws, or other governing corporate instruments, except that either party may restate its certificate of incorporation or articles of incorporation without amendment thereto;

•	in the case of TransCommunity only, modifying TransCommunity Bank’s lending policy;

•	incurring any obligation for borrowed money in excess of an aggregate of $100,000, except in the ordinary course of business consistent with past practices and that are prepayable without penalty, charge or other payment, or imposing or suffering the imposition of any lien on any asset or permit a lien to exist, with certain limited exceptions;

•	acquiring or exchanging (other than exchanges in the ordinary course under employee benefit plans) any shares, or securities convertible into any shares, of the capital stock of Community Bankers or TransCommunity or any TransCommunity subsidiary or declaring or paying any dividend or making any other distribution in respect of either party’s common stock;

•	subject to certain limited exceptions, issuing, selling, or pledging, encumbering, authorizing the issuance of, entering into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding any additional shares of Community Bankers or TransCommunity common stock, any capital stock of any of TransCommunity’s subsidiaries or any rights to acquire any such shares;

•	adjusting, splitting, combining or reclassifying any Community Bankers or TransCommunity capital stock, or issuing or authorizing the issuance of any other securities in respect of, or in substitution for, shares of Community Bankers or TransCommunity common stock, or selling, leasing, mortgaging or otherwise disposing of, in the case of TransCommunity only, any shares of capital stock of any subsidiary, and, in the case of either Community Bankers or TransCommunity, any asset, other than in the ordinary course for reasonable and adequate consideration;

•	purchasing any securities or making any material investments in any person or otherwise acquiring direct or indirect control over any person, except in the ordinary course of business consistent with past practice, subject to certain limited exceptions;

•	granting any bonus or increase in compensation or benefits to the employees, officers or directors of Community Bankers or TransCommunity or any TransCommunity subsidiary, committing or agreeing to pay any severance or termination pay, or any stay or other bonus to any Community Bankers or TransCommunity director, officer or employee, as applicable, entering into or amending any severance agreements with officers, employees, directors, independent contractors or agents of Community Bankers or TransCommunity or any TransCommunity subsidiary, changing any fees or other compensation or other benefits to directors of Community Bankers or TransCommunity or any TransCommunity subsidiary, or waiving any stock repurchase rights, accelerating, amending or changing the period of exercisability of any rights or restricted stock, as applicable, or in the case of TransCommunity, repricing rights granted under its stock incentive plans, equity compensation plans and stock option plans or authorizing cash payments in exchange for any rights, or accelerating or vesting or committing or agreeing to accelerate or vest any amounts, benefits or rights payable by Community Bankers or TransCommunity or any TransCommunity subsidiary;

•	except as contemplated by the merger agreement, entering into or amending (unless required by law) any employment contract that does not give Community Bankers, TransCommunity or the TransCommunity subsidiary the unconditional right to terminate the agreement following the effective time of the merger without liability other than for services already rendered;

•	subject to certain limited exceptions relating to requirements of law and maintaining tax qualified status, adopting any new employee benefit plan or terminating or withdrawing from or materially changing any existing employee benefit plans, welfare plans, insurance, stock or other plans, or making any distributions from such employee benefit or welfare plans, except as required by law, the terms of such plans or consistent with past practice;

•	making any change in any tax or accounting methods or systems of internal accounting controls, except, without the review and consent of the other party, as may be appropriate and necessary to conform to changes in tax laws, regulatory accounting requirements or generally accepted accounting principles or file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to Community Bankers or TransCommunity or any TransCommunity subsidiary, as applicable, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Community Bankers or TransCommunity and any TransCommunity subsidiary, as applicable, or take any other similar action relating to the filing of any tax return or the payment of any tax;

•	commencing any litigation other than in accordance with past practice or settling any litigation for money damages or restrictions on the operations of Community Bankers or TransCommunity or any TransCommunity subsidiary;

•	entering into, modifying, amending, or terminating any material contract (including any loan contract respect to any extension of credit with an unpaid balance exceeding $500,000) or waiving, releasing, compromising or assigning any material rights or claims, or, in the case of TransCommunity, making any adverse changes in the mix, rates, terms, or maturities of TransCommunity Bank’s deposits and other liabilities; or

•	taking any action or failing to take any action that at the time of such action or inaction is reasonably likely to prevent, or would be reasonably likely to materially interfere with, the consummation of the merger.

Notwithstanding the foregoing, TransCommunity plans to pay a one-time special dividend in the amount of $0.25 per share to TransCommunity stockholders, which dividend would be paid immediately prior to the consummation of the merger of TransCommunity with Community Bankers and after all conditions to the closing are satisfied. Community Bankers has given its consent to the payment of this special dividend.

In addition, the merger agreement provides that neither Community Bankers nor TransCommunity nor any of their respective affiliates and representatives will solicit any acquisition proposal (generally, a tender offer or proposal for a merger, asset acquisition or other business combination which would compete with the merger). Community Bankers and TransCommunity have also agreed not to and not to permit their respective affiliates and representatives to furnish any confidential information, negotiate, or enter into any contract, with respect to any acquisition proposal.

However, the merger agreement also provides that either party may furnish nonpublic information regarding itself and may enter into a confidentiality agreement or discussions or negotiations in response to a bona fide unsolicited written acquisition proposal if:

•	such party has not violated any of the restrictions against soliciting acquisition proposals;

•	its board of directors, in its good faith judgment believes (based on, among other things, the advice of its financial advisor) that such acquisition proposal constitutes a superior proposal;

•	its board of directors concludes in good faith, after consultation with and receipt of a written opinion from its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties, to its stockholders;

•	(1) at least five business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations, the party gives the other party written notice of such party’s intention to furnish nonpublic information to, or enter into discussions or negotiations and the identity of such prospective purchaser, and (2) such party receives from such prospective purchaser an executed confidentiality agreement containing terms no less favorable to the disclosing party than the confidentiality terms of the merger agreement; and

•	contemporaneously with furnishing any such nonpublic information, such party furnishes such nonpublic information to the other party (to the extent such nonpublic information has not been previously furnished by such party).

In addition, each of Community Bankers and TransCommunity have agreed to provide the other party with at least five business days’ prior written notice of a meeting of its board of directors at which meeting such board of directors is reasonably expected to resolve to recommend the acquisition proposal to its stockholders and together with such notice, a copy of the most recently proposed documentation or revisions relating to the acquisition proposal.

Notwithstanding these provisions, the merger agreement contemplates that Community Bankers may enter into additional merger agreements such as the agreement with BOE, subject to receiving the prior consent of TransCommunity.

Expenses and Termination Fees

The merger agreement provides that each party will be responsible for its own direct costs and expenses incurred in connection with the transactions contemplated by the merger agreement. In the case of TransCommunity, these expenses will be paid at closing and prior to the effective time of the merger.

The merger agreement provides that if either party terminates the merger agreement because of a material breach of the merger agreement by the other party, a termination fee of $500,000 would be payable by the breaching party to the non-breaching party. Further, if either party terminates because the stockholders of the other party fail to approve the merger or if either party terminates because the transactions contemplated are not consummated by the May 31, 2008, and another acquisition transaction, involving a change in control, is announced and results in a definitive agreement or a consummated acquisition transaction with the terminating party within 12 months of termination, then the party entering into the definitive agreement or consummating the acquisition transaction will owe the other party a termination fee of $500,000.

If a party terminates the agreement due to a material breach of the other party or the failure of the other party to recommend the merger to its stockholders, the termination fee of $500,000 is payable upon termination. In the case of a termination involving a competing acquisition transaction, the termination fee of $500,000 is payable upon the earlier of the execution of a definitive agreement or the consummation of the transaction. In those cases where a competing acquisition transaction with a third party is consummated, an additional termination fee of $1,200,000 will also be payable upon consummation of the acquisition transaction.

Stock Ownership of Existing Community Bankers and TransCommunity Stockholders After the Merger

The table below outlines the effect of the various scenarios on the percentage of Community Bankers’ voting interests that existing Community Bankers and TransCommunity stockholders will own after the merger with TransCommunity is completed, based on the number of shares of each of Community Bankers, TransCommunity and BOE issued and outstanding as of the date of their respective merger agreements. Depending on the scenario, Community Bankers’ stockholders will own from 36.93% to 73.35% of Community Bankers’ voting interests after the merger, and TransCommunity will own from 20.76% to 45.27% of Community Bankers’ voting interests after the merger. The table assumes that none of the TransCommunity stockholders exercised appraisal rights and that Community Bankers’ existing stockholders continue to own the warrants to be exercised. The unit purchase option refers to the unit purchase option to purchase 525,000 units (each unit comprised of one share of common stock and one warrant to purchase one share of common stock) held by I-Bankers Securities, Inc., Maxim Group LLC and

Legend Merchant Group, Inc., the representatives of the underwriters in Community Bankers’ initial public offering.

							The 525,000
							Warrants
						525,000	Included in
						Units	the Units
						Issuable	issuable
				19.99% of	Community	Upon	Upon
				Community	Bankers’	Exercise of	Exercise of
				Bankers’	7,500,000	the Unit	the Unit	The Merger
Percent Ownership				Conversion	Warrants	Purchase	Purchase	with BOE
Community				Rights are	are	Option are	Option are	has been
Bankers	TransCommunity	BOE	Total	Exercised	Exercised	Exercised	Exercised	Completed

73.35%	26.65%	0.00%	100.00%		X	X	X
72.76%	27.24%	0.00%	100.00%		X	X
72.15%	27.85%	0.00%	100.00%		X
71.61%	28.39%	0.00%	100.00%	X	X	X	X
70.94%	29.06%	0.00%	100.00%	X	X	X
70.24%	29.76%	0.00%	100.00%	X	X
61.55%	38.45%	0.00%	100.00%			X	X
60.32%	39.68%	0.00%	100.00%			X
59.01%	40.99%	0.00%	100.00%
57.81%	42.19%	0.00%	100.00%	X		X	X
57.13%	20.76%	22.11%	100.00%		X	X	X	X
56.40%	21.11%	22.49%	100.00%		X	X		X
56.33%	43.67%	0.00%	100.00%	X		X
55.65%	21.48%	22.88%	100.00%		X			X
54.98%	21.80%	23.22%	100.00%	X	X	X	X	X
54.73%	45.27%	0.00%	100.00%	X
54.17%	22.19%	23.64%	100.00%	X	X	X		X
53.34%	22.59%	24.07%	100.00%	X	X			X
43.66%	27.28%	29.06%	100.00%			X	X	X
42.40%	27.89%	29.71%	100.00%			X		X
41.07%	28.53%	30.39%	100/00%					X
39.89%	29.11%	31.00%	100.00%	X		X	X	X
38.44%	29.81%	31.75%	100.00%	X		X		X
36.93%	30.54%	32.53%	100.00%	X				X

X	- denotes that event occured

Resales of Community Bankers Common Stock

The issuance of the shares of Community Bankers common stock to be issued to TransCommunity’s stockholders in the merger has been registered under the Securities Act of 1933, or the Securities Act. These shares may be traded freely and without restriction by those stockholders not deemed to be “affiliates” of TransCommunity or Community Bankers as that term is defined under the Securities Act. Any subsequent transfer of such shares, however, by any person who is an affiliate of TransCommunity at the time the merger is submitted for a vote or consent of the stockholders of TransCommunity will, under existing law, require either:

•	the registration under the Securities Act of the subsequent transfer of the shares of Community Bankers common stock;

•	compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances); or

•	the availability of another exemption from registration.

An “affiliate” of TransCommunity, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with TransCommunity. TransCommunity has agreed that it will use its reasonable efforts to cause each person or entity that is an “affiliate” for purposes of complying with Rule 145 to enter into a written agreement relating to such restrictions on sale or other transfer.

Accounting Treatment

The merger will be accounted for using the purchase method of accounting, with Community Bankers being treated as the acquiring entity for accounting purposes. Under the purchase method of accounting, the assets and liabilities of Community Bankers will be adjusted to include the fair value of the assets and liabilities of TransCommunity as of the effective time. Financial statements issued after consummation of an acquisition accounted for as a purchase would reflect such values and would not be restated retroactively to reflect the historical financial position or results of operations of the acquired company.

Conversion Rights of Community Bankers Stockholders

If you are a Community Bankers stockholder who holds shares issued by Community Bankers in its initial public offering (whether such shares were acquired pursuant to such initial public offering or afterwards), you may exercise conversion rights with respect to the merger.

If you wish to exercise your conversion rights, you must:

•	affirmatively vote against the merger proposal in person or by submitting your proxy card before the vote on the merger proposal and checking the box that states “Against” for proposal number 1; and

•	either:

o	check the box that states “Exercise Conversion Rights” on the proxy card; or

o	send a letter to Community Bankers at 9912 Georgetown Pike, Suite D-203, Great Falls, VA 22066, stating that you are exercising your conversion rights and demanding your shares of Community Bankers common stock be converted into cash; and

•	either:

o	physically tender, or if you hold your shares of Community Bankers common stock in “street name,” cause your broker to physically tender, your stock certificates representing shares of Community Bankers common stock to Community Bankers; or

o	deliver your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, to Community Bankers’ transfer agent by , 2008.

The DWAC delivery process can be accomplished, whether you are a record holder or your shares are held in “street name,” within a day, by simply contacting the transfer agent or your broker and requesting delivery of your shares through the DWAC System. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the stockholder or the tendering broker $35, and your broker may or may not pass this cost on to you.

Taking any action that does not include an affirmative vote against the merger, including abstaining from voting on the merger proposal, will prevent you from exercising your conversion rights. However, voting against the merger proposal does not obligate you to exercise your conversion rights.

If you (1) initially vote for the merger proposal but then wish to vote against it and exercise your conversion rights or (2) initially vote against the merger proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Community Bankers to exercise your conversion rights, or (3) initially vote against the merger proposal but later wish to vote for it, you may request Community Bankers to send you another proxy card on which you may indicate your intended vote and, if that vote is against the merger proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Community Bankers at the phone number or address listed on the Community Bankers Notice of Annual Meeting of Stockholders. Any

corrected or changed proxy card or written demand of conversion rights must be received by Community Bankers prior to the annual meeting. Prior to exercising your conversion rights you should verify the market price of Community Bankers common stock. You may receive higher proceeds from the sale of your common stock in the public market than from exercising your conversion rights, if the market price per share is higher than the amount of cash that you would receive upon exercise of your conversion rights.

Any request to exercise your conversion rights, once made, may be withdrawn at any time up to immediately prior to the vote on the merger proposal at the annual meeting (or any adjournment or postponement thereof). Furthermore, if you deliver your shares for conversion and subsequently decide prior to the annual meeting not to elect conversion, you may simply request that the transfer agent return the certificate (physically or electronically) to you.

Please note, however, that once the vote on the merger proposal is held at the annual meeting, you may not withdraw your request to exercise your conversion rights and request the return of your shares. If the merger is not consummated, your shares will be automatically returned to you.

If the merger is completed and you have properly exercised your conversion rights, then you will be entitled to receive a pro rata portion of the Community Bankers trust account, including a pro rata portion of the interest earned on the funds in the trust account less interest released to Community Bankers for working capital or to pay taxes, calculated as of the record date for determination of stockholders entitled to vote on the merger. As of the Community Bankers record date, there was approximately $      in the trust account, so you will be entitled to convert each share of common stock that you hold into approximately $     . If you properly exercise your conversion rights, then you will be exchanging your shares of Community Bankers common stock for cash equal to a pro rata portion of the Community Bankers trust account and will no longer own these shares.

In the event the merger is not consummated, holders of common stock issued in Community Bankers’ initial public offering will not be able to convert their stock. In the event the merger is consummated and 19.99% of the outstanding shares of Community Bankers common stock issued in Community Bankers’ initial public offering are converted, the value of the common stock (excluding the portion of the trust account attributable to the underwriters’ discount) that may be converted to cash is $          . It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination and presentation of their stock certificates for cancellation.

If you are a holder of warrants that were issued by Community Bankers in the Community Bankers’ initial public offering, exercise of your conversion rights does not result in either the conversion or loss of your warrants. Your warrants will continue to be outstanding and exercisable following a conversion of your common stock. However, in the event that Community Bankers does not consummate the merger with TransCommunity by June 7, 2008, Community Bankers will be required to liquidate and any Community Bankers warrants you may own will expire without value.

Certain Federal Tax Consequences to Community Bankers’ Stockholders

Since Community Bankers stockholders will not be exchanging or otherwise disposing of their shares of Community Bankers common stock pursuant to the merger, Community Bankers stockholders will continue to hold their shares of Community Bankers common stock and will not recognize any gain or loss as a result of the merger. However, for those Community Bankers stockholders who exercise their conversion rights and convert their shares of Community Bankers common stock into the right to receive cash from the trust account, such stockholders will generally be required to treat the transaction as a sale of the shares and recognize gain or loss upon the conversion. Such gain should be capital gain or loss if such shares were held as a capital asset on the date of the conversion. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Community Bankers common stock. A stockholder’s tax basis in his shares of Community Bankers common stock generally will equal the cost of such shares. A stockholder who purchased Community Bankers units will have to allocate the cost between the shares of common stock and the warrants comprising the units based on their fair market values at the time of the purchase. Under certain circumstances, if the stockholder actually or constructively still owns shares of Community Bankers common stock after the conversion of shares into cash, the conversion may not be treated as a sale of stock by that stockholder for tax purposes but rather as a corporate distribution. A stockholder may constructively own stock for tax purposes because, among other reasons, stock may be owned by certain family members or affiliated entities or the stockholder may retain warrants in Community Bankers. If the conversion does not qualify as a sale for federal tax purposes but instead is treated as a corporate distribution, then the receipt of cash in the conversion will be treated (1) as a dividend to the extent of Community Bankers’ earnings and profits, (2) as a reduction of basis in the shares for any excess and (3) to the extent of any excess over basis, gain from the sale or exchange of shares. Community Bankers stockholders who do not exercise their conversion rights will continue to hold their shares of Community Bankers common stock and as a result will not recognize any gain or loss from the merger.

Appraisal Rights of TransCommunity Stockholders

As a TransCommunity stockholder, you have the right to assert appraisal rights with respect to the merger and demand in writing that you be paid the fair value of your shares of TransCommunity common stock under applicable provisions of Virginia law following consummation of the merger by Community Bankers as the surviving company following the merger. In order to exercise and perfect appraisal rights, generally you must:

•	not vote any shares owned by you in favor of the merger;

•	deliver written notice of your intent to demand payment for your shares to TransCommunity before the vote is taken on the merger at the special meeting;

•	complete, sign and return the form to be sent to you pursuant to Section 13.1-734 of the Virginia Stock Corporation Act; and

•	if you hold certificated shares, deposit your TransCommunity common stock certificates in accordance with the instructions in the form.

A copy of the applicable Virginia statutory provisions is included in this joint proxy statement/prospectus as Appendix C.

The following is only a summary of the rights of a dissenting TransCommunity stockholder, is not a complete statement of law pertaining to appraisal rights under the Virginia Stock Corporation Act, and is qualified in its entirety by reference to the full text of the provisions of the Virginia Stock Corporation Act pertaining to appraisal rights, a copy of which is attached as Appendix C hereto and incorporated into this discussion by reference. If you intend to exercise your right to dissent, you should carefully review the following summary and comply with all requirements of the Virginia Stock Corporation Act. You should also consult with your attorney. No further notice of the events giving rise to appraisal rights will be furnished by TransCommunity to you.

If you intend to exercise your appraisal rights, you should be aware that cash paid to you likely will result in your receipt of taxable income. (See “— Expected Tax Treatment as a Result of the Merger” on page   .)

The Virginia Stock Corporation Act provides in detail the procedure that you must follow if you wish to exercise your appraisal rights. In summary, to exercise appraisal rights:

•	you must deliver to TransCommunity before the vote on the merger agreement is taken at the special meeting, written notice of your intent to demand payment for your shares if the merger is completed; and

•	you must not vote your shares in favor of the merger agreement at the special meeting.

In other words, you do not have to vote against the merger agreement, or even vote at all, in order to exercise appraisal rights, but you may not vote in favor of the merger agreement, and in all cases you must give the required written notice. Your failure to satisfy these requirements will result in your not being entitled to exercise appraisal rights and receive payment for your shares under the provisions of the Virginia Stock Corporation Act, pertaining to appraisal rights. Even if you vote against the merger agreement (either in person or by proxy), you still have to send the required notice of intent in order to exercise appraisal rights. You should remember that, as described under the caption “TransCommunity Special Meeting — Voting of Proxies” on page   , if you return a signed proxy card but fail to provide instructions as to the manner in which your shares are to be voted, you will be considered to have voted in favor of the merger agreement and you will not be able to assert appraisal rights. If you do not return a proxy card or otherwise vote at all at the special meeting, you will not be treated as waiving your appraisal rights as long as you have given the required notice of intent as described above.

If you intend to assert your appraisal rights, your notice of intent should be mailed or delivered to TransCommunity’s corporate secretary at its corporate office located at 4235 Innslake Drive, Suite 200, Glen Allen, Virginia 23060, or it may be hand delivered to TransCommunity’s corporate secretary at the special meeting (before the voting on the merger agreement begins). Notice of intent is effective at the earliest of the following:

•	when received by TransCommunity at its address prior to the special meeting;

•	five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed to TransCommunity at its address prior to the special meeting; or

•	on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and if the receipt is signed by or on behalf of TransCommunity prior to the special meeting.

If you deliver a timely notice of intent, do not vote in favor of the merger agreement and the merger agreement is approved by both TransCommunity’s stockholders at the special meeting (or at any adjournment of the special meeting) and by Community Bankers stockholders at its annual meeting (or any adjournment of the annual meeting), then, within ten days following the effective date of the merger, Community Bankers, as the company surviving the merger, will send you a written notice called an appraisal notice, by first-class mail, postage prepaid, to your address shown in TransCommunity’s current record of stockholders, as long as you have satisfied the requirements to exercise appraisal rights. The appraisal notice will include another copy of the provisions of the Virginia Stock Corporation Act, pertaining to appraisal rights and will:

•	include a form you can use for demanding payment that will include the first date of any announcement to TransCommunity’s stockholders of the terms of the merger and will require you to certify whether you acquired beneficial ownership of your shares of TransCommunity common stock before or after that date and to certify that you did not vote for the merger;

•	state where your payment demand must be sent, and where your TransCommunity share certificates must be deposited and the date by which those certificates must be deposited;

•	specify a date by which Community Bankers must receive your payment demand (which may not be fewer than 40 nor more than 60 days after the date of mailing of the appraisal notice and state that the stockholder shall have waived the right to demand appraisal unless the form is received by Community Bankers by the specified date);

•	state Community Bankers’ estimate of the fair value of the shares;

•	state that, if requested in writing, Community Bankers will provide, to the stockholder within 10 days after the date by which Community Bankers must receive the form, the number of stockholders who returned the form by the specified date and the total number of shares owned by them; and

•	state the date by which the notice to withdraw must be received, which date must be within 20 days after the date by which Community Bankers must receive the form.

After receipt of the appraisal notice, you must deliver to Community Bankers a written payment demand and, in the case of certificated shares, deposit your TransCommunity share certificates with Community Bankers by the date set forth in and in accordance with the terms and conditions of the appraisal notice and certify whether you acquired beneficial ownership of your shares of TransCommunity common stock before or after the announcement date. Otherwise, you will not be entitled to payment for your shares. If you deliver a payment demand, certify your beneficial ownership as required and deposit your share certificates as required by the appraisal notice, you will lose all rights as a stockholder unless you withdraw your payment demand by the date specified in the appraisal notice.

Within 30 days after the form is due Community Bankers will pay you (provided that you have satisfied all requirements to exercise appraisal rights) the amount Community Bankers estimates to be the fair value of your shares, plus interest accrued to the date of payment. Community Bankers’ payment will be accompanied by:

•	certain of Community Bankers’ most recent available financial statements;

•	an explanation of how Community Bankers estimated the fair value of your shares and how the interest was calculated; and

•	a statement of your right to demand payment if you are not satisfied with the payment and that failure to demand payment within a specified time will be deemed acceptance of Community Bankers’ estimate as full payment.

However, unless you were the beneficial owner of your shares of TransCommunity common stock on the announcement date as set forth in the appraisal notice, Community Bankers may elect to withhold payment.

Within 30 days after the form is due, to the extent Community Bankers elected to withhold payment for after-acquired shares, Community Bankers will estimate the fair value of the shares, plus accrued interest, and will offer to pay this amount to each stockholder who asserted appraisal rights but failed to certify beneficial ownership if such stockholder agrees to accept it in full satisfaction of his demand. Community Bankers’ payment offer will be accompanied by:

•	certain of Community Bankers’ most recent available financial statements;

•	Community Bankers’ estimate of the fair value of your shares and its offer to pay such value plus interest;

•	a statement that you may accept Community Bankers’ estimate of fair value plus interest in full satisfaction of your demands or demand for appraisal;

•	a statement that those stockholders who wish to accept such offer must so notify Community Bankers of their acceptance of its offer within 30 days after receiving the offer; and

•	a statement that those stockholders who do not satisfy the requirements for demanding appraisal shall be deemed to have accepted Community Bankers’ offer.

If you believe that the amount paid by Community Bankers, or the amount of Community Bankers’ payment offer, as described above is less than the fair value of your shares of TransCommunity common stock or that the interest due is incorrectly calculated, then you may notify Community Bankers in writing of your own estimate of the fair value of your shares of TransCommunity common stock and may demand payment of your estimate plus interest. A stockholder offered payment who is dissatisfied with that offer must reject the offer and demand payment of the stockholder’s estimate of the fair value of the shares plus interest. In any such event, if you fail to take any such action within the 30 days after Community Bankers makes or offers payment for your shares, you will be deemed to have waived your rights to demand payment and shall be entitled only to the payment of fair value as calculated by Community Bankers.

If you have taken all required actions and your demand for payment remains unsettled, Community Bankers may file a lawsuit within 60 days after receiving the payment demand and petition the appropriate circuit court to determine the fair value of the shares and accrued interest. If Community Bankers does not begin the action within the 60-day period, it will pay each stockholder who asserts appraisal rights whose demand remains unsettled the amount demanded. In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In addition, Community Bankers will make all stockholders who assert appraisal rights whose demands remain unsettled parties to the proceeding. Each stockholder who asserts appraisal rights made a party to the proceeding must be served with a copy of the complaint and will be entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, to exceed the amount paid by Community Bankers, or for the value, plus accrued interest, of his after-acquired shares for which Community Bankers elected to withhold payment.

The court will determine the cost of any court proceeding, including reasonable compensation and reimbursement of expenses for appraisers appointed by the court. Those costs will be assessed against Community Bankers unless the court determines that some or all of the stockholders who assert appraisal rights acted arbitrarily, vexatiously or not in good faith in demanding payment, in which event the court may assess costs against those stockholders. The court may assess the fees and expenses of experts and counsel against Community Bankers if it finds that it did not substantially comply with the requirements of the statutes, and against any party who acted arbitrarily, vexatiously or not in good faith in asserting or defending against appraisal rights. If the court finds that the services of counsel for any stockholder who asserts appraisal rights were of substantial benefit to other stockholders similarly situated, the court may award counsel fees, to be paid out of the amounts awarded the stockholders who asserted appraisal rights who were benefited. If a stockholder who asserts appraisal rights must bring an action against Community Bankers to require it to pay the amount Community Bankers estimates to be the fair value of the shares, plus interest and the stockholder is successful, the court will assess costs against Community Bankers.

The Virginia Stock Corporation Act contains certain additional provisions and requirements that apply in the case of dissents by nominees who hold shares for others, and by beneficial owners whose shares are held in the names of other persons.

Tax Consequences of Exercising Appraisal Rights

The payment of cash to TransCommunity stockholders who perfect appraisal rights with respect to such stockholder’s shares of TransCommunity will recognize capital gain or loss equal to the difference between such stockholder’s tax basis in those shares and the amount of cash received in exchange for those shares, provided the TransCommunity shares were held as a capital asset by the TransCommunity stockholders.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OF COMMUNITY BANKERS

Community Bankers is asking its stockholders to adopt two amendments to its certificate of incorporation, effective upon consummation of the merger. The amendments to the certificate of incorporation will only be effected in the event and at the time the merger with TransCommunity is consummated. Assuming that the two amendments are adopted, the surviving corporation will file an amended and restated certificate of incorporation, substantially in the form attached as Appendix B.

Staggered Board Amendment

Community Bankers is proposing to amend its certificate of incorporation to reset the terms of Community Bankers’ three classes of directors. Currently, Community Bankers’ certificate of incorporation provides for a staggered board of directors with three classes of directors, with each class being elected at successive annual meetings following Community Bankers’ initial public offering. In order to comply with the requirements set forth in the merger agreement, Community Bankers is seeking approval for an amended Section F of Article SIXTH, pursuant to which each of the three classes of the staggered board of directors is elected at successive annual meetings following the closing of the merger with TransCommunity, which Community Bankers anticipates to occur during the second quarter of 2008. Unless Community Bankers and TransCommunity agree otherwise, the merger will only be consummated if the stockholders of Community Bankers adopt the staggered board amendment to the certificate of incorporation.

Name Change Amendment

Community Bankers is proposing to amend Article FIRST of its certificate of incorporation to change the name of Community Bankers from “Community Bankers Acquisition Corp.” to “Community Bankers Trust Corporation.” The reason for this amendment is that, in the event of a merger with TransCommunity, Community Bankers’ current name will not accurately reflect its business operations. Accordingly, Community Bankers’ board of directors believes that changing its name to “Community Bankers Trust Corporation” in connection with the merger will better reflect its business operations upon completion of the merger.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendment is adopted.

Filing of Amended and Restated Certificate of Incorporation

Following the merger, the surviving corporation will file an amended and restated certificate of incorporation substantially in the form attached as Appendix B to this joint proxy statement/prospectus, including the amendments being considered by Community Bankers stockholders at the annual meeting, assuming they are adopted. In addition, the text of sections A, B, and D of Article SIXTH will be removed from the amended and restated

certificate of incorporation to reflect that, pursuant to their terms, they are terminated automatically with no action required by the board of directors or the stockholders in the event an initial business combination, such as the merger with TransCommunity, is consummated.

Vote Required

Adoption of the amendments to the certificate of incorporation requires the affirmative vote of a majority of the shares of Community Bankers common stock entitled to vote at the annual meeting. Abstaining from voting or not voting on a proposal (including broker non-votes), either in person or by proxy, will have the same effect as a vote against adoption of the amendments to the certificate of incorporation.

Board Recommendation

The Community Bankers Board of Directors recommends a vote “FOR” adoption of each of the amendments to the certificate of incorporation.

ELECTION OF DIRECTORS OF COMMUNITY BANKERS

General

Pursuant to Community Bankers’ certificate of incorporation, Community Bankers’ board of directors, consisting of five persons, is divided into three classes, as nearly equal in size as possible, serving staggered terms. Class I serves for a term to expire at the first annual meeting of stockholders following the initial public offering. Class II serves for a term to expire at the second annual meeting of stockholders following the initial public offering. Class III serves for a term to expire at the third annual meeting of stockholders following the initial public offering. The Community Bankers’ certificate of incorporation currently provides that commencing after the first annual meeting of stockholders following the initial public offering, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term in office to expire at the third annual meeting after their election.

Chris A. Bagley and Keith Walz are Class I directors on Community Bankers board of directors, and their terms expire at the first annual meeting following Community Bankers’ initial public offering. Community Bankers’ board of directors, upon the recommendation of the nominating committee, has approved and unanimously nominated each of Mr. Bagley and Mr. Walz for reelection as directors of Community Bankers to serve for three-year terms or until a successor is elected and qualified. If either Mr. Bagley or Mr. Walz become unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out and returned the accompanying proxy card, your vote will be cast for the substitute nominee.

About the Nominees

Chris A. Bagley has been a director of Community Bankers since October 2007. Mr. Bagley has been chief credit officer with Prosperity Bank since 2001. From 1997 to 2001, Mr. Bagley served as banking center president at Prosperity Bank. Prosperity Bank is a bank subsidiary of Prosperity Bancshares, Inc. (Nasdaq: PRSP) a $6 billion in asset bank holding company headquartered in Houston, Texas, which operates 105 banking centers in Texas under a community banking philosophy. Mr. Bagley received a Bachelor of Business Administration in finance from Stephen F. Austin State University and a Masters of Business Administration in finance from the University of Houston. Mr. Bagley is 47 years old.

Keith Walz has been a director of Community Bankers since April 2005. Mr. Walz is managing partner at Kinsale Capital Partners, a leveraged buy-out private equity investment firm, which he co-founded in January 2006. From March 1996 to January 2006, Mr. Walz served as president of ABN AMRO Capital (USA), a small business investment company (SBIC) subsidiary of the ABN AMRO Bank N.V. (NYSE:ABN) group of companies, an international banking group with 3,000 banks in 60 countries. During his tenure with the firm, Mr. Walz also served as a managing director in ABN AMRO’s Global Private Equity division, a private equity firm with over $2 billion in invested capital. As a senior partner with the firm, Mr. Walz participated in the sourcing, evaluation, and monitoring of over 35 investments, representing $200 million of capital invested. Mr. Walz specializes in Enterprise Software and Network Infrastructure investments and has served on the board of directors of over a dozen companies in which ABN AMRO has invested. He has also held operating roles with ABN AMRO portfolio companies, including chairman and chief executive officer of Worldweb.net, a provider of content management solutions for enterprise web sites. Prior to joining ABN AMRO Capital, Mr. Walz was a vice president from 1991 to 1996 in ABN AMRO’s Investment Banking division, responsible for financial reporting, analysis, and systems. From 1989 to 1991 he served as a finance associate with Tyson Foods, Inc., a processor and distributor of chicken, pork and other food products, where he focused on enhancing enterprise business processes and systems through the use of client/server computing technologies. He received a Masters of Business Administration from DePaul University and a Bachelor of Science degree in finance from the University of Arkansas. Mr. Walz is 40 years old.

Vote Required

Directors will be elected by the affirmative vote of the holders of a majority of the shares of Community Bankers common stock, present in person or represented by proxy and entitled to vote at the annual meeting. Community Bankers’ certificate of incorporation does not allow for cumulative voting.

Board Recommendation

The Community Bankers Board of Directors recommends voting in favor of the nominees.

INFORMATION ABOUT COMMUNITY BANKERS ACQUISITION CORP.

General

Community Bankers is a blank check company organized under the laws of the State of Delaware on April 6, 2005. As a “Targeted Acquisition Corporation”SM or “TAC,”SMCommunity Bankers was formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the banking industry. Prior to executing the merger agreement with TransCommunity, Community Bankers’ activities were limited to organizational matters, completing its initial public offering and seeking and evaluating possible business combination opportunities.

On June 8, 2006, Community Bankers consummated its initial public offering of 7,500,000 units, which commenced trading on the American Stock Exchange under the symbol “BTC.U.” Each unit consisted of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from Community Bankers one share of Community Bankers common stock at an exercise price of $5.00 per share beginning upon the consummation of a business combination. Community Bankers common stock and warrants started trading separately on the American Stock Exchange as of September 5, 2006, under the symbols “BTC” and “BTC.WS,” respectively.

In addition to the proposed merger of Community Bankers with TransCommunity, Community Bankers has entered into an agreement and plan of merger, dated as of December 13, 2007, with BOE, a bank holding company based in Tappahannock, Virginia. The merger agreement by and between Community Bankers and BOE provides for the merger of BOE with and into Community Bankers. As a result of the proposed merger, each share of BOE common stock will be converted into 5.7278 shares of Community Bankers common stock, subject to adjustment as further described elsewhere in this joint proxy statement/prospectus. We anticipate that Community Bankers’ merger with BOE would be consummated after Community Bankers’ merger with TransCommunity.

Recent Developments

On February 15, 2008, Community Bankers announced its results of operations for the period from April 1, 2007 to December 31, 2007. For the period from April 1, 2007 until December 31, 2007, interest income on its trust fund investments, including interest allocable to shares subject to possible conversion, amounted to $1,933,962. This resulted in net income for the period from April 1, 2007 until December 31, 2007 of $1,105,034 or net income per share, basic and diluted, of $0.12 and $0.09, respectively. The aggregate amount of cash and United States treasury securities held in the trust fund as of December 31, 2007, was $58,452,512.

BALANCE SHEETS

	December 31,	March 31,
	2007	2007
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash	$162,154	$676,183
Cash and United States Treasury securities held in trust fund	58,452,512	58,118,729
Prepaid expenses	178,799	17,500
Deferred Acquisition Costs	647,487	—

Total current assets	59,440,952	58,812,412

Total Assets	$59,440,952	$58,812,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Income taxes payable	$338,690	$806,000
Deferred payment to underwriter	2,100,000	2,100,000
Accrued expenses	—	9,185

Total Current Liabilities	2,438,690	2,915,185

Common stock, subject to conversion, 1,499,250 shares at conversion value	11,690,502	11,617,934

Commitments

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value
Authorized 5,000,000 shares; none issued	—	—
Common stock, $0.01 par value
Authorized 50,000,000 shares issued and outstanding, 9,375,000 shares (which includes 1,499,250 shares subject to conversion)	93,750	93,750
Additional paid-in capital	42,988,876	43,061,444
Earnings accumulated during the development stage	2,229,134	1,124,099

Total Stockholders’ Equity	45,311,760	44,279,293

Total Liabilities and Stockholders’ Equity	$59,440,952	$58,812,412

STATEMENTS OF INCOME
(Unaudited)

		Year Ended
		March 31, 2007	Cumulative Period
	Nine Months	(derived from the	from April 6, 2005
	Ended	audited financial	(inception) to
	December 31, 2007	statements)	December 31, 2007

Interest on cash and short-term investments held in trust	$1,944,395	$2,268,760	$4,213,155
Operating costs	263,142	338,661	601,803

Income before taxes	1,681,253	1,930,099	3,611,352
Provision for income taxes	576,218	806,000	1,382,218

Net income	$1,105,035	$1,124,099	2,229,134

Weighted average shares outstanding-basic	9,375,000	7,997,740	6,140,625

Weighted average shares outstanding-diluted	11,807,432	10,256,708	8,573,075

Net income per share-basic	$0.12	$0.14	$0.36

Net income per share-diluted	$0.09	$0.11	$0.26

Trust Account

The net proceeds from the sale of Community Bankers’ units were approximately $54,950,000. Of this amount, $54,350,000 of the net proceeds, plus $2,100,000 attributable to the underwriters’ discount that I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc., the representatives of the underwriters in Community Bankers’ initial public offering agreed to defer until Community Bankers consummated its initial business combination, was deposited in an interest-bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement signed on June 8, 2006. Except for a portion of the interest earned on the Community Bankers trust account which may be released to Community Bankers, these proceeds will not be released until the earlier of the completion of a business combination or Community Bankers’ liquidation. The remaining $600,000 in net proceeds, together with any interest released to Community Bankers’ to cover operating expenses, were made available to be used by Community Bankers to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Substantially all of the net proceeds not held in the trust account of Community Bankers’ initial public offering are intended to be used to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. Upon consummation of the merger, the funds currently held in the trust account, less any amounts paid to stockholders who exercise their conversion rights and the deferred underwriting compensation, will be released to Community Bankers. Community Bankers intends to pay any additional expenses related to the merger and hold the remaining funds as capital at the holding company level pending use for general corporate and strategic purposes. Such purposes could include increasing the capital of TransCommunity Bank, future mergers and acquisitions, branch construction, asset purchases, payment of dividends, repurchases of shares of Community Bankers common stock and general corporate purposes. Until such capital is fully leveraged or deployed, Community Bankers may not be able to successfully deploy such capital and Community Bankers’ return on such equity could be negatively impacted.

Fair Market Value of Target Business

The initial target business or businesses Community Bankers acquires must have a collective fair market value equal to at least 80% of Community Bankers’ net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount). The fair market value of such business or businesses will be determined by Community Bankers’ board of directors based upon standards generally accepted by the financial community, such as actual and potential revenues, net income, assets, cash flow and book value.

Community Bankers is not required to obtain an opinion from an investment banking firm as to the fair market value if Community Bankers’ board of directors independently determines that the target business has sufficient fair market value, but may do so.

Opportunity for Stockholder Approval of Business Combination

As Community Bankers will be issuing shares of Community Bankers common stock in the merger with TransCommunity totaling more than 20% of the outstanding shares of Community Bankers common stock immediately prior to the effective time of the merger, Delaware law requires that the Community Bankers stockholders adopt the merger agreement for the merger to be consummated. In addition, Community Bankers’ certificate of incorporation requires that it submit the merger with TransCommunity to Community Bankers’ stockholders for approval, even if stockholder approval were not required under Delaware law. Delaware law requires that the holders of a majority of the outstanding shares of Community Bankers common stock entitled to vote at the annual meeting adopt the merger agreement for the merger to be consummated.

Further, as required by its certificate of incorporation, Community Bankers’ will proceed with the merger with TransCommunity only:

•	if the holders of a majority of the outstanding shares of Community Bankers common stock issued in Community Bankers’ initial public offering and voted at the annual meeting vote in favor of the merger proposal; and

•	the holders of less than 20% of the outstanding shares of Community Bankers stock issued in Community Bankers’ initial public offering vote against the business combination and exercise their conversion rights.

All of Community Bankers’ insiders, including all of Community Bankers’ officers, directors and initial stockholders, have agreed to vote the 1,875,000 shares of Community Bankers common stock acquired by them before Community Bankers’ initial public offering either for or against the business combination consistent with the majority of the votes cast by the holders of the shares of common stock issued in the initial public offering. This voting arrangement shall not apply to shares included in units purchased in Community Bankers’ initial public offering or purchased following Community Bankers’ initial public offering in the open market by any of Community Bankers’ initial stockholders, officers or directors. Accordingly, they may vote on the merger with respect to shares of common stock acquired in or after the consummation of Community Bankers’ initial public offering any way they choose.

Liquidation If No Business Combination

If Community Bankers does not complete the merger with TransCommunity by June 7, 2008, Community Bankers’ certificate of incorporation (1) provides that Community Bankers’ corporate powers would automatically thereafter be limited to acts and activities relating to dissolving and winding up its affairs, including liquidation, and Community Bankers would not be able to engage in any other business activities and (2) requires that Community Bankers’ board of directors within 15 days adopt a resolution finding Community Bankers’ dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on Community Bankers’ dissolution. Pursuant to Delaware law, Community Bankers’ dissolution would require the affirmative vote of stockholders owning a majority of the then outstanding shares of Community Bankers’ common stock. Community Bankers would promptly prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement would be required to be submitted to and reviewed by the SEC, and thereafter forward the proxy statement and notice of meeting to Community Bankers’ stockholders no less than 10 nor more than 60 days prior to Community Bankers’ special meeting of stockholders soliciting stockholder votes with respect to its dissolution. In the event that Community Bankers does not initially obtain approval for such dissolution by stockholders owning a majority of the then outstanding shares of Community Bankers common stock, Community Bankers would continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow Community Bankers to obtain the required vote and retaining a proxy solicitation firm to assist Community Bankers in obtaining such vote. Community Bankers insiders (including all of its directors, officers and initial stockholders) have agreed to vote all shares of Community Bankers common stock owned by them that were purchased prior to or issued in Community Bankers’ initial public offering in favor of such dissolution. However, there can be no assurance that Community Bankers stockholders would approve a dissolution in a timely manner or ever approve a dissolution. If Community Bankers is not able to obtain the approval from a majority of the then outstanding shares of Community Bankers common stock, Community Bankers would not be able to dissolve and liquidate and Community Bankers would not be able to distribute funds from its trust account to public stockholders and these funds would not be available for any other corporate purpose.

Community Bankers anticipates that any liquidation would occur pursuant to Section 281(b) of the DGCL and, in this event, its board of directors would be required under Section 281(b) of the DGCL to adopt, within a three year period, a plan of distribution pursuant to which Community Bankers would pay or make reasonable provision to pay all of Community Bankers’ existing claims and obligations, all contingent, conditional or unmatured contractual claims, claims subject of a pending suit, and claims that are likely to arise or become known within 10 years after its dissolution. Community Bankers’ plan of distribution will provide that Community Bankers will pay or reserve for such claims from its funds not held in trust. Community Bankers’ board of directors intends to adopt a plan of distribution and to distribute the funds held in trust and any of its remaining assets to public stockholders as promptly as practicable following Community Bankers’ dissolution. Until adoption of Community Bankers’ plan of distribution and distribution of the funds held in trust, which Community Bankers anticipates would be accomplished within six months following board approval of Community Bankers’ dissolution, the funds would remain in trust and held by the trustee in permitted investments.

Assuming Community Bankers’ dissolution were submitted to and approved by its stockholders in accordance with Delaware law, the holders of Community Bankers common stock issued in Community Bankers’ initial public offering would, in that event, be entitled to receive their proportionate share of the trust account (including any interest not released to Community Bankers, net of taxes, and the deferred underwriting discount). In addition, such holders would be entitled to receive a pro rata portion of Community Bankers’ remaining assets not held in trust, less amounts Community Bankers would pay, or reserve to pay, for all of Community Bankers’ liabilities and obligations. These liabilities and obligations include Community Bankers’ corporate expenses arising during Community Bankers’ remaining existence and the costs associated with its dissolution and liquidation. Community Bankers’ corporate expenses are expected to be primarily associated with preparation for and conduct of Community Bankers’ special meeting of stockholders and Community Bankers’ continuing public reporting obligations, including legal services, proxy soliciting firms, services of Community Bankers’ independent public accounting firm and legal fees it may incur in the event of disputes with any claimants or creditors. Gary A. Simanson, Community Bankers’ president and chief executive officer, and David Zalman, an initial stockholder, would be personally liable for ensuring that the trust account is not reduced by claims of Community Bankers’ vendors and service providers in the event of Community Bankers’ dissolution and liquidation. Messrs. Simanson and Zalman will not be liable for and will not pay any termination fees that may be payable by Community Bankers to TransCommunity or BOE under the respective merger agreements. To the extent funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds would be available for distribution to Community Bankers’ public stockholders or for ongoing corporate expenses including costs of its liquidation during its remaining existence.

Community Bankers’ initial stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them before Community Bankers’ initial public offering upon its liquidation prior to a business combination. In addition, the representatives of the underwriters in Community Bankers’ initial public offering have agreed to forfeit any rights to or claims against the portion of the trust account attributable to the contingent underwriting discount in the event Community Bankers does not timely complete a business combination and dissolve and distribute the funds held in the trust account upon its liquidation. There will be no distribution from the trust account with respect to Community Bankers’ warrants, which will expire without value in the event of Community Bankers’ liquidation.

Community Bankers currently estimates that if a liquidation were to occur by approximately          , there would be approximately $      in Delaware franchise taxes and income taxes not waived by taxing authorities and for which Messrs. Simanson and Zalman have not agreed to indemnify Community Bankers. Thus, Community Bankers’ management believes that the total amount available for distribution upon liquidation to the holders of the

7,500,000 shares of common stock issued in Community Bankers’ initial public offering, including deferred underwriting discounts and accrued interest through          , would be approximately $      or $      per share.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation, following its dissolution, complies with the statutory procedures set forth in Section 280 of the DGCL, intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, it is Community Bankers’ intention to seek approval of its stockholders to make liquidating distributions to its public stockholders as soon as reasonably practicable following Community Bankers’ dissolution in accordance with Section 281(b) of the Delaware statute. Therefore, Community Bankers’ stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of Community Bankers’ stockholders may extend beyond the third anniversary of such dissolution.

In addition, the proceeds deposited in the trust account could become subject to the claims of Community Bankers’ creditors and Community Bankers could be required to pay its creditors prior to making any distributions to the holders of shares of Community Bankers common stock that were issued in the initial public offering. Community Bankers has prepaid certain of its material legal, printing, accounting, administrative and financial advisory fees and intends to prepay or to obtain waiver agreements from vendors and service providers it may engage in the future for any material amounts. Any such waiver agreements will provide that the applicable vendor or service provider waives any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Community Bankers and the holders of shares of Community Bankers common stock that were issued in the initial public offering. If any potential vendor or service provider objects to being prepaid or refuses to enter into a waiver agreement, Community Bankers will consider whether there is a suitable alternative provider, the expected aggregate contract amount and Community Bankers’ assessment of the potential risk to the trust account before engaging such person. However, because Community Bankers is a blank check company, rather than an operating company, and Community Bankers’ operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Community Bankers’ vendors or service providers (such as accountants, lawyers or investment bankers) or potential target businesses. In addition, TransCommunity has agreed and Community Bankers will require any other target business to agree as part of any definitive acquisition agreement that it will not pursue any claim or enforce any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of these efforts coupled with Messrs. Simanson’s and Zalman’s agreement to be responsible to ensure that the proceeds in the trust account are not reduced by the claims of any vendor or service provider, management believes the claims that could be made against Community Bankers is significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. However, there can be no guarantee that persons will not seek recourse against the trust account. Accordingly, Community Bankers cannot assure you that the actual per share liquidation price will not be less than $      per share due to claims of creditors.

Competition

If Community Bankers succeeds in effecting the merger with TransCommunity or another business combination, there will be, in all likelihood, intense competition from competitors of the target business in the commercial banking industry and other financial service businesses. Community Bankers cannot assure you that, subsequent to a business combination, Community Bankers will have the resources or ability to compete effectively.

Employees

Community Bankers’ officers and directors are not obligated to contribute any specific number of hours to Community Bankers’ matters and devote only as much time as they deem necessary to its affairs. Community Bankers’ executive officers are also involved with business ventures other than Community Bankers. The amount of time they devote in any time period varies based on the availability of suitable target businesses to investigate although Mr. Simanson devotes the majority of his professional time to Community Bankers’ business. Community Bankers does not currently have and does not intend to have any full time employees prior to the consummation of the merger with TransCommunity.

Properties

Community Bankers maintains its executive offices at 9912 Georgetown Pike, Suite D-203, Great Falls, Virginia 22066. The cost for this space is included in the $7,500 per-month fee Community Bankers Acquisition, LLC charges Community Bankers for general and administrative services pursuant to a letter agreement between Community Bankers and Community Bankers Acquisition, LLC. The $7,500 per month fee will no longer be payable following consummation of the merger with TransCommunity or another business combination. We believe, based on rents and fees for similar services in the Great Falls, Virginia metropolitan area, that the fee charged by Community Bankers Acquisition, LLC is at least as favorable as Community Bankers could have obtained from an unaffiliated person. Community Bankers considers its current office space adequate for its current activities.

Legal Proceedings

To the knowledge of management there is no litigation pending or contemplated against Community Bankers or any of Community Bankers’ officers or directors in their capacity as such.

Periodic Reporting and Financial Information

Community Bankers has registered its units, common stock and warrants under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and has reporting obligations, including the requirement that it file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Community Bankers has filed with the SEC an Annual Report on Form 10-K for its fiscal year ended March 31, 2007 and a Quarterly Report on Form 10-Q for its quarter ended September 30, 2007.

Community Bankers Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended September 30, 2007

General

Community Bankers was incorporated on April 6, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating commercial bank or bank holding company. Community Bankers’ first business combination or series of such transactions must have a fair market value of at least 80% of Community Bankers’ net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such transaction(s). Community Bankers consummated Community Bankers’ initial public offering on June 8, 2006. Community Bankers have neither engaged in any operations nor generated any revenues to date other than interest income. Community Bankers’ entire activity since inception has been to prepare for and consummate Community Bankers’ initial public offering and to identify and investigate targets for an initial business combination.

Until the announcement on September 6, 2007, that Community Bankers had entered into an agreement and plan of merger with a target company, Community Bankers’ efforts had been primarily organizational, activities relating to Community Bankers’ offering and searching for and identifying targets for an initial business combination. Until the consummation of a business combination, Community Bankers expects interest earned on the offering proceeds held in trust to be Community Bankers’ primary source of income.

Community Bankers entered into an agreement and plan of merger with TransCommunity on September 5, 2007. The agreement and plan of merger sets forth the terms and conditions of Community Bankers’ acquisition of TransCommunity through the merger of TransCommunity with and into Community Bankers. TransCommunity Bank, a wholly owned subsidiary of TransCommunity, will become a wholly owned subsidiary of the surviving company in the merger.

Under the terms of the agreement and plan of merger, Community Bankers will issue to the stockholders of TransCommunity, for each share of TransCommunity’s common stock that they own, 1.4200 shares of Community Bankers’ common stock, subject to adjustment as described below. If the daily average closing price for Community Bankers’ common stock for the 20 consecutive days of trading in such stock ending five days before the closing date is less than $7.42, Community Bankers will increase the exchange ratio to the quotient obtained by dividing $10.5364 by such daily average closing price.

In addition, at the effective time of the merger, each outstanding option to purchase shares of TransCommunity’s common stock under any of TransCommunity’s stock plans shall vest pursuant to its terms and shall be converted into an option to acquire the number of shares of Community Bankers’ common stock equal to the number of shares of common stock underlying the option multiplied by the Exchange Ratio. The exercise price of each option will be adjusted accordingly.

Consummation of the merger is subject to a number of customary conditions including the approval of the merger by the stockholders of each of TransCommunity and Community Bankers and the receipt of all required regulatory approvals. In addition, closing of the transaction is also conditioned on holders of fewer than 20% of the shares of Community Bankers’ common stock voting against the transaction and electing to convert their shares of Community Bankers’ common stock into cash. Pursuant to the agreement and plan of merger either party may terminate the agreement in the event the merger is not consummated by May 31, 2008.

Due to regulatory and stockholder approvals as well as the closing conditions associated with the transaction, Community Bankers cannot assure stockholders and investors that Community Bankers will consummate the merger in the allotted time. If Community Bankers does not effect the merger with TransCommunity by June 7, 2008, Community Bankers will be forced to dissolve and liquidate.

Results of Operations for the Three Months Ended September 30, 2007

For the three months ended September 30, 2007, operating costs of $111,605 consisted primarily of $31,167 in legal and other professional fees, $26,813 for office and administrative services, $23,625 for amortization of prepaid insurance and $30,000 for travel and due diligence. Interest income on the trust fund investments, including interest allocable to shares subject to possible conversion, amounted to $712,368. This resulted in net income for the three months ended September 30, 2007 of $372,550, net of $228,338 of provision for income taxes.

Results of Operations for the Six Months Ended September 30, 2006

For the six months ended September 30, 2007, operating costs of $171,887 consisted primarily of $36,516 in legal and other professional fees, $55,871 for office and administrative services and $49,000 for amortization of prepaid insurance and $30,500 for travel and due diligence. Interest income on the trust fund investments, including interest allocable to shares subject to possible conversion, amounted to $1,418,538. This resulted in net income for the six months ended September 30, 2007 of $779,392, net of $477,691 of provision for income taxes.

Liquidity and Capital Resources

The net proceeds of Community Bankers’ initial public offering, after deducting the underwriters discount and initial public offering expenses, was $54,950,000. Of these net proceeds, $54,350,000 has been placed in a trust account at J.P. Morgan Chase Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee, and invested in U.S. government securities together with an additional $2,100,000 of deferred underwriting compensation. The funds held in the trust account, other than the deferred underwriting compensation, may be used as consideration to pay the sellers of a target business with which Community Bankers ultimately completes a business combination. One-half of the interest earned on the trust account, net of taxes, will be retained in the trust account for distribution to public stockholders under certain circumstances. The remaining interest earned on the trust account, net of taxes, up to $1,129,000 may be released to us periodically to fund Community Bankers’ working capital requirements. Upon the consummation of a business combination, Community Bankers will pay the deferred underwriting compensation to the underwriters out of the proceeds of the initial public offering held in trust. Any amounts not paid as consideration to the sellers of the target business or to the underwriters as deferred underwriting fees may be used to finance the operations of the target business, pay expenses associated with the merger, make capital contributions, repurchase Community Bankers’ securities or to engage in subsequent acquisitions.

As of September 30, 2007, Community Bankers had cash not held in trust of $397,225, including interest released to us from the trust account. During the balance of 2007 and in 2008 until consummation of a business combination, Community Bankers will generate interest income on Community Bankers’ cash outside of the trust account which can also be used to pay part of Community Bankers’ costs and expenses. Community Bankers will be using the funds not held in trust together with interest released to us from the trust account from time to time for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Community Bankers’ cash requirements are expected to change based on the timing, nature and outcome of Community Bankers’ intended business combination.

Community Bankers is obligated, commencing June 5, 2006, and ending upon the acquisition of a target business, to pay to Community Bankers Acquisition, LLC, an affiliate of one of Community Bankers’ directors and executive officers and a stockholder, a monthly fee of $7,500 for office space and general and administrative services. Community Bankers anticipates that Community Bankers will incur, in addition to the administrative fee to Community Bankers Acquisition LLC, expenses for legal, accounting and other expenses attendant to the structuring, negotiating and completing of Community Bankers’ initial business combination, due diligence of prospective target businesses, expenses in legal and accounting fees relating to bank regulatory compliance, SEC reporting obligations and internal controls and for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums. Community Bankers has prepaid $687,000 in expenses for professional fees, administrative services and insurance and believe that Community Bankers has sufficient capital to meet Community Bankers’ day-to-day operating expenses until consummation of Community Bankers’ initial business combination. However, Community Bankers may need to raise additional funds through a private offering or debt or equity securities if it is required to consummate a business combination that is presented to us. Community Bankers would only consummate such a fundraising simultaneously with the consummation of a business combination.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. Community Bankers’ exposure to market risk is limited to interest income sensitivity with respect to the funds placed in the trust account. However, the funds held in Community Bankers’ trust account have been invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so Community Bankers is not deemed to be an investment company under the Investment Company Act. Thus, Community Bankers is subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to us.

Community Bankers Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended March 31, 2007 and the Period April 6, 2005 to March 31, 2006

The following discussion of Community Bankers’ financial condition and results of operations should be read in conjunction with Community Bankers’ financial statements included in this joint proxy statement/prospectus, the accuracy of which involves risks and uncertainties. Community Bankers’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Community Bankers described in “Risk Factors” on page   .

General

Community Bankers was incorporated on April 6, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating commercial bank or bank holding company. Community Bankers’ first business combination or series of such transactions must have a fair market value of at least 80% of Community Bankers’ net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such transaction(s). Community Bankers consummated its initial public offering on June 8, 2006. Community Bankers neither engaged in any operations nor generated any revenues, other than interest income, nor incurred any debt or expenses during the period ended March 31, 2007, other than in connection with Community Bankers’ initial public offering, meeting Community Bankers’ regulatory reporting requirements including legal and accounting and certain legal and other expenses related to pursuing acquisitions of targets. Community Bankers’ entire activity since inception has been to prepare for and consummate our initial public offering and to identify and investigate targets for an initial business combination.

Community Bankers is not presently engaged in, and will not engage in, any substantive commercial business until it consummates the merger with TransCommunity or another business combination. Community Bankers intends to utilize cash derived from the proceeds of its initial public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting the merger with TransCommunity or another business combination. If Community Bankers is unable to consummate the merger with TransCommunity by June 7, 2008, Community Bankers will be required to dissolve and liquidate.

Results of Operations for the Period April 6, 2005 (inception) to March 31, 2006

For the period ended March 31, 2006, Community Bankers had no operating costs or income.

Results of Operations for the Year Ended March 31, 2007

For the year ended March 31, 2007, operating costs of $338,661 consisted primarily of $117,222 in legal and professional fees, $75,000 for office and administrative services, $87,500 for amortization of prepaid insurance and $7,748 in travel expenses. Interest income on the trust account investments, including interest allocable to shares subject to possible conversion, amounted to $2,268,760. This resulted in net income for the year ended March 31, 2007 of $1,124,099.

Liquidity and Capital Resources

The net proceeds of Community Bankers’ initial public offering, after deducting the underwriters’ discount and offering expenses, was $54,950,000. Of these net proceeds, $54,350,000 was placed in a trust account at J.P. Morgan Chase Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee, and invested in United States government securities together with an additional $2,100,000 of deferred underwriting compensation. The funds held in the trust account, other than the deferred underwriting compensation, may be used as consideration to pay the sellers of a target business with which Community Bankers ultimately completes a business combination. One-half of the interest earned on the trust account, net of taxes, will be retained in the trust account for distribution to the holders of shares of Community Bankers common stock that was issued in the initial public offering under certain circumstances. The remaining interest earned on the trust account, net of taxes, up to $1,129,000 may be released to Community Bankers periodically to fund its working capital requirements. Upon the consummation of the merger with TransCommunity or another business combination, Community Bankers will pay the deferred underwriting compensation to the underwriters in its initial public offering out of the proceeds of its initial public offering held in trust. Any amounts not paid as consideration to the sellers of the target business or to the underwriters in Community Bankers’ initial public offering as deferred underwriting fees may be used to finance the operations of the target business or for subsequent acquisitions.

As of March 31, 2007, Community Bankers had cash not held in trust of $676,183, including $600,000 of interest released to Community Bankers from the trust account. In 2007, Community Bankers will generate interest income on its cash outside of the trust account which can also be used to pay part of its costs and expenses. Community Bankers uses the funds not held in trust together with interest released to Community Bankers from the trust account from time to time for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Community Bankers’ cash requirements are expected to change based on the timing, nature and outcome of our intended business combination.

Off Balance Sheet Arrangements

As of March 31, 2007, Community Bankers did not have any off balance sheet arrangements.

Contractual Obligations

The following table shows the amounts due in connection with Community Bankers’ contractual obligations as of March 31, 2007.

	Payments Due by period
		Less Than			More Than
	Total	1 Year	1-3 Years	3-5 Years	5 Years

Long-term contractual obligations(1)(2)	$105,000	$90,00	$15,000	—	—

(1)	Represents sums payable to Community Bankers Acquisition LLC, an affiliate of Community Bankers’ president and a stockholder, for office space, office and secretarial services commencing June 5, 2006 and continuing at $7,500 per month through the acquisition of a target business.

(2)	Does not include $2,100,000 which the underwriters in Community Bankers’ initial public offering deposited in the trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Co., as trustee, and which fees will be deferred and paid to such underwriters only upon consummation of a business combination within 18 months after June 8, 2006 (or 24 months in the event a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after June 8, 2006 and the business combination has not yet been consummated within such 18 month period). In the event a business combination is not timely completed, such funds will be forfeited by such underwriters and available for distribution upon Community Bankers’ liquidation.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. Community Bankers’ exposure to market risk is limited to interest income sensitivity with respect to the funds placed in the trust account. However, the funds held in the Community Bankers trust account have been invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so Community Bankers is not deemed to be an investment company under the Investment Company Act. Thus, Community Bankers is subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to Community Bankers.

Current Directors

In addition to Messrs. Bagley and Walz, the Community Bankers board of directors also includes the following incumbent directors. For more information on Messrs. Bagley and Walz, see “Election of Directors.”

Eugene S. Putnam, Jr. has served as chairman of the board of directors of Community Bankers since June 2005. Mr. Putnam has over twenty years of experience in the financial services industry. Mr. Putnam began his financial services career in Los Angeles in 1986 as an operations and corporate cash manager with First Interstate

Bank of California. In 1988, Mr. Putnam joined Crestar Financial Corporation ($26 billion in assets) in Richmond, Virginia. At Crestar, Mr. Putnam was a senior vice president, serving in various capacities with responsibility for corporate finance, treasury, mergers and acquisition financing, capital planning, balance sheet management and investor relations. In 1998, SunTrust Banks Inc. ($103 billion in assets) acquired Crestar and Mr. Putnam joined SunTrust in Atlanta as senior vice president and director of investor relations and corporate communications. In 2001, Mr. Putnam was recruited to Houston and joined Sterling Bancshares Inc. ($3.5 billion in assets) as executive vice president and chief financial officer where he served until 2003. From August 2003 until June 2005 he served as president of Coastal Securities LP, a registered broker-dealer. From June 2005 until June 2007, he served as executive vice president and chief financial officer of Aegis Mortgage Corporation, formerly one of the largest mortgage production franchises in the U.S. which filed for bankruptcy protection in August 2007. Mr. Putnam graduated from UCLA with a Bachelor of Science degree in economics and earned a MBA with a concentration in finance from The University of North Carolina at Chapel Hill. Mr. Putnam is 48 years old.

Gary A. Simanson has served as Community Bankers’ president, chief executive and financial officer, secretary and director since its inception in April 2005. Mr. Simanson has been managing director of First Capital Group, L.L.C., an investment banking advisory firm specializing in bank mergers and acquisitions, from March 1997 to the present. In such capacity, Mr. Simanson has both initiated and advised on bank merger and acquisition transactions around the country and has spoken nationally on bank mergers and acquisitions. In addition to serving as managing director of First Capital Group, Mr. Simanson also served as Senior Vice President concentrating in bank mergers and acquisitions and capital markets with FTN Financial Capital Markets, a wholly owned investment banking and financial services subsidiary of First Horizon National Corporation (NYSE: FHS) from 1998 to 1999. From 1992 to 1995, Mr. Simanson was an associate general counsel at Union Planters Corporation, then a NYSE-traded bank holding company (presently part of Regions Financial Corporation (NYSE: RF)), where his duties included the negotiation and preparation of all bank merger and acquisition transaction documents, due diligence, regulatory filings, registration statements and other securities filings and other bank regulatory matters. From 1989 to 1992 he was a practicing attorney, specializing in the securities, bank regulatory and bank merger and acquisition areas. Mr. Simanson received a Bachelor of Arts degree majoring in economics from George Washington University in 1981, writing his thesis on the Monetary Control Act of 1980; Masters of Business Administration majoring in finance from George Washington University in 1984; and a Juris Doctor from Vanderbilt University in 1989, writing his thesis on money laundering and the Bank Secrecy Act. Mr. Simanson is licensed to practice law in the states of New York, Tennessee and Colorado. Mr. Simanson is 47 years old.

Stewart J. Paperin has served as a director of the Company since April 2005. Mr. Paperin has served from 1996 to the present as executive vice president of the Soros Foundations, a worldwide private philanthropic foundation, where he oversees financial, administrative and economic development activities. Mr. Paperin has been responsible for the foundation’s activities in over forty countries and has led its efforts in economic development which have included successful investment and start-up of an array of banks and financial services companies. Mr. Paperin has served as director of Enterprise Acquisition Corp., a Delaware blank check company, since 2007. Mr. Paperin also served from 1996 to July 2005 as a senior advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and since July 2005 has served as a consultant to Soros Fund Management LLC. His responsibilities have encompassed supervision of an extensive portfolio of Russian investments including a substantial holding in the national telephone company of Russia, OAO Svyazinvest, where he was also a Director. Mr. Paperin has also served as a director of Penn Octane Corporation (Nasdaq: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas, from 1996 to 2007. Prior to joining the Soros organizations, Mr. Paperin served from 1990 to 1993 as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, and from 1989 to 1991 as senior vice president and chief financial officer of Western Union Corporation, a provider of money transfer and message services, which was controlled by Brooke Group. Mr. Paperin also served as chief financial officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1989 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Mr. Paperin was also a financial officer of Pepsico Corporation from 1980 to 1985 and has also served as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin was awarded a Bachelor of Arts and a Master of Science degree at the State University of New York at Binghamton. He is a member of the Council for Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York. Mr. Paperin is 59 years old.

Special Advisors

Community Bankers also may consult, from time to time, with certain individuals who have experience in the financial and/or banking sectors, who Community Bankers calls its special advisors, each of whom may also be a stockholder, who may assist Community Bankers in its search for, and evaluation of, its target business and other matters relating to its operations. However, no compensation of any kind, including finder’s and consulting fees, other than reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, will be paid to any of Community Bankers’ existing stockholders, including its special advisors, or any of their affiliates, for services rendered to Community Bankers prior to or in connection with the consummation of the business combination. Community Bankers’ special advisor is as follows:

David W. Spainhour has served as a special advisor to the board of directors since June 2005. He is Chairman Emeritus of Pacific Capital Bancorp, (Nasdaq: PCBC) which is the holding company for Pacific Capital Bank, a nationally chartered bank. With 48 branches and $7.0 billion in assets, Pacific Capital Bancorp is the largest independent banking company headquartered on the Central Coast of California and operates under the local brand names of Santa Barbara Bank & Trust, First Bank of San Luis Obispo, First National Bank of Central California, South Valley National Bank, San Benito Bank, and Pacific Capital Bank. Mr. Spainhour joined the bank in 1966 as controller, was named senior vice president in 1972, elected to the board of directors in 1974 and served as president and chief executive officer from 1989 until being named chairman of the board of directors of Santa Barbara Bank & Trust in 1996. He served as chairman of the board of directors of the holding company, Pacific Capital Bancorp, from April 2000 until his retirement in 2004. Prior to joining Santa Barbara Bank & Trust, he spent 12 years with the former Security Pacific National Bank in Los Angeles. Additionally, he serves on a variety of community boards and has received numerous honors and awards, including most recently the Santa Barbara News-Press Lifetime Achievement Award in 2000. He attended Glendale College, UCLA, the National School of Bank Investments, and the University of Southern California’s Managerial Policy Institute. In 1970 he graduated from the Pacific Coast Banking School, University of Washington, where he was named to the school’s Hall of Fame in 1998 for his personal achievements and contributions to the financial services community.

Community Bankers may identify, from time to time, additional individuals to serve as special advisors if those individuals possess a level of experience within the financial or banking sectors that Community Bankers believes may be beneficial to it.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Community Bankers’ executive officers and directors, and persons who own more than 10% of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of Community Bankers with the SEC and the American Stock Exchange. Officers, directors, and greater-than-10% stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to Community Bankers during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, Community Bankers believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended March 31, 2007.

Board of Directors

The board of directors oversees the business affairs of Community Bankers and monitors the performance of management. Pursuant to Community Bankers’ bylaws, the board of directors has established that the board of directors shall consist of five members. Community Bankers’ board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Bagley and Walz, will expire at Community Bankers’ first annual meeting of stockholders following completion of the initial public offering. The term of office of the second class of directors, consisting of Mr. Paperin, will expire at the second annual meeting following completion of the initial public offering. The term of office of the third class of directors, consisting of Mr. Simanson and Mr. Putnam, will expire at the third annual meeting following completion of the initial public offering.

During the fiscal year ended March 31, 2007, Community Bankers’ board of directors acted through one meeting and through unanimous written consent. During 2007, all directors attended at least 75% of the meetings of our board of directors and the committees on which they served except that Mr. Paperin did not attend one of the two meetings of the audit committee during that period.

Community Bankers’ board of directors has established policies regarding meetings and executive sessions. Under such policies, Community Bankers’ board of directors is to meet at least quarterly and the independent directors of Community Bankers’ board of directors shall meet in executive session without management on a regularly scheduled basis, but no less than once annually. Community Bankers’ board of directors encourages all current board of directors members and all nominees for election to Community Bankers’ board of directors put forth in its proxy statement to attend the annual meeting of stockholders; provided, however, attendance shall not be required if personal circumstances affecting the board of directors member or director nominee make his or her attendance impracticable or inappropriate.

Committees of the Board of Directors

Community Bankers’ board of directors has an audit committee, a nominating committee and compensation committee, each consisting of Eugene S. Putman, Jr., Stewart J. Paperin and Keith Walz.

Audit Committee

Each of the directors Community Bankers appointed to its audit committee are independent as defined by the rules of the American Stock Exchange and the rules and regulations of the SEC. Each member of Community Bankers’ audit committee is financially literate under the current listing standards of the American Stock Exchange, one of whom qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

The audit committee, in accordance with its charter, reviews the professional services and independence of Community Bankers’ independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee also recommends the firm selected to be Community Bankers’ independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent public accounting firm Community Bankers’ annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on Community Bankers that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluates all of Community Bankers’ public financial reporting documents. The audit committee also monitors compliance on a quarterly basis with the terms of Community Bankers’ initial public offering. If any noncompliance is identified, then the audit committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of Community Bankers’ initial public offering. The audit committee held two meetings during the fiscal year ended March 31, 2007.

Nominating Committee

Community Bankers’ board of directors has also established a nominating committee, consisting of Stewart J. Paperin, Eugene S. Putnam, Jr. and Keith Walz, and has adopted a charter for this committee. The nominating committee is responsible for making recommendations to the board of directors regarding the membership of Community Bankers’ board of directors, including; (1) recommending to the board of directors the slate of director nominees for election at the annual meeting of stockholders; (2) considering, recommending and recruiting candidates to fill any vacancies or new positions on the board of directors, including candidates that may be recommended by stockholders; (3) establishing criteria for selecting new directors; and (4) reviewing the backgrounds and qualifications of possible candidates for director positions. The nominating committee did not hold any meetings during the fiscal year ended March 31, 2007.

The nominating committee will evaluate a candidate proposed by any single stockholder or group of stockholders that beneficially owned more than 5% of Community Bankers common stock for at least one year (and will hold the required number of shares through the meeting of stockholders at which the election will occur) and that satisfies the notice, information and consent procedures set forth below.

To submit a recommendation of a director candidate to the committee, a stockholder should submit the following information in writing, addressed to the chairman of the nominating committee, care of the corporate secretary, at our main office; (1) the name of the person recommended as a director candidate; (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, as amended; (3) the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected; (4) as to the stockholder making the recommendation, the name and address, as they appear on Community Bankers’ books, of such stockholder; provided, however, that if the stockholder is not a record holder of Community Bankers common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of such stockholder’s shares of Community Bankers common stock; and (5) a statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at Community Bankers’ annual meeting of stockholders, the recommendation must be received by the committee at least 120 calendar days prior to the date Community Bankers’ proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Compensation Committee

Community Bankers’ board of directors has also established a compensation committee, consisting of Eugene S. Putnam, Jr., Keith Walz and Stewart J. Paperin, in order to comply with the American Stock Exchange corporate governance listing requirements. Community Bankers’ compensation committee does not currently have a charter, as management will receive no compensation until completion of a business combination and held no meetings during the fiscal year ended March 31, 2007.

Code of Conduct and Ethics

Community Bankers’ has adopted a Code of Conduct and Ethics that applies to all employees as well as its principal executive, financial and accounting officers. Community Bankers will provide a copy of its Code of Conduct and Ethics free of charge to any person who submits a written request to Gary A. Simanson, President and Chief Executive Officer, Community Bankers Acquisition Corp., 9912 Georgetown Pike, Suite D-203, Great Falls, Virginia 22066.

Communicating with the Board

Community Bankers’ board of directors has established a policy regarding stockholder communications. Communications from security holders should be in the form of written correspondence, and should be sent via registered mail or overnight delivery service to Community Bankers’ corporate office, care of the corporate secretary. The correspondence shall include supporting documentation evidencing the security holder’s security holdings in Community Bankers. Community Bankers’ board of directors will not respond to or act upon any security holder correspondence that pertains to the solicitation of services or products (for use by Community Bankers or its board of directors) conducted by or obtained from the security holder or any entity with which the security holder has an affiliation. Security holders should follow the rules adopted under the Exchange Act and the procedures disclosed within the Community Bankers’ bylaws and proxy statement to submit stockholder proposals intended for inclusion in our proxy statement for the next annual meeting of stockholders and should follow the procedures described within Community Bankers’ proxy statement or other Exchange Act filings to submit board of director nominations. See procedure for stockholder nominations set forth above.

Executive Compensation

No executive officer or director has received any cash compensation for services rendered. Commencing on June 5, 2006, through the acquisition of a target business, Community Bankers will pay Community Bankers Acquisition, LLC, an affiliate of Mr. Simanson, Community Bankers’ president and chief executive officer, and Mr. Zalman, a stockholder, a fee of $7,500 per month for providing Community Bankers with office space and certain office and secretarial services.

Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of Community Bankers’ existing stockholders, or any of their respective affiliates, including First Capital Group, an entity owned by Mr. Simanson, for services rendered to Community Bankers prior to or with respect to the business combination. However, Community Bankers’ existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Community Bankers’ behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses, either prior to or as a result of the business combination, with such amounts being fully disclosed to stockholders, to the extent then known, in the proxy materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Community Bankers’ board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Employment Agreements

Currently, Community Bankers does not have an employment agreement with Gary A. Simanson, its sole executive officer. Community Bankers expects to enter into employment agreements with each of Bruce B. Nolte, Patrick J. Tewell, Richard C. Stonbraker, M. Andrew McLean and Gary A. Simanson prior to the completion of the merger. Upon completion of the proposed merger with BOE, Community Bankers also expects to enter into employment agreements with George M. Longest, Jr. and Bruce E. Thomas. For more information, see “Certain Benefits of Directors and Officers of Community Bankers and TransCommunity — Employment Agreements.”

Director Compensation

None of Community Bankers’ directors received compensation for their service to Community Bankers since inception through December 31, 2007, nor have there been any grants of stock based awards or stock options to directors. Compensation has not been determined for directors of the surviving corporation following the merger with TransCommunity.

Indemnification Matters

Community Bankers’ certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Community Bankers’ certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if our board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, Community Bankers’ best interests. With respect to any criminal action or proceeding, Community Bankers’ board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of Community Bankers, no indemnification shall be made if such person is determined to be liable to Community Bankers, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. The indemnification provided by Community Bankers’

certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Community Bankers’ certificate of incorporation also provides that Community Bankers may purchase and maintain insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not Community Bankers would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Community Bankers’ directors, officers or controlling persons pursuant to the provisions described above, or otherwise, Community Bankers has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Community Bankers Related Party Transactions

Prior to the date of Community Bankers’ initial public offering, Community Bankers sold an aggregate of 1,875,000 shares of its common stock at a purchase price of $0.025 per share or an aggregate of $46,875 (sale transactions as to 1,850,000 of these shares occurred in April 2005 and as to the 25,000 shares beneficially issued to David Spainhour in June 2005) to the following holders of Community Bankers’ outstanding common stock:

	Number of
Name	Shares	Relationship to Us

Gary A. Simanson	575,000	President, Chief Executive and Financial Officer, Secretary and Director
Community Bankers Acquisition, LLC	575,000	Affiliate of Messrs. Simanson and Zalman
The David and Vicki Jo Zalman 2006 Children’s Trust	475,000	Stockholder
Eugene S. Putnam, Jr. 2004 Irrevocable Trust	75,000	Chairman of the Board
Stewart J. Paperin	75,000	Director
Keith Walz	75,000	Director
David W. Spainhour and Carolyn E. Spainhour, Trustees of the Spainhour Family Trust U/A dated 8/22/97	25,000	Special advisor

All of the shares owned by Community Bankers’ initial stockholders are held in escrow by Continental Stock Transfer & Trust Company as escrow agent. These shares will be released from escrow on June 2, 2009, but only if the merger with TransCommunity or another business combination is completed on or before the deadlines contained in Community Bankers’ certificate of incorporation. The holders of the majority of these shares are entitled to make up to two demands that Community Bankers register these shares for resale pursuant to an agreement signed concurrently with the consummation of Community Bankers’ initial public offering. The holders of the majority of these shares are entitled to elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Community Bankers will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, Gary A. Simanson, president and chief executive officer of Community Bankers, and David Zalman, a stockholder, agreed as part of Community Bankers’ initial public offering, pursuant to an agreement with the representatives of the underwriters in the initial public offering, that they or their affiliates or designees, would purchase up to 1,000,000 warrants in the aggregate in open market transactions at market prices not to exceed $0.80 per warrant. Under this agreement, I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc., the representatives of the underwriters, also agreed to place an irrevocable order for the purchase by them, or their affiliates or designees, of up to 500,000 warrants in the aggregate under identical terms and conditions as the purchases by Mr. Simanson and Mr. Zalman. As a result of the agreement, Community Bankers Acquisition LLC, an affiliate of Mr. Simanson, acquired an aggregate of 349,724 warrants and the representatives of the underwriters acquired an aggregate of 300,000 warrants.

Community Bankers Acquisition, LLC, an affiliate of Mr. Simanson, Community Bankers’ president and chief executive officer, has agreed that, commencing on the effective date of Community Bankers’ initial public offering prospectus through the acquisition of a target business, it will make available to Community Bankers a small amount of office space and certain office and secretarial services, as Community Bankers may require from time to time. Community Bankers has agreed to pay Community Bankers Acquisition, LLC $7,500 per month for these services. An aggregate of $180,000, including a prepaid amount of $37,500, has been paid through December 31, 2007.

Community Bankers will reimburse its officers, directors and stockholders for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Community Bankers’ behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by Community Bankers, which will be reviewed only by Community Bankers’ board of directors or a court of competent jurisdiction if such reimbursement is challenged. As of the date of this joint proxy statement/prospectus, the out-of-pocket expenses currently owed by Community Bankers to its officers and directors is estimated to be less than $     .

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to Community Bankers’ officers, directors and stockholders, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of Community Bankers’ existing stockholders, officers or directors who owned Community Bankers common stock prior to Community Bankers’ initial public offering, or to any of their respective affiliates, including First Capital Group which is affiliated with Mr. Simanson, for services rendered to Community Bankers prior to or with respect to the business combination.

All ongoing and future material transactions between Community Bankers and any of its officers and directors or their respective affiliates will be on terms believed by Community Bankers to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Community Bankers’ board of directors who do not have an interest in the transaction. In their consideration of each transaction, these members of the board of directors will be provided with access, should they so request and at Community Bankers’ expense, to Community Bankers’ attorneys or independent legal counsel selected by them. Moreover, Community Bankers shall endeavor to obtain and present to the directors considering such transaction estimates obtained from unaffiliated third parties for similar goods or services to ascertain whether such transaction is on terms that are no less favorable to Community Bankers than is otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party is found to be on terms less favorable to Community Bankers than with an unaffiliated third party, Community Bankers will not engage in such transaction.

Principal Stockholders of Community Bankers

Beneficial Owners of at Least Five Percent of Community Bankers Common Stock

The following table shows, as of February 14, 2008, and to the best of Community Bankers’ knowledge, all beneficial owners of 5% or more of the voting securities of Community Bankers.

	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned(1)		Percent of Class(1)

Daniel B. Zwirn	963,674	(6)	10.28%
Zwirn Holdings, LLC DBZ GP, LLC D.B. Zwirn and Co. L.P. D.B. Zwirn Spec. Opportunities Fund, Ltd. D.B. Zwirn Spec. Opportunities Fund, L.P. 745 Fifth Ave, 18th Floor New York, NY 10151
Baupost Group, L.L.C.	927,400	(2)	9.9%
SAK Corporation Seth A. Klarman 10 St. James Avenue, Suite 2000 Boston, MA 02116
HBK Investments LP	926,600	(3)	9.9%
HBK Services LLC HBK Partners II LP HBK Management LLC HBK Master Fund LP 300 Crescent Court, Ste 700 Dallas, TX 75201
Gary A. Simanson	862,500	(4)	9.2%
Community Bankers Acquisition LLC 9912 Georgetown Pike, Suite D-203 Great Falls, VA 22066
Andrew Weiss, PH.D	815,585	(5)	8.7%
Weiss Capital, LLC Weiss Asset Management, LLC 29 Commonwealth Ave, 10th Floor Boston, MA 02116
The David and Vicki Jo Zalman 2006	475,000	(7)	5.1%
Children’s’ Trust c/o New ICM 220 Sam Biskin El Campo, TX 77437
Azimuth Opportunity, LLC	539,990	(8)	5.76%
c/o WSmiths Finance Nemours Chambers P.O. Box 3170 Road Town, Tortola, British Virgin Islands

(1)	Unless otherwise noted in these footnotes, Community Bankers believes that all shares referenced in this table are owned of record by each person named as beneficial owner and that each person has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(2)	Based on information derived from a Schedule 13G, dated February 13, 2007, filed by such entities with the SEC, Baupost Group, LLC (“Baupost”) is a registered investment adviser. SAK Corporation is the manager of Baupost and has sole voting and dispositive power with respect to the shares set forth above; however, Seth A.

Klarman, as the sole director SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13(d) of the securities beneficially owned by Baupost.

(3)	Based on information derived from a Schedule 13G, dated February 4, 2008, filed by such entities with the SEC. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz and William E. Rose are each managing members of HBK Management, LLC and may be deemed to have control over such entities.

(4)	Based on information derived from a Schedule 13G/A, dated January 7, 2008, filed by such entities with the SEC. As of the date of the filing, Gary A. Simanson beneficially owned 862,500 shares, including 287,500 shares held by Community Bankers Acquisition, LLC, of which Gary A. Simanson is the sole manager and has sole voting and dispositive power with respect to such shares.

(5)	Based on information derived from a Schedule 13G, dated February 12, 2008, filed by such entities with the SEC. Andrew M. Weiss, Ph.D., as the managing member of Weiss Asset Management, LLC and managing member of Weiss Capital, LLC, may be deemed to have control over both entities. Mr. Weiss disclaims beneficial ownership of the shares reported above, except to the extent of his pecuniary interest.

(6)	Based on information derived from a jointly filed Form 4 filed on October 18, 2007, by such persons with the SEC. As of the date of the filing, D.B. Zwirn & Co., L.P.; DBZ GP, LLC; Zwirn Holdings, LLC; and Daniel B. Zwirn may each be deemed the beneficial owner of(1) 355,282 shares owned by D.B. Zwirn Special Opportunities Fund, L.P. and (2) 608,392 shares owned by D.B. Zwirn Special Opportunities Fund, Ltd. (the “Funds”). D.B. Zwirn & Co., L.P. is the manager of each of the Funds, and consequently has voting control and investment discretion over the shares held by each of the Funds. Daniel B. Zwirn is the managing member of and thereby controls Zwirn Holdings, LLC, which in turn is the managing member of and thereby controls DBZ GP, LLC, which in turn is the general partner of and thereby controls D.B. Zwirn & Co., L.P. In addition, each of D.B. Zwirn & Co., L.P.; DBZ GP, LLC; Zwirn Holdings, LLC; and Daniel B. Zwirn disclaims beneficial ownership of the shares held by the Funds. The business address of D.B. Zwirn Special Opportunities Fund, Ltd. is P.O. Box 896 GeorgeTown Harbour Centre, 2nd Floor Grand Cayman, Cayman Islands, British West Indies.

(7)	Daniel Zalman, the trustee of the trust for which David Zalman’s minor children are beneficiaries, exercises sole dispositive, voting and investment power for such shares based on information derived from a schedule 13G, filed with the SEC. David Zalman disclaims beneficial ownership of such shares. David Zalman was one of Community Bankers’ initial stockholders.

(8)	Based on information derived from a Schedule 13G, dated September 20, 2007, filed with the SEC.

Security Ownership of Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of Community Bankers common stock as of the date hereof by:

•	each of Community Bankers’ executive officers and directors; and

•	all Community Bankers’ executive officers and directors as a group.

Unless otherwise indicated, Community Bankers believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and		Approximate
	Nature of		Percentage of
	Beneficial		Outstanding
Name and Address of Beneficial Owner(1)	Ownership		Common Stock

Gary A. Simanson	862,500	(2)(3)	9.2%
Community Bankers Acquisition LLC	287,500		3.1%
Eugene S. Putnam, Jr.	75,000	(4)	*	%
Stewart J. Paperin	75,000		*	%
Keith Walz	75,000		*	%
Chris Bagley	0		*	%
All executive officers and directors as a group (5 individuals)	1,375,000		14.7%

*	Less than 1%

(1)	Unless otherwise noted in these footnotes, Community Bankers believes that all shares referenced in this table are owned of record by each person named as beneficial owner and that each person has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Except as otherwise indicated, the business address of each of the following is c/o Community Bankers, 9912 Georgetown Pike, Ste. D203, Great Falls, Virginia 22066. All of Community Bankers’ officers and directors have agreed (1) to vote all of their respective shares of common stock beneficially owned by them and acquired prior to the initial public offering either for or against Community Bankers’ initial business combination as determined by the majority of the votes cast by the holders of the shares of Community Bankers common stock issued in Community Bankers’ initial public offering and (2) to vote all shares then beneficially owned by them in the event Community Bankers is unable to timely complete a business combination in favor of its dissolution and liquidation.

(2)	Includes 575,000 shares held by Mr. Simanson and 287,500 shares held by Community Bankers Acquisition, LLC, of which Mr. Simanson is the sole manager and has sole voting and dispositive power with respect to such shares.

(3)	Does not include an aggregate of 349,724 warrants held by Community Bankers Acquisition LLC, which are not exercisable.

(4)	The shares are held by the Eugene S. Putnam, Jr. 2004 Irrevocable Trust, of which Mr. Putnam serves as the trustee and has sole voting and dispositive power.

RATIFICATION OF COMMUNITY BANKERS INDEPENDENT PUBLIC ACCOUNTANTS

General

The audit committee has appointed Miller, Ellin & Company LLP, as Community Bankers’ independent public accountants for the fiscal year ending December 31, 2007, and Community Bankers stockholders are being asked to ratify the appointment. If not ratified, the appointment of Miller, Ellin & Company will be reconsidered by the audit committee.

Independent Public Accountants

The audit committee is directly responsible for the appointment, compensation, and oversight of the performance of Community Bankers’ independent registered public accounting firm. In addition to retaining Yount, Hyde and Barbour, P.C. to audit Community Bankers’ financial statements for the year ended March 31, 2006, Community Bankers’ board of directors retained Yount Hyde & Barbour, P.C. to provide auditing services in connection with its initial public offering. Effective May 15, 2007, the board of directors engaged Miller, Ellin & Company LLP to audit Community Bankers’ financial statements for the fiscal year ended March 31, 2007. The audit committee has reviewed all services provided by Yount Hyde and Barbour, P.C. and Miller, Ellin & Company LLP, including services provided in connection with the review of Community Bankers’ financial statements during and for the year ended March 31, 2007, and has concluded that the provision of such services was compatible with maintaining such firms’ respective independence in the conduct of its auditing functions.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

As reported on a Current Report on Form 8-K filed May 18, 2007, Community Bankers advised Yount, Hyde & Barbour, P.C. on May 15, 2007, that the Audit Committee of Community Bankers’ board of directors had determined to engage Miller, Ellin & Company LLP on that date as Community Bankers’ independent registered public accounting firm to audit Community Bankers’ financial statements as of and for the fiscal year ended March 31, 2007, and to serve as Community Bankers’ independent registered public accounting firm for the fiscal year ending March 31, 2008. As reported on a Current Report on Form 8-K filed November 2, 2007, on October 29, 2007, Community Bankers’ board of directors acted in accordance with Community Bankers bylaws to change Community Bankers’ fiscal year to end on December 31, commencing with the fiscal year ending December 31, 2007. The reports of Yount, Hyde & Barbour, P.C. on Community Bankers’ consolidated financial statements as of and for the fiscal year ended March 31, 2006, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the period from inception through the fiscal year ended March 31, 2006, and through May 15, 2007, there were no (1) disagreements with Yount, Hyde and Barbour, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Yount, Hyde and Barbour’s satisfaction, would have caused Yount, Hyde and Barbour to make reference thereto in its report on the financial statements for such years, or (2) reportable events described under Item 304(a)(1)(iv) of Regulation S-K.

Fees of Independent Public Accountants

The aggregate fees incurred by Community Bankers for audit and non audit services for the years ended March 31, 2007, and March 31, 2006 were as follows:

	Year Ended	Year Ended
	March 31,	March 31,
Service Category	2007	2006

Audit Fees	$—	$30,000
Audit Related Fees	10,000
Tax Fees All Other Fees	—
Total	$10,000	$30,000

In the above table, in accordance with the SEC’s definitions and rules “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning. Included in audit fees are fees that were billed and unbilled for the 2007 audit and fees associated with Community Bankers’ initial public offering. Audit fees associated with Community Bankers’ initial public offering paid to Yount, Hyde & Barbour totaled $30,000.

Pre-Approved Policies and Procedures

The audit committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Such policies and procedures provide that the audit committee shall preapprove all auditing and permitted non-audit services (including the fees and terms thereof).

As permitted under the Sarbanes-Oxley Act of 2002, the audit committee may form and delegate pre-approval authority for audit and permitted non-audit services to a subcommittee consisting of one or more members of the audit committee. Any service pre-approved by a delegatee must be reported to the audit committee at the next scheduled meeting.

Audit Committee Report

REPORT OF THE AUDIT COMMITTEE

The information contained in this joint proxy statement/prospectus with respect to the report of the audit committee and charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Community Bankers specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed with management and Community Bankers’ independent registered public accounting firm, Miller, Ellin & Company, LLP, Community Bankers’ audited consolidated financial statements for the year ended March 31, 2007 and discussed all material accounting issues.

Management has the primary responsibility for the Community Bankers’ financial statements and its accounting, auditing and financial reporting processes. The audit committee appoints the accounting firm to be retained as independent external auditors to audit Community Bankers’ financial statements, and once retained, the accounting firm reports directly to the audit committee. The audit committee is responsible for approving both audit and non-audit services to be provided by the independent external auditors. The audit committee is not providing any expert or special assurance as to Community Bankers’ financial statements. Community Bankers’ independent registered public accounting firm is responsible for expressing an opinion on the conformity of Community Bankers’ financial statements with accounting principles generally accepted in the United States. The audit committee is not providing any professional certification as to the independent registered public accounting firm’s work product.

The audit committee’s review and discussion with Community Bankers’ independent registered public accounting firm included matters requiring discussion pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements in addition to discussing the adequacy and effectiveness of the accounting and financial controls (including our system to monitor and manage business risk) and legal and ethical compliance programs. The audit committee further discussed with Miller, Ellin & Company, LLP, matters relating to its independence, and has received the written disclosures and letter from it required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of the reviews and discussions referred to above, the audit committee recommended to the Community Bankers’ board of directors that the board approve the inclusion of the Community Bankers’ audited consolidated financial statements for the year ended March 31, 2007 in the Community Bankers’ annual report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the SEC.

By the members of the Audit Committee:
Mr. Keith Walz, Chairman
Mr. Eugene S. Putnam, Jr.
Mr. Stewart J. Paperin

Vote Required

Ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007, requires the affirmative vote of the holders of a majority of the shares of Community Bankers common stock, present in person or represented by proxy and entitled to vote at the annual meeting.

Board Recommendations

The Community Bankers Board of Directors recommends that you vote FOR ratification of the selection of Miller, Ellin & Company LLP as independent public accountants for the fiscal year ended December 31, 2007.

INFORMATION ABOUT TRANSCOMMUNITY FINANCIAL CORPORATION

General

TransCommunity is a financial holding company and the parent company of TransCommunity Bank. TransCommunity was formed in March 2001, principally in response to perceived opportunities resulting from the takeover in recent years of a number of Virginia-based banks by national and regional banking institutions. Until June 29, 2007, TransCommunity was the holding company for four separately-chartered banking subsidiaries — Bank of Powhatan, Bank of Goochland, Bank of Louisa and Bank of Rockbridge. On June 29, 2007, these four subsidiaries were consolidated into a new TransCommunity Bank. Each former subsidiary now operates as a division of TransCommunity Bank, but has retained its name and local identity in the community that it serves.

At September 30, 2007, TransCommunity had total assets of $223.0 million, total loans net of the allowance for loan losses of $186.3 million, total deposits of $192.0 million and total stockholders’ equity of $29.9 million.

TransCommunity’s headquarters are located at 4235 Innslake Drive, Glen Allen, Virginia.

Recent Developments

Net income for the year ended December 31, 2007 was $2.5 million, or $0.54 per share (basic and diluted), versus net income of $117 thousand, or $0.03 per share for the same period during 2006.

Results for 2007 were significantly affected by recognition at year-end of a deferred tax asset totaling $3.3 million, arising primarily from recognition by TransCommunity of the net operating loss carry forwards generated since TransCommunity’s inception, in accordance with Generally Accepted Accounting Principles. As a result of recognizing this deferred tax asset, TransCommunity expects to incur tax expense related to income earned in 2008 and subsequent years.

Without recognition of this deferred tax asset, performance for 2007 would have been a loss of $829 thousand, versus net income of $117 thousand for 2006. Inclusive of the deferred tax asset, the return on average assets for 2007 was 1.16% compared to .06% for 2006. Return on average equity for 2007 was 8.23% compared to 0.39% for 2006.

During 2007, total assets grew by 20%, led by strong growth in the loan portfolio of 36%. Although TransCommunity’s employee headcount remained constant during 2007, noninterest expenses grew 19% to $10.6 million, reflecting one-time costs associated with the consolidation of TransCommunity’s four banking charters, and centralization of many back-room operational functions.

TransCommunity’s net interest margin for 2007 was 5.13% versus 5.14% for 2006. Although TransCommunity was able to maintain its historic high level of net interest margin during 2007, this key profitability indicator is expected to decline in 2008 as a result of the actions of the Federal Reserve Board to lower interest rates.

During 2007, as part of the consolidation of its bank charters, TransCommunity centralized its credit administration function, and hired its first chief credit officer. Following consolidation, the new chief credit officer performed a full review of the entire loan portfolio. This review, plus several credit downgrades in the final quarter of the year, resulted in an increase in the allowance for loan losses during 2007 of $1.6 Million. At December 31, 2007 the allowance for loan losses stands at $3.0 million, or 1.48% of total loans. At December 31, 2006, the allowance for loan losses was $2,100,000, or 1.36% of total loans.

At December 31, 2007, total assets were $238.2 million versus $198.4 million at December 31, 2006. Loans, net of the allowance for loan losses, equaled $202.4 million, as compared with $149.3 million at year-end 2006. Total deposits at December 31, 2007 were $203.6 million, representing growth of 23.4% from $165.0 million at year-end 2006.

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 2007 and December 31, 2006

	December 31,	December 31,
	2007	2006
	Unaudited
	(Dollars in thousands)

ASSETS
Cash and due from banks	$2,204	$3,669
Federal funds sold	2,107	1,422

Total cash and cash equivalents	4,311	5,091
Securities available for sale, at fair value	10,243	13,597
Securities held to maturity, fair value of $6,393 and $21,286 at December 31, 2007 and December 31, 2006, respectively	6,400	21,420
Loans	205,480	151,399
Allowance for loan losses	(3,036)	(2,065)

Total loans, net	202,444	149,334
Premises and equipment, net	8,205	6,689
Other investments	938	896
Assets from discontinued operations, net	—	88
Deferred tax asset	3,312	—
Other assets	2,418	1,330

Total assets	$238,271	$198,445

LIABILITIES
Deposits:
Demand:
Noninterest bearing	$20,390	$20,450
Interest bearing	41,768	37,850
Savings	10,174	9,478
Time	131,266	97,195

Total deposits	203,598	164,973
Note payable	—	500
Federal funds purchased	—	1,517
Accrued interest payable	682	540
Liabilities from discontinued operations, net	—	10
Accrued expenses and other liabilities	758	352

Total liabilities	$205,038	$167,892

STOCKHOLDERS’ EQUITY

Common stock (25,000,000 shares authorized $.01 par value) 4,586,741 and 4,581,741 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	46	46
Additional paid in capital	39,926	39,809
Accumulated deficit	(6,764)	(9,262)
Accumulated other comprehensive income (loss)	25	(40)

Total stockholders’ equity	$33,233	$30,553

Total liabilities and stockholders’ equity	$238,271	$198,445

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2007 and 2006

	2007	2006
	(Dollars and shares
	in thousands, except
	per share data)

Interest and dividend income
Interest on loans, including fees	$15,795	$12,366
Interest on federal funds sold	570	1,115
Interest on debt securities-taxable	711	765
Dividends on equity securities	67	61

Total interest and dividend income	17,143	14,307
Interest expense
Interest on deposits	6,628	4,475
Interest on secured borrowings	—	471
Interest on other borrowed funds	48	12

Total interest expense	6,676	4,958

Net interest income	10,467	9,349
Provision for loan losses	1,686	493

Net interest income after provision for loan losses	8,781	8,856

Noninterest income
Bank service charges and fees	1,110	1,011

Total noninterest income	1,110	1,011

Noninterest expense
Salaries and employee benefits	5,433	4,711
Occupancy expenses	723	689
Equipment expenses	699	600
Other operating expenses	3,788	2,933

Total noninterest expense	10,643	8,933

(Loss) income from continuing operations before income taxes	(752)	934
Income tax expense (benefit)	(3,325)	15

Net income from continuing operations	2,573	919
Net loss from discontinued operations	(77)	(802)

Net income	$2,496	$117

Net income per share from continuing operations (basic and diluted)	$0.56	$0.20

Net income per share (basic and diluted)	$0.54	$0.03

Weighted average number of shares outstanding	4,587	4,582

TransCommunity Bank and its Divisions

TransCommunity Bank operates a community banking business in central Virginia west and north of the greater Richmond metropolitan area. TransCommunity Bank is structured to support the operations of its four bank divisions, allowing each bank division, with its own board of directors and local management team to exercise broad decision-making flexibility. TransCommunity believes that the best banks are independently run, locally directed, focused on their local communities and able to respond to customer needs as rapidly as possible. Under the TransCommunity business model, each of its community bank divisions has the authority to serve and represent its local community. The focus of TransCommunity’s consolidated bank operations is principally to create cost savings through use of a common operational platform.

Information with respect to each of TransCommunity Bank’s divisions is set forth below.

Bank of Powhatan.  Bank of Powhatan commenced its banking operations in March 2000 and has one office located on the north side of U.S. Route 60, the major east-west highway in Powhatan County.

Powhatan County is a suburb of Richmond and is experiencing significant growth in population. According to the University of Virginia Weldon Cooper Center for Public Service, from 2000 to 2006, Powhatan County’s population grew 20%. The Powhatan County deposit market grew 154% or by $149 million from June 30, 2000 to June 30, 2007, according to a report, from the Federal Deposit Insurance Corporation (“FDIC”). The bank is evaluating opening a second office in Powhatan County serving a highly desirable area, which includes the zip code with the highest average household income in the greater Richmond metropolitan area.

At September 30, 2007, the Bank of Powhatan had $64.4 million of total deposits. At June 30, 2007, it had $65.4 million of total deposits, which represents a 26.6% market share in deposits in Powhatan County as of the most recent report from the FDIC.

Bank of Goochland.  Bank of Goochland opened in November 2002. Goochland County is contiguous to Powhatan County but separated by the James River west of Richmond and is a 45-minute drive from Charlottesville. Bank of Goochland operates two offices in Goochland County. The main office is located in Centerville, on U.S. Route 250, a heavily-traveled route used by Goochland Country residents in their commute to and from work in the Richmond area. This location is six miles west of Glen Allen (where TransCommunity is headquartered), a significant business community in western Henrico Country. The Bank also operates a second office at historic Goochland Courthouse, which serves the western portion of the Goochland market.

According to the University of Virginia Weldon Cooper Center for Public Service, Goochland County has experienced a 17% population growth from 2000 to 2006. The deposits in Goochland County grew 136% or by $104 million from June 30, 2000 to June 30, 2007, according to the most recent report from the FDIC.

At September 30, 2007, the Bank of Goochland had $89.1 million of total deposits. At June 30, 2007, it had $82.5 million of total deposits, which represents a 46% market share in deposits in Goochland County as of the most recent report from the FDIC.

Bank of Louisa.  Bank of Louisa opened its first office in July 2003, in the Town of Louisa, as a branch of the Bank of Powhatan. In April 2004, Bank of Louisa was spun off as a separately-chartered bank subsidiary of TransCommunity. Concurrent with its opening, Bank of Louisa purchased the assets and assumed the deposits of the Louisa branch of Bank of Powhatan. The permanent main office for Bank of Louisa, located in the town of Louisa, opened in April 2005.

Louisa County is contiguous to Goochland County’s northern boundary and just east of Charlottesville. According to the University of Virginia Weldon Cooper Center for Public Service, Louisa County has experienced 18% population growth from 2000 to 2006. Deposits in Louisa County grew 57% or $99 million from June 30, 2000 to June 30, 2007, according to the latest report from the FDIC.

At September 30, 2007, the Bank of Louisa had $30.1 million of total deposits. At June 30, 2007, it had $29.9 million of total deposits, which represents a 11.1% market share in deposits in Louisa County as of the most recent report from the FDIC.

Bank of Rockbridge.  The Bank of Rockbridge opened in December 2006 as a new bank subsidiary of TransCommunity. The central valley area including Rockbridge and the City of Lexington area grew 5% in population between 2000 and 2006, according to the University of Virginia Weldon Cooper Center for Public Service. Deposits in Rockbridge County and the City of Lexington grew 55% or $171 million during this same time to $480 million, according to the FDIC.

At September 30, 2007, the Bank of Rockbridge had $8.4 million of total deposits. At June 30, 2007, it had $6.3 million of total deposits, which represents a 1.3% market share in deposits in Rockbridge County and the City of Lexington as of the most recent report from the FDIC.

Operating Strategy

TransCommunity’s operating strategy has historically focused on the operating efficiencies that a holding company could offer a multi-bank subsidiary structure. The centralization of many “back room” operations functions that do not routinely touch the customer lowers overall operating costs, as the holding company could provide services such as information technology, telephone and data services, item processing and website management in “bulk” form, and to improve operating efficiencies. In addition, managing the delivery of these services from TransCommunity has allowed its bank managers to devote more time to serving customers. TransCommunity’s current “common operating” platform includes deposit operations, credit administration and accounting.

The business model, however, is not dependent on maintaining separate subsidiary bank charters; rather, the primary focus is local decision-making and empowering the managers in the communities that TransCommunity serves with operational decision-making authority. In recent years, the cost of maintaining separate and independent subsidiaries has increased with more stringent regulatory requirements for internal accounting and financial controls. In January 2007, TransCommunity’s board of directors voted unanimously to consolidate its four existing bank subsidiaries into a single legal entity, TransCommunity Bank. The consolidation was completed on June 29, 2007. TransCommunity believes that the consolidation of its banks will result in significantly lowered operating expenses, and can be achieved without impacting the local decision-making processes that are at the heart of its business model.

TransCommunity’s long-term strategy is to build a profitable financial services organization. This strategy means more product and financial solutions for the customer, more cost savings and revenue generating opportunities. TransCommunity does not plan to expand or acquire other entities for the sake of asset growth alone. Its focus is on revenue growth and profitability, and on developing a complete financial services platform.

Growth Strategy

TransCommunity’s goal is to provide superior, long-term returns to its stockholders by building a significant community banking franchise in Virginia. Virginia is dominated by large, out-of-state banks, which have expanded their market presence in Virginia primarily by acquiring Virginia-domiciled institutions. TransCommunity intends to target underserved or over-consolidated markets in Virginia and to enter those markets through one of the following strategies:

•	Strategic De Novo Banks. TransCommunity has developed substantial knowledge and expertise in organizing de novo banks. To date, it has opened four de novo banks. While TransCommunity has recently chosen to consolidate its four existing bank charters into a single bank, there may be situations where the operational and economic benefits of establishing additional new independent banks outweigh the associated costs. TransCommunity may add new de novo banks in attractive markets where it can hire experienced management teams.

•	Selective De Novo Branching. To date, only Bank of Goochland has established a new branch office. At present, TransCommunity is actively evaluating an additional branch for its Bank of Powhatan division. As it grows, TransCommunity will consider opportunities to establish new branches in its existing market footprint to leverage the brand awareness developed by its bank divisions, and to provide additional convenience to its customers. In some cases, TransCommunity may establish branches in new markets that operate under a separate name with a “doing business as” designation to better establish a close tie to the local community.

•	Opportunistic Acquisitions. While Virginia is dominated by large, out-of-state banks, there are over 70 banking institutions headquartered in Virginia that have less than $250 million in assets. TransCommunity believes that many of these smaller banks will seek to merge with companies that have the infrastructure in place to handle the growing back-office and regulatory burden faced by smaller institutions. TransCommunity’s decentralized decision-making structure and approach should also be attractive to the management, board of directors, employees and stockholders of such companies. TransCommunity believes that these factors will make TransCommunity a competitive acquirer.

Lending Activities

General.  Each of TransCommunity Bank’s divisions emphasizes a range of lending activities, including real estate, commercial, and consumer loans to individuals, small businesses and professional firms located in central Virginia. Each division has its own loan underwriting authority exercised by its president and loan committee. TransCommunity has developed a common set of loan underwriting standards for use by each of its banks which vary by type of loan, as described below. Each of TransCommunity Bank’s divisions seeks to underwrite loans in accordance with these common underwriting guidelines, as well as applicable regulatory supervisory limits. TransCommunity does not maintain a loan committee at the holding company level. TransCommunity believes that local lending authority allows it to be more responsive than its regional and national competitors.

Since loans typically provide higher interest yields than other types of interest-earning assets, TransCommunity seeks to invest a substantial percentage of its earning assets in its loan portfolio. TransCommunity believes it has a competitive market advantage over larger national and regional banking institutions because it provide borrowers with a wide variety of lending products in the range of approximately $250,000 to $1.5 million that these larger banks may not want to offer because of the size or characteristics of the loan, or may not be able to deliver as expeditiously as TransCommunity. At September 30, 2007, TransCommunity had total loans of $189.0 million, representing 92% of its earning assets.

Each of TransCommunity Bank’s divisions seeks to maintain a diversified loan portfolio and to limit the amount of loans to any single client. At September 30, 2007, the 25 largest client relationships at TransCommunity Bank represented $46 million, or 24% of its loan portfolio. As TransCommunity Bank continues to grow and mature, it expects that this concentrations will decrease as a percentage of total loans.

Regardless of the purpose of an individual loan, each of TransCommunity Bank’s divisions seeks to obtain a security interest in real estate whenever possible, in addition to any other collateral available, in order to increase the likelihood of the ultimate repayment of the loan.

Loans Secured by Real Estate.  At September 30, 2007, loans secured by real estate represented 80% of the loans in TransCommunity’s consolidated portfolio. Real estate lending by TransCommunity Bank’s divisions generally consists of commercial real estate loans, construction and development loans, and residential and home equity loans. Interest rates for all categories of real estate loans may be fixed or adjustable, with adjustable-rate loans predominating. In addition to interest, TransCommunity generally charges an origination fee on each loan.

Real estate loans originated by TransCommunity’s banks are subject to the same risks as other loans and are particularly sensitive to fluctuations in the value of real estate. While real estate market values in the central Virginia market have risen strongly during the past decade, fluctuations in the value of real estate, as well as other factors arising after a loan has been made, could negatively affect a borrower’s cash flow, creditworthiness and ability to repay the loan.

Commercial Real Estate Loans.  At September 30, 2007, commercial real estate loans totaled $49 million or 26% of TransCommunity’s consolidated loan portfolio. These loans generally have rate terms of five years or less, although payments may be structured on a longer amortization basis. Each of TransCommunity Bank’s divisions evaluates every borrower on an individual basis and attempts to determine the business risks and credit profile of each borrower. TransCommunity also generally requires that a borrower’s cash flow be at least 1.15% of monthly debt service obligations. In order to insure secondary sources of payment and liquidity to support loan requests, TransCommunity typically reviews personal financial statements of all principal owners and requires their personal guarantees.

Construction and Development Loans.  Each of TransCommunity Bank’s divisions offers residential and commercial construction loans to builders and developers as well as to consumers who wish to build their own homes. None of TransCommunity Bank’s divisions makes loans in this category on a fixed-rate basis, and as of September 30, 2007, all loans in this category were adjustable rate loans. As of September 30, 2007, a total of $59 million, or approximately 31% of TransCommunity’s consolidated loan portfolio consisted of construction and development real estate loans. The duration of TransCommunity’s construction and development loans does not normally exceed 24 months. Construction and development loans generally carry a higher degree of risk than long-term financing of existing properties because repayment depends on the ultimate completion of the project and usually the sale of the property. Specific risks include:

•	cost overruns;

•	mismanaged construction;

•	inferior or improper construction techniques;

•	economic changes or downturns during construction;

•	a downturn in the real estate market;

•	rising interest rates which may prevent sale of the property; or

•	failure to sell completed projects in a timely manner.

TransCommunity attempts to reduce the risk associated with construction and development loans by obtaining personal guarantees where possible and by keeping the loan-to-value ratio of the completed project at or below 80% for commercial loans and 85% for consumer loans.

Residential Loans and Home Equity Loans.  None of TransCommunity Bank’s divisions originates traditional long- term residential mortgages, but each of the divisions does issue second mortgage residential loans and home equity lines of credit. With respect to home equity lines of credit, TransCommunity’s policy is to limit extensions of credit to 90% of the available equity in each property. As of September 30, 2007, a total of $43 million, or 23%, of TransCommunity’s consolidated loan portfolio consisted of residential mortgage loans and home equity lines of credit.

Commercial Business Loans.  Each of TransCommunity Bank’s divisions makes loans for commercial purposes in various lines of business, including manufacturing, service industry and professional service areas. TransCommunity also offers small business loans utilizing government enhancements such as the Small Business Administration’s, or SBA, 7(a) program and 504 program, which loans are partially guaranteed by the government, thereby reducing their risk. As of September 30, 2007, a total of $19 million, or 10%, of TransCommunity’s consolidated loan portfolio consisted of commercial business loans.

Consumer Loans.  Each of TransCommunity Bank’s divisions makes loans to individuals for personal and household purposes, including secured and unsecured installment loans and revolving lines of credit. Consumer loans are underwritten based on the borrower’s income, current debt level, past credit history, and the availability and value of collateral. Consumer loans are both fixed and variable, with negotiable terms. TransCommunity’s installment loans typically amortize over periods not exceeding 60 months. Each of TransCommunity Bank’s divisions offer consumer loans with a single maturity date when a specific source of repayment is available. Typically, each of TransCommunity’s banks requires monthly payments of interest and a portion of the principal on revolving loan products. As of September 30, 2007, a total of $19 million, or 10%, of TransCommunity’s consolidated loan portfolio consisted of loans to consumers.

Loan Approval.  Certain credit risks are inherent in making loans. These include prepayment risks, risks resulting from uncertainties in the future value of collateral, risks resulting from changes in economic and industry conditions and risks inherent in dealing with individual borrowers. Each of TransCommunity Bank’s divisions attempts to mitigate repayment risks by adhering to common credit policies and procedures. These policies and procedures, which are maintained by TransCommunity and are common to all divisions, include officer lending limits, a multi-layered loan approval process for larger loans, documentation examination, and follow-up procedures for any exceptions to credit policies. Each of TransCommunity Bank’s divisions has a loan committee of its board of directors that is responsible for oversight of the lending function at that bank. When the amount of aggregate loans to a single borrower exceeds an individual officer’s lending authority, the loan request will be considered by an officer with a higher lending authority or by the bank’s loan committee. None of TransCommunity Bank’s divisions makes any loans to (1) any director or officer of that bank, (2) any director or officer of any affiliate bank, or (3) any officer or director of the holding company, unless the loan is approved by the board of directors of the bank and is on terms not more favorable to such person than would be available to a person not affiliated with that bank.

Credit Administration and Loan Review.  TransCommunity maintains a continuous loan review system that is managed at the consolidated bank level. Each of TransCommunity Bank’s divisions also applies a consistent credit grading system to each loan, and TransCommunity utilizes an independent consultant to review the loan files annually on a test basis to confirm the grading of each loan. This independent consulting firm reports directly to the chairman of TransCommunity’s audit committee of the board of directors. TransCommunity holds each loan officer responsible for the loans he or she makes, regardless of whether other individuals or committees joined in the approval. This responsibility continues until the loan is repaid or until the loan is formally assigned to another officer.

Lending Limits.  The lending activities of each of TransCommunity Bank’s divisions are subject to a variety of lending limits imposed by federal law. In general, a bank is subject to a legal limit on loans to a single borrower equal to 15% of that bank’s capital and unimpaired surplus. This limit will increase or decrease as that bank’s capital increases or decreases. Based on the capitalization of TransCommunity Bank at September 30, 2007, TransCommunity Bank’s total equity capital of $30 million allows for a lending limit up to $4.5 million at any of its divisions.

Deposit Services

TransCommunity focuses on customer service to attract and retain deposits. Each of TransCommunity Bank’s divisions offers a full range of commercial and retail deposit services, including checking accounts, savings accounts, money market accounts and other time deposits of varying types. The principal source of deposits at each of TransCommunity Bank’s divisions is the local, central Virginia market. Because of the historically low interest rate environment in the last four years, each of TransCommunity Bank’s divisions has also been able to obtain a portion of its deposits from bank-to-bank deposits generated outside its local market at certain times. As of September 30, 2007, none of TransCommunity Bank’s consolidated deposits was from out of market sources. Deposit rates are reviewed regularly by senior management of each bank. TransCommunity believes that the deposit rates it offers are competitive with those offered by other financial institutions in its market area. By focusing on core deposits, TransCommunity believes it can continue to keep the overall cost of its deposits low and thereby benefit from wide net interest margins.

Competition

Banks generally compete with other financial institutions through the selection of banking products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and the personal manner in which services are offered. Virginia law permits statewide branching by banks. Consequently, commercial banking in Virginia is highly competitive. Many large banking organizations, most of which are controlled by out-of-state holding companies, currently operate in the greater Richmond, Virginia metropolitan area, and TransCommunity’s primary market area. As of September 30, 2007, the aggregate deposit market in the Commonwealth of Virginia amounted to approximately $182 billion, of which out-of-state banking institutions controlled approximately 46% of these deposits. In addition, competition between commercial banks and thrift institutions (savings institutions and credit unions) has intensified significantly in recent years with the elimination of many previous distinctions between the various types of financial institutions and the granting of expanded powers to thrift institutions in areas which previously had been the sole domain of commercial banks. Legislation enacted in recent years has resulted in the almost total elimination of most distinctions between a commercial bank and a thrift institution. Consequently, competition among financial institutions of all types is largely unlimited with respect to legal ability and authority to provide most financial services. Furthermore, as a consequence of federal and Virginia legislation, out-of-state banks not previously allowed to operate in Virginia are allowed to commence operations and compete in TransCommunity’s primary market area. See “Supervision and Regulation.”

TransCommunity faces competition from other banks, as well as thrift institutions, consumer finance companies, insurance companies and other institutions in TransCommunity’s respective market areas. Some of these competitors are not subject to the same degree of regulation and restriction imposed upon the banks. Some of these competitors also have broader geographic markets and substantially greater resources and lending limits than TransCommunity Bank’s divisions and offer certain services that the divisions are not expected to provide in the near term. Such competitors may also be in a position to make more effective use of media advertising, support services and electronic technology than TransCommunity.

Employees

At September 30, 2007, TransCommunity had 73 full-time equivalent employees as compared to 72 full-time equivalent employees at December 31, 2006.

As a financial holding company TransCommunity is heavily regulated. For a further description of the regulations to which TransCommunity is subject see “Supervision and Regulation.”

Properties

TransCommunity’s headquarters are located in approximately 14,000 square feet of leased space at 4235 Innslake Drive, Glen Allen, Virginia. This office space was leased in August 2003 and occupied in December 2003. The office houses corporate operations, along with executive officers. The initial term of this lease is through April 30, 2014.

The Bank of Powhatan is located at 2320 Anderson Highway, Powhatan, Virginia. This bank’s building, which is of new construction, is a two-story brick structure, containing approximately 6,000 square feet. It has four teller stations, three drive-through windows and a drive-up ATM and night depository. TransCommunity owns this property.

The Bank of Goochland is located at 100 Broad Street Road, Manakin-Sabot, Virginia. This bank’s main office building, which is of new construction, is a two-story brick structure containing approximately 9,500 square feet. It has five teller stations, two drive-through windows and a drive-up ATM and a night depository. TransCommunity owns this property.

The Bank of Goochland also operates a branch office in a leased facility located at Goochland Courthouse, containing approximately 1,400 square feet. The initial term of this lease ended on September 1, 2007, after which it is extended on a month-to-month basis.

The Bank of Louisa is located at 217 East Main Street, in the Town of Louisa, Virginia. This bank’s building, which is of new construction, is a two-story brick structure containing approximately 9,000 square feet. It has four teller stations, two drive-through windows, a drive-up ATM and a night depository facility. TransCommunity owns this property.

The Bank of Rockbridge located at 744 North Lee Highway in the City of Lexington, Virginia. This bank’s building, which was an existing bank building, is a two story brick structure containing approximately 4,200 square feet. It has three teller stations, a drive-through window, a walk-up ATM and a night depository facility. TransCommunity leases the premises with an option after three years to extend the life of the lease for additional terms. The lease automatically renewed for a term of three years on January 31, 2007.

TransCommunity believes that all of its properties are adequately covered by insurance. In addition, all of TransCommunity’s properties are in good operating condition and are adequate for TransCommunity’s present and anticipated future needs.

See Notes 7 and 20 of the notes to consolidated financial statements for the year ended December 31, 2006 for more information on TransCommunity’s properties.

Legal Proceedings

In the ordinary course of operations, TransCommunity and its subsidiary bank expect to be parties to various legal proceedings.

At present, there are no pending or threatened proceedings against TransCommunity or its subsidiary that, if determined adversely, would have a material effect on the business, results of operations, or financial position of TransCommunity or its subsidiary.

On November 2, 2006, James L. Minter filed a lawsuit against TransCommunity and William C. Wiley, the former chief executive officer and chairman of the board of directors of TransCommunity, in the Circuit Court of the County of Powhatan in Virginia. The suit arose out of the purchase of Main Street Mortgage by Bank of Powhatan in early 2001. Main Street Mortgage, a mortgage brokerage company, had operated as a wholly owned subsidiary of Bank of Powhatan and was closed on November 29, 2006. Mr. Minter alleged that in late 2000 Wiley withheld information concerning the value of Main Street Mortgage from the Bank of Powhatan’s board of directors and that the Bank of Powhatan would not have acquired Main Street Mortgage if the valuation had been provided to the Bank of Powhatan’s board of directors. Mr. Minter’s suit claimed that TransCommunity aided and abetted and conspired with Wiley in his misrepresentation of Main Street Mortgage’s value. Mr. Minter’s suit also alleged that the December 2005 separation agreement between TransCommunity and William Wiley improperly released claims TransCommunity had against Mr. Wiley arising out of Mr. Wiley’s alleged concealment of the Main Street Mortgage valuation from the Bank of Powhatan’s board of directors in late 2000.

Minter sought unspecified recessionary and compensatory damages, unspecified treble damages and punitive damages of $350,000 against each defendant, jointly and severally and with interest. Mr. Minter also sought to recover his attorneys’ fees.

TransCommunity moved for a dismissal of the lawsuit, brought claims against Mr. Minter for breach of fiduciary duty related to his use of confidential company information for personal gain and removed him from the board of the Bank of Powhatan. In response to TransCommunity’s motion to dismiss the lawsuit, on August 8, 2007, the court dismissed the two counts that Mr. Minter had asserted against TransCommunity. The court, however, permitted Mr. Minter to replead the count in which Mr. Minter alleged that TransCommunity aided and abetted Mr. Wiley in his allegedly fraudulent conduct. Mr. Minter amended his complaint, with the only claim against TransCommunity based on TransCommunity’s alleged derivative liability for Mr. Wiley’s conduct. TransCommunity again moved for a dismissal of Mr. Minter’s claim, and, on December 7, 2007, the court dismissed Mr. Minter’s lone remaining claim against TransCommunity and all of Mr. Minter’s claims against Mr. Wiley with prejudice. TransCommunity’s counterclaim against Mr. Minter for breach of fiduciary duty remains pending.

On December 19, 2007, Mr. Minter filed a new action in the Circuit Court of the County of Powhatan in Virginia, purportedly on behalf of TransCommunity, alleging breach of fiduciary duty and civil conspiracy against defendants Troy A. Peery, Jr., Robin T. Williams, John J. Sponski, John C. Watkins and Bruce B. Nolte, all of whom are current or former directors of TransCommunity. The lawsuit arises out of the same set of facts as the case dismissed by the court in December, 2007, and seeks damages of $3.35 million. Mr. Minter has not yet requested service of the lawsuit’s papers, and may have filed the lawsuit in an attempt to protect the statute of limitations. TransCommunity has put its directors and officers insurance carrier on notice and is evaluating the allegations and claims. Based on the facts presently known, TransCommunity believes it has limited liability exposure arising from this lawsuit.

TransCommunity Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Nine Months Ended September 30, 2007 and September 30, 2006.

The following discussion and analysis and the related financial data present a review of TransCommunity’s consolidated operating results for the three-month and nine-month period ended September 30, 2007 and 2006, and consolidated financial condition at September 30, 2007 and December 31, 2006. This discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto contained in TransCommunity’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on April 16, 2007, and the consolidated financial statements and notes in the September 30, 2007 Form 10-Q.

Significant Accounting Policies

TransCommunity’s financial position and results of operations are impacted by management’s application of accounting policies involving judgments made to arrive at the carrying value of certain assets. In implementing its policies, management must make estimates and assumptions about the effect of matters that are inherently less than certain. Actual results could differ significantly from these estimates which could materially affect the amounts of TransCommunity’s assets, liabilities, income and expenses. Critical accounting policies applied by TransCommunity include those that relate to the allowance for loan losses. For a more detailed discussion on these critical accounting policies, see “Significant Accounting Policies” on page F-8 of TransCommunity’s Annual Report on Form 10-K for the year ended December 31, 2006.

Overview

TransCommunity’s results of operations are dependent primarily on its net interest income, which is the difference between the interest earned on its assets, primarily its loan and securities portfolios, and its cost of funds, which consists of the interest paid on its deposits and borrowings. TransCommunity’s results of operations are also affected by its provision for loan losses as well as non-interest income and non-interest expenses. Non-interest expenses consist of employee compensation and benefits, occupancy and equipment, insurance, professional fees, telecommunications and data processing and other operating expenses.

In addition to the foregoing, results of TransCommunity’s operations, like those of other financial services companies, are affected by its asset and liability composition, as well as factors beyond its control, such as general economic conditions and the monetary and fiscal policies of the federal government. Lending activities are affected by the demand for commercial and retail financing and are thus influenced by interest rates and other factors affecting the availability of funds. Deposit flows and costs of funds are influenced by yields available on competing investments and by general market rates of interest.

In January 2007, TransCommunity’s board of directors voted to consolidate the charters of its four subsidiary banks. This charter consolidation process was completed on June 29, 2007. In addition, a system conversion with TransCommunity’s core processor was successfully completed in August 2007. Costs associated with the charter consolidation process negatively impacted TransCommunity’s performance during the first three quarters of 2007. As TransCommunity operates under a consolidated charter with a converted system, TransCommunity expects overhead costs to decline.

In evaluating TransCommunity’s financial condition and operating performance, management focuses on the following:

•	increasing loan originations;

•	increasing core deposit balances;

•	preserving TransCommunity’s history of strong net interest margins;

•	retaining high credit standards and low levels of non-performing assets;

•	maintaining an adequate loan loss reserve;

•	managing interest rate risk;

•	controlling expenses; and

•	ensuring adequate funding for ongoing growth.

Highlights of TransCommunity’s three-month statement of operations ended September 30, 2007, as compared to the similar statement in 2006, and the statement of financial condition dated September 30, 2007, as compared to December 31, 2006 include the following:

•	net loss of $161 thousand was reported versus net income of $98 thousand during the 3rd quarter of 2006;

•	interest income grew $733 thousand, or 19.4%;

•	net interest income increased by $339 thousand, or 14.0%;

•	assets grew $8.3 million, or 3.9% during the quarter, and $24.6 million, or 12.4%, since December 31, 2006;

•	noninterest expenses increased $339 thousand, or 15%; and

•	provisions for loan losses increased $455 thousand, or 272%.

Highlights of TransCommunity’s nine-month statement of operations ended September 30, 2007 as compared to the same period in 2006 include the following:

•	yield on earnings assets increased 76 basis points to 8.53%;

•	net interest margin increased 22 basis points to 5.32%;

•	provisions for loan losses increased $823 thousand, or 265%; and

•	noninterest expenses increased $1.6 million, or 24%.

Results of Operations.  For the quarter ended September 30, 2007, TransCommunity reported a loss of $161 thousand, resulting from larger-than-anticipated provisions to the loan loss reserve in the amount of $622 thousand. During the third quarter, two commercial loans went into default, each requiring a significant addition to the loss reserve, and TransCommunity made further additions to the reserve following completion of its annual independent loan review. In addition, the loan portfolio grew more rapidly than forecast during the third quarter, requiring further additions to the loan loss reserve.

During 2006, net income for the same period was $98 thousand, including a net loss from discontinued operations in the amount of $159 thousand.

Net loss per share for the quarter ended September 30, 2007, both basic and diluted, was $0.04, compared with net income per share, basic and diluted, of $0.02 for the same period during 2006.

For the nine-month period ended September 30, 2007, net losses were $767 thousand, including losses from discontinued operations of $77 thousand, compared with net income of $4 thousand during the same period in 2006. The year-to-date loss for 2007 can be attributed to the costs associated with the consolidation of TransCommunity’s banking charters, extraordinary fees charged by TransCommunity’s former external auditors, and larger-than-anticipated additions to the reserve for loan losses.

Net Interest Income.  For the three months ended September 30, 2007, net interest income totaled $2.8 million, a $339 thousand, or 14.0%, increase over TransCommunity’s performance for the same period during 2006. When compared with the previous three-month period ended June 30, 2007, net interest income increased $108 thousand, or 4.1%.

For the nine months ended September 30, 2007, net interest income totaled $7.9 million, a $1 million, or 14.6%, increase over TransCommunity’s performance for the same period during 2006. Average earning assets for the nine-month period ended September 30, 2007 grew 10.3%, to $198.2 million compared to $179.6 million during the same period in 2006.

The net interest margin is the net interest income expressed as a percentage of average earnings assets. For the nine-month period ended September 30, 2007, the net interest margin increased 22 basis points from the same period in 2006, to 5.32% from 5.10%. The increase in net interest margin is attributable to benefits derived from an increase on yields of earning assets of 76 basis points to 8.53%, while the cost of interest-bearing liabilities increased 62 basis points, from 3.47% to 4.09%.

Average loans outstanding increased $30.9 million, or 22.3%, to $169.7 million coupled with a 5.1% increase in yield on average loans to 9.15% for the nine-month period ended September 30, 2007, compared to a yield of 8.71% for the same period during 2006.

For the nine-month period ended September 30, 2007, loan income of $11.6 million increased approximately 28.2% from $9.1 million during the same period in 2006.

Management believes that the overall outlook for its net interest income is positive, although TransCommunity expects to experience higher deposit costs in future periods. Management expects commercial loans to continue to grow because of the focus placed on loan growth throughout TransCommunity. Loan-related earning assets tend to have a higher spread than those earned in TransCommunity’s investment portfolio. TransCommunity’s consolidated net interest margin compares favorably with other commercial banks in its market area.

The following table details the net interest income calculations for the nine-month periods ended September 30, 2007 and 2006.

TRANSCOMMUNITY FINANCIAL CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	2007			2006
			Average			Average
	Average Balance	Interest	Rates	Average Balance	Interest	Rates
	Sheet	Income/Expense	Earned/Paid	Sheet	Income/Expense	Earned/Paid
	(In thousand dollars)

ASSETS
Loans, including fees(1)	$169,718	$11,616	9.15%	$138,791	$9,042	8.71%
Federal funds sold	11,946	458	5.13	22,845	826	4.83
Investments	16,502	575	4.66	17,970	576	4.29

Total Earning Assets	198,166	12,649	8.53	179,606	10,444	7.77

Allowance for loan losses	(2,033)			(1,740)
Non-earning assets	12,785			12,684

Total Assets	$208,918			$190,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand - Interest bearing	$36,014	$507	1.88%	$37,050	$444	1.60%
Savings	10,036	116	1.55	9,897	115	1.55
Time deposits	108,750	4,094	5.03	81,382	2,549	4.19

Total deposits	154,800	4,717	4.07	128,329	3,108	3.24
Other borrowed Funds	1,006	48	6.43	10,190	484	6.36

Total interest-bearing Liabilities	155,806	4,765	4.09	138,519	3,592	3.47

Non-interest bearing Deposits	22,073			20,843
Other liabilities	938			964

Total liabilities	178,817			160,326
Stockholders’ equity	30,101			30,224

Total liabilities and stockholders’ equity	$208,918			$190,550

Net interest earnings		$7,884			$6,852

Interest spread			4.44%			4.30%

Net interest margin			5.32%			5.10%

Provision for Loan Losses.  For the three-month period ended September 30, 2007, the provision for loan losses was $622 thousand, an increase of $455 thousand over the same period in 2006. Large provisions during the third quarter are attributable to strong loan growth coupled with downgraded credits. There were seven commercial loans with deteriorated credit quality that comprised approximately $500 thousand, or 80% of the 3rd quarter provisions. For the nine-month period ended September 30, 2007, the provision for loan losses was approximately

$1,134 thousand, an increase of $823 thousand over the same period in 2006. At September 30, 2007, nonperforming assets totaled $1,041 thousand, versus $267 thousand at September 30, 2006.

Asset quality declined slightly since December 31, 2006, when nonperforming assets equaled $961 thousand. There is no other real estate owned. Net charge-offs for the nine months ended September 30, 2007 amounted to $628 thousand, versus $126 thousand for the same period in 2006. The charge-offs are due primarily to loans related to the discontinued operations of Main Street Mortgage. For the three-month period ended September 30, 2007, net charge-offs equaled $92 thousand, versus $101 thousand during the same period in 2006.

In March, 2007, TransCommunity employed its first chief credit officer. In June 2007, all credit administration functions were centralized as part of the consolidation of TransCommunity’s four bank subsidiaries. As part of the establishment of a centralized credit administration function, management has engaged in an in-depth analysis of the total loan portfolio and has made adjustments to individual loan risk ratings as necessary. In addition, during the third quarter, the entire loan portfolio was reviewed as part of the annual independent loan review by an outside consulting firm. As a result of this ongoing loan review process, management is of the opinion the overall credit quality of the loan portfolio is sound, and that the allowance for loan losses is adequate.

The allowance for loan losses is evaluated continually by management and is based on management’s review of the probability of collection, industry historical experience, the nature and volume of the loan portfolio, credit concentrations, adverse conditions that may effect a borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. An adequate allowance relative to the quality of the loan portfolio sufficient to meet anticipated future loan losses is calculated using appropriate risk factors depending on the type of borrower and whether the loan is secured or unsecured. Loans that are classified adversely are assigned a loss reserve based on their risk rating and liquidation analysis based on present value of estimated cash flow and/or collateral. Unclassified loans are assigned a collective pool loan loss percentage based on historical peer group data in the absence of internal company loss history. As TransCommunity’s loan portfolio seasons, the factors will be adjusted to reflect actual loss experience. The allowance for loan loss is subjective in the absence of actual, material loss data and, as such, requires estimates that are susceptible to periodic revision as conditions change.

Noninterest Income.  During the three months ended September 30, 2007, bank service charges and other fees of $269 thousand increased 16% from $232 thousand reported for the same period in 2006. On a year-to-date basis, noninterest income totaled $832 thousand for the nine months ended September 30, 2007, an increase of 8.3% from $768 thousand for the same period in 2006. The overall increase in noninterest income is attributable principally to higher customer service fees, including those associated with broker fees and commissions.

Noninterest Expense.  Noninterest expenses for the quarter ended September 30, 2007 increased $339 thousand, or 15%, as compared with the same period in 2006. For the nine-month period ended September 30, 2007, noninterest expenses were up by $1.6 million, or 23.7% compared with the same period in 2006.

The growth in noninterest expense for both the third quarter and the year-to-date is attributable to the opening of the Bank of Rockbridge in December 2006, and the costs associated with the consolidation of TransCommunity’s banking charters in June of 2007.

During 2007, noninterest expenses have declined each quarter, from $2,918 thousand in the first quarter, to $2,780 thousand in the second quarter, to $2,573 thousand for the quarter ended September 30, 2007. This favorable trend reflects the impact of the recently completed charter consolidation. TransCommunity expects further decreases in noninterest expenses during the fourth quarter of 2007.

Segment Information.  TransCommunity had two additional segments in 2006, which were discontinued by December 31, 2006. Currently, the organization consists solely of a bank operating under its holding company, which is essentially a shell corporation. Therefore, current segment information is not provided.

Financial Condition

On September 30, 2007, TransCommunity had total assets of $223 million, up 12.4% from $198.4 million at December 31, 2006. On September 30, 2007, loans totaled $189 million, an increase of $37.6 million since December 31, 2006.

Loans totaled $189 million and $140.5 million at September 30, 2007 and 2006, respectively. This represents growth of $48.5 million, or an increase of 34.6%. Despite increased competition, TransCommunity’s banks continued to experience strong loan demand, particularly with construction-related loans. However, TransCommunity remains focused on maintaining its pricing discipline and asset quality, and adhering to its conservative underwriting standards.

During the first nine months of 2007, TransCommunity’s average cost of interest-bearing liabilities increased to 4.09%, up from 3.47% during the first nine months of 2006. Average interest-bearing liabilities grew $17.3 million, from $138.5 million during the first nine months of 2006 to $155.8 million during the same period in 2007. Total deposits increased $27 million, or 16.4%, to $192 million at September 30, 2007, up from $165 million at December 31, 2006. Noninterest-bearing deposits increased $2.1 million, or 10.4% since December 31, 2006. Management views these deposits as a key source for funding the loan growth. As traditional deposits become more difficult to obtain, alternative funding sources will likely result in relatively higher costs.

At September 30, 2007, TransCommunity’s capital position remained strong with an average equity-to-average assets ratio of 14.41%. TransCommunity had a leverage ratio of 13.62%, a Tier 1 risk-based capital ratio of 13.85% and a total risk-based capital ratio of 15.09%. At September 30, 2007, the book value of TransCommunity’s common stock was $6.53 per share.

Income Taxes

No income tax provision has been recorded since, at this time, there is insufficient evidence to conclude that TransCommunity will produce taxable income in the future which cannot be offset by loss carryforwards from the current and prior periods. However, TransCommunity may owe income taxes in the future, including those as determined by the alternate minimum tax (AMT) system. Income taxes for the year ended December 31, 2006, equaled $15 thousand using AMT calculations, which is available as a credit to reduce the regular tax liability in future years.

Loans

Total loans increased $23.6 million during the nine months of 2007 to $189 million.

Loans by type are shown in the following schedule:

		December 31,
	September 30, 2007	2006
	(Dollars in thousands)

Real estate:
Construction	$36,702	$21,348
Residential	36,589	29,007
Commercial	63759	60,571
Commercial, industrial and agricultural	41,760	31,284
Consumer and installment	10,133	8,725
All other	60	464

Total Loans	$189,003	$151,399

Allocation of the Allowance for Loan Losses

The allowance for loan losses consists of an allocated component and an unallocated component. The allocated component of the allowance for loan losses reflects expected losses resulting from analyses developed through specific credit allocations for individual loans. The unallocated portion of the allowance for loan losses reflects management’s estimate of probable inherent but not specifically identified losses within the portfolio. TransCommunity’s allocations for the allowance for loan losses were as follows:

	September 30,		December 31,
	2007		2006
	Allowance	Percent	Allowance	Percent
	(Dollars in thousands)

Real estate:
Construction	$517	19%	$291	14%
Residential	516	19%	396	19%
Commercial	898	34%	826	40%
Commercial, industrial and agricultural	581	22%	427	21%
Consumer and installment	143	5%	119	6%
All other	8	1%	6	0%

Total Loans	2,663	100%	2,065	100%

Nonaccrual, Past Due and Restructured Loans

At September 30, 2007, TransCommunity had $1.0 million in loans classified as non-accrual or past due more than 90 days. At December 31, 2006, TransCommunity had $961 thousand in loans classified as non-accrual or past due more than 90 days. Loans are placed in a non-accrual status when, in the opinion of management, the accrued interest income will not be collected.

Secured Borrowings

TransCommunity had recorded secured borrowings in past financial statements due to the prior accounting treatment on certain loan participation agreements entered into with third-party financial institutions since the second quarter of 2004. TransCommunity discovered that it had incorrectly accounted for loans subject to these agreements in August 2006. Due to amendments to these agreements so that they could be properly reported under applicable accounting standards, TransCommunity has eliminated the reporting of secured borrowings.

Liquidity and Interest Sensitivity

At September 30, 2007, TransCommunity had liquid assets of $20.4 million in the form of cash, federal funds sold and available-for-sale investments. Management believes that liquid assets were adequate at September 30, 2007 to meet its customers’ deposit and credit needs. Management anticipates that additional liquidity will be provided by the growth in deposit accounts and loan repayments at TransCommunity Bank. TransCommunity Bank also has the ability to purchase overnight federal funds from a correspondent bank and borrow from the Federal Reserve Bank, if necessary.

Management is not aware of any trends, events or uncertainties that are reasonably likely to have a material impact on TransCommunity’s short-term or long-term liquidity.

At September 30, 2007, TransCommunity had a positive cumulative Gap Rate Sensitivity Ratio of 0.46% for the one-year repricing period. A positive one-year Gap Rate Sensitivity Ratio reflects management’s ability to generate loans and investment securities that will mature or reprice faster than interest-bearing deposits in a rising rate environment. Management constantly monitors the interest rate risk and believes that the current position is an acceptable risk for a growing financial services company.

TransCommunity’s interest sensitivity analysis is shown on the following schedule:

TRANSCOMMUNITY FINANCIAL CORPORATION
INTEREST SENSITIVITY ANALYSIS
SEPTEMBER 30, 2007

	1-365 Days	1 to 5 Years	Over 5 Years	Total
	(Dollars in thousands)

Uses of Funds:
Loans:
Real estate:
Construction	$34,265	$2,274	$163		$36,702
Residential	23,864	10,484	2,241		36,589
Commercial	28,745	33,865	1,149		63,759
Commercial, industrial and agricultural	19,785	20,659	1,316		41,760
Consumer installment	5,686	4,276	171		10,133
All other	14	46	—		60

Total Loans	112,359	71,604	5,040		189,003
Federal funds sold	4,061	—	—		4,061
Investment securities held to maturity, at cost	1,200	4,200	1,000		6,400
Investment securities available for sale, at fair value	7,505	1,806	1,003		10,314

Total	$125,125	$77,610	$7,043		$209,778

Sources of Funds:
Demand Deposits-
Interest bearing	33,802	—	—		33,802
Savings accounts	10,357	—	—		10,357
Time Deposits > $100,000	35,045	19,613	—		54,658
Time Deposits < $100,000	44,949	25,589	34		70,572

Total interest-bearing deposits	124,153	45,202	34		169,389
Federal funds purchased	—	—	—		—
Borrowings	—	—	—		—

Total	$124,153	$45,202	$34		$169,389

Discrete Gap	$972	$32,408	$7,009		$40,388
Cumulative Gap	$972	$33,380	$40,388	$
Ratio of Cumulative Gap to Total Earning Assets	0.46%	15.91%	19.25%

Contractual Obligations

TransCommunity has entered into certain contractual obligations to make future payments under contracts. The following table summarizes TransCommunity’s contractual obligations as of September 30, 2007:

	Payments Due by Period
		Less Than			More Than
	Total	One Year	1-3 Years	3-5 Years	5 Years

Contractual obligations:
Operating lease obligations	$2,525,093	$422,012	$852,022	$586,667	$664,392
Data processing services	2,535,000	518,333	1,036,667	980,000	—

Total	$5,060,093	$940,345	$1,888,689	$1,566,667	$664,392

On August 9, 2007, TransCommunity executed an agreement for the construction of a new branch office located at 1949 Sandy Hook Road, Goochland, Virginia 23063. This branch will replace the existing leased facility at Goochland Courthouse. The agreement, which is in the amount of approximately $1.4 million, is a fixed price contract that will not be financed. Monthly payments will be made following a percentage completion method. Completion is expected in the first quarter of 2008, and branch personnel will relocate from the nearby rented space.

Future Prospects

TransCommunity’s loss for the third quarter resulted primarily from seven deteriorated loans that required additional provisions to absorb any potential future loss. Profitability was achieved for a period of time during the third quarter of 2007, and earnings would have been reported if the higher-than-expected provisions had not been reserved. TransCommunity successfully consolidated its four bank charters during the second quarter of 2007, and TransCommunity completed its system conversion in August 2007. In addition, during the third quarter, a new contract was negotiated with its data processor. Based on the current levels of activity and fee structure, TransCommunity expects to significantly reduce these costs by at least $400,000 annually.

TransCommunity’s new consolidated bank and each of its operating divisions is performing well and producing net interest margins that compare favorably with the experience of its peers. Loan demand in each of TransCommunity’s markets remains brisk, and our regulators, its outside loan review firm, and its own internal loan review process all confirm that the quality of its loan portfolio remains strong.

TransCommunity conducts business in some of the best markets in the country. Each of those markets is led by an experienced banker with significant knowledge of their local market. With operating costs expected to decline, TransCommunity is poised for strong growth in the months ahead. Management continues to seek successful commercial lending officers in its market area to enhance loan growth and resulting interest and fee income.

The planned merger with Community Bankers will provide additional capital which will permit management to consider external expansion on an accelerated basis. The new capital will also support more rapid rates of internal growth. In addition, the recent charter consolidation and system conversion prepares TransCommunity to realize benefits of a streamlined structure. More information related to the proposed merger can be found in Note 10 to the financial statement within Part I, Item 1, and in our Form 8-K filed September 6, 2007.

TransCommunity Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2006 and December 31, 2005.

The following discussion provides information about the major components of the results of operations and financial condition, liquidity, and capital resources of TransCommunity through December 31, 2006. This discussion and analysis should be read in conjunction with TransCommunity’s Consolidated Financial Statements and Notes to Consolidated Financial Statements. It should also be read in conjunction with “A Warning About Forward Looking Statements.”

Overview

During 2006, TransCommunity reported its first net profit of $117 thousand, versus a loss for the year 2005 of $1.8 million. TransCommunity’s 2006 results thus represent a year-over-year improvement of $1.9 million. Over the same period, income per share, both basic and diluted, improved from a loss of $0.53 to a profit of $0.03.

Net income from continuing operations totaled $919 thousand for the year ended 2006 as compared to a loss of $1.3 million for the year ended 2005, an improvement of $2.3 million. Over the same period earnings per share from continuing operations improved $0.61 per share from a loss of $0.41 in 2005 to a gain of $0.20 during 2006.

Operating results for 2006 were impacted by two significant events. First, during the third quarter of 2006, TransCommunity determined that it had incorrectly accounted for loans subject to certain loan participation agreements entered into with third-party financial institutions. Under the direction of the audit committee of TransCommunity’s board of directors, TransCommunity completed an evaluation of the manner in which it accounted for loan participation agreements.

As a result, TransCommunity filed an amendment to its annual report on Form 10-KSB for the year ended December 31, 2005. As a result of the restatement, TransCommunity’s period end total loans and secured borrowings were increased by $12.5 million and $7.2 million at December 31, 2005 and 2004, respectively. In addition, interest income on loans and interest expense on other borrowings were also increased by $550 thousand and $112 thousand for the years ended December 31, 2005 and 2004, respectively. None of the adjustments resulting from the restatement had any impact on TransCommunity’s net worth at any date or on its net income, net interest income, noninterest income or noninterest expense for any period.

Second, on November 29, 2006, the board of directors of TransCommunity directed management to close Main Street Mortgage, a mortgage brokerage company. Main Street Mortgage had operated as a wholly-owned subsidiary of the Bank of Powhatan, a wholly-owned subsidiary of TransCommunity, since 2001.

At December 31, 2006, TransCommunity had on a consolidated basis, total assets of $198.4 million, total deposits of $165.0 million, total loans of $151.4 million and total stockholders’ equity of $30.6 million. In comparison at December 31, 2005 and 2004 TransCommunity reported total assets of $190.6 million and $150.3 million, total deposits of $146.6 million and $123.7 million, total loans of $135.1 million and $112.1 million and total stockholders’ equity of $30.4 million and $14.9 million, respectively.

On February 7, 2007, TransCommunity announced the consolidation of the charters of TransCommunity’s four bank subsidiaries into a single legal entity. The consolidation of the bank charters will provide significant financial advantages for TransCommunity’s stockholders, as the costs associated with operating under multiple charters are reduced or eliminated.

During 2006, TransCommunity continued to experience changes in its management team and board of directors. During the first quarter of 2006, Messrs Agee, Crowder, Metts, Minter and J. Purcell submitted their resignations as directors of TransCommunity. Acting on the recommendation of TransCommunity’s nominating and governance committee, the board of directors, appointed a total of six new directors during 2006, including Messrs. Bozard, Broomall, Claeys, Miller, D. Purcell and Zoeller. In the fourth quarter of 2006, and in January, 2007, Messrs Broomall, Claeys, Nuckols and D. Purcell submitted their resignations as directors of TransCommunity. Additionally, in January, 2007, TransCommunity’s chief financial officer, Mr. Littreal, submitted his resignation as an officer of TransCommunity in order to take a similar position at a larger organization.

Discontinued operations

Pursuant to TransCommunity’s evaluation of the criteria specified in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, it concluded that its actions to close the operations of the following segments required disclosure in the consolidated financial statements as discontinued operations.

In 2006, management continued to implement cost control measures in its operating units. In November of 2006, the board of directors approved the closing of Main Street Mortgage. These measures enable TransCommunity to better align its operations with its community banking focus.

Main Street Mortgage was acquired by the Bank of Powhatan in 2001, had generated revenues of $1.9 million and $3.9 million in the years 2006 and 2005. Expenses during the same periods were $2.7 million and $4.0 million.

During 2005, Main Street Mortgage originated residential and commercial mortgage loans of $162 million, generated gross revenues of $3.9 million, and incurred net losses of $84 thousand. In 2006, The operations of Main Street Mortgage resulted in a net loss from discontinued operations of $802 thousand in 2006. Management completed the dissolution of Main Street Mortgage in the first quarter of 2007.

During 2004, TransCommunity established a financial services division to enable our subsidiary banks to offer trust banking, asset management and insurance and securities brokerage services to TransCommunity’s customers. To support these activities, TransCommunity sought and received regulatory approval to exercise trust banking powers through each of its subsidiary banks.

During 2005, losses from financial service activities totaled $339 thousand. As a result, during the fourth quarter of 2005, the TransCommunity board of directors voted to discontinue offering these services in-house and directed management to establish more cost-effective ways to deliver investment products. In the first quarter of

2006, TransCommunity’s financial services operations were integrated into its community banking business segment. See “— Financial Services Segment.”

(Loss) Gain from Discontinued Operations

	Years Ended December 31,
	2006	2005	2004
	(In thousand dollars)

Main Street Mortgage	$(802)	$(84)	$10
Financial Services	—	(339)	(303)

	$(802)	$(423)	$(293)

Summary Financial Data for Discontinued Operations — Main Street Mortgage

	Years Ended December 31,
	2006	2005	2004
	(In thousand dollars)

Operating Revenues	$1,887	$3,872	$3,221
Salaries and employee benefits	$1,723	$3,091	$2,544
Occupancy expenses	177	226	182
Equipment costs	107	116	97
Other operating expenses	682	523	388
Gain (loss) from discontinued operations	$(802)	$(84)	$10

Summary Financial Data for Discontinued Operations — Financial Services

	Years Ended December 31,
	2006	2005	2004
	(In thousand dollars)

Operating Revenues	$—	$29	$11
Salaries and employee benefits	$—	$288	$212
Occupancy expenses	—	30	43
Equipment costs	—	4	8
Other operating expenses	—	46	51
Loss from discontinued operations	$—	$(339)	$(303)

Community Banking Segment

Net income for the community banking segment was $2.4 million, an increase of $703 thousand over 2005 net income of $1.7 million. Net interest income grew by $1.6 million, or 22.1%, as a result of increased loan volumes and higher yields. Deposit interest expense benefited from relatively low interest rates as a $17.1 million increase in average deposit balances resulted in only a $1.6 million increase in interest expense on deposits. The provision for loan losses increased $227 thousand largely as a result the growth in TransCommunity’s loan portfolio of $16.3 million. Noninterest income in the community banking segment increased by $297 thousand to $975 thousand during 2006. Noninterest expense in the community banking segment increased by $265 thousand, or 4.5%, while assets grew by $19.1 million, or 10.7%.

Mortgage Segment

Main Street Mortgage’s total revenue in 2006 totaled $1.9 million verses $3.9 million in 2005, a 51.3% decrease. Losses amounted to $802 thousand compared to $84 thousand in 2005. Confronted with increasing losses, as well as the difficulty of turning around this non-core business, the board of directors on November 29, 2006 approved the closing of Main Street Mortgage. Main Street Mortgage had operated as a wholly-owned subsidiary of Bank of Powhatan, which is a wholly-owned subsidiary of TransCommunity, since 2001.

Financial Services Segment

Due to continued losses in this segment, the board of directors voted in the fourth quarter of 2005 to cease operations. The trust department at each of the banks was effectively discontinued at December 31, 2005 and management reorganized the remaining financial services during the quarter ending March 2006 and integrated the remaining Financial Services operations into the community banking segment. For the year ending 2005, TransCommunity realized a loss of $339 thousand from this discontinued operation.

Financial Condition at December 31, 2006

During the year ended December 31, 2006, TransCommunity’s assets increased by $7.8 million, or 4.1%, to 198.4 million. Of this increase in total assets, $8.8 million represented growth in interest-earning assets, while non-interest bearing assets declined by $1.0 million. Continued strong loan demand throughout the year resulted in an increase of $16.3 million, or 12.1%, in total loans outstanding.

During 2006, investment securities increased by $3.8 million to $35.0 million.

Loan growth in 2006 was concentrated in the commercial and industrial and real estate lending portfolios. TransCommunity’s total loan growth of $16.3 million in 2006 was the result of an $11.1 million or 54.8% increase in commercial and industrial loans from $20.2 million to $31.3 million, and a $4.3 million or 4.0% increase from $106.6 million to $110.9 million in real estate loans.

Customer deposits continue to be TransCommunity’s primary funding source. TransCommunity’s deposits are primarily generated through its community banks. At December 31, 2006, deposits totaled $165.0 million, an increase of $18.4 million or 12.5% from year-end 2005. Time deposits increased $23.5 million. This increase of $23.5 million was offset by a reduction of $8.3 million in interest bearing demand deposits and $12.5 million in securitized borrowings during 2006.

TransCommunity’s capital position remains strong, with all of its regulatory capital ratios at levels that categorize TransCommunity as “well capitalized” under bank regulatory capital guidelines. At December 31, 2006, TransCommunity’s stockholder equity totaled $30.6 million, an increase of $200 thousand from the December 31, 2005 balance. This increase in stockholder equity is primarily the result of TransCommunity achieving a net profit for 2006.

Net Interest Income

Like most financial institutions, the primary component of TransCommunity’s earnings is net interest income. Net interest income is the difference between interest income, principally from loans and investments, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from changes in volume and changes in interest rates earned and paid. By volume, TransCommunity means the average dollar level of interest-earning assets and interest-bearing liabilities. Spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities, and margin refers to net interest income divided by average interest-earning assets. Spread and margin are influenced by the levels and relative mix of interest-earning assets and interest-bearing liabilities, as well as by levels of noninterest-bearing liabilities. During the years ended December 31, 2006 and 2005, TransCommunity’s average interest-earning assets were $181.1 million, and $158.5 million, respectively. During these same years, TransCommunity’s net interest margins were 5.14% and 4.68%, respectively.

Average Balances and Average Rates Earned and Paid.  The table contained in Schedule I on page    sets forth, for the years 2006, 2005 and 2004, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities. Average loans include nonaccruing loans, the effect of which is to lower the average yield.

Results of Operations

Net Income.  TransCommunity’s net income for 2006 was $117 thousand, an improvement of $1.9 million and $2.7 million from net losses of $1.8 million and $2.6 million in 2005 and 2004, respectively. Net income per share, both basic and diluted, was $0.03 for the year ended December 31, 2006, reflecting per share increases of $0.56 and $1.25 when compared to per share losses of $0.53 and $1.22 per share for the years ended December 31, 2005 and 2004, respectively. Total assets averaged $192.1 million during 2006 as compared to $170.3 million in 2005, an increase of $21.8 million or 12.8%. Total average assets increased $67.4 million or 54.1% when comparing 2006 to 2004.

During 2006, the prime rate increased 100 basis points, and TransCommunity benefited from its asset sensitive balance sheet position. While it is management’s goal to remain relatively interest rate neutral, TransCommunity is currently asset sensitive and does benefit from a rising interest rate environment. As a result of TransCommunity’s continued growth in interest-earning assets during 2006, combined with slower growth in funding costs and rising interest rates, its net interest income increased $1.9 million, or 25.3% from the year ended December 31, 2005 to the year ended December 31, 2006.

During 2005, TransCommunity continued to experience strong growth at each of its subsidiary banks and TransCommunity was able to raise sufficient capital to support its growth strategy. Total assets averaged $170.3 million during 2005 as compared to $124.6 million in 2004, an increase of $45.7 million or 36.7%. During 2005, the prime rate increased 200 basis points. As a result of TransCommunity’s growth in interest-earning assets during 2005, combined with low funding costs and rising interest rates, TransCommunity’s net interest income increased $2.5 million, or 52.1% during that year. The growth in TransCommunity’s non-interest expense during 2005 included some non-recurring restructuring related costs, which totaled $302 thousand or $0.09 per share.

In absolute terms, TransCommunity’s net interest income after the provision for loan losses increased by $1.7 million or 23.1%, when comparing 2006 to 2005, while its non-interest income grew by $220 thousand and its non-interest expense decreased by $401 thousand. When comparing 2005 to 2004, TransCommunity’s net interest income after the provision for loan losses increased by $2.8 million, while its non-interest income grew by $29 thousand from continuing operations. However, this income growth was largely offset by the increase in non-interest expenses from continuing operations of $1.9 million arising from increased salaries and benefits. Additional details on these components of net income are described below.

Net Interest Income.  TransCommunity’s net interest income increased to $9.3 million for the year ended December 31, 2006, an increase of $1.9 million, or 25.3%, over net interest income for 2005. TransCommunity’s growth in interest income was the result of growth in its level of average earning assets as well as continued strong loan demand. Average total interest-earning assets increased $22.6 million or 14.3%, during 2006 as compared to 2005, while TransCommunity’s average yield increased by 101 basis points from 6.88% during 2005 to 7.89% during 2006. The interest rates earned on a significant portion of TransCommunity’s loans adjust immediately when index rates such as TransCommunity’s prime rate changes. Conversely, most of TransCommunity’s interest-bearing liabilities, including certificates of deposit and borrowings, have rates fixed until maturity. As a result, interest rate increases generally result in an immediate increase in TransCommunity’s interest income on loans. There is a delayed impact on interest expense because 64.4% of TransCommunity’s average interest-bearing deposits were classified as time deposits, which only experience increases in interest costs upon renewal.

TransCommunity’s average total interest-bearing liabilities increased by $11.4 million, or 8.9%, from 2005 to 2006. With rates consistently increasing during 2006, TransCommunity’s average cost of interest-bearing liabilities increased by 84 basis points from 2.73% during 2005 to 3.57% during 2006, allowing TransCommunity’s interest rate spread to increase by 17 basis points.

TransCommunity’s average total interest-bearing liabilities increased by $35.1 million, or 37.7%, from 2004 to 2005. With rates consistently increasing during 2005, TransCommunity’s average cost of interest-bearing liabilities increased by 59 basis points from 2.14% during 2004 to 2.73% during 2005, allowing TransCommunity’s interest rate spread to increase 33 basis points.

During 2005, TransCommunity’s net interest income increased by $2.5 million, or 52.1%, to $7.4 million, when compared to 2004. TransCommunity’s growth in interest income for 2005 was the result of growth in its level of average earning assets as well as continued strong loan demand. Average total interest-earning assets increased $43.2 million or 37.5%, during 2005 as compared to 2004, while TransCommunity’s average yield increased by 92 basis points from 5.96% during 2004 to 6.88% in 2005. For 2005, 58.9% of TransCommunity’s average interest-bearing deposits were classified as time deposits.

TransCommunity’s investment income and interest expense for 2005 was impacted by the July 2005 stock offering in which TransCommunity completed the sale of 2.3 million shares of its common stock. A portion of the net proceeds from that offering was used to repay the outstanding principal balance of $1.45 million and accrued interest on TransCommunity’s operating line of credit. TransCommunity used $3.3 million of the proceeds from that offering to strengthen the capital position of two of its subsidiary banks, which improved their respective lending limits.

For the year ended December 31, 2006, TransCommunity’s net interest spread was 4.32% and its net interest margin was 5.14%. For the year ended December 31, 2005, TransCommunity’s net interest spread was 4.15% and its net interest margin was 4.68%. For the year ended December 31, 2004, TransCommunity’s net interest spread was 3.82% and its net interest margin was 4.23%.

Provision for Loan Losses.  TransCommunity recorded a $493 thousand provision for loan losses for the year ended December 31, 2006, representing an increase of $227 thousand from the $266 thousand provision expense for 2005, but less than the $549 thousand recorded in 2004. The level of the loan loss provision for these years is consistent with loan growth and net charge-offs that TransCommunity experienced.

Provisions for loan losses are charged to income to bring TransCommunity’s allowance for loan losses at period end to a level deemed appropriate by management based on the factors discussed under “— Asset Quality — Allowance for Loan Losses.” While the dollar amount of the provision for loan losses increased on a year-over-year basis, the ratio of the allowance for loan losses to period-ending total loans only increased 17 basis points from 1.19% to 1.36%. Nonperforming loans totaled $961 thousand or 0.6% of total loans at December 31, 2006. Nonperforming loans totaled $165 thousand or 0.12% of total loans at December 31, 2005. TransCommunity reported no nonperforming loans at December 31, 2004.

The allowance for loan losses at December 31, 2006 of $2.1 million represents 1.36% of total loans and 214.9% of nonperforming loans. The allowance for loan losses at December 31, 2005 of $1.6 million equaled 1.19% of total loans outstanding at that date.

Non-Interest Income.  For the year ended December 31, 2006, non-interest income from continuing operations increased $220 thousand, or 27.7%, to $1.0 million from $800 thousand for the prior year. The increase in non-interest income resulted primarily from an increase in service charges and fees on deposit accounts.

For the year ended December 31, 2005, non-interest income from continuing operations increased slightly over the amount for 2004. Service charges and fees on deposit accounts increased by 3.8%, to $791 thousand during 2005.

Non-Interest Expense.  TransCommunity strives to maintain non-interest expenses at levels that TransCommunity believes are appropriate given the nature of its operations and the need to invest in personnel and facilities to support its growth. TransCommunity’s ratio of non-interest expenses from continuing operations to average total assets during 2006 declined to 4.65% as compared to 5.48% during 2005. TransCommunity was better able to control non-interest expense during the year despite its continued growth. For the year ended December 31, 2006, non-interest expense decreased $401 thousand, or 4.3%, over 2005. Salary and employee benefits expense decreased $407 thousand, or 8.0%, including (1) the non-recurring restructuring charges in 2005 and 2006, (2) pre-opening expenses at the Bank of Rockbridge, (3) merit adjustments to salaries and (4) increased benefit costs. Net occupancy expense increased $75 thousand, or 12.2%, reflecting the expenses associated with TransCommunity’s normal operations.

The following table summarizes the changes in TransCommunity’s non-interest expenses over the past two years.

	2006 vs 2005
	2006	2005	%
	(Dollars in thousands)

Compensation & Employee Benefits	$4,711	$5,118	(8.00)%
Net occupancy expense	689	614	12.20%
Supplies and equipment	797	927	(14.00)%
Marketing and advertising	130	288	(54.90)%
Data processing	728	362	101.10%
Professional Fees	784	918	(14.60)%
Telecommunications	106	156	(32.10)%
Other	988	951	3.90%

Total Non-Interest Expenses	$8,933	$9,334	(4.30)%

For the year ended December 31, 2005, TransCommunity’s non-interest expense increased $1.9 million, or 26.1%, over 2004. Salary and employee benefits expense increased $1.1 million, or 28.1%, including (1) the non-recurring restructuring charges in the fourth quarter of 2005, (2) personnel costs at the proposed Bank of Rockbridge, (3) merit adjustments to salaries and (4) increased benefit costs. Net occupancy expense increased $112 thousand during 2005, or 22.3%, reflecting the expenses associated with TransCommunity’s normal operations and the Bank of Rockbridge building lease agreement.

Income Taxes.  At December 31, 2006, TransCommunity had total net operating loss, or NOL, carryforwards of $7.5 million, which begin to expire in 2021. For 2006, the Company utilized $1 million of the NOL carryforward to offset taxable income. Under the Alternative Minimum Tax, or AMT, system, the utilization of an AMT NOL carryover is limited to 90% of the AMT taxable income. This limitation resulted in an AMT tax liability of $15 thousand, which has been recorded in this year’s statement of operations. This AMT is available as a credit to reduce regular tax liability in future years, The AMT credit carryover is included in deferred tax assets, subject to the valuation allowance discussed below. Under Section 382 of the Internal Revenue Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change in its equity ownership over a three-year period), the corporation’s ability to use its pre-ownership change net operating loss carryforwards and certain other pre-ownership change tax attributes against its post-ownership change income may be limited. The stock offerings consummated in July 2005, and in 2002 were “ownership changes” which triggered Section 382 and limits the annual utilization of pre-ownership change net operating losses in post-ownership change years. To the extent the NOL limitation amount in any taxable year exceeds TransCommunity’s taxable income in that year, the excess can be carried over effectively to increase the limitation in the next succeeding year or years. Given that none of TransCommunity’s NOLs begin to expire until 2021, TransCommunity believes it will be able to fully utilize its NOLs prior to their respective expiration dates. Management will continue to monitor TransCommunity’s trend toward profitable operations and when sufficient evidence of future taxable income becomes available, it will reduce the valuation allowance and recognize the related tax benefit in the statement of operations. See Note 12 of the notes to TransCommunity’s consolidated financial statements elsewhere in this annual report for information concerning TransCommunity’s NOLs.

At December 31, 2006, and December 31, 2005, TransCommunity had NOL carryforwards of $7.5 million and $8.5 million, respectively. No provision for income tax benefits associated with these NOLs has been recorded in the statement of operations since there is insufficient evidence to conclude that TransCommunity would produce taxable income in the future. Accordingly, the deferred tax asset related to the tax loss carryforwards and other deferred tax assets have been fully reduced by a valuation allowance.

Investment Portfolio

TransCommunity currently manages its investment securities portfolio consistent with established policies that include guidelines for Investment quality, rate sensitivity, liquidity and pledging needs on a bank by bank basis. This investment function will be centralized under the proposed centralization of operations and charter collapsing process. The aggregate investment portfolio approximates 115% of TransCommunity’s consolidated stockholders’ equity.

TransCommunity accounts for securities under FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. This standard requires classification of investments into three categories, “held to maturity,” or HTM, “available for sale,” or AFS, or “trading,” as further defined in Note 1 to TransCommunity’s Consolidated Financial Statements for the year ended December 31, 2006. TransCommunity does not maintain a trading account and has classified no securities in this category. HTM securities are required to be carried on the financial statements at amortized cost. AFS securities are carried on the financial statements at fair value. The unrealized gains or losses, net of deferred income taxes, are reflected in stockholders’ equity. The HTM classification places restrictions on TransCommunity’s ability to sell securities or to transfer securities into the AFS classification. At December 31, 2006, 61.2% of the portfolio was classified as HTM.

TransCommunity holds in its loan and securities portfolios, investments that adjust or float according to changes in “prime” lending rate. These holdings are not considered speculative but instead necessary for good asset/liability management.

The carrying value of the securities portfolio was $35.0 million at December 31, 2006, an increase of $3.8 million or 11.9% from the carrying value of $31.2 million at December 31, 2005. The market value of the AFS securities at December 31, 2006 was $13.6 million. The unrealized loss on the AFS securities was $40,000 at December 31, 2006. The reduction in the net market value loss at December 31, 2006 is reflective of the continued rise in market interest rates.

Since TransCommunity Bank anticipates much of the balance sheet growth to be experienced during 2007, if any, to be in the form of net portfolio loans, specific strategies will be executed during the early part of 2007 to maintain the investment portfolio at an amount comparable to the December 31, 2006 balances.

Investment Securities Portfolio
(Years Ended December 31)

The amortized cost basis of securities held to maturity and available for sale at the dates indicated were as follows:

	2006	2005
	(Dollars in thousands)

Held to maturity	$21,420	$25,882
Available for sale	13,637	5,430

	$35,057	$31,312

Maturity Distribution and Yields of Investment Securities
Taxable-Equivalent Basis
(At December 31, 2006)

	Due in 1 Year		Due after 1 Year
	or Less		Through 5 Years		Due after 5 Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands)

Held to maturity	$15,020	5.10%	$5,400	3.89%	$1,000	5.15%	$21,420	4.79%
Available for sale	10,330	5.07%	3,307	4.55%	—	—	13,637	4.94%

Total	$25,350	5.09%	$8,707	4.14%	$1,000	5.15%	$35,057	4.85%

Loans

Total loans increased $16.5 million during the year ended December 31, 2006 to $151.4 million as a result of continued growth of TransCommunity’s subsidiary banks.

Loans by type are shown in the following schedule:

	At December 31,
	2006	2005	2004	2003	2002
	(Dollars in thousands)

Real estate
Construction	21,348	16,041	17,472	17,396	7,093
Residential	29,007	25,147	21,722	15,904	11,190
Commercial	60,571	65,470	48,701	16,224	9,026
Commercial, Industrial and Agricultural	31,284	20,205	17,425	9,926	5,026
Consumer & Installment	8,725	7,436	6,616	6,180	4,416
All other	464	631	198	490	366
Loans before allowance for Loan losses	151,399	134,930	112,134	66,120	37,117
Less: Allowance for loan losses	2,065	1,602	1,401	870	527

Net Loans	149,334	133,328	110,733	65,250	36,590

Loan categories that are particularly sensitive to rate changes as of December 31, 2006 are shown in the following schedule:

	Variable Interest Rate:				Fixed Interest Rate:
	Within 1	1 to 5	After 5		Within 1	1 to 5	After 5
	Year	Years	Years	Total	Year	Years	Years	Total	Total Maturities
	(Dollars in thousands)

Commercial, industrial and agricultural	$16,493	$3,478	$—	$19,971	$1,486	$9,266	$561	$11,313	$31,284
Real estate - construction	18,656	942	—	19,598	875	875	—	1,750	21,348

Total	$35,149	$4,420	$—	$39,569	$2,361	$10,141	$561	$13,063	$52,632

Concentration of Credit Risk

TransCommunity has a concentration of loans to borrowers secured by commercial real estate. At December 31, 2006, loans to these borrowers amounted to $60.6 million, or 40.0% of TransCommunity’s consolidated loan portfolio. This compares with $65.5 million and $48.7 million and 48.5% and 43.4% for the years 2005 and 2004, respectively.

Asset Quality — Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of the amount deemed adequate to provide for potential losses in the loan portfolio. Among other factors, management considers TransCommunity’s historical loss experience, the size and composition of the loan portfolio, the value and adequacy of collateral and guarantors, non-performing credits and current and anticipated economic conditions. There are additional risks of future loan losses, which cannot be precisely quantified nor attributed to particular loans or classes of loans. Because those risks include general economic trends as well as conditions affecting individual borrowers, the allowance for loan losses is an estimate. The allowance is also subject to regulatory examinations and determination as to adequacy, which may take into account such factors as the methodology used to calculate the allowance and size of the allowance in comparison to peer companies identified by regulatory agencies.

Management maintains a list of loans which have a potential weakness that may need special attention. This list is used to monitor such loans and is used in the determination of the sufficiency of TransCommunity’s allowance for loan losses. As of December 31, 2006, the allowance for loan losses was $2.1 million, or 1.36% of total loans, as compared to $1.6 million and $1.4 million, or 1.19%, and $1.25% in 2005 and 2004, respectively.

	At December 31,
	2006	2005	2004	2003	2002
	(Dollars in thousands)

Allowance for loan losses, January 1	$1,602	$1,401	$870	$527	$233
Provision charged to expense	493	266	549	348	294
Loans charged off	(30)	(65)	(18)	(5)	—
Recoveries	—	—	—	—	—

Allowance for loan losses, December 31	$2,065	$1,602	$1,401	$870	$527

Allowance for loan losses to total loans	1.36%	1.19%	1.25%	1.32%	1.42%

Nonperforming Assets

At December 31, 2006, TransCommunity had $961 thousand in nonperforming loans. At December 31, 2005 and 2004, TransCommunity had $165 thousand and $0, respectively, of loans classified as nonperforming. Loans are placed on nonaccrual status when, in the opinion of management, the collection of principal and interest are considered to be doubtful. No interest is accrued on loans placed in a nonaccrual status, and any unpaid interest previously accrued on such loans is reversed when a loan is placed in nonaccrual status.

The following table contains nonperforming asset information as of the dates indicated.

	At December 31,
	2006	2005	2004	2003	2002
	(Dollars in thousands)

Loans past due 90 days and accruing interest	$41	$140	$—	$—	$—
Nonaccrual loans	920	25	—	—	—
Restructured loans	—	—	—	—	—

Total nonperforming loans	961	165	—	—	—

Other real estate owned	—	—	—	—	—

Total nonperforming assets	$961	$165	$—	$—	$—

Allowance for loan losses to nonperforming loans	214.86%	970.91%	0.00%	0.00%	0.00%
Allowance for loan losses to total loans	1.36%	1.19%	1.25%	1.32%	1.42%

Allocation of the Allowance for Loan Losses

The allowance for loan losses consists of an allocated component and an unallocated component. The allocated component of the allowance for loan losses reflects expected losses resulting from analyses developed through specific allocations for individual loans. The unallocated portion of the allowance reflects management’s estimate of probable inherent but not specifically identified losses within the portfolio.

The following table shows the allocation of the allowance for loan losses at December 31:

	2006		2005		2004
		Percent of		Percent of		Percent of
		Total		Total		Total
	Allowance	Loans	Allowance	Loans	Allowance	Loans
	(Dollars in thousands)

Real estate:
Construction	$289	14%	$192	12%	$228	16%
Residential	392	19%	304	19%	270	19%
Commercial	826	40%	769	48%	611	43%
Commercial, industrial and agricultural	413	20%	240	15%	228	16%
Consumer and installment	124	6%	80	5%	50	5%
All other	21	1%	17	1%	14	1%

Total allowance for loan losses	$2,065	100%	$1,602	100%	$1,401	100%

Premises and Equipment

Premises and equipment decreased to $6.7 million at December 31, 2006 from $6.8 million at December 31, 2005, but was up from $6.1 million at December 31, 2004. This decrease for 2006 was primarily attributable to the depreciation of assets.

Deposits

TransCommunity’s deposits increased $18.4 million, or 12.5% during 2006. A schedule of time deposits by scheduled maturity is shown in TransCommunity’s consolidated balance sheets. Time deposits of $100,000 or more equaled 45.0% of total time deposits at December 31, 2006.

	Average Deposits to Average Rates Paid
	December 31,		December 31,
	2006		2005
	Average Balance	Average Rate	Average Balance	Average Rate
	(Dollars in thousands)

Deposits:
Demand — Interest bearing	$37,068	1.69%	$38,805	1.13%
Savings	9,778	1.55	9,267	1.20
Time deposits	84,750	4.36	68,876	3.39

Total interest-bearing deposits	131,596	3.40%	116,948	2.47%

The following table presents the maturity schedule of certificates of deposit of $100,000 or more at the dates indicated:

	December 31
	2006	2005	2004
	(Dollars in thousands)

Within 3 months	$8,008	$4,657	$5,171
3-12 months	13,700	8,024	2,589
1-3 years	15,649	5,394	9,379
Over 3 years	6,357	10,098	9,009

Total	$43,714	$28,173	$26,148

Percent of total deposits	26.50%	19.22%	21.14%

Capital

On July 22, 2005, TransCommunity completed the sale of 2.3 million shares of its common stock at $8.00 per share in a registered public offering to a limited number of institutional investors. The minimum share purchase in the offering was 25,000 shares. The offering was made through a firm commitment underwriting in which Sandler O’Neill served as the sole manager. TransCommunity received net proceeds from the offering of approximately $16.8 million after deducting underwriting discounts and expenses. A portion of the net proceeds from the offering was used to repay the outstanding principal balance of $1.45 million and accrued interest on TransCommunity’s line of credit. TransCommunity utilized $8.0 million, to provide the initial capital for Bank of Rockbridge, a new bank TransCommunity established in Rockbridge County, Virginia. Additionally, TransCommunity used $3.3 million of the proceeds from that offering to strengthen the capital position of two of its subsidiary banks. The remaining proceeds were used to accommodate future growth and for general corporate purposes, which included, among other things, operating expenses of the holding company headquarters.

The Federal Reserve, the Comptroller of the Currency, the FDIC and the Bureau of Financial Institutions of the Virginia State Corporation Commission have adopted risk-based capital measures for regulatory purposes to assist in the assessment of capital adequacy. Management seeks to balance the return on equity to stockholders while satisfying the regulatory standards for risk-based capital ratios. Management believes, as of December 31, 2006, that TransCommunity and each of its subsidiary banks met all of the minimum regulatory capital requirements and are categorized as “well capitalized.” At December 31, 2006, TransCommunity had a leverage ratio of 15.86%, a Tier 1 risk-based capital ratio of 17.16% and a total risk-based capital ratio of 18.32%. The book value of TransCommunity common stock at December 31, 2006 was $6.67 per share.

	At December 31,
	2006	2005	2004
	(Dollars in thousands)

Tier 1 Capital:
Common stock	$46	$46	$22
Surplus	39,809	39,778	22,567
Accumulated deficit	(9,262)	(9,379)	(7,607)
Net unrealized losses-securities available for sale	(40)	(75)	(44)
Total equity	30,553	30,370	14,938
Less: intangibles/goodwill	136	491	551
Less: net unrealized losses-securities available for sale	(40)	(75)	(44)

Total Tier 1 Capital	30,457	29,954	14,431

Tier 2 Capital:
Allowance for loan losses(1)	2,065	1,602	1,422

Total Tier 2 Capital	2,065	1,602	1,422

Total risk-based capital	$32,522	$31,556	$15,853

Risk-weighted assets	$177,512	$158,379	$104,974
Capital ratios:
Average equity to average assets	15.79%	13.28%	10.67%
Leverage ratio	15.86%	17.59%	11.58%
Tier 1 risk-based capital ratio	17.16%	18.91%	13.75%
Total risk-based capital ratio	18.32%	19.92%	15.10%

(1)	includes allowance for loan losses associated with discontinued operations for 2005 and 2004.

Liquidity and Interest Sensitivity

“Liquidity” measures whether an entity has sufficient cash flow to meet its financial obligation and commitments on a timely basis. TransCommunity is liquid when it has the cash available to meet borrowing and cash withdrawal requirements of customers and it can pay for current and planned expenditures and satisfy its debt obligations.

TransCommunity funds loan demand and operation expenses from four primary sources:

•	Net Income.

•	Deposits. TransCommunity can offer new products or change its rate structure in order to increase deposits. In 2006 TransCommunity generated $18.4 million in deposit growth.

•	Sale of securities and overnight funds. At year-end 2006 TransCommunity had $13.6 million in securities designated “available for sale.”

•	Borrowings from the Federal Reserve Bank of Richmond.

TransCommunity’s management believes that its current level of liquidity is sufficient to meet its current and anticipated operational needs including current loan commitments, deposit maturities and other obligations.

Off-Balance Sheet Arrangements

The following table sets forth contractual obligations and other commitments representing required and potential cash outflows as of December 31, 2006:

	Total	Less Than One Year	1-3 Years	3-5 Years	After Five Years
	(Dollars in thousands)

Minimal annual rentals or noncancellable operating leases	2,748	478	900	693	677
Loan Commitments	53,289	24,992	13,668	3,332	11,297

	56,037	25,470	14,568	4,025	11,974

At December 31, 2006, TransCommunity had $53.3 million of off-balance sheet credit exposure in the form of $48.3 million of commitments and $5.0 million of standby letters of credit. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Standby letters of credit are conditional commitments issued by TransCommunity to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. TransCommunity generally holds collateral supporting those commitments if deemed necessary.

Interest Rate Risk

Closely related to the concept of liquidity is the concept of interest rate sensitivity (i.e., the extent to which assets and liabilities are sensitive to changes in interest rates). Interest rate sensitivity is often measured by the extent to which mismatches or “gaps” occur in the repricing of assets and liabilities within a given period. Gap analysis is utilized to quantify such mismatches. A “positive” gap results when the amount of earning assets repricing within a given time period exceeds the amount of interest-bearing liabilities repricing within that time period. A “negative” gap results when the amount of interest-bearing liabilities repricing within a given time period exceeds the amount of earning assets repricing within such time period.

TransCommunity’s potential interest rate volatility is a primary component of its market risk. Fluctuations in interest rates will ultimately impact the level of income and expense recorded on a large portion of TransCommunity’s assets and liabilities, and the market value of all interest-earning assets, other than those which possess a short term to maturity. Based upon TransCommunity’s nature of operations, TransCommunity is not subject to foreign currency exchange. TransCommunity does not own any trading assets and does not have any hedging transactions in place, such as interest rate swaps and caps.

TransCommunity monitors and controls interest rate risk through a variety of techniques, including use of traditional interest rate sensitivity analysis (also known as “gap analysis”). Traditional gap analysis involves arranging TransCommunity’s interest-earning assets and interest-bearing liabilities by repricing periods and then computing the difference (or “interest rate sensitivity gap”) between the assets and liabilities that are estimated to reprice during each time period and cumulatively through the end of each time period.

Both interest rate sensitivity modeling and gap analysis are done at a specific point in time and involve a variety of significant estimates and assumptions. Interest rate sensitivity modeling requires, among other things, estimates of how much and when yields and costs on individual categories of interest-earning assets and interest — bearing liabilities will respond to general changes in market rates, future cash flows and discount rates.

Gap analysis requires estimates as to when individual categories of interest-sensitive assets and liabilities will reprice, and assumes that assets and liabilities assigned to the same repricing period will reprice at the same time and in the same amount. Gap analysis does not account for the fact that repricing of assets and liabilities is discretionary and subject to competitive and other pressures.

The schedule on the following page does not necessarily indicate the impact of general interest rate movements on TransCommunity’s net interest income because the repricing of certain categories of assets and liabilities, for example, prepayments of loans and withdrawal of deposits, is beyond TransCommunity’s control. As a result, certain assets and liabilities indicated as repricing within a stated period may in fact reprice at different times and at different levels.

SCHEDULE I

TRANSCOMMUNITY FINANCIAL CORPORATION
INTEREST SENSITIVITY ANALYSIS

December 31, 2006

	1-365	1 to 5	Over 5
	Days	Years	Years	Total
	(Dollars in thousands)

Uses of Funds:
Loans:
Real estate
Construction	$19,531	$1,817	$—	$21,348
Residential	18,423	8,450	2,134	29,007
Commercial	36,595	22,075	1,901	60,571
Commercial, industrial and agricultural	17,979	12,744	561	31,284
Consumer and installment	5,338	3,266	139	8,743
All other	263	201	—	464

Total Loans (see Note 14)	98,129	48,553	4,735	151,417
Federal funds sold	$1,422	$—	$—	$1,422
Investment securities held to maturity, at cost	15,020	5,400	1,000	21,420
Investment securities available for sale, at fair value	10,317	3,280	—	13,597

Total	$124,888	$57,232	$5,735	$187,855

Sources of Funds:
Demand Deposits — Interest bearing	$37,850	$—	$—	$37,850
Savings accounts	9,478	—	—	9,478
Time Deposits > $100,000	21,708	22,006	—	43,714
Time Deposits < $100,000	26,694	26,780	7	53,481

Total interest-bearing deposits	95,730	48,786	7	144,523
	—
Federal funds purchased	1,517	—	—	1,517
Note payable	500	—	—	500

				—
Total	$97,747	$48,786	$7	$146,540

Discrete Gap	$27,141	$8,446	$5,728	$41,315
Cumulative Gap	$27,141	$35,587	$41,315
Ratio of Cumulative Gap to Total Earning Assets	14.45%	18.94%	21.99%

SCHEDULE II

TRANSCOMMUNITY FINANCIAL CORPORATION
NET INTEREST MARGIN ANALYSIS AVERAGE BALANCE SHEETS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006			2005			2004
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Rates	Balance	Income/	Rates	Balance	Income/	Rates
	Sheet	Expense	Earned/Paid	Sheet	Expense	Earned/Paid	Sheet	Expense	Earned/Paid
	(Dollars in thousands)

ASSETS: (2)
Loans, including fees(1)	$140,049	$12,344	8.81%	$121,030	$9,636	7.96%	$89,925	$6,345	7.06%
Federal funds sold	22,635	1,115	4.93	20,414	678	3.32	7,072	89	1.26
Investments	18,433	826	4.48	17,065	597	3.50	18,302	435	2.38

Total Earning Assets	181,117	14,285	7.89	158,509	10,911	6.88	115,299	6,869	5.96

Allowance for loan losses	(1,790)			(1,553)			(1,106)
Non-earning assets	12,725			13,304			10,430

Total Assets	$192,052	$		$170,260			$124,623

LIABILITIES AND STOCKHOLDERS’ EQUITY(2)
Deposits:
Demand — Interest bearing	$37,068	$627	1.69%	$38,805	$440	1.13%	$25,729	$254	0.99%
Savings	9,778	152	1.55	9,267	111	1.20	7,575	77	1.02
Time deposits	84,750	3,696	4.36	68,876	2,337	3.39	54,243	1,452	2.68

Total deposits	131,596	4,475	3.40	116,948	2,888	2.47	87,547	1,783	2.04
Other borrowed Funds(1)	7,881	501	6.36	11,168	610	5.46	5,502	211	3.83

Total interest-bearing Liabilities	139,477	4,976	3.57	128,116	3,498	2.73	93,049	1,994	2.14

Non-interest bearing Deposits	21,212			18,751			15,081
Other liabilities	1,038			784			3,198

Total liabilities	161,727			147,651			111,328
Stockholders’ equity	30,325			22,609			13,295

Total liabilities and stockholders’ equity	$192,052	$		$170,260			$124,623

Net interest earnings		9,309			$7,413			$4,875

Interest spread			4.32%			4.15%			3.82%

Net interest margin			5.14%			4.68%			4.23%

(1)	Average balances for certain loans and secured borrowings totaling approximately $7.5 million, $10.1 million and $3.8 million for the years ended December 31, 2006, 2005 and 2004, respectively, were calculated using month-end balances. All other reported average balances were calculated using daily balances.

(2)	Average balances, interest income and interest expense include the results from discontinued operations. See Note 14 in the Consolidated Financial Statements.

SCHEDULE III

TRANSCOMMUNITY FINANCIAL CORPORATION
EFFECT OF RATE-VOLUME CHANGE ON NET INTEREST INCOME

	2006 Compared to 2005			2005 Compared to 2004
	Increase (Decrease)			Increase (Decrease)
	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)

Interest Income:
Loans, including fees	$1,514	$1,194	$2,708	$2,195	$1,096	$3,291
Federal funds sold	74	363	437	168	421	589
Investments	48	181	229	(29)	191	162

Total Earning Assets	1,636	1,738	3,374	2,334	1,708	4,042

Interest Expense:
Demand deposits	(20)	207	187	129	57	186
Savings deposits	6	35	41	17	17	34
Time deposits	539	820	1,359	392	493	885

Total deposits	525	1,062	1,587	538	567	1,105
Other borrowed Funds	(180)	71	(109)	217	182	399

Total interest-bearing Liabilities	345	1,133	1,478	755	749	1,504

Net increase (decrease) in net interest income	$1,291	$605	$1,896	$1,579	$959	$2,538

Note:  Volume changes have been determined by multiplying the prior years’ average rate by the change in average balances outstanding. The rate change is the difference between the total change and the volume change.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss in a financial instrument arising from adverse changes in market rates or prices such as interest rates, foreign currency exchange rates, commodity prices and equity prices. TransCommunity’s primary market risk exposure is interest rate risk. The ongoing monitoring and management of this risk is an important component of TransCommunity’s asset/liability management process. The board of directors of each bank delegates responsibility for carrying out asset/liability management policies to the Asset/Liability Committee, or ALCO, of TransCommunity Bank. In this capacity, ALCO develops guidelines and strategies that govern TransCommunity’s asset/liability management related activities, based upon estimated market risk sensitivity, policy limits, and overall market interest rate levels and trends. Under the new consolidated entity, it is anticipated that this function will be consolidated into the single bank’s operations and the board will establish the same type of ALCO committee to operate for the consolidated investment portfolio using the currently existing guidelines and procedures used by each separately chartered bank.

Interest rate risk represents the sensitivity of earnings to changes in market interest rates. As interest rates change, the interest income and expense streams associated with the TransCommunity’s financial instruments also change, affecting net interest income, the primary component of the TransCommunity’s earnings. The flat yield curve that currently exists, has existed now for several years and has forced the banks’ ALCO committees to focus on maintaining a short maturity highly liquid portfolio with a high level of floating investments. This portfolio structure is also necessary to maintain the liquidity for a growing loan portfolio experienced by TransCommunity Bank. The chart below summarized the estimated impact on net interest income from interest rate changes as listed based on earning assets and interest bearing liabilities for the years ended 2006 and 2005.

2006
Estimated Net Interest
Rate Change	Income Impact
(Dollars in thousands)

+ 200 bp	$834
+ 100 bp	419
− 100 bp	(415)
− 200 bp	(831)

2005
Estimated Net Interest
Rate Change	Income Impact
(Dollars in thousands)

+ 200 bp	$603
+ 100 bp	299
− 100 bp	(308)
− 200 bp	(613)

As market conditions vary from those currently being experienced, the banks, and in the future the consolidated bank, will monitor and make appropriate adjustments to the investment portfolio to address these changes to include, but not be limited to, increasing the duration on the portfolio and converting a larger portion of TransCommunity’s investment portfolio from floating to fixed rates.

Directors

Certain information regarding TransCommunity’s directors is set forth below.

Name and Age	Director Since	Principal Occupation During Past Five Years

Bruce B. Nolte (61)	2005	Chief Executive Officer and President, TransCommunity since January 1, 2006; President, TransCommunity since May 1, 2001.
John W. Pretlow, Jr. (62)	2001	Owner, John W. Pretlow Insurance Agency, Inc., Richmond, Virginia, since 1975.
Christopher G. Miller (48)	2006	Chief Financial Officer, Star Scientific Inc. (tobacco company), Chester, Virginia since 2000; Chief Executive Officer, The Special Opportunities Group LLC (technology venture capital fund), since 1999.
Richard F. Bozard (60)	2006	Vice President and Treasurer, Owens & Minor, Inc. (medical and surgical supplies distributor), Mechanicsville, Virginia, since 1991; Senior Vice President and Treasurer of Owens & Minor Medical, Inc., a subsidiary of Owens & Minor, since 2004.
Stuart C. Siegel (65)	2002	Chairman, S&K Famous Brands, Inc., Richmond, Virginia, since 1977; Director, SunTrust Bank, Central Board, Richmond, Virginia.
John C. Watkins (60)	1998(1)	President, Watkins Nurseries, Inc., Midlothian, Virginia, since 1991; Member, Virginia State Senate; Chairman, Bank of Powhatan, N.A., Powhatan, Virginia
Robin Traywick Williams (57)	2002	Chairman, Virginia Racing Commission, Richmond, Virginia, from 1998 to 2003; Chief of Staff, Lieutenant Governor of Virginia, during 2001; Director, Bank of Goochland, N.A., Goochland, Virginia
Troy A. Peery, Jr. (61)	2002	Chairman of the Board of TransCommunity since January 1, 2006; President, Peery Enterprises (real estate development), Manakin-Sabot, Virginia, since October 1998.
Jack C. Zoeller (58)	2006	Visiting Research Professor, George Washington University, since 2005; President and Chief Executive Officer, AtlantiCare Risk Management Corp., Vienna, Virginia and Barbados, 1995 to 2005; President and Chief Executive Officer, North American Health & Life Insurance Co., since 1996.

(1)	Includes term as a director of Bank of Powhatan, N.A. before TransCommunity became the holding company for Bank of Powhatan, N.A. in 2001.

There are no family relationships between any director or executive officer of TransCommunity. The board of directors is not aware of any involvement in legal proceedings that is material to an evaluation of the ability or integrity of any director.

Board Independence

The board of directors has determined that all members of the board of directors except for Mr. Nolte are independent as defined by the marketplace rules of the Nasdaq Stock Market. In reaching this conclusion, the board of directors considered that TransCommunity and its subsidiary bank may conduct business with companies of which certain members of the board of directors or members of their immediate families are or were directors or officers. The only such business conducted, however, consists of banking transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

Executive Officers of TransCommunity Who Are Not TransCommunity Directors

Name (Age)	Principal Occupation During Past Five Years

M. Andrew McLean(53)	President and Chief Executive Officer, TransCommunity Bank, since June 29, 2007, President and Chief Executive Officer of Bank of Goochland, N.A., since October 15, 2001.
Patrick J. Tewell(43)	Chief Financial Officer since March 12, 2007; Senior Financial/IT Auditor of the Federal Reserve Bank, Richmond, Virginia, from 2004 to 2007; Vice President and Controller, Hanover Bank, from 2002 to 2004; and Vice President and Controller, Commerce Bank, from 2000 to 2002.

Executive Compensation For TransCommunity

Compensation Discussion and Analysis

Introduction.  This discussion and analysis describes TransCommunity’s approach to compensating key executives. The objective of TransCommunity’s compensation program is to attract, retain and motivate qualified individuals. Historically, TransCommunity’s approach has relied heavily on determinations made at the subsidiary bank board of directors level, with input from management. Prior to December 2006, the board of directors as a whole handled matters pertaining to executive and board of directors compensation. In December 2006, the board of directors delegated this responsibility to the compensation committee.

TransCommunity’s named executive officers for 2006 were:

•	Bruce B. Nolte — President and Chief Executive Officer;

•	William B. Littreal — Former Chief Financial Officer;

•	Thomas Crowder — Executive Vice President;

•	M. Andrew McLean — President, Bank of Goochland

•	James F. Keller — President, Bank of Powhatan

•	George D. Yancey — President, Bank of Louisa

•	T. David Grist — Former President, Bank of Rockbridge

The discussion below is intended to help you understand the information provided in the executive compensation tables and provide context for TransCommunity’s overall compensation program.

TransCommunity’s Approach.  The year 2005 was a challenging one for TransCommunity. William C. Wiley, TransCommunity’s former chairman and chief executive officer, left in December 2005. In January 2006, TransCommunity entered into a Memorandum of Understanding with the Federal Reserve Bank of Richmond. This regulatory enforcement action required changes in TransCommunity’s corporate governance practices, staffing levels, and financial controls. TransCommunity reported a significant net loss in 2005 and was unsuccessful in gaining regulatory approval to charter a fourth subsidiary bank. Bruce B. Nolte, TransCommunity’s chief operating officer, was promoted to chief executive officer upon Mr. Wiley’s departure, and William B. Littreal, TransCommunity’s controller, was promoted to chief financial officer in February 2006.

As a result of these developments, it was apparent to the board of directors that 2006 would be a challenging year of transition. TransCommunity did not articulate a compensation program for 2006 for the holding company officers because Messrs. Nolte and Littreal were both new to their positions and because many other, more important issues confronted TransCommunity and absorbed the attention of the board of directors.

In December 2006, the compensation committee engaged Captrust Executive Benefits Group to advise it on amounts and methods of compensation for executive officers. Captrust assisted the committee in development of a peer group of 24 banking institutions against which to compare TransCommunity’s overall executive compensation arrangements. None of the 2006 compensation was based on the peer group determined by Captrust; however, TransCommunity plans to use this information for future compensation decisions.

Executives of TransCommunity.  For 2006, Mr. Nolte’s annual salary was unchanged from 2005 at $130,000. Mr. Nolte did not receive any bonus for 2005, and no bonus or other short term incentive plan was in effect for Mr. Nolte in 2006. Since TransCommunity achieved consolidated profitability for 2006, was released from the Memorandum of Understanding and successfully chartered the Bank of Rockbridge under Mr. Nolte’s leadership, he was awarded a $40,000 cash bonus.

In 2006, Mr. Littreal’s salary was $115,000 as provided in his December 28, 2005 employment contract. Also in accordance with his employment contract, Mr. Littreal was awarded an option to purchase 5,000 shares of TransCommunity common stock at a price of $7.65 per share on January 4, 2006, the closing price for TransCommunity common stock on the date that Mr. Littreal’s options were granted. He exercised the options prior to his resignation on January 26, 2007. No bonus or other short term incentive plan was in effect for Mr. Littreal in 2006. Because Mr. Littreal achieved all assigned goals and oversaw significant improvements in TransCommunity’s financial reporting, it awarded Mr. Littreal a cash bonus of $25,750 for 2006.

For Mr. Littreal’s options, a grant date of January 4, 2006 was selected by the board of directors at its meeting on that date. The compensation committee does not have a plan, program or practice to coordinate the timing of option grants to TransCommunity’s executives with the release of material non-public information.

Mr. Crowder served as TransCommunity’s chief financial officer during January 2006. On January 4, 2006, Mr. Crowder resigned from his position as chief financial officer and was chosen to serve as executive vice president. In connection with the change in his responsibilities, his salary was changed from $130,000 to $115,000. Mr. Crowder did not have an employment agreement with TransCommunity. He was awarded a cash bonus of $11,500 for 2006 based on his achievement of all assigned goals.

Bank Presidents.  In April 2006, TransCommunity adopted a compensation plan developed by management for compensating the president of each subsidiary bank, as well as other employees of TransCommunity’s bank subsidiaries. The plan established a uniform methodology for use by the compensation committee and all bank boards to evaluate and compensate bank presidents and other bank employees. The plan has two parts, base salary and cash bonus.

For 2006, base salary for the bank presidents was a function of bank asset size as follows:

Bank Asset Size	Base Salary Range

$0 - $35 million	$100,000 - $120,000
$35 - $65 million	$120,000 - $130,000
$65 - $100 million	$130,000 - $140,000
Over $100 million	$140,000 - $150,000

For 2006, there were also different bonus plans for de-novo banks and mature banks that were profitable and had recovered their start-up losses. If a bank had not recovered its start-up losses and become profitable, its board of directors could award annual bonuses of up to $25,000 if the bank satisfied the performance goals TransCommunity set. In 2006, the only bank subsidiary that was not mature was Bank of Louisa. Bank of Goochland and Bank of Powhatan were each allowed a bonus pool based on such bank’s return on average equity. A return on average equity of less than 8% results in no bonus pool, while a return of 8% up to 20% or more results in a pool equal to between 1% up to a maximum of 5.5% of earnings. Both banks met the return on average equity requirements and TransCommunity’s established bonus pools. Bonus pool dollars were to be used by subsidiary bank boards to reward bank employees in addition to the bank president.

Any bank president salary or bonus in excess of the policy described above required board of directors approval. The boards of directors of their respective banks, in accordance with the policy, set the base salaries and bonuses of Messrs. McLean, Keller and Yancey. Bank of Louisa sought and received authority to pay both salary and bonus in excess of the policy limits by an immaterial amount.

Mr. Grist served as the designated president for the Bank of Rockbridge, which opened in December 2006. Mr. Grist was paid a base salary of $140,000 for 2006 pursuant to the terms of his employment. The board of directors also approved cash bonus compensation for Mr. Grist for 2006 of $20,000. Of this bonus, $15,000 was based on the letter agreement between TransCommunity and Mr. Grist and $5,000 was awarded for the opening of the Bank of Rockbridge. On March 21, 2007, Mr. Grist resigned from his employment.

Changes in Methodology.  The compensation committee has retained CapTrust Executive Benefits Group as an independent consultant to assist in developing policies for executive compensation. The committee has adopted the following compensation philosophy and strategy:

Total Compensation Philosophy

The goal of TransCommunity’s comprehensive compensation program is to compensate fairly its executives in a manner consistent with its identified industry peers and to reward them for achieving TransCommunity’s operational and financial goals that will provide returns to TransCommunity’s our stockholders.

TransCommunity’s compensation program will support management’s goal of hiring, retaining and rewarding superior executives who are critical to corporate success.

All of TransCommunity’s compensation components will be coordinated, competitive, and where appropriate, performance-based. Those components now include base compensation and short-term variable incentives. TransCommunity believes that in the future, equity-based compensation should play an important role in providing long term incentive to its executives.

Total Compensation Strategy

TransCommunity’s executive compensation programs will be benchmarked to an industry-specific peer group and, where appropriate, to standardized financial services survey data. Compensation comparability will be determined using, among other criteria, asset size, earnings, location, structure, number of employees, market capitalization and service offerings.

Generally, the compensation committee aims to have base compensation, and targeted short-term variable compensation at the 50th percentile of TransCommunity’s peer group. However, because TransCommunity seeks to attract and retain experienced, senior professionals (most of whom would come from national or regional banks) at key positions, total current compensation of some executives may exceed that target.

Incentive compensation will become a larger percentage of an executive’s total compensation when he or she assumes significant responsibilities and has the ability to have a significant impact on the financial and/or operational success of the Corporation.

Equity-based compensation generally is to be preferred as a long-term incentive so that executives reap the rewards and share the risks of other stockholders in the success of the Corporation.

The compensation committee of the board of directors is charged with designing and administering the executive compensation program.

The compensation committee is in the process of developing a written program that will address the types, amounts and reasons for elements of compensation, including salary, bonus and long term incentives.

Conclusion.  TransCommunity anticipates that during 2007 the compensation committee will continue to refine its processes and will develop a more comprehensive total compensation plan for senior management.

Compensation Committee Report

The compensation committee of the board of directors reviews and establishes the salary and other compensation of TransCommunity’s executive officers, including the named executive officers. The committee consists entirely of independent directors who are not officers or employees of TransCommunity.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management of TransCommunity. Based on that review and discussion, the committee has recommended to the board of directors that it be included in TransCommunity’s Annual Report on Form 10-K for the year ended December 31, 2006 and this joint proxy statement/prospectus.

Compensation Committee
John C. Watkins, Chairman
Richard F. Bozard
Troy A. Peery, Jr.
Stuart C. Siegel
Jack C. Zoeller

Annual Compensation of Executive Officers

In the tables and discussion below, TransCommunity summarizes the compensation earned during the last fiscal year by its executives, collectively referred to as the “named executive officers.” There were no stock awards, non-equity incentive plan compensation or nonqualified deferred compensation earnings during 2006.

Summary Compensation Table

		Salary	Bonus	Option Awards	All Other Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)		($)

Bruce B. Nolte	2006	130,000	40,000	—	29,197	(1)	199,197
President and Chief Executive Officer
William B. Littreal(2)	2006	115,000	25,750	13,517	16,017	(3)	170,284
Former Chief Financial Officer
Thomas Crowder(4)	2006	115,000	11,500	—	24,402	(5)	150,902
Executive Vice President
T. David Grist	2006	140,000	20,000	—	26,310	(6)	186,310
Former President, Bank of Rockbridge
James F. Keller(7)	2006	140,000	12,000	—	26,160	(8)	178,160
President, Bank of Powhatan
M. Andrew McLean	2006	132,000	40,000	—	27,440	(9)	199,140
President, Bank of Goochland
George D. Yancey	2006	135,000	20,000	—	26,634	(10)	181,634
President, Bank of Louisa

(1)	Consists of $11,700 in 401(k) contributions, $7,187 in long-term care premiums, $5,760 of employer paid healthcare and a $4,550 car allowance.

(2)	Mr. Littreal resigned as TransCommunity’s Chief Financial Officer in January 2007.

(3)	Consists of $10,257 in 401(k) contributions and $5,760 of employer paid healthcare.

(4)	Mr. Crowder served as the Chief Financial Officer of TransCommunity during January 2006.

(5)	Consists of $10,463 in 401(k) contributions and $13,939 of employer paid healthcare.

(6)	Consists of $13,950 in 401(k) contributions and $5,760 of employer paid healthcare and a $6,600 car allowance.

(7)	Mr. Keller resigned as president of Bank of Powhatan on August 8, 2007.

(8)	Consists of $12,600 in 401(k) contributions, $5,760 of employer paid healthcare and a $7,800 car allowance.

(9)	Consists of $13,880 in 401(k) contributions, $5,760 of employer paid healthcare and a $7,800 car allowance.

(10)	Consists of $13,950 in 401(k) contributions, $5,760 of employer paid healthcare, a $6,000 car allowance and $924 of employer paid club dues.

Employment Agreements.  TransCommunity had an employment agreement with George D. Yancey, and his agreement expired on April 18, 2007. The board of directors has determined not to renew this agreement. During 2006, TransCommunity also had employment agreements with William B. Littreal and James F. Keller. Information on these agreements is described below.

Mr. Littreal served as our chief financial officer under an employment agreement dated as of December 28, 2005 until January 26, 2007. The employment agreement provides for a one-time retention bonus of $10,000, a base salary of $115,000 and an option award to purchase 5,000 shares of our common stock at a price of $7.65 per share. Mr. Littreal received no severance pay in connection with his resignation.

The terms of the agreements of Mr. Keller, whose agreement expired on July 7, 2006, and Mr. Yancey are generally the same. Each agreement provided for the individual to serve as president and chief executive officer of his respective bank, with responsibility for performing such services and duties as each respective bank’s chairman or board of directors may designate. Mr. Keller’s agreement with the Bank of Powhatan commenced July 8, 2003, and provided for an annual base salary of $120,000. Mr. Yancey’s agreement with the Bank of Louisa commenced April 19, 2004, and provided for a base salary of $110,000. The base salary provided for in each agreement is subject to increase in the discretion of each respective board of directors, and each agreement included an automobile allowance and health and disability insurance coverage. Each agreement was for an initial period of three years, with a two-year renewal at the option of the bank.

Mr. Yancey’s agreement provided for his services at the pleasure of the Bank of Louisa board of directors. If, during the term of the agreement, the employment of Mr. Yancey were to be terminated without cause, he would be entitled to a severance payment equal to his annual salary in effect at that time. Mr. Yancey could only be terminated upon the vote of two-thirds of the Bank of Louisa board of directors. See the section on “— Payments Upon Termination” for detail on severance payments.

Stock Options and Stock Awards

There were no stock options exercised by any of TransCommunity’s named executive officers during 2006, and no restricted stock vested in 2006.

The following table shows the one grant of options the board of directors made to a named executive officer during 2006. There were no other stock-based awards made to the named executive officers during 2006.

Grants of Plan-Based Awards Table

		All Other Option Awards:	Exercise or Base
		Number of Securities	Price of Option
Name	Grant Date	Underlying Options (#)	Awards ($/sh)

William B. Littreal	1/4/06	5,000	$7.65

On July 25, 2007, the compensation committee of the TransCommunity board of directors granted awards of restricted stock to each of its three executive officers — Bruce B. Nolte, Patrick J. Tewell and M. Andrew McLean. Each award was made pursuant to TransCommunity’s 2007 Equity Compensation Plan. TransCommunity granted awards of restricted stock to the executive officers as follows: Mr. Nolte, 5,500 shares of common stock; Mr. Tewell, 2,500 shares of common stock; and Mr. McLean, 4,875 shares of common stock. TransCommunity also granted awards of restricted stock to the following individuals who no longer serve as executive officers, as follows: James F. Keller, 2,000 shares of common stock; and George D. Yancey, 2,000 shares of common stock.

The terms of each award are set forth in a restricted stock award agreement between TransCommunity and the officer. Under the agreement, 50% of the award vests, and becomes transferable and nonforfeitable, based on time, with 10% of the total award vesting on March 1, 2008, 10% vesting on March 1, 2009 and 30% vesting on March 1, 2010. The remaining 50% of the award vests on March 1, 2010 if TransCommunity’s net income (on a pre-tax basis) equals or exceeds $3.0 million for fiscal year 2009. If there is a change in control of TransCommunity, as defined in the plan, all restricted stock that had not previously vested or been forfeited will vest as of the date of the change in control. Each officer is the beneficial owner of the shares of restricted stock, subject to the restriction on transferability and risk of forfeiture.

Holdings of Stock Options and Stock Awards

In the table below, TransCommunity lists information on the holdings of unexercised stock options and unvested stock awards as of December 31, 2006 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options
	(#)	(#)	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

Bruce B. Nolte	33,500	—	10.00	4/15/2013
William B. Littreal	5,000	—	7.65	1/1/2016	(1)
Thomas Crowder	5,000	—	10.00	4/15/2013
T. David Grist	—	—	—	—
James F. Keller	1,000	—	10.00	5/8/2011
	12,000		10.00	4/15/2013
M. Andrew McLean	3,100	—	10.00	4/15/2013
George D. Yancey	—	—	—	—

(1)	Mr. Littreal exercised all of his outstanding option awards on January 27, 2007.

Payments Upon Termination

The following table shows the payments that TransCommunity would make to each of the named executive officers in the event of such employee was terminated in connection with a change in control on December 31, 2006.

	Severance		Other	Equity
Termination Event	Payment	Bonus	Payments(1)	Awards(2)	Total

Change of Control Termination
Bruce B. Nolte(3)	—	—	—	—	—
William B. Littreal(4)	—	—	—	—	N/A
Thomas Crowder	—	—	—	—	—
T. David Grist	140,000	20,000	5,760	—	165,760
James F. Keller	140,000	12,000	5,760	—	157,760
M. Andrew McLean	135,000	40,000	5,760	—	180,760
George D. Yancey	135,000	20,000	5,760	—	160,760

(1)	These amounts represent employer paid healthcare.

(2)	At December 31, 2006, none of the outstanding equity awards were in the money.

(3)	Mr. Nolte did not have an employment or change in control agreement during 2006; however, he entered into a change in control agreement in January 2007. If his employment agreement had been in place at December 31, 2006, he would have been entitled to payments totaling $347,127 if he was terminated in connection with a change in control.

(4)	Mr. Littreal had an employment agreement that provided for payments from TransCommunity in the event of a change in control. Mr. Littreal terminated his employment with TransCommunity in January 2007 and is no longer entitled to any benefits upon a change in control.

TransCommunity has no other provisions for payments to the named executive officers other than in connection with a change in control, except for Mr. Yancey’s employment agreement. If Mr. Yancey had been terminated without cause, he would have received $135,000 in a lump sum payment within 30 days of his termination.

The following is a summary of the terms of our plans and agreements that provide for payments to the named executive officers in the event of their termination.

Stock Option Plan.  The TransCommunity Financial Corporation 2001 Stock Option Plan provides for the award of stock options to TransCommunity’s directors and officers. The plan provides that, in the event of a change in control, TransCommunity’s compensation committee, as composed prior to any change in control, may decide that it will:

•	accelerate any time periods remaining for the exercise of any such stock options;

•	purchase or settle any stock options, upon a participant’s request, for an amount equal to the amount that would have been obtained upon the exercise of the option had the option been currently exercisable;

•	adjust any stock outstanding as deemed appropriate to reflect the change in control; or

•	cause any options then outstanding to be assumed by the acquiring or surviving corporation in the change in control.

Under the plan, a change in control will occur when:

•	a person or group acquires beneficial ownership of 25% or more of either (1) the then outstanding shares of TransCommunity common stock or (2) the combined voting power of TransCommunity’s then outstanding voting securities;

•	the individuals who constitute the board of directors immediately prior to any transaction cease for any reason to constitute at least a majority of the board of directors. Any individual who becomes a director subsequent to a transaction whose election was approved by a vote of a majority of the directors who served on the board of directors before the transaction shall be thereupon considered a member serving on the board of directors since before the transaction; or

•	a reorganization, merger or consolidation or sale or other disposition of all or substantially all of TransCommunity’s assets of TransCommunity unless:

•	the beneficial owners of TransCommunity’s stock immediately prior to a transaction beneficially own more than 60% of the shares of common stock of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction;

•	no person beneficially owns 25% or more of, respectively, the then shares of common stock of the corporation resulting from such transaction, or the combined voting power of the stock of the resulting corporation unless the person had such an interest before the transaction; and

•	a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors preceding the transaction.

•	TransCommunity’s stockholders approve of its complete liquidation or dissolution.

Employment Agreements.  We have an employment agreement with Mr. Yancey. His agreement expired on April 18, 2007, and the board of directors determined not to renew this agreement. Mr. Yancey’s agreement provides for payments to him in the event of a termination without cause or a termination in connection with a change in control. The agreement does not provide for any payments in the event of retirement, disability or death.

The agreement provides that if the board of directors terminates Mr. Yancey without cause, he would be entitled to a lump sum payment, payable within 30 days of the effective date of the termination, equal to his annual salary then in effect.

If Mr. Yancey is terminated within one year of a change in control, he would be entitled to receive an amount equal to three times his annual salary then in effect, reduced to the extent that such payments would constitute an excess parachute payment.

The agreement provides that a change in control occurs when:

•	TransCommunity is acquired by another party, provided that the individuals who constitute the board of directors immediately prior to any transaction cease for any reason to constitute at least a majority of the board of directors;

•	TransCommunity sells all or substantially all of its assets; or

•	a person or group acquires beneficial ownership of more than 50% of TransCommunity’s outstanding voting power.

Change in Control Agreements.  Messrs. Nolte, Keller, McLean and Yancey each entered into change in control agreement that provides for the executive to receive compensation in the event he is terminated without cause or resigns for good reason within one year following a change in control. Mr. Yancey’s change in control agreement became effective upon the expiration of his employment agreement in April 2007. Each of the agreements provides that a change in control occurs when:

•	TransCommunity is acquired by another party, provided that a majority of the members of the board of directors of the corporation resulting from such transaction were not members of the board of directors immediately preceding the transaction;

•	a reorganization, merger or consolidation or sale or other disposition of all or substantially all of TransCommunity’s assets unless:

•	the beneficial owners of TransCommunity’s stock immediately prior to a transaction beneficially own more than 50% of the shares of common stock of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction;

•	no person beneficially owns 30% or more of, respectively, the then shares of common stock of the corporation resulting from such transaction or the combined voting power of the stock of the resulting corporation, unless the person had such an interest before the transaction; and

•	a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors preceding the transaction.

•	TransCommunity’s stockholders approve its complete liquidation or dissolution.

Under the agreements with each of the bank presidents, entered into in June 2006, a bank president who is terminated in connection with a change in control will receive a lump sum payment within 30 days of the termination in an amount equal to his then current annual salary and an amount equal to the bonus he received for the prior year, if any.

The agreement between Mr. Nolte and us, entered into in January 2007, provides that, in the event Mr. Nolte is terminated in connection with a change in control, he will receive the following benefits:

•	within 30 days following the termination, a lump-sum payment equal to two times his then current annual base salary;

•	within 30 days following the termination, a lump-sum payment equal to two times the amount of bonus he received in the previous year;

•	continued payment of the premiums due under his long-term care insurance policy; and

•	any options stock awards or other equity awards will be fully exercisable or vest upon the termination.

2007 Equity Compensation Plan

On May 29, 2007, the stockholders of TransCommunity approved the TransCommunity 2007 Equity Compensation Plan. The 2007 plan authorizes the compensation committee of TransCommunity’s board of directors to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to TransCommunity and its subsidiary who are designated by the compensation committee: options; stock appreciation rights; stock awards; performance share awards; incentive awards; and stock units. The compensation committee will administer the 2007 plan.

TransCommunity is authorized to issue under the 2007 plan up to 250,000 shares of its common stock. Generally, if an award is forfeited, expires or terminates, the shares allocated to that award under the 2007 plan may be reallocated to new awards under the 2007 plan. Shares surrendered pursuant to the exercise of a stock option or other award or in satisfaction of tax withholding requirements under the 2007 plan may also be reallocated to other awards. The 2007 plan provides that if there is a stock split, stock dividend or other event that affects TransCommunity’s capitalization, appropriate adjustments will be made in the number of shares that may be issued under the 2007 plan and in the number of shares and price of all outstanding grants and awards made before such event.

The 2007 plan also provides that no award may be granted more than 10 years after the earlier of the date that it is approved by TransCommunity’s stockholders or the date it is adopted by TransCommunity’s board of directors, which was February 28, 2007.

The board of directors may amend or terminate the 2007 plan at any time, provided that no such amendment will be made without stockholder approval if (1) the amendment would increase the aggregate number of shares of common stock that may be issued under the 2007 plan (other than as permitted under the 2007 plan), (2) the amendment changes the class of individuals eligible to become participants or (3) such approval is required under any applicable law, rule or regulation.

Director Compensation

During 2006, TransCommunity’s directors received no retainer or fees for attending board or committee meetings.

TransCommunity’s non-employee directors are eligible for equity awards under its 2001 Stock Option Plan, as amended. No such awards were made to any directors in 2006. See the “Exercisable Options” column in the beneficial ownership table under “— Securities Ownership of Certain Beneficial Owners and Management” for the total number of options exercisable within 60 days of March 31, 2007 that were awarded in prior years to the directors.

TransCommunity’s directors have not received any compensation in connection with their service since its inception, based on the conclusion of the board of directors that the directors should not receive compensation until TransCommunity had reached consolidated profitability. Based on TransCommunity’s historical results, the board of directors approved a plan to compensate the directors starting in 2007. In January 2007, each director was also granted 4,000 stock options, vesting annually over a three-year term. A director will also receive fees for each meeting he attends in the following amounts: $500 for board of directors meetings, $100 for committee meetings other than the audit and compensation committees and $250 for audit and compensation committee meetings. The chairman of the board of directors will receive a $1,000 fee for each board of directors meeting.

Securities Authorized for Issuance Under Equity Compensation Plan

The following table sets forth information as of December 31, 2006 with respect to certain compensation plans under which equity securities of TransCommunity are authorized for issuance.

(c)
Number of
Securities
	(a)		Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon	(b)	Compensation Plans
	Exercise of	Weighted-Average	(Excluding
	Outstanding	Exercise Price of	Securities
	Options, Warrants	Outstanding Options,	Reflected in Column
Plan Category	and Rights	Warrants and Rights	(a))

Equity compensation plans approved by stockholders	0	N/A	N/A
Equity compensation plans not Approved by stockholders(1)	246,725	$9.95
Total	246,725	$9.95

(1)	All shares shown relate to the 2001 Stock Option Plan. The plan was amended in March 2003 to increase the total number of shares issuable under the plan to 330,000. Information concerning options awarded under the plan to directors and officers of TransCommunity is contained in the “Exercisable Options” column in the beneficial ownership table under “— Securities Ownership of Certain Beneficial Owners and Management.”

Interest of Management and Board of Directors in Certain Transactions

Certain of TransCommunity’s directors and officers and persons with whom they are associated have had, and expect to have in the future, banking transactions with TransCommunity Bank. In the opinion of TransCommunity’s management, all such loans and commitments for loans that have been made to these individuals were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable loans with persons not related to TransCommunity Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

TransCommunity’s has not adopted a formal policy that covers the review and approval of related person transactions by TransCommunity’s board of directors. The board of directors, however, does review all such transactions that are proposed to it for approval. During such a review, the board of directors will consider, among other things, the related person’s relationship to TransCommunity, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. TransCommunity’s audit committee has the responsibility to review significant conflicts of interest involving directors or executive officers.

In addition, any extensions of credit to TransCommunity’s directors and officers are required to be on substantially the same terms as comparable transactions to persons not related to TransCommunity Bank at the time of the extension of credit, pursuant to Regulation O — Loans to Executive Officers, Directors and Principal Stockholders of Member Banks.

Principal Stockholders of TransCommunity

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 14, 2008, the number and percentage of shares of TransCommunity common stock beneficially owned by persons known by TransCommunity to be the owners of more than 5% of TransCommunity common stock, by each of TransCommunity’s directors (which include the nominees for director) and executive officers named in the “Summary Compensation Table,” and by all current directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
			Exercisable		Percent of
Name and Address of Beneficial Owner	Shares(2)		Options	Total	Class

Northaven Management, Inc.	457,000	(3)	—	457,000	9.96%
375 Park Avenue , Suite 2709 New York, NY
Paragon Associates and Paragon	445,000	(4)	—	445,000	9.70%
Associates II Joint Venture 500 Crescent Court, Suite 260 Dallas, TX
Wellington Management Company, LLP	443,800	(5)	—	443,800	9.68%
75 State Street Boston, MA
Financial Stocks Capital Partners	400,000	(6)	—	400,000	8.72%
507 Carew Tower 411 Vine Street Cincinnati, OH
PRB Investors, L.P.	359,927	(7)	—	359,927	7.80%
600 Third Avenue, 17th Floor New York, NY
Bay Pond Partners, L.P.	336,900	(8)	—	336,900	7.35%
75 State Street Boston, MA
Richard F. Bozard	500		—	500	—
Thomas M. Crowder	10,750	(9)	5,000	15,750	*
James F. Keller	12,100		13,000	25,100	*
William B. Littreal(10)	5,000	(11)	—	5,000	*
M. Andrew McLean	6,975	(12)	3,100	10,075	*
Christopher G. Miller	1,000		—	1.000	—
Bruce B. Nolte	29,350	(13)	33,500	62,850	1.36%
Troy A. Peery, Jr.	7,000		7,500	14,500	*
John W. Pretlow, Jr.	1,300		1,000	2,300	*
Stuart C. Siegel	15,000		15,000	30,000	*
John C. Watkins	3,500		6,700	10,200	*
Robin Traywick Williams	3,100	(14)	3,100	6,200	*
George D. Yancey	1,000		—	1,000	*
Jack C. Zoeller	4,500		—	4,500	*
All Directors and Executive Officers as a Group (12 persons)	79,975		77,650	157,625	3.38%

*	Represents less than one percent (1%) of total outstanding shares of TransCommunity common stock as of January 15, 2007.

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

(2)	Except as otherwise indicated and except to the extent that in certain cases shares may be held in joint tenancy with a spouse, each director, nominee or executive officer has sole voting and investment power with respect to the shares shown.

(3)	According to a Schedule 13D jointly filed with the SEC on October 15, 2007, Northaven Management, Inc. shares voting and investment power with respect to all 448,000 shares with (1) Northaven Partners, L.P., which beneficially owns 262,879 shares, (2) Northaven Partners II, L.P., which beneficially owns 15,920 shares, (3) Northaven Partners III, L.P., which beneficially owns 150,591 shares, (4) Northaven Offshore, Ltd., which beneficially owns 27,610 shares, (5) Northaven Associates, LLC, which beneficially owns 457,000 shares, (6) Northaven Management, Inc., which beneficially owns 457,000 shares, (7) Paul R. Burke, who beneficially owns 457,000 shares, (8) Richard Brown, who beneficially owns 457,000 shares, and (9) James L. Zech, who beneficially owns 457,000 shares.

(4)	According to a Schedule 13D/A jointly filed with the SEC on October 11, 2007, Paragon Associates and Paragon Associates II Joint Venture share voting and investment power with respect to all shares with Bradbery Dyer III.

(5)	According to a Schedule 13G/A filed with the SEC on February 14, 2008, these shares are owned by, and voting and investment power is shared with, clients of Wellington Management Company, LLP, including Bay Bond Partners, L.P., which is also a beneficial owner of more than 5% of TransCommunity common stock. Based on a Form ADV filed by Wellington Management Company, LLP, with the SEC on January 7, 2008, the control persons of Wellington Management Company, LLP are Laurie Gabriel, Saul Pannell, John Ryan, Perry Traquina, Phillip Perelmuter, James Hoffman, Karl Bandtel, Jean Hynes and Lucius Hill. See footnote (8).

(6)	According to a Schedule 13D/A jointly filed with the SEC on November 6, 2007, Financial Stocks Capital Partners IV L.P. shares voting and investment power with respect to all 400,000 shares with (1) Finstocks Capital Management IV, LLC which beneficially owns 400,000 shares, (2) Steven N. Stein who beneficially owns 400,000 shares and (3) John M. Stein who beneficially owns 400,000 shares.

(7)	According to a Schedule 13G/A jointly filed with the SEC on February 14, 2008, PRB Investors, L.P. shares voting and investment power with respect to all 359,927 shares with (1) PRB Advisors, L.L.C., (2) Stephen J. Paluszek and (3) Andrew P. Bergmen.

(8)	According to a Schedule 13G/A jointly filed with the SEC on February 14, 2008, Bay Pond Partners, L.P. shares voting and investment power with respect to all 336,900 shares with (1) Wellington Hedge Management, LLC which beneficially owns 336,900 shares and (2) Wellington Hedge Management, Inc. which beneficially owns 336,900 shares. Based on a Form ADV filed by Wellington Management Company, LLP, with the SEC on January 7, 2008, the control persons of Wellington Management Company, LLP are Laurie Gabriel, Saul Pannell, John Ryan, Perry Traquina, Phillip Perelmuter, James Hoffman, Karl Bandtel, Jean Hynes and Lucius Hill. See footnote (5).

(9)	Includes 4,500 shares held by Mr. Crowder as trustee for family trusts.

(10)	Mr. Littreal is TransCommunity’s former chief financial officer.

(11)	Mr. Littreal exercised his outstanding options in connection with his resignation on January 26, 2007. The Company does not know whether Mr. Littreal owned such shares on January 15, 2007.

(12)	Includes 100 shares held by Mr. McLean as custodian for minor relatives.

(13)	Includes 350 shares held by Mr. Nolte or his wife as custodian for minor relatives.

(14)	Includes 3,000 shares held by Ms. Williams’ spouse’s profit-sharing plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers, and any persons holding more than 10% of TransCommunity common stock to report their initial ownership of TransCommunity’s equity securities and any subsequent changes in that ownership to the SEC. Based on a review of these reports and written representations furnished to TransCommunity by its directors and executive officers, TransCommunity believes that its officers and directors complied with all filing requirements under Section 16(a) of the Exchange Act during 2006. Each of TransCommunity’s directors inadvertently filed late a report on Form 4 covering the grant of stock options to acquire shares of common stock in January 2007.

INFORMATION ABOUT BOE FINANCIAL SERVICES OF VIRGINIA, INC.

General

BOE owns all of the stock of its sole direct subsidiary, Bank of Essex. BOE was incorporated under Virginia law in 2000 to become the holding company for the Bank of Essex. The headquarters of BOE is located in Tappahannock, Virginia.

Bank of Essex was established in 1926 and is headquartered in Tappahannock, Virginia. Bank of Essex operates eight full-service offices in Virginia, engages in a general commercial banking business and provides a wide range of financial services primarily to individuals and small businesses, including individual and commercial demand and time deposit accounts, commercial and consumer loans, travelers checks, safe deposit box facilities, investment services and fixed rate residential mortgages. Two offices are located in Tappahannock, one each in Manquin, Mechanicsville, West Point, Glen Allen, Burgess and Callao, Virginia, respectively.

Essex Services, Inc. is a wholly owned subsidiary of Bank of Essex and was formed to sell title insurance to Bank of Essex’s mortgage loan customers. Essex Services, Inc. also offers insurance products through an ownership interest in Bankers Insurance, LLC and investment products through an affiliation with VBA Investments, LLC.

BOE recently constructed a new headquarters facility which is located at 1325 Tappahannock Boulevard, approximately one mile from its former Main Office at 323 Prince Street. Upon the opening of this office BOE simultaneously closed a branch bank located across the highway from the new headquarters and redesignated the current main office as a branch bank. The former main office also houses Bank of Essex’s data processing department and loan processing center. BOE began operating from this new location and closed the branch bank on June 12, 2006.

BOE’s expansion efforts have contributed to its growth and improved profitability. Total assets have increased from $115.5 million at the end of 1996 to $281.4 million at December 31, 2006. Net income has grown from $947,000 in 1996 to $3.1 million in 2006. Diluted earnings per share were $1.01 in 1996 versus $2.58 in 2006. BOE’s return on assets was 0.85% in 1996 and 1.15% in 2006. Return on equity was 10.57% in 1996 and 11.47% in 2006.

Loan growth since BOE expanded into metropolitan Richmond has come principally from rate sensitive commercial loans which have served to mitigate BOE’s interest rate risk. At the same time this growth in commercial loans has increased Bank of Essex’s credit risk.

Recent Developments

On February 4, 2008, BOE announced its results of operations for the fourth quarter of 2007. Net income for the fourth quarter of 2007 was $596,000, a decrease of $317,000, or 34.7%, from net income of $913,000 for the same period in 2006. The decrease to net income for the fourth quarter of 2007 compared to the same period in 2006 was due to a December 2006 sale of a former branch banking facility. This nonrecurring item caused gain on sale of other properties to be $477,000 in the fourth quarter of 2006 compared to $0 for the same period in 2007. Additionally, there was an increase of $187,000 in noninterest expenses, from $2.209 million in the fourth quarter of 2006 to $2.396 million in the fourth quarter 2007. Offsetting these decreases to net income was an increase of 8.9%, or $209,000, in net interest income. Net interest income was $2.569 million for the fourth quarter 2007 compared to $2.360 million for the fourth quarter of 2006. Also, there was an increase of $55,000, or 11.5%, in noninterest income, from $479,000 in the fourth quarter of 2006, to $534,000 for the same period in 2007. Income tax expense declined 42.0%, or $84,000, from $200,000 in the fourth quarter of 2006 to $116,000 in the fourth quarter of 2007. Additionally, strong asset quality resulted in no additional expense in provision for loan losses for the fourth quarter of both years. On December 31, 2007 loans past due 90 days or more and accruing interest was $17,000 and loans not accruing interest totaled $96,000. For the year ending December 31, 2007 charged-off loans were $272,000 against recoveries of $461,000. Earnings per common share were $0.49 for the fourth quarter in 2007 compared to $0.75 for the same period in 2006.

For the year ended December 31, 2007, BOE reported net income of $2.608 million, compared to net income of $3.123 million for 2006, a decrease of $515,000, or 16.5%. This decrease in earnings was primarily the result of an increase of $876,000, or 11.1%, in noninterest expenses. Salaries was the largest component of this increase, $432,000, which increased primarily from the addition of staff that was hired and trained in 2007 to operate two new full service offices of Bank of Essex in Northumberland County, Virginia.

The year 2007 was the first full year of operations for BOE’s corporate headquarters and branch banking facility that opened in June 2006, accounting for the majority of increases in occupancy expenses of $159,000. Gain on sale of other properties decreased $467,000 from 2006 to 2007 due to the sale of bank property referred to above. Additionally, legal and professional fees increased $236,000 in 2007 compared to 2006 as a result of BOE’s due diligence process prior to announcing the merger agreement with Community Bankers. Offsetting these decreases to net income was an increase of $237,000, or 2.4%, in net interest income, from $9.762 million in 2006 to $9.999 million in 2007. Noninterest income increased $204, 000, or 11.4%, from $1.796 million in 2006 to $2.000 million in 2007. Also improving net income was a 95.2%, or $119,000, reduction in provision for loan losses and a 33.5%, or $292,000, decrease in income tax expense for 2007 compared to 2006. Earnings per common share were $2.15 for the full year 2007 compared to $2.58 for the same period in 2006. Average diluted shares outstanding increased by 5,143 during 2007.

Loans, net of allowance for loan losses, increased 12.6%, or $24.463 million, and were $218.954 million on December 31, 2007. Total deposits grew 5.9%, or $13.728 million, to end 2007 at $244.593 million.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

BALANCE SHEET

			Percent
	12/31/2007	12/31/2006	Change
	(Unaudited)
	(In thousands)

ASSETS
Cash and due from banks	$4,100	$5,520	(25.7)%
Federal funds sold	—	—	0.0%
Securities available for sale, at fair value	52,543	55,963	6.1%
Securities held to maturity (fair value approximately $3,010 in 2007 and $2,949 in 2006)	3,000	3,000	0.0%
Equity securities, restricted, at cost	1,761	1,553	13.4%
Loans, net of allowance for loan losses ($2,595 in ’07 and $2,400 in ’06)	218,954	194,491	12.6%
Bank premises and equipment, net	10,663	10,454	2.0%
Accrued interest receivable	1,514	1,363	11.1%
Intangible assets	398	524	(24.0)%
Other assets	9,498	8,510	11.6%

Total assets	$302,431	$281,378	7.5%

LIABILITIES
Non-interest bearing deposits	$26,220	$27,809	(5.7)%
Interest bearing deposits	218,373	203,056	7.5%
Total deposits	$244,593	$230,865	5.9%
Federal funds purchased	3,152	3,207	(1.7)%
Federal Home Loan Bank advances	17,000	12,000	41.7%
Accrued interest payable	1,007	851	18.3%
Other liabilities	2,445	2,284	7.0%
Trust preferred capital notes	4,124	4,124	0.0%

Total liabilities	$272,321	$253,331	7.5%

STOCKHOLDERS’ EQUITY
Common stock	$6,061	$6,041	0.3%
Surplus	5,576	5,477	1.8%
Retained earnings	18,874	17,256	9.4%
Accumulated other comprehensive income (loss)	(401)	(727)	(44.8)%

Total stockholders’ equity	$30,110	$28,047	7.4%

Total liabilities and stockholders’ equity	$302,431	$281,378	7.5%

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

INCOME STATEMENT

	For the	For the
	Quarter Ended	Quarter Ended	Percent
	12/31/2007	12/31/2006	Change
	(Unaudited)
	(In thousands)

Interest and fee income	$4,848	$4,386	10.5%
Interest expense	2,279	2,026	12.5%

Net interest income	$2,569	$2,360	8.9%
Provision for loan losses	—	—	0.0%

Net interest income after provision for loan losses	$2,569	$2,360	8.9%
Noninterest income	534	479	11.5%
Securities gain/(loss)	5	6	(16.7)%
Gain/(loss) other properties	—	477	(100.0)%
Noninterest expenses	2,396	2,209	8.5%
Income taxes	116	200	(42.0)%

Net income	$596	$913	(34.7)%

Earnings per share, fully diluted	$0.49	$0.75	(34.7)%

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

INCOME STATEMENT

	For the	For the
	Year Ended	Year Ended	Percent
	12/31/2007	12/31/2006	Change
	(Unaudited)
	(In thousands)

Interest income	$18,694	$16,734	11.7%
Interest expense	8,695	6,972	24.7%

Net interest income	$9,999	$9,762	2.4%
Provision for loan losses	6	125	(95.2)%

Net interest income after provision for loan losses	$9,993	$9,637	3.7%
Noninterest income	2,000	1,796	11.4%
Securities gain/(loss)	(37)	(13)	184.6%
Gain/(loss) other properties	—	467	(100.0)%
Noninterest expenses	8,768	7,892	11.1%
Income taxes	580	872	(33.5)%

Net income	$2,608	$3,123	(16.5)%

Earnings per share, fully diluted	$2.15	$2.58	(16.7)%

Employees

At September 30, 2007, BOE had 96 full-time equivalent employees. None of its employees is represented by any collective bargaining unit. BOE considers relations with its employees to be excellent.

SEC Filings

BOE maintains an internet website at www.bankofessex.com. This website contains information relating to BOE and its business. Stockholders of BOE and the public may access BOE’s periodic and current reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports, filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, through the “Investors” section of BOE’s website. The reports are made available on this website as soon as practicable following the filing of the reports with the SEC. This information is free of charge and may be reviewed, downloaded and printed from the website at any time.

Market Area

BOE’s eight offices serve a diverse market from the edge of the City of Richmond in Hanover and Henrico Counties to Tappahannock, Virginia on the Rappahannock River in Essex County and into the Northern Neck. From suburban Hanover and Henrico Counties, the market area is primarily rural along Route 360 through King William and King and Queen Counties into Essex County and two recently opened offices in Northumberland County in the Northern Neck of Virginia. BOE’s management believes Route 360 is a developing growth corridor from Richmond to the east. Tappahannock is approximately 40 miles from downtown Richmond and about one hour from Fredericksburg. Through its Tappahannock branches, BOE also serves the central portions of the Middle Peninsula and the Northern Neck of Virginia. Through its West Point office, BOE serves portions of the Middle Peninsula of Virginia.

BOE made application in 2007 with the State Corporation Commission’s Bureau of Financial Institutions and received approval to establish two branches in Northumberland County, Virginia. One location will be constructed in Callao and one in Burgess. Route 360 runs through Northumberland County, which is located in the Northern Neck of Virginia and has experienced significant growth in total deposits the last ten years as the area has evolved from an area dependent upon agricultural and industrial seafood production to a growing waterfront retirement community with associated service businesses. These two offices are currently open in temporary mobile banking units and construction of permanent facilities is expected to begin in mid-year 2008.

Competition

Within the Richmond, Middle Peninsula and Northern Neck areas, BOE operates in a highly competitive environment, competing for deposits and loans with commercial corporations, savings and loans and other financial institutions, including non-bank competitors, many of which possess substantially greater financial resources than those available to BOE. Many of these institutions have significantly higher lending limits than BOE. In addition, there can be no assurance that other financial institutions, with substantially greater resources than BOE, will not establish operations in BOE’s service area. The financial services industry remains highly competitive and is constantly evolving.

In Essex County, BOE commands 38.7% of the deposits in the market, according to the most recently available survey of deposits by the FDIC (June 30, 2007). Serving King William County, the branches at Central Garage and West Point have experienced steady growth, reaching 21.5% of the deposits in the King William County market as of the June 30, 2007 FDIC survey of deposits, while competing with previously established branches. BOE’s office located on Route 360 in eastern Hanover County had $37.7 million in total deposits on June 30, 2007. In Henrico County BOE’s office located near Virginia Center Commons Mall has experienced strong growth while competing against other community banks and established offices of statewide banks in the vicinity. This office had $47.2 million in total deposits on June 30, 2007.

Factors such as rates offered on loan and deposit products, types of products offered, the number and location of branch offices, as well as the reputation of institutions in the market, affect competition for loans and deposits. BOE emphasizes customer service, establishing long-term relationships with its customers, thereby creating customer loyalty, and providing adequate product lines for individuals and small-to-medium size business customers.

BOE would not be materially or adversely impacted by the loss of a single customer. BOE is not dependent upon a single or a few customers.

Credit Policies

BOE follows written policies and procedures to enhance management of credit risk. The loan portfolio is managed under a specifically defined credit process. This process includes formulation of portfolio management strategy, guidelines for underwriting standards and risk assessment, procedures for ongoing identification and management of credit deterioration, and regular portfolio reviews to estimate loss exposure and ascertain compliance with BOE’s policies. Lending authority is granted to individual lending officers with the current highest limit being $350,000 for either secured or unsecured loans. A Loan Committee compromised of five loan officers can approve credits of up to $500,000. Approval of such credits requires a majority vote of the Loan Committee. The Executive Committee of the board of directors, meeting monthly, can approve loans up to Bank of Essex’s legal lending limit. The board of directors meets monthly as well and it too may approve loans up to Bank of Essex’s legal lending limit.

BOE’s management generally requires that secured loans have a loan-to-value ratio of 85% or less. Management believes that when a borrower has significant equity in the assets securing the loan, the borrower is less likely to default on the outstanding loan balance.

A major element of credit risk management is diversification. BOE’s objective is to maintain a diverse loan portfolio to minimize the impact of any single event or set of circumstances. Concentration parameters are based on factors of individual risk, policy constraints, economic conditions, collateral and product type.

Lending activities include a variety of consumer, real estate and commercial loans with a strong emphasis on serving the needs of customers within BOE’s market territory. Consumer loans are made primarily on a secured basis in the form of installment obligations or personal lines of credit. The focus of real estate lending is single family residential mortgages, but also includes home improvement loans, construction lending and home equity lines of credit. Commercial lending is provided to businesses seeking credit for working capital, the purchase of equipment and facilities and commercial development.

Properties

The principal office of BOE and Bank of Essex is located at 1325 Tappahannock Boulevard, Tappahannock, Virginia 22560. Bank of Essex operated a branch in the Tappahannock Towne Center in Tappahannock from 1981-2006. In November 1988, Bank of Essex opened the King William office at Central Garage in King William County. The fourth facility, the East Hanover office, opened in August 1992, on Route 360 east of Mechanicsville in Hanover County. In February 1996, Bank of Essex opened its fifth office in West Point, Virginia in King William County. In June 1999, Bank of Essex opened its sixth office in Henrico County near Virginia Center Commons. This office houses other lines of business such as the commercial loan department and fixed rate mortgages. In June 1990, Bank of Essex purchased land in Tappahannock, Virginia. An additional adjoining parcel was purchased in 2004 and the Virginia State Corporation Commission Bureau of Financial Institutions approved the building of a new facility that houses executive offices of BOE as well as a branch office. When this new facility opened the Tappahannock Towne Center Office was closed and sold. The new facility was opened on June 12, 2006. Simultaneous to the opening of the new Main Office the Prince Street Office was redesignated from the Main Office to a branch. In November 2007, Bank of Essex opened its seventh office on Route 360 in Burgess, Virginia which is the lower end of Northumberland County. In January 2008, Bank of Essex opened its eighth office in Callao, Virginia, also located on Route 360 in the upper end of Northumberland County. Bank of Essex is currently operating in temporary facilities but has purchased sites in both locations and expects to be in permanent full-service facilities sometime in 2008. In October 2002 Bank of Essex purchased a small parcel of land adjoining the King William Office.

BOE or Bank of Essex owns all of its properties.

Legal Proceedings

In the course of its operations, BOE is party to various legal proceedings. Based upon information currently available, and after consultation with its general counsel, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on BOE’s business, financial position or results of operations.

BOE Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Nine Months Ended September 30, 2007

General

BOE’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). The financial information contained within BOE’s statements is, to a significant extent, financial information that is based on measures of the financial effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing an expense, recovering an asset or relieving a liability. BOE uses historical loss factors as one factor in determining the inherent loss that may be present in its loan portfolio. Actual losses could differ significantly from the historical factors that BOE uses. In addition, GAAP itself may change from one previously acceptable method to another method. Although the economics of BOE’s transactions would be the same, the timing of events that would impact its transactions could change.

Critical Accounting Policies

Allowance for Loan Losses.  The allowance for loan losses is an estimate of the losses that may be sustained in BOE’s loan portfolio. The allowance is based on two basic principles of accounting: (i) SFAS 5, Accounting for Contingencies, which requires that losses be accrued when they are probable of occurring and estimatable and (ii) SFAS 114, Accounting by Creditors for Impairment of a Loan, which requires that losses be accrued based on the differences between the value of collateral, present value of future cash flows or values that are observable in the secondary market and the loan balance. The use of these values is inherently subjective and BOE’s actual losses could be greater or less than the estimates.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management’s periodic evaluation of the adequacy of the allowance is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current economic conditions.

The following discussion is intended to assist readers in understanding and evaluating the financial condition and results of operations of BOE and Bank of Essex. This section should be read in conjunction with BOE’s consolidated financial statements and accompanying notes included elsewhere in this report.

Overview

On September 30, 2007 BOE had total assets of $294.767 million, an increase of $13.389 million, or 4.76% from $281.378 million at December 31, 2006. Total assets at September 30, 2006 were $278.088 million. The September 30, 2007 total assets figure represents an increase of 6.00%, or $16.679 million over one year ago. Total loans amounted to $216.172 million on September 30, 2007, an increase of $19.281 million, or 9.79%, over December 31, 2006 total loans of $196.891 million. The September 30, 2007 figure represents an increase of $26.452 million, or 13.94% over total loans of $189.720 million on September 30, 2006. BOE’s available-for-sale securities portfolio decreased $6.581 million, or 11.76%, from $55.963 million at December 31, 2006 to $49.382 million at September 30, 2007.

Total available-for-sale securities were $53.937 million on September 30, 2006. BOE had federal funds sold of $966,000 on September 30, 2007, federal funds purchased of $3.207 million on December 31, 2006 and federal funds sold of $6.016 million on September 30, 2006.

BOE is required to account for the effect of market changes in the value of securities available-for-sale under SFAS 115. The market value of the September 30, 2007 securities available-for-sale portfolio was $49.382 million compared to a book value $49.548 million. At December 31, 2006 market value of the available-for-sale portfolio was $55.963 compared to a book value of $56.018 million. On September 30, 2006 the market value of the available-for-sale portfolio was $53.937 million with an associated book value of $54.118 million. The impact of the change in market value of available-for-sale securities, net of deferred income taxes, is reflected in the Statement of Changes in Stockholder’s Equity under Accumulated Other Comprehensive Income (Loss).

Total deposits at September 30, 2007 were $240.990 million. This $10.125 million increase is 4.39% greater than total deposits of $230.865 million at December 31, 2006 and $8.899 million, or 3.83% greater than total deposits of $232.091 million at September 30, 2006.

Stockholders’ equity at September 30, 2007 was $29.348 million and represented 9.96% of total assets. Stockholders’ equity was $28.047 million, or 9.97% of total assets at December 31, 2006 and $28.101 million, or 10.11% of total assets at September 30, 2006.

Results of Operations

Net Income.  Net income was $640,000 for the third quarter of 2007, or $0.53 per diluted share. This compares to net income of $706,000, or $0.58 per diluted share in the third quarter of 2006. The decrease in earnings in the third quarter of 2007 compared to 2006 was $66,000, or 9.35%.

The decrease in earnings was primarily attributable to a $284,000, or 14.57%, increase in noninterest expenses for the third quarter of 2007. Noninterest expenses were $2.233 million for the third quarter of 2007 compared to $1.949 million for the same period in 2006. Salaries were the largest component of this increase, up $140,000, or 16.93%, for the third quarter of 2007 compared to the same period in 2006. This increase in salaries was largely composed of adding additional banking staff to operate two new branches in Northumberland County, Virginia, both of which BOE anticipates opening in the fourth quarter of 2007.

Offsetting this decrease to net income for the quarter ended September 20, 2007 were an increase of $138,000, or 5.63%, to net interest income after provision for loan losses, an increase of $9,000 to total noninterest income and a decrease of $71,000, or 30.21%, to income tax expense.

For the nine months ended September 30, 2007, net income was $2.012 million, down 8.96%, or $198,000, from net income of $2.210 million for the same period in 2006. This represents a decrease in earnings per share, on a diluted basis of $0.17, or 9.29%, from $1.83 to $1.66. Noninterest expenses increased 12.21%, or $694,000, primarily due to a full year of expenses associated with BOE’s new headquarters and branch banking facility that opened mid-year 2006 and from additional staffing and operating expense mentioned above in relation to entering new banking markets. Total noninterest expenses were $6.378 million through nine months of 2007 compared to $5.684 million for the same period in 2006.

Offsetting this decrease to net income was an increase of $28,000 to net interest income, an increase of $134,000 to total noninterest income, a decrease of $125,000 to provision for loan losses and a reduction of income tax expense of $209,000 for the nine month period ended September 30, 2007.

Net Interest Income.  BOE’s results of operations are significantly affected by its ability to manage effectively the interest rate sensitivity and maturity of its interest-earning assets and interest-bearing liabilities. At September 30, 2007, BOE’s interest-earning assets exceeded its interest-bearing liabilities by approximately $35.463 million, compared with a $33.452 million excess one year ago. Net interest margins on a fully tax equivalent basis were 3.96% through September 30, 2007 compared to 4.24% through September 30, 2006. The decrease in net interest margin was the result of an increase of 30 basis points in yield on total earning assets coupled with an increase of 59 basis points in the cost of total sources of funds. BOE’s yield on average earning assets, on a fully tax equivalent and annualized basis, was 7.10% for the first nine months of 2007 compared to 6.80% for the first nine months of 2006. Total cost of funds was 3.15% for the first nine months of 2007 compared to 2.56% for the same period in 2006.

BOE’s loan-to-deposit ratio was 87.53, on average, through the first nine months of 2007 compared to 84.10% for the same period in 2006. On September 30, 2007, BOE’s loan-to-deposit ratio was 89.70% compared to 85.28% on December 31, 2006 and 81.74% on September 30, 2006.

Provision for Loan Losses.  BOE’s provision for loan losses was $0 for the third quarter of 2007 and also in the third quarter of 2006. During the third quarter of 2007 BOE realized a recovery of $400,000 of a loan charged-off in 2002. This has bolstered BOE’s allowance for loan losses. Allowance for loan losses was $2.672 million on September 30, 2007 compared to $2.400 million on December 31, 2006 and $2.366 million on September 30, 2006. This was 1.24%, 1.22% and 1.25% of total loans for September 30, 2007, December 31, 2006 and September 30, 2006, respectively.

For the third quarter of 2007 BOE had net recoveries of $309,000 represented by charged-off loans of $97,000 and recoveries of $406,000. For the nine months ended September 30, 2007 BOE had net recoveries of $268,000 represented by charged-off loans of $150,000 and recoveries of $418,000. This compares to net charged-off loans of $16,000 for the third quarter of 2006 and net charged-off loans of $8,000 for the first nine months of 2006.

Noninterest Income.  Noninterest income was $446,000 in the third quarter of 2007 compared to $437,000 in the same period of 2006. This represents an increase of 2.06%, or $9,000. Service charges on deposit accounts were $284,000 in the third quarter of 2007 and $258,000 in the third quarter of 2006. This is an increase of 1.01%, or $26,000. Securities losses were $39,000 in the third quarter of 2007 and $0 for the same period in 2006. Other noninterest income increased 9.58% or $16,000, from $167,000 in the third quarter of 2006 to $183,000 in the third quarter of 2007.

For the nine month period ended September 30, 2007 noninterest income of $1,423,000 was an increase of $134,000, or 10.40%, from noninterest income of $1,289,000 for the first nine months of 2006. Service charges on deposit accounts were $797,000 for the period compared to $779,000 in 2006. This is an increase of 2.31%, or $18,000. Other income increased $153,000, or 30.97% and was $647,000 for the first nine months of 2007 compared to $494,000 for the same period in 2006.

Noninterest Expenses.  Noninterest expenses were $2.233 million and increased $284,000, or 14.57%, in the third quarter of 2007 compared to 2006. Salaries increased, $140,000, from $827,000 in the third quarter of 2006 to $967,000 in the third quarter of 2007. Other operating expenses increased $80,000, or 23.23%, in the third quarter of 2007 and were $426,000 compared to $346,000 for the same period in 2006. Employee benefits and postage expenses each increased $19,000 and data processing expenses as well as stationery and printing expenses increased $16,000 each for the third quarter of 2007 compared to the same period in 2006.

For the nine month period ended September 30, 2007 noninterest expenses were $6.378 million, a $694,000, or 12.21%, increase over noninterest expenses of $5.684 million for the first nine months of 2006. Salaries increased $309,000, or 12.83%, and were $2.717 million for the first nine months of 2007 compared to $2.408 million for the same period in 2006. Other operating expenses increased $161,000, or 15.22%, and were $1.219 million for the nine months ended September 30, 2007 compared to $1.058 million for the same period in 2006. Additional noninterest expense increases for the nine month period ended September 30, 2007 compared to the same period in 2006 were an $87,000 increase in employee benefits and costs, a $64,000 increase in occupancy expenses, an increase of $38,000 increase in data processing expenses a $15,000 increase in stationery and printing costs, a $10,000 increase in furniture and equipment related expenses and a $5,000 increase in both postage expenses and Bank of Essex franchise tax expense.

Income Taxes.  Income tax expense was $164,000 in the third quarter of 2007. This represents a decrease of $71,000 compared to $235,000 of income tax expense in the third quarter of 2006. Income tax expense for the nine month period ended September 30, 2007 was $463,000 compared to $672,000 for the same period in 2006. This represents a decrease of $209,000 and is primarily the result of a lower effective tax rate due to the addition of $5.500 million in Bank Owned Life Insurance and tax exempt municipal income.

Asset Quality.  BOE’s allowance for loan losses totaled $2.672 million on September 30, 2007, or 1.24% of total loans. On December 31, 2006, the allowance for loan losses totaled $2.400 million and was 1.23% of total loans. On September 30, 2006, the allowance for credit losses was $2.366 million and was 1.25% of total loans.

On September 30, 2007, BOE had nonaccruing assets of $206,000 compared to $34,000 on September 30, 2006. Loans past due and still accruing interest totaled $13,000 on September 30, 2007 compared to $78,000 on September 30, 2006.

Capital Requirements.  The determination of capital adequacy depends upon a number of factors, such as asset quality, liquidity, earnings, growth trends and economic conditions. BOE seeks to maintain a strong capital base to support its growth and expansion plans, provide stability to current operations and promote public confidence in BOE.

The federal banking regulators have defined three tests for assessing the capital strength and adequacy of banks, based on two definitions of capital. “Tier 1 Capital” is defined as a combination of common and qualifying preferred stockholders’ equity less goodwill. “Tier 2 Capital” is defined as qualifying subordinated debt and a portion of the allowance for loan losses. “Total Capital” is defined as Tier 1 Capital plus Tier 2 Capital.

Three risk-based capital ratios are computed using the above capital definitions, total assets and risk-weighted assets and are measured against regulatory minimums to ascertain adequacy. All assets and off-balance sheet risk items are grouped into categories according to degree of risk and assigned a risk-weighting and the resulting total is risk-weighted assets. “Tier 1 Risk-based Capital” is Tier 1 Capital divided by risk-weighted assets. “Total Risk-based Capital” is Total Capital divided by risk-weighted assets. The Leverage ratio is Tier 1 Capital divided by total average assets.

BOE’s ratio of Total Capital to risk-weighted assets was 15.92% on September 30, 2007 compared to 14.45% on September 30, 2006. Its ratio of Tier 1 Capital to risk-weighted assets was 14.85% on September 30, 2007 and 13.49% on September 30, 2006. BOE’s leverage ratio (Tier I Capital to average adjusted total assets) was 11.64% on September 30, 2007 and 10.21% on September 30, 2006. These ratios exceed regulatory minimums. BOE issued trust preferred subordinated debt that qualifies as regulatory capital in the fourth quarter of 2003. This trust preferred debt has a 30-year maturity with a 5-year call option and was issued at a rate of three month LIBOR plus 3.00% and was priced at 8.36% in the third quarter of 2007.

Liquidity

Liquidity represents BOE’s ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, interest-bearing deposits with banks, federal funds sold, and certain investment securities. As a result of BOE’s management of liquid assets and the ability to generate liquidity through liability funding, management believes that BOE maintains overall liquidity sufficient to satisfy its depositors’ requirements and meet its customer’s credit needs.

Financial Instruments With Off-Balance Sheet Risk and Credit Risk and Contractual Obligations

Bank of Essex is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its clients and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement Bank of Essex has in particular classes of financial instruments.

Bank of Essex’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Bank of Essex uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements but may change current practice for some entities. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those years. BOE does not expect the implementation of SFAS 157 to have a material impact on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option may be applied instrument by instrument and is irrevocable. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. BOE is in the process of evaluating the impact SFAS 159 may have on its consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss arising from adverse changes in the fair value of financial instruments due to changes in interest rates, exchange rates and equity prices. BOE’s market risk is composed primarily of interest rate risk. BOE’s ALCO is responsible for reviewing the interest rate sensitivity position and establishing policies to monitor and limit exposure to this risk. The board of directors reviews and approves the guidelines established by ALCO.

Earnings Simulation Analysis.  Interest rate risk is monitored through the use of two complimentary modeling tools: earnings simulation modeling and economic value simulation (net present value estimation). Each of these models measure changes in a variety of interest rate scenarios. While each of the interest rate risk measures has limitations, taken together they represent a reasonably comprehensive view of the magnitude of interest rate risk in BOE, the distribution of risk along the yield curve, the level of risk through time, and the amount of exposure to changes in certain interest rate relationships. Earnings simulation and economic value models, which more effectively measure the cash flow and optionality impacts, are utilized by management on a regular basis and are explained below.

Management uses simulation analysis to measure the sensitivity of net interest income to changes in interest rates. The model calculates an earnings estimate based on current and projected balances and rates. This method is subject to the accuracy of the assumptions that management has input, but it provides a better analysis of the sensitivity of earnings to changes in interest rates than other potential analyses.

Assumptions used in the model are derived from historical trends and management’s outlook and include loan and deposit growth rates and projected yields and rates. Such assumptions are monitored and periodically adjusted as appropriate. All maturities, calls and prepayments in the securities portfolio are assumed to be reinvested in like instruments. Mortgage loans and mortgage backed securities prepayment assumptions are based on industry estimates of prepayment speeds for portfolios with similar coupon ranges and seasoning. Different interest rate scenarios and yield curves are used to measure the sensitivity of earnings to changing interest rates. Interest rates on different asset and liability accounts move differently when the prime rate changes and are reflected in the different rate scenarios.

BOE uses its simulation model to estimate earnings in rate environments where rates ramp up or down around a “most likely” rate scenario, based on implied forward rates. The analysis assesses the impact on net interest income over a 12 month time horizon by applying 12-month shock versus the implied forward rates of 200 basis points up and down. The following table represents the interest rate sensitivity on net interest income for BOE across the rate paths modeled as of September 30, 2007:

	Change in
	Net Interest Income
	(Percent)	($ in thousands)

Change in Yield Curve
+200 basis points	2.46%	$278
Most likely rate scenario	0.00%	—
−200 basis points	(2.96)%	(334)

Economic Value Simulation.  Economic value simulation is used to determine the estimated fair value of assets and liabilities over different interest rate scenarios. Economic values are calculated based on discounted cash flow analysis. The net economic value of equity is the economic value of all assets minus the economic value of all liabilities. The change in net economic value over different rate scenarios is an indication of the longer term earnings sensitivity capability of the balance sheet. The same assumptions are used in the economic value simulation as in the earnings simulation. The economic value simulation uses simultaneous rate shocks to the balance sheet, whereas the earnings simulation uses rate shock over 12 months. The following chart reflects the estimated change in net economic value over different rate environments using economic value simulation as of September 30, 2007:

	Change in Economic
	Value of Equity
	(Percent)	($ in thousands)

Change in Yield Curve
+200 basis points	(11.48)%	$(4,405)
Most likely rate scenario	0.00%	—
−200 basis points	12.06%	4,627

BOE Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2006 and December 31, 2005

The following discussion is intended to assist the readers in understanding and evaluating the financial condition and results of operation of BOE. This review should be read in conjunction with BOE’s consolidated financial statements and accompanying notes included elsewhere in this Annual Report. This analysis provides an overview of the significant changes that occurred during the periods presented.

Critical Accounting Policies

General.  BOE’s financial statements are prepared in accordance with GAAP. The financial information contained within our statements is, to a significant extent, based on measures of the financial effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing expense, recovering an asset or relieving a liability. BOE uses historical loss factors as one factor in determining the inherent loss that may be present in its loan portfolio. Actual losses could differ significantly from the historical factors that BOE uses. In addition, GAAP itself may change from one previously acceptable method to another method. Although the economics of our transactions would be the same, the timing of events that would impact BOE’s transactions could change.

Allowance for Loan Losses.  The allowance for loan losses is an estimate of the losses that may be sustained in BOE’s loan portfolio. The allowance is based on two basic principles of accounting: (i) SFAS 5, Accounting for Contingencies, which requires that losses be accrued when they are probable of occurring and estimatable and (ii) SFAS 114, Accounting by Creditors for Impairment of a Loan, which requires that losses be accrued based on the differences between the value of collateral, present value of future cash flows or values that are observable in the secondary market and the loan balance. The use of these values is inherently subjective and our actual losses could be greater or less than the estimates.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management’s periodic evaluation of the adequacy of the allowance is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Overview

BOE’s strategic plan is directed toward the enhancement of its franchise value and operating profitability by increasing its asset size and expanding its customer base. BOE operates eight full service offices mainly along the U.S. 360 corridor from Burgess, Virginia to the Richmond, Virginia metropolitan market, a span of about 75 miles. Management believes that its most significant profitable growth opportunities will continue to be within one hour of Tappahannock. (See Information About BOE — Business — General for further explanation on BOE’s strategic plan.)

Year 2006 Compared to Year 2005.  On December 31, 2006, BOE had total assets of $281.378 million, total loans of $196.891 million, total deposits of $230.865 million and total stockholder’s equity of $28.047 million. BOE had net income of $3.123 million in 2006, a $22,000, or 0.7% increase from $3.101 million in net income in 2005. This resulted in a return on average equity of 11.47% in 2006 compared to 12.18% in 2005. Return on average assets in 2006 was 1.15%, compared to 1.24% in 2005. BOE’s total loans increased 7.9%, or $14.435 million, in 2006 over 2005. Total loans were $196.891 million at December 31, 2006 compared to $182.456 million at December 31, 2005. Loan increases came from loans secured by real estate, including loans secured by 1 – 4 family properties and commercial lending. This is due to continued growth in and around the corridor surrounding Richmond, Virginia, including the area in and around Essex County. At December 31, 2006, the ratio of non-performing assets to total assets was 0.62% compared to 0.72% at December 31, 2005. Net recoveries to average loans were 0.01% in 2006 compared to net charge offs of 0.05% in 2005. Loans past due 90 days or more and still accruing interest at December 31, 2006 were $102,000 and $260,000 at December 31, 2005. BOE’s allowance for loan losses to period end loans at December 31, 2006 was 1.22% compared to 1.23% at December 31, 2005.

Year 2005 Compared to Year 2004.  On December 31, 2005, BOE had total assets of $261.931 million, total loans of $182.456 million, total deposits of $223.132 million and total stockholder’s equity of $26.235 million. BOE had net income of $3.101 million in 2005, a $215,000, or 7.5% increase from $2.885 million in net income in 2004. This resulted in a return on average equity of 12.18% in 2005 compared to 12.12% in 2004. Return on average assets in 2005 was 1.24%, compared to 1.23% in 2004. BOE’s total loans increased 14.3%, or $22.896 million, in 2005 over 2004. Total loans were $182.456 million at December 31, 2005 compared to $159.560 million at December 31, 2004. Loan increases came from loans secured by real estate, including loans secured by 1 – 4 family properties, commercial real estate and construction lending. At December 31, 2005, the ratio of non-performing assets to total assets was 0.72% compared to 1.29% at December 31, 2004. Net charge offs to average loans were 0.05% in 2005 compared to 0.21% in 2004. Loans past due 90 days or more and still accruing interest at December 31, 2005 were $260,000 and $100,000 at December 31, 2004. BOE’s allowance for loan losses to period end loans at December 31, 2005 was 1.23% compared to 1.31% at December 31, 2004.

Results of Operations

Net Income

Year 2006 Compared to Year 2005.  BOE had net income of $3.123 million in 2006 compared to $3.101 million in 2005. This represented an increase of 0.7%, or $22,000. Diluted earnings per share in 2006 were $2.58, compared to diluted earnings per share in 2005 of $2.58. These earnings per share are based on average shares outstanding of 1,210,922 in 2006 and 1,203,725 in 2005. The increase in net income included a $490,000 increase in total profits (losses) on other properties resulting from a $485,000 gain on the sale of a bank building. Also improving net income was $160,000 in increases in other categories of noninterest income and a $115,000 reduction in provision for loan losses. Offsetting these increases in net income for 2006 compared to 2005 was a decrease of $112,000, or 1.1%, in net interest income. Comprising net interest income was a $2.391 million, or 16.7%, increase in interest income which was offset by an increase of $2.503 million, or 56.0%, in interest expenses caused by fierce competition among banks for funding and an inverted yield curve throughout much of 2006. Also affecting net income was an increase of $631,000, or 8.7%, in noninterest expenses, $93,000 of which was related to the opening of a new headquarters during 2006.

Year 2005 Compared to Year 2004.  BOE had net income of $3.101 million in 2005 compared to $2.885 million in 2004. This represented an increase of 7.5%, or $215,000. Diluted earnings per share in 2005 were $2.58, compared to diluted earnings per share in 2004 of $2.42. These earnings per share are based on average shares outstanding of 1,203,725 in 2005 and 1,194,511 in 2004.

BOE’s profitability increased in 2005 in comparison to 2004 due to an increase of $605,000, or 6.5%, in net interest income. Net interest income increased from $9.269 million in 2004 to $9.874 million in 2005. Additionally, provision for loan losses decreased by $65,000, or 21.2%, in 2005 compared to 2004. Provision for loan losses was $240,000 in 2005 compared to $305,000 in 2004. Provision for loan losses decreased in 2005 compared to 2004 due to a reduction in net charged-off loans. Net charged-off loans were $80,000 in 2005 compared to $345,000 in 2004. This combination resulted in a net interest income after provision for loan losses increase of $670,000, or 7.5%.

Offsetting these increases in net income was a $380,000, or 5.5% increase for 2005 compared to 2004 in noninterest expenses. Noninterest expenses were $7.262 million in 2005 and $6.882 million in 2004. Also offsetting net income increases was an increase of $49,000, or 5.9%, in income tax expenses. Income tax expense totaled $872,000 in 2005 and $823,000 in 2004. Noninterest income decreased $26,000, or 1.6%, and was $1.601 million in 2005 compared to $1.627 million in 2004.

Net Interest Income

Year 2006 Compared to Year 2005.  Net interest income is the major component of BOE’s earnings and is equal to the amount by which interest income exceeds interest expense. BOE’s earning assets are composed primarily of loans and securities, while deposits and short-term borrowings represent the major portion of interest-bearing liabilities. Changes in the volume and mix of these assets and liabilities, as well as changes in the yields earned and rates paid, determine changes in net interest income.

Net interest income, on a fully tax equivalent basis, was $10.514 million in 2006, $53,000 less than the $10.567 million reported for 2005. BOE’s level of earning assets increased $16.169 million, or 7.0%, on average, in 2006 to $248.586 million compared to $232.417 million in 2005. Loans receivable were $189.837 million, on average, in 2006 compared to $172.367 million in 2005, an increase of $17.470 million, or 10.1%. The yield on loans receivable increased from 6.93% in 2005 to 7.52% in 2006. On a fully tax equivalent basis the yield on loans receivable increased $2.338 million in 2006, to $14.282 million in 2006 from $11.944 million in 2005. This represents an increase of 19.6%. Investment securities and federal funds sold decreased, on average, 2.2% in 2006 to $58.749 million, down from $60.050 million, on average, in 2005. The tax equivalent yield on investment securities, including equity securities and federal funds sold was 5.45% in 2006 compared to 5.15% in 2005. On a fully taxable equivalent basis, income on investment securities and federal funds sold income increased 3.6%, or $111,000, from $3.092 million in 2005 to $3.203 million in 2006. This earning asset rate and volume activity resulted in a yield on earning assets of 7.03% in 2006 based on $17.485 million in fully taxable equivalent income compared to 6.47% in 2005 based on $15.036 million in fully taxable equivalent income. This is a $2.449 million increase from 2005 to 2006, or 16.3%. BOE’s interest-bearing liabilities increased $20.413 million, on average, from $194.364 million in 2005 to $214.777 million in 2006, an increase of 10.5%. The cost of interest-bearing liabilities increased from 2.30% in 2005 to 3.25% in 2006.

The increase in yield on earning assets of 56 basis points coupled with the increased cost of interest-bearing liabilities of 95 basis points resulted in a net interest margin for BOE of 4.23% in 2006 compared to a net interest margin of 4.55% in 2005. Net interest margin is calculated by dividing BOE’s net interest income on a tax equivalent basis by the average earning assets. Volume increases in loans, coupled with higher rate and volume increases on interest-bearing liabilities resulted in a decrease in the interest spread. BOE’s net interest spread decreased 39 basis points from 4.17% in 2005 to 3.78% in 2006. Spread is calculated by subtracting the cost of interest-bearing liabilities from the yield on earning assets.

Year 2005 Compared to Year 2004.  Net interest income, on a fully tax equivalent basis, was $10.567 million in 2005, 6.7% higher than the $9.902 million reported for 2004. BOE’s level of earning assets increased

$14.368 million, or 6.6%, on average, in 2005 to $232.417 million compared to $218.049 million in 2004. Loans receivable were $172.367 million, on average, in 2005 compared to $162.507 million in 2004, an increase of $9.860 million, or 6.1%. The yield on loans receivable increased from 6.56% in 2004 to 6.93% in 2005. On a fully tax equivalent basis the yield on loans receivable increased $1.280 million in 2005, to $11.944 million in 2005 from $10.664 million in 2004. This represents an increase of 12.0%. Investment securities and federal funds sold increased, on average, 8.1% in 2005 to $60.050 million, up from $55.542 million, on average, in 2004. The tax equivalent yield on investment securities, including equity securities and federal funds sold was 5.15% in 2005 compared to 5.12% in 2004. On a fully taxable equivalent basis, income on investment securities and federal funds sold income increased 8.7%, or $248,000, from $2.844 million in 2004 to $3.092 million in 2005. This earning asset rate and volume activity resulted in a yield on earning assets of 6.47% in 2005 based on $15.036 million in fully taxable equivalent income compared to 6.19% in 2004 based on $13.508 million in fully taxable equivalent income. This is a $1.528 million increase from 2004 to 2005, or 11.3%. BOE’s interest-bearing liabilities increased $8.971 million, on average, from $185.393 million in 2004 to $194.364 million in 2005. The cost of interest-bearing liabilities increased from 1.95% in 2004 to 2.30% in 2005, an increase of 18.0%.

The increase in yield on earning assets of 28 basis points coupled with the increased cost of interest-bearing liabilities of 35 basis points resulted in a net interest margin for BOE of 4.55% in 2005 compared to a net interest margin of 4.54% in 2004. Net interest margin is calculated by dividing BOE’s net interest income on a tax equivalent basis by the average earning assets. Volume increases in loans and in securities, coupled with lower rate and volume increases in interest-bearing liabilities resulted in a decrease in the interest spread. BOE’s net interest spread decreased 8 basis points from 4.25% in 2004 to 4.17% in 2005. Spread is calculated by subtracting the cost of interest-bearing liabilities from the yield on earning assets.

BOE’s net interest margin is affected by changes in the amount and mix of earning assets and interest-bearing liabilities, referred to as a “volume change.” It is also affected by changes in yields earned on earning assets and rates paid on interest-bearing deposits and other borrowed funds, referred to as a “rate change.” The following table sets forth for each category of earning assets and interest-bearing liabilities, the average amounts outstanding, the interest earned or incurred on such amounts and the average rate earned or incurred for the years ended December 31, 2006, 2005 and 2004. The table also sets forth the average rate earned on total earning assets, the average rate paid on total interest-bearing liabilities, and the net interest margin on average total earning assets for the same periods.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, AND
AVERAGE YIELDS AND RATES
Years Ended December 31,
(dollars in thousands)

	2006			2005			2004
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning Assets:
Loans receivable	$189,837	14,282	7.52%	$172,367	11,944	6.93%	$162,507	$10,664	6.56%
Securities, taxable(1)	20,546	951	4.63%	22,714	965	4.25%	20,232	890	4.40%
Securities, non-taxable	35,274	2,091	5.93%	34,849	2,039	5.85%	31,448	1,861	5.92%
Equity securities	1,484	84	5.66%	1,039	49	4.72%	935	40	4.28%
Federal funds sold	1,445	77	5.33%	1,448	39	2.69%	2,927	53	1.81%

Total earning assets	$248,586	$17,485	7.03%	$232,417	$15,036	6.47%	$218,049	$13,508	6.19%

Non-Earning Assets:
Cash and due from banks	6,023			6,327			8,964
Allowance for loan losses	(2,339)			(2,205)			(2,060)
Other assets	20,246			13,441			10,689

Total non-earning assets	23,930			17,563			17,593

Total assets	$272,516			$249,980			$235,642

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand (NOW) deposits	26,218	90	0.34%	28,872	99	0.34%	$27,387	$95	0.35%
Money market deposits	14,750	226	1.53%	15,306	154	1.01%	17,085	143	0.84%
Savings deposits	21,143	179	0.85%	23,857	190	0.80%	22,767	174	0.76%
Time deposits	135,760	5,560	4.10%	116,592	3,542	3.04%	112,749	2,987	2.65%
Federal funds purchased	2,048	102	4.98%	2,503	101	4.03%	1,405	20	1.42%
FHLB advances & other borrowings	14,858	814	5.48%	7,234	382	5.29%	4,000	187	4.68%

Total interest-bearing liabilities	$214,777	$6,971	3.25%	$194,364	$4,469	2.30%	$185,393	$3,606	1.95%

Non-Interest Bearing Liabilities:
Demand deposits	28,259			28,730			25,139
Other liabilities	2,245			1,417			1,290

Total non-interest bearing liabilities	30,504			30,147			26,429

Total liabilities	245,281			224,511			211,822

Stockholders’ equity	27,235			25,469			23,820
Total liabilities and stockholders’ equity	$272,516			$249,980			$235,642

Interest spread			3.78%			4.17%			4.25%
Net interest margin		$10,514	4.23%		$10,567	4.55%		$9,902	4.54%

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

Net interest income is affected by both (1) changes in the interest rate spread (the difference between the weighted average yield on interest earning assets and the weighted average cost of interest-bearing liabilities) and (2) changes in volume (average balances of interest earning assets and interest-bearing liabilities).

For each category of interest-earning assets and interest-bearing liabilities, information is provided regarding changes attributable to (1) changes in volume of balances outstanding (changes in volume multiplied by prior period interest rate) (2) changes in the interest earned or paid on the balances (changes in rate multiplied by prior period volume) and (3) a combination of changes in volume and rate allocated pro rata.

RATE AND VOLUME ANALYSIS
(Dollars in thousands)

	Year Ended December 31, 2006			Year Ended December 31, 2005
	Compared to December 31, 2005			Compared to December 31, 2004
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Rate	Volume	Total	Rate	Volume	Total

Interest Earned On:
Loans receivable	$1,071	$1,267	$2,338	$614	$666	$1,280
Securities, taxable	$210	$(224)	$(14)	(29)	104	$75
Securities, non-taxable	$26	$25	$52	(20)	199	$179
Equity securities	$11	$24	$35	4	5	$9
Federal funds sold	$38	$(0)	$38	382	(396)	$(14)

Total interest income	$1,356	$1,092	$2,448	$951	$578	$1,529

Interest Paid On:
Interest bearing demand (NOW) deposits	$(0)	$(9)	$(9)	$(1)	$5	$4
Money market deposits	$77	$(5)	$72	$23	(12)	$11
Savings deposits	$13	$(26)	$(12)	8	9	$16
Time deposits	$1,371	$647	$2,018	450	105	$555
Federal funds purchased	$5	$(4)	$1	57	24	$81
Federal Home Loan Bank advances and other borrowings	$14	$417	$432	27	168	$195

Total interest expense	$1,480	$1,020	$2,500	$564	$299	$862

Net interest income	$(124)	$72	$(52)	$387	$279	$667

Interest Rate Sensitivity

An important component of both earnings performance and liquidity is management of interest rate sensitivity. Interest rate sensitivity reflects the potential effect on net interest income of a movement in market interest rates. BOE is subject to interest rate sensitivity to the degree that its interest earning assets mature or reprice at a different time interval from that of its interest-bearing liabilities.

INTEREST SENSITIVITY ANALYSIS
December 31, 2006 (Dollars in thousands)

	Maturing or Repricing In:
	< 3	3-12
	Months	Months	Over 1 Year	Total

Interest-sensitive assets:
Cash	$5,520	$—	$—	$5,520
Loans	69,350	26,484	101,057	196,891
Securities	1,015	7,114	52,387	60,516

Total interest-sensitive assets	$75,885	$33,598	$153,444	$262,927

Interest-sensitive liabilities:
Non-interest bearing deposits	$—	$—	$27,809	$27,809
Certificates of deposit	22,067	91,695	28,208	141,970
Interest-bearing checking, money market deposits, NOW and savings accounts	17,843	—	43,243	61,086
Federal funds purchased	3,207	—	—	3,207
FHLB advances	—	7,000	5,000	12,000
Trust Preferred Securities	—	—	4,124	4,124

Total interest sensitive liabilities	$43,117	$98,695	$108,384	$250,196

Period gap	32,768	(65,097)	45,060	12,731
Cumulative gap	32,768	(32,329)	12,731
Ratio of cumulative interest sensitive assets to interest sensitive liabilities	176.0%	77.2%	105.1%
Ratio of cumulative gap to interest sensitive assets	12.5%	(12.3)%	4.8%

Provision For Loan Losses

The provision for loan losses is charged to income to bring the total allowance for loan losses to a level deemed appropriate by management of BOE based on such factors as historical experience, the volume and type of lending conducted by BOE, the amount of non-performing assets, regulatory policies, generally accepted accounting principles, general economic conditions, and other factors related to the collectibility of loans in BOE’s portfolio.

The provision for loan losses was $125,000 in 2006, a decrease of $115,000, or 48.0%, compared to the $240,000 in provision for 2005. The provision for loan losses reflects a decrease in net charged-off loans in 2006. Charged-off loans were in a net recovery position in 2006 of $26,000 after charging off $138,000 and recovering a total of $164,000. This compares to $80,000 in net charge-offs in 2005 after charging off $159,000 in loans and recognizing $79,000 in recoveries.

Management believes the allowance for loan losses is adequate to absorb losses inherent in the loan portfolio. In view of BOE’s plans to continue its loan growth, management will continue to closely monitor the performance of its portfolio and make additional provisions as necessary.

Non-Interest Income

Non-interest income in 2006 was $2.250 million, an increase of 40.6%, or $650,000, from non-interest income of $1.601 million in 2005. Net gains (losses) on sale of premises and equipment was the largest component of this increase, $490,000. Of this amount, $485,000 was the result of the sale of a former branch banking facility. Net gains (losses) on sale of premises and equipment was a loss of $23,000 in 2005 compared to a gain of $467,000 in 2006. Other income increased $114,000, or 19.6%, and was $693,000 in 2006 compared to $579,000 in 2005. Service charge income increased 5.7%, or $56,000, and was $1.043 million in 2006 compared to $986,000 in 2005.

Net gains on sales of loans was $61,000, an 8.9%, or $5,000, increase over the 2005 total of $56,000. Net security gains (losses) were $16,000 less in 2006 than 2005. Net security gains (losses) were a loss of $13,000 in 2006 compared to a gain of $3,000 in 2005.

Non-interest income in 2005 was $1.601 million, a decrease of $26,000, or 1.6%, from non-interest income of $1.627 million in 2004. Service charges on deposit accounts decreased $8,000, or 0.8%, to $986,000 in 2005 from $994,000 in 2004. Other income increased 25.4%, or $117,000, in 2005. Other income was $579,000 in 2005 and $462,000 in 2004. Securities gains were $3,000 in 2005, a $63,000 decrease from securities gains of $66,000 in 2004. Gains on sales of loans were $56,000 in 2005 and $57,000 in 2004, a $1,000 decrease. Net gains/(losses) on sales of other properties decreased $72,000, or 147.2%, from a $49,000 gain in 2004 to a $23,000 loss in 2005.

Non-Interest Expense

Non-interest expense was $7.893 million in 2006, a $631,000, or 8.7% increase, over non-interest expense of $7.262 million in 2005. Salaries were $3.247 million in 2006 and were the largest component of this increase, $193,000, or 6.3%, over salaries of $3.054 million in 2005. Employee benefits were up $152,000, or 15.5%, higher than employee benefits in 2005 of $982,000. This increase was due to continued increases in health industry costs provided to employees. Data processing expense of $555,000 in 2006 was 4.7%, or $25,000, higher than data processing expense of $530,000 in 2005. Other operating expenses of $1.499 million were $62,000, or 4.3%, higher than other operating expenses of $1.437 million in 2005. Bank franchise tax increased $16,000, or 7.3%, in 2006 and was $238,000 compared to $222,000 in 2005. Stationary and printing expenses increased $34,000, or 24.6%, and were $138,000 in 2005 compared to $172,000 in 2006. Furniture and equipment related expenses were $449,000 in 2006 compared to $415,000 in 2005, an increase of $34,000, or 8.2%. Postage expense increased $22,000, or 14.3%, and was $175,000 in 2006 compared to $153,000 in 2005. Occupancy expenses increased $93,000, or 28.0% and were $423,000 in 2006 compared to $330,000 in 2005.

Non-interest expense was $7.262 million in 2005, a $380,000, or 5.5%, increase, over non-interest expense of $6.882 million in 2004. Salaries were $3.054 million in 2005 and were the largest component of this increase, $196,000, or 6.9%, over salaries of $2.858 million in 2004. This increase was due to an increase in full-time equivalent employees from 88 in 2004 to 93 in 2005. Employee benefits were $982,000, up $178,000, or 22.1% higher than employee benefits in 2004 of $804,000. This increase was due to the increase in full-time equivalent employees described above and continued increases in health industry costs provided to employees. Data processing expense of $530,000 in 2005 was 12.4%, or $59,000, higher than data processing expense of $471,000 in 2004. Other operating expenses of $1.404 million were $32,000, or 2.3%, higher than other operating expenses of $1.437 million in 2004. Bank franchise tax increased $7,000, or 3.5%, in 2005 and was $222,000 compared to $214,000 in 2004.

Analysis of Financial Condition

Loan Portfolio

The loan portfolio is the largest category of BOE’s earning assets and is comprised of commercial loans, agricultural loans, real estate loans, home equity loans, construction loans, consumer loans, and participation loans with other financial institutions. The primary markets in which BOE makes loans include the counties of Essex, King and Queen, King William, Hanover, Henrico, Northumberland and the City of Richmond. The mix of the loan portfolio is weighted toward loans secured by real estate and commercial loans. In management’s opinion, there are no significant concentrations of credit with particular borrowers engaged in similar activities.

Net loans consist of total loans minus the allowance for loan losses, unearned discounts and deferred loan fees. BOE’s net loans were $194.491 million at December 31, 2006, representing an increase of 7.9%, or $14.284 million more than net loans of $180.207 million at December 31, 2005. The average balance of loans as a percentage of average earning assets was 76.4% in 2006, up slightly from 74.2% in 2005.

In the normal course of business, BOE makes various commitments and incurs certain contingent liabilities, which are disclosed but not reflected in the consolidated financial statements contained in this Annual Report, including standby letters of credit and commitments to extend credit. At December 31, 2006, commitments for standby letters of credit totaled $4.971 million and commitments to extend credit totaled $45.251 million. Commitments for standby letters of credit totaled $4.602 million at December 31, 2005 and commitments to extend credit totaled $40.381 million.

LOAN PORTFOLIO
December 31,
(Dollars in thousands)

	2006	2005	2004	2003	2002

Loans:
Commercial	$22,934	$22,873	$23,534	$26,099	$33,428
Real Estate	138,008	121,296	103,387	106,212	121,570
Real Estate — construction	29,984	32,084	25,924	21,505	1,465
Installment & other	5,965	6,203	6,714	6,693	7,375

Total loans	$196,891	$182,456	$159,559	$160,509	$163,838
Allowance for loan losses	(2,400)	(2,249)	(2,088)	(2,128)	(2,116)

Net loans	$194,491	$180,207	$157,471	$158,381	$161,722

Remaining Maturities of Selected Loan Categories

		Real Estate
	Commercial	Construction
	(In thousands)

within one year	$7,546	$22,207

Variable Rate
One to five years	$8,198	$468
After five years	$3,951	63

Total	$12,149	$531

Fixed Rate
One to five years	$2,632	$6,129
After five years	$607	$1,117

Total	$3,239	$7,246

Total Maturities	$22,934	$29,984

Asset Quality

Generally, interest on loans is accrued and credited to income based upon the principal balance outstanding. It is typically BOE’s policy to discontinue the accrual of interest income and classify a loan on non-accrual when principal or interest is past due 90 days or more and the loan is not well-secured and in the process of collection, or when, in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the obligation.

BOE will generally charge-off loans after 120 days of delinquency unless they are adequately collateralized, in the process of collection and, based on a probable specific event, management believes that the loan will be repaid or brought current within a reasonable period of time. Loans will not be returned to accrual status until future payments of principal and interest appear certain. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments received are applied to the outstanding principal balance.

Real estate acquired by BOE as a result of foreclosure or in-substance foreclosure is classified as other real estate owned (“OREO”). Such real estate is recorded at the lower of cost or fair market value less estimated selling costs, and the estimated loss, if any, is charged to the allowance for loan losses at that time. Further allowances for losses are recorded as charges to other expenses at the time management believes additional deterioration in value has occurred. BOE had no OREO at December 31, 2006 or 2005.

BOE’s credit policies generally require a loan-to-value ratio of 85% for secured loans. At December 31, 2006, loans past due 90 days or more and still accruing interest totaled $102,000, of which $7,000 was secured by real estate and the remainder was secured and unsecured commercial and installment loans. As of December 31, 2005, loans past due 90 days or more and still accruing totaled $260,000, all of which was secured by real estate and the remainder was secured and unsecured commercial and installment loans. Non-accrual loans at December 31, 2006 were $0 and at December 31, 2005 non-accrual loans were $174,000.

NON-PERFORMING ASSETS
December 31,
(Dollars in thousands)

	2006	2005	2004	2003	2002

Nonaccrual and impaired loans	$1,756	$1,891	$3,065	$1,737	$2,411
Restructured loans	0	0	0	—	—

Total nonperforming loans	$1,756	$1,891	$3,065	$1,737	$2,411
Foreclosed assets	0	0	0	—	—

Total nonperforming assets	$1,756	$1,891	$3,065	$1,737	$2,411

Loans past due 90 or more days accruing interest	$102	$260	$100	$285	$102
Nonperforming loans to total loans, at period end	0.89%	1.04%	1.92%	1.08%	1.47%
Nonperforming assets to period end assets	0.62%	0.72%	1.29%	0.75%	1.06%

Allowance for Loan Losses

In originating loans, BOE recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for such loan. BOE maintains an allowance for loan losses based upon, among other things, historical experience, the volume and type of lending conducted by BOE, the amount of non-performing assets, regulatory policies, generally accepted accounting principles, general economic conditions, and other factors related to the collectibility of loans in BOE’s portfolios. In addition to general allowances, specific allowances are provided for individual loans when ultimate collection is considered questionable by management after reviewing the current status of loans, which are contractually past due and after considering the net realizable value of any collateral for the loan.

Management actively monitors BOE’s asset quality in a continuing effort to charge-off loans against the allowance for loan losses when appropriate and to provide specific loss allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ from the assumptions used in making the initial determinations. As of December 31, 2006, the allowance for loan losses amounted to $2.400 million, or 1.22% of total loans. BOE’s allowance for loan losses was $2.249 million at December 31, 2005, or 1.23% of total loans.

The allowance for loan losses as a percentage of non-performing assets was 136.67% at December 31, 2006. The ratio of allowance for loan losses as a percentage of non-performing assets at December 31, 2005 was 118.93%.

ALLOWANCE FOR LOAN LOSSES
Years ended December 31,
(Dollars in thousands)

	2006	2005	2004	2003	2002

Balance, beginning of period	$2,249	$2,088	$2,129	$2,116	$2,084
Less chargeoffs:
Commercial	0	35	128	613	943
Installment	138	124	265	203	262
Real estate	0	0	38	13	39

Total chargeoffs	138	159	431	829	1,244
Plus recoveries
Commercial	103	15	24	98	17
Installment	59	54	55	44	51
Real estate	2	11	6	—	—

Total recoveries	164	80	85	142	68

Net chargeoffs	(26)	79	346	687	1,176

Provision for loan losses	125	240	305	700	1,208

Balance, end of period	$2,400	$2,249	$2,088	$2,129	$2,116

Allowance for loan losses to period end loans	1.22%	1.23%	1.31%	1.33%	1.29%
Allowance for loan losses to non performing assets	136.67%	118.93%	614.12%	122.57%	87.76%
Net chargeoffs to average loans	(0.01)%	0.05%	0.21%	0.42%	0.74%

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
December 31,
(Dollars in thousands)

	2006	Percent(1)	2005	Percent(1)	2004	Percent(1)	2003	Percent(1)	2002	Percent(1)

Commercial	$437	11.6%	$524	12.5%	$428	14.7%	$346	16.3%	$432	20.4%
Installment	188	3.1%	141	3.4%	180	4.2%	89	4.2%	95	4.5%
Real Estate	1,775	85.3%	1,584	84.1%	1,480	81.1%	1,694	79.6%	1,589	75.1%

	$2,400	100.0%	$2,249	100.0%	$2,088	100.0%	$2,129	100.0%	$2,116	100.0%

(1)	Percent of loans in each category to total loans.

Investment Activities

Securities available-for-sale are used as part of BOE’s interest rate risk management strategy and may be sold in response to interest rate, changes in prepayment risk, liquidity needs, the need to increase regulatory capital and other factors. The fair value of BOE’s securities available-for-sale totaled $55.963 million at December 31, 2006, compared to $52.393 million at December 31, 2005.

BOE is required to account for the effect of market changes in the value of securities available-for-sale (AFS) under Statement of Financial Accounting Standard #115 (SFAS 115). The market value of the December 31, 2006 securities available-for-sale portfolio was $54,000 less than the associated book value of these securities. On December 31, 2005 the market value of securities available-for-sale exceeded their book value by $121,000.

As of December 31, 2006 the book value of the available-for-sale investment portfolio increased $3.505 million, or 6.7%, from $52.514 million at December 31, 2005 to $56.018 million at December 31, 2006.

SECURITIES PORTFOLIO
(Dollars in thousands)

	2006		2005		2004
	Amortized		Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value

Held-to-Maturity:
U.S. Treasury Issue and other U.S. Government agencies	$3,000	$2,949	$3,000	$2,933	$3,000	$3,000
State, county and municipal	0	0	0	0	0	0
Other	0	0	0	0	0	0

Total Held-to-Maturity	$3,000	$2,949	$3,000	$2,933	$3,000	$3,000

Available-for-Sale
U.S. Treasury Issue and other U.S. Government agencies	$16,373	$16,105	$14,633	$14,233	$17,129	$17,057
State, county and municipal	38,299	38,226	36,834	36,849	33,720	34,733
Other	1,346	1,632	1,047	1,311	2,904	3,185

Total Available-for-Sale	$56,018	$55,963	$52,514	$52,393	$53,753	$54,955

SECURITIES PORTFOLIO — MATURITY AND YIELDS
December 31, 2006
(Dollars in thousands)

	Under
	1 Year	1 to 5 Years	5 to 10 Years	Over 10 Years	Total

Maturity Distribution:
U.S. Treasury Issue and other U.S. Government agencies	$4,528	$10,278	$1,299	$3,000	$19,105
State, county and municipal — tax exempt	4,338	16,455	14,294	1,276	36,363
State, county and municipal — taxable	203	1,323	337	—	1,863
Other	—	1,289	—	343	1,632

Total Investment Securities	$9,069	$29,345	$15,930	$4,619	$58,963

Weighted Average Yield:
U.S. Treasury Issue and other U.S. Government agencies	4.43%	4.07%	5.49%	6.00%	4.55%
State, county and municipal — tax exempt	5.65%	5.58%	5.29%	5.69%	5.48%
State, county and municipal — taxable	5.00%	5.25%	4.65%	0.00%	5.12%
Other	0.00%	6.01%	0.00%	4.36%	5.66%

Weighted Average Yield by Category	5.03%	5.06%	5.29%	5.79%	5.17%

Deposits

BOE primarily uses deposits to fund its loans and investment portfolio. In 2006, BOE’s deposits grew $7.733 million, or 3.5%. Total deposits at December 31, 2006 were $230.865 million compared to $223.132 million at December 31, 2005. Certificates of deposit increased $14.359 million, or 11.3%, from $127.545 million at December 31, 2005 to $141.910 million at December 31, 2006. This was the largest component of growth in deposits in 2006. Non-interest bearing deposits were $27.809 million at December 31, 2006, a $2.982 million, or 9.7%, decrease from $30.791 million at December 31, 2005. Additionally, there was a $2.048 million, or 9.2%, decrease in savings deposits. Savings deposits were $20.103 million at December 31, 2006 compared to $22.151 million at December 31, 2005. NOW accounts decreased $706,000, or 2.6%, from $27.689 million at December 31, 2005 to $26.983 million at December 31, 2006. Money Market Deposit Accounts decreased $889,000, or 5.9%, from $14.955 million at December 31, 2005 to $14.066 million at December 31, 2006.

In 2005, BOE’s deposits grew $16.159 million, or 7.8%. Total deposits at December 31, 2005 were $223.132 million compared to $206.973 million at December 31, 2004. Certificates of deposit increased $14.243 million, or 12.6%, from $113.302 million at December 31, 2004 to $127.545 million at December 31, 2005. This was the largest component of growth in deposits in 2005. Non-interest bearing demand deposits were the only other deposit category experiencing growth in 2005. Non-interest bearing deposits were $30.791 million at December 31, 2005, a $5.186 million, or 20.3%, increase from $25.605 million at December 31, 2004. Offsetting these increases to deposit growth was a $3.165 million, or 12.5%, decrease in savings deposits. Savings deposits were $25.316 million at December 31, 2004 compared to $22.151 million at December 31, 2005. NOW accounts decreased $337,000, or 1.2%, from $28.026 million at December 31, 2004 to $27.689 million at December 31, 2005. Money Market Deposit Accounts increased $232,000, or 1.6%, from $14.723 million at December 31, 2004 to $14.955 million at December 31, 2005.

BOE offers a variety of deposit accounts to individuals and small-to-medium sized businesses. Deposit accounts include checking, savings, money market deposit accounts and certificates of deposit. Certificates of deposit of $100,000 or more totaled $43.980 million at December 31, 2006 and $39.864 million at December 31, 2005, an increase of $8.774 million, or 22.0%.

AVERAGE DEPOSITS AND AVERAGE RATES PAID
(Dollars in thousands)

	2006		2005		2004
	Average	Average	Average	Average	Average	Average
Year Ended December 31,	Balance	Rate	Balance	Rate	Balance	Rate

Interest bearing deposits:
NOW accounts	$26,218	0.34%	$28,872	0.34%	$27,387	0.35%
Money market deposits	14,750	1.53%	15,306	1.01%	17,085	0.84%
Regular savings	21,143	0.85%	23,857	0.80%	22,767	0.76%
Certificates of deposit	135,760	4.10%	116,592	3.04%	112,749	2.65%

Total interest bearing deposits	$197,871	3.06%	$184,627	2.16%	$179,988	1.89%

Noninterest bearing deposits	28,259		28,730		25,139
Total deposits	$226,130		$213,357		$205,127

MATURITIES OF CERTIFICATES OF DEPOSIT OF $100,000 OR MORE
AT DECEMBER 31, 2006
(Dollars in thousands)

	Dollars	Percent

Three months or less	$10,141	23.06%
Over three months to six months	8,883	20.20%
Over six months to one year	17,228	39.17%
Over one year	7,728	17.57%

	$43,980	100.00%

Short-Term Borrowings

BOE occasionally finds it necessary to purchase funds on a short-term basis due to fluctuations in loan and deposit levels. BOE has several arrangements under which it may purchase funds. Federal Funds guidance facilities are maintained with correspondent banks totaling $16.500 million for the year ending December 31, 2006. $3.207 million was drawn on these facilities at December 31, 2005. As another means of borrowing funds, BOE may borrow from the Federal Home Loan Bank of Atlanta. Total expense on Federal Home Loan Bank of Atlanta borrowings in 2006 was $476,000 and in 2005 was $119,000. Total expense on Federal Funds purchased and other borrowings was $102,000 in 2006 and $101,000 in 2005.

Capital Requirements

The determination of capital adequacy depends upon a number of factors, such as asset quality, liquidity, earnings, growth trends and economic conditions. BOE seeks to maintain a strong capital base to support its growth and expansion plans, provide stability to current operations and promote public confidence in BOE.

BOE’s capital position exceeds all regulatory minimums. The federal banking regulators have defined three tests for assessing the capital strength and adequacy of banks, based on two definitions of capital. “Tier 1 Capital” is defined as a combination of common and qualifying preferred stockholders’ equity less goodwill. “Tier 2 Capital” is defined as qualifying subordinated debt and a portion of the allowance for loan losses. “Total Capital” is defined as Tier 1 Capital plus Tier 2 Capital. Three risk-based capital ratios are computed using the above capital definitions, total assets and risk-weighted assets and are measured against regulatory minimums to ascertain adequacy. All assets and off-balance sheet risk items are grouped into categories according to degree of risk and assigned a risk-weighting and the resulting total is risk-weighted assets. “Total Risk-based Capital” is Total Capital divided by risk-weighted assets. The Leverage ratio is Tier 1 Capital divided by total average assets.

During the fourth quarter of 2003 BOE engaged in a trust preferred offering, raising $4.124 million in trust preferred subordinated debt which qualifies as capital for regulatory purposes. This trust preferred debt has a 30-year maturity with a 5-year call option and was issued at a rate of three month LIBOR plus 3.00% for a weighted average rate of 8.10% during 2006.

The following table shows BOE’s capital ratios:

CAPITAL RATIOS
December 31,

	2006	2005	2004

Tier 1 Risk-based Capital	15.35%	14.76%	15.31%
Total Risk-based Capital	16.35%	15.67%	16.49%
Leverage Ratio	11.62%	11.55%	11.50%

Liquidity

Liquidity represents BOE’s ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, interest-bearing deposits with banks, federal funds sold, and certain investment securities. As a result of BOE’s management of liquid assets and the ability to generate liquidity through liability funding, management believes that BOE maintains overall liquidity sufficient to satisfy its depositors’ requirements and meet its customer’s credit needs.

As of December 31, 2006, cash, federal funds sold and available-for-sale securities represented 25.90% of deposits and other liabilities compared to 26.37% at December 31, 2005. Managing loan maturities also provides asset liquidity. At December 31, 2006 approximately $95.834 in loans would mature or reprice with a one-year period.

The following table summarizes BOE’s liquid assets for the periods indicated:

SUMMARY OF LIQUID ASSETS
December 31,
(Dollars in thousands)

	2006	2005	2004

Cash and due from banks	$5,520	$7,365	$4,354
Federal funds sold	0	0	5,064
Available for sale securities, at fair value	55,963	52,393	54,955

Total liquid assets	$61,483	$59,758	$64,373

Deposits and other liabilities	$237,358	$226,572	$208,657
Ratio of liquid assets to deposits and other liabilities	25.90%	26.37%	30.85%

Financial Ratios

Financial ratios give investors a way to compare BOE’s within industries to analyze financial performance. Return on average assets is net income as a percentage of average total assets. It is a key profitability ratio that indicates how effectively a bank has used its total resources. Return on average assets was 1.15% in 2006 and 1.24% in 2005. Return on average equity is net income as a percentage of average stockholders’ equity. It provides a measure of how productively a corporation’s equity has been employed. BOE’s return on average equity was 11.47% in 2006 and 12.18% in 2005. Dividend payout ratio is the percentage of net income paid to stockholders as cash dividends during a given period. It is computed by dividing dividends per share by net income per share. BOE has a dividend payout ratio of 29.67% in 2006 and 28.13% in 2005. BOE utilizes leverage within guidelines prescribed by federal banking regulators as described in the section “Capital Requirements” in the preceding section. Leverage is average stockholders’ equity divided by total quarterly average assets. This ratio was 9.99% in 2006 and 10.19% in 2005.

FINANCIAL RATIOS
Years ended December 31,

	2006	2005	2004

Return on average assets	1.15%	1.24%	1.23%
Return on average equity	11.47%	12.18%	12.12%
Dividend payout ratio	29.67%	28.13%	25.90%
Average equity to average asset ratio	9.99%	10.19%	10.11%

Financial Instruments With Off-Balance Sheet Risk and Credit Risk and Contractual Obligations

Bank of Essex is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its clients and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement Bank of Essex has in particular classes of financial instruments.

Bank of Essex’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Bank of Essex uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

A summary of the contract amount of Bank of Essex’s exposure to off-balance-sheet risk as of December 31, 2006 and 2005, is as follows:

	2006	2005
	(In thousands)

Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$45,251	$40,381
Standby letters of credit	4,971	4,602

Commitments to extend credit are agreements to lend to a client as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Bank of Essex evaluates each client’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by Bank of Essex upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Unfunded commitments under lines of credit are commitments for possible future extensions of credit to existing clients. Those lines of credit may not be drawn upon to the total extent to which Bank of Essex is committed.

Standby letters of credit are conditional commitments issued by Bank of Essex to guarantee the performance of a client to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to clients. Bank of Essex holds certificates of deposit, deposit accounts, and real estate as collateral supporting those commitments for which collateral is deemed necessary.

A summary of BOE’s contractual obligations at December 31, 2006 is as follows:

	Payment Due by Period
	(In thousands)
		Less than	1-3	3-5	More than
	Total	1 Year	Years	Years	5 Years

Contractual Obligations
Federal Funds Purchased	$3,207	$3,207	$0	$0	$0
FHLB Advances	12,000	7,000	0	0	5,000
Trust Preferred Capital Notes	4,124	—	—	—	4,124

Total Obligations	$19,331	$10,207	$0	$0	$9,124

BOE does not have any capital lease obligations, as classified under applicable FASB statements, or other purchase or long-term obligations.

Recent Accounting Pronouncements

In September 2006, the SEC released Staff Accounting Bulletin No. 108 (SAB 108). SAB 108 expresses the SEC staff’s views regarding the process of quantifying financial statement misstatements. SAB 108 expresses the SEC staff’s view that a registrants materiality evaluation of an identified unadjusted error should quantify the effects of the error on each financial statement and related financial statement disclosures and that prior year misstatements should be considered in quantifying misstatements in current year financial statements. SAB 108 also states that correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. Such correction may be made the next time the registrant files the prior year financial statements. The cumulative effect of the initial application should be reported in the carrying amounts of assets and liabilities as of the beginning of that fiscal year and the offsetting adjustment should be made to the opening balance of retained earnings for that year. Registrants will disclose the nature and amount of each individual error being corrected in the cumulative adjustment. The SEC staff encourages early application of the guidance in SAB 108 for interim periods of the first fiscal year ending after November 15, 2006. period ended December 31, 2006, BOE does not anticipate the implementation of SAB 108 will have a material impact on its consolidated financial statements.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140” (SFAS 155). SFAS 155 permits fair value measurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. The Statement also clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. SFAS 155 also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. BOE does not expect the implementation of SFAS 155 to have a material impact on its consolidated financial statements.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140” (SFAS 156). SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into certain servicing contracts. The Statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. SFAS 156 permits an entity to choose between the amortization and fair value methods for subsequent measurements. At initial adoption, the Statement permits a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights. SFAS 156 also requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. BOE does not expect the implementation of SFAS 156 to have a material impact on its consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements but may change current practice for some entities. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those years. BOE does not expect the implementation of SFAS 157 to have a material impact on its consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158). SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. The funded status of a benefit plan will be measured as the difference between plan assets at fair value and the benefit obligation. For a pension plan, the benefit obligation is the projected benefit obligation. For any other postretirement plan, the benefit obligation is the accumulated postretirement benefit obligation. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position. The Statement also requires additional disclosure in the notes to financial statements about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. BOE is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employers’ fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. See Note 8 for more information on the impact of SFAS 158.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes: An Interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS 109. The Interpretation prescribes a recognition threshold and measurement principles for the financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return that are not certain to be realized. FIN 48 is effective for fiscal years beginning after December 15, 2006. BOE does not expect the implementation of FIN 48 to have a material impact on its consolidated financial statements.

In September 2006, the Emerging Issues Task Force issued EITF 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.” This consensus concludes that for a split-dollar life insurance arrangement within the scope of this Issue, an employer should recognize a liability for future benefits in accordance with FASB Statement No. 106 (if, in substance, a postretirement benefit plan exits) or APB Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract) based on the substantive agreement with the employee. The consensus is effective for fiscal years beginning after December 15, 2007. BOE is currently evaluating the effect that EITF No. 06-4 will have on its consolidated financial statements when implemented.

In September 2006, The Emerging Issues Task Force issued EITF 06-5, “Accounting for Purchases of Life Insurance- Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4.” This consensus concludes that a policyholder should consider any additional amounts included in the contractual terms of the insurance policy other than the cash surrender value in determining the amount that could be realized under the insurance contract. A consensus also was reached that a policyholder should determine the amount that could be realized under the life insurance contract assuming the surrender of an individual-life by individual-life policy (or certificate by certificate in a group policy). The consensuses are effective for fiscal years beginning after December 15, 2006. BOE is currently evaluating the effect that EITF No. 06-5 will have on its consolidated financial statements when implemented.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss arising from adverse changes in the fair value of financial instruments due to changes in interest rates, exchange rates and equity prices. BOE’s market risk is composed primarily of interest rate risk. BOE’s ALCO is responsible for reviewing the interest rate sensitivity position and establishing policies to monitor and limit exposure to this risk. The board of directors reviews and approves the guidelines established by ALCO.

Interest rate risk is monitored through the use of two complimentary modeling tools: earnings simulation modeling and economic value simulation (net present value estimation). Each of these models measures changes in a variety of interest rate scenarios. While each of the interest rate risk measures has limitations, taken together they represent a reasonably comprehensive view of the magnitude of interest rate risk in BOE, the distribution of risk along the yield curve, the level of risk through time, and the amount of exposure to changes in certain interest rate relationships. Earnings simulation and economic value models, which more effectively measure the cash flow and optionality impacts, are utilized by management on a regular basis and are explained below.

Earnings Simulation Analysis

Management uses simulation analysis to measure the sensitivity of net interest income to changes in interest rates. The model calculates an earnings estimate based on current and projected balances and rates. This method is subject to the accuracy of the assumptions that management has input, but it provides a better analysis of the sensitivity of earnings to changes in interest rates than other potential analyses.

Assumptions used in the model are derived from historical trends and management’s outlook and include loan and deposit growth rates and projected yields and rates. Such assumptions are monitored and periodically adjusted as appropriate. All maturities, calls and prepayments in the securities portfolio are assumed to be reinvested in like instruments. Mortgage loans and mortgage backed securities prepayment assumptions are based on industry estimates of prepayment speeds for portfolios with similar coupon ranges and seasoning. Different interest rate scenarios and yield curves are used to measure the sensitivity of earnings to changing interest rates. Interest rates on different asset and liability accounts move differently when the prime rate changes and are reflected in the different rate scenarios.

BOE uses its simulation model to estimate earnings in rate environments where rates ramp up or down around a “most likely” rate scenario, based on implied forward rates. The analysis assesses the impact on net interest income over a 12 month time horizon by applying 12-month shock versus the implied forward rates of 200 basis points up and down. The following table represents the interest rate sensitivity on net interest income for BOE across the rate paths modeled as of December 31, 2006:

	Change in Net Interest Income
	(Percent)	($ in thousands)

Change in Yield Curve
+200 basis points	0.17%	$19
Most likely rate scenario	0.00%	—
−200 basis points	(1.17)%	(129)

Economic Value Simulation

Economic value simulation is used to determine the estimated fair value of assets and liabilities over different interest rate scenarios. Economic values are calculated based on discounted cash flow analysis. The net economic value of equity is the economic value of all assets minus the economic value of all liabilities. The change in net economic value over different rate scenarios is an indication of the longer term earnings sensitivity capability of the balance sheet. The same assumptions are used in the economic value simulation as in the earnings simulation. The economic value simulation uses simultaneous rate shocks to the balance sheet, whereas the earnings simulation uses rate shock over 12 months. The following chart reflects the estimated change in net economic value over different rate environments using economic value simulation as of December 31, 2006:

	Change in Economic Value of Equity
	(Percent)	($ in thousands)

Change in Yield Curve
+200 basis points	(13.09)%	$(4,794)
Most likely rate scenario	0.00%	—
−200 basis points	9.67%	3,541

SUPERVISION AND REGULATION

General

The following discussion sets forth some of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides some specific information that is currently relevant to TransCommunity and TransCommunity Bank and will be relevant to Community Bankers following the merger Other laws and regulations that govern various aspects of the operations of banks and bank holding companies are not described herein, although violations of such laws and regulations could result in supervisory enforcement action against a holding company, TransCommunity Bank or directors, officers and employees of each. The regulatory framework is intended primarily for the protection of depositors and the Federal Deposit Insurance Funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. In the future, a change in applicable statutes, regulations or regulatory policy may have a material effect on Community Bankers and/or TransCommunity Bank.

Holding Company Regulation and Structure

Upon Federal Reserve approval Community Bankers will be a registered bank holding company under the bank holding company laws of the Commonwealth of Virginia. Community Bankers will also be subject to regulation and supervision by the Bureau of Financial Institutions of the Virginia State Corporation Commission.

Currently, TransCommunity is and Community Bankers following the merger will be subject to regulation under the BHCA and the examination and reporting requirements of the Federal Reserve System. Under the BHCA, a bank holding company may not directly or indirectly acquire ownership or control of more than 5% of the voting shares or substantially all of the assets of any bank or merge or consolidate with another bank holding company without the prior approval of the Federal Reserve.

The BHCA also limits the activities of a bank holding company and its subsidiaries to that of banking, managing or controlling banks, or any other activity that is determined to be so closely related to banking or to managing or controlling banks that an exception is allowed for those activities. Under the Gramm-Leach-Bliley Act, or GLBA, however, qualifying bank holding companies may elect to be “financial holding companies” and to engage in a wider variety of activities.

In 2004, TransCommunity elected to become a financial holding company and, therefore, is currently permitted to engage, directly or through subsidiaries, in a wide variety of activities which are financial in nature or are incidental or complementary to a financial activity, in addition to all of the activities otherwise allowed to us. Community Bankers has filed an election with the Federal Reserve to be a financial holding company upon consummation of the proposed transaction. As a financial holding company Community Bankers would be permitted to engage in activities such as securities activities such as underwriting, dealing, and brokerage, investment and merchant banking, and insurance underwriting, sales and brokerage activities.

The OCC conducts regular examinations of TransCommunity Bank, reviewing such matters as the adequacy of loan loss reserves, quality of loans and investments, management practices, compliance with laws, and other aspects of their operations. In addition to these regular examinations, TransCommunity Bank must furnish the OCC and the FDIC with periodic reports containing a full and accurate statement of its affairs.

Gramm-Leach-Bliley Act of 1999

The Gramm-Leach-Bliley Financial Modernization Act of 1999, or GLBA, enables bank holding companies to acquire insurance companies and securities firms and effectively repeals depression-era laws that prohibited the affiliation of banks and other financial services entities under a single holding company.

Qualifying bank holding companies may elect to become financial holding companies under the GLBA. Financial holding companies are permitted to engage in activities considered financial in nature, as defined in GLBA, and may engage in a substantially broader range of activities than bank holding companies or banks. The GLBA enables financial holding companies to offer virtually any type of financial service, or services incident to financial services, including banking, securities underwriting, insurance underwriting and making merchant banking investments in commercial and financial companies.

Financial services authorized by the GLBA also may be engaged in by a “financial subsidiary” of a national or state bank, with the exception of insurance or annuity underwriting, insurance company portfolio investments, real estate investment and development, and merchant banking, all of which must be conducted under the financial holding company. In addition, the GLBA allows insurers and other financial services companies to acquire banks; removes various restrictions that applied to bank holding company ownership of securities firms and mutual fund advisory companies; and establishes the overall regulatory structure applicable to bank holding companies that also engage in insurance and securities operations.

To become a financial holding company, a bank holding company must provide notice to the Federal Reserve of its desire to become a financial holding company, and certify to the Federal Reserve that it and each of its bank subsidiaries is “well-capitalized,” “well-managed” and has at least a “satisfactory” rating under the CRA. In the first quarter of 2004, TransCommunity has elected to be treated as a financial holding company under the GLBA.

The GLBA establishes a system of functional regulation, under which the Federal Reserve will regulate the banking activities of financial holding companies and other federal regulators will regulate banks’ financial subsidiaries. The SEC regulates securities activities of financial holding companies and state insurance regulators will regulate their business activities. The GLBA also provides new protections against the transfer and use by financial institutions of consumers’ non-public, personal information.

The GLBA also modifies other current financial laws, including laws related to financial privacy and community reinvestment. The new financial privacy provisions generally prohibit financial institutions, including TransCommunity, from disclosing nonpublic personal financial information to nonaffiliated third persons unless customers have the opportunity to “opt out” of the disclosure.

In accordance with OCC regulations promulgated under the GLBA, TransCommunity Bank is required to disclose its policies for collecting and protecting confidential information. Customers generally may prevent TransCommunity Bank from sharing nonpublic personal financial information with nonaffiliated third parties except under narrow circumstances, such as the processing of transactions requested by the consumer or when the financial institution is jointly sponsoring a product or service with a nonaffiliated third party. Additionally, TransCommunity Bank generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing to consumers.

FDIC Insurance

Deposits at TransCommunity Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the limits set forth under applicable law, including coverage for certain retirement accounts of up to $250,000. The deposits of these banks are subject to the deposit insurance assessments of the Deposit Insurance Fund, or DIF, of the FDIC.

Effective January 1, 2007, each insured institution is assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned. Risk Category I, which contains the least risky depository institutions, is expected to include more than 90% of all institutions. Unlike the other categories, Risk Category I contains further risk differentiation based on the FDIC’s analysis of financial ratios, examination component ratings and other information. Assessment rates are determined by the FDIC and currently range from five to seven basis points for the healthiest institutions (Risk Category I) to 43 basis points of assessable deposits for the riskiest (Risk Category IV). The FDIC may adjust rates uniformly from one quarter to the next, except that no single adjustment can exceed three basis points.

Interstate Banking

Federal law permits bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions, including nation-wide and state-imposed concentration limits. Banks are also able to branch across state lines, provided certain conditions are met, including that applicable state laws expressly permit such interstate branching. Virginia has adopted legislation that permits branching across state lines, provided there is reciprocity with the state in which the out-of-state bank is located. After a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where a bank headquartered in that state could have established or acquired branches under the applicable federal or state law.

Capital Requirements

Banking regulatory agencies have issued risk-based and leverage capital guidelines applicable to banking organizations which they supervise. Under the risk-based capital guidelines of the federal regulatory agencies, TransCommunity and TransCommunity Bank are required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8% and a minimum Tier 1 capital to risk-weighted assets of at least 4%. Following the merger, Community Bankers will be required to comply with this capital requirement. At least half of total capital is required to be composed of common equity, retained earnings and qualifying perpetual preferred stock, less certain intangibles and other adjustments (Tier 1 capital). The remainder (Tier 2 capital) may consist of a limited amount of subordinated debt and other qualifying debt (including certain hybrid capital instruments), and a limited amount of the loan loss reserve. As of September 30, 2007, TransCommunity Bank was considered well capitalized under the regulatory guidelines of the FDIC.

In addition, the Federal Reserve has established minimum leverage capital ratio guidelines for bank holding companies. These requirements provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets less certain amounts (“leverage ratio”) equal to 3% for bank holding companies that are rated a composite “1” and 4% for all other bank holding companies that meet certain criteria, including having the highest regulatory rating. The risk-based capital guidelines of the federal regulatory agencies explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution’s ability to manage these risks, as important factors to be taken into account by the agencies in assessing an institution’s overall capital adequacy. The capital guidelines also provide that an institution’s exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agency as a factor in evaluating a banking organization’s capital adequacy.

Limits on Dividends and Other Payments

TransCommunity is and following the merger Community Bankers will be a legal entity separate and distinct from its bank subsidiary. A significant portion of the revenues of Community Bankers will depend upon dividends or fees paid to it by TransCommunity Bank. Federal law also prohibits a national bank from paying dividends that would be greater than TransCommunity Bank’s undivided profits after deducting statutory bad debts in excess of TransCommunity Bank’s allowance for loan losses. Prior regulatory approval is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of that bank’s net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus.

In addition, TransCommunity and TransCommunity Bank are and following the merger, Community Bankers will be subject to various general regulatory policies and requirements relating to the payment of dividends, including the requirements to maintain adequate capital above regulatory minimums. Appropriate federal regulatory authorities are authorized to determine, under certain circumstances relating to the financial condition of a bank or bank holding company, that the payment of dividends would be unsafe or unsound practice and to prohibit payment thereof. Appropriate federal regulatory authorities have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsound and unsafe banking practice and that banking organizations should generally pay dividends only out of current operating earnings. In addition, Community Bankers will be subject to state laws that limit the amount of dividends it can pay to its stockholders. Community Bankers expects that these laws, regulations or policies may materially impact the ability of TransCommunity Bank and, therefore, Community Bankers’ ability to pay dividends.

There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance funds in the event that the depository institution is insolvent or in danger of becoming insolvent. For example, under the policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to commit resources to support its subsidiary depository institutions.

Other Regulations

Community Bankers and TransCommunity Bank will also be subject to certain other federal laws and regulations which directly impact operations of Community Bankers:

USA PATRIOT Act

The USA PATRIOT Act amended, in part, the Bank Secrecy Act, collectively, the BSA, providing for the facilitation of information sharing among governmental entities and financial institutions for the purpose of combating terrorism and money laundering by enhancing anti-money laundering and financial transparency laws, as well as enhanced information collection tools and enforcement mechanics for the U.S. government, including: (1) requiring standards for verifying customer identification at account opening; (2) rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering; (3) reports by nonfinancial trades and businesses filed with the Treasury Department’s Financial Crimes Enforcement Network for transactions exceeding $10,000; (4) filing suspicious activities reports by brokers and dealers if they believe a customer may be violating U.S. laws and regulations; and (5) requires enhanced due diligence requirements for financial institutions that administer, maintain, or manage private bank accounts or correspondent accounts for non-U.S. persons.

Under the USA PATRIOT Act, the Federal Bureau of Investigation, or FBI, can send our banking regulatory agencies lists of the names of persons suspected of involvement in terrorist activities. We can be requested, to search our records for any relationships or transactions with persons on those lists. If Community Bankers find any relationships or transactions, Community Bankers must file a suspicious activity report and contact the FBI.

The Office of Foreign Assets Control, or OFAC, which is a division of the U.S. Department of the Treasury, is responsible for helping to insure that United States entities do not engage in transactions with “enemies” of the United States, as defined by various Executive Orders and Acts of Congress. OFAC has sent, and will send, our banking regulatory agencies lists of names of persons and organizations suspected of aiding, harboring or engaging in terrorist acts. If Community Bankers find a name on any transaction, account or wire transfer that is on an OFAC list, Community Bankers must freeze such account, file a suspicious activity report and notify the FBI. We have appointed an OFAC compliance officer to oversee the inspection of our accounts and the filing of any notifications. We actively check high-risk OFAC areas such as new accounts, wire transfers and customer files. We perform these checks utilizing software, which is updated each time a modification is made to the lists provided by OFAC and other agencies of Specially Designated Nationals and Blocked Persons.

Community Reinvestment Act

TransCommunity Bank is subject to the requirements of the Community Reinvestment Act (“CRA”). The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. TransCommunity Bank’s efforts in meeting community credit needs are currently evaluated as part of the examination process pursuant to lending, investment and service tests. These factors are considered in evaluating mergers, acquisitions and applications to open a branch or facility, and an unsatisfactory rating can substantially delay or block a transaction.

Consumer Laws and Regulations

TransCommunity Bank is subject to various laws and regulations dealing generally with consumer protection matters. TransCommunity Bank may be subject to potential liability under these laws and regulations for material violations. Its loan operations are also subject to federal laws applicable to credit transactions, such as the:

•	Federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, as amended by the Fair and Accurate Credit Transactions Act, governing the use and provision of information to credit reporting agencies, certain identity theft protections and certain credit and other disclosures;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Servicemembers Civil Relief Act; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing these federal laws.

Our deposit operations are also subject to federal laws applicable to deposit transactions, such as the:

•	Truth in Savings Act, which imposes disclosure obligations to enable consumers to make informed decisions about accounts at depository institutions;

•	Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve to implement that Act, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing these federal laws.

Sarbanes-Oxley Act of 2002

Community Bankers and TransCommunity are subject to the periodic reporting requirements of the Exchange Act, including the filing of annual, quarterly and other reports with the SEC. As an Exchange Act reporting company, Community Bankers is directly affected by the Sarbanes-Oxley Act of 2002, or SOX, that is aimed at improving corporate governance and reporting procedures. Community Bankers and TransCommunity believe they are in substantial compliance with applicable SEC and other rules and regulations implemented pursuant to SOX and intends to comply with any applicable rules and regulations implemented in the future.

Change in Control

Subject to various exceptions, the BHCA and the Change in Bank Control Act, together with related regulations, require Federal Reserve approval prior to any person or company acquiring “control” of a bank holding company. Moreover, the Bureau of Financial Institutions must approve an acquisition of a Virginia financial holding company. In general under federal and Virginia law, control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of a bank holding company. Under federal law, control is rebuttably presumed to exist if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either:

•	the bank holding company has registered securities under Section 12 of the Exchange Act; or

•	no other person owns a greater percentage of that class of voting securities immediately after the transaction.

Economic and Monetary Policies

The operations of TransCommunity are affected not only by general economic conditions, but also by the economic and monetary policies of various regulatory authorities. In particular, the Federal Reserve regulates money, credit and interest rates in order to influence general economic conditions. These policies have a significant influence on overall growth and distribution of loans, investments and deposits and affect interest rates charged on loans or paid for time and savings deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

COMPARATIVE RIGHTS OF COMMUNITY BANKERS
AND TRANSCOMMUNITY STOCKHOLDERS

Community Bankers and TransCommunity are incorporated under the laws of the State of Delaware and the Commonwealth of Virginia, respectively. Accordingly, the rights of Community Bankers’ stockholders and TransCommunity’s stockholders are governed by the laws of the States of Delaware and Virginia, respectively. As a result of the merger, TransCommunity’s stockholders will become stockholders of Community Bankers. Thus, following the merger, the rights of TransCommunity’s stockholders who become Community Bankers’ stockholders in the merger will be governed by the laws of the State of Delaware and by the Community Bankers certificate of incorporation and bylaws. Community Bankers’ board of directors has submitted proposals to adopt amendments to Community Bankers’ certificate of corporation at its annual meeting of stockholders, and if the stockholders approve the proposals to adopt amendments to Community Bankers’ certificate of incorporation, as a result of the merger, TransCommunity’s stockholders will be governed by Community Bankers’ amended and restated certificate of incorporation in substantially the form attached as Appendix B. If the staggered board amendment to the certificate of incorporation is adopted and the merger consummated, the Community Bankers board of directors will amend the bylaws to conform those sections relating to the staggered board of directors to the staggered board amendment to the certificate of incorporation. TransCommunity stockholders will be governed by Community Bankers’ bylaws, as a result of the merger. Virginia corporate law only refers to shares and stockholders and does not use the term “stock” or “stockholder.” Nonetheless, for ease of understanding throughout this joint proxy statement/prospectus, Community Bankers have applied the term “stock” to refer to the ownership rights of the stockholders of TransCommunity and “stockholders” to refer to the “shareholders” of TransCommunity. Accordingly, with respect to TransCommunity, any references to “stock” should also be understood to refer to “shares” under Virginia corporate law and any references to “stockholders” should also be understood to refer to “shareholders” under Virginia corporate law.

The following is a comparison of certain rights of Community Bankers stockholders and those of TransCommunity’s stockholders. Certain significant differences in the rights of Community Bankers stockholders and those of TransCommunity’s stockholders arise from differing provisions of Community Bankers’ and TransCommunity’s respective governing corporate instruments and respective governing laws.

The following summary is not intended to be a complete statement of Delaware or Virginia law or of the provisions of each company’s governing documents affecting, and the differences between, the rights of Community Bankers stockholders and those of TransCommunity’s stockholders. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the respective governing corporate instruments of Community Bankers and TransCommunity and Delaware and Virginia laws.

Community Bankers	Transcommunity

Authorized Capital
Community Bankers is authorized to issue 50,000,000 shares of common stock, par value $0.01 per share, of which 9,375,000 shares were issued and outstanding as of the date of this joint proxy statement/prospectus. Community Bankers is authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date of this joint proxy statement/prospectus. Community Bankers’ certificate of incorporation does not provide that stockholders have a preemptive right to acquire authorized and unissued shares of Community Bankers’ stock.	TransCommunity is authorized to issue 25,000,000 shares of common stock, par value $0.01 per share, of which 4,586,741 shares were issued and outstanding as of the date of this joint proxy statement/prospectus, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding as of the date of this joint proxy statement/prospectus. TransCommunity’s articles of incorporation do not provide that stockholders have a preemptive right to acquire authorized and unissued shares of TransCommunity.

Community Bankers	Transcommunity

Number of Directors
Community Bankers’ bylaws provide that the board must consist of no less than one director, with the exact number fixed by the board of directors. The Community Bankers board of directors currently has five members.	TransCommunity’s articles of incorporation and bylaws provide that the board must consist of not less than three directors and no more than 15 directors, with the exact number fixed by the board of directors. The TransCommunity board of directors currently has nine members.
Classification of Directors
Community Bankers’ certificate of incorporation divides the board of directors into three classes of directors, as nearly equal as possible, with each class being elected to a staggered three-year term.	TransCommunity currently has a staggered board; however, its articles of incorporation provide for the elimination of its staggered board by 2010. At the 2008 annual meeting, the successors of the directors whose terms expire at that meeting will be elected for a term that will expire at the 2009 annual meeting. At the 2009 annual meeting, the successors of the directors whose terms expire at that meeting will be elected for a term that will expire at the 2010 annual meeting. At each subsequent annual meeting, directors will be elected for a term that will expire at the next annual meeting.
Vacancies and Newly Created Directorships
Community Bankers’ certificate of incorporation and bylaws provide that vacancies on the board of directors, including vacancies resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining members of the board of directors or the sole remaining member of the board of directors. The term of a director appointed to fill a vacancy expires at the next stockholders’ meeting wherein directors are elected.	TransCommunity’s articles of incorporation and bylaws provide that the directors at the time in office, whether or not a quorum, may fill, by a majority vote of the directors in office, any vacancies on the board of directors, including those vacancies resulting from an increase in the number of directors. The term of a director appointed to fill a vacancy expires at the next annual meeting of stockholders.
Removal of Directors
Community Bankers’ bylaws provide that any director may be removed, with or without cause, by holders of a majority of the shares entitled to vote at an election of directors.	TransCommunity’s articles of incorporation and bylaws provide that directors only may be removed for cause with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.
Election of Directors
Community Bankers’ bylaws provide that all stockholder action, including the election of directors, is determined by a vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote, at a meeting of stockholders at which a quorum is present. Community Bankers’ certificate of incorporation does not provide for cumulative voting for the election of directors.	TransCommunity’s bylaws provide that all elections are determined by a plurality of the votes cast, in person or by proxy, at a meeting of stockholders at which a quorum is present. TransCommunity’s articles of incorporation and bylaws do not provide for cumulative voting for the election of directors.

Community Bankers	Transcommunity

Nomination of Director Candidates
According to the Community Bankers’ bylaws, nominations of persons for election to the board of directors at a meeting of stockholders may be made at such meeting by or at the direction of the board of directors, by any committee or persons appointed by the board of directors or by any stockholder of Community Bankers entitled to vote for the election of directors at the meeting who complies with the notice procedures. Such nominations by a stockholder shall be made by giving written notice to the Secretary of Community Bankers, not less than 60 days nor more than 90 days prior to the meeting; provided however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.	According to TransCommunity’s bylaws, the board of directors may nominate directors by resolution at any time prior to solicitation of proxies for the annual meeting. Any stockholder entitled to vote for the election of directors may make nominations for the election of directors by giving written notice to the Secretary of TransCommunity not less than 30 days prior to the first anniversary of the initial notice given to stockholders of record on the record date for the previous annual meeting by or at the direction of the board of directors, provided that the notice shall not be required to be given more than 90 days prior to the annual meeting of stockholders.
Special Meetings of the Board
Community Bankers’ bylaws allow for special meetings of the board of directors to be held whenever called by(1) the Chairman, the Chief Executive Officer or the President;(2) the Chairman, the Chief Executive Officer, the President or the Secretary on the written request of a majority of the board of directors; or(3) resolution adopted by the board of directors.	TransCommunity’s bylaws allow for special meetings of the board of directors to be called at any time by the Chairman of the Board, the Chief Executive Officer or any two of the directors.
Stockholder Action Without Meeting
Community Banker’s bylaws provide that an action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken by written consent, without prior notice and without a vote, if the written consent is signed by the holders of outstanding stock having at least the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted, and is delivered to Community Bankers.	TransCommunity’s bylaws provide that any action required or permitted by law to be taken at a stockholders’ meeting may be taken by written consent if the action is unanimous. The action shall be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote thereon and delivered to the Secretary of TransCommunity for inclusion in the minutes or filing with the corporate records.
Special Meetings of Stockholders
Community Bankers’ bylaws provide that special meetings of the stockholders may be called by a majority of the board of directors or by the Chairman, the Chief Executive Officer or the President and will be called by the Secretary at the request in writing of stockholders owning a majority of the shares of the entire capital stock of Community Bankers issued and outstanding and entitled to vote.	TransCommunity’s bylaws provide that a special meeting of the stockholders will be held only on the call of the Chairman of the board of directors, the Chief Executive Officer or the board of directors.

Community Bankers	Transcommunity

Stockholder Vote Required for Merger
Delaware law provides that the affirmative vote of a majority of all outstanding shares entitled to vote is required to adopt a merger agreement. Adoption of the merger agreement by stockholders is not required by Delaware law if (1) the agreement of merger does not amend in any respect the certificate of incorporation of Community Bankers, (2) each share of stock of Community Bankers outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and (3) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of Community Bankers outstanding immediately prior to the effective date of the merger. However, Community Bankers’ certificate of incorporation provides that the initial acquisition by Community Bankers of a company must be submitted to the stockholders for a vote regardless of whether it must be submitted under DGCL. Approval of such acquisition requires the affirmative vote of the holders of a majority of Community Bankers outstanding shares of common stock issued in the initial public offering of Community Bankers’ cast at the meeting. In addition, the holders of less than 20% of the outstanding shares of common stock issued in the Community Bankers’ initial public offering must have voted against the acquisition and thereafter exercised their right to convert their shares into cash equal to a pro rata portion of the Community Bankers trust account. If an initial acquisition, such as the merger with TransCommunity, is required to be approved by stockholders pursuant to Delaware law, then both the Delaware requirements and the certificate of incorporation requirements must be met to approve the acquisition.	TransCommunity’s articles of incorporation provide that a plan of merger or exchange shall be approved by the vote of a majority of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction shall be approved by the vote of eighty percent (80%) or more of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

Community Bankers	Transcommunity

Affiliated Transaction Statute
Community Bankers has elected not to be governed by Section 203 of the DGCL, which limits engaging in a business combination with any interested stockholder.	TransCommunity is subject to 13.1-725.1 and related provisions of the Virginia Stock Corporation Act known as the “Affiliated Transaction Statute.” Generally, no corporation may engage in any affiliated transaction with any interested stockholder for a period of three years following such interested stockholder’s determination date unless the transaction is approved by a vote of a majority of the disinterested directors and by the vote of holders of two thirds of the voting shares of the corporation other than shares owned by the interested stockholder.
State Anti-takeover Provisions
Community Bankers has elected not to be governed by Section 203 of the DGCL, which limits engaging in a business combination with any interested stockholder. There is no other Delaware law on this issue.
TransCommunity is subject to 13.1-728.4 of the Virginia Stock Corporation Act, which provides that certain notice and informational filings and special stockholder meetings and voting procedures must occur prior to consummation of a proposed “control share acquisition.” “Control share acquisition” is defined as any acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:
• one fifth or more but less than one third of such voting power;
• one third or more but less than a majority of such voting power; or
• a majority or more of such voting power.

Indemnification of Directors and Officers
In accordance with Delaware law, Community Bankers’ certificate of incorporation and bylaws provide that Community Bankers will indemnify any person who was or is a party to any threatened pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact he is or was a director, officer, employee, or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The board of directors may indemnify and advance expenses to any officer, employee or agent of Community Bankers to the extent authorized by the board of directors.	To the full extent that the Virginia Stock Corporation Act permits, TransCommunity’s articles of incorporation provide that TransCommunity will indemnify directors and officers of the corporation against liabilities, fines, penalties and claims, imposed or asserted against the director or officer by reason of having been a director or officer, against all liabilities and reasonable expenses incurred in the proceeding except as are incurred because of such individual’s willful misconduct or knowing violation of the criminal law.

Community Bankers	Transcommunity

Limitation on Liability of Directors
Community Bankers’ certificate of incorporation and bylaws provide that a director is not personally liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as director except for liability:
• for any breach of the director’s duty of loyalty to the corporation or its stockholders;
• for acts or omissions not in good faith or which involved intentional misconduct, or a knowing violation of law;
• under Section 174 of the General Corporation Law of Delaware; or
• for any transaction from which the director derive an improper personal benefit.	TransCommunity’s articles of incorporation provide that a director shall not be liable to the corporation or its stockholders for monetary damages, to the full extent that the Virginia Stock Corporation Act permits the limitation or elimination of liability.
Amendments to Governing Instruments
Delaware law provides that a corporation may amend its articles of incorporation if the board of directors proposes the amendment to the stockholders and the amendment receives the requisite stockholder approval. Unless a corporation’s articles of incorporation provide otherwise, amendments must be approved by a majority of all votes entitled to be cast on the matter, as well as a majority of the votes entitled to be cast on the matter within each voting class entitled to vote as a separate voting class on the amendment.

Community Bankers’ certificate of incorporation provides that a majority of the entire board of directors may amend the bylaws.	Amendments to TransCommunity’s articles of incorporation require approval by the affirmative vote of a majority of all the votes entitled to be cast at a meeting of stockholders where a quorum is present.

New bylaws may be made by stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors. The bylaws may also be amended or repealed by the board of directors except where this power is reserved to the stockholders or the stockholders, in amending or adopting particular bylaws, provide expressly that the board of directors may not amend or repeal the same.

COMPARATIVE MARKET PRICES AND DIVIDENDS

Community Bankers common stock is listed on the American Stock Exchange under the symbol “BTC” and TransCommunity common stock is quoted on the OTC Bulletin Board under the symbol “TCYF.OB.” The following table sets forth the high and low trading prices of shares of Community Bankers common stock as reported on the American Stock Exchange and TransCommunity common stock as reported by OTC Bulletin Board, except for the period between October 26, 2006, and April 20, 2007, at which time TransCommunity common stock was not quoted on the OTC Bulletin Board, respectively. Community Bankers stockholders and TransCommunity stockholders are advised to obtain current market quotations for Community Bankers common stock and TransCommunity common stock. The market price of Community Bankers common stock and TransCommunity common stock will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger. No assurance can be given concerning the market price of Community Bankers common stock or TransCommunity common stock before the effective date of the registration statement or the market price of Community Bankers common stock after the effective date of the registration statement. Neither Community Bankers nor TransCommunity has paid any cash dividends on their respective common stock during the periods presented.

	Community Bankers		TransCommunity
	Common Stock(1)		Common Stock
	High	Low	High	Low

2005
First Quarter	—	—	—	—
Second Quarter	—	—	—	—
Third Quarter	—	—	$9.00	$7.15	(2)
Fourth Quarter	—	—	$8.50	$6.50
2006
First Quarter	—	—	$9.00	$7.50
Second Quarter	—	—	$10.25	$8.00
Third Quarter	—	—	$10.10	$8.40
Fourth Quarter	$7.23	$7.00	$9.00	$8.00
2007
First Quarter	$7.59	$7.10	$10.75	$7.82
Second Quarter	$7.58	$7.23	$9.50	$6.25
Third Quarter	$7.44	$7.31	$9.75	$7.25
Fourth Quarter)	$7.45	$7.36	$8.50	$6.50

(1)	Community Bankers common stock began trading on the American Stock Exchange on September 5, 2006.

(2)	OTC Bulletin Board reporting as to TransCommunity common stock began on July 22, 2005.

The closing price for the Community Bankers common stock and TransCommunity common stock on September 5, 2007, the last trading day before announcement of the execution of the merger agreement, was $7.42 and $7.25, respectively.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated balance sheet combines the pro forma consolidated balance sheets of Community Bankers and TransCommunity as of September 30, 2007, giving effect to the merger of Community Bankers and TransCommunity, as if the merger had been consummated on September 30, 2007, and combines the pro forma consolidated balance sheets of Community Bankers, TransCommunity and BOE as of September 30, 2007, giving effect to the merger of Community Bankers and TransCommunity and the merger of Community Bankers and BOE, as if the mergers had been consummated on September 30, 2007. The following unaudited pro forma condensed combined consolidated statements of income combine the pro forma statements of income of Community Bankers and the historical statements of operations of TransCommunity for the six-month period ended September 30, 2007, and the year ended March 31, 2007, giving effect to the merger, as if it had occurred at the beginning of all periods presented, and combine the pro forma statements of income of Community Bankers and the historic statements of operation of TransCommunity and the historic statements of income of BOE for the six-month period ended September 30, 2007, and the year ended March 31, 2007, giving effect to both the merger with TransCommunity and the merger with BOE, as if they had occurred at the beginning of all periods presented.

The unaudited pro forma condensed combined balance sheet at September 30, 2007 and the statements of income for the periods ended September 30, 2007 and March 31, 2007 have been prepared using two different levels of approval of the merger by the Community Bankers stockholders, as follows:

•	Assuming Maximum Approval: This presentation assumes that 100% of Community Bankers stockholders approve the merger; and

•	Assuming Minimum Approval: This presentation assumes that only 80.1% of Community Bankers stockholders approve the merger and the remaining 19.9% all vote against the merger and elect to exercise their conversion rights.

We are providing this information to aid you in your analysis of the financial aspects of the merger. The unaudited pro forma condensed financial statements described above should be read in conjunction with the historical financial statements of Community Bankers, TransCommunity and BOE and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or the future financial position or operating results of the combined company.

COMMUNITY BANKERS ACQUISITION CORP.
TRANSCOMMUNITY FINANCIAL CORPORATION
BOE FINANCIAL SERVICES OF VIRGINIA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
ASSUMING MAXIMUM APPROVAL
SEPTEMBER 30, 2007

		Trans-				BOE
	Community	Community				Financial			Pro Forma
	Bankers	Financial	Pro Forma		Pro Forma	Services of	Pro Forma		Combined
	Acquisition	Corporation	Acquisition		Combined	Virginia,	Acquisition		(CBA, TFC
	Corp.(CBA)	(TFC)	Adjustments		(CBA & TFC)	Inc (BOE)	Adjustments		& BOE)
	(In thousands, except per share data)

ASSETS
Cash and due from banks	$397	$6,051	$57,937	(B)	$63,238	$4,619	$—		$67,857
			(1,147	)(A1)
Federal funds sold	—	4,061	—		4,061	966	—		5,027
Cash and United States Treasury securities held in trust fund	57,937	—	(57,937	)(B)	—	—	—		—
Securities available for sale, at fair value	—	10,314			10,314	49,382			59,696
Securities held to maturity	—	6,400	(44	)(E)	6,356	4,761	(51	)(N)	11,066
Loans, net of allowance for loan losses	—	186,340	72	(E)	186,412	213,500	(299	)(N)	399,613
Premises and equipment, net	—	7,114			7,114	10,577	—		17,691
Core deposit intangible	—	—	5,684	(E)	5,684	—	9,702	(N)	15,386
Goodwill	—	—	15,011	(F)	15,011	—	16,224	(O)	31,235
Other assets	687	2,768	3,647	(E)	7,102	10,962	—		18,064

Total Assets	$59,021	$223,048	$23,223		$305,292	$294,767	$25,576		$625,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing	$—	$22,575	$		$22,575	$28,968	$—		$51,543
Interest bearing	—	169,389	291	(E)	169,680	212,022	(203	)(N)	381,499

Total Deposits	—	191,964	291		192,255	240,990	(203)		433,042
Federal Home Loan Bank advances	—	—	—		—	17,000	—		17,000
Trust preferred capital notes	—	—	—		—	4,124	—		4,124
Other liabilities	2,344	1,152	1,400	(C)	4,896	3,305	1,400	(L)	9,601
	—	—	—		—	—	1,000	(L1)	1,000

Total liabilities	$2,344	$193,116	$1,691		$197,151	$265,419	$2,197		$464,767

Common stock, subject to conversion, 1,449,250 shares at conversion value	11,582	—	(11,582	)(J1)	—	—	—		—

STOCKHOLDERS’ EQUITY
Community Bankers Acquisition Corp.
Preferred stock, $0.01 par value Authorized 5,000,000 shares; none issued	—	—	—		—	—	—		—
Common Stock, $0.01 par value Authorized 50,000,000 shares Issued and outstanding 9,375,000 shares (which includes 1,499,250 shares subject to conversion)	94	—	65	(A)	159	—	69	(K)	228
Additional paid-in capital	43,098	—	51,399	(A)	94,497	—	52,658	(K)	147,155
			11,582	(J1)	11,582				11,582
Earnings accumulated during the development stage	1,903	—	—		1,903	—	—		1,903
									—
TransCommunity Financial Corporation									—
Common Stock, $0.01 par value									—
Authorized 25,000,000 shares									—
Issued and outstanding 4,586,741 shares	—	46	(46	)(D)	—	—	—		—
Additional paid-in capital	—	39,904	(39,904	)(D)	—	—	—		—
Accumulated deficit	—	(10,027)	11,174	(D)	—	—	—		—
			(1,147	)(A1)
Accumulated other comprehensive loss	—	9	(9	)(D)	—	—	—		—

BOE Financial Services of Virginia, Inc.
Common Stock, $5 par value Authorized 10,000,000 shares Issued and outstanding 1,211,267 shares	—	—	—		—	6,056	(6,056	)(H)	—
Additional paid-in capital	—	—	—		—	5,551	(5,551	)(H)	—
Retained Earnings	—	—	—		—	18,542	(18,542	)(H)	—
Accumulated other comprehensive loss	—	—	—		—	(801)	801	(H)	—

Total stockholders’ equity	45,095	29,932	33,114		108,141	29,348	23,379		160,868

Total liabilities and stockholders’ equity	$59,021	$223,048	$23,223		$305,292	$294,767	$25,576		$625,635

See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

COMMUNITY BANKERS ACQUISITION CORP.
TRANSCOMMUNITY FINANCIAL CORPORATION
BOE FINANCIAL SERVICES OF VIRGINIA INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
ASSUMING MINIMUM APPROVAL
SEPTEMBER 30, 2007

		Trans-				BOE
	Community	Community				Financial			Pro Forma
	Bankers	Financial	Pro Forma		Pro Forma	Services of	Pro Forma		Combined
	Acquisition	Corporation	Acquisition		Combined	Virginia,	Acquisition		(CBA, TFC
	Corp. (CBA)	(TFC)	Adjustments		(CBA &TFC)	Inc (BOE)	Adjustments		& BOE)
	(In thousands, except per share data)

ASSETS
Cash and due from banks	$397	$6,051	$57,937	(B)	$51,656	$4,619	$—		$56,275
	—	—	(11,582	)(J2)
			(1,147	)(A1)
Federal funds sold	—	4,061	—		4,061	966	—		5,027
Cash and United States Treasury securities held in trust fund	57,937	—	(57,937	) (B)	—	—	—		—
Securities available for sale, at fair value	—	10,314	—		10,314	49,382	—		59,696
Securities held to maturity	—	6,400	(44	) (E)	6,356	4,761	(51	)(N)	11,066
Loans, net of allowance for loan losses	—	186,340	72	(E)	186,412	213,500	(299	) (N)	399,613
Premises and equipment, net	—	7,114	—		7,114	10,577	—		17,691
Core deposit intangible	—	—	5,684	(E)	5,684	—	9,702	(N)	15,386
Goodwill	—	—	15,011	(F)	15,011	—	16,224	(O)	31,235
Other assets	687	2,768	3,647	(E)	7,102	10,962	—		18,064

Total Assets	$59,021	$223,048	$11,641		$293,710	$294,767	$25,576		$614,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing	$—	$22,575	$—		$22,575	$28,968	$—		$51,543
Interest bearing	—	169,389	291	(E)	169,680	212,022	(203	)(N)	381,499

Total Deposits	—	191,964	291		192,255	240,990	(203)		433,042
Federal Home Loan Bank advances	—	—	—		—	17,000	—		17,000
Trust preferred capital notes	—	—	—		—	4,124	—		4,124
Other liabilities	2,344	1,152	1,400	(C)	4,896	3,305	1,400	(L)	9,601
	—	—	—		—	—	1,000	(L1)	1,000

Total liabilities	$2,344	$193,116	$1,691		$197,151	$265,419	$2,197		$464,767

Common stock, subject to conversion, 1,449,250 shares at conversion value	11,582	—	(11,582	)(J2)	—	—	—		—

STOCKHOLDERS’ EQUITY
Community Bankers Acquisition Corp.
Preferred stock, $0.01 par value Authorized 5,000,000 shares; none issued	—	—	—		—	—	—		—
Common Stock, $0.01 par value Authorized 50,000,000 shares Issued and outstanding 9,375,000 shares (which includes 1,499,250 shares subject to conversion)	94		65	(A)	144		69	(K)	213
			(15	)(J2)
Additional paid-in capital	43,098	—	51,163	(A)	94,512	—	52,658	(K)	147,170
			15	(J2)
Earnings accumulated during the development stage	1,903	—	—		1,903	—	—		1,903
									—
TransCommunity Financial Corporation									—
Common Stock, $0.01 par value									—
Authorized 25,000,000 shares									—
Issued and outstanding 4,586,741 shares	—	46	(46	) (D)	—	—	—		—
Additional paid-in capital	—	39,904	(39,904	) (D)	—	—	—		—
Accumulated deficit	—	(10,027)	11,174	(D)	—	—	—		—
			(1,147	)(A1)
Accumulated other comprehensive loss	—	9	(9	) (D)	—	—	—		—
BOE Financial Services of Virginia, Inc.
Common Stock, $5 par value Authorized 10,000,000 shares Issued and outstanding 1,211,267 shares	—	—	—		—	6,056	(6,056	)(M)	—
Additional paid-in capital	—	—	—		—	5,551	(5,551	)(M)	—
Retained Earnings	—	—	—		—	18,542	(18,542	)(M)	—
Accumulated other comprehensive loss	—	—	—		—	(801)	801	(M)	—

Total stockholders’ equity	45,095	29,932	21,532		96,559	29,348	23,379		149,286

Total liabilities and stockholders’ equity	$59,021	$223,048	$11,641		$293,710	$294,767	$25,576		$614,053

See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

COMMUNITY BANKERS ACQUISITION CORP.
TRANSCOMMUNITY FINANCIAL CORPORATION
BOE FINANCIAL SERVICES OF VIRGINIA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2007

						BOE
	Community	Trans-			Pro Forma	Financial
	Bankers	Community	Pro Forma		Combined	Services	Pro Forma		Pro Forma
	Acquisition	Financial	Acquisition		(CBA &	of Virginia,	Acquisition		Combined (CBA,
	Corp.(1)	Corporation(2)	Adjustments		TFC)	Inc(3)	Adjustments		TFC & BOE)
	(In thousands, except per share data)

Interest income	$1,429	8,133	$(5	)(H)	$9,557	$9,155	$58	(Q)	$18,770
Interest expense	—	3,015	(73	) (I)	2,942	4,228	51	(R)	7,221

Net interest income	1,429	5,118	68		6,615	4,927	7		11,549
Provision for loan losses	—	512	—		512	—	—		512

Net interest income after provision for loan losses	1,429	4,606	68		6,103	4,927	7		11,037

Noninterest income	—	563	—		563	989	—		1,552

Noninterest expense	172	5,698	—		5,870	4,244	—		10,114
Amortization of intangibles	—	—	355	(G)	355	—	606	(P)	961

Total noninterest expense	172	5,698	355		6,225	4,244	606		11,075

Income (loss) before income taxes	1,257	(529)	(287)		441	1,672	(599)		1,514
Provision for income taxes	478	—	—		478	300	(204	)(S)	574

Net income (loss) from continuing operations	779	(529)	(287)		(37)	1,372	(395)		940
Net (loss) from discontinued operations	—	(77)	—		(77)	—	—		(77)

Net income (loss)	$779	$(606)	$(287)		$(114)	$1,372	$(395)		$863

Net Income (Loss) Per Common Share
No conversions:
Basic	$0.08	$(0.12)	$		$(0.002)	$1.14			$0.04
Diluted	0.07	(0.12)			(0.002)	1.13			0.04
Maximum conversions:
Basic					(0.001)				0.04
Diluted					(0.001)				0.04
Weighted Average Shares Outstanding
No conversions:
Basic	9,375,000	4,587,000			15,888,540	1,208,732			22,811,915
Diluted	11,807,432	4,587,000			18,320,972 *	1,215,455			25,282,855
Maximum conversions:
Basic					14,389,290				21,312,665
Diluted					16,821,722 *				23,783,605

*	Basic and diluted earnings per share same due to net loss
(1)	For the six month period ended September 30, 2007.

(2)	For the six month period ended June 30, 2007.

(3)	For the six month period ended June 30, 2007.

See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

COMMUNITY BANKERS ACQUISITION CORP.
TRANSCOMMUNITY FINANCIAL CORPORATION
BOE FINANCIAL SERVICES OF VIRGINIA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDING MARCH 31, 2007
(In thousands)

	Community
	Bankers
	Acquisition	TransCommunity	Pro Forma		Pro Forma	BOE Financial	Pro Forma		Pro Forma
	Corp.	Financial	Acquisition		Combined	Services of	Acquisition		Combined
	(1)	Corporation(2)	Adjustments		(CBA & TFC)	Virginia, Inc(3)	Adjustments		(CBA, TFC & BOE)
	(In thousands, except per share data)

Interest income	$2,269	$14,307	$(9	)(H)	$16,567	$16,734	$(117	)(Q)	$33,418
Interest expense	—	4,958	(146	)(I)	4,812	6,972	(102	)(R)	11,886

Net interest income	2,269	9,349	137		11,755	9,762	15		21,532
Provision for loan losses	—	493	—		493	125	—		618

Net interest income after provision for loan losses	2,269	8,856	137		11,262	9,637	15		20,914

Noninterest income	—	1,011	—		1,011	2,250	—		3,261

Noninterest expense	339	8,933	—		9,272	7,893	—		17,165
Amortization of intangibles	—	—	711	(G)	711	—	1,213	(P)	1,924

Total noninterest expense	339	8,933	711		9,983	7,892	1,213		19,088

Income from continuing operations before income taxes	1,930	934	(574)		2,290	3,995	(1,198)		5,087
Provision for income taxes	806	15	—		821	872	(407	)(S)	1,286

Net income from continuing operations	1,124	919	(574)		1,469	3,123	(791)		3,801
Net (loss) from discontinued operations	—	(802)	—		(802)	—	—		(802)

Net income	$1,124	$117	$(574)		$667	$3,123	$(791)		$2,999

Net Income (Loss) Per Common Share
No conversions:
Basic	$0.14	$0.03			$0.05	$2.60			$0.14
Diluted	0.11	0.03			0.04	$2.58			0.13
Maximum conversions:
Basic					0.05				0.15
Diluted					0.04				0.14
Weighted Average Shares Outstanding
No conversions:
Basic	7,997,740	4,581,741			14,503,812	1,201,465			21,385,563
Diluted	10,256,708	4,581,741			16,762,780	1,210,922			23,698,699
Maximum conversions:
Basic					13,004,562				19,886,313
Diluted					15,263,530				22,199,449

(1)	For the twelve month period ended March 31, 2007.

(2)	For the twelve month period ended December 31, 2006.

(3)	For the twelve month period ended December 31, 2007.

See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statement

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. It is anticipated that the merger will be completed in the second quarter of 2008.

Note 1 —	Basis of Presentation and TransCommunity Acquisition

Basis of Presentation

The unaudited pro forma condensed combined consolidated financial statements give effect to the merger of Community Bankers and TransCommunity in a business combination accounted for as a purchase. As a result of the merger, TransCommunity common stock will be converted into Community Bankers common stock.

TransCommunity Acquisition

Upon completion of the acquisition, each common share of TransCommunity is assumed to be converted into 1.42 shares of common stock of Community Bankers.

The pro forma balance sheet reflects the proposed exchange ratio as if it had occurred on September 30, 2007 based on an estimated market value of Community Bankers common stock of $7.42 per share. If the daily average closing price for Community Bankers’ common stock for the 20 consecutive days of trading in such stock ending five days before the closing date is less than $7.42, Community Bankers will increase the exchange ratio resulting in Community Bankers issuing more shares of Community Bankers stock to TransCommunity stockholders such that the total minimum consideration would remain unchanged.

Transaction costs incurred in the merger are assumed to be $1,000,000 for Community Bankers and $400,000 for TransCommunity which are reflected as liabilities as of the merger date. TransCommunity does not anticipate incurring material non-recurring charges related to the merger.

No tax provision or deferred taxes are reflected in the pro forma acquisition adjustments due to the net operating losses previously incurred by TransCommunity and the uncertainty of realization of deferred taxes in future periods.

Pro Forma Adjustments

Described below is the pro forma estimate of the total purchase price of the transaction as well as the adjustment to allocate the purchase price based on the preliminary estimates of the fair values of the assets and liabilities of TransCommunity.

Estimated fair value of Community Bankers’ common stock to be issued to TransCommunity’s stockholders	$48,328
Fair value of vested Community Bankers common stock to be issued to TransCommunity’s restricted stockholders	236
Fair value of vested Community Bankers’ common stock to be issued to TransCommunity’s option holders	2,900
Transaction related costs incurred by Community Bankers in the merger	1,000

Total purchase price paid by Community Bankers for TransCommunity	52,464
Less adjusted net assets of TransCommunity	(37,453)

Goodwill recorded in the merger	15,011

The adjusted net assets of TransCommunity are determined as follows:
TransCommunity’s stockholders’ equity at September 30, 2007	29,932
Less special dividend of $0.25 per share	(1,147)
Less transaction related costs incurred by TransCommunity in the merger	(400)
Adjustments for fair values of assets acquired and liabilities assumed	9,068

Adjusted net assets of TransCommunity	37,453

The fair value adjustments for the TransCommunity Corporation assets acquired and liabilities assumed are as follows:
Increase in loans	72
Decrease in securities	(44)
Core deposit intangible	5,684
Increase in deposits	(291)
Deferred income taxes	3,647

Total fair value adjustments	$ 9,068

Estimated fair value of Community Bankers’ common stock to be issued to TransCommunity’s stockholders:	Common Stock	Restricted Stock	Stock Options

Number of shares for TransCommunity	4,586,741	22,375	275,275
Exchange ratio	1.42	1.42	1.42

	6,513,172	31,773	390,891
Stock price	7.42	7.42	7.42

Estimated fair value	48,327,738	235,752	2,900,408

Described below is the pro forma estimate of the total purchase price of the transaction as well as the adjustment to allocate the purchase price based on the preliminary estimates of the fair values of the assets and liabilities of BOE. BOE anticipates incurring non-recurring charges related to the merger. These charges are estimated to be $1,000,000 to be paid in the third and fourth quarters of 2008 and relate primarily to the termination of certain data processing contracts. BOE does not anticipate charges from the formation of employee contracts.

Estimated fair value of Community Bankers’ common stock to be issued to BOE’s’ stockholders	$51,479
Fair value of vested Community Bankers’ common stock to be issued to BOE’s option holders	1,248
Transaction related costs incurred by Community Bankers in the merger	1,000

Total purchase price paid by Community Bankers for BOE	53,727
Less adjusted net assets of BOE	(37,503)

Goodwill recorded in the merger	16,224

The adjusted net assets of BOE are determined as follows:
BOE’s stockholders’ equity at September 30, 2007	29,348
Less transaction related costs incurred by BOE in the merger	(400)
Less non-recurring charges	(1,000)
Adjustments for fair values of assets acquired and liabilities assumed	9,555

Adjusted net assets of BOE	37,503

The fair value adjustments for the BOE assets acquired and liabilities assumed are as follows:
Decrease in loans	(299)
Decrease in securities	(51)
Core deposit intangible	9,702
Decrease in deposits	203

Total fair value adjustments	$9,555

Estimated fair value of Community Bankers’s common stock to be issued to BOE’s stockholders:	Common Stock	Stock Options

Number of shares for BOE	1,211,267	29,359
Exchange ratio	5.7278	5.7278

	6,937,895	168,162
Stock price	7.42	7.42

Estimated fair value	51,479,182	1,247,766

Note 2 —	Description of Pro Forma Acquisition Adjustments

The purchase accounting and pro forma adjustment related to the unaudited pro forma condensed combined consolidated balance sheet and income statements are described below:

A.	Issuance of 6,544,945 shares of Community Bankers $0.01 par value common stock with an effective date value of $7.42 per shares, combined with the value of vested options issued to TransCommunity option holders.

A.1	Payment of special dividend of $0.25 per share to TransCommunity stockholders prior to the effective time of the merger.

B.	To record the release of funds held in trust.

C.	To record liabilities incurred for transaction costs.

D.	To eliminate TransCommunity’s equity accounts.

E.	To record fair value adjustments to TransCommunity’s assets acquired and liabilities assumed.

F.	To record goodwill.

G.	To record amortization of the core deposit intangible using the straight-line method over a eight-year life.

H.	To reduce interest income for the effects the fair value adjustments to loans and securities over a three year period.

I.	To reduce interest expense for the effects of the fair value adjustments to deposits over a two year period.

J1.	Assuming maximum approval, to reclassify common stock subject to redemption to permanent equity.

J2.	Assuming minimum approval, to record refund of funds to converting stockholders, representing 19.99%.

K.	Issuance of 6,937,895 shares of Community Bankers $0.01 par value common stock with an effective date value of $7.42 per share, combined with the value of vested options issued to BOE option holders.

L.	To record liabilities incurred for transaction costs.

L1.	To record liabilities for non-recurring charges.

M.	To eliminate BOE’s equity accounts.

N.	To record fair value adjustments to BOE’s assets acquired and liabilities assumed.

O.	To record goodwill.

P.	To record amortization of the core deposit intangible using the straight-line method over a eight-year life.

Q.	To reduce interest income for the effects the fair value adjustments to loans and securities over a three year period.

R.	To reduce interest expense for the effects of the fair value adjustments to deposits over a two year period.

S.	Tax effect of adjustments.

DESCRIPTION OF SECURITIES OF COMMUNITY BANKERS

General

Community Bankers is authorized to issue 50,000,000 shares of common stock, par value $.01, and 5,000,000 shares of preferred stock, par value $.01. After the merger with TransCommunity, Community Bankers will have approximately 15,888,172 shares of common stock outstanding. No shares of preferred stock are currently outstanding. Community Bankers common stock is listed on the American Stock Exchange under the symbol “BTC.”

Units

Each unit consists of one share of common stock and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00 per share. Community Bankers’ units are listed on the American Stock Exchange under the symbol “BTC.U.”

Common Stock

Community Bankers’ stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for the merger with TransCommunity, all of Community Bankers’ insiders, including all of its directors, officers and initial stockholders, have agreed to vote all of their respective shares of common stock beneficially owned by them on the date of this prospectus either for or against the merger consistent with the majority of the votes cast by the holders of the shares of Community Bankers common stock issued in its initial public offering. Community Bankers’ insiders also have agreed to vote all shares beneficially owned by them that were acquired prior to the initial public offering or issued in the public offering, in the event Community Bankers is unable to timely complete the merger with TransCommunity, in favor of Community Bankers’ dissolution and liquidation. Community Bankers insiders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of Community Bankers’ stockholders, but have indicated they will vote their shares in favor of the adoption of the amendments to the certificate of incorporation, for the election of Chris A. Bagley and Keith Walz to Community Bankers’ board of directors, for the ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007, and for the proposal to authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the annual meeting to approve the proposals.

Community Bankers’ certificate of incorporation only allows Community Bankers to proceed with the merger of TransCommunity if a majority of the shares of common stock voted by the holders of common stock issued in Community Bankers’ initial public offering are voted in favor of the merger and holders of common stock issued in its initial public offering owning less than 20% of the shares sold in its initial public offering both vote against the merger of TransCommunity and exercise their right to convert their shares into cash equal to a pro rata portion of the Community Bankers trust account.

Community Bankers’ board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.

If Community Bankers is forced to dissolve and liquidate and the dissolution and liquidation were to be approved by stockholders owning a majority of Community Bankers common stock upon Community Bankers’ failure to timely complete the merger with TransCommunity, holders of common stock issued in its initial public offering would be entitled to receive their proportionate share of the trust account (including any interest not released to Community Bankers, net of taxes, and the deferred underwriting discount) plus any remaining assets less amounts Community Bankers pays, or reserves to pay, for all of its liabilities and obligations. These liabilities and obligations include Community Bankers’ corporate expenses arising during its remaining existence and the costs associated with its dissolution and liquidation. To the extent that funds reserved to pay obligations or liabilities are not subsequently used for such purpose, the funds will be available for distribution to Community Bankers’ holders of common stock issued in its initial public offering. Community Bankers insiders agreed to waive their rights to share in any liquidating distribution with respect to common stock owned by them prior to consummation of

Community Bankers’ initial public offering in the event Community Bankers is not able to timely complete the merger with TransCommunity. In addition, I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc. the representatives of the underwriters in Community Bankers’ initial public offering agreed to forfeit any rights to or claims against the portion of the trust account attributable to the underwriters’ discount in the event Community Bankers is not able to timely complete the merger with TransCommunity.

Community Bankers’ stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that holders of common stock issued in Community Bankers’ initial public offering, other than those shares acquired by Community Bankers insiders, who have waived such rights, have the right to have their shares of common stock converted to cash equal to their pro rata portion of the Community Bankers trust account if they properly elect such conversion and vote against a business combination such as the merger with TransCommunity which is ultimately approved and completed. Holders of common stock issued in Community Bankers’ initial public offering who convert their stock into cash equal to a pro rata portion of the Community Bankers trust account will continue to own their redeemable warrants and have the right to sell, transfer or exercise such redeemable warrants.

Preferred Stock

Community Bankers’ certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by Community Bankers’ board of directors. Accordingly, Community Bankers’ board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement executed in connection with Community Bankers’ initial public offering prohibits Community Bankers, prior to completion of the merger with TransCommunity, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or that votes separately or as a class with the common stock on the merger. The issuance of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of Community Bankers. Although there are no shares of preferred stock outstanding and Community Bankers does not currently intend to issue any shares of preferred stock, there is no assurance that Community Bankers will not do so in the future.

Redeemable Warrants

Community Bankers currently has 7,500,000 redeemable warrants outstanding. Each redeemable warrant entitles the registered holder to purchase one share of Community Bankers’ common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing upon the completion of the merger with TransCommunity provided a current prospectus is available as discussed below. The redeemable warrants will expire on June 4, 2011 at 5:00 p.m., New York City time. Community Bankers warrants are listed on the American Stock Exchange under the symbol “BTC.W.”

An additional 525,000 warrants relating to Community Bankers common stock may be issued upon exercise of the unit purchase option issued to I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc. the representatives of the underwriters, in connection with Community Bankers’ initial public offering. The unit purchase option allows the I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc. representatives of the underwriters to purchase an aggregate of 525,000 units, at a purchase price of $10.00 per unit, including 525,000 warrants, each of which allows the representatives of the underwriters to purchase one share of Community Bankers common stock at a price of $7.50 per share.

Provided Community Bankers obtains the prior consent of the I-Bankers Securities, Inc., one of the representatives of the underwriters in Community Bankers’ initial public offering, Community Bankers may call the outstanding redeemable warrants, including those issuable upon exercise of the purchase option described above, but excluding those warrants repurchased by Community Bankers Acquisition, LLC, an affiliate of Gary A. Simanson, Community Bankers’ president and chief executive officer, and by the representatives of the underwriters in Community Bankers initial public offering so long as such warrants are held by the representatives of the underwriters, for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the redeemable warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders and a registration statement is in effect with respect to the shares of common stock underlying the warrants.

If the foregoing conditions are satisfied and Community Bankers calls the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant, prior to the date scheduled for redemption, by payment of the exercise price in cash. In addition, Community Bankers may elect to permit the exercise of warrants called for redemption on a “cashless basis.” Exercises on a cashless basis enable the holder to exercise the warrants without paying the cash exercise price of the warrants. In a cashless exercise, the warrant holder is able to acquire a number of shares of common stock equal to the inherent value of the warrants to be exercised (the aggregate fair market value of the common stock that may be acquired upon the exercise of the warrants minus the total exercise price of the warrants) divided by the value of the common stock. The “value” of the common stock will be determined using the average reported last sale price of the common stock for the ten trading days ending on the third business day prior to the notice of redemption to warrant holders. In the notice of redemption, Community Bankers will provide to each warrant holder the “value” of the common stock and the number of shares of Community Bankers common stock that such warrant holder would receive upon exercise of the warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the redeemable warrants may be adjusted in certain circumstances including in the event of a stock dividend, or Community Bankers’ recapitalization, reorganization, merger or consolidation. However, the redeemable warrants will not be adjusted for issuances of common stock, preferred stock or other securities at a price below their respective exercise prices.

The redeemable warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their redeemable warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No redeemable warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the redeemable warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Under the terms of the warrant agreement, Community Bankers has agreed to meet these conditions and use commercially reasonable efforts to maintain a current prospectus relating to common stock issuable upon exercise of the redeemable warrants until the expiration of the redeemable warrants. However, Community Bankers cannot assure you that it will be able to do so. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the redeemable warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the redeemable warrants reside.

No fractional shares will be issued upon exercise of the redeemable warrants. However, if, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Community Bankers will, upon exercise, round to the nearest whole number of shares of common stock to be issued to the warrant holder.

Community Bankers’ Transfer Agent and Warrant Agent

The transfer agent for Community Bankers’ securities and warrant agent for its redeemable warrants is Continental Stock Transfer & Trust Company, New York, New York.

LEGAL MATTERS

The validity of the shares of Community Bankers common stock to be issued in connection with the merger will be passed upon for Community Bankers by Nelson Mullins Riley & Scarborough LLP, 101 Constitution Avenue, N.W., Suite 900, Washington, D.C. 20001. In addition, certain U.S. federal income tax consequences of the merger will be passed upon for Community Bankers by Nelson Mullins Riley & Scarborough LLP and for TransCommunity by Williams Mullen.

EXPERTS

The financial statements of Community Bankers for the year ended March 31, 2007, appearing in this joint proxy statement/prospectus and in the registration statement have been included herein in reliance upon the report of Miller, Ellin & Company LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The financial statements of Community Bankers for the year ended March 31, 2006, appearing in this joint proxy statement/prospectus and in the registration statement have been included herein in reliance upon the report of Yount, Hyde and Barbour, PC, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

The financial statements of TransCommunity for the years ended December 31, 2006 and December 31, 2005, appearing in this joint proxy statement/prospectus and in the registration statement have been included herein in reliance upon the report of McGladrey & Pullen, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The financial statements of TransCommunity for the year ended December 31, 2004, appearing in this joint proxy statement/prospectus and in the registration statement have been included herein in reliance upon the report of S.B. Hoover & Company, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

The financial statements of BOE for the years ended December 31, 2006, December 31, 2005, and December 31, 2004, appearing in this joint proxy statement/prospectus and in the registration statement have been included herein in reliance upon the report of Yount, Hyde and Barbour, PC, an independent registered public accounting, given on the authority of such firm as experts in accounting and auditing.

PROPOSAL TO AUTHORIZE ADJOURNMENT
OF THE COMMUNITY BANKERS ANNUAL MEETING

General

If, at the Community Bankers annual meeting, the number of shares of Community Bankers common stock, present in person or by proxy, is insufficient to constitute a quorum or the number of shares of Community Bankers common stock voting in favor is insufficient to adopt the merger agreement, to adopt the amendments to the certificate of incorporation, to elect each of Chris A. Bagley and Keith Walz to the board of directors and to ratify the independent public accountants for the year ending December 31, 2007, Community Bankers management intends to move to adjourn the annual meeting in order to enable the Community Bankers board of directors to solicit additional proxies. In that event, Community Bankers will ask its stockholders to vote only upon the adjournment proposal and not the proposals relating to adoption of the merger agreement, the adoption of the amendments to the certificate of incorporation, the election of Chris A. Bagley and Keith Walz to the board of directors and the ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2007.

In this proposal, Community Bankers is asking you to grant discretionary authority to the holder of any proxy solicited by the Community Bankers board of directors so that such holder can vote in favor of the proposal to adjourn the annual meeting to solicit additional proxies. If the stockholders of Community Bankers approve the adjournment proposal, Community Bankers could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if Community Bankers had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, Community Bankers could adjourn the annual meeting without a vote on the merger agreement proposal or any other proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the merger agreement.

Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the annual meeting of the place, date and time to which the meeting is adjourned. However, Community Bankers’ bylaws provide that if the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Vote Required

Under Community Bankers’ bylaws, the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Community Bankers common stock present in person or represented by proxy at the annual meeting, whether or not a quorum is present. Abstentions and broker non-votes will not affect the vote on the adjournment proposal.

Board Recommendation

The Community Bankers board of directors recommends a vote “FOR” the proposal to authorize the board of directors to adjourn the annual meeting of stockholders to allow time for the further solicitation of proxies to approve the adoption of the merger agreement, the adoption of the amendments to the certificate of incorporation, the election of each of Chris A. Bagley and Keith Walz to the board of directors and the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2007.

PROPOSAL TO AUTHORIZE ADJOURNMENT
OF THE TRANSCOMMUNITY SPECIAL MEETING

General

If, at the TransCommunity special meeting, the number of shares of TransCommunity common stock, present in person or by proxy, is insufficient to constitute a quorum or the number of shares of TransCommunity common stock voting in favor of approval of the merger agreement is insufficient to approve the merger agreement, TransCommunity management intends to move to adjourn the special meeting in order to enable the TransCommunity board of directors to solicit additional proxies. In that event, TransCommunity will ask its stockholders to vote only upon the adjournment proposal and not the proposal relating to the approval of the merger agreement.

In this proposal, TransCommunity is asking you to grant discretionary authority to the holder of any proxy solicited by the TransCommunity board of directors so that such holder can vote in favor of the proposal to adjourn the special meeting to solicit additional proxies. If the stockholders of TransCommunity approve the adjournment proposal, TransCommunity could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if TransCommunity had received proxies representing a sufficient number of votes against approval of the merger agreement to defeat the merger agreement proposal, TransCommunity could adjourn the special meeting without a vote on the merger agreement proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the merger agreement.

Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned. However, TransCommunity’s bylaws provide that if the special meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting will be given as in the case of the original meeting.

Vote Required

Approval of the proposal to authorize the board of directors to adjourn the special meeting of stockholders requires the affirmative vote of a majority of the votes entitled to be cast at the special meeting, represented in person or by proxy, even though less than a quorum.

Board Recommendation

The TransCommunity board of directors recommends a vote “FOR” the proposal to authorize the board of directors to adjourn the special meeting of stockholders to allow time for the further solicitation of proxies to approve the merger agreement.

OTHER MATTERS

Neither the Community Bankers board of directors nor the TransCommunity board of directors know of any matters to be presented at the special meeting other than the proposals described in this joint proxy statement/prospectus. If any other matters are properly brought before the annual meeting or special meeting or any adjournment of such meetings, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxy as to any such matters.

WHERE YOU CAN FIND MORE INFORMATION

Community Bankers has filed a registration statement on Form S-4 to register the issuance of Community Bankers common stock to be issued to TransCommunity’s stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Community Bankers, a proxy statement for Community Bankers’ annual meeting and a proxy statement of TransCommunity for

TransCommunity’s special meeting of stockholders. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

Each of Community Bankers and TransCommunity files reports, proxy statements, and other information with the SEC. You may inspect or copy these materials at the Public Reference Room at the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC public reference room. Community Bankers’ and TransCommunity’s public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. TransCommunity’s public filings are also available at the Internet website of TransCommunity at http://www.tcfcorp.com.

When deciding how to cast your vote, you should rely only on the information contained in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated          , 2008. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of Community Bankers common stock shall create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus, under any circumstances, creates any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Community Bankers was provided by Community Bankers and the information contained in this joint proxy statement/prospectus with respect to TransCommunity was provided by TransCommunity.

INDEX TO FINANCIAL STATEMENTS

Page

Community Bankers Acquisition Corp. Condensed Unaudited Financial Statements	F-3
Balance Sheets as of September 30, 2007 and March 31, 2007	F-4
Statements of Income for the Six Months Ended September 30, 2007 and September 30, 2006, and for the Period from April 6, 2005 (inception) to September 30, 2007	F-5
Statements of Stockholders’ Equity as of September 30, 2007 and March 31, 2007	F-6
Statements of Cash Flows for the Six Months Ended September 30, 2007 and September 30, 2006, and for the Period from April 6, 2005 (inception) to September 30, 2007	F-7
Notes to Unaudited Consolidated Financial Statements	F-8
Community Bankers Acquisition Corp. Audited Financial Statements	F-12
Reports of Independent Registered Public Accounting Firms	F-13
Balance sheets as of March 31, 2007 and March 31, 2007	F-15
Statements of Income for the Year Ended March 31, 2007, the Period from April 6, 2005 (inception) to March 31, 2006, and for the Period from April 6, 2005 (inception) to March 31, 2007	F-16
Statements of Stockholders’ Equity for the Year Ended March 31, 2007, the Period from April 6, 2005 (inception) to March 31, 2006, and for the Period from April 6, 2005 (inception) to March 31, 2007	F-17
Statements of Cash Flows for the Year Ended March 31, 2007, the Period from April 6, 2005 (inception) to March 31, 2006, and for the Period from April 6, 2005 (inception) to March 31, 2007	F-18
Notes to Financial Statements	F-19
TransCommunity Financial Corporation Condensed Consolidated Unaudited Financial Statements	F-25
Consolidated Balance Sheet as of September 30, 2007 and December 31, 2006 (Unaudited)	F-26
Consolidated Statements of Operations for the Nine Months Ended September 30, 2007 and 2006 (Unaudited)	F-27
Consolidated Statements of Changes in Stockholders’ Equity for the Nine Months Ended September 30, 2007 and 2006 (Unaudited)	F-28
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2007 and 2006 (Unaudited)	F-29
Notes to Consolidated Financial Statements (Unaudited)	F-30
TransCommunity Financial Corporation Condensed Consolidated Audited Financial Statements	F-39
Reports of Independent Registered Public Accounting Firms	F-40
Consolidated Balance Sheets as of December 31, 2006 and December 31, 2005	F-42
Consolidated Statements of Operations for the Years Ended December 31, 2006, December 31, 2005 and December 31, 2004	F-43
Consolidated Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2006, December 31, 2005 and December 31, 2004	F-44
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006, December 31, 2005 and December 31, 2004	F-45
Notes to Consolidated Financial Statements	F-46
BOE Financial Services of Virginia, Inc. Consolidated Unaudited Financial Statements	F-76
Consolidated Balance Sheets as of September 30, 2007, December 31, 2006 and September 30, 2006	F-77
Consolidated Statements of Income for the Nine Months Ended September 30, 2007, and September 30, 2006	F-78

COMMUNITY BANKERS ACQUISITION CORP. CONDENSED UNAUDITED FINANCIAL
STATEMENTS

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

BALANCE SHEETS

	September 30,	March 31,
	2007	2007
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash	$397,225	$676,183
Cash and United States Treasury securities held in trust fund	57,937,087	58,118,729
Prepaid expenses	687,000	17,500

Total current assets	59,021,312	58,812,412

Total Assets	$59,021,312	$58,812,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Income taxes payable	$244,692	$806,000
Deferred payment to underwriter	2,100,000	2,100,000
Accrued expenses	—	9,185

Total Current Liabilities	2,344,692	2,915,185

Common stock, subject to conversion, 1,499,250 shares at conversion value	11,581,624	11,617,934

Commitments

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value Authorized 5,000,000 shares; none issued	—	—
Common stock, $0.01 par value Authorized 50,000,000 shares; Issued and outstanding, 9,375,000 shares (which includes 1,499,250 shares subject to conversion)	93,750	93,750
Additional paid-in capital	43,097,755	43,061,444
Earnings accumulated during the development stage	1,903,491	1,124,099

Total Stockholders’ Equity	45,094,996	44,279,293

Total Liabilities and Stockholders’ Equity	$59,021,312	$58,812,412

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF INCOME (UNAUDITED)

			Cumulative Period
			from April 6,
			2005
	Six Months Ended	Six Months Ended	(Inception) to
	September 30,	September 30,	September 30,
	2007	2006	2007

Interest on cash and short-term investments held in trust	$1,428,970	$868,096	$3,697,730
Operating costs	171,886	93,132	510,548

Income before taxes	1,257,084	774,964	3,187,182
Provision for income taxes	477,692	294,486	1,283,691

Net income	$779,392	$480,478	$1,903,491

Weighted average shares outstanding-basic	9,375,000	7,520,455	5,812,913

Weighted average shares outstanding- diluted	11,807,432	9,731,315	8,154,729

Net income per share-basic	$0.08	$0.06	$0.33

Net income per share-diluted	$0.07	$0.05	$0.23

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF STOCKHOLDERS’ EQUITY

				Earnings
				Accumulated
				During the
	Common Stock		Additional	Development	Stockholders’
	Shares	Amount	Paid-In Capital	Stage	Equity

Balance at March 31, 2006 (audited)	1,875,000	18,750	28,125	—	46,875
Sale of 7,500,000 units, net of underwriters’ discount and offering expenses (includes 1,499,250 shares subject to possible conversion)	7,500,000	75,000	54,651,153	—	54,726,153
Less: proceeds subject to possible redemption of 1,499,250 shares, 19.99% of public shares are subject to redemption	—	—	(11,617,934)	—	(11,617,934)
Proceeds from issuance of option	—	—	100	—	100
Net income	—	—	—	1,124,099	1,124,099

Balance at March 31, 2007 (audited)	9,375,000	93,750	43,061,444	1,124,099	44,279,293
Revaluation of shares subject to redemption	—	—	36,311	—	36,311
Net income	—	—	—	779,392	779,392

Balance at September 30, 2007 (unaudited)	9,375,000	$93,750	$43,097,755	$1,903,491	$45,094,996

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF CASH FLOWS (UNAUDITED)

			Cumulative
			Period
			April 6,
			2005
	Six Months Ended	Six Months Ended	(Inception) to
	September 30,	September 30,	September 30,
	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$779,392	$480,478	1,903,491
(Increase) in prepaid expenses	(669,500)	(70,000)	(687,000)
Increase (decrease) in accrued expenses and income tax payable	(570,492)	62,818	(244,693)

Net Cash (Used in) Provided by Operating Activities	(460,600)	347,660	1,461,184

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) in cash and securities held in trust fund	181,642	(57,018,096)	57,937,087

Net Cash (Used in) Investing Activities	181,642	(57,018,096)	57,937,087

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	—	—	46,875
Gross proceeds from initial public offering	—	60,000,000	60,000,000
Proceeds from note payable to stockholder	—	20,000	40,000
Payment of note payable to stockholder	—	(40,000)	(40,000)
Proceeds from issuance of underwriters purchase option	—	100	100
Payment of costs of the public offering	—	(2,745,248)	(3,173,847)
Net Cash Provided by (Used in) Financing Activities	—	57,234,852	56,873,128
NET INCREASE IN CASH	(278,958)	564,416	397,225
CASH AT BEGINNING OF PERIOD	676,183	2,360	—

CASH AT END OF PERIOD	$397,225	$566,776	$397,225

NON-CASH FINANCING ACTIVITY
Accrual of deferred payment to underwriter	$—	$2,100,000	$2,100,000

Decrease in value of common stock subject to conversion	$36,310	$—	$36,310

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO CONDENSED FINANCIAL STATEMENTS

1.	ORGANIZATION, BUSINESS OPERATIONS

The condensed financial statements at September 30, 2007 and for the three- and six-month periods ended September 30, 2007 and September 30, 2006, are unaudited and include the accounts of Community Bankers Acquisition Corp. (a corporation in the development stage). The condensed balance sheet at March 31, 2007, has been derived from the audited financial statements included in Community Bankers’ Annual Report on Form 10-K. The results of Community Bankers’ operations for the interim period are not necessarily indicative of the operating results for the full year. The accompanying unaudited interim consolidated financial statements and related notes should be read in conjunction with the financial statements and notes thereto included in Community Bankers’ Annual Report on Form 10-K for the year ended March 31, 2007.

In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of Community Bankers as of September 30, 2007, and the results of its operations and its cash flows for the three and six months ended September 30, 2007. Until the announcement on September 6, 2007, that Community Bankers had entered into an agreement and plan of merger with a target company, Community Bankers’ efforts had been primarily organizational, activities relating to its initial public offering and searching for and identifying targets for an initial business combination. Until the consummation of a business combination, Community Bankers expects interest earned on the offering proceeds held in trust to be its primary source of income.

The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations.

Community Bankers was incorporated in Delaware on April 6, 2005 as a blank check company whose objective is to merge with or acquire an operating commercial bank or bank holding company. As discussed in Note 6, Community Bankers issued a press release and filed a Current Report on Form 8-K on September 7, 2007, reporting that Community Bankers has entered into an agreement and plan of merger with TransCommunity Financial Corporation. Community Bankers’ fiscal year end has been changed from March 31 to December 31.

The registration statement for Community Bankers’ initial public offering was declared effective June 5, 2006. Community Bankers consummated the initial public offering on June 8, 2006 and received net proceeds of $54,950,000 which is discussed in Note 2. Community Bankers’ management has broad discretion with respect to the specific application of the net proceeds of this initial public offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business whose objective is to operate a commercial bank or bank holding company (“Business Combination”). There is no assurance that Community Bankers will be able to successfully effect a Business Combination. Upon the closing of the initial public offering, $56,450,000 of the proceeds, including $2,100,000 attributable to the underwriters’ discount which the representatives of the underwriters have agreed to defer until the initial Business Combination, are being held in a trust account (“Trust Fund”) and invested in U.S. government securities or other high-quality, short term interest-bearing investments, until the earlier of (1) the consummation of its first Business Combination or (2) distribution of the Trust Account as described below; provided, however, that up to $1,129,000 of interest income, net of taxes payable on interest earned on the Trust Account, may be released to Community Bankers periodically to cover its operating expenses. The remaining proceeds and any interest released to Community Bankers to cover its operating expenses will be used to pay for business, legal and accounting due diligence on prospective mergers or acquisitions and continuing general and administrative expenses. Community Bankers, after signing a definitive agreement for the Business Combination, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders immediately prior to the initial public offering, both vote against the Business Combination and exercise their conversion

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)

rights, the Business Combination will not be consummated. All of Community Bankers’ stockholders prior to the initial public offering, including all of the officers and directors of Community Bankers (“Initial Stockholders”), have agreed to vote all of their founding shares of common stock either for or against the Business Combination as determined by the majority of the votes cast by the holders of the common stock who purchase shares sold in the initial public offering (“Public Stockholders”) with respect to a Business Combination. After consummation of Community Bankers’ first Business Combination, these voting safeguards no longer apply.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder, other than Community Bankers’ Initial Stockholders, who vote against the Business Combination may demand that Community Bankers redeem his or her shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the initial public offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders.

Community Bankers’ Certificate of Incorporation provides that in the event that Community Bankers does not consummate a Business Combination by the later of (1) 18 months after the consummation of the initial public offering or (2) 24 months after the consummation of the initial public offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete the Business Combination was executed but was not consummated within such 18-month period (such later date being referred to as the “Termination Date”), the board of directors will adopt a resolution, within 15 days thereafter, finding Community Bankers’ dissolution advisable and provide notice as promptly thereafter as practicable to stockholders in connection with Community Bankers’ dissolution in accordance with Section 275 of the Delaware General Corporation Law. In the event that Community Bankers is so dissolved, Community Bankers shall promptly adopt and implement a plan of distribution which provides that only the holders of shares sold in the initial public offering shall be entitled to receive liquidating distributions and Community Bankers shall pay no liquidating distributions with respect to any other shares of capital stock of Community Bankers. In the event of liquidation, it is likely that the per share value of residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the initial public offering (assuming no value is attributed to the Redeemable Warrants contained in the Units sold in the initial public offering as described in Note 2).

2.	INITIAL PUBLIC OFFERING

On June 8, 2006, Community Bankers sold 7,500,000 units (“Units”) in the initial public offering. Each Unit consists of one share of Community Bankers’ common stock, $0.01 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from Community Bankers one share of common stock at an exercise price of $5.00 commencing on the completion of a Business Combination and expiring five years from the date of the initial public offering. The Warrants will be redeemable by Community Bankers at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of the redemption is given.

In addition, Community Bankers sold to I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc. or their designees, for $100, an option to purchase up to 525,000 units in the aggregate. The units issuable upon exercise of this option are identical to those offered in this initial public offering, except that each of the warrants underlying this option entitles the holder to purchase one share of common stock at a price of $7.50. This option is exercisable at $10.00 per unit commencing on the later of the consummation of a Business Combination or one year from the date of the initial public offering. This option expires June 4, 2011. In lieu of the

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)

payment of the exercise price, this option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of this option. This option may only be exercised or converted by the option holder and cannot be redeemed by Community Bankers for cash.

3.	NOTE PAYABLE

Community Bankers Acquisition, LLC, an affiliate of Community Bankers’ president and one of its stockholders, has entered into a revolving credit agreement with Community Bankers in the amount of $100,000. Advances under the credit facility were $40,000. The loan was non-interest bearing and was repaid on June 29, 2006.

4.	RELATED PARTY TRANSACTIONS

Community Bankers presently occupies office space provided by an affiliate of Community Bankers’ president and an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by Community Bankers, it will make such office space, as well as certain office and secretarial services, available to Community Bankers, as may be required by Community Bankers from time to time. Community Bankers has agreed to pay such affiliate $7,500 per month for such services commencing June 5, 2006. At September 30, 2007, an aggregate of $180,000 has been paid.

5.	CAPITAL STOCK

Common Stock

Community Bankers is authorized to issue 50,000,000 shares of common stock. Stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Public Stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they both elect such conversion within the prescribed time period and they subsequently vote against the Business Combination and the Business Combination is ultimately approved and completed. Assuming the Business Combination is not timely completed and Community Bankers’ dissolution is approved by Community Bankers’ stockholders in accordance with Delaware law, Public Stockholders will be entitled to receive their proportionate share of the Trust Fund (including any interest not released to us, net of taxes, and the deferred underwriting discount). In addition, Public Stockholders will be entitled to receive a pro rata portion of Community Bankers’ remaining assets not held in trust, less amounts Community Bankers pay, or reserve to pay, for all of Community Bankers’ liabilities and obligations. Initial Stockholders have agreed to waive their rights to share in any liquidating distribution with respect to common stock owned by them prior to consummation of the initial public offering in the event Community Bankers is not able to timely complete a Business Combination.

Pursuant to letter agreements with Community Bankers, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon Community Bankers’ liquidation.

Preferred Stock

Community Bankers is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits Community Bankers, prior to a Business Combination, from issuing preferred stock without the consent of the Representatives of the underwriters.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)

6.	PROPOSED BUSINESS COMBINATION

On September 5, 2007, Community Bankers entered into an agreement and plan of merger with TransCommunity. The agreement and plan of merger sets forth the terms and conditions of Community Bankers’ acquisition of TransCommunity through the merger of TransCommunity with and into Community Bankers. TransCommunity Bank, N.A., a wholly owned subsidiary of TransCommunity, will become a wholly owned subsidiary of the surviving company in the merger.

Under the terms of the agreement and plan of merger, Community Bankers will issue to the shareholders of TransCommunity, for each share of TransCommunity’s common stock that they own, 1.4200 shares of Community Bankers’ common stock (the “Exchange Ratio”), subject to adjustment as described below. If the daily average closing price for Community Bankers’ common stock for the 20 consecutive days of trading in such stock ending five days before the closing date is less than $7.42, Community Bankers will increase the Exchange Ratio to the quotient obtained by dividing $10.5364 by such daily average closing price.

In addition, at the effective time of the merger, each outstanding option to purchase shares of TransCommunity’s common stock under any of TransCommunity’s stock plans shall vest pursuant to its terms and shall be converted into an option to acquire the number of shares of Community Bankers’ common stock equal to the number of shares of common stock underlying the option multiplied by the Exchange Ratio. The exercise price of each option will be adjusted accordingly.

The agreement and plan of merger also provides for Community Bankers’ headquarters to move to the headquarters of TransCommunity. Following the consummation of the merger, the Board of Directors of the surviving company will consist of ten directors, four of whom will be nominated by Community Bankers and six of whom will be nominated by TransCommunity. In addition, the chief executive officer and chief financial officer of TransCommunity will take those positions with the surviving company, and Community Bankers’ chief executive officer will become the surviving company’s chief strategic officer.

Consummation of the merger is subject to a number of customary conditions including the approval of the merger by the shareholders of each of TransCommunity and Community Bankers and the receipt of all required regulatory approvals. In addition, closing of the transaction is also conditioned on holders of fewer than 20% of the shares of Community Bankers’ common stock voting against the transaction and electing to convert their shares of Community Bankers’ common stock into cash. Pursuant to the agreement and plan of merger either party may terminate the agreement and plan of merger in the event the merger is not consummated by May 31, 2008. As a result of the execution of the agreement and plan of merger, pursuant to Community Bankers’ certificate of incorporation, it has until June 7, 2008 to complete the transaction before it would otherwise be required to liquidate.

7.	COMMITMENTS

On September 5, 2007, Community Bankers entered into an agreement with Keefe, Bruyette & Woods to provide financial advisory and investment banking services to Community Bankers in connection with the proposed merger with TransCommunity discussed in Note 6. Community Bankers paid $125,000 upon execution of the agreement and, in the event that the business combination with TransCommunity is consummated, it will pay a cash fee to Keefe, Bruyette & Woods at closing of $375,000.

In addition, Community Bankers agreed to pay to I-Bankers Securities, Inc. serving as the underwriting syndicate’s representative, $2,100,000 attributable to the underwriters’ discount which the representatives of the underwriters have agreed to defer until the initial Business Combination. Until a Business Combination is completed, these funds are held in the Trust Account. If Community Bankers does not complete a Business Combination, then the 2% deferred discount will become part of the funds returned to Community Bankers’ Public Stockholders from the trust account upon its liquidation as part of any plan of dissolution and distribution approved by Community Bankers’ stockholders.

COMMUNITY BANKERS ACQUISITION CORP. AUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Community Bankers Acquisition Corp.

We have audited the accompanying balance sheet of Community Bankers Acquisition Corp. (a corporation in the development stage) as of March 31, 2007 and the related statements of income, stockholders’ equity and cash flows for the year ended March 31, 2007 and the period from April 6, 2005 (inception) to March 31, 2007. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community Bankers Acquisition Corp. as of March 31, 2007 and the results of its operations and its cash flows for the year ended March 31, 2007 and the period from April 6, 2005 (inception) to March 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/  Miller Ellin & Company, LLP

June 19, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Community Bankers Acquisition Corp.

We have audited the accompanying balance sheet of Community Bankers Acquisition Corp. (a corporation in the development stage) as of March 31, 2006, and the related statements of income, stockholders’ equity and cash flows for the period from April 6, 2005 (inception) to March 31, 2006. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community Bankers Acquisition Corp. as of March 31, 2006 and the results of its operations and its cash flows for the period from April 6, 2005 (inception) to March 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/  Yount, Hyde & Barbour, PC

Winchester, Virginia
April 18, 2006 (except for Note 1 and Note 3 as to which the date is June 1, 2006)

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

BALANCE SHEETS

	March 31, 2007	March 31, 2006

ASSETS
Current assets:
Cash	$676,183	$2,360
Cash and United States Treasury securities held in trust fund	58,118,729	—
Prepaid expenses	17,500	—

Total current assets	58,812,412	2,360
Deferred offering costs	—	434,597

Total Assets	$58,812,412	$436,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Income taxes payable	$806,000	$—
Note payable	—	20,000
Deferred payment to underwriter	2,100,000	—
Accrued expenses	9,185	370,082

Total Current Liabilities	2,915,185	390,082

Common stock, subject to conversion, 1,499,250 shares at conversion value	11,617,934	—

Commitments

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value Authorized 5,000,000 shares; none issued	—	—
Common stock, $0.01 par value Authorized 50,000,000 shares; Issued and outstanding, 9,375,000 shares in 2007 and 1,875,000 in 2006 (which includes 1,499,250 shares subject to conversion)	93,750	18,750
Additional paid-in capital	43,061,444	28,125
Earnings accumulated during the development stage	1,124,099	—
Total Stockholders’ Equity	44,279,293	46,875

Total Liabilities and Stockholders’ Equity	$58,812,412	$436,957

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF INCOME

		For the Period	Cumulative
		from	Period from
	Year	April 6, 2005	April 6, 2005
	Ended	(Inception) to	(Inception) to
	March 31, 2007	March 31, 2006	March 31, 2007

Other income:
Interest on cash and short-term investments held in trust	$2,268,760	$—	$2,268,760
Operating costs	338,661	—	338,661

Income before taxes	1,930,099	—	1,930,099
Provision for income taxes	806,000	—	806,000

Net income	$1,124,099	$—	$1,124,099

Weighted average shares outstanding
Basic	7,997,740	1,807,292	4,913,793
Diluted	10,256,708	1,807,292	7,192,761
Net income per share-basic	$0.14	$—	$0.23

Net income per share-diluted	$0.11	$—	$0.16

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF STOCKHOLDERS’ EQUITY

				Earnings
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance at April 6, 2005 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders	1,875,000	18,750	28,125	—	46,875
Net income	—	—	—	—	—

Balance at March 31, 2006	1,875,000	18,750	28,125	—	46,875
Sale of 7,500,000 units, net of underwriters’ discount and offering expenses (includes 1,499,250 shares subject to possible conversion)	7,500,000	75,000	54,651,153	—	54,726,153
Less: proceeds subject to possible redemption of 1,499,250 shares, 19.99% of public shares are subject to redemption	—	—	(11,617,934)	—	(11,617,934)
Proceeds from issuance of option	—	—	100	—	100
Net income	—	—	—	1,124,099	1,124,099

Balance at March 31, 2007	9,375,000	$93,750	$43,061,444	$1,124,099	$44,279,293

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENTS OF CASH FLOWS

		For the	Cumulative
		Period	Period
		from	from
		April 6, 2005	April 6, 2005
	Year Ended	(Inception) to	(Inception) to
	March 31, 2007	March 31, 2006	March 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,124,099	$—	$1,124,099
(Increase) in prepaid expenses	(17,500)	—	(17,500)
Increase (decrease) in accrued expenses and income tax payable	445,103	370,082	815,185

Net Cash Provided by Operating Activities	1,551,702	370,082	1,921,784

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) in cash and securities held in trust fund	(58,118,729)	—	(58,118,729)

Net Cash (Used in) Investing Activities	(58,118,729)	—	(58,118,729)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	—	46,875	46,875
Gross proceeds from initial public offering	60,000,000	—	60,000,000
Proceeds from note payable to stockholder	20,000	20,000	40,000
Payment of note payable to stockholder	(40,000)	—	(40,000)
Proceeds from issuance of underwriters purchase option	100	—	100
Payment of costs of the public offering	(2,739,250)	(434,597)	(3,173,847)

Net Cash Provided by (Used in) Financing Activities	57,240,850	(367,722)	56,873,128

NET INCREASE IN CASH	673,823	2,360	676,183
CASH AT BEGINNING OF PERIOD	2,360	—	—

CASH AT END OF PERIOD	$676,183	$2,360	$676,183

NON-CASH FINANCING ACTIVITY
Accrual of deferred payment to underwriter	$2,100,000	$—	$2,100,000

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION, BUSINESS OPERATIONS

The Corporation was incorporated in Delaware on April 6, 2005 as a blank check company whose objective is to merge with or acquire an operating commercial bank or bank holding company. The Corporation has neither engaged in any operations nor generated revenue to date other than interest income. The Corporation’s fiscal year end is March 31.

The registration statement for the Corporation’s initial public offering (“Offering”) was declared effective June 5, 2006. The Corporation consummated the Offering on June 8, 2006 and received net proceeds of $54,950,000 which is discussed in Note 3. The Corporation’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business whose objective is to operate a commercial bank or bank holding company (“Business Combination”). There is no assurance that the Corporation will be able to successfully effect a Business Combination. Upon the closing of the Offering, $56,450,000 of the proceeds, including $2,100,000 attributable to the underwriters’ discount which the representatives of the underwriters have agreed to defer until the initial Business Combination, are being held in a trust account (“Trust Account”) and invested in U.S. government securities or other high-quality, short term interest-bearing investments, until the earlier of (1) the consummation of its first Business Combination or (2) distribution of the Trust Account as described below; provided, however, that up to $1,129,000 of interest income, net of taxes payable on interest earned on the Trust Account, may be released to the Corporation periodically to cover its operating expenses. The balance in the Trust Account as of March 31, 2007 was $58,118,729. Interest released to the Corporation to cover its operating expenses and the proceeds of the Offering that were not deposited in the Trust Account will be used to pay for business, legal and accounting due diligence on prospective mergers or acquisitions and continuing general and administrative expenses. The Corporation, after signing a definitive agreement for the Business Combination, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders immediately prior to the Offering, both vote against the Business Combination and exercise their conversion rights, the Business Combination will not be consummated. All of the Corporation’s stockholders prior to the Offering, including all of the officers and directors of the Corporation (“Initial Stockholders”), have agreed to vote all of their founding shares of common stock either for or against the Business Combination as determined by the majority of the votes cast by the holders of the common stock who purchase shares sold in this Offering (“Public Stockholders”) with respect to a Business Combination. After consummation of the Corporation’s first Business Combination, these voting safeguards no longer apply.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder, other than the Corporation’s Initial Stockholders, who voted against the Business Combination may demand that the Corporation redeem his or her shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. In this respect, $11,617,934 has been classified as common stock subject to possible conversion at March 31, 2007.

The Corporation’s Certificate of Incorporation provides that in the event that the Corporation does not consummate a Business Combination by the later of (1) 18 months after the consummation of the Offering or (2) 24 months after the consummation of the Offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete the Business Combination was executed but was not consummated within such 18-month period (such latter date being referred to as the “Termination Date”), the board of directors will adopt a resolution, within 15 days thereafter, finding the Corporation’s dissolution advisable and provide notice

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

as promptly thereafter as practicable to stockholders in connection with our dissolution in accordance with Section 275 of the Delaware General Corporation Law. In the event that the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the Public Stockholders shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation. In the event of liquidation, it is likely that the per share value of residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Redeemable Warrants contained in the Units sold in the Offering as described in Note 3).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements include the accounts of the Corporation. The Corporation has not commenced operations effective March 31, 2007. All activity through March 31, 2007, is related to the Corporation’s formation and the Offering.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents

The Corporation considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Corporation to credit risk consist of cash and cash equivalents. The Corporation’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes

The Corporation recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Corporation’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Earnings per Common Share

Basic earnings per share (“EPS”) is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period. Diluted EPS reflects the additional dilution for all potentially dilutive securities such as stock warrants.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

3.	INITIAL PUBLIC OFFERING

On June 8, 2006, the Corporation sold 7,500,000 units (“Units”) in the Offering. Each Unit consists of one share of the Corporation’s common stock, $0.01 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Corporation one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring five years from the date of the Offering. The Warrants will be redeemable by the Corporation at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of the redemption is given.

In addition, the Corporation sold to I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc. or their designees, for $100, an option to purchase up to 525,000 units in the aggregate. The units issuable upon exercise of this option are identical to those offered in this Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of common stock at a price of $7.50. This option is exercisable at $10.00 per unit commencing on the later of the consummation of a Business Combination or one year from the date of the Offering. This option expires June 4, 2011. In lieu of the payment of the exercise price, this option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of this option. This option may only be exercised or converted by the option holder and cannot be redeemed by the Corporation for cash.

The sale of the option to the representatives of the underwriters is accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock, and measured at its fair value. As a result, the Corporation’s cash position and stockholders’ equity increased by the $100 proceeds from the sale. The Corporation accounted for the fair value of the option as an expense of the Offering. The Corporation has determined based upon a trinomial model that the estimated fair value of the option on the date of sale was approximately $2.4145 per unit or an aggregate of $1,267,613 assuming an expected life of five years, volatility of 32.371% and a risk-free interest rate of 4.929%. Although an expected life of five years was used, if the Corporation does not consummate a Business Combination within the prescribed time period and liquidate, this option would become worthless.

Because the Corporation does not have a trading history, the Corporation estimated the potential volatility of its common stock price using the average volatility of ten publicly-traded banking institutions with market capitalizations ranging from $64 million to $288 million with an average of $149 million. The Corporation believes that the average volatility of these representative institutions is a reasonable benchmark to use in estimating the expected volatility of its common stock after consummation of a Business Combination, because these sample institutions are operating banks or bank holding companies that are similar in size to target business acquisitions. The volatility calculation of 32.371% was derived using the volatility of representative banks. This calculation used the daily closing prices for the five year period ended April 30, 2006. Using a higher volatility would have the effect of increasing the implied value of this option.

Pursuant to Rule 2710(g)(1) of the NASD Conduct Rule, the option to purchase 525,000 units is deemed to be underwriting compensation and therefore upon exercise the underlying shares and warrants are subject to a 180-day lock-up. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the Offering.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Although this option and its underlying securities have been registered by the Corporation, the Corporation has granted to the holders of this option demand and “piggy back” registration rights until the later of five years from the date of the Offering or one year after the warrants are exercised with respect to the securities directly and indirectly issuable upon exercise of this option. The Corporation will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of this option shall be adjusted in certain circumstances including in the event of a stock dividend, or the Corporation’s recapitalization, reorganization, merger or consolidation. However, no adjustments to this option will be made for issuances of common stock at a price below the exercise price of this option.

4.	DEFERRED OFFERING COSTS

Deferred offering costs consisted principally of legal and other offering expenses incurred through March 31, 2006 that were related to the Offering and were charged to capital upon receipt of the capital raised.

5.	NOTE PAYABLE

Community Bankers Acquisition, LLC, an affiliate of the Corporation’s president and one of its stockholders, entered into a revolving credit agreement with the Corporation in the amount of $100,000. Advances under the credit facility were $40,000. The loan was non-interest bearing and was repaid on June 29, 2006.

6.	RELATED PARTY TRANSACTIONS

The Corporation presently occupies office space provided by an affiliate of the Corporation’s president and an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Corporation, it will make such office space, as well as certain office and secretarial services, available to the Corporation, as may be required by the Corporation from time to time. The Corporation has agreed to pay such affiliate $7,500 per month for such services commencing June 5, 2006. At March 31, 2007, an aggregate of $75,000 has been paid.

7.	CAPITAL STOCK

Common Stock

The Corporation is authorized to issue 50,000,000 shares of common stock. Stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Public Stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they both elect such conversion within the prescribed time period and they subsequently vote against the Business Combination and the Business Combination is ultimately approved and completed. Assuming the Business Combination is not timely completed and the Corporation’s dissolution is approved by our stockholders in accordance with Delaware law, Public Stockholders will be entitled to receive their proportionate share of the Trust Fund (including any interest not released to us, net of taxes, and the deferred underwriting discount). In addition, Public Stockholders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts Community Bankers pay, or reserve to pay, for all of our liabilities and obligations. Initial Stockholders have agreed to waive their rights to share in any liquidating distribution with respect to common stock owned by them prior to consummation of the Offering in the event the Corporation is not able to timely complete a Business Combination.

Pursuant to letter agreements with the Corporation, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Corporation’s liquidation.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Preferred Stock

The Corporation is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Corporation, prior to a Business Combination, from issuing preferred stock without the consent of the representatives of the underwriters.

8.	INCOME TAX

Effective April 1, 2007, the Corporation adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with FASB Statement 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Management has evaluated and concluded that there are no significant uncertain tax positions requiring recognition in the Corporation’s financial statements as of April 1, 2007. The evaluation was performed for the tax year ended March 31, 2006, which remains subject to examination for Federal and state purposes as of March 31, 2007.

The Corporation’s policy is the classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses.

The components of the provision for income tax is as follows:

For the Period from
April 6, 2005
	Year Ended	(Inception) to
	March 31, 2007	March 31, 2006

Federal
Current	$690,000	$—
Deferred	—	—

	690,000	—

State
Current	116,000	—
Deferred	—	—

	116,000	—

	$806,000	$—

There were no deferred tax assets or liabilities at March 31, 2007 and 2006.

9.	PER SHARE INFORMATION

In accordance with SFAS No. 128, “Earnings Per Share”, basic earnings per common share (“Basic EPS”) is computed by dividing the net income by the weighted-average number of shares outstanding. Diluted earnings per common share (“Diluted EPS”) is computed by dividing the net income by the weighted-average number of common shares and dilutive common share equivalents and warrants then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the Corporation’s Statements of Income.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

The following table sets forth the computation of basic and diluted per share information:

		For the Period from
	Twelve	April 6, 2005
	Months Ended	(Inception) to
	March 31, 2007	March 31, 2007

Numerator:
Net Income	$1,124,099	$1,124,099

Denominator:
Weighted-average common shares outstanding	7,997,740	4,913,793
Dilutive effect of warrants	2,278,968	2,278,968

Weighted-average common shares outstanding, assuming dilution	10,256,708	7,192,761

Net Income Per Share:
Basic	$.14	$.23

Diluted	$.11	$.16

TRANSCOMMUNITY FINANCIAL CORPORATION CONDENSED UNAUDITED FINANCIAL
STATEMENTS

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
September 30, 2007 and December 31, 2006

	September 30,	December 31,
	2007	2006
	(Dollars in thousands)

ASSETS
Cash and due from banks	$6,051	$3,669
Federal funds sold	4,061	1,422

Total cash and cash equivalents	10,112	5,091
Securities available for sale, at fair value	10,314	13,597
Securities held to maturity, fair value of $6,356 and $21,286 at September 30, 2007 and December 31, 2006, respectively	6,400	21,420
Loans	189,003	151,399
Allowance for loan losses	(2,663)	(2,065)

Total loans, net	186,340	149,334
Premises and equipment, net	7,114	6,689
Other investments	938	896
Assets from discontinued operations, net	—	88
Other assets	1,830	1,330

Total assets	$223,048	$198,445

LIABILITIES
Deposits:
Demand:
Noninterest bearing	$22,575	$20,450
Interest bearing	33,802	37,850
Savings	10,357	9,478
Time	125,230	97,195

Total deposits	191,964	164,973
Note payable	—	500
Federal funds purchased	—	1,517
Accrued interest payable	656	540
Liabilities from discontinued operations, net	—	10
Accrued expenses and other liabilities	496	352

Total liabilities	193,116	167,892

STOCKHOLDERS’ EQUITY
Common stock (25,000,000 shares authorized $.01 par value) 4,586,741 and 4,581,741 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	46	46
Additional paid in capital	39,904	39,809
Accumulated deficit	(10,027)	(9,262)
Accumulated other comprehensive income (loss)	9	(40)

Total stockholders’ equity	29,932	30,553

Total liabilities and stockholders’ equity	$223,048	$198,445

See accompanying notes to unaudited consolidated financial statements.

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Nine Months Ended September 30, 2007 and 2006

	For the Nine Months Ended
	September 30,	September 30,
	2007	2006
	(Dollars and shares in thousands except for per share data)

Interest and dividend income
Interest on loans, including fees	$11,616	$9,064
Interest on federal funds sold	458	826
Interest on debt securities	538	545
Dividends on equity securities	37	31

Total interest income	12,649	10,466
Interest expense
Interest on deposits	4,717	3,108
Interest on other borrowed funds	48	476

Total interest expense	4,765	3,584

Net interest income	7,884	6,882
Provision for loan losses	1,134	311

Net interest income after provision for loan losses	6,750	6,571

Noninterest income
Bank service charges and fees	832	768

Total noninterest income	832	768

Noninterest expense
Salaries and employee benefits	4,063	3,494
Occupancy expenses	533	494
Equipment expenses	527	438
Other operating expenses	3,149	2,258

Total noninterest expense	8,272	6,684

(Loss) income from continuing operations before income taxes	(690)	655
Income tax expense	—	—
Net (loss) income from continuing operations	(690)	655
Net loss from discontinued operations	(77)	(651)

Net (loss) income	$(767)	$4

Net (loss) income per share from continuing operations (basic and diluted)	$(0.15)	$0.14

Net (loss) income per share (basic and diluted)	$(0.17)	$0.00

Weighted average number of shares outstanding	4,587	4,582

See accompanying notes to unaudited consolidated financial statements.

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)
For the Nine Months Ended September 30, 2007 and 2006

						Accumulated
	Shares of	Common		Additional		Other
	Common	Stock	Common	Paid in	Accumulated	Comprehensive
	Stock	Subscriptions	Stock	Capital	Deficit	Income (Loss)	Total
	(Dollars and shares in thousands)

Balance, December 31, 2005	4,582	$—	$46	$39,778	$(9,379)	$(75)	$30,370
Net income	—	—	—	—	4	—	4
Unrealized gain on securities available for sale	—	—	—	—	—	27	27

Total comprehensive loss							31
Stock compensation expense	—	—	—	27	—	—	27

Balance, September 30, 2006	4,582	$—	$46	$39,804	$(9,375)	$(48)	$30,428

Balance, December 31, 2006	4,582	$—	$46	$39,809	$(9,262)	$(40)	$30,553
Net loss	—	—	—	—	(767)	—	(767)
Unrealized gain on securities available for sale	—	—	—	—	—	49	49
Total comprehensive loss							(718)
Common Stock issued	5	—	—	38			38
Stock-based compensation expense	—	—	—	57	—	—	57
Dissolution of subsidiary	—	—	—	—	2	—	2

Balance, September 30, 2007	4,587	$—	$46	$39,904	$(10,027)	$9	$29,932

See accompanying notes to unaudited consolidated financial statements.

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Nine Months Ended September 30, 2007 and 2006

	For the Nine Months Ended
	September 30,	September 30,
	2007	2006
	(Dollars and shares in thousands)

Operating activities:
Net (loss) income	$(767)	$4
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for loan losses	1,134	346
Amortization of security premiums and accretion of discounts, net	(14)	18
Depreciation	419	414
Stock-based compensation expense	57	27
Loss on disposition of property	—	(7)
(Increase) Decrease in other assets	(498)	360
Increase in interest payable	116	205
Increase (Decrease) accrued expenses and other liabilities	134	(75)

Net cash provided by (used in) operating activities	581	1,292
Investing activities:
Purchase of securities held to maturity	(6,000)	(43,000)
Purchase of securities available for sale	(18,522)	(13,250)
Proceeds from maturities of securities held to maturity	21,025	52,000
Proceeds from maturities of securities available for sale	21,863	3,000
Purchase of other investments	(42)	(121)
Net increase in loans	(38,122)	(16,585)
Purchase of premises and equipment	(774)	(196)

Net cash used in investing activities	(20,572)	(18,152)

Financing activities:
Net (decrease) increase in federal funds purchased	(1,517)	854
Proceeds from stock options exercised	38	—
Net (decrease) increase in note payable	(500)	475
Net decrease in secured borrowings	—	(1,435)
Net decrease in noninterest bearing and interest bearing demand deposits	(1,923)	(6,363)
Net increase (decrease) in savings deposits	879	(282)
Net increase in time deposits	28,035	20,378

Net cash (used in) provided by financing activities	25,012	13,627

Net increase (decrease) in cash and cash equivalents	5,021	(3,233)
Cash and cash equivalents:
Beginning of the period	5,091	16,816

End of the period	$10,112	$13,583

Supplemental disclosures of cash flow information:
Interest paid	$4,650	$3,387

See accompanying notes to unaudited consolidated financial statements.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1	Principles of Consolidation and Basis of Presentation:

The accompanying unaudited consolidated financial statements include the accounts of TransCommunity Financial Corporation (“TransCommunity” or the “Company”) and its consolidated subsidiary TransCommunity Bank, N.A., which includes Main Street Mortgage and Investment Corporation (“Main Street Mortgage”), a former wholly-owned subsidiary that discontinued operations in December 2006. All significant intercompany transactions and balances associated with consolidated subsidiaries have been eliminated.

The consolidated financial statements of TransCommunity conform to accounting principles generally accepted in the United States of America, to general industry practices, and the instructions for Form 10-Q and Regulation S-X. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position at September 30, 2007, and the results of operations for the three-month and nine-month periods ended September 30, 2007 and 2006. The Consolidated Statement of Financial Condition at December 31, 2006 was derived from audited financial data. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities in the financial statements, and the disclosure of revenue and expense during the reporting periods. The assumptions are based on information available as of the date of the financial statements and could differ from actual results. The results for the interim periods are not necessarily indicative of annual performance. The notes included herein should be read in conjunction with the notes to consolidated financial statements included in the audited December 31, 2006 financial statements for TransCommunity, which statements were included in TransCommunity’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission (the “Commission”).

NOTE 2	Impacts of Certain Accounting Pronouncements:

In September 2006, the FASB released SFAS No. 157, “Fair Value Measurement,” which provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The Statement also responds to investors’ requests for more information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect that fair value measurements have on earnings. SFAS No. 157 will apply whenever another standard requires (or permits) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value to any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. SFAS No. 157 is effective for TransCommunity for years beginning after January 1, 2008, and interim periods within that year. TransCommunity is in the process of evaluating the impact that the adoption of SFAS No. 157 will have on its consolidated financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. TransCommunity is currently in the process of evaluating the impact that the adoption will have on its consolidated financial position and results of operations.

NOTE 3	Investment Securities:

The carrying values, unrealized gains, unrealized losses and approximate fair values of investment securities at September 30, 2007 and December 31, 2006 are shown in the table below. As of September 30, 2007, 18 U.S. Agency Securities with a carrying value of $13.7 million were pledged as collateral for borrowings and public funds.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Securities Available for Sale
September 30, 2007

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)

Gov’t-sponsored enterprises-discount notes*	$1,000	$—	$(1)	$999
Gov’t-sponsored enterprises-notes*	9,305	23	(13)	9,315

Total Securities Available for Sale	$10,305	$23	$(14)	$10,314

Securities Held to Maturity
September 30, 2007

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)

Gov’t-sponsored enterprises-discount notes*	$—	$—	$—	$—
Gov’t-sponsored enterprises-notes*	6,400	—	(44)	6,356

Total Securities Held to Maturity	$6,400	$—	$(44)	$6,356

Securities Available for Sale
December 31, 2006

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)

Gov’t-sponsored enterprises-discount notes*	$7,213	$—	$(7)	$7,206
Gov’t-sponsored enterprises-notes*	6,424	—	(33)	6,391

Total Securities Available for Sale	$13,637	$—	$(40)	$13,597

Securities Held to Maturity
December 31, 2006

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)

Gov’t-sponsored enterprises-discount notes*	$13,008	$—	$(12)	$12,996
Gov’t-sponsored enterprises-notes*	8,412	—	(122)	8,290

Total Securities Held to Maturity	$21,420	$—	$(134)	$21,286

*	FHLB

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investments in an unrealized loss position that are considered temporarily impaired at September 30, 2007 and December 31, 2006, segregated between investments sustaining unrealized losses for periods less than twelve months and twelve months or greater, are displayed in the following tables:

Securities Available for Sale
September 30, 2007

	Less than 12 Months		12 Months or More			Total
	Fair	Unrealized			Unrealized		Unrealized
	Value	Loss	Fair Value		Loss	Fair Value	Loss
	(Dollars in thousands)

Description of securities:
Gov’t-sponsored enterprises-notes*	$792	$(13)	$		$	$792	$(13)
Gov’t-sponsored enterprises-discount notes*	999	(1)		—	—	999	(1)

Total	$1,791	$(14)		$—	$—	$1,791	$(14)

Securities Held to Maturity
September 30, 2007

	Less than 12 Months		12 Months or More			Total
		Unrealized			Unrealized		Unrealized
	Fair Value	Loss	Fair Value		Loss	Fair Value	Loss
	(Dollars in thousands)

Description of securities:
Gov’t-sponsored enterprises-notes*	$6,356	$(44)	$		$	$6,356	$(44)
Gov’t-sponsored enterprises-discount notes*				—	—	—	—

Total	$6,356	$(44)		$—	$—	$6,356	$(44)

Securities Available for Sale
December 31, 2006

	Less than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
	(Dollars in thousands)

Description of securities:
Gov’t-sponsored enterprises-notes*	$4,990	$(4)	$1,401	$(29)	$6,391	$(33)
Gov’t-sponsored enterprises-discount notes*	7,206	(7)	—	—	7,206	(7)

Total	$12,196	$(11)	$1,401	$(29)	$13,597	$(40)

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Securities Held to Maturity
December 31, 2006

	Less than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
	(Dollars in thousands)

Description of securities:
Gov’t-sponsored enterprises-notes*	$1,999	$(1)	$6,291	$(121)	$8,290	$(122)
Gov’t-sponsored enterprises-discount notes*	12,996	(12)	—	—	12,996	(12)

Total	$14,995	$(13)	$6,291	$(121)	$21,286	$(134)

*	Issued by the Federal Home Loan Bank (FHLB)

The September 30, 2007 unrealized loss was the aggregate of 11 U.S. Agency notes, none of which had a continuous loss period of more than 12 months. The December 31, 2006 unrealized loss was the aggregate of 20 U.S. Agency notes, of which 11 had a continuous loss period of more than 12 months. The unrealized loss positions in both years were primarily related to interest rate movements as there is minimal credit risk exposure in these investments. All securities are investment grade or better. No impairment loss has been recognized on these securities because management has both the intent and the ability to hold these securities until maturity or call dates.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of TransCommunity’s subsidiary bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

NOTE 4	Stock Based Compensation:

2001 Stock Option Plan

A stock option plan was adopted by the Board of Directors of the Bank of Powhatan on May 8, 2001 (the “2001 Plan”). This 2001 Plan was adopted by TransCommunity effective August 15, 2001 in connection with the reorganization in which the Bank of Powhatan became a subsidiary of TransCommunity. The purpose of the 2001 Plan was to reward employees and directors for services rendered and to foster the success of TransCommunity and its subsidiary by providing incentives to employees and directors that will promote the alignment of their personal financial interest with the long-term financial success of TransCommunity and its subsidiaries and with growth in shareholder value. The 2001 Plan provided that options for up to 330,000 shares of TransCommunity common stock may be issued. Under the 2001 Plan, annual grants of stock options were limited to 10,000 shares for each employee and 7,500 shares for each director. The exercise price may not be less than 100% of the fair market value of the shares on the grant date. Unless the Compensation Committee of TransCommunity’s Board of Directors determines otherwise, one-third of a grant becomes vested and exercisable on each of the first three anniversaries of the initial grant date. Each grant becomes fully vested and exercisable in the event of a change in control of TransCommunity. All options are subject to exercise or forfeiture if TransCommunity’s capital falls below its minimum requirements, as determined by its primary regulator, and TransCommunity’s primary regulator so directs. At September 2007, options to acquire 275,275 shares were outstanding, of which 233,275 were exercisable at that date.

Effective January 1, 2006, TransCommunity adopted SFAS No. 123R, “Share-Based Payment,” using the modified prospective transition method. SFAS No. 123R requires companies to calculate compensation expense arising from stock-based compensation based on the respective fair values of awards at grant date.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of the options granted is shown in the following table:

	Nine Months Ended September 30,
	2007	2006

Outstanding at January 1	$246,625	$281,425
Granted	56,000	5,000
Exercised	(5,000)	—
Lapsed	(22,350)	(1,200)

Options outstanding at September 30	275,275	285,225
Options exercisable at September 30	233,275	274,492
Weighted average exercise price	$9.97	$9.95
Weighted average remaining contracted life at September 30	55 months	79 months

The weighted-average grant date fair value of 56,000 options granted under the 2001 Plan during the nine months ended September 30, 2007, was $2.43 per share, which equaled $136,080. The weighted average exercise price of options granted during the nine months ended September 30, 2007, was $8.53 per share.

Options granted under the Plan generally expire ten years after the date of grant and are granted at market value of the stock on the date of grant. Option terms are determined by the Compensation Committee of TransCommunity’s Board of Directors at the time of the grant. TransCommunity utilizes the Black Scholes model to calculate fair values of options awarded. This model requires assumptions as to expected volatility, dividends, terms and risk free rates.

Assumptions used for the periods covered herein are outlined in the following table:

	Nine Months Ended
	September 30, 2007	September 30, 2006

Expected volatility	20%	5%
Expected dividend	0	0
Expected term (years)	5	10
Risk free rate	4.6%	4.6%

Expected volatilities are based on volatility trends of similar entities in the region, as defined by the SNL Mid-Atlantic Bank Index. Expected dividends reflect the experience of TransCommunity’s common stock. Expected terms represent the period of time that options granted are expected to be outstanding. The risk free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the appropriate life of each option.

On May 29, 2007, shareholders approved the TransCommunity Financial Corporation 2007 Equity Compensation Plan. As a result, TransCommunity will not make any more stock option grants under the 2001 Plan.

2007 Equity Compensation Plan

On May 29, 2007, the shareholders of TransCommunity approved the TransCommunity Financial Corporation 2007 Equity Compensation Plan (the “2007 Plan”). The complete text of the 2007 Plan was filed as an exhibit to the Form 10-Q dated June 30, 2007. The following general description of the principal features of the 2007 Plan is qualified in its entirety by reference to such exhibit. Additional information with respect to the 2007 Plan is included in TransCommunity’s proxy statement for its 2007 annual meeting of shareholders, as filed with the Commission on April 23, 2007.

The 2007 Plan authorizes the Compensation Committee of TransCommunity’s Board of Directors to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to TransCommunity

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and its subsidiary who are designated by the Compensation Committee: options; stock appreciation rights; stock awards; performance share awards; incentive awards; and stock units. The Compensation Committee will administer the 2007 Plan.

TransCommunity is authorized to issue under the 2007 Plan up to 250,000 shares of its common stock. Generally, if an award is forfeited, expires or terminates, the shares allocated to that award under the 2007 Plan may be reallocated to new awards under the 2007 Plan. Shares surrendered pursuant to the exercise of a stock option or other award or in satisfaction of tax withholding requirements under the 2007 Plan may also be reallocated to other awards. The 2007 Plan provides that if there is a stock split, stock dividend or other event that affects TransCommunity’s capitalization, appropriate adjustments will be made in the number of shares that may be issued under the 2007 Plan and in the number of shares and price of all outstanding grants and awards made before such event.

The 2007 Plan also provides that no award may be granted more than 10 years after the earlier of the date that it is approved by TransCommunity’s shareholders or the date it is adopted by TransCommunity’s Board of Directors, which was February 28, 2007.

The Board of Directors may amend or terminate the 2007 Plan at any time, provided that no such amendment will be made without shareholder approval if (i) the amendment would increase the aggregate number of shares of TransCommunity common stock that may be issued under the 2007 Plan (other than as permitted under the 2007 Plan), (ii) the amendment changes the class of individuals eligible to become participants or (iii) such approval is required under any applicable law, rule or regulation.

On July 25, 2007, agreements with market presidents and corporate senior officers were executed for restricted stock awards totaling 22,375 shares under the 2007 Plan. The agreements grant fifty percent of the restricted stock on a three year vesting schedule as follows:

Date	Percentage

March 1, 2008	20%
March 1, 2009	20%
March 1, 2010	60%

The remaining one-half of the restricted stock will be issued March 1, 2010 if corporate pretax income for 2009 equals or exceeds $3.0 million.

During the third quarter of 2007, TransCommunity recorded expenses of $23 thousand related to stock based compensation, and $57 thousand for the nine months ended September 30, 2007.

NOTE 5	Earnings (Losses) Per Share:

Basic earnings (losses) per share (“EPS”) are computed by dividing net income or loss by the weighted average number of shares outstanding during the period. Diluted EPS is computed using the weighted average number of common shares outstanding during the period, including the effect of dilutive potential common shares outstanding attributable to stock awards. Reported basic and dilutive earnings per share are the same as the effect on EPS of TransCommunity’s outstanding stock options would be antidilutive.

NOTE 6	Business Segments:

Currently, the holding company operates as a shell company with all operations performed by its subsidiary bank and recorded in its records. All operations are reported under the Community Banking segment.

Previously, TransCommunity had two reportable business segments: “Community Banking” and “TransCommunity” as reported June 30, 2007. The Community Banking segment consisted of TransCommunity’s four subsidiary banks which were consolidated in June 2007, each of which provided loan, deposit, mortgage and

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

investment services to retail and commercial customers in their respective market areas. TransCommunity consisted of the parent company, which wholly owned, the consolidated bank. All operations are now performed within the bank.

During 2006, TransCommunity had two additional business segments, “Main Street Mortgage,” which provided a variety of mortgage loan products across the country under the exemption granted as a subsidiary of a nationally-chartered bank, and “Financial Services,” which offered trust, asset management and securities and insurance brokerage services. The activities of both of these business segments were discontinued during 2006. The services previously provided by both of these business segments have been transferred to the Community Banking segment. Segment information previously reported is as follows:

	For Nine Months Ended September 30, 2006
	Community	Main	Trans-
	Banking	Street	Community	Eliminations	Consolidated
	(Dollars in thousands)

Net interest income (expense)	$6,539	$(30)	$343	$—	$6,852
Provision for loan losses	(310)	(36)	—	—	(346)
Noninterest income	734	1,773	339	(305)	2,541
Noninterest expense	(4,610)	(2,359)	(2,425)	351	(9,043)
Income (loss) from subsidiaries	—	—	1,701	(1,701)	—

Net income (loss) from continuing operations	2,353	(652)	(42)	(1,655)	4
Net loss from discontinued operations	—	—	—	—	—

Net income (loss)	$2,353	$(652)	(42)	$(1,655)	$4

Total Assets	$184,484	$211	$30,692	$(22,005)	$193,382

NOTE 7	Secured Borrowings:

As of the reported dates, there were no secured borrowings.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 8	Capital:

TransCommunity’s consolidated regulatory capital levels are displayed in the following table:

	September 30,	December 31,
	2007	2006
	(Dollars in thousands)

Tier 1 Leverage Capital Ratio
Amount	$29,923	$30,457
Actual Ratio	13.62%	15.86%
Minimum Capital Requirement	4.00%	4.00%
Tier 1 Risk-Based Capital Ratio
Amount	$29,923	$30,457
Actual Ratio	13.85%	17.16%
Minimum Capital Requirement	4.00%	4.00%
Total Risk-Based Capital Ratio
Amount	$32,586	$32,522
Actual Ratio	15.09%	18.32%
Minimum Capital Requirement	8.00%	8.00%
Capital ratios:
Average equity to average assets	14.41%	15.79%
Leverage ratio	13.62%	15.86%
Tier 1 risk-based capital ratio	13.85%	17.16%
Total risk-based capital ratio	15.09%	18.32%

NOTE 9	Litigation:

In the ordinary course of operations, TransCommunity and its subsidiaries may be parties to various legal proceedings. The following matters involve pending or potential claims:

Minter Lawsuit.  On November 2, 2006, James L. Minter filed a lawsuit against TransCommunity and William C. Wiley, the former Chief Executive Officer and Chairman of the Board of Directors of TransCommunity, in the Circuit Court of the County of Powhatan in Virginia. The suit arises out of the Bank’s purchase of Main Street Mortgage and Investment Corporation in early 2001. Minter alleges that in late 2000 Wiley withheld information concerning the value of Main Street Mortgage from the Bank’s board of directors and that the Bank would not have acquired Main Street Mortgage if the valuation had been provided to the Bank’s board. Minter’s suit claims that TransCommunity aided and abetted and conspired with Wiley in his misrepresentation of Main Street Mortgage’s value. Minter’s suit also alleges that the December 2005 separation agreement between TransCommunity and Wiley improperly released claims TransCommunity had against Wiley arising out of Wiley’s alleged concealment of the Main Street Mortgage valuation from the Bank’s board in late 2000. Minter seeks unspecified rescissionary and compensatory damages, unspecified treble damages and punitive damages of $350,000 against each defendant, jointly and severally and with interest. Minter also seeks to recover his attorneys’ fees.

TransCommunity moved for a dismissal of the lawsuit, brought claims against Minter for breach of fiduciary duty related to his use of confidential Company information for personal gain and removed him from the board of the Bank of Powhatan. In response to TransCommunity’s motion to dismiss the lawsuit, on August 8, 2007, the court dismissed the two counts that Minter had asserted against TransCommunity. The court, however, permitted Minter to replead the count in which Minter alleged that TransCommunity aided and abetted Wiley in his allegedly fraudulent conduct.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Minter amended his complaint, and the only claim against TransCommunity is based on TransCommunity’s alleged derivative liability for Wiley’s conduct. The underlying factual allegations are the same; however, Minter now alleges that TransCommunity is liable for Wiley’s conduct because he was acting as an agent of TransCommunity. TransCommunity has again moved for a dismissal of Minter’s claim. A hearing on TransCommunity’s motion is set for December 7, 2007.

TransCommunity believes that, insofar as it concerns TransCommunity, Minter’s suit is without merit.

Based on the facts presently known, TransCommunity believes it has limited liability exposure arising from this lawsuit. However, since the case is in the early stages, TransCommunity is unable to evaluate the likelihood of an unfavorable outcome or to estimate the amount or range of potential loss, if any, in this matter.

NOTE 10	Pending Merger:

On September 5, 2007, TransCommunity entered into an Agreement and Plan of Merger with Community Bankers. The Merger Agreement sets forth the terms and conditions of Community Bankers’ acquisition of TransCommunity through the merger of TransCommunity with and into Community Bankers. TransCommunity Bank, N.A., a wholly-owned subsidiary of TransCommunity, will become a wholly-owned subsidiary of Community Bankers in the Merger.

Under the terms of the Merger Agreement, Community Bankers will issue to the shareholders of TransCommunity, for each share of TransCommunity’s common stock that they own, 1.4200 shares of Community Bankers’ common stock (the “Exchange Ratio”), subject to adjustment as described below. If the daily average closing price for Community Bankers’ common stock for the 20 consecutive days of trading in such stock ending five days before the closing date is less than $7.42, Community Bankers will increase the Exchange Ratio to the quotient obtained by dividing $10.5364 by such daily average closing price. There will be no adjustment if such daily average closing price is $7.42 or greater.

In addition, at the effective time of the Merger, each outstanding option to purchase shares of TransCommunity’s common stock under any of TransCommunity’s stock plans shall vest pursuant to its terms and shall be converted into an option to acquire the number of shares of Community Bankers’ common stock equal to the number of shares of TransCommunity’s common stock underlying the option multiplied by the Exchange Ratio. The exercise price of each option will be adjusted accordingly.

The Merger Agreement also provides for the headquarters of the resulting company to be located at the headquarters of TransCommunity. Following the consummation of the Merger, the Board of Directors of Community Bankers will consist of 10 directors, four of whom will be nominated by Community Bankers and six of whom will be nominated by TransCommunity. In addition, the chief executive officer and chief financial officer of TransCommunity will take those positions with Community Bankers, and the chief executive officer of Community Bankers will become its chief strategic officer.

Consummation of the Merger is subject to a number of customary conditions including the approval of the Merger by the shareholders of each of TransCommunity and Community Bankers and the receipt of all required regulatory approvals. The Merger is expected to be completed in the fourth quarter of 2007.

A copy of the Merger Agreement and related documents can be found in the Form 8-K filed September 6, 2007.

NOTE 11	Subsequent Events:

None.

TRANSCOMMUNITY FINANCIAL CORPORATION CONSOLIDATED AUDITED FINANCIAL
STATEMENTS

Report of the Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
TransCommunity Financial Corporation
Glen Allen, Virginia

We have audited the accompanying consolidated balance sheets of TransCommunity Financial Corporation and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TransCommunity Financial Corporation and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, in 2006 TransCommunity Financial Corporation and Subsidiaries adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

Richmond, Virginia
April 13, 2007

S.B. HOOVER & COMPANY, L.L.P.
Certified Public Accountants
124 Newman Avenue Harrisonburg, Virginia 22801-4004 (540)434-6736 FAX (540)434-3097

The Board of Directors and Stockholders
TransCommunity Financial Corporation
Richmond, Virginia

We have audited, before the effects of the adjustments for the correction of the error described in Note 25, the consolidated statement of operations, changes in stockholders’ equity, and cash flows of TransCommunity Financial Corporation for the year ended December 31, 2004 (the 2004 financial statements before the effects of the adjustments discussed in Note 25 are not presented herein). The 2004 consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, except for the error described in Note 25, the 2004 financial statements present fairly, in all material respects, and the results of operations and its cash flows of TransCommunity Financial Corporation for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

We were not engaged to audit, review or apply any procedures to the adjustments for the correction of the error described in Note 25 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by McGladrey & Pullen, LLP.

/s/ S. B. Hoover & Company, L.L.P.

Harrisonburg, Virginia
March 20, 2005 (except for reclassification of discontinued operations as described in Notes 1 and 14, as to which date is April 12, 2007)

Members of the American Institute of Certified Public Accountants and Virginia Society of Certified Public Accountants

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
	(Dollars in thousands)

ASSETS
Cash and due from banks	$3,669	$4,132
Federal funds sold	1,422	12,684

Total cash and cash equivalents	5,091	16,816
Securities available for sale, at fair value	13,597	5,355
Securities held to maturity, fair value of $21,286 and $25,722 at December 31, 2006 and 2005, respectively	21,420	25,882
Loans	151,399	134,930
Allowance for loan losses	(2,065)	(1,602)

Total loans, net	149,334	133,328
Premises and equipment, net	6,689	6,841
Other investments	896	536
Assets from discontinued operations, net	88	835
Other assets	1,330	1,055
Total assets	$198,445	$190,648

LIABILITIES
Deposits:
Demand:
Noninterest bearing	$20,450	$17,253
Interest bearing	37,850	46,144
Savings	9,478	9,471
Time	97,195	73,735

Total deposits	164,973	146,603
Federal funds purchased	1,517	272
Note payable	500	—
Secured borrowings	—	12,515
Accrued interest payable	540	302
Liabilities from discontinued operations, net	10	202
Accrued expenses and other liabilities	352	384

Total liabilities	167,892	160,278
Commitments and Contingencies (Notes 19 and 20)

STOCKHOLDERS’ EQUITY
Common stock (25,000,000 shares authorized - $.01 par value) 4,581,741 shares issued and outstanding at December 31, 2006 and 2005, respectively	46	46
Additional paid in capital	39,809	39,778
Accumulated deficit	(9,262)	(9,379)
Accumulated other comprehensive loss	(40)	(75)

Total stockholders’ equity	30,553	30,370

Total liabilities and stockholders’ equity	$198,445	$190,648

See accompanying notes to consolidated financial statements.

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
	(Dollars in thousands, except per share data)

Interest and dividend income
Interest on loans, including fees	$12,366	$9,683	$6,369
Interest on federal funds sold	1,115	678	89
Interest on debt securities — taxable	765	561	413
Dividends on equity securities	61	35	23

Total interest and dividend income	14,307	10,957	6,894

Interest expense
Interest on deposits	4,475	2,888	1,783
Interest on secured borrowings	471	550	112
Interest on other borrowed funds	12	59	99

Total interest expense	4,958	3 ,497	1,994

Net interest income	9,349	7,460	4,900
Provision for loan losses	493	266	549

Net interest income after provision for loan losses	8,856	7,194	4,351

Noninterest income
Bank service charges and fees	1,011	791	762

Total noninterest income	1,011	791	762

Noninterest expense
Salaries and employee benefits	4,711	5,118	4,003
Occupancy expenses	689	614	502
Equipment expenses	600	596	549
Other operating expenses	2,933	3,006	2,347

Total noninterest expense	8,933	9,334	7,401

Income (loss) from continuing operations before income taxes	934	(1,349)	(2,288)
Income tax expense	(15)	—	—

Net Income (loss) from continuing operations	919	(1,349)	(2,288)
Net loss from discontinued operations	(802)	(423)	(293)

Net income (loss)	$117	$(1,772)	$(2,581)

Net income (loss) per share from continuing operations (basic and diluted)	$0.20	$(0.41)	$(1.08)

Net income (loss) per share (basic and diluted)	$0.03	$(0.53)	$(1.22)

Weighted average number of shares outstanding	4,581,741	3,315,479	2,114,275

See accompanying notes to consolidated financial statements.

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2006, 2005, and 2004

						Accumulated
	Shares of			Additional		Other
	Common	Common Stock		Paid in	Accumulated	Comprehensive
	Stock	Subscriptions	Common Stock	Capital	Deficit	Income (Loss)	Total
	(Dollars in thousands)

Balance, December 31, 2003	2,068	$—	$21	$19,916	$(5,026)	$(10)	$14,901
Net loss	—	—	—	—	(2,581)	—	(2,581)
Unrealized loss on securities available for sale	—	—	—	—	—	(34)	(34)

Total comprehensive loss	—	—	—	—	—	—	(2,615)
Subscriptions received	—	2,743	—	—	—	—	2,743
Common stock issued	183	(2,743)	2	2,556	—	—	(185)
Deferred compensation expense	—	—	—	95	—	—	95

Balance, December 31, 2004	2,251	$—	$23	$22,567	$(7,607)	$(44)	$14,939

Balance, December 31, 2004	2,251	$—	$23	$22,567	$(7,607)	$(44)	$14,939

Net loss	—	—	—	—	(1,772)	—	(1,772)
Unrealized loss on securities available for sale	—	—	—	—	—	(31)	(31)

Total comprehensive loss	—	—	—	—	—	—	(1,803)
Subscriptions received		19,040					19,040
Common stock issued	2,343	(19,040)	23	17,307	—	—	(1,710)
Common stock repurchased	(12)	—	—	(172)	—	—	(171)
Deferred compensation expense	—	—	—	76	—	—	76

Balance, December 31, 2005	4,582	$—	$46	$39,778	$(9,379)	$(75)	$30,370

Balance, December 31, 2005	4,582	$—	$46	$39,778	$(9,379)	$(75)	$30,370

Net income	—	—	—	—	117	—	117
Unrealized gain on securities available for sale	—	—	—	—	—	35	35

Total comprehensive income							152
Stock based compensation expense	—	—	—	31	—	—	31
Balance, December 31, 2006	4,582	$—	$46	$39,809	$(9,262)	$(40)	$30,553

See accompanying notes to consolidated financial statement.

TRANSCOMMUNITY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
	(Dollars in Thousands)

Operating activities:
Net income (loss) from continuing operations	$117	$(1,772)	(2,581)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for loan losses	526	331	654
Amortization of security premiums and accretion of discounts, net	(4)	7	(72)
Depreciation	555	538	418
Deferred compensation expense	—	76	95
Stock-based compensation expense	31	—	—
Loss(Gain) on disposition of property	22	2	(1)
Decrease (increase) in other assets	324	(288)	(194)
Increase (decrease) in accrued interest payable	238	96	—
(Decrease) increase in accrued expenses and other liabilities	(224)	71	242

Net cash provided by (used in) operating activities	1,585	(939)	(1,439)

Investing activities:
Purchase of securities held to maturity	(56,025)	(71,200)	(23,137)
Purchase of securities available for sale	(22,967)	(9,000)	(21,101)
Proceeds from maturities of securities held to maturity	60,500	55,200	30,750
Proceeds from maturities of securities available for sale	14,750	18,500	5,506
Proceeds from sale of securities available for sale	—	3,000	—
Purchase of other investments	(360)	(28)	(150)
Net (increase) decrease in loans	(27,562)	(23,015)	(46,089)
Proceeds from sale of premises and equipment	48	—	2
Purchase of premises and equipment, net	(376)	(1,402)	(1,472)

Net cash used in investing activities	(31,992)	(27,945)	(55,692)

Financing activities:
Net change in federal funds purchased	1,245	(2,005)	1,776
Net proceeds from offering of common stock	—	19,040	2,743
Costs of stock offering	—	(1,710)	(186)
Net other borrowings (repayments)	500	(1,450)	252
Common stock repurchase	—	(173)	—
Net (decrease) increase in secured borrowings	(1,434)	5,296	7,219
Net (decrease) increase in noninterest bearing and interest
bearing demand deposits	(5,096)	11,244	24,675
Net increase in savings deposits	7	969	2,676
Net increase in time deposits	23,460	10,729	13,636

Net cash provided by financing activities	18,682	41,940	52,791

Net (decrease) increase in cash and cash equivalents	(11,725)	13,055	(4,340)
Cash and cash equivalents:
Beginning of the period	16,816	3,760	8,100

End of the period	$5,091	$16,816	$3,760

Supplemental disclosures of cash flow information:
Interest paid	$4,737	$3,402	$1,933
Non-cash investing and financing transactions:
Transferred of secured borrowing due to loan participation agreement becoming eligible for sales accounting treatment in accordance with Statement 140. (See Notes 9 and 25)	11,081	—	—

See accompanying notes to consolidated financial statements.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1	NATURE OF OPERATIONS:

TransCommunity Financial Corporation (“TransCommunity” or the “Company”) is a bank holding company whose principal activity is the formation, ownership and operation of independently-managed community banks. TransCommunity’s first subsidiary, the Bank of Powhatan, N.A. (“Bank of Powhatan”), was organized as a national banking association in 1999, and commenced operations on March 20, 2000. TransCommunity’s second subsidiary, Bank of Goochland, N.A. (“Bank of Goochland”), was organized and incorporated during 2002, and commenced operations on November 25, 2002. On April 19, 2004, TransCommunity established its third independent community bank in the central Virginia area, the Bank of Louisa, N.A. (“Bank of Louisa”), TransCommunity initially established the Bank of Louisa in July 2003 as a branch of Bank of Powhatan. The assets and liabilities of this branch office were transferred to Bank of Louisa contemporaneously with the receipt by that bank of its independent national banking charter in April 2004. On December 11, 2006, TransCommunity commenced the operations of the Bank of Rockbridge, its fourth subsidiary bank (“Bank of Rockbridge” together with Bank of Powhatan, Bank of Goochland, and Bank of Louisa, the “banks.”)

TransCommunity’s subsidiary banks are subject to regulation by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Virginia Bureau of Financial Institution, and the Board of Governors of the Federal Reserve System. The banks provide general banking services to individuals, small- and medium-size businesses and the professional communities of Powhatan, Goochland, Rockbridge, and Louisa Counties of Virginia and surrounding areas.

On January 1, 2001, the Bank of Powhatan purchased Main Street Mortgage and Investment Corporation (“Main Street”) which became a wholly-owned subsidiary of the bank. Main Street originated commercial and residential real estate loans for investors throughout the state. However, in November of 2006, the Board of Directors voted to discontinue the operations of Main Street.

During 2004, TransCommunity applied for and received authority to offer trust services through each of its national bank subsidiaries. TransCommunity Investment Advisors, Inc., an investment advisory subsidiary, was formed to handle asset management and TransCommunity Investment Services, an insurance agency and investment broker, was established to broaden the scope of financial services available through each of the subsidiary banks. During the fourth quarter of 2005, the Board of Directors directed management to discontinue the operations of these non-bank activities.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of financial presentation — The accounting and reporting policies of the Company and its subsidiaries conform to accounting principles generally accepted in the United States of America (US GAAP) and predominant practices within the banking industry. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The principal estimate that is particularly susceptible to significant change in the near term relates to the allowance for loan losses. The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market conditions, the capability of specific borrowers to pay specific loan obligations, and current loan collateral values.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral. Actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

Principles of consolidation — The consolidated financial statements include the accounts of the Company, which is a bank holding company that owns all of the outstanding common stock of its banking subsidiaries, Bank of Powhatan, Bank of Goochland, Bank of Louisa, Bank of Rockbridge, and Main Street Mortgage and Investment Corporation, Inc., a wholly-owned subsidiary of Bank of Powhatan. All significant inter-company balances and transactions have been eliminated.

Business segments — SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosure about products and services, geographic areas, and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assess performance. The statement also requires that public enterprises report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. It also requires that information be reported about revenues derived from the enterprises’ products or services, or about the countries in which the enterprises earn revenues and hold assets, and about major customers, regardless of whether the information is used in making operating decisions. The accounting policies of the segments are the same as those described in this Note.

Management has determined that the Company has two current reportable segments, “Community Banking and TransCommunity (the holding company).” All of the Company’s subsidiary banks’ activities are interrelated, and each of their activities is dependent and assessed based on how each of the subsidiary bank’s consolidated activities for the Company supports the others. For example, commercial lending is dependent upon the ability of the subsidiary banks to fund themselves with retail deposits and other borrowings and to manage interest rate and credit risk. This situation is also similar for consumer and residential mortgage lending. Accordingly, all significant operating decisions are based upon analysis of the consolidated operations of the subsidiary banks as a consolidated segment. The current operations of the holding company are identified as a segment due to their consolidated support services supplied to the subsidiary banks and the cost related to those support services as an operating unit.

The Company has also reported in the past several operating segments that have been discontinued. These discontinued operating segments within the Company’s operations, although no longer in existence, will be segregated for comparative reasons and to identify the discontinued operations impact on the company’s past operations.

The financial statement information of the parent company is included as a reportable segment. This segment is principally involved with providing managerial support and the operation of the shared services platform for the other reportable segments.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables present revenues, expenses and net income (loss) for the years 2006 and 2005 and total assets at the respective year-ends for our business segments. All significant inter-segment accounts and transactions have been eliminated.

	For Year Ended December 31, 2006
	Community	Main	Financial	Trans-
	Banking	Street	Services	Community	Eliminations	Consolidated
	(Dollars in thousands)

Net interest income (expense)	$8,922	$—	$—	$427	$—	$9,349
Provision for loan losses	(493)	—	—	—	—	(493)
Noninterest income	975	—	—	441	(405)	1,011
Noninterest expense	(6,174)	—	—	(3,222)	463	(8,933)
Income tax expense	—	—	—	(15)	—	(15)
Income (loss) from subsidiaries	(802)	—	—	2,428	(1,626)	—

Net income (loss) from continuing operations	2,428	—	—	59	(1,568)	919
Net loss from discontinued operations	—	(802)	—	—	—	(802)

Net income (loss) before taxes	$2,428	$(802)	$—	59	$(1,568)	$117

Total Assets	$198,111	$88	$—	$246	$—	$198,445

	For Year Ended December 31, 2005
	Community	Main	Financial	Trans-
	Banking	Street	Services	Community	Eliminations	Consolidated
	(Dollars in thousands)

Net interest income (expense)	$7,305	$—	$—	$155	$—	$7,460
Provision for loan losses	(266)	—	—	—	—	(266)
Noninterest income	678	—	278	312	(477)	791
Noninterest expense	(5,909)	—	(376)	(3,586)	537	(9,334)
Income (loss) from subsidiaries	(84)	—	—		(1,263)	—

Net income (loss) from continuing operations	1,724	—	(98)	(1,772)	(1,203)	(1,349)
Net loss from discontinued operations	—	(84)	(339)	—	—	(423)

Net income (loss)	$1,724	$(84)	$(437)	(1,772)	$(1,203)	$(1,772)

Total Assets	$178,963	$1,219	$151	$30,559	$(20,244)	$190,648

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For Year Ended December 31, 2004
	Community	Main	Financial	Trans-
	Banking	Street	Services	Community	Eliminations	Consolidated
	(Dollars in thousands)

Net interest income (expense)	$4,949	$—	$—	$(49)	$—	$4,900
Provision for loan losses	(549)	—	—	—	—	(549)
Noninterest income	760	—	8	500	(506)	762
Noninterest expense	(5,352)	—	(68)	(2,555)	574	(7,401)
Income (loss) from subsidiaries	10	—	—	(477)	467	—

Net income (loss) from continuing operations	(182)	—	(60)	(2,581)	535	(2,288)
Net income (loss) from discontinued operations	—	10	(303)	—	—	(293)

Net income (loss)	$(182)	$10	$(363)	(2,581)	$535	$(2,581)

Total Assets	$150,296	$1,492	$—	$16,472	$(17,993)	$150,267

Investment securities — The Company accounts for its investment securities in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Investment securities that the Company has the ability and intent to hold to maturity are classified as held-to-maturity and are stated at cost, adjusted for premium amortization and discount accretion. Securities which are held for indefinite periods of time which management intends to use as part of its asset/liability management strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, increased capital requirements or other similar factors, are classified as available-for-sale and are carried at fair market value. Net unrealized gains and losses for such securities, net of income tax effect, are charged/credited directly to accumulated other comprehensive income (loss), a component of shareholders’ equity. Securities transactions are accounted for on a trade date basis. Gains or losses on disposition of investment securities are based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

As of December 31, 2006 and 2005, the Company did not have any foreign investment securities or securities designated as trading account investments.

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activity, established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 was amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. The Company’s adoption of SFAS No. 133, as amended, did not have a material impact on its financial condition or results of operations. The Company did not have any derivatives at December 31, 2006 and 2005.

The Company adopted EITF 03-1, The Meaning of Other than Temporary Impairment and Its Application to Certain Investments, as of December 31, 2003. EITF 03-1 includes certain required quantitative and qualitative disclosures for investment securities accounted for under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, that are impaired at the balance sheet date, but an other-than-temporary impairment has not been recognized. In November 2005, the FASB issued Staff Position FSP No. FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. This FSP provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The FSP also provides accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The Company adopted FSP

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

No. FAS 115-1 and FAS 124-1 as of December 31, 2005. The disclosures required under EITF 03-1 and FSP No. FAS 115-1 and FAS 124-1 are included in these consolidated financial statements.

Loans and allowance for loan losses — Loans that management has the intent and the ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal net of unearned discount, unamortized loan fees and loan origination costs and an allowance for loan losses. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of principal is unlikely. The allowance for loan losses is maintained at a level that management considers adequate to provide for credit losses inherent in the loan portfolios at the reporting date. The level of the allowance is based on management’s evaluation of risk of loss in the loan portfolios after consideration of prevailing and anticipated economic conditions, including estimates and appraisals, among other items, known or anticipated at each reporting date. On a periodic basis during the year, management makes credit reviews of the loan portfolios designed to identify any changes in the loans since initial booking impacting their quality rating. This review is designed to identify potential changes to the loan loss reserve.

Interest income on loans is credited to operations based upon the principal amount outstanding. The net amounts of origination fees, origination costs and commitment fees are deferred and recognized over the lives of the related loans and leases as adjustments of yield. When management believes there is sufficient doubt as to the ultimate collectibility of interest on any loan, the accrual of applicable interest is discontinued. A loan is generally classified as nonaccrual when principal and interest have consistently been in default for a period of 90 days or more or because of deterioration in the financial condition of the borrower, and payment in full of principal or interest is not expected. Loans past due 90 days or more and still accruing interest are loans that are generally well-secured and expected to be restored to a current status in the near future or are in the process of collection. In all cases, loans are placed on nonaccrual or are charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The Company follows SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan — Income Recognition and Disclosures. This standard requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan’s effective interest rates, except that as a practical expedient, a creditor may measure impairment based on a loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, a creditor must measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable.

Premises and equipment — Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed primarily on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or estimated useful life, whichever is shorter.

The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 retained the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale. SFAS No. 144 also changed the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business.

Transfers of Financial Assets — The Company follows SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities — a replacement of SFAS No. 125” (“Statement 140”). Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

TransCommunity serves as the lead bank in certain loan transactions where they sell a portion of the loans to other participating banks. For loans participated with other banks, TransCommunity collects payments of principal and interest from the borrowers and distributes the participating bank’s interest to them on a pro rata basis. TransCommunity does not have any servicing agreements related to these participation loans. Accordingly, there are no servicing assets or liabilities recorded. Any retained interests in participation loans are included in total loans in the accompanying consolidated balance sheets and are accounted for consistent with the accounting policies applied to all loans.

Goodwill and intangible assets — SFAS No. 141, Business Combinations, requires that the purchase method of accounting be used for all business combinations.. For purchase acquisitions, the Company is required to record assets acquired, including identifiable intangible assets, and liabilities assumed at their fair value, which in many instances involves estimates based on third party valuations, such as appraisals, or internal valuations based on discounted cash flow analysis or other valuation techniques. SFAS No. 142, Goodwill and Other Intangible Assets, prescribes the accounting for goodwill and intangible assets subsequent to initial recognition. The provisions of SFAS No. 142 discontinue the amortization of goodwill and intangible assets with indefinite lives but require at least an annual impairment review, and more frequently if certain impairment indicators are in evidence. The Company adopted SFAS 147, Acquisitions of Certain Financial Institutions, on January 1, 2002 and determined that core deposit intangibles will continue to be amortized over the estimated useful life.

Income taxes — The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates that expects to be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. The principal types of accounts resulting in differences between assets and liabilities for financial statement and tax return purposes are the allowance for loan losses, interest income on nonaccrual loans, depreciation and amortization, difference between book and tax bases of assets acquired and net operating loss carryforwards. The Company and its subsidiaries file a consolidated federal income tax return.

Statements of cash flows — Cash and cash equivalents are defined as the sum of cash on hand, non interest-bearing amounts due from banks and federal funds sold. Generally, federal funds are sold for a one-day period.

Other real estate owned — Other real estate owned is recorded at lower of cost or market value less costs of disposal. When property is acquired, the excess, if any, of the loan balance over fair market value is charged to the allowance for loan losses. Periodically thereafter, the asset is reviewed for subsequent declines in the estimated fair market value. Subsequent declines, if any, holding costs and gains and losses on subsequent sale are included in the consolidated statements of operations. At December 31, 2006 and 2005, the Company held no other real estate owned.

Marketing costs — The Company expenses marketing costs as incurred. Marketing expenses for the years ended December 31, 2006, 2005, and 2004 were approximately $221 thousand, $428 thousand and $373 thousand, respectively.

Earnings per share — Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if stock options or other contracts to issue common stock were exercised and converted into common stock. Stock options for 241,725, 256,325 and 317,375 shares of common stock were not considered in computing diluted earnings per share for 2006, 2005 and 2004, respectively, because they were antidilutive.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock based compensation — In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment,” that addresses the accounting for share-based payment transactions in which an enterprise exchanges its equity instruments for goods and services. The Statement eliminates the ability to account for share-based compensation transactions using Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R required implementation by the beginning of the first fiscal year that begins after June 15, 2005. On January 1, 2006, TransCommunity implemented SFAS No. 123R using the modified prospective transition method. By implementing SFAS No. 123R, TransCommunity recorded $31 thousand of additional compensation expense during the year ended December 31, 2006, resulting from the application of fair-value-based accounting to its stock-based compensation programs. See Note 16 for more information about TransCommunity’s stock-based compensation programs.

Comprehensive income (loss) — The Company follows the disclosure provisions of SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires the reporting of comprehensive income which includes net income (loss) as well as certain other items that result in a change to shareholders’ equity during the period.

Reclassifications and restatements — Certain reclassifications have been made in the 2004 and 2005 financial statements to conform to the classifications used in 2006. Additionally, certain restatements were made to 2005 and 2004 financial statements as discussed in Note 25.

New Accounting Pronouncements — In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the accounting for and reporting of a voluntary change in accounting principle and replaces ABP Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” Under Opinion No. 20, most changes in accounting principle were reported in the income statement of the period of change as a cumulative adjustment. However, under SFAS 154, a voluntary change in accounting principle must be shown retrospectively in the financial statements, if practicable, for all periods presented. In cases where retrospective application is impracticable, an adjustment to the assets, liabilities and a corresponding adjustment to retained earnings can be made as of the beginning of the earliest period for which retrospective application is practicable rather than being reported in the income statement. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years after December 15, 2005. The Company does not anticipate this revision will have a material effect on its financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments — an Amendment of FASB Statements No. 133 and 140” (“SFAS 155”). SFAS 155 amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS 155 provides a fair value measurement option for certain hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation. Adoption of SFAS 155 is required as of the beginning of the first fiscal year beginning subsequent to September 15, 2006. The Company does not anticipate the adoption of SFAS 155 in January 2007 will have a material effect on its financial position or results of operations.

In March 2006, FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — an Amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract to be initially measured at fair value, if practicable. SFAS 156 also permits entities to subsequently measure servicing assets and liabilities using an amortization method or fair value measurement method. Under the amortization method, servicing assets and liabilities are amortized in proportion to and over the estimated period of

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

servicing. Under the fair value measurement method, servicing assets are measured at fair value at each reporting date and changes in fair value are reported in net income for the period during which the change occurs. Adoption of SFAS 156 is required as of the beginning of the first fiscal year beginning subsequent to September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The Company does not anticipate the adoption of SFAS 156 in January 2007 will have a material effect on its financial position or results of operations.

In September 2006, the FASB released SFAS No. 157, “Fair Value Measurement”, which provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The standard also responds to investors’ requests for more information about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect that fair value measurements have on earnings. SFAS No. 157 will apply whenever another standard requires (or permits) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value to any new circumstances. SFAS No. 157 is effective for financial statements issued for financial years beginning after November 15, 2007, and interim periods within those years. SFAS No. 157 is effective for the Company for years beginning after January 1, 2008, and interim periods within that year. The Company is in the process of evaluating the impact that the adoption of SFAS No. 157 will have on its consolidated financial position and results of operations.

In June 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of this interpretation is encouraged if the enterprise has not yet issued financial statements, including interim statements, in the period this interpretation is adopted. TransCommunity has evaluated FIN 48 and concluded that the adoption of this interpretation will have no material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities.” This standard permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157 “Fair Value Measurement.” The Company is currently in the process of evaluating the impact that the adoption will have on its consolidated financial position and results of operations.

NOTE 3	RESTRICTIONS ON CASH AND DUE FROM BANKS:

The Banks are required to maintain average cash balances on hand or with the Federal Reserve Bank. At December 31, 2006, these reserve balances amounted to $190 thousand. At December 31, 2005, these reserve balances amounted to $173 thousand.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4	INVESTMENT SECURITIES:

The amortized cost and estimated fair value of securities are as follows:

Securities Available for Sale December 31, 2006

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(Dollars in thousands)

U.S. Agency discount notes	$7,213	$—	$(7)	$7,206
U.S. Agency notes	6,424	—	(33)	6,391

Total Securities Available for Sale	$13,637	$—	$(40)	$13,597

Securities Held to Maturity December 31, 2006

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(Dollars in thousands)

U.S. Agency discount notes	$13,008	$—	$(12)	$12,996
U.S. Agency notes	8,412	—	(122)	8,290

Total Securities Held to Maturity	$21,420	$—	$(134)	$21,286

Securities Available for Sale December 31, 2005

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(Dollars in thousands)

U.S. Agency notes	5,430	—	$(75)	5,355

Total Securities Available for Sale	$5,430	$—	$(75)	$5,355

Securities Held to Maturity December 31, 2005

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(Dollars in thousands)

U.S. Agency discount notes	$19,482	$—	$(11)	$19,471
U.S. Agency notes	6,400	—	(149)	6,251

Total Securities Held to Maturity	$25,882	$—	$(160)	$25,722

The amortized cost and fair value of investment securities at December 31, 2006, by contractual maturity, are shown in the following schedule. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Weighted
	Amortized	Fair	Average
	Cost	Value	Yield
	(Dollars in thousands)

Securities Available for Sale
Due within one year	$10,329	$10,317	5.08%
Due after one year through five years	3,308	3,280	4.56%
Due after five years through ten years	—	—	—

Total Securities Available for Sale	$13,637	$13,597	4.95%

Securities Held to Maturity
Due within one year	$15,020	$15,008	5.10%
Due after one year through five years	5,400	5,294	3.90%
Due after five years through ten years	1,000	984	4.73%

Total Securities Available for Sale	$21,420	$21,286	4.79%

At December 31, 2006 and 2005 gross unrealized losses totaled $174 thousand and $235 thousand, respectively. Securities in an unrealized loss position at December 31, 2006 and 2005 are shown below.

Securities Available for Sale

	Less than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
December 31, 2006	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
	(Dollars in thousands)

Description of securities:
US Agency notes	$4,990	(4)	$1,401	$(29)	$6,391	$(33)
US Agency discount notes	7,206	(7)	—	—	7,206	(7)

Total	$12,196	$(11)	$1,401	$(29)	$13,597	$(40)

Securities Held to Maturity

	Less than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
December 31, 2006	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
	(Dollars in thousands)

Description of securities:
US Agency notes	$1,999	(1)	$6,291	$(121)	$8,290	$(122)
US Agency discount notes	12,996	(12)	—	—	12,996	(12)

Total	$14,995	$(13)	$6,291	$(121)	$21,286	$(134)

December 31, 2005
Description of securities:
US Agency notes	$5,066	(59)	$6,540	$(164)	$11,606	$(223)
US Agency discount notes	19,471	(12)	—	—	19,471	(12)

Total	$24,537	$(71)	$6,540	$(164)	$31,077	$(235)

The 2006 unrealized loss is the aggregate of 20 U.S. Agency notes, of which 11 have a continuous loss period of more than 12 months. The 2005 unrealized loss is the aggregate of 18 U.S. Agency notes, of which 11 have a

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

continuous loss period of more than 12 months. The unrealized loss positions in both years were primarily related to interest rate movements as there is minimal credit risk exposure in these investments. All securities are investment grade or better. No impairment loss has been recognized on these securities because management has both the intent and the ability to hold these securities until maturity or call dates.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of TransCommunity’s subsidiary banks to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

The carrying amount (which approximates fair value) of securities pledged by the banks to secure public deposits amounted to $11.3 million and $11.8 million at December 31, 2006 and 2005, respectively.

TransCommunity’s subsidiary banks are required to hold stock in the Federal Reserve Bank. The investment in Federal Reserve Bank stock is recorded at cost of $831 thousand and $536 thousand as of December 31, 2006 and 2005, respectively. The Company also held $65 thousand in Virginia Bankers Association Title Insurance Company Stock at year end 2006, which are classified as “Other Investments” in the Consolidated Balance Sheet.

NOTE 5	LOANS:

Loans receivable outstanding at December 31, 2006 and 2005 are summarized as follows:

	At December 31,
	2006	2005
	(Dollars in thousands)

Real estate:
Construction	$21,348	$16,041
Residential	29,007	25,147
Commercial	60,571	65,470
Commercial, industrial and agricultural	31,284	20,205
Consumer and installment	8,725	7,436
All other	464	631

Total Loans	$151,399	$134,930

At December 31, 2006 and 2005, the total recorded investment in loans in nonaccrual status amounted to $920 thousand and $25 thousand, respectively, and the total recorded investment in loans past due 90 days or more and still accruing interest amounted to approximately $41 thousand and $140 thousand, respectively. These nonaccrual and past due loans consist of smaller balance homogenous loans that are collectively evaluated for impairment.

TransCommunity’s banking subsidiaries have entered into transactions with certain directors, executive officers, significant stockholders, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The aggregate amount of loans to such related parties at December 31, 2006 and 2005 was as follows:

	2006	2005
	(Dollars in thousands)

Beginning balance	$7,659	$4,449
Add: Advances	8,659	6,024
Less: Repayments	8,580	2,814
Ending balance	$7,738	$7,659

NOTE 6	ALLOWANCE FOR LOAN LOSSES:

A summary of the changes in the allowance for the loan losses is shown in the following schedule:

	At December 31,
	2006	2005	2004
	(Dollars in thousands)

Allowance for loan losses, January 1	$1,602	$1,401	$870
Provision charged to expense	493	266	549
Net loans charged off	(30)	(65)	(18)

Allowance for loan losses, December 31	$2,065	$1,602	$1,401

Allowance for loan losses to total loans	1.36%	1.19%	1.25%

NOTE 7	PREMISES AND EQUIPMENT:

Premises and equipment at December 31, 2006 and 2005 are summarized as follows:

	At December 31,
	2006	2005
	(Dollars in thousands)

Land and improvements	$1,722	$1,722
Buildings	4,243	4,164
Furniture and equipment	2,788	2,559
Construction in progress	37	12
	8,790	8,457

Accumulated depreciation	(2,101)	(1,616)

Net premises and equipment	$6,689	$6,841

The depreciation expense on premises and equipment for 2006, 2005 and 2004 was $555 thousand, $538 thousand and $418 thousand, respectively.

Construction in progress at December 31, 2006 includes blueprint plans to add on to the current Bank of Powhatan structure.

Construction in progress at December 31, 2005 included leasehold improvements to the Bank of Powhatan which were completed during 2006.

NOTE 8	TIME DEPOSITS:

The aggregate amount of time deposits with a minimum denomination of $100 thousand was $43.7 million and $28.2 million at December 31, 2006 and 2005, respectively.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At December 31, 2006, the scheduled maturities of certificates of deposit were as follows:

(Dollars in thousands)

2007	$48,401
2008	21,722
2009	11,486
2010	9,642
2011	5,944

Total	$97,195

NOTE 9	NOTES PAYABLE AND SECURED BORROWINGS:

Notes Payable — On July 21, 2006, Main Street Mortgage and Financial Corporation entered into a $500 thousand unsecured revolving line of credit fully guaranteed by TransCommunity. This fully drawn line of credit, due upon demand, required monthly interest only payments based on the prime rate as published by the Wall Street Journal, which was 8.25% at December 31, 2006. Interest was paid as agreed by Main Street until year-end 2006, when it discontinued operations and TransCommunity assumed the note. During 2006, interest expense associated with this line of credit was $18 thousand and is included in the results of discontinued operations. Starting January 2007, TransCommunity continued interest payments until March 2007, when the note was paid in full.

Secured Borrowings — Secured borrowings amounted to $12.5 million at December 31, 2005. Pursuant to SFAS Statement 140, certain loan participation agreements did not qualify for sale accounting due to buyback provisions included within the agreement, thus the Company had not surrendered control over the transferred loans and had accounted for the transfers as secured borrowings. During September 2006, the Company amended all participation loan agreements such that as of September 29, 2006, all loan participation agreements became eligible for sale accounting in accordance with Statement 140 and as a result the secured borrowings were short-term in nature.

NOTE 10	CAPITAL STOCK:

TransCommunity is authorized to issue up to 25,000,000 shares of common stock, $.01 par value per share, and up to 5,000,000 shares of preferred stock, $.01 par value per share. At December 31, 2006 and December 31, 2005 TransCommunity had 4,581,741 shares of common stock issued and outstanding, respectively. On the same dates no shares of preferred stock were issued or outstanding.

During the period June 2004 to February 2005, TransCommunity sold 225,528 shares of common stock in a non-underwritten public offering, at a purchase price of $15 per share. Additionally, 100 shares of common stock were issued in 2005 in connection with an option exercise by one option holder. These shares were issued at an option exercise price of $10.00 per share. In July 2005, TransCommunity sold 2,300,000 shares of common stock in an underwritten public offering to a limited number of institutional investors at a purchase price of $8.00 per share. The minimum share purchase requirement in the offering was 25,000 shares per investor.

In November 2005, TransCommunity repurchased 11,500 shares of common stock issued in the 2004-2005 non-underwritten offering from one person residing in a jurisdiction in which such shares had not been properly registered for sale. The shares were repurchased at the original issue price at $15 per share.

NOTE 11	DIVIDEND LIMITATIONS:

A principal source of funds for TransCommunity in future years is anticipated to be dividends paid by its subsidiary banks. Dividends paid by the banks are limited by banking regulations. Approval of the Comptroller of the Currency is required if the dividends declared by a national bank, in any year, exceed the sum of (1) net income

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for the current year and (2) income, net of dividends, for the preceding two years. No dividends were paid to TransCommunity in 2006.

In January of 2007, the Bank of Powhatan and the Bank of Goochland each paid TransCommunity a $300 thousand dividend out of their respective retained earnings.

TransCommunity may not pay a dividend while there is an accumulated deficit.

NOTE 12	INCOME TAXES:

The components of income tax expense are as follows:

	Year Ended December 31,
	2006	2005	2004

Current expense	$15	$—	$—
Deferred expense	—	—	—

Net Income tax expense	$15	$—	$—

The components of the deferred tax assets and liabilities at December 31, 2006 and 2005 are as follows:

	At December 31,
	2006	2005
	(Dollars in thousands)

Deferred tax assets:
Allowance for loan loss	$558	$533
Organization costs	—	16
Charitable contribution carryover	27	25
Stock compensation award	—	81
Stock based compensation	12	—
Goodwill	81	—
Net operating loss carryforwards	2,904	2,816
Alternative minimum tax credit	15
Unrealized loss on available for sale securities	13	25

Total deferred tax asset	3,610	3,496
Less: Valuation allowance	(3,387)	(3,203)

	223	293

Deferred tax liabilities:
Goodwill	—	29
Depreciation	223	264

Net deferred tax asset	$—	$—

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the differences between the actual income tax benefit and the amounts computed using the federal statutory tax rates:

	At December 31,
	2006	2005	2004
	(Dollars in thousands)

Income tax expense (benefit) at the applicable federal tax rate	$45	$(602)	$(878)
Change in valuation allowance for deferred taxes	184	589	869
True up of prior year net deferred tax assets	(251)	—	—
Nondeductible expenses	22	13	9
Alternative minimum tax	15	—	—

Income tax expense (benefit)	$15	$—	$—

The true up of prior year net deferred tax assets, totaling $251,000, reflected in the preceding table principally represents a net increase in deferred tax assets associated with the income tax effects of adjustments made to temporary differences related to net operating loss carry forwards and allowances for loan losses.

At December 31, 2006, TransCommunity had total net operating loss carryforwards of $7.5 million which begin to expire after December 31, 2020.

For the year ended December 31, 2006, TransCommunity generated taxable income of $1 million which is fully offset by available net operating losses generated in prior years. However, as a result of a 90% limitation with respect to deducting alternative minimum tax net operating loss carryovers, TransCommunity’s current expense for income taxes for the year ended December 31, 2006 is $15 thousand in alternative minimum tax. TransCommunity may be subject to the alternative minimum tax in future years.

The net deferred tax assets at December 31, 2006 and 2005, consisted primarily of the tax effect of net operating loss carryforwards incurred in years after December 31, 2000. The net deferred tax assets recognized, at December 31, 2006 and 2005, are fully offset by a valuation allowance since, at this time, there is insufficient evidence to conclude that TransCommunity will produce continuing and sufficient taxable income in the future to utilize its net operating losses and other deductible temporary differences.

The Company issued common stock in 2002 and 2005 resulting in a more than 50% change in ownership. As a result, utilization of certain of the Company’s net operating losses incurred in the periods prior to the changes are limited under Internal Revenue Code § 382 as to the amount that can be used to offset taxable income in subsequent years. In 2005, the Company incurred approximately $656 thousand of net operating loss after the change of control. Taxable income in future years that exceed the annual § 382 limit and the post change of control net operating loss will be taxed at regular corporate tax rates.

NOTE 13	CONCENTRATION OF CREDIT RISK:

Most of the banks’ loans are made to customers in the banks’ trade areas. Accordingly, the ultimate collectibility of the banks’ loan portfolio is susceptible to changes in local economic conditions. The types of loans made by the banks are described in Note 5. Collateral required by the banks is determined on an individual basis depending on the nature of the loan and the financial condition of the borrower. TransCommunity has a concentration of loans secured by real estate. At December 31, 2006, real estate loans represented 73.3% of the loans in the consolidated portfolio. Real estate lending by the banks generally consists of commercial real estate loans, construction and development loans, and residential and home equity loans.

The Company maintains deposits at other high credit quality commercial banks that may, at times, exceed federally insured limits.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 14	SELECTED FINANCIAL DATA FOR DISCONTINUED OPERATIONS:

Pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the following information and related financial data is provided for operating segments where operations were discontinued during the years ended December 31, 2006 and 2005.

On November 29, 2006, the TransCommunity board of directors directed the Company’s management to close Main Street Mortgage, a mortgage brokerage company, enabling it to better align TransCommunity’s operations with its community banking focus. Main Street Mortgage had operated as a wholly-owned subsidiary of the Bank of Powhatan, a wholly-owed subsidiary of TransCommunity, since 2001.

During the fourth quarter of 2005, the TransCommunity board of directors voted to discontinue offering the trust banking, asset management and insurance and securities brokerage services being offered through TransCommunity’s financial services operating segment.

(Loss) Gain from discontinued operations

	Years Ended December 31,
	2006	2005	2004
	(In thousand dollars)

Main Street	$(802)	$(84)	$10
Financial Services	—	(339)	(303)

	$(802)	$(423)	$(293)

Financial data for discontinued operations — Main Street Mortgage

	Years Ended December 31,
	2006	2005	2004
	(In thousand dollars)

Interest Income	$6	$16	$36
Interest Expense	(46)	(63)	(61)

Net Interest Income (Expense)	(40)	(47)	(25)
Provision for Loan Losses	(33)	(64)	(105)

Net Interest Income (Expense) after Provision	(73)	(111)	(130)
Noninterest Income	1,881	3,983	3,351
Salaries and employee benefits	(1,723)	(3,091)	(2,544)
Occupancy expenses	(177)	(226)	(182)
Equipment costs	(107)	(116)	(97)
Other operating expenses	(603)	(523)	(388)

Gain (loss) from discontinued operations	$(802)	$(84)	$10

Cash	$—	$—	$—
Loans Receivable	18	69	213
Premises and Equipment	67	164	206
Other Assets	3	602	601

Total Assets	$88	$835	$1,020

Note Payable	$—	$—	$—
Accrued Expenses and Other Liabilities	10	202	291
Total Equity	78	633	729

Total Liabilities and Equity	$88	$835	$1,020

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summary financial data for discontinued operations — Financial Services

	Years Ended December 31,
	2006	2005	2004
	(In thousand dollars)

Noninterest Income	$—	$29	$11
Salaries and employee benefits	—	(288)	(212)
Occupancy expenses	—	(30)	(43)
Equipment costs	—	(4)	(8)
Other operating expenses	—	(46)	(51)

Gain (loss) from discontinued operations	$—	$(339)	$(303)

Financial Services reported no assets or liabilities in either 2005 or 2004

NOTE 15	GOODWILL:

During the second quarter of 2006, TransCommunity completed an impairment test of its goodwill in accordance with the specific requirements of SFAS No. 142 “Goodwill and Other Intangible Assets”. This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, “Intangible Assets”. It addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Based on second quarter personnel changes and a continued deterioration of the financial condition of Main Street Mortgage, the Company believed the $321 thousand of goodwill reported as other assets associated with the acquisition of Main Street Mortgage should be tested for impairment. The Company used a valuation approach which included comparisons of historical forecasts to actual results and earnings forecasts for the next year to determine if the fair value of the subsidiary exceeded the book value. Because goodwill is defined as the excess of the cost of an acquired entity over the fair value of all identifiable tangible and intangible assets acquired and the liabilities assumed, the Company was required to calculate the fair value of such assets and liabilities for Main Street Mortgage. Through this process, the Company concluded that the entire $321 thousand of goodwill was impaired and this amount was charged to operating expenses during the second quarter of 2006.

NOTE 16	STOCK OPTION PLAN:

Under the Company’s Stock Option Plan (the “Plan”), the Company may grant options to its directors, officers and employees for up to 330,000 of common stock. Annual grants of stock options are limited to 10,000 shares for each employee and 7,500 shares for each director. Both incentive stock options and non-qualified stock options may be granted under the plan. Effective January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment, which requires that compensation cost relating to share-based payment transactions be recognized in the financial statements with measurement based upon the fair value of the equity or liability instruments issued.

The Plan was adopted by the Board of Directors of the Bank of Powhatan on May 8, 2001. This Plan was adopted by TransCommunity effective August 15, 2001 in connection with the Reorganization whereby the Bank of Powhatan became a subsidiary of TransCommunity. The purpose of the Plan is to reward employees and directors for services rendered and investment risks undertaken to date and to promote the success of TransCommunity and its subsidiaries by providing incentives to employees and directors that will promote the alignment of their personal financial interest with the long-term financial success of TransCommunity, its subsidiaries and with growth in shareholder value. The exercise price may not be less than 100% of the fair market value of the shares on the grant date. Unless the Stock Option Committee determines otherwise, one-third of a grant becomes vested and exercisable on each of the first three anniversaries of the initial grant date. Each grant becomes fully vested and exercisable in the event of a change in control of TransCommunity. All options are subject to exercise or

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

forfeiture if TransCommunity’s capital falls below its minimum requirements, as determined by its primary regulator, and TransCommunity’s primary regulator so directs. The Plan will expire on May 7, 2011, unless terminated sooner by the Board of Directors.

The following table illustrates the effect on net loss and loss per share as if TransCommunity had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to the stock option plan.

	2005	2004
	(Dollars in thousands)

Net income (loss), as reported	$(1,772)	$(2,581)
Deduct: total stock-based employee compensation expense determined under fair value based method	(144)	(346)

Pro Forma Net Income (Loss)	$(1,916)	$(2,927)

Earnings (Loss) per Share:
Basic and diluted — as reported	$(0.53)	$(1.22)

Basic and diluted — pro forma	$(0.58)	$(1.38)

The fair value of each option granted is estimated on the date of grant using the “Black Scholes Option Pricing” method with the following assumptions:

	For the Years Ended
	2006	2005	2004

Expected volatility	0.7%	N/A	N/A
Expected dividend	0	N/A	N/A
Expected term (years)	10	N/A	N/A
Risk free rate	4.4%	N/A	N/A

The expected volatility is based on historical volatility of comparable peer banks. The risk free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve at the time of the grant. The expected life is based on the historical exercise experience. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts.

A summary of the options granted is shown in the following table:

	2006		2005		2004
		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of the year	256,325	$10.00	317,375	$10.00	318,675	$10.00
Granted	5,000	$7.65	—		—
Forfeited	(167)	$10.00	—		—
Exercised	—		(100)	$10.00	—
Expired	(14,433)	$10.00	(60,950)	$10.00	(1,300)	$10.00

Outstanding at end of the year	246,725	$9.95	256,325	$10.00	317,375	$10.00

Options exercisable at end of year	241,358	$9.95	245,593	$10.00	161,275	$10.00

Weighted-average fair value per option of options granted during the year	$2.70		$—		$—

Weighted average remaining contracted life for outstanding and exercisable shares at December 31	72 months		84 months		96 months

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The total intrinsic value of the options outstanding and exercisable as of December 31, 2006, was $7 thousand, which is related solely to options granted in 2006. As of December 31, 2006, there was $5 thousand of total unrecognized compensation expense related to nonvested options, respectively, which will be recognized over a weighted-average period of 3.5 months.

The following table summarizes nonvested restricted shares outstanding as of December 31, 2006 and the related activity during the year:

	Number of	Weighted-Average
Nonvested Shares	Shares	Grant-Date Fair Value

Nonvested at January 1, 2006	15,565	$10.00
Granted	5,000	$7.65
Less: Vested	15,031	$9.22
Forfeited	167	$10.00
Nonvested at December 31, 2006	5,367	$10.00

The Board awarded a former executive 25,000 “restricted” shares of TransCommunity stock. The shares became fully vested on December 31, 2005. The compensation cost related to the restricted stock award was expensed over the requisite service period. Deferred compensation expense of $0, $76 thousand, and $95 thousand was recorded for 2006, 2005, and 2004, respectively.

NOTE 17	REGULATORY MATTERS:

Both TransCommunity and its subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. If TransCommunity, or its subsidiary banks, fail to meet minimum capital requirements, its primary regulators can initiate certain mandatory and possible additional discretionary actions. If such actions are undertaken, they could have a direct material effect on TransCommunity’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, TransCommunity’s subsidiary banks must meet specific capital guidelines that involve quantitative measures of each bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures are established by bank regulations to ensure capital adequacy. The Banks are required to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). At December 31, 2006 and 2005, management believes that the Company and the Banks met all capital adequacy requirements to which they are subject.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The actual and required capital amounts and ratios for the years ended December 31, 2006 and 2005 for the Company and the Banks are as follows:

					Minimum to be Well Capitalized
					Under Prompt
			Minimum Capital		Corrective Action
	Actual		Requirement		Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
	(Dollars in thousands)

As of December 31, 2006:
Total Capital (to Risk Weighted Assets):
Consolidated	$32,522	18.32%	$14,201	8.00%	$	N/A
Bank of Powhatan	8,425	12.85%	5,244	8.00%		6,555	10.00%
Bank of Goochland	10,611	13.07%	6,494	8.00%		8,117	10.00%
Bank of Louisa	5,193	18.29%	2,271	8.00%		2,839	10.00%
Bank of Rockbridge	7,919	361.60%	175	8.00%		219	10.00%
Tier 1 Capital (to Risk Weighted Assets):
Consolidated	$30,457	17.16%	$7,100	4.00%	$	N/A
Bank of Powhatan	7,595	11.59%	2,622	4.00%		3,933	6.00%
Bank of Goochland	9,722	11.98%	3,247	4.00%		4,870	6.00%
Bank of Louisa	4,922	17.34%	1,135	4.00%		1,703	6.00%
Bank of Rockbridge	7,914	361.37%	88	4.00%		131	6.00%
Tier 1 Capital (to Average Assets):
Consolidated	$30,457	15.86%	$7,677	4.00%	$	N/A
Bank of Powhatan	7,595	10.77%	2,821	4.00%		3,526	5.00%
Bank of Goochland	9,722	11.31%	3,437	4.00%		4,296	5.00%
Bank of Louisa	4,922	15.97%	1,232	4.00%		1,541	5.00%
Bank of Rockbridge	7,914	92.42%	343	4.00%		428	5.00%
As of December 31, 2005:
Total Capital (to Risk Weighted Assets):
Consolidated	$31,556	19.92%	$11,668	8.00%	$	N/A
Bank of Powhatan	7,523	12.72%	4,752	8.00%		5,940	10.00%
Bank of Goochland	7,204	10.16%	4,774	8.00%		5,968	10.00%
Bank of Louisa	5,059	19.94%	1,925	8.00%		2,406	10.00%
Tier 1 Capital (to Risk Weighted Assets):
Consolidated	$29,954	18.91%	$5,834	4.00%	$	N/A
Bank of Powhatan	6,780	11.46%	2,376	4.00%		3,564	6.00%
Bank of Goochland	6,536	9.22%	2,387	4.00%		3,581	6.00%
Bank of Louisa	4,812	18.96%	962	4.00%		1,444	6.00%
Tier 1 Capital (to Average Assets):
Consolidated	$29,954	17.59%	$6,386	4.00%	$	N/A
Bank of Powhatan	6,780	9.55%	2,840	4.00%		3,551	5.00%
Bank of Goochland	6,536	9.12%	2,483	4.00%		3,103	5.00%
Bank of Louisa	4,812	16.13%	1,173	4.00%		1,467	5.00%

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of March 31, 2007, the most recent date of notification, the Office of the Comptroller of the Currency categorized all TransCommunity subsidiary national banks as Well Capitalized under the regulatory framework for prompt corrective action. To be categorized as Well Capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as shown in the above table. There are no conditions or events since this date that management believes have changed the category of any of its subsidiary banks.

NOTE 18	FAIR VALUE OF FINANCIAL INSTRUMENTS:

Statement of Financial Accounting Standards No. 107 (SFAS 107) “Disclosures About the Fair Value of Financial Statements” defines the fair value of a financial instrument as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced liquidation sale. As the majority of the Banks’ financial instruments lack an available trading market, significant estimates, assumptions and present value calculations are required to determine estimated fair value.

Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between the Company and other financial institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

TransCommunity has determined estimated fair values using the best available data and an estimation methodology suitable for each category of financial instruments. The estimation methodology used, the estimated fair values and the recorded carrying value of financial instruments at December 31, 2006 and 2005 are as follows:

	December 31,		December 31,
	2006		2005
	Estimated	Carrying	Estimated	Carrying
	Fair Value	Value	Fair Value	Value
	(Dollars in thousands)		(Dollars in thousands)

Financial assets:
Cash and due from banks	$3,669	$3,669	$4,132	$4,132
Federal funds sold	1,422	1,422	12,684	12,684
Investment securities	34,883	35,017	31,077	31,237
Other Investments	896	896	536	536
Loans, net	149,233	149,334	134,693	133,328
Accrued interest receivable	874	874	808	808
Financial liabilities:
Demand deposits:
Noninterest bearing	$20,450	$20,450	$17,253	$17,253
Interest bearing	37,850	37,850	46,144	46,144
Savings deposits	9,478	9,478	9,471	9,471
Time deposits	95,128	97,195	74,999	73,735
Federal funds purchased	1,517	1,517	272	272
Secured borrowings	—	—	12,515	12,515
Notes payable	500	500	—	—
Accrued interest payable	540	540	302	302

The estimated fair values of investment securities are based on quoted market prices if available or on the quoted market prices of comparable instruments if quoted market prices are not available. The gross loan portfolio and time deposits are valued using a present value discounted cash flow method where market prices are not

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

available. The discount rate used in these calculations is the estimated current market rate adjusted for credit risk. All other financial instruments have fair values that approximate the carrying value.

The fair value of commitments to extend credit and standby letters of credit are considered immaterial.

NOTE 19	FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

In the normal course of business, the banks have outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying consolidated financial statements. The banks’ exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The banks use the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheets.

Financial instruments whose contract amounts represent credit risk were as follows (dollars in thousands):

	December 31,
	2006	2005

Commitments to extend credit	$48,263	$34,532
Standby letters of credit	5,026	4,370

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The banks evaluate each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the banks upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the banks to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The banks’ policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

NOTE 20	COMMITMENTS AND CONTINGENT LIABILITIES:

TransCommunity has entered into a master agreement with a third party to provide data processing services to the Company and its subsidiary banks. This agreement is for an initial period of 48 months. Unless written notice of non-renewal is provided by either party at least 180 days before expiration of any term, the agreement shall automatically renew for a period of 4 years. The current monthly expense associated with these agreements is approximately $53 thousand and is based principally on the level of accounts at each subsidiary bank.

The Company and its subsidiaries lease banking facilities and other office space under operating leases that expire at various dates through 2014 and that contain certain renewal options. Total rent expense for office and equipment for the years ended December 31, 2006, 2005, and 2004 amounted to $496 thousand, $623 thousand, and $531 thousand respectively.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pursuant to the terms of non-cancelable lease agreements in effect at December 31, 2006, pertaining to premises, future minimum rent commitments under various operating leases are as follows:

Dollars in thousands

2007	$478
2008	448
2009	452
2010	409
2011	284
Thereafter	677

$2,748

NOTE 21	OTHER OPERATING EXPENSES:

	2006	2005	2004
	(Dollars in thousands)

Other Operating Expenses
Charitable contributions	$14	$14	$13
Consulting fees	134	170	40
Legal and Accounting Fees	815	917	427
Data Processing Fees	699	362	334
OCC and FDIC assessment	97	88	73
Other insurance	62	44	25
Subscriptions and membership dues	42	47	36
Training and personnel development	38	76	56
Travel, meals and entertainment	93	115	91
Other	939	1,173	1,252

Total	$2,933	$3,006	$2,347

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 22	PARENT CORPORATION ONLY FINANCIAL STATEMENTS:

TRANSCOMMUNITY FINANCIAL CORPORATION
PARENT COMPANY ONLY

BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
	(Dollars in thousands)

ASSETS
Cash and due from banks	$393	$178
Federal funds sold	12	11,639

Total cash and cash equivalents	405	11,817
Property and equipment, net	295	375
Investment in subsidiaries	30,477	17,376
Due from subsidiaries	6	931
Other assets	92	61

Total assets	$31,275	$30,560

LIABILITIES
Note payable	$500	$—
Accounts payable	—	180
Accrued expenses and other liabilities	222	10

Total liabilities	722	190

STOCKHOLDERS’ EQUITY
Common stock (25,000,000 shares authorized $.01 par value) 4,581,741 shares issued and outstanding at December 31, 2006 and 2005, respectively	46	46
Additional paid in capital	39,809	39,778
Accumulated deficit	(9,262)	(9,379)
Accumulated other comprehensive loss	(40)	(75)

Total stockholders’ equity	30,553	30,370

Total liabilities and stockholders’ equity	$31,275	$30,560

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

TRANSCOMMUNITY FINANCIAL CORPORATION
PARENT COMPANY ONLY

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	For the Years Ended December 31,
	2006	2005	2004
	(Dollars in thousands)

Income
Interest income	$429	$207	$18
Dividends from subsidiaries	—	770	560
Bank administration fee income	405	312	195
Recovery of start-up costs from subsidiary	3	—	230
Other	32	—	75

Total income	869	1,289	1,078
Expenses
Salaries and employee benefits	1,614	1,978	1,381
Consulting fees	75	113	128
Legal and accounting fees	679	614	237
Equipment expenses	164	137	177
Rent	330	341	173
Advertising and public relations	88	91	80
Other operating expenses	274	363	379

Total expense	3,224	3,637	2,555
Net loss before income taxes	(2,355)	(2,348)	(1,477)
Income tax expense	(15)	—	—

Loss before undistributed earnings (loss) of subsidiaries	(2,370)	(2,348)	(1,477)
Undistributed earnings (loss) of subsidiaries — continuing operations	3,289	999	(811)
Undistributed earnings (loss) of subsidiaries — discontinued operations	(802)	(423)	(293)

Net Income (Loss)	$117	$(1,772)	$(2,581)

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

TRANSCOMMUNITY FINANCIAL CORPORATION
PARENT COMPANY ONLY

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	For the Years Ended December 31,
	2006	2005	2004
	(Dollars in thousands)

Operating activities:
Net loss	$117	$(1,772)	$(2,581)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	100	81	61
Undistributed (earnings) loss of subsidiaries — continuing operations	(3,289)	(999)	811
Undistributed (earnings) loss of subsidiaries — discontinued operations	802	423	293
Deferred compensation expense	—	76	95
Stock Based compensation	31	—	—
Loss (Gain) on disposition of property	9	—	—
Net change in:
Other assets	(31)	(23)	40
Accounts payable	(180)	97	5
Accrued expenses and other liabilities	212	8	(3)

Net cash used in operating activities	(2,229)	(2,109)	(1,279)

Investing activities:
Investment in subsidiaries	(10,578)	(2,000)	(5,500)
Decrease in due from subsidiaries	925	(575)	(376)
Proceeds from sales of securities available for sale	—	3,000	—
Proceeds from maturities of securities available for sale	—	3,000	—
Purchases of securities available for sale	—	(6,000)	—
Proceeds from the sale of premises and equipment	1	—	35
Payments for the purchase of premises and equipment	(31)	(78)	(265)

Net cash provided by investing activities	(9,683)	(2,653)	(6,106)

Financing activities:
Proceeds from offering of common stock, net	—	17,330	2,557
Proceeds from line of credit	500	—	450
Repayment of line of credit	—	(1,450)	—
Common stock repurchase	—	(172)	—

Net cash provided by financing activities	500	15,708	3,007

Net (decrease) increase in cash and cash equivalents	(11,412)	10,946	(4,378)
Cash and cash equivalents:
Beginning of the period	11,817	871	5,249

End of the period	$405	$11,817	$871

Supplemental disclosures of cash flow information:
Interest paid	$2	$51	$67

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 23	DEFINED CONTRIBUTION PENSION PLAN:

TransCommunity has a defined contribution pension plan in the form of a 401(k) plan (the “401(k) Plan”) covering substantially all of its employees. Under the 401(k) Plan, employees can contribute pretax salary dollars subject to Internal Revenue Service ceilings. TransCommunity matches the up to 4% of salaries contributed by their employees and additionally contributes 5% of compensation regardless of what the employee contributes. Total expenses for the 401(k) Plan for the years ended December 31, 2006, 2005, and 2004 was $410 thousand, $554 thousand, and $370 thousand, respectively.

NOTE 24	SUBSEQUENT EVENTS

On January 30, 2007, the holding company received an annual dividend of $300 thousand each from Bank of Powhatan and Bank of Goochland from each bank’s reported 2006 net profits.

NOTE 25	CORRECTION OF AN ERROR

On August 11, 2006, the Company concluded that the previously issued financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 should not be relied upon because of errors in those statements. The Company discovered that it had incorrectly accounted for loans subject to certain loan participation agreements entered into with third-party financial institutions since the second quarter of 2004. During the second quarter of 2004, the Company implemented an automated loan documentation system which contained the option to include certain language that provided for termination of the participation agreement. This right to repurchase the participated balance allows the Company to retain a level of control over the loans sold to third parties. This termination clause allowed the originating institution to repurchase the loans sold to third parties and thus the loan transfers did not qualify for sale accounting treatment under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities — a replacement of SFAS No. 125”. The Company had previously not reflected the participated balances of loans subject to these agreements on its balance sheet as required by SFAS No. 140.

On January 22, 2007, the Company filed an amended Annual Report on Form 10-KSB/A for the year ended December 31, 2005.

A summary of the restatements of the accompanying financial statements is as follows:

	As Previously
	Reported	Correction	As Amended
	(Dollars in thousands)

For the year ended December 31, 2005:
Loans	$122,415	$12,515	$134,930
Secured borrowings	—	12,515	12,515
Interest on loans, including fees	$9,133	$550	$9,683
Interest on secured borrowings	—	550	550
For the year ended December 31, 2004:
Interest on loans, including fees	$6,257	$112	$6,369
Interest on secured borrowings	—	112	112

NOTE 26	LITIGATION:

On June 14, 2006, an individual and a company controlled by the individual (Dean H. Gould and Cal-Flo Investments, LLC) filed a lawsuit against Main Street Mortgage & Investment Corporation (“Main Street”), a wholly-owned subsidiary of Bank of Powhatan, and five other defendants that are not affiliated with Main Street in the General Court of Justice, Superior Court Division, in Wake County, North Carolina. The lawsuit arises from

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

three properties on which Main Street originated mortgage loans. The loans at issue were made by third-party lenders, and neither the Company nor any of its subsidiary banks hold any of the loans for its own account. The plaintiffs allege that the defendants developed a fraudulent scheme to originate these mortgage loans through Main Street employing, with Main Street’s knowledge, inflated appraisals and other devices that resulted in damages to the plaintiffs in the aggregate amount of $100,000 to $150,000. The plaintiffs have requested both compensatory and punitive damages.

Main Street filed an answer to the lawsuit and denies any liability. There has been no further activity in the lawsuit from any other party, and Main Street has ceased its business operations and filed for dissolution under applicable Virginia law.

At the present time, the case is in the early stages, there has been no discovery, and accordingly, the Company, with advice from its legal counsel, cannot conclude on the outcome or estimate any potential loss.

On November 2, 2006, James L. Minter filed a lawsuit against the Company and William C. Wiley, the former Chief Executive Officer and Chairman of the Board of Directors of the Company, in the Circuit Court of the County of Powhatan in Virginia. Mr. Minter was a director of Bank of Powhatan, a subsidiary of the Company (the “Bank”) until January 12, 2007, when he was removed by the Company. He was a former director of the Company until his resignation on March 29, 2006. Mr. Wiley resigned as the Company’s Chief Executive Officer and from its board of directors in December 2005.

The suit arises out of the Bank’s purchase of Main Street Mortgage and Investment Corporation in early 2001. Mr. Minter alleges that in late 2000 Wiley withheld information concerning the value of Main Street Mortgage from the Bank’s board of directors and that the Bank would not have acquired Main Street Mortgage if the valuation had been provided to the bank’s board. The Company acquired the stock of the Bank in August 2001, several months after the Bank acquired Main Street Mortgage. Mr. Minter’s suit claims that the Company aided and abetted and conspired with Wiley in his misrepresentation of Main Street Mortgage’s value.

In 2004 a committee of the Company’s board of directors investigated the Bank’s acquisition of Main Street Mortgage and concluded that Wiley had not defrauded the Bank’s board and that any further action would not be in the Company’s best interests. The committee reported its findings and recommendations to the boards of the Company and the Bank.

Mr. Minter’s suit also alleges that the December 2005 separation agreement between the Company and William Wiley improperly released claims the Company had against Wiley arising out of Wiley’s alleged concealment of the Main Street Mortgage valuation from the Bank’s board in late 2000. The Company believes that it never had a claim against Wiley in connection with the Bank’s acquisition of Main Street Mortgage and that the separation agreement did not release any claim the Bank may have had against Wiley.

Against Wiley, Minter alleges that (a) Wiley conspired to and engaged in a fraud on Minter by concealing and misrepresenting valuations regarding Main Street, (b) Wiley fraudulently induced Minter to invest in an entity unaffiliated with the Company and has engaged in conversion of certain of Minter’s funds, and (c) Wiley breached his fiduciary duty to Minter, the Bank and the Company by concealing and misrepresenting valuations regarding Main Street. In the same proceeding, Minter has sued Wiley over a loss on an investment Minter made in 1999 in a business Wiley owned or controlled. The Company has had no interest in that business.

Minter seeks unspecified recessionary and compensatory damages, unspecified treble damages and punitive damages of $350,000 against each defendant, jointly and severally and with interest. Minter also seeks to recover his attorneys’ fees.

The Company believes, with advice from its legal counsel, insofar as it concerns the Company, Mr. Minter’s suit is without merit.

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has moved for a dismissal; has brought claims against Mr. Minter for breach of fiduciary duty related to his use of confidential Company information for personal gain; and has removed him from the board of the Bank.

NOTE 27	SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

A summary of unaudited selected quarterly financial data for the two years ended December 31, 2006 and 2005 is presented below.

	For the Quarters Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
	(Dollars in thousands)

Summary results of operations data:
Interest income	$3,225	$3,436	$3,778	$3,868
Interest expense	1,096	1,107	1,353	1,402

Net interest income	2,129	2,329	2,425	2,466
Provision for loan losses	52	92	167	182

Net interest income after provision for loan losses	2,077	2,237	2,258	2,284
Noninterest income	238	299	232	242
Noninterest expense	2,280	2,172	2,233	2,248

Income — continuing operations	35	364	257	278
Income tax expense	—	—	—	15

Net income (loss) — continuing operations	35	364	257	263
Net loss — discontinued operations	(158)	(334)	(159)	(151)

Net (loss) income	$(123)	$30	$98	$112

(Loss) earnings per share	$(0.03)	$0.01	$0.02	$0.03

TRANSCOMMUNITY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Quarters Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
	(Dollars in thousands)

Summary results of operations data:
Interest income	$2,250	$2,535	$2,927	$3,245
Interest expense	706	833	893	1,065

Net interest income	1,544	1,702	2,034	2,180
Provision for loan losses	49	58	88	71

Net interest income after provision for loan losses	1,495	1,644	1,946	2,109
Noninterest income	128	145	124	394
Noninterest expense	1,981	2,307	2,104	2,942
Net loss — continuing operations	(358)	(518)	(34)	(439)
Net loss — discontinued operations	(115)	(84)	(38)	(186)

Net loss	$(473)	$(602)	$(72)	$(625)

(Loss) per share	$(0.21)	$(0.26)	$(0.02)	$(0.04)

The table shown above presents the effects of discontinued operations of Main Street and Financial Services that were not previously reported in Form 10-QSB for 2005, and the effects of discontinued operations of Main Street reported on Form 10-Q in 2006.

BOE FINANCIAL SERVICES OF VIRGINIA, INC. CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
	2007	2006	2006
	(Unaudited)	(Audited)	(Unaudited)
	(Dollars in thousands, except per share amounts)

ASSETS
Cash and due from banks	$4,619	$5,520	$5,265
Federal funds sold	966	—	6,016
Securities available for sale, at fair value	49,382	55,963	53,937
Securities held to maturity, fair value of $2,949, $2,949 and $2,852	3,000	3,000	3,000
Equity securities, restricted at cost	1,761	1,553	1,553
Loans, net of allowance for loan losses of $2,672, $2,400 and $2,366	213,500	194,491	187,354
Bank premises and equipment, net	10,577	10,454	10,760
Accrued interest receivable	1,526	1,363	1,422
Intangible assets, net	430	524	556
Other assets	9,006	8,510	8,225

Total assets	$294,767	$281,378	$278,088

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Noninterest-bearing	$28,968	$27,809	$29,807
Interest-bearing	212,022	203,056	202,284

Total deposits	$240,990	$230,865	$232,091

Federal funds purchased	—	3,207	—
Federal Home Loan Bank advances	17,000	12,000	12,000
Trust preferred capital notes	4,124	4,124	4,124
Accrued interest payable	911	851	883
Other liabilities	2,394	2,284	889

Total liabilities	$265,419	$253,331	$249,987

Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred stock $5 par value, authorized 1,000,000 shares; no shares issued and outstanding	$—	$—	$—
Common stock, $5 par value, authorized 10,000,000 shares; issued and outstanding, 1,211,267 shares, 1,208,109 shares, and 1,203,857 shares, respectively	6,056	6,041	6,019
Additional paid-in capital	5,551	5,477	5,386
Retained earnings	18,542	17,256	16,814
Accumulated other comprehensive loss, net	(801)	(727)	(118)

Total stockholders’ equity	$29,348	$28,047	$28,101

Total liabilities and stockholders’ equity	$294,767	$281,378	$278,088

See accompanying notes to consolidated financial statements.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30
	2007	2006
	(Unaudited)
	(Dollars in thousands, except per share amounts)
Interest and Dividend Income
Interest and fees on loans	$11,980	$10,536
Interest and dividends on securities:
U.S. Treasury	12	31
U.S. Government agencies	575	472
State and political subdivisions, nontaxable	1,017	1,025
State and political subdivisions, taxable	84	104
Other securities	134	139
Interest on federal funds sold	45	41

Total interest and dividend income	13,847	12,348

Interest Expense
Interest on deposits	5,579	4,264
Interest on borrowings	838	682

Total interest expense	6,417	4,946

Net interest income	7,430	7,402
Provision for Loan Losses	—	125

Net interest income after provision for loan losses	7,430	7,277

Noninterest income
Service charge income	797	779
Net security gains (losses)	(42)	(19)
Net gains on sales of loans	21	45
Net (losses) on sale of premises and equipment	—	(10)
Other income	647	494

Total noninterest income	1,423	1,289

Noninterest expenses
Salaries	2,717	2,408
Employee benefits and costs	818	731
Occupancy expenses	373	309
Furniture and equipment related expenses	340	330
Data processing	453	415
Stationery and printing	135	120
Postage	140	135
Bank franchise tax	183	178
Other operating expenses	1,219	1,058

Total noninterest expenses	6,378	5,684

Net income before income taxes	2,475	2,882
Income taxes	463	672

Net income	$2,012	$2,210

Earnings Per Share, basic	$1.66	$1.84
Earnings Per Share, diluted	$1.66	$1.83

See accompanying notes to consolidated financial statements.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2007 and 2006

	September 30,	September 30,
	2007	2006
	(Unaudited)
	(In thousands)

Cash Flows from Operating Activities
Net income	$2,012	$2,210
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	505	449
Origination of loans held for sale	(3,347)	(5,351)
Proceeds from sale of loans held for sale	3,347	5,335
Provision for loan losses	—	125
Net amortization on securities	102	141
Net (gain)/loss on sale of securities	42	19
(Gain) on sale of loans	(21)	(80)
Net loss on disposal of equipment	5	10
(Increase) decrease in accrued interest receivable and other assets	659	(171)
Increase in accrued expenses and other liabilities	170	23

Net cash provided by operating activities	$3,474	$2,710

Cash Flows from Investing Activities
Proceeds from sale of securities available-for-sale	$12,597	$3,089
Proceeds from maturities and calls of	5,052	2,844
securities available-for-sale	(12,496)	(7,695)
Purchase of securities available-for-sale	(208)	(365)
Purchase of restricted securities	(19,282)	(7,272)
Net (increase) in loans to customers	(966)	(6,016)
Increase in federal funds sold	—	—
Capital expenditures	(353)	(3,239)

Net cash (used in) investing activities	$(15,656)	$(18,654)

Cash Flows from Financing Activities
Net increase in deposits	$10,125	$8,959
Issuance of Common Stock	89	151
Decrease in federal funds purchased	(3,207)	(1,810)
Increase in FHLB Advances	5,000	7,000
Dividends paid	(726)	(456)

Net cash provided by financing activities	$11,281	$13,844

Net increase (decrease) in cash and cash equivalents	$(901)	$(2,100)
Cash and Cash Equivalents
Beginning of period	5,520	7,365

End of period	$4,619	$5,265

Supplemental disclosure of cash flow information
Cash paid during the year
Interest	$6,357	$4,582
Income Taxes	490	685

See accompanying notes to consolidated financial statements.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Consolidated Statements of Changes in Stockholders’ Equity
For the Nine Month Periods Ended September 30, 2007 and 2006

				Accumulated
		Additional		Other
	Common	Paid-In	Retained	Comprehensive	Comprehensive
	Stock	Capital	Earnings	Income (Loss)	Income	Total
	(Unaudited)
	(In thousands)

Balance, December 31, 2005	$5,990	$5,264	$15,060	$(80)		$26,234
Comprehensive Income:
Net income			2,210		$2,210	2,210
Other comprehensive loss, net of tax:
Unrealized loss on securities available for sale, net of deferred taxes					(50)
Add: Reclassification adjustment, net of tax					12

Other comprehensive loss, net of tax:				(38)	(38)	(38)

Total comprehensive income					$2,172

Cash dividends, $0.38			(456)			(456)
Issuance of common stock	29	122				151

Balance, September 30, 2006	$6,019	$5,386	$16,814	$(118)		$28,101

				Accumulated
		Additional		Other
	Common	Paid-In	Retained	Comprehensive	Comprehensive
	Stock	Capital	Earnings	Income (Loss)	Income	Total

Balance, December 31, 2006	$6,041	$5,477	$17,256	$(727)		$28,047
Comprehensive Income:
Net income			2,012		$2,012	2,012
Other comprehensive loss, net of tax:
Unrealized loss on securities available for sale, net of deferred taxes					(105)

Add: Reclassification adjustment, net of tax					31

Other Comprehensive loss, net of tax				(74)	(74)	(74)

Total comprehensive income					$1,938

Cash dividend, $0.60 per share			(726)			(726)
Issuance of common stock	15	74				89

Balance, September 30, 2007	$6,056	$5,551	$18,542	$(801)		$29,348

See accompanying notes to consolidated financial statements.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements
(Unaudited)

1. The accounting and reporting policies of BOE Financial Services of Virginia, Inc. (the “Company”) conform to accounting principles generally accepted in the United States of America and to the general practices within the banking industry. The interim financial statements have not been audited; however, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the consolidated financial statements have been included. Operating results for the three and nine month periods ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

These financial statements should be read in conjunction with the financial statements and the footnotes included in the Company’s 2006 Annual Report to Shareholders. Certain reclassifications have been made to prior period balances to conform to the current period presentation.

2. Earnings per share are based on the weighted average number of common shares and common stock equivalents outstanding during the applicable periods. Potential dilutive common stock had no material effect on income available to common shareholders. No shares were excluded from the calculation because the effect would be anti-dilutive.

	Nine Months Ended
	September 30, 2007		September 30, 2006
	Shares	Per Share	Shares	Per Share

Basic earnings per share	1,209,238	$1.66	1,200,259	$1.84
Effect of dilutive stock options	5,718		9,614

Diluted earnings per share	1,214,956	$1.66	1,209,873	$1.83

	Three Months Ended
	September 30, 2007		September 30, 2006
	Shares	Per Share	Shares	Per Share

Basic earnings per share	1,210,233	$0.53	1,202,243	$0.59
Effect of dilutive stock options	3,462		8,065

Diluted earnings per share	1,213,695	$0.53	1,210,308	$0.58

3. Loans are shown on the balance sheets net of unearned discounts and the allowance for loan losses. Interest is computed by methods which result in level rates of return on principal. Loans are charged off when in the opinion of management they are deemed to be uncollectable after taking into consideration such factors as the current financial condition of the customer and the underlying collateral and guarantees. Loan fees and origination costs are deferred and the net amount amortized as an adjustment of the related loans yield using the level yield method. Bank of Essex (the “Bank”), a wholly owned subsidiary of the Company, is amortizing these amounts over the contractual life of the related loans.

	September 30,	December 31,	September 30,
	2007	2006	2006
	(Dollars in thousands)

Loans:
Commercial	$21,970	$22,934	$24,672
Real Estate	153,121	138,008	126,578
Real Estate — construction	34,602	29,984	32,328
Installment & other loans	6,479	5,965	6,142

Total loans	216,172	196,891	189,720
Less allowance for loan losses	(2,672)	(2,400)	(2,366)

Net loans	$213,500	$194,491	$187,354

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

4. The Company’s allowance for loan losses was as follows at the dates indicated:

	September 30,	December 31,	September 30,
	2007	2006	2006
	(Dollars in thousands)

Balance January 1	$2,400	$2,249	$2,249
Provision charged against income (loans)	—	125	125
Provision charged against income (overdrafts)	6	—	—
Recoveries	427	164	81
Loans charged off	(161)	(138)	(89)

Balance at end of period	$2,672	$2,400	$2,366

5. Defined Benefit Pension Plan

Components of Net Periodic Benefit Cost

	Pension Benefits
	Nine Months Ended September 30,		Three Months Ended September 30,
	2007	2006	2007	2006
	(In thousands)

Service cost	$246	$273	82	$91
Interest cost	204	183	68	61
Expected return on plan assets	(219)	(195)	(73)	(65)
Amortization of prior service cost	3	3	1	1
Amortization of net obligation at transition	(3)	(3)	(1)	(1)
Amortization of net loss	27	42	9	14

Net periodic benefit cost	$258	$303	$86	$101

Employer Contributions

The Company previously disclosed in its financial statements for the year ended December 31, 2006, that it expected not to contribute to its pension plan in 2007. As of September 30, 2007, no contributions have been made.

6. Stock Option Plans

During the fiscal year ended December 31, 2000, the Company adopted stock option plans for all employees and outside directors. The plans provide that 110,000 shares of the Company’s common stock will be reserved for both incentive and non-statutory stock options to purchase common stock of the Company. The exercise price per share for incentive and non-statutory stock options shall not be less than the fair market value of a share of common stock on the date of grant, and may be exercised at such times as may be specified by the Board of Directors in the participant’s stock option agreement. Each incentive and non-statutory stock option shall expire not more than ten years from the date the option is granted. The options vest at the rate of one quarter per year from the grant date.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

A summary of the status of the stock option plan activity for the nine months ended September 30, 2007 is summarized below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value

Outstanding, January 1, 2007	29,718	$23.92
Exercised (during the quarter ended September 30, 2007)	(359)	28.70

Outstanding, September 30,	29,359	23.86	5.75 years	$147,924

Exercisable, September 30,	29,359	23.86	5.75 years	$147,924

The aggregate intrinsic value of a stock option in the table above represents the total pre-tax intrinsic value (the amount by which the current market value of the underlying stock exceeds the option price of the option) that would have been received by the option holders had all option holders exercised their options on September 30, 2007. This amount changes based on changes in the market value of the Company’s stock.

The total intrinsic value of options exercised for the nine months ended September 30, 2007 was $878.

No stock-based compensation expense was recorded for the quarter ended and nine months ended September 30, 2007 or 2006 as no options were granted and all outstanding options were fully vested.

7. Securities

Amortized costs and fair values of securities available for sale at September 30, 2007 and December 31, 2006 were as follows:

	September 30, 2007
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	(Losses)	Fair Value
	(In thousands)

U.S. Treasury securities	$499	$—	$(7)	$492
U.S. Agency and mortgage-backed securities	11,421	2	(200)	11,223
Obligations of state and political subdivisions	36,845	110	(431)	36,524
Corporate debt securities	702	6	—	708
Other equity securities	81	356	(2)	435

	$49,548	$474	$(640)	$49,382

	December 31, 2006
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	(Losses)	Fair Value

U.S. Treasury securities	$999	$—	$(19)	$980
U.S. Agency and mortgage-backed securities	15,374	11	(259)	15,126
Obligations of state and political subdivisions	38,298	247	(321)	38,224
Corporate debt securities	1,281	12	(5)	1,288
Other equity securities	65	280	—	345

	$56,017	$550	$(604)	$55,963

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

The fair value and gross unrealized losses for securities available for sale, totaled by the length of time that individual securities have been in a continuous gross unrealized loss position, at September 30, 2007 and December 31, 2006 were as follows:

	September 30, 2007
	Less than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

U.S. Treasury securities	$—	$—	$492	$(7)	$492	$(7)
U.S. Agency and mortgage- backed securities	5,886	(52)	8,215	(148)	14,101	(200)
Obligations of state and political subdivisions	8,925	(111)	14,813	(320)	23,738	(431)
Corporate debt securities	—	—	—	—	—	—
Other equity securities	12	(2)	—	—	12	(2)

	$14,823	$(165)	$23,520	$(475)	$38,343	$(640)

	December 31, 2006
	Less than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

U.S. Treasury securities	$497	$(3)	$483	$(16)	$980	$(19)
U.S. Agency and mortgage-backed securities	2,161	(9)	9,090	(250)	11,251	(259)
Obligations of state and political subdivisions	6,532	(27)	14,835	(294)	21,367	(321)
Corporate debt securities	497	(5)	—	—	497	(5)
Other equity securities	—	—	—	—	—	—

	$9,687	$(44)	$24,408	$(560)	$34,095	$(604)

Management continually monitors the fair value and credit quality of the Company’s investment portfolio. No impairment is considered permanent as the Company has the positive ability and intent of holding the securities until maturity or recovery of value.

Amortized costs and fair values of securities held to maturity at September 30, 2007 and December 31, 2006 were as follows:

	September 30, 2007
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	(Losses)	Fair Value

U.S. Agency and mortgage-backed securities	3,000	—	$(51)	$2,949

	$3,000	$—	$(51)	$2,949

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

	December 31, 2006
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	(Losses)	Fair Value

U.S. Agency and mortgage-backed securities	3,000	—	$(51)	$2,949

	$3,000	$—	$(51)	$2,949

The fair value and gross unrealized losses for securities held to maturity, totaled by the length of time that individual securities have been in a continuous gross unrealized loss position, at September 30, 2007 and December 31, 2006 were as follows:

	September 30, 2007
	Less than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

U.S. Agency and mortgage-backed securities	—	—	$2,949	$(51)	2,949	$(51)

	$—	$—	$2,949	$(51)	$2,949	$(51)

	December 31, 2006
	Less than 12 Months		12 Months or More		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

U.S. Agency and mortgage-backed securities	—	—	$2,949	$(51)	$2,949	$(51)

	$—	$—	$2,949	$(51)	$2,949	$(51)

BOE FINANCIAL SERVICES OF VIRGINIA, INC. CONSOLIDATED AUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
BOE Financial Services of Virginia, Inc.
Tappahannock, Virginia

We have audited the accompanying consolidated balance sheets of BOE Financial Services of Virginia, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BOE Financial Services of Virginia, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

As noted in Note 8 to the consolidated financial statements, the Corporation changed its method of accounting for its defined benefit pension plan to adopt Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).”

Winchester, Virginia
March 22, 2007

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Consolidated Balance Sheets
December 31, 2006 and 2005

	2006	2005

ASSETS
Cash and due from banks	$5,520,191	$7,365,111
Securities available for sale, at fair value	55,963,463	52,392,786
Securities held to maturity (fair value approximates $2,949,000 in 2006 and $2,932,500 in 2005)	3,000,000	3,000,000
Equity securities, restricted, at cost	1,552,500	1,188,200
Loans, net of allowance for loan losses of $2,399,638 in 2006 and $2,248,658 in 2005	194,490,988	180,207,461
Bank premises and equipment, net	10,453,561	7,656,421
Accrued interest receivable	1,362,989	1,190,466
Intangible assets, net	524,263	650,086
Other assets	8,510,146	8,280,231

Total assets	$281,378,101	$261,930,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Noninterest-bearing	$27,809,248	$30,790,902
Interest-bearing	203,055,733	192,340,804

Total deposits	$230,864,981	$223,131,706
Federal funds purchased	3,207,000	1,810,000
Federal Home Loan Bank advances	12,000,000	5,000,000
Trust preferred capital notes	4,124,000	4,124,000
Accrued interest payable	851,114	526,095
Other liabilities	2,284,448	1,104,324

Total liabilities	$253,331,543	$235,696,125

Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred stock, $5 par value, authorized 100,000 shares; no shares issued and outstanding	$—	$—
Common stock, $5 par value, authorized 10,000,000 shares; issued and outstanding 1,208,109 and 1,198,059 shares	6,040,545	5,990,295
Additional paid-in capital	5,476,874	5,264,250
Retained earnings	17,256,210	15,059,873
Accumulated other comprehensive loss, net	(727,071)	(79,781)

Total stockholders’ equity	$28,046,558	$26,234,637

Total liabilities and stockholders’ equity	$281,378,101	$261,930,762

See Notes to Consolidated Financial Statements.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Consolidated Statements of Income
Three Years Ended December 31, 2006

	2006	2005	2004

Interest and Dividend Income
Interest and fees on loans	$14,241,540	$11,943,617	$10,663,837
Interest and dividends on securities:
U.S. Treasury	40,054	59,996	45,349
U.S. Government agencies	677,648	677,013	436,010
State and political subdivisions, nontaxable	1,379,808	1,346,092	1,228,077
State and political subdivisions, taxable	134,416	126,483	127,425
Other securities	183,447	150,215	321,596
Interest on federal funds sold	76,875	39,103	52,737

Total interest and dividend income	$16,733,788	$14,342,519	$12,875,031

Interest Expense
Interest on deposits	$6,055,277	$3,985,067	$3,399,013
Interest on borrowings	916,525	483,444	207,224

Total interest expense	$6,971,802	$4,468,511	$3,606,237

Net interest income	$9,761,986	$9,874,008	$9,268,794
Provision for Loan Losses	125,000	240,400	305,000

Net interest income after provision for loan losses	$9,636,986	$9,633,608	$8,963,794

Noninterest Income
Service charge income	$1,042,529	$986,268	$993,880
Net security gains (losses)	(13,060)	2,625	65,606
Net gains on sales of loans	60,717	55,774	56,981
Net gains (losses) on sale of premises and equipment	467,415	(23,017)	48,783
Other income	692,864	579,153	461,920

Total noninterest income	$2,250,465	$1,600,803	$1,627,170

Noninterest Expenses
Salaries	$3,246,677	$3,053,914	$2,857,580
Employee benefits and costs	1,134,457	982,274	804,201
Occupancy expenses	422,793	330,219	342,340
Furniture and equipment related expenses	449,283	415,150	437,259
Data processing	554,996	530,033	471,357
Stationery and printing	172,436	138,403	180,004
Postage	175,112	153,265	170,695
Bank franchise tax	238,179	221,950	214,457
Other operating expenses	1,498,637	1,436,547	1,404,262

Total noninterest expenses	$7,892,570	$7,261,755	$6,882,155

Net income before income taxes	$3,994,881	$3,972,656	$3,708,809
Income Taxes	872,023	871,890	823,314

Net income	$3,122,858	$3,100,766	$2,885,495

Earnings Per Share, basic	$2.60	$2.60	$2.43

Earnings Per Share, diluted	$2.58	$2.58	$2.42

See Notes to Consolidated Financial Statements.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Consolidated Statements of Stockholders’ Equity
Three Years Ended December 31, 2006

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive	Comprehensive
	Stock	Capital	Earnings	Income (Loss)	Income	Total

Balance, December 31, 2003	$5,915,735	$5,008,853	$10,693,464	$1,303,696		$22,921,748
Comprehensive income:
Net income — 2004	—	—	2,885,495	—	$2,885,495	2,885,495
Other comprehensive loss, net of tax:
Unrealized loss on securities available for sale, net of deferred taxes of $240,479	—	—	—	—	(466,812)	—
Less reclassification adjustment, net of taxes of $22,306	—	—	—	—	(43,300)	—

Other comprehensive loss, net of tax	—	—	—	(510,112)	$(510,112)	(510,112)

Total comprehensive income	—	—	—	—	$2,375,383	—

Cash dividends, $0.63 per share	—	—	(747,240)	—		(747,240)
Fractional shares purchased under dividend reinvestment plan	—	—	(78)	—		(78)
Issuance of common stock under dividend reinvestment plan	15,120	69,375	—	—		84,495
Exercise of stock options	13,900	32,548	—	—		46,448

Balance, December 31, 2004	$5,944,755	$5,110,776	$12,831,641	$793,584		$24,680,756
Comprehensive income:
Net income — 2005	—	—	3,100,766	—	$3,100,766	3,100,766
Other comprehensive loss, net of tax:
Unrealized loss on securities available for sale, net of deferred taxes of $449,023	—	—	—	—	(871,632)	—
Less reclassification adjustment, net of taxes of $892	—	—	—	—	(1,733)	—

Other comprehensive loss, net of tax	—	—	—	(873,365)	$(873,365)	(873,365)

Total comprehensive income	—	—	—	—	$2,227,401	—

Cash dividends, $0.73 per share	—	—	(872,371)	—		(872,371)
Fractional shares purchased under dividend reinvestment plan	—	—	(163)	—		(163)
Issuance of common stock under dividend reinvestment plan	14,980	80,074	—	—		95,054
Exercise of stock options	30,560	73,400	—	—		103,960

Balance, December 31, 2005 (forwarded)	$5,990,295	$5,264,250	$15,059,873	$(79,781)		$26,234,637

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Consolidated Statements of Stockholders’ Equity — (Continued)
Three Years Ended December 31, 2006

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive	Comprehensive
	Stock	Capital	Earnings	Income (Loss)	Income	Total

Balance, December 31, 2005 (brought forward)	$5,990,295	$5,264,250	$15,059,873	$(79,781)		$26,234,637
Comprehensive income:
Net income — 2006	—	—	3,122,858	—	$3,122,858	3,122,858
Other comprehensive income, net of tax:
Unrealized gain on securities available for sale, net of deferred taxes of $18,848	—	—	—	—	36,588	—
Add reclassification adjustment, net of taxes of $4,440	—	—	—	—	8,620	—
Other comprehensive income, net of tax:	—	—	—	45,208	$45,208	45,208
Total comprehensive income	—	—	—	—	$3,168,066	—
Adjustment to initially apply SFAS No. 158, net of deferred taxes of $356,742	—	—	—	(692,498)		(692,498)
Cash dividends, $0.77 per share	—	—	(926,469)	—		(926,469)
Fractional shares purchased under dividend reinvestment plan	—	—	(52)	—		(52)
Issuance of common stock under dividend reinvestment plan	15,600	84,032	—	—		99,632
Exercise of stock options	34,650	128,592	—	—		163,242

Balance, December 31, 2006	$6,040,545	$5,476,874	$17,256,210	$(727,071)		$28,046,558

See Notes to Consolidated Financial Statements.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Consolidated Statements of Cash Flows
Three Years Ended December 31, 2006

	2006	2005	2004

Cash Flows from Operating Activities
Net income	$3,122,858	$3,100,766	$2,885,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	605,594	507,708	507,201
Origination of loans available for sale	(6,932,350)	(5,626,948)	(7,059,823)
Proceeds from sale of loans available for sale	6,993,067	6,043,365	6,756,161
Provision for loan losses	125,000	240,400	305,000
(Gains) losses on sale of securities	13,060	(2,625)	(65,606)
(Gains) losses on disposal of premises and equipment	(467,415)	23,017	(48,783)
(Gains) on sale of loans	(60,717)	(55,774)	(56,981)
Deferred income tax (benefit) expense	(287,988)	(126,218)	124,848
Amortization of premiums on securities	202,316	218,296	238,840
Accretion of discounts on securities	(17,936)	(20,990)	(24,244)
(Increase) decrease in accrued interest receivable and other assets	219,004	168,975	(213,122)
Increase (decrease) in accrued expenses and other liabilities	457,582	582,584	(26,976)

Net cash provided by operating activities	$3,972,075	$5,052,556	$3,322,010

Cash Flows from Investing Activities
Proceeds from sales, principal repayments, calls and maturities of securities available for sale	$10,009,939	$9,556,053	$11,658,025
(Purchase) redemption of restricted equity securities	(364,300)	(355,400)	114,100
Purchase of securities available for sale	(13,711,239)	(8,511,555)	(15,335,053)
Purchase of securities held to maturity	—	—	(3,000,000)
Net (increase) decrease in loans to customers	(14,408,527)	(22,976,389)	604,930
(Increase) decrease in federal funds sold	—	5,064,000	(4,779,000)
Purchase of bank-owned life insurance	—	(5,500,000)	—
Purchases of premises and equipment	(3,524,885)	(1,613,366)	(675,219)
Proceeds from disposal of premises and equipment	715,389	—	420,594

Net cash (used in) investing activities	$(21,283,623)	$(24,336,657)	$(10,991,623)

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Consolidated Statements of Cash Flows — (Continued)
Three Years Ended December 31, 2006

	2006	2005	2004

Cash Flows from Financing Activities
Net increase in deposits	$7,733,275	$16,158,987	$3,691,151
Increase in federal funds purchased	1,397,000	1,810,000	—
Increase in Federal Home Loan Bank advances	7,000,000	5,000,000	—
Dividends paid	(926,469)	(872,371)	(747,240)
Net proceeds from issuance of common stock	262,874	199,014	130,943
Cash paid for fractional shares	(52)	(163)	(78)

Net cash provided by financing activities	$15,466,628	$22,295,467	$3,074,776

Net increase (decrease) in cash and cash equivalents	$(1,844,920)	$3,011,366	$(4,594,837)
Cash and Cash Equivalents
Beginning of year	7,365,111	4,353,745	8,948,582

End of year	$5,520,191	$7,365,111	$4,353,745

Supplemental Disclosure of Cash Flow Information
Cash paid during year:
Interest	$6,646,783	$4,261,817	$3,616,769

Income taxes	$1,137,804	$481,000	$880,000

Noncash Investing and Financing Activities
Unrealized gain (loss) on securities available for sale	$68,496	$(1,323,280)	$(772,897)

Pension liability adjustment	$(1,049,240)	$—	$—

See Notes to Consolidated Financial Statements.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements

Note 1.	Nature of Banking Activities and Significant Accounting Policies

BOE Financial Services of Virginia, Inc. (the Corporation) is a bank holding company, which owns all of the stock of its sole subsidiaries, Bank of Essex (the Bank) and BOE Statutory Trust I (the Trust). The Bank provides commercial, residential and consumer loans, and a variety of deposit products to its customers in the Northern Neck and Richmond regions of Virginia.

Essex Services, Inc. is a wholly-owned subsidiary of the Bank and was formed to sell title insurance to the Bank’s mortgage loan customers. Essex Services, Inc. also offers insurance and investment products through affiliations with two limited liability companies.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BOE Financial Services of Virginia, Inc. and its wholly-owned subsidiary, Bank of Essex. All material intercompany balances and transactions have been eliminated in consolidation. FASB Interpretation No. 46 (R) requires that the Corporation no longer eliminate through consolidation the equity investment in BOE Statutory Trust I, which approximated $124,000 at December 31, 2006 and 2005. The subordinated debt of the Trust is reflected as a liability of the Corporation.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Restricted Securities

The Corporation is required to maintain an investment in the capital stock of certain correspondent banks. The Corporation’s investment in these securities is recorded at cost.

Loans

The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in the Bank’s market area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all of the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectibility of existing loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower’s ability to pay. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific, general and unallocated components. For loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of the expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. Mortgage loans held for sale are generally sold with the mortgage servicing rights released by the Corporation.

The Corporation enters into commitments to originate certain mortgage loans whereby the interest rate on the loans is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. The period of time between issuance of a loan commitment and closing and the sale of the loan generally ranges from thirty to ninety days. The Corporation protects itself from changes in interest rates through the use of best efforts forward delivery commitments, whereby the Corporation commits to sell a loan at the time the borrower commits to an interest rate with the intent that the buyer has assumed interest rate risk on the loan. As a result, the Corporation is not exposed to losses nor will it realize significant gains related to its rate lock commitments due to changes in interest rates. The correlation between the rate lock commitments and the best efforts contracts is very high due to their similarity. Because of this high correlation, the gain or loss that occurs on the rate lock commitments is immaterial.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Land is carried at cost. Depreciation of bank premises and equipment is computed on the straight-line method over estimated useful lives of 10 to 50 years for premises and 5 to 20 years for equipment, furniture and fixtures.

Costs of maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Upon sale or retirement of depreciable properties, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in the determination of income.

Intangibles

Intangible assets consist of core deposit premiums from a branch acquisition. Intangible assets are being amortized on a straight-line basis over 15 years.

Other Real Estate

Real estate acquired through, or in lieu of, loan foreclosure is held for sale and is initially recorded at the lower of the loan balance or the fair value at the date of foreclosure net of estimated disposal costs, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the carrying amount or the fair value less costs to sell. Revenues and expenses from operations and changes in the valuation allowance are included in other operating expenses. Costs to bring a property to salable condition are capitalized up to the fair value of the property while costs to maintain a property in salable condition are expensed as incurred. The Corporation had no other real estate at December 31, 2006 or 2005.

Income Taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Earnings Per Share

Basic earnings per share (EPS) is computed based on the weighted average number of shares outstanding and excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is computed in a manner similar to basic EPS, except for certain adjustments to the numerator and the denominator. Diluted EPS gives effect to all dilutive potential common shares that were outstanding during the period. Potential common shares that may be issued by the Corporation relate solely to outstanding stock options and are determined using the treasury stock method.

Stock-Based Compensation

At December 31, 2006, the Corporation had two stock-based compensation plans, which are described more fully in Note 9. Effective January 1, 2006, the Corporation adopted SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123R requires the costs resulting from all share-based payments to employees be recognized in the financial statements. Stock-based compensation is estimated at the date of grant using the Black-Scholes option valuation model for determining fair value. Prior to adopting SFAS No. 123R, the Corporation accounted for the plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost was reflected in net income, as all options granted under the plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

The following table illustrates the effect on net income and earnings per share as if the Corporation had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based compensation for the years ended December 31, 2005 and 2004. No stock-based compensation expense was recognized for the year ended December 31, 2006 as no stock options were granted or vested. Effective December 22, 2005, the Corporation accelerated the vesting of all novested stock options under the stock-based compensation plans.

	Years Ended December 31,
	2005	2004

Net income, as reported	$3,100,766	$2,885,495
Deduct total stock-based employee compensation expense determined under fair value based method for all awards, net of tax effect	(202,201)	(64,943)

Pro forma net income	$2,898,565	$2,820,552

Earnings per share:
Basic — as reported	$2.60	$2.43

Basic — pro forma	$2.43	$2.38

Diluted — as reported	$2.58	$2.42

Diluted — pro forma	$2.41	$2.36

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Corporation has defined cash equivalents as those amounts included in the balance sheet caption “Cash and due from banks.”

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

Advertising Costs

The Corporation follows the policy of charging the costs of production of advertising to expense as incurred. Total advertising expense incurred for 2006, 2005 and 2004 was $112,945, $78,330 and $93,578, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

Reclassifications

Certain reclassifications have been made to prior period balances to conform to the current year provisions.

Note 2.	Securities

The amortized cost and fair value of securities available for sale as of December 31, 2006 and 2005, are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

2006
U.S. Treasury securities	$999,115	$—	$(19,340)	$979,775
U.S. Agency and mortgage-backed securities	15,373,799	11,055	(259,158)	15,125,697
Obligations of state and political subdivisions	38,299,358	246,741	(320,870)	38,225,229
Corporate debt securities	1,280,598	12,902	(5,057)	1,288,443
Other equity securities	64,656	279,664	—	344,320

	$56,017,526	$550,362	$(604,425)	$55,963,463

2005
U.S. Treasury securities	$1,748,174	$—	$(37,999)	$1,710,175
U.S. Agency and mortgage-backed securities	12,885,090	5,490	(367,764)	12,522,816
Obligations of state and political subdivisions	36,833,547	363,291	(347,462)	36,849,376
Corporate debt securities	982,199	28,634	—	1,010,833
Other equity securities	64,656	234,930	—	299,586

	$52,513,666	$632,345	$(753,225)	$52,392,786

The amortized cost and fair value of securities available for sale as of December 31, 2006, by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations without any penalties.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

	Amortized	Fair
	Cost	Value

Due in one year or less	$9,092,411	$9,070,047
Due after one year through five years	29,564,027	29,344,022
Due after five years through ten years	16,024,813	15,928,787
Due after ten years	1,271,619	1,276,287
Other equity securities	64,656	344,320

	$56,017,526	$55,963,463

At December 31, 2006 and 2005, the Corporation owned one U.S. Government Agency bond in the held to maturity classification with a book value of $3,000,000. The market value of the bond was $2,949,000 and $2,932,500 at December 31, 2006 and 2005, respectively. The bond matures in 2024.

Proceeds from sales, principal repayments, calls and maturities of securities available for sale during 2006, 2005 and 2004 were $10,009,939, $9,566,053 and $11,658,025, respectively. Gross realized gains of $18,804, $11,960 and $101,138 and gross realized losses of $31,864, $9,335 and $35,532 were recognized on those sales for the years ended December 31, 2006, 2005 and 2004, respectively. The tax provision (benefit) applicable to these net realized gains amounted to $(4,440), $892 and $22,306, respectively.

Securities with amortized costs of $7,682,899 and $8,422,978 at December 31, 2006 and 2005 were pledged to secure public deposits and for other purposes required or permitted by law.

A summary of investments in an unrealized loss position at December 31, 2006 and 2005 follows:

	Duration of the Unrealized Loss
	Less Than 12 Months		12 Months or More
	Fair	Unrealized	Fair	Unrealized
	Value	(Losses)	Value	(Losses)

2006
U.S. Treasury securities	$497,150	$(3,337)	$482,625	$(16,003)
U.S. Agency and mortgage- backed securities	2,160,944	(9,264)	9,089,792	(249,894)
Obligations of state and political subdivisions	6,532,392	(26,997)	14,835,564	(293,873)
Corporate securities	496,950	(5,057)	—	—

Total temporarily impaired securities	$9,687,436	$(44,655)	$24,407,981	$(559,770)

2005
U.S. Treasury securities	$—	$—	$1,710,175	$(37,999)
U.S. Agency and mortgage- backed securities	6,452,591	(159,992)	5,876,641	(207,772)
Obligations of state and political subdivisions	9,992,617	(160,577)	5,940,175	(186,885)

Total temporarily impaired securities	$16,445,208	$(320,569)	$13,526,991	$(432,656)

The unrealized losses in the investment portfolio as of December 31, 2006, are generally a result of market fluctuations that occur daily. The unrealized losses are from 120 securities that are all of investment grade, backed by insurance, U.S. government agency guarantees, or the full faith and credit of local municipalities throughout the United States. The Corporation has the ability and intent to hold these securities to maturity. Market prices are affected by conditions beyond the control of the Corporation. Investment decisions are made by the management group of the Corporation and reflect the overall liquidity and strategic asset/liability objectives of the Corporation. Management analyzes the securities portfolio frequently and manages the portfolio to provide an overall positive impact to the Corporation’s income statement and balance sheet.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

Note 3.	Loans

Major classifications of loans are summarized as follows:

	December 31,
	2006	2005
	(In thousands)

Mortgage loans on real estate:
Residential 1-4 family	$56,264	$48,898
Commercial	73,594	62,580
Construction	29,984	32,084
Equity lines of credit	8,150	9,818
Commercial loans	22,934	22,873
Consumer installment loans:
Personal	5,036	5,276
Credit cards	929	927

	$196,891	$182,456
Less: Allowance for loan losses	2,400	2,249

Loans, net	$194,491	$180,207

A summary of the transactions affecting the allowance for loan losses is as follows:

	2006	2005	2004

Balance, beginning of year	$2,248,658	$2,088,329	$2,128,254
Provision for loan losses	125,000	240,400	305,000
Loans charged off	(137,873)	(158,810)	(429,781)
Recoveries of loans previously charged off	163,853	78,739	84,856

Balance, end of year	$2,399,638	$2,248,658	$2,088,329

The following is a summary of information pertaining to impaired loans:

	December 31,
	2006	2005	2004

Impaired loans with a valuation allowance	$1,635,400	$1,517,800	$2,823,700
Impaired loans without a valuation allowance	120,700	223,200	—

Total impaired loans	$1,756,100	$1,741,000	$2,823,700

Valuation allowance related to impaired loans	$567,700	$536,300	$606,345

	2006	2005	2004

Nonaccrual loans	$—	$150,418	$240,935
Loans past due ninety days or more and still accruing	101,560	259,500	100,236
Average balance of impaired loans	1,748,550	2,394,350	2,610,500
Interest income recognized on impaired loans	175,261	195,899	168,359
Interest income recognized on a cash basis on impaired loans	158,889	195,899	168,359

The Corporation has not committed to lend additional funds to these debtors.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

Note 4.	Premises and Equipment

A summary of the cost and accumulated depreciation of bank premises and equipment at December 31, 2006 and 2005 follows:

	2006	2005

Land	$2,629,218	$2,729,218
Buildings	7,849,978	3,940,808
Furniture and fixtures	4,847,910	4,278,944
Construction in progress	11,203	1,317,470

	$15,338,309	$12,266,440
Accumulated depreciation	4,884,748	4,610,019

	$10,453,561	$7,656,421

Depreciation expense for the years ended December 31, 2006, 2005 and 2004, amounted to $479,771, $381,885 and $381,377, respectively.

Note 5.	Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2006 and 2005 was $43,980,269 and $39,864,361, respectively.

The scheduled maturities of time deposits at December 31, 2006 are as follows:

2007	$113,762,513
2008	20,731,324
2009	3,289,543
2010	2,547,793
2011	1,638,744

$141,969,917

At December 31, 2006 and 2005, overdraft demand deposits reclassified to loans totaled $101,649 and $71,186, respectively.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

Note 6.	Income Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities follows:

	2006	2005

Deferred tax assets:
Allowance for loan losses	$636,072	$594,442
Deferred compensation	224,155	163,578
Nonaccrual loan interest	—	5,168
Unrealized loss on securities available for sale	18,382	41,099
Accrued pension	365,304	—

	$1,243,913	$804,287

Deferred tax liabilities:
Depreciation	$249,319	$300,430
Discount accretion on securities	15,366	19,173
Partnership losses	59,352	57,599
Prepaid pension	—	129,222
Other	21,983	21,983

	$346,020	$528,407

Net deferred tax assets	$897,893	$275,880

Allocation of the income tax expense between current and deferred portions is as follows:

	2006	2005	2004

Current tax provision	$1,160,011	$998,108	$698,466
Deferred tax (benefit) expense	(287,988)	(126,218)	124,848

	$872,023	$871,890	$823,314

The following is a reconciliation of the expected income tax expense with the reported expense for each year:

	2006	2005	2004

Statutory Federal income tax rate	34.0%	34.0%	34.0%
(Reduction) in taxes resulting from:
Municipal interest	(10.3)	(10.6)	(10.5)
Other, net	(1.9)	(1.5)	(1.3)

Effective income tax rate	21.8%	21.9%	22.2%

Note 7.	Federal Home Loan Bank Advances and Lines of Credit

The Corporation had advances on lines of credit with the Federal Home Loan Bank of Atlanta that totaled $12,000,000 and $5,000,000 at December 31, 2006 and 2005, respectively. The weighted average interest rate on these advances was 4.75%. One advance totaling $7,000,000 matures in 2007 with the remaining $5,000,000 advance maturing in 2015. Advances on the lines are secured by all of the Corporation’s first lien loans on one-to-four unit single-family dwellings. As of December 31, 2006, the book value of these loans totaled approximately

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

$42,804,000. The amount of available credit is limited to seventy-five percent of qualifying collateral. Any borrowings in excess of the qualifying collateral require pledging of additional assets.

The Corporation has unsecured lines of credit with correspondent banks available for overnight borrowing totaling approximately $16,500,000. At December 31, 2006, $3,207,000 had been drawn on these lines of credit.

Note 8.	Employee Benefit Plans

The Corporation has a noncontributory, defined benefit pension plan for all full-time employees over 21 years of age. Benefits are generally based upon years of service and the employees’ compensation. The Corporation funds pension costs in accordance with the funding provisions of the Employee Retirement Income Security Act.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

The following tables provide a reconciliation of the changes in the plan’s benefit obligations and fair value of assets over the years ending December 31, 2006, 2005 and 2004, computed as of October 1, 2006, 2005 and 2004, respectively:

	2006	2005	2004

Change in Benefit Obligation
Benefit obligation, beginning	$4,289,019	$3,561,978	$3,066,325
Service cost	363,570	308,269	245,785
Interest cost	245,828	212,894	198,503
Actuarial loss	(332,800)	233,774	460,162
Benefits paid	(27,896)	(27,896)	(408,797)

Benefit obligation, ending	$4,537,721	$4,289,019	$3,561,978

Change in Plan Assets
Fair value of plan assets, beginning	$3,071,341	$2,545,270	$1,921,202
Actual return on plan assets	251,931	342,457	241,058
Employer contributions	167,914	211,510	791,807
Benefits paid	(27,896)	(27,896)	(408,797)

Fair value of plan assets, ending	$3,463,290	$3,071,341	$2,545,270

Funded Status	$(1,074,431)	$(1,217,678)	$(1,016,708)
Unrecognized net actuarial loss	—	1,428,442	1,378,746
Unrecognized net obligation at transition	—	(19,208)	(22,408)
Unrecognized prior service cost	—	20,595	24,026

(Accrued) prepaid benefit cost at October 1	$(1,074,431)	$212,151	$363,656
Contributions made in December	—	167,914	211,510

(Accrued) prepaid benefit cost at December 31	$(1,074,431)	$380,065	$575,166

Amounts Recognized in the Balance Sheet
Other assets	$—	$380,065	$575,166
Other liabilities	1,074,431	—	—
Amounts Recognized in Accumulated Comprehensive Income (Loss)
Net loss	$1,048,084	$—	$—
Prior service cost	17,164	—	—
Net obligation at transition	(16,008)	—	—

Total amount recognized	$1,049,240	$—	$—

The accumulated benefit obligation for the defined benefit pension plan was $2,741,049, $2,416,644 and $1,945,342 at September 30, 2006, 2005 and 2004, respectively.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

The following table provides the components of net periodic benefit cost for the plan for the years ended December 31, 2006, 2005 and 2004:

	2006	2005	2004

Components of Net Periodic Benefit Cost
Service cost	$363,570	$308,269	$245,785
Interest cost	245,828	212,894	198,503
Expected return on plan assets	(259,903)	(215,187)	(212,210)
Amortization of prior service cost	3,431	3,431	3,431
Amortization of net obligation at transition	(3,200)	(3,200)	(3,200)
Recognized net actuarial loss	55,530	56,808	37,694

Net periodic benefit cost	$405,256	$363,015	$270,003

Other Changes in Plan Assets and Benefit Obligations Recognized in Accumulated Other Comprehensive Income (Loss)
Net loss	$1,048,084	$—	$—
Prior service cost	17,164	—	—
Net obligation at transition	(16,008)	—	—
Deferred income tax benefit	(356,742)	—	—

Total recognized in other comprehensive (loss)	692,498	$—	$—

Total recognized in net periodic benefit cost and accumulated other comprehensive (loss)	$1,097,754	$363,015	$270,003

The weighted-average assumptions used in the measurement of the Corporation’s benefit obligation are shown in the following table:

	2006	2005	2004

Discount rate	6.00%	5.75%	6.00%
Expected return on plan assets	8.50%	8.50%	8.50%
Rate of compensation increase	5.00%	5.00%	5.00%

The weighted-average assumption used in the measurement of the Corporation’s net periodic benefit cost are shown in the following table:

	2006	2005	2004

Discount rate	5.75%	6.00%	6.50%
Expected return on plan assets	8.50%	8.50%	8.50%
Rate of compensation increase	5.00%	5.00%	5.00%

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

Incremental Effect of Applying SFAS No. 158
on Individual Line Items in the Consolidated Balance Sheet
December 31, 2006

	Before Application		After Application
	of SFAS No. 158	Adjustments	of SFAS No. 158

Other assets (deferred income taxes)	$8,153,404	$356,742	$8,510,146
Other liabilities (pension liability)	1,235,208	1,049,240	2,284,448
Accumulated other comprehensive (loss)	(34,573)	(692,498)	(727,071)

Total stockholders’ equity	$28,739,056	$(692,498)	$28,046,558

Long-Term Rate of Return

The plan sponsor selects the expected long-term rate of return on assets assumption in consultation with their investment advisors and actuary. This rate is intended to reflect the average rate of earnings expected to be earned on the funds invested or to be invested to provide plan benefits. Historical performance is reviewed, especially with respect to real rates of return (net of inflation), for the major asset classes held or anticipated to be held by the trust, and for the trust itself. Undue weight is not given to recent experience that may not continue over the measurement period, with higher significance placed on current forecasts of future long-term economic conditions.

Because assets are held in a qualified trust, anticipated returns are not reduced for taxes. Further, solely for this purpose, the plan is assumed to continue in force and not terminate during the period during which assets are invested. However, consideration is given to the potential impact of current and future investment policy, cash flow into and out of the trust, and expenses (both investment and non-investment) typically paid from plan assets (to the extent such expenses are not explicitly estimated within periodic cost).

Asset Allocation

The pension plan’s weighted-average asset allocations at September 30, 2006 and 2005, by asset category are as follows:

	2006	2005

Asset Category
Mutual funds — fixed income	30%	34%
Mutual funds — equity	56%	66%
Cash and equivalents	14%	0%

	100%	100%

The trust fund is sufficiently diversified to maintain a reasonable level of risk without imprudently sacrificing return, with a targeted asset allocation of 40% fixed income and 60% equities. The investment manager selects investment fund managers with demonstrated experience and expertise, and funds with demonstrated historical performance, for the implementation of the plan’s investment strategy. The investment manager will consider both actively and passively managed investment strategies and will allocate funds across the asset classes to develop an efficient investment structure.

It is the responsibility of the trustee to administer the investments of the trust within reasonable costs, being careful to avoid sacrificing quality. These costs include, but are not limited to, management and custodial fees, consulting fees, transaction costs and other administrative costs chargeable to the trust.

The Corporation does not expect to contribute to its pension plan in 2007.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

Estimated future benefit payments, which reflect expected future service, as appropriate, are as follows:

2007	$38,876
2008	61,624
2009	67,432
2010	87,686
2011	104,130
2012-2016	1,124,836

401(k) Plan

The Corporation has also adopted a contributory 401(k) profit sharing plan which covers substantially all employees. The employee may contribute up to 15% of compensation, subject to statutory limitations. The Corporation matches 50% of employee contributions up to 4% of compensation. The plan also provides for an additional discretionary contribution to be made by the Corporation as determined each year. The amounts charged to expense under this plan for the years ended December 31, 2006, 2005 and 2004 were $53,642, $47,963 and $44,085, respectively.

Deferred Compensation Agreements

The Corporation has deferred compensation agreements with certain key employees and the Board of Directors. The retirement benefits to be provided are fixed based upon the amount of compensation earned and deferred. Deferred compensation expense amounted to $268,011, $56,593 and $3,612 for the years ended December 31, 2006, 2005 and 2004, respectively. These contracts are funded by life insurance policies.

Note 9.	Stock Option Plans

During the year ended December 31, 2000, the Corporation adopted stock option plans for all employees and outside directors. The plans provide that 110,000 shares of the Corporation’s common stock will be reserved for both incentive and non-statutory stock options to purchase common stock of the Corporation. The exercise price per share for incentive stock options and non-statutory stock options shall not be less than the fair market value of a share of common stock on the date of grant, and may be exercised at such times as may be specified by the Board of Directors in the participant’s stock option agreement. Each incentive and non-statutory stock option shall expire not more than ten years from the date the option is granted. The options vest at the rate of one quarter per year from the grant date. Effective December 22, 2005, the Compensation Committee of the Board of Directors approved the acceleration of vesting of all unvested stock options under the plans.

A summary of the status of the stock plans follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number	Exercise	Contractual	Intrinsic
	of Shares	Price	Term	Value

Outstanding at beginning of year	37,589	$23.87
Granted	—	—
Exercised	(6,930)	23.56
Forfeited	(941)	24.80

Outstanding at year end	29,718	23.92	6.5 years	$206,250

Exercisable at year end	29,718	23.92	6.5 years	$206,250

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

The aggregate intrinsic value of a stock option in the table above represents the total pre-tax intrinsic value (the amount by which the current market value of the underlying stock exceeds the exercise price of the option) that would have been received by option holders had all option holders exercised their options on December 31, 2006. This amount changes based on changes in the market value of the Corporation’s stock.

The total intrinsic value of options exercised during the year ended December 31, 2006 was $61,250.

The weighted average fair value of options granted during the year ended December 31, 2004 was $8.22 and was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions. There were no option grants during the years ended December 31, 2006 and 2005.

Dividend yield	2.64%
Expected life	9.7 years
Expected volatility	25.86%
Risk-free interest rate	4.45%

Note 10.	Earnings Per Share

The following shows the weighted average number of shares used in computing earnings per share and the effect on the weighted average number of shares of diluted potential stock. Potential dilutive common stock had no effect on income available to common stockholders.

	2006		2005		2004
	Shares	Per Share	Share	Per Share	Shares	Per Share

Basic earnings per share	1,201,465	$2.60	1,193,467	$2.60	1,185,952	$2.43

Effect of dilutive stock options	9,457		10,258		8,559

Diluted earnings per share	1,210,922	$2.58	1,203,725	$2.58	1,194,511	$2.42

The Corporation granted options to employees and directors to purchase 3,797 shares on average during the year ended December 31, 2004 that were not included in the computation of diluted earnings per share because the exercise price of those options exceeded the average market price of the common shares during the year. No options were excluded from the computation for the years ended December 31, 2006 and 2005.

Note 11.	Related Party Transactions

In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its executive officers, directors, and their affiliates. All such loans are made on substantially the same terms as those prevailing at the time for comparable loans to unrelated persons. Loans to such borrowers are summarized as follows:

	2006	2005

Balance, beginning of year	$2,677,102	$2,007,294
Principal additions	1,336,758	2,005,289
Repayments and reclassifications	(1,128,828)	(1,335,481)

Balance, end of year	$2,885,032	$2,677,102

Note 12.	Commitments and Contingent Liabilities

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as guarantees, commitments to extend credit, etc., which are not reflected in the accompanying consolidated financial

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

statements. The Bank does not anticipate losses as a result of these transactions. See Note 15 with respect to financial instruments with off-balance-sheet risk.

As members of the Federal Reserve System, the Bank is required to maintain certain average reserve balances. For the final weekly reporting period in the years ended December 31, 2006 and 2005, the aggregate amount of daily average required balances were approximately $632,000 and $995,000, respectively.

The Bank is required to maintain certain required reserve balances with a correspondent bank. Those required balances were $250,000 at December 31, 2006 and 2005.

Note 13.	Dividend Limitations on Affiliate Bank

Transfers of funds from the banking subsidiary to the parent corporation in the form of loans, advances and cash dividends are restricted by federal and state regulatory authorities. As of December 31, 2006, the aggregate amount of unrestricted funds, which could be transferred from the banking subsidiary to the parent corporation, without prior regulatory approval, totaled $7,129,004 (25.4% of net assets).

Note 14.	Concentration of Credit Risk

The Bank has a diversified loan portfolio consisting of commercial, real estate and consumer (installment) loans. Substantially all of the Bank’s customers are residents or operate business ventures in its market area consisting of Essex, King William, Hanover, Henrico and adjacent counties. Therefore, a substantial portion of its debtors’ ability to honor their contracts and the Bank’s ability to realize the value of any underlying collateral, if needed, is influenced by the economic conditions in this market area.

The Bank maintains a portion of its cash balances with several financial institutions located in its market area. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances were approximately $996,000 and $1,978,000 at December 31, 2006 and 2005, respectively.

Note 15.	Financial Instruments With Off-Balance-Sheet Risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

A summary of the contract amounts of the Bank’s exposure to off-balance-sheet risk as of December 31, 2006 and 2005, is as follows:

	2006	2005

Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$45,251,000	$40,381,000
Standby letters of credit	4,971,000	4,602,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Unfunded commitments under commercial lines-of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit are generally uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s evaluation of the counterparty. Since most of the letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements.

Note 16.	Minimum Regulatory Capital Requirements

The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2006 and 2005, that the Corporation and Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2006, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Corporation’s and the Bank’s actual capital amounts and ratios as of December 31, 2006 and 2005, are also presented in the table.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

					Minimum
					To be Well
					Capitalized Under
			Minimum Capital		Prompt Corrective
	Actual		Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)

As of December 31, 2006:
Total Capital (to Risk Weighted Assets) Consolidated	$34,679	16.4%	$16,919	8.00%	N/A	N/A
Bank of Essex	$33,869	16.1%	$16,866	8.00%	$21,083	10.00%
Tier 1 Capital (to Risk Weighted Assets) Consolidated	$32,559	15.4%	$8,460	4.00%	N/A	N/A
Bank of Essex	$31,874	15.1%	$8,433	4.00%	$12,650	6.00%
Tier 1 Capital (to Average Assets) Consolidated	$32,559	11.7%	$11,162	4.00%	N/A	N/A
Bank of Essex	$31,874	11.4%	$11,162	4.00%	$13,953	5.00%
As of December 31, 2005:
Total Capital (to Risk Weighted Assets) Consolidated	$31,788	15.7%	$16,224	8.00%	N/A	N/A
Bank of Essex	$31,141	15.4%	$16,205	8.00%	$20,256	10.00%
Tier 1 Capital (to Risk Weighted Assets) Consolidated	$29,944	14.8%	$8,112	4.00%	N/A	N/A
Bank of Essex	$29,297	14.5%	$8,102	4.00%	$12,154	6.00%
Tier 1 Capital (to Average Assets) Consolidated	$29,944	11.6%	$10,369	4.00%	N/A	N/A
Bank of Essex	$29,297	11.3%	$10,369	4.00%	$12,961	5.00%

Note 17.	Fair Value of Financial Instruments and Interest Rate Risk

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Corporation.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Short-Term Investments

For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities

For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

Restricted Securities

The carrying value of restricted securities approximates their fair value based on the redemption provisions of the respective entity.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

Loans Receivable

For certain homogeneous categories of loans, such as some residential mortgages, and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposit Liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Long-Term Borrowings

The fair values of the Corporation’s long-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest

The carrying amounts of accrued interest approximate fair value.

Off-Balance-Sheet Financial Instruments

The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

The fair value of stand-by letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

At December 31, 2006 and 2005, the fair values of loan commitments and stand-by letters of credit were deemed to be immaterial.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

The carrying amounts and estimated fair values of the Corporation’s financial instruments are as follows:

	2006		2005
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
	(In thousands)

Financial assets:
Cash and short-term investments	$5,520	$5,520	$7,365	$7,365
Securities	58,963	58,912	55,393	55,325
Restricted securities	1,553	1,553	1,188	1,188
Loans, net of allowance	194,491	196,078	180,207	182,006
Accrued interest receivable	1,363	1,363	1,190	1,190
Financial liabilities:
Deposits	$230,865	$231,034	$223,132	$222,479
Federal funds purchased	3,207	3,207	1,810	1,810
Federal Home Loan Bank
Bank advances	12,000	11,637	5,000	4,647
Trust preferred capital notes	4,124	4,152	4,124	4,161
Accrued interest payable	851	851	526	526

The Corporation assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Corporation’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Corporation. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Corporation’s overall interest rate risk.

Note 18.	Trust Preferred Capital Notes

On December 12, 2003, BOE Statutory Trust I, a wholly-owned subsidiary of the Corporation, was formed for the purpose of issuing redeemable capital securities. On December 12, 2003, $4.1 million of trust preferred securities were issued through a direct placement. The securities have a LIBOR-indexed floating rate of interest. During the years ended December 31, 2006 and 2005, the weighted-average interest rate was 8.47% and 6.29%. The securities have a mandatory redemption date of December 12, 2033 and are subject to varying call provisions beginning December 12, 2008. The principal asset of the Trust is $4.1 million of the Corporation’s junior subordinated debt securities with the like maturities and like interest rates to the capital securities.

The trust preferred notes may be included in Tier 1 capital for regulatory capital adequacy determination purposes up to 25% of Tier 1 capital after its inclusion. The portion of the trust preferred not considered as Tier 1 capital may be included in Tier 2 capital. At December 31, 2006 and 2005, all trust preferred notes were included in Tier 1 capital.

The obligations of the Corporation with respect to the issuance of the Capital Securities constitute a full and unconditional guarantee by the Corporation of the Trust’s obligations with respect to the Capital Securities.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

Notes to Consolidated Financial Statements — (Continued)

Subject to certain exceptions and limitations, the Corporation may elect from time to time to defer interest payments on the junior subordinated debt securities, which would result in a deferral of distribution payments on the related Capital Securities.

Note 19.	Parent Corporation Only Financial Statements

BOE FINANCIAL SERVICES OF VIRGINIA, INC.
(Parent Corporation Only)

Balance Sheets (Condensed)
December 31, 2006 and 2005

	2006	2005

ASSETS
Cash	$124,813	$137,129
Investment in subsidiaries	31,485,295	29,710,691
Securities available for sale, at fair value	344,320	299,586
Other assets	322,160	302,051

Total assets	$32,276,588	$30,449,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trust preferred capital notes	$4,124,000	$4,124,000
Other liabilities	106,030	90,820
Stockholders’ equity	28,046,558	26,234,637

Total liabilities and stockholders’ equity	$32,276,588	$30,449,457

BOE FINANCIAL SERVICES OF VIRGINIA, INC.
(Parent Corporation Only)

Statements of Income (Condensed)
Three Years Ended December 31, 2006

	2006	2005	2004

Income:
Dividends from subsidiary	$900,000	$870,000	$755,743
Dividends on other securities	15,310	11,399	7,481

Total income	$915,310	$881,399	$763,224

Expenses:
Interest expense	$338,615	$263,223	$187,004
Other	23,000	23,000	31,015

Total expenses	$361,615	$286,223	$218,019

Income before allocated tax benefit and undistributed income of subsidiary	$553,695	$595,176	$545,205
Allocated income tax benefit	117,743	93,441	74,855

Income before equity in undistributed income of subsidiary	$671,438	$688,617	$620,060
Equity in undistributed income of subsidiary	2,451,420	2,412,149	2,265,435

Net income	$3,122,858	$3,100,766	$2,885,495

BOE FINANCIAL SERVICES OF VIRGINIA, INC.
(Parent Corporation Only)

Statements of Cash Flows (Condensed)
Three Years Ended December 31, 2006

	2006	2005	2004

Cash Flows from Operating Activities
Net income	$3,122,858	$3,100,766	$2,885,495
Adjustments to reconcile net income to net cash provided by operating activities:
(Increase) in other assets	(20,109)	(41,559)	(45,277)
Deferred tax (benefit) provision	(15,208)	3,340	6,683
Undistributed earnings of subsidiary	(2,451,420)	(2,412,149)	(2,265,435)
Increase (decrease) in liabilities	15,210	20,718	(7,987)

Net cash provided by operating activities	$651,331	$671,116	$573,479

Cash Flows from Financing Activities
Cash dividends paid	$(926,469)	$(872,371)	$(747,240)
Net proceeds from issuance of common stock	262,874	199,014	130,943
Cash paid for fractional shares	(52)	(163)	(78)

Net cash (used in) financing activities	$(663,647)	$(673,520)	$(616,375)

(Decrease) in cash and cash equivalents	$(12,316)	$(2,404)	$(42,896)
Cash and Cash Equivalents
Beginning	137,129	139,533	182,429

Ending	$124,813	$137,129	$139,533

APPENDIX A

AGREEMENT AND PLAN OF MERGER
By And Between
COMMUNITY BANKERS ACQUISITION CORP.
AND
TRANSCOMMUNITY FINANCIAL CORPORATION
Dated as of
September 5, 2007

A-i

A-ii

A-iii

LIST OF EXHIBITS

Exhibit	Description

A	Certificate of Incorporation of the Surviving Corporation
B	Bylaws of the Surviving Corporation
C	Form of Support Agreement
D	Form of Retention Agreement of Members of the Surviving Corporation’s Board of Directors
E	List of Affiliates
F	Form of Affiliate Agreement
G	Form of TFC’s Legal Opinion
H	Form of CBAC’s Legal Opinion

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 5, 2007, is by and between Community Bankers Acquisition Corp., a Delaware corporation (“CBAC”) and TransCommunity Financial Corporation, a Virginia corporation (“TFC”).

Preamble

The Boards of Directors of CBAC and TFC are of the opinion that the transaction described herein is in the best interest of the Parties and their respective stockholders. This Agreement provides for the merger of TFC with and into CBAC (the “Merger”). At the effective time of the Merger, the outstanding shares of the capital stock of TFC shall be converted into the right to receive shares of the common stock of CBAC (as provided herein and subject to certain terms and conditions). As a result, stockholders of TFC shall become stockholders of CBAC. The transactions described in this Agreement are subject to the approvals of the stockholders of CBAC and TFC, the Federal Reserve and the Virginia State Corporation Commission’s Bureau of Financial Institutions, as well as the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

Immediately following the Effective Time, TransCommunity Bank, N.A., a national bank and a wholly owned subsidiary of TFC (the “Bank”) will remain in existence under its Articles of Association and Bylaws as in effect immediately prior to the Effective Time as a wholly owned subsidiary of CBAC. The directors and officers of the Bank prior to the Effective Time shall serve as the Bank’s directors and officers following the Merger from and after the Effective Time in accordance with the Bank’s bylaws. The headquarters of TFC and the Bank prior to the Effective Time will remain as the headquarters of the Surviving Corporation and the Bank following the Merger from and after the Effective Time in accordance with the Surviving Corporation’s bylaws and the Bank’s bylaws, as applicable.

Certain capitalized terms used in this Agreement are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration and the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1  Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, TFC shall be merged with and into CBAC pursuant to Section 252 of the DGCL and Section 13.1-716 of the VSCA, and with the effect provided in Section 259 of the DGCL and Section 13.1-721 of the VSCA, CBAC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware and the Bank shall become a wholly-owned subsidiary of CBAC. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CBAC and TFC.

1.2  Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 A.M. Eastern Time on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M. Eastern Time), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon.

1.3  Effective Time.

The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time stated in the Certificate of Merger reflecting the Merger to be filed and become effective with the Secretary of State of the State of Delaware and the Articles of Merger reflecting the Merger to be filed and become effective with the Virginia State Corporation Commission (the “Effective Time”). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before December 1, 2007 and as soon as possible after the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the last of the stockholders of CBAC and TFC approve this Agreement to the extent such approval is required by applicable Law, the TFC Articles of Incorporation and the CBAC Certificate of Incorporation.

1.4  Restructure of Transaction.

CBAC shall have the right to revise the structure of the Merger contemplated by this Agreement; provided that no such revision to the structure of the Merger (i) shall result in any changes in the amount or type of the consideration which the holders of shares of TFC Common Stock or TFC Rights are entitled to receive under this Agreement, (ii) would unreasonably impede or delay consummation of the Merger, or (iii) shall impose any less favorable terms or conditions on the Bank or TFC; further provided, however, no such revision shall be effective without the prior written consent of TFC. CBAC may request such consent by giving written notice to TFC in the manner provided in Section 11.8, which notice shall be in the form of a proposed amendment to this Agreement or in the form of a proposed Amended and Restated Agreement and Plan of Merger, and the addition of such other exhibits hereto as are reasonably necessary or appropriate to effect such change.

ARTICLE 2

TERMS OF MERGER

2.1  Charter.

The Amended and Restated Certificate of Incorporation of CBAC, substantially in the form attached to this Agreement as Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation, from and after the Effective Time, until otherwise duly amended or repealed.

2.2  Bylaws.

The Bylaws of CBAC, as amended and restated, substantially in the form attached to this Agreement as Exhibit B shall be the Bylaws of the Surviving Corporation, from and after the Effective Time, until otherwise duly amended or repealed.

2.3  Directors and Officers.

(a) Gary A. Simanson, who will serve as Vice Chairman of the Surviving Corporation, Eugene S. Putnam, Jr., Stewart J. Paperin and Keith Walz, each nominated by CBAC, together with six individuals nominated by TFC, one of which shall be the Chairman of TFC as of the date of this Agreement who will serve as Chairman of the Surviving Corporation, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. The board of directors of the Surviving Corporation shall consist of three classes, each of which shall have staggered three-year terms. Initially, two of the directors nominated by CBAC and two of the directors nominated by TFC shall be in the class of directors with a term ending at the Surviving Corporation’s annual meeting of stockholders held in 2010, three of the directors, two of the directors nominated by TFC and one director nominated by CBAC, shall be in the class of directors with a term ending at the Surviving Corporation’s annual meeting of stockholders held in 2009 and three of the directors, two of the directors nominated by TFC and one director nominated by CBAC, shall be in the class of directors with a term ending at the Surviving Corporation’s annual meeting of stockholders held in 2008. CBAC shall take all action necessary, including but not limited to the amendment of the Surviving Corporation’s Bylaws, to effect the appointment of such persons to the Board of Directors of CBAC, effective as soon as practicable following the Effective Time.

(b) The President and Chief Executive Officer of TFC, as of the date of this Agreement, shall become the President and Chief Executive Officer of the Surviving Corporation and the Chief Financial Officer of TFC, as of the date of this Agreement, shall become the Chief Financial Officer of the Surviving Corporation. The Chief Executive Officer of CBAC as of the date of this Agreement, shall become the Chief Strategic Officer of the Surviving Corporation. Such persons shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer. CBAC shall take all action necessary, including but not limited to the amendment of the Surviving Corporation’s Bylaws, to execute the appointment of such persons to their designated positions from and after the Effective Time in accordance with the Surviving Corporation’s Bylaws.

(c) The 11 directors of the Bank, as of the date of this Agreement, shall be directors of the Bank from and after the Effective Time and the Chairman of the Bank, as of the date of this Agreement, will serve as the Chairman of the Bank from and after the Effective Time, all in accordance with the Bank’s Bylaws or until the earlier of their resignation or removal or otherwise ceasing to be a director.

(d) The President and the Chief Credit Officer of the Bank as of the date of this Agreement shall be the President and Chief Credit Officer, respectively, of the Bank following the Effective Time. Such persons shall serve as the officers of the Bank from and after the Effective Time in accordance with the Bank’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer. The Bank shall take all action necessary, including but not limited to the amendment of the Bank’s Bylaws, to execute the appointment of such persons to their designated positions from and after the Effective Time in accordance with the Bank’s Bylaws.

ARTICLE 3

MANNER OF CONVERTING SHARES

3.1  Conversion of Shares.

Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of CBAC, TFC or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

(a) Each share of CBAC Common Stock issued and outstanding immediately prior to the Effective Time, other than those shares as to which conversion rights provided for in Section C of Article Sixth of the CBAC Certification of Incorporation (“Conversion Rights”) have been exercised, shall remain issued and outstanding from and after the Effective Time and be unaffected solely as a result of the Merger.

(b) Each share of TFC Common Stock (excluding shares held by CBAC or any TFC Entity (“Excluded Shares”), in each case other than in a fiduciary capacity or as a result of debt previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.4200 shares of CBAC Common Stock (as subject to possible adjustment as set forth in Section 3.1(c) below, the “Exchange Ratio”) and cash in lieu of fractional shares as set forth in Section 3.3 (the “Merger Consideration”).

(c) If, after the Determination Date, the Average Closing Price is less than $7.42, CBAC shall increase the Exchange Ratio to equal the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing (i) $10.5364 by (ii) the Average Closing Price.

3.2  Anti-Dilution Provisions.

In the event CBAC changes the number of shares of CBAC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock (specifically excluding the effect of the exercise of the Conversion Rights) and the record date therefore (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

3.3  Appraisal.

Any holder of shares of TFC Common Stock who perfects such holder’s appraisal rights in accordance with and as contemplated by Sections 13.1-729 through 13.1-741 of the VSCA shall be entitled to receive from the Surviving Corporation, in lieu of the Exchange Ratio, the value of such shares as to which appraisal rights have been perfected in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has compiled with all applicable provisions of such Law, and surrendered to TFC the certificate or certificates representing the shares for which payment is being made (the “Dissenting Shares”). In the event that after the Effective Time a dissenting stockholder of TFC fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal of and payment for such holder’s shares, CBAC or the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of TFC Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing such shares of TFC Common Stock held by such holder.

3.4  Fractional Shares.

Notwithstanding any other provision of this Agreement, each holder of shares of TFC Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CBAC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CBAC Common Stock multiplied by the market value of one share of CBAC Common Stock at the Effective Time. The market value of one share of CBAC Common Stock at the Effective Time shall be the closing price on the AMEX (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by CBAC) on the last trading day preceding the Effective Time.

3.5  Conversion of Stock Rights.

(a) At the Effective Time, each award, option, or other right to purchase or acquire shares of TFC Common Stock pursuant to stock options, stock appreciation rights, or stock awards (“TFC Rights”) granted by TFC under the TFC Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to CBAC Common Stock, and CBAC shall assume each TFC Right, in accordance with the terms of the TFC Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) CBAC and its Compensation Committee, as established at the Effective Time of the Merger, shall be substituted for TFC and the committee of TFC’s Board of Directors (including, if applicable, the entire Board of Directors of TFC) administering such TFC Stock Plan, (ii) each TFC Right assumed by CBAC may be exercised solely for shares of CBAC Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of CBAC Common Stock subject to such TFC Right shall be equal to the number of shares of TFC Common Stock subject to such TFC Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such TFC Right shall be adjusted by dividing the per share exercise (or threshold) price under each such TFC Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, CBAC shall not be obligated to issue any fraction of a share of CBAC Common Stock upon exercise of TFC Rights and any fraction of a share of CBAC Common Stock that otherwise would be subject to a converted TFC Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of CBAC Common Stock and the per share exercise price of such Right. The market value of one share of CBAC Common Stock shall be the closing price on the AMEX (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by CBAC) on the last trading day preceding the Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each TFC Right which is an “incentive stock option” shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. CBAC agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

(b) As soon as reasonably practicable after the Effective Time, CBAC shall deliver to the participants in each TFC Stock Plan an appropriate notice setting forth such participant’s rights pursuant thereto and the grants pursuant to such TFC Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and CBAC shall comply with the terms of each TFC Stock Plan to ensure, to the extent required by, and subject to the provisions of, such TFC Stock Plan, that TFC Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, CBAC shall take all corporate action necessary to adopt and maintain the TFC Stock Plan and reserve for issuance sufficient shares of CBAC Common Stock for delivery upon exercise of TFC Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable after the Effective Time, CBAC shall file a registration statement on Form S-1 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of CBAC Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, CBAC shall administer the TFC Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act.

(c) All restrictions or limitations on transfer with respect to TFC Common Stock awarded under the TFC Stock Plans or any other plan, program, or arrangement of any TFC Entity, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of CBAC Common Stock into which such restricted stock is converted pursuant to this Agreement.

(d) Nothing in this Section 3.5 shall be interpreted as preventing CBAC, from and after the Effective Time, from amending, modifying or terminating the TFC Stock Plan to comply with any Law or as appropriate for other business reasons in accordance with its terms and applicable Law.

ARTICLE 4

EXCHANGE OF SHARES

4.1  Exchange Procedures.

(a) As soon as reasonably practicable after the Effective Time, CBAC shall cause the exchange agent selected by CBAC (the “Exchange Agent”) to mail to the former stockholders of TFC appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates or other instruments theretofore representing shares of TFC Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The certificate or certificates of TFC Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. In the event of a transfer of ownership of shares of TFC Common Stock represented by certificates that are not registered in the transfer records of TFC, the Merger Consideration payable for such shares as provided in Section 3.1 may be issued to a transferee if the certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer taxes have been paid. In the event any certificate representing TFC Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as CBAC may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration as provided for in Section 3.1. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. CBAC shall pay all charges and expenses, including those of the Exchange Agent in connection with the distribution of the Merger Consideration as provided in Section 3.1.

(b) After the Effective Time, each holder of shares of TFC Common Stock (other than Excluded Shares) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefore the consideration provided in Section 3.1, without interest, pursuant to this Section 4.1. CBAC shall not be obligated to deliver the consideration to which any former holder of TFC Common Stock is entitled as a result of the Merger until such holder surrenders such holder’s Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither CBAC, nor any TFC Entity, nor the Exchange Agent shall be liable to any holder of TFC Common Stock or to any holder of TFC Rights for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(c) Each of CBAC and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of TFC Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law or by any Taxing Authority or Governmental Authority. To the extent that any amounts are so withheld by CBAC, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of TFC Common Stock or TFC Rights, as applicable in respect of which such deduction and withholding was made by CBAC, the Surviving Corporation or the Exchange Agent, as the case may be.

(d) Adoption of this Agreement by the stockholders of TFC shall constitute ratification of the appointment of the Exchange Agent.

4.2  Rights of Former TFC Stockholders.

At the Effective Time, the stock transfer books of TFC shall be closed as to holders of TFC Common Stock and no transfer of TFC Common Stock by any holder of such shares shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of TFC Common Stock (other than certificates representing Excluded Shares and Dissenting Shares), shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration, without interest, as provided in Article 3.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF TFC

TFC represents and warrants to CBAC, except as set forth on the TFC Disclosure Memorandum with respect to each such Section below as follows:

5.1  Organization, Standing, and Power.

TFC is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Virginia and is a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the “BHCA”) and in good standing with the Federal Reserve. The Bank is a national bank, duly organized and validly existing under the laws of the United States and operates under Articles of Association and all necessary branch approvals issued by the OCC to engage in the commercial banking business at the offices in which such business is conducted. Each of TFC and the Bank has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Each of TFC and the Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a TFC Material Adverse Effect. The minute books and other organizational documents for each of TFC and the Bank have been made available to CBAC for its review and, except as disclosed in Section 5.1 of the TFC Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective Board of Directors (including any committees of the Board of Directors) and stockholders thereof.

5.2  Authority of TFC; No Breach By Agreement.

(a) TFC has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TFC, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of TFC Common Stock entitled to be voted at the TFC Stockholders Meeting (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), which is the only TFC stockholder vote required for approval of this Agreement and consummation of the Merger. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of TFC, enforceable against TFC in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by TFC, nor the consummation by TFC of the transactions contemplated hereby, nor compliance by TFC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of TFC’s Articles of Incorporation or Bylaws or the charter, certificate of incorporation or articles of association or incorporation, as the case may be, or bylaws of any TFC Subsidiary or any resolution adopted by the Board of Directors or the stockholders of any TFC Entity, or (ii) except as disclosed in Section 5.2 of the TFC Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any TFC Entity under, any TFC Contract or Permit of any TFC Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 8.2(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any TFC Entity or any of their respective material Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service (“IRS”) or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by TFC of the Merger and the other transactions contemplated in this Agreement.

5.3  Capital Stock.

(a) The authorized capital stock of TFC consists of 25,000,000 shares of TFC Common Stock and 5,000,000 shares of preferred stock, of which 4,586,741 shares of TFC Common Stock are issued and outstanding as of the date of this Agreement and no shares of preferred stock are issued and outstanding as of the date of this Agreement, and, assuming that all of the issued and outstanding TFC Rights had been exercised, not more than 4,898,741 shares would be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of TFC are duly and validly issued and outstanding and are fully paid and nonassessable under the VSCA. None of the outstanding shares of capital stock of TFC have been issued in violation of any preemptive rights of the current or past stockholders of TFC.

(b) Except for the 580,000 shares of TFC Common Stock reserved for issuance pursuant to outstanding TFC Rights, each as disclosed in Section 5.3 of the TFC Disclosure Memorandum, there are no shares of capital stock or other equity securities of TFC reserved for issuance and no outstanding Rights relating to the capital stock of TFC.

(c) Except as specifically set forth in this Section 5.3, there are no shares of TFC capital stock or other equity securities of TFC outstanding and there are no outstanding Rights with respect to any TFC securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription, exchange or issuance of any securities of TFC.

5.4  TFC Subsidiaries.

TFC has disclosed in Section 5.4 of the TFC Disclosure Memorandum each of the TFC Subsidiaries that is a corporation (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and each of the TFC Subsidiaries that is a general or limited partnership, limited liability company, or other non-corporate entity (identifying the form of organization and the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the TFC Disclosure Memorandum, TFC owns, directly or indirectly, all of the issued and outstanding shares of capital stock (or other equity interests) of each TFC Subsidiary. No capital stock (or other equity interest) of any TFC Subsidiary is or may become required to be issued (other than to another TFC Entity) by reason of any Rights, and there are no Contracts by which any TFC Subsidiary is bound to issue (other than to another TFC Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any TFC Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any TFC Subsidiary (other than to another TFC Entity). There are no Contracts relating to the rights of any TFC Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any TFC Subsidiary. All of the shares of capital stock (or other equity interests) of each TFC Subsidiary held by a TFC Entity are fully paid and nonassessable and are owned directly or indirectly by such TFC Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the TFC Disclosure Memorandum, each TFC Subsidiary is a national bank, corporation, limited liability company, limited partnership or limited liability partnership, and each such TFC Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate or entity power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each TFC Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the United States or the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have individually or in the aggregate, a TFC Material Adverse Effect. The Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by the Bank are insured by the FDIC’s Deposit Insurance Fund. The minute book and other organizational documents for each TFC Subsidiary have been made available to CBAC for its review, and, except as disclosed in Section 5.4 of the TFC Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

5.5  Exchange Act Filings; Securities Offerings; Financial Statements.

Except as disclosed in Section 5.5 of the TFC Disclosure Memorandum:

(a) TFC has timely filed and made available to CBAC all Exchange Act Documents required to be filed by TFC since January 1, 2004 (the “TFC Exchange Act Reports”). The TFC Exchange Act Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such TFC Exchange Act Reports or necessary in order to make the statements in such TFC Exchange Act Reports in light of the circumstances under which they were made, not misleading. Each offering or sale of securities by TFC (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents not misleading. TFC has delivered or made available to CBAC all comment letters received since January 1, 2002 by TFC from the staffs of the SEC and the Commonwealth of Virginia State Corporation Commission Division of Securities and Retail Franchising and all responses to such comment letters by or on behalf of TFC with respect to all filings under the Securities Laws and the Virginia Securities Act. TFC’s principal executive officer and principal financial officer (and TFC’s former principal executive officers and principal financial officers, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to TFC’s Exchange Act Documents to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes — Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither TFC nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. No TFC Subsidiary is required to file any Exchange Act Documents.

(b) Each of the TFC Financial Statements (including, in each case, any related notes) that are contained in the TFC Exchange Act Reports, including any TFC Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), fairly presented in all material respects, the consolidated financial position of TFC and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, and were certified to the extent required by the Sarbanes-Oxley Act.

(c) Each of TFC’s independent public accountants, which have expressed their opinion with respect to the financial statements of TFC and its Subsidiaries whether or not included in TFC’s Exchange Act Reports (including the related notes), is and have been throughout the periods covered by such financial statements independent registered public accountants with respect to TFC within the meaning of the Securities Laws and is registered with the Public Company Accounting Oversight Board. With respect to TFC, TFC’s independent public accountants are not and have not been in violation of auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith. None of the non-audit services preformed by TFC’s independent public accountants for TFC and its Subsidiaries were prohibited services under the Sarbanes-Oxley Act and all such services were pre-approved in advance by TFC’s audit committee in accordance with the Sarbanes-Oxley Act.

(d) TFC maintains disclosure controls and procedures required by Rule 13a-15(b) or 15d-15(b) under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning TFC and its Subsidiaries is made known on a timely basis to the principal executive officer and the principal financial officer. TFC has delivered to CBAC copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. TFC and its directors and executive officers have complied at all times with Section 16(a) of the Exchange Act including the filing requirements thereunder to the extent applicable.

5.6  Absence of Undisclosed Liabilities.

No TFC Entity has any Liabilities required under GAAP to be set forth on a consolidated balance sheet or in the notes thereto that are not set forth therein and are reasonably likely to have, individually or in the aggregate, a TFC Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the consolidated balance sheets of TFC as of December 31, 2006 and June 30, 2007, included in the TFC Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, (ii) incurred or paid in the ordinary course of business consistent with past practices subsequent to June 30, 2007 or (iii) incurred in connection with the transactions contemplated by this Agreement. Section 5.6 of the TFC Disclosure Memorandum lists, and TFC has attached and delivered to CBAC copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the Exchange Act) effected by TFC or its Subsidiaries. Except as disclosed in Section 5.6 of the TFC Disclosure Memorandum, no TFC Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $250,000 and any amounts, whether or not in excess of $250,000 that, in the aggregate, exceed $500,000. Except (x) as reflected in TFC’s balance sheet at June 30, 2007 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP or any applicable Regulatory Authority) or (y) for liabilities incurred in the ordinary course of business since June 30, 2007 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither TFC nor any of its Subsidiaries has any Material Liabilities or obligations of any nature.

5.7  Absence of Certain Changes or Events.

Since June 30, 2007, except as disclosed in the TFC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the TFC Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a TFC Material Adverse Effect, and (ii) none of the TFC Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of TFC provided in this Agreement.

5.8  Tax Matters.

Except as disclosed in Section 5.8 of the TFC Disclosure Memorandum:

(a) All TFC Entities have timely filed with the appropriate Taxing Authorities, all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. None of the TFC Entities is the beneficiary of any extension of time within which to file any Tax Return. All Taxes of the TFC Entities (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the TFC Entities. No claim has ever been made by an authority in a jurisdiction where any TFC Entity does not file a Tax Return that such TFC Entity may be subject to Taxes by that jurisdiction.

(b) None of the TFC Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of any TFC Entity or the assets of any TFC Entity. No officer or employee responsible for Tax matters of any TFC Entity has Knowledge that any Taxing Authority is reasonably likely to assess any additional Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of any TFC Entity which, by application of the same or similar principles, could be expected to result in a proposed deficiency for any subsequent taxable period. None of the TFC Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c) Each TFC Entity has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

(d) The unpaid Taxes of each TFC Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such TFC Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the TFC Entities in filing their Tax Returns.

(e) Except as described in Section 5.8(e) of the TFC Disclosure Memorandum, none of the TFC Entities is a Party to any Tax allocation or sharing agreement and none of the TFC Entities has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

(f) During the five-year period ending on the date hereof, none of the TFC Entities was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the Code.

(g) Except as disclosed in Section 5.8(g) of the TFC Disclosure Memorandum, none of the TFC Entities has made any payments, is obligated to make any payments, or is a Party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code, or which would be subject to withholding under Section 4999 of the Code. TFC has not been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code. None of the TFC

Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. There is no taxable income of TFC that will be required under applicable tax law to be reported by CBAC, for a taxable period beginning after the Closing Date which taxable income was realized prior to the Closing Date. Any net operating losses of the TFC Entities disclosed in Section 5.8(g) of the TFC Disclosure Memorandum are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code or any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

(h) Each of the TFC Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(i) No TFC Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

(j) No property owned by any TFC Entity is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of Rev. Proc. 76-30, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(k) No TFC Entity has any “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(l) No TFC Entity has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.

(m) TFC has provided CBAC with complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the TFC Entities relating to the taxable periods since inception and (ii) any audit report issued within the last four years relating to any Taxes due from or with respect to the TFC Entities.

(n) No TFC Entity nor any other Person on its behalf has (i) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any TFC Entities, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the TFC Entities, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(o) No TFC Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country.

For purposes of this Section 5.8, any reference to TFC or any TFC Entity shall be deemed to include any Person which merged with or was liquidated into or otherwise combined with TFC or a TFC Entity.

5.9  Allowance for Possible Loan Losses; Loan and Investment Portfolio, etc.

(a) TFC’s allowance for loan losses (the “Allowance”) shown on the balance sheets of TFC included in the most recent TFC Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the balance sheets of TFC included in the TFC Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan portfolios (including accrued interest receivables, letters of credit, and commitments to make loans or extend credit) by the TFC Entities as of the dates thereof. The TFC Financial Statements fairly present the fair market values of all loans, leases, securities, tangible and intangible assets and liabilities, and any impairments thereof.

(b) As of the date hereof, all loans, discounts and leases (in which any TFC Entity is lessor) reflected on the TFC Financial Statements were, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, (i) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and are the legal and binding obligations of the obligors thereof, (ii) evidenced by genuine notes, agreements or other evidences of indebtedness and (iii) to the extent secured, have been secured, to the Knowledge of TFC, by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts and financing leases as of August 23, 2007 and on a monthly basis thereafter, and of the investment portfolios of each TFC Entity as of such date, have been and will be delivered to CBAC concurrently with the TFC Disclosure Memorandum. Except as specifically set forth in Section 5.9(b) of the TFC Disclosure Memorandum, neither TFC nor the Bank is a Party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) to the Knowledge of TFC, otherwise in material default for more than 30 days, (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by TFC or by any applicable Regulatory Authority or Reserve, (iv) an obligation of any director, executive officer or 10% stockholder of any TFC Entity who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in violation of any Law.

5.10  Assets.

(a) Except as disclosed in Section 5.10 of the TFC Disclosure Memorandum or as disclosed or reserved against in the TFC Financial Statements delivered prior to the date of this Agreement, the TFC Entities have good and (to the extent owned) marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the TFC Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with TFC’s past practices.

(b) All Assets which are material to TFC’s business on a consolidated basis, held under leases or subleases by any of the TFC Entities, are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect.

(c) The TFC Entities currently maintain insurance, including bankers’ blanket bonds, with insurers of recognized financial responsibility, similar in amounts, scope, and coverage to that maintained by other peer organizations. None of the TFC Entities have received written notice from any insurance carrier, or have any reason to believe that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) similar coverage will be denied or limited or not extended or renewed with respect to any TFC Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any TFC Entity will not be covered by such insurance or bond. There are presently no claims for amounts exceeding $125,000 individually or in the aggregate pending under such policies of insurance or bonds, and no notices of claims in excess of such amounts have been given by any TFC Entity under such policies. TFC has made no claims, and no claims are contemplated to be made, under its directors’ and officers’ errors and omissions or other insurance or bankers’ blanket bond.

(d) The Assets of the TFC Entities include all Assets required by TFC Entities to operate the business of the TFC Entities as presently conducted.

5.11  Intellectual Property.

Except as disclosed in Section 5.11 of the TFC Disclosure Memorandum, each TFC Entity owns or has a license to use all of the Intellectual Property used by such TFC Entity in the course of its business, including sufficient rights in each copy possessed by each TFC Entity. Each TFC Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such TFC Entity in connection with such TFC Entity’s business operations, and such TFC Entity has the right to convey by sale or license any

Intellectual Property so conveyed. No TFC Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of TFC threatened, which challenge the rights of any TFC Entity with respect to Intellectual Property used, sold or licensed by such TFC Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To TFC’s Knowledge, the conduct of the business of the TFC Entities does not infringe any Intellectual Property of any other person. No TFC Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. TFC has no Contracts with any of its directors, officers, or employees which require such officer, director or employee to assign any interest in any Intellectual Property to a TFC Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a TFC Entity, and to TFC’s Knowledge, no such officer, director or employee is party to any Contract with any Person other than a TFC Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a TFC Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a TFC Entity. No officer, director or employee of any TFC Entity is party to any confidentiality, nonsolicitation, noncompetition or other Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any TFC Entity.

5.12  Environmental Matters.

(a) TFC has delivered, or caused to be delivered to CBAC, true and complete copies of, all environmental site assessments, test results, analytical data, boring logs, permits for storm water, wetlands fill, or other environmental permits for construction of any building, parking lot or other improvement, and other environmental reports and studies in the possession of any TFC Entity relating to its Participating Facilities and Operating Facilities. To TFC’s Knowledge, there are no material violations of Environmental Laws on properties that secure loans made by TFC or Bank.

(b) To TFC’s Knowledge, each TFC Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a TFC Material Adverse Effect.

(c) There is no Litigation pending, or to TFC’s Knowledge, no environmental enforcement action, investigation, or litigation threatened before any Governmental Authority or other forum in which any TFC Entity or any of its Operating Properties or Participation Facilities (or TFC in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any TFC Entity or any of its Operating Properties or Participation Facilities nor is there any reasonable basis for any litigation as described in this Section 5.12(c), except as such is not reasonably likely to have, individually or in the aggregate, a TFC Material Adverse Effect.

(d) During the period of (i) any TFC Entity’s ownership or operation of any of their respective current properties, (ii) any TFC Entity’s participation in the management of any Participation Facility, or (iii) any TFC Entity’s holding of a security interest in any Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or to TFC’s Knowledge adjacent to or affecting (or potentially affecting), such properties. Prior to the period of (i) any TFC Entity’s ownership or operation of any of their respective current properties, (ii) any TFC Entity’s participation in the management of any Participation Facility, or (iii) any TFC Entity’s holding of a security interest in any Operating Property, to TFC’s Knowledge, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property. During and, to TFC’s Knowledge prior to, the period of (i) TFC Entity’s ownership or operation of any of their respective current properties, (ii) any TFC Entity’s participation in the management of any Participation Facility, or (iii) any TFC Entity’s holding of a security interest in any Operating Property, there have been no violations of any Environmental Laws at such property or facility, including but not limited to unauthorized alterations of wetlands.

5.13  Compliance with Laws.

(a) TFC is a bank holding company duly registered and in good standing as such with the Federal Reserve. The Bank is chartered by the OCC and validly existing, and its deposits are insured by the FDIC.

(b) Each of the TFC Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses.

(c) None of the TFC Entities is in Default under any Laws or Orders (not including Environmental Laws) applicable to its business or employees conducting its business.

(d) Except as disclosed in Section 5.13(d) of the TFC Disclosure Memorandum, since January 1, 2004, none of the TFC Entities has received any notification or communication from any Governmental Authority (i) asserting that TFC or any of its Subsidiaries is in Default under any of the Permits, Laws or Orders (not including Environmental Laws) which such Governmental Authority enforces, (ii) threatening to revoke any Permits (not including those relating to environmental matters set forth in Section 5.12 of this Agreement), or (iii) requiring TFC or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding (not including those relating to environmental matters set forth in Section 5.12 of this Agreement), or (y) to adopt any resolution of its Board of Directors or similar undertaking which restricts materially the conduct of its business or in any manner relates to its employment decisions, its employment or safety policies or practices (not including those relating to environmental matters set forth in Section 5.12 of this Agreement).

(e) Except as disclosed in Section 5.13(e) of the TFC Disclosure Memorandum, there are no (i) unresolved violations, criticisms, or exceptions by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of TFC or any of its Subsidiaries (not including those relating to environmental matters set forth in Section 5.12 of this Agreement) or (ii) written notices or correspondence received by TFC and TFC does not reasonably expect to receive any notices or correspondence with respect to formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority (not including those relating to environmental matters set forth in Section 5.12 of this Agreement) with respect to TFC’s or any of TFC’s Subsidiaries’ business, operations, policies or procedures since January 1, 2002. There are not any pending or, to TFC’s Knowledge, threatened investigations or reviews of TFC or any of its Subsidiaries nor has any Governmental Authority indicated an intention to conduct any investigations or reviews of TFC or any of its Subsidiaries.

(f) None of the TFC Entities nor any of its directors, officers, employees or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(g) Each TFC Entity has complied with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act and applicable regulations promulgated thereunder, and each TFC Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. § 21.11.

(h) The Bank has complied and will comply with all requirements of Law governing and regulating the closing of branch offices of the Bank.

5.14  Labor Relations.

(a) No TFC Entity is the subject of any Litigation asserting that it or any other TFC Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935, as amended, or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other TFC Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any

TFC Entity Party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to TFC’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving any TFC Entity pending or threatened and there have been no such actions or disputes in the past five years. To TFC’s Knowledge, there has not been any attempt by any TFC Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any TFC Entity. Except as disclosed in Section 5.14 of the TFC Disclosure Memorandum, employment of each employee and the engagement of each independent contractor of each TFC Entity is terminable at will by the relevant TFC Entity without (i) any penalty, liability or severance obligation incurred by any TFC Entity, (ii) and in all cases without prior consent by any Governmental Authority. No TFC Entity will owe any amounts to any of its employees or independent contractors as of the Closing Date, including any amounts incurred for any wages, bonuses, vacation pay, sick leave, contract notice periods, change of control payments or severance obligations, except as disclosed in Section 5.14 of the TFC Disclosure Memorandum. The term “TFC Benefit Plan” shall include without limitation any and all of the TFC Stock Plan and any and all grants, options, rights and other matters associated therewith.

(b) To TFC’s Knowledge, all of the employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

(c) No TFC Entity has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any TFC Entity; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any TFC Entity; and no TFC Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of any TFC Entity’s employees has suffered an “employment loss” (as defined in the WARN Act) since six months prior to the Closing Date.

5.15  Employee Benefit Plans.

(a) TFC has listed in Section 5.15(a)(i) of the TFC Disclosure Memorandum, and has delivered or made available to CBAC prior to the execution of this Agreement copies of (i) each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by any TFC Entity or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (each, a “TFC Benefit Plan,” and collectively, the “TFC Benefit Plans”) and (ii) has listed in Section 5.15(a)(ii) of the TFC Disclosure Memorandum each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) in respect of which any TFC Entity or ERISA Affiliate thereof has or reasonably could have any obligation or Liability (each, an “Other Plan”). Any of the TFC Benefit Plans which is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “TFC ERISA Plan.” No TFC ERISA Plan or Other Plan is a “defined benefit plan” (as defined in Code Section 414(j)), or is subject to Code Section 412 or Title IV of ERISA.

(b) TFC has delivered or made available to CBAC prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Employee Benefit Plans, (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS, the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding three calendar years, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings), (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years, and (v) the most recent summary plan descriptions and any material modifications thereto.

(c) Each TFC Benefit Plan is in material compliance with the terms of such TFC Benefit Plan, in material compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in material compliance with any other applicable Laws. Each TFC ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion from the IRS that is as current as possible under applicable IRS procedures and that is still in effect and applies to the applicable TFC ERISA Plan as amended and as administered or, within the time permitted under Code Section 401(b), has timely applied for a favorable determination letter, which when issued, will be as current as possible under applicable IRS procedures and which, when issued, will apply retroactively to the TFC ERISA Plan as amended and as administered. TFC is not aware of any circumstances likely to result in revocation of any such favorable determination letter, which has been issued by the IRS, and TFC is not aware of any circumstances likely to result in a failure to issue any such favorable determination letter for which it has applied. TFC has not received any communication (written or unwritten) from any Governmental Authority questioning or challenging the compliance of any TFC Benefit Plan with applicable Laws. No TFC Benefit Plan is currently being audited by any Governmental Authority for compliance with applicable Laws or has been audited with a determination by any Governmental Authority that the Employee Benefit Plan failed to comply with applicable Laws.

(d) There has been no oral or written representation or communication with respect to any aspect of any TFC Benefit Plan made to any employee of any TFC Entity which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither TFC nor any administrator or fiduciary of any TFC Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject CBAC or any TFC Entity to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, any TFC Benefit Plan other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any TFC Benefit Plan.

(e) All TFC Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the TFC Benefit Plans are correct and complete in all material respects, have been timely filed with the IRS or the DOL (to the extent required by Law), and distributed to participants of any or all of the TFC Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

(f) To TFC’s Knowledge, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Code Section 4975(e)(2)) of any TFC Benefit Plan has engaged in any nonexempt “prohibited transaction” (described in Code Section 4975(c) or ERISA Section 406).

(g) No TFC Entity has, or ever has had, any Liability related to, a pension plan or any other plan that is or was subject to Code Section 412 or ERISA Section 302 or Title IV of ERISA. There is no Lien nor is there expected to be a Lien under Code Section 412(n) or ERISA Section 302(f) or Tax under Code Section 4971 applicable to any TFC Entity or any TFC Entity’s Assets. Neither TFC nor any of its ERISA Affiliates is subject to or can reasonably be expected to become subject to a Lien under Code Section 401(a)(29). All premiums required to be paid under ERISA Section 4006, if any, have been timely paid by TFC and by each of its ERISA Affiliates.

(h) No Liability under Title IV of ERISA has been or is expected to be incurred by any TFC Entity or any ERISA Affiliate thereof and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by any TFC Entity or any ERISA Affiliate thereof with respect to any ongoing, frozen, terminated or other single-employer plan. There has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer plan of any TFC Entity or of any ERISA Affiliate thereof.

(i) Except as disclosed in Section 5.15(i) of the TFC Disclosure Memorandum, no TFC Entity has any Liability for retiree or similar health, life or death benefits under any of the TFC Benefit Plans, or other plan or arrangement, except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B and there are no restrictions on the rights of such TFC Entity to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any TFC Benefit Plan, or other plan or arrangement, and no circumstance exists which could give rise to such Taxes.

(j) Except as disclosed in Section 5.15(j) of the TFC Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any TFC Entity from any TFC Entity under any TFC Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any TFC Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, or any benefit under any life insurance owned by any TFC Entity or the rights of any TFC Entity in, to or under any insurance on the life of any current or former officer, director or employee of any TFC Entity, or change any rights or obligations of any TFC Entity with respect to such insurance.

(k) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any TFC Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on the TFC Financial Statements to the extent required by and in accordance with GAAP.

(l) All individuals who render services to any TFC Entity and who are eligible to participate in a TFC Benefit Plan pursuant to the terms of such TFC Benefit Plan are in fact eligible to and authorized to participate in such TFC Benefit Plan in accordance with the terms of such TFC Benefit Plan, the Code, ERISA and other applicable Laws.

(m) Neither TFC nor any ERISA Affiliate thereof has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)).

(n) Except as disclosed in Section 5.15(n) of the TFC Disclosure Memorandum, there are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Surviving Corporation shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as TFC presently holds. Each TFC Entity will, upon the execution and delivery of this Agreement, and will continue to have, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance.

(o) No TFC Benefit Plan holds any employer security (within the meaning of ERISA Section 407(d)(1)) or employer real property (within the meaning of ERISA Section 407(d)(2)); and no commitment has been made that would require any TFC Benefit Plan to hold any such employer security or employer real property.

(p) All contributions and premiums required by applicable Law or the terms of an applicable TFC Benefit Plan to be paid prior to Closing have been or will be timely made or paid in full prior to the Closing.

(q) There has been no act or omission which has given rise to or may give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i), 501(l) or 4071 of ERISA or Chapters 43, 47 or 68 of the Code for which any of the TFC Entities or any ERISA Affiliate thereof may be liable.

(r) No action has been or reasonably ought to be taken to correct any defects with respect to any TFC Benefit Plan under any IRS correction procedure or any United States Department of Labor fiduciary correction procedure.

(s) No payment permitted, contemplated or required by any TFC Benefit Plan would in the aggregate constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

(t) Each TFC Benefit Plan which constitutes a “group health plan” (as defined in ERISA Section 607(1) or Code Section 4980B(g)(2)) has been operated in material compliance with applicable Law.

(u) There has been no act or omission that would impair or otherwise limit the right or ability of TFC or the Bank, as may be applicable, to unilaterally amend, from time to time, or terminate, any TFC Benefit Plan in those instances where such may be unilaterally amended or terminated.

(v) Each TFC Benefit Plan which is subject to Code Section 409A has been operated and administered in compliance with and otherwise complies with such section. No tax, interest or penalty has been assessed or incurred pursuant to Code Section 409A in relation to any TFC Benefit Plan. No stock option, stock appreciation right, stock grant, or other equity-related rights, grants or options associated with any TFC Entity, including without limitation the TFC Stock Plan and all grants, options, rights or other matters associated with the TFC Stock Plan, is subject to or required to comply with any provision of Code Section 409A. Any TFC Benefit Plan which is subject to or required to comply with any provision of Code Section 409A is listed in Section 5.15(v) of the TFC Disclosure Memorandum.

5.16  Material Contracts.

(a) Except as disclosed in Section 5.16 of the TFC Disclosure Memorandum or otherwise reflected in the TFC Financial Statements, none of the TFC Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $125,000, (ii) any Contract relating to the borrowing of money by any TFC Entity or the guarantee by any TFC Entity of any such obligation (other than Contracts evidencing the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of TFC’s business and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of TFC’s business), (iii) any Contract which prohibits or restricts any TFC Entity or any personnel of a TFC Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers or “shrink-wrap” software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any TFC Entity, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $125,000), (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet, and (viii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a TFC Exchange Act Report filed by TFC with the SEC prior to the date of this Agreement that has not been filed as an exhibit to a TFC Exchange Act Report (together with all Contracts referred to in Sections 5.11 and 5.15(a), the “TFC Contracts”).

(b) With respect to each TFC Contract and except as disclosed in Section 5.16(b) of the TFC Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no TFC Entity is in Default thereunder; (iii) no TFC Entity has repudiated or waived any material provision of any such Contract; (iv) no other Party to any such Contract is, to TFC’s Knowledge, in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no consent is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. All of the indebtedness of any TFC Entity for money borrowed is prepayable at any time by such TFC Entity without penalty, premium or charge, except as specified in Section 5.16(b) of the TFC Disclosure Memorandum.

5.17  Privacy of Customer Information.

(a) Each TFC Entity is the sole owner of all (i) “nonpublic personal information” as such term is defined in the Privacy Requirements, and (ii) any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) (“Customer Information”) relating to customers, former customers and prospective customers that will be transferred to CBAC pursuant to this Agreement.

(b) Each of the TFC Entities has at all times implemented and maintained reasonable technical, physical and organizational security measures as are appropriate in the circumstances to protect Customer Information against unauthorized or unlawful processing, access, input, disclosure, use, recording, copying, alteration, removal, deletion, accidental loss, corruption, destruction or damage, including:

(i) firewalls, intrusion detection systems, locking file cabinets, and other appropriate physical and electronic security mechanism, including current revisions of all software releases and all software patches;

(ii) utilization of industry-standard or better network access control restrictions and methods of terminating unauthorized network access, including identification to the extent possible of the identify of the Person making such unauthorized access; and

(iii) not making changes that would increase the risk of unauthorized access to TFC’s network.

5.18  Legal Proceedings.

Except as disclosed in Section 5.18 of the TFC Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of TFC, threatened (or unasserted but considered probable of assertion) against any TFC Entity, any director, officer, employee or agent of any TFC Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the TFC Entity or Employee Benefit Plan of any TFC Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any TFC Entity. Except as disclosed in Section 5.18 of the TFC Disclosure Memorandum, no claim for indemnity has been made or, to TFC’s Knowledge, threatened by any director, officer, employee, independent contractor or agent to any TFC Entity and to TFC’s knowledge, no basis for any such claim exists.

5.19  Reports.

Except as disclosed in Section 5.19 of TFC Disclosure Memorandum, since January 1, 2004, in addition to the TFC Exchange Act Reports, each TFC Entity has timely filed all other reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.20  Books and Records.

TFC and each TFC Entity maintains accurate books and records reflecting its Assets and Liabilities and maintains proper and adequate internal accounting controls which provide assurance that (a) transactions are executed with management’s authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of TFC and to maintain accountability for TFC’s consolidated Assets; (c) access to TFC’s Assets is permitted only in accordance with management’s authorization; (d) the reporting of TFC’s Assets is compared with existing Assets at regular intervals; and (e) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

5.21  Loans to Executive Officers and Directors.

Neither TFC nor the Bank has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of TFC, except as permitted by and in conformance with Federal Reserve Regulation O. Section 5.21 of the TFC Disclosure Memorandum identifies any loan or extension of credit maintained by TFC to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

5.22  Independence of Directors.

Except as disclosed in Section 5.22 of the TFC Disclosure Memorandum, TFC’s directors listed on Section 5.22 of the TFC Disclosure Memorandum who may be serving on the Board of Directors of the Surviving Corporation after the Closing Date will be “independent” directors of the Surviving Corporation within the meaning of the Sarbanes-Oxley Act and under the listing standards of AMEX.

5.23  Tax and Regulatory Matters; Consents.

None of the TFC Entities or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) and 9.1(c).

5.24  State Takeover Laws.

Each TFC Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable “moratorium,” “fair price,” “business combination,” “control share,” or other anti-takeover Laws (collectively, “Takeover Laws”).

5.25  Stockholders’ Support Agreements.

Each of the directors and executive officers of TFC has executed and delivered to CBAC the Support Agreements in the form of Exhibit C attached hereto.

5.26  Brokers and Finders; Opinion of Financial Advisor.

Except for TFC Financial Advisor, neither TFC nor its Subsidiaries, or any of their respective officers, directors, employees or Representatives, has employed any broker, finder or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees, commissions, or finder’s or other fees in connection with this Agreement or the transactions contemplated hereby and such total fees payable to TFC Financial Advisor in connection with the Merger will not exceed $140,000. TFC has received the written opinion of TFC Financial Advisor, dated as of the date of this Agreement, to the effect that the Merger Consideration is fair from a financial point of view, a signed copy of which has been delivered to CBAC.

5.27  Board Recommendation.

The Board of Directors of TFC, at a meeting duly called and held, has by unanimous vote of the directors present who constituted all of the directors then in office (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Support Agreements and the transactions contemplated hereby and thereby, taken together, are fair to and in the best interests of the TFC’s stockholders and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of TFC Common Stock approve this Agreement, the Merger and the related transactions and to call and hold a special meeting of TFC’s stockholders to consider this Agreement, the Merger and the related transactions.

5.28  Statements True and Correct.

(a) No statement, certificate, instrument, or other writing furnished or to be furnished by any TFC Entity or any Affiliate thereof to CBAC pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) None of the information supplied or to be supplied by any TFC Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by CBAC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

(c) None of the information supplied or to be supplied by the TFC Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement, and any amendments or supplements thereto, to be mailed to each Party’s stockholders in connection with the Stockholders Meetings, will (i) when first mailed to the stockholders of each Party, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, (ii) at the time of the Stockholders Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication, in light of the circumstances under which they were made, not misleading with respect to the solicitation of any proxy for the Stockholders Meetings. No other documents to be filed by any TFC Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) All documents that any TFC Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF CBAC

CBAC hereby represents and warrants to TFC as follows:

6.1  Organization, Standing, and Power.

CBAC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CBAC is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a CBAC Material Adverse Effect. The minute books and other organizational documents for CBAC has been made available to TFC for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective Board of Directors (including any committees of the Board of Directors) and stockholders thereto.

6.2  Authority; No Breach By Agreement.

(a) CBAC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBAC, subject to the approval of this Agreement and the consummation of the transactions contemplated hereby by the holders of a majority of the outstanding shares of CBAC IPO Common Stock cast at the CBAC Stockholders Meeting with the holders of less than 20% of the outstanding shares of CBAC IPO Common Stock voting at the CBAC Stockholders Meeting against the Merger and thereafter exercising the Conversion Rights. Subject to any necessary approvals referred to in Article 8, this Agreement represents a legal, valid, and binding obligation of CBAC, enforceable against CBAC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by CBAC, nor the consummation by CBAC of the transactions contemplated hereby, nor compliance by CBAC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CBAC’s Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of CBAC under, any CBAC Contract or Permit of CBAC, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to CBAC or any of its material Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws and the rules of AMEX and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a CBAC Material Adverse Effect, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by CBAC of the Merger and the other transactions contemplated in this Agreement.

6.3  Capital Stock.

(a) The authorized capital stock of CBAC consists of (i) 50,000,000 shares of CBAC Common Stock, of which 9,375,000 shares are issued and outstanding as of the date of this Agreement (which includes 1,499,250 shares subject to Conversion Rights), and (ii) 5,000,000 shares of CBAC Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of the capital stock of CBAC are, and all of the shares of CBAC Common Stock to be issued in exchange for shares of TFC Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of CBAC have been, and none of the shares of CBAC Common Stock to be issued in exchange for shares of TFC Common Stock upon consummation of the Merger will be issued in violation of any preemptive rights of the current or past stockholders of CBAC.

(b) Except for 7,500,000 shares of CBAC Common Stock reserved for issuance pursuant to the CBAC Warrants and 1,050,000 shares of CBAC Common Stock reserved for issuance pursuant to the CBAC UPO, as disclosed in Section 6.3 of the CBAC Disclosure Memorandum and shares reserved for issuance pursuant to this Agreement, there are no shares of capital stock or other equity securities of CBAC reserved for issuance and no outstanding Rights relating to the capital stock of CBAC.

(c) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the CBAC Disclosure Memorandum, there are no shares of capital stock or other equity securities of CBAC outstanding and no outstanding CBAC Rights relating to the capital stock of CBAC.

6.4  CBAC Subsidiaries.

CBAC has no subsidiaries.

6.5  Exchange Act Filings; Financial Statements.

(a) CBAC has timely filed and made available to TFC all Exchange Act Documents required to be filed by CBAC since inception (together with all such Exchange Act Documents filed, whether or not required to be filed, the “CBAC Exchange Act Reports”). The CBAC Exchange Act Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CBAC Exchange Act Reports or necessary in order to make the statements in such CBAC Exchange Act Reports, in light of the circumstances under which they were made, not misleading.

(b) Each of the CBAC Financial Statements (including, in each case, any related notes) contained in the CBAC Exchange Act Reports, including any CBAC Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the Exchange Act with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), fairly presented in all material respects the financial position of CBAC as at the respective dates and the results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, and were certified to the extent required by the Sarbanes-Oxley Act.

(c) Each of CBAC’s independent public accountants, which have expressed their opinion with respect to the Financial Statements of CBAC included in CBAC’s Exchange Act Reports (including the related notes), is and has been throughout the periods covered by such CBAC Financial Statements independent registered public accountants with respect to CBAC within the meaning of the Securities Laws and is registered with the Public Company Accounting Oversight Board. With respect to CBAC, each of CBAC’s independent public accountants is not and has not been in violation of auditor independence requirement of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith. Section 6.5(c) of the CBAC Disclosure Memorandum lists all non-audit services performed by each of CBAC’s independent public accountants for CBAC since inception.

(d) CBAC maintains disclosure controls and procedures required by Rule 13a-15(b) or 15d-15(b) under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning CBAC is made known on a timely basis to the principal executive officer and the principal financial officer. Section 6.5(d) of the CBAC Disclosure Memorandum lists, and CBAC has delivered to TFC copies of, all written description of, and all policies, manuals and other documents promulgating such disclosure controls and procedures. CBAC and its directors and executive officers have complied at all times with Section 16(a) of the Exchange Act, including the filing requirements thereunder to the extent applicable.

(e) CBAC has reported the fair value of all warrants it has issued, including without limitation, the CBAC Warrants, on its CBAC Financial Statements in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock.

6.6  Absence of Undisclosed Liabilities.

CBAC has no Liabilities required under GAAP to be set forth on a balance sheet or in the notes thereto that are not set forth therein and are reasonably likely to have, individually or in the aggregate, a CBAC Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the balance sheet of CBAC as of March 31, 2007 and June 30, 2007, included in the CBAC Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, (ii) incurred or paid in the ordinary course of business consistent with past practices, or (iii) incurred in connection with the transactions contemplated by this Agreement.

6.7  Absence of Certain Changes or Events.

Since June 30, 2007, except as disclosed in the CBAC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the CBAC Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a CBAC Material Adverse Effect, and (ii) CBAC has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CBAC provided in this Agreement.

6.8  Tax Matters.

(a) Except as set forth in Section 6.8(a) the CBAC Disclosure Memorandum, CBAC has timely filed with the appropriate Taxing Authorities, all Tax Returns or extensions for the filing thereof in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects and all Taxes of CBAC (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of CBAC. No claim has ever been made by an authority in a jurisdiction where CBAC does not file a Tax Return that CBAC may be subject to Taxes by that jurisdiction.

(b) CBAC has not received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of CBAC or the assets of CBAC. No officer or employee responsible for Tax matters of CBAC has Knowledge that any Taxing Authority is reasonably likely to assess any additional Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of CBAC which, by application of the same or similar principles, could be expected to result in a proposed deficiency for any subsequent taxable period. CBAC has not waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c) CBAC has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

(d) The unpaid Taxes of CBAC (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) for CBAC and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of CBAC in filing its Tax Returns.

(e) Except as described in Section 6.8(e) of the CBAC Disclosure Memorandum, CBAC is not a party to any Tax allocation or sharing agreement.

(f) CBAC is not a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the Code.

(g) Except as disclosed in Section 6.7(g) of the CBAC Disclosure Memorandum, CBAC has not made any payments, is not obligated to make any payments, or is not a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code, or which would be subject to withholding under Section 4999 of the Code. CBAC has not been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code. CBAC is not and will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.

(h) CBAC is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(i) CBAC is not subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

(j) No property owned by CBAC is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code; (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code; (iv) “limited use property” within the meaning of Rev. Proc. 76-30; (v) subject to Section 168(g)(1)(A) of the Code; or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(k) CBAC has no “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(l) No CBAC Entity has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.

6.9  Compliance with Laws.

(a) CBAC, upon approval by the Federal Reserve and upon consummation of the Merger will be a bank holding company duly registered with the Federal Reserve and the OCC and a member of the Federal Reserve System.

(b) CBAC has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit applicable to its business or employees conducting its business.

(c) CBAC is not in Default under any Laws or Orders applicable to its business or employees conducting its business.

(d) CBAC has not received any notification or communication from any Governmental Authority (i) asserting that CBAC is in Default under any of the Permits, Laws or Orders which such Governmental Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring CBAC (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of u understanding, or (y) to adopt any resolution of its Board of Directors or similar undertaking which restricts materially the conduct of its business or in any manner relates to its employment decisions, its employment or safety policies or practices.

(e) There are no (i) unresolved violations, criticisms, or exceptions by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of CBAC; or (ii) notices or correspondence received by CBAC with respect to formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to CBAC’s business, operations, policies or procedures since its inception. There are not any pending or, to CBAC’s Knowledge, threatened investigations or reviews of CBAC, nor has any Governmental Authority indicated an intention to conduct any, investigations or reviews of CBAC.

(f) None of CBAC or any of its directors, officers, employees or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Governmental Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

6.10  Employee Benefit Plans.

(a) CBAC has listed in Section 6.10(a) of the CBAC Disclosure Memorandum, and has delivered or made available to TFC prior to the execution of this Agreement, copies of (i) each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by CBAC or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (each, a “CBAC Benefit Plan,” and collectively, the “CBAC Benefit Plans”) and (ii) each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) in respect of which CBAC or any ERISA Affiliate thereof has or reasonably could have any obligation or Liability (each a “CBAC Other Plan”). Any of the CBAC Benefit Plans which is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “CBAC ERISA Plan.” No CBAC ERISA Plan or CBAC Other Plan is a “defined benefit plan” (as defined in Code Section 414(j)), or is subject to Code Section 412 or Title IV of ERISA.

(b) CBAC has delivered or made available to TFC prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Employee Benefit Plans; (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS, the DOL or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding calendar years since inception; (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings); (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years; and (v) the most recent summary plan descriptions and any material modifications thereto.

(c) Each CBAC Benefit Plan is in material compliance with the terms of such CBAC Benefit Plan, in material compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in material compliance with any other applicable Laws. Each CBAC ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion from the IRS that is as current as possible under applicable IRS procedures and that is still in effect and applies to the applicable CBAC ERISA Plan as amended and as administered or, within the time permitted under Code Section 401(b), has timely applied for a favorable determination letter, which when issued, will be as current as possible under applicable IRS procedures and which, when issued, will apply retroactively to the CBAC ERISA Plan as amended and as administered. CBAC is not aware of any circumstances likely to result in revocation of any such favorable determination letter which has been issued by the IRS, and CBAC is not aware of any circumstances likely to result in a failure to issue any such favorable determination letter for which it has applied. CBAC has not received any communication (written or unwritten) from any Governmental Authority questioning or challenging the compliance of any CBAC Benefit Plan with applicable Laws. No CBAC Benefit Plan is currently being audited by any Governmental Authority for compliance with applicable Laws or has been audited with a determination by any Governmental Authority that the Employee Benefit Plan failed to comply with applicable Laws.

(d) There has been no oral or written representation or communication with respect to any aspect of any CBAC Benefit Plan made to any employee of CBAC which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither CBAC nor any administrator or fiduciary of any CBAC Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject CBAC or any TFC Entity to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, any CBAC Benefit Plan other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any CBAC Benefit Plan.

(e) All CBAC Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to any or all of the CBAC Benefit Plans are correct and complete in all material respects, have been timely filed with the IRS or the DOL (to the extent required by Law), and distributed to participants of the CBAC Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

(f) To the CBAC’s Knowledge, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Code Section 4975(e)(2)) of any CBAC Benefit Plan has engaged in any nonexempt “prohibited transaction” (described in Code Section 4975(c) or ERISA Section 406).

(g) CBAC does not, and has never had, or has any Liability related to a pension plan or any other plan that is or was subject to Code Section 412 or ERISA Section 302 or Title IV of ERISA. There is no Lien nor is there expected to be a Lien under Code Section 412(n) or ERISA Section 302(f) or Tax under Code Section 4971 applicable to CBAC or its Assets. Neither CBAC nor any of its ERISA Affiliates is subject to or can reasonably be expected to become subject to a Lien under Code Section 401(a)(29). All premiums required to be paid under ERISA Section 4006, if any, have been timely paid by CBAC and by each of its ERISA Affiliates.

(h) No Liability under Title IV of ERISA has been or is expected to be incurred by CBAC or any ERISA Affiliate thereof and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by CBAC or any ERISA Affiliate thereof with respect to any ongoing, frozen, terminated or other single-employer plan. There has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer plan of CBAC or of any ERISA Affiliate thereof.

(i) CBAC has no Liability for retiree or similar health, life or death benefits under any of the CBAC Benefit Plans, or other plan or arrangement, except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B and there are no restrictions on the rights of CBAC to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any CBAC Benefit Plan, or other plan or arrangement, and no circumstance exists which could give rise to such Taxes.

(j) Except as disclosed in Section 6.10(j) of the CBAC Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of CBAC from CBAC under any CBAC Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CBAC Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, or any benefit under any life insurance owned by CBAC or the rights of CBAC in, to or under any insurance on the life of any current or former officer, director or employee of CBAC, or change any rights or obligations of CBAC with respect to such insurance.

(k) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of CBAC and its beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on the CBAC Financial Statements to the extent required by and in accordance with GAAP.

(l) All individuals who render services to CBAC and who are eligible to participate in a CBAC Benefit Plan pursuant to the terms of such CBAC Benefit Plan are in fact eligible to and authorized to participate in such CBAC Benefit Plan in accordance with the terms of such CBAC Benefit Plan, the Code, ERISA and other applicable Laws.

(m) Neither CBAC nor any ERISA Affiliate thereof has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)).

(n) Except as disclosed in Section 6.10(n) of the CBAC Disclosure Memorandum, there are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Surviving Corporation shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as CBAC presently holds. CBAC will, upon the execution and delivery of this Agreement, and will continue to have, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance.

(o) No CBAC Benefit Plan holds any employer security (within the meaning of ERISA Section 407(d)(1)) or employer real property (within the meaning of ERISA Section 407(d)(2)); and no commitment has been made that would require any CBAC Benefit Plan to hold any such employer security or employer real property.

(p) All contributions and premiums required by applicable Law or the terms of an applicable CBAC Benefit Plan to be paid prior to Closing have been or will be timely made or paid in full prior to the Closing.

(q) There has been no act or omission which has given rise to or may give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i), 501(l) or 4071 of ERISA or Chapters 43, 47 or 68 of the Code for which CBAC or any ERISA Affiliate thereof may be liable.

(r) No action has been or reasonably ought to be taken to correct any defects with respect to any CBAC Benefit Plan under any IRS correction procedure or any United States Department of Labor fiduciary correction procedure.

(s) No payment permitted, contemplated or required by any CBAC Benefit Plan would in the aggregate constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

(t) Each CBAC Benefit Plan which constitutes a “group health plan” (as defined in ERISA Section 607(1) or Code Section 4980B(g)(2)) has been operated in material compliance with applicable Law.

(u) There has been no act or omission that would impair or otherwise limit the right or ability of CBAC or the Bank, as may be applicable, to unilaterally amend, from time to time, or terminate, any CBAC Benefit Plan.

(v) Each CBAC Benefit Plan which is subject to Code Section 409A has been operated and administered in compliance with and otherwise complies with such section. No tax, interest or penalty has been assessed or incurred pursuant to Code Section 409A in relation to any CBAC Benefit Plan. No stock option, stock appreciation right, stock grant, or other equity-related rights, grants or options associated with CBAC is subject to or required to comply with any provision of Code Section 409A. Any CBAC Benefit Plan which is subject to or required to comply with any provision of Code Section 409A is listed in Section 6.10(v) of the CBAC Disclosure Memorandum.

6.11  Material Contracts.

(a) Except as disclosed in Section 6.11 of the CBAC Disclosure Memorandum or otherwise reflected in the CBAC Financial Statements, none of CBAC, nor any of its respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $125,000, (ii) any Contract relating to the borrowing of money by CBAC or the guarantee by CBAC of any such obligation other than trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of CBAC’s business), (iii) any Contract which prohibits or restricts CBAC or any personnel of CBAC from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers or “shrink-wrap” software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by CBAC, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $125,000), (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet, and (viii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a CBAC Exchange Act Report filed by CBAC with the SEC prior to the date of this Agreement that has not been filed as an exhibit to a CBAC Exchange Act Report (together with all Contracts referred to in Sections 6.10(a), the “CBAC Contracts”).

(b) With respect to each CBAC Contract and except as disclosed in Section 6.11 of the CBAC Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) CBAC is not in Default thereunder; (iii) CBAC has not repudiated or waived any material provision of any such Contract; (iv) no other Party to any such Contract is, to CBAC’s Knowledge, in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no consent is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. All of the indebtedness of CBAC for money borrowed is prepayable at any time by CBAC without penalty, premium or charge, except as specified in Section 6.11(b) of the CBAC Disclosure Memorandum.

6.12  Legal Proceedings.

Except as disclosed in Section 6.12 of the CBAC Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of CBAC, threatened (or unasserted but considered probable of assertion) against CBAC, any director, officer, employee or agent of CBAC in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of CBAC or Employee Benefit Plan of CBAC, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against CBAC. No claim for indemnity has been made or, to CBAC’s Knowledge, threatened by any director, officer, employee, independent contractor or agent to CBAC and to CBAC’s knowledge, no basis for any such claim exists.

6.13  Reports.

Since inception, in addition to the CBAC Exchange Act Reports, CBAC has filed all other reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective date, each such report, statement and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.14  Independence of Directors.

CBAC’s directors listed on Section 6.14 of the CBAC Disclosure Memorandum, who will be serving on the Board of Directors of the Surviving Corporation after the Closing Date, will be “independent” directors of the Surviving Corporation within the meaning of the Sarbanes-Oxley Act and under the listing standards of AMEX.

6.15  Tax and Regulatory Matters; Consents.

Neither CBAC nor any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c).

6.16  Brokers and Finders; Opinion of Financial Advisor.

Except for CBAC Financial Advisor, neither CBAC nor any of its respective officers, directors, employees or Representatives, has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finder’s fees in connection with this Agreement or the transactions contemplated hereby. CBAC has received the written opinion of CBAC Financial Advisor, dated as of the date of this Agreement, to the effect that the Merger Consideration is fair from a financial point of view, a signed copy of which has been delivered to TFC.

6.17  Board Recommendation.

The Board of Directors of CBAC, at a meeting duly called and held, has by unanimous vote of the directors present who constituted all of the directors then in office (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, taken together, are fair to and in the best interests of CBAC’s stockholders and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of CBAC Common Stock approve this Agreement, the Merger and the related transactions and to call and hold a special meeting of CBAC’s stockholders to consider this Agreement, the Merger and the related transactions.

6.18  Statements True and Correct.

(a) No statement, certificate, instrument or other writing furnished or to be furnished by CBAC or any Affiliate thereof to TFC pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) None of the information supplied or to be supplied by CBAC or any Affiliate thereof for inclusion in the Registration Statement to be filed by CBAC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

(c) None of the information supplied or to be supplied by CBAC or any Affiliate thereof for inclusion in the Joint Proxy Statement, and any amendments or supplements thereto, to be mailed to each Party’s stockholders in connection with the Stockholder Meetings, will (i) when first mailed to the stockholders of each Party, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, (ii) at the time of the Stockholders Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication, in light of the circumstances under which they were made, not misleading with respect to the solicitation of any proxy for the Stockholders Meetings. No other documents to be filed by CBAC with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) All documents that CBAC is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.19  CBAC Trust Fund.

Provided the conditions to the obligation to consummate the Merger and the related transactions contemplated hereby in Articles 8 and 9 are satisfied or waived as provided in this Agreement, the CBAC Trust Agreement provides that the trust monies shall be released to and available for use by the Surviving Corporation effective as of the Effective Time. As of the date hereof, CBAC has no Knowledge of any claim, circumstance or event that is reasonably likely to restrict or otherwise impair the release of such monies other than: (i) claims of CBAC’s underwriters with respect to its initial public offering for deferred compensation; (ii) claims for legal and accounting fees related to the Merger and preparation of the Proxy Statement for the CBAC Stockholders Meeting to be undertaken in connection with the Merger; (iii) claims of CBAC Stockholders who vote against the Merger and properly effect conversion of their shares to a portion of the monies held in the trust account (the “Trust Fund”) established pursuant to the CBAC Trust Agreement; and (iv) claims for advisory and related fees by mergers and acquisition advisors currently retained by CBAC or who may be retained by CBAC prior to CBAC’s Stockholders Meeting.

6.20  Prior Business Operations.

CBAC has limited its activities to those activities contemplated in the Prospectus.

ARTICLE 7

CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1  Affirmative Covenants of TFC.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of CBAC shall have been obtained, and except as otherwise expressly contemplated herein, TFC shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular and ordinary course, (ii) use reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use reasonable efforts to cause its representations and warranties to be correct at all times, (iv) use reasonable efforts to provide all information requested by CBAC related to loans or other transactions made by TFC with a value equal to or exceeding $250,000, (v) consult with CBAC prior to entering into or making any loans or other transactions with a value equal to or exceeding $500,000, and (vi) take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(a), 9.1(b) or 9.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

7.2  Negative Covenants of the Parties.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a) amend the Certificate of Incorporation, Articles of Incorporation, Articles of Association, Bylaws or other governing instruments of CBAC or any TFC Entity, as applicable, provided nothing in this Section 7.2(a) shall prohibit either Party from restating its Certificate of Incorporation or Articles of Incorporation, as applicable, without amendment thereto or prohibit CBAC from amending its Certificate of Incorporation as contemplated by this Agreement;

(b) modify the Bank’s lending policy (in the case of TFC), incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of the business of CBAC or such TFC Entity, as applicable, consistent with past practices and that are prepayable without penalty, charge or other payment (which exception shall include, for TFC Entities that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities), or impose, or suffer the imposition, on any Asset of CBAC or such TFC Entity, as applicable, of any Lien or permit any such Lien to exist (other than in connection with public deposits, repurchase agreements, bankers’ acceptances, “treasury tax and loan” accounts established in the ordinary course of business of any TFC Entity that is a depository institution, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the TFC Disclosure Memorandum);

(c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of CBAC or any TFC Entity, or declare or pay any dividend or make any other distribution in respect of either Party’s capital stock;

(d) except for this Agreement and the exercise of TFC Rights that have been granted prior to the date hereof and which shall vest prior to the Effective Time in accordance with their terms, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CBAC Common Stock, TFC Common Stock, any other capital stock of any TFC Entity, or any Rights;

(e) adjust, split, combine or reclassify any capital stock of CBAC or any TFC Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CBAC Common Stock or TFC Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise (i) in the case of TFC, any shares of capital stock of any TFC Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration;

(f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of two years or less, purchase any securities or make any material investment except in the ordinary course of business consistent with past practice, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than in the case of TFC, a wholly owned TFC Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business;

(g) (i) grant any bonus or increase in compensation or benefits to the employees, officers or directors of CBAC or any TFC Entity, as applicable; (ii) commit or agree to pay any severance or termination pay, or any stay or other bonus to any CBAC or TFC director, officer or employee, as applicable; (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors or agents of CBAC or any TFC Entity, as applicable; (iv) change any fees or other compensation or other benefits to directors of CBAC or any TFC Entity, as applicable; or (v) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Rights or restricted stock, as applicable, or in the case of TFC, reprice Rights granted under the TFC Stock Plans or authorize cash payments in exchange for any Rights; (vi) or accelerate or vest or commit or agree to accelerate or vest any amounts, benefits or rights payable by CBAC or any TFC Entity, as applicable;

(h) enter into or amend any employment Contract between CBAC or any TFC Entity and any Person (unless such amendment is required by Law) that CBAC or the TFC Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

(i) adopt any new employee benefit plan of CBAC or any TFC Entity, as applicable, or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans of CBAC or any TFC Entity, as applicable other than any such change that is required by Law or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by Law, the terms of such plans or consistent with past practice;

(j) make any change in any Tax or accounting methods or systems of internal accounting controls, except, without the review and consent of the other Party, as may be appropriate and necessary to conform to changes in Tax Laws, regulatory accounting requirements or GAAP or file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to CBAC or any TFC Entity, as applicable, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to CBAC or any TFC Entity, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(k) commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of CBAC or any TFC Entity, as applicable for money damages or restrictions upon the operations of CBAC or such TFC Entity;

(l) enter into, modify, amend or terminate any material Contract (including any loan Contract with respect to any extension of credit with an unpaid balance exceeding $500,000) or waive, release, compromise or assign any material rights or claims, or in the case of TFC, make any adverse changes in the mix, rates, terms or maturities of its deposits and other Liabilities; and

(m) take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent, or would be reasonably likely to materially interfere with, the consummation of this Merger.

7.3  Affirmative Covenants of CBAC.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of TFC shall have been obtained, and except as otherwise expressly contemplated herein, CBAC shall, and shall cause each of its Subsidiaries to; (i) operate its business only in the usual, regular and ordinary course; (ii) use reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises; (iii) use reasonable efforts to cause its representations and warranties to be correct at all times; and (iv) take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(b) and 9.1(c) or, or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement. Notwithstanding the foregoing and Section 8.3 hereof, provided CBAC consults and apprises a special committee of the Board of Directors of TFC (the membership of such committee to be determined by the Board of Directors of TFC), nothing in this Agreement shall be interpreted to prohibit CBAC from negotiating or, with the consent of TFC, which consent may not be unreasonably withheld, entering into a binding letter of intent or a definitive agreement to acquire a financial institution whether by merger or otherwise or from taking action to list its shares on the Nasdaq Global Market and delist its shares from AMEX so long as CBAC does not terminate this Agreement.

7.4  Adverse Changes in Condition.

Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a TFC Material Adverse Effect or a CBAC Material Adverse Effect, as applicable, (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the Merger, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.5  Reports.

Each of CBAC and its Subsidiaries and TFC and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. Each of the CBAC Financial Statements and the TFC Financial Statements prepared after the date of this Agreement, whether or not contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, will fairly present in all material respects the financial position of the entity filing such statements as of the dates indicated and the results of operations, changes in stockholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

7.6  Claims Against Trust Account.

TFC understands that, except for a portion of the interest earned on the amounts held in the Trust Fund, CBAC may disburse monies from the Trust Fund only: (a) to its public stockholders in the event of the redemption of their shares or the dissolution and liquidation of CBAC, (b) to CBAC (less CBAC’s deferred underwriting compensation only) after CBAC consummates a business combination (as described in the Prospectus) or (c) as consideration to the sellers of a target business with which CBAC completes a business combination.

TFC agrees that, notwithstanding any other provision contained in this Agreement, TFC does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between TFC on the one hand, and CBAC on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 7.6 as the “Claims”). Notwithstanding any other provision contained in this Agreement, TFC hereby irrevocably waives any Claim it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof. In the event that TFC commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to CBAC, which proceeding seeks, in whole or in part, relief against the Trust Fund or the public stockholders of CBAC, whether in the form of money damages or injunctive relief, CBAC shall be entitled to recover from TFC the associated legal fees and costs in connection with any such action, in the event CBAC prevails in such action or proceeding.

ARTICLE 8

ADDITIONAL AGREEMENTS

8.1  Registration Statement; Joint Proxy Statement.

(a) Each of CBAC and TFC agrees to cooperate in the preparation of a Registration Statement on Form S-4 to be filed by CBAC with the SEC and any other filings to be made by either Party, including but not limited to filings of Current Reports on Form 8-K, with the SEC or any other Regulatory Authority, in connection with the issuance of CBAC Common Stock in the Merger and the consummation of the Merger. Each of CBAC and TFC agrees to use all reasonable efforts to cause the Registration Statement to be filed within 45 days of the date of this Agreement and to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Each of CBAC and TFC shall furnish to each other all information concerning them that they may reasonably require in connection with the Registration Statement.

(b) CBAC also agrees to use all reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. TFC agrees to furnish CBAC all information concerning TFC, the Bank, and their respective officers, directors, and stockholders as may be reasonably requested in connection with the foregoing. As a result of the registration of the CBAC Common Stock pursuant to the Registration Statement, such stock shall be freely tradable by the stockholders of TFC except to the extent that the transfer of any shares of CBAC Common Stock received by stockholders of TFC is subject to the provisions of Rule 145 under the Securities Act or restricted under Tax rules. TFC and its counsel shall have a reasonable opportunity to review and comment on the Registration Statement being filed with the SEC and any responses filed with the SEC regarding the Registration Statement.

(c) Each of CBAC and TFC agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) none of the information supplied by it or any of its respective Subsidiaries for inclusion or incorporation by reference in the Joint Proxy Statement will at the date of the mailing to its stockholders or at the time of the meeting of its stockholders held for the purpose of obtaining the CBAC Stockholder Approval or the TFC Stockholder Approval, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each of CBAC and TFC further agrees that if it shall become aware prior to the Effective Date of any information that would cause any of the statements in the Registration Statement or Joint Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Party thereof and to take the necessary steps to correct the Joint Proxy Statement.

(d) In the case of CBAC, CBAC will advise TFC, promptly after CBAC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, or of the issuance of any stop order or the suspension of the qualification of the CBAC Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

8.2  Stockholder Approvals.

(a) CBAC shall call a stockholders meeting, to be held as soon as reasonably practicable after the Joint Proxy Statement is cleared by the SEC, for the purpose of voting upon adoption of this Agreement, the amendments to CBAC’s Certificate of Incorporation set forth in Exhibit A hereto and such other related matters as it deems appropriate. TFC shall call a stockholders meeting, to be held as soon as reasonably practicable after the Joint Proxy Statement is cleared by the SEC, for the purpose of voting upon the adoption of this Agreement and such other related matters as it deems appropriate. The Parties shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable efforts to hold such meetings on the same day. In addition, the Chairman of the Board of Directors and the Chief Executive Officer of each Party shall make themselves physically present at the other Party’s Stockholders Meeting for introduction to such Party’s stockholders.

(b) In connection with the Stockholders Meetings, (i) CBAC and TFC shall mail the Joint Proxy Statement to their respective stockholders, (ii) the Boards of Directors of CBAC and TFC shall recommend to their respective stockholders the approval of the matters submitted for approval and (iii) the Board of Directors and officers of CBAC and TFC shall use their reasonable efforts to obtain such stockholders’ approval; provided that each of CBAC and TFC may withdraw, modify, or change in an adverse manner to the other Party its recommendations of the Board of Directors of such Party, after having consulted with and based upon the advice of counsel, determines in good faith that the failure to so withdraw, modify or change its recommendation could constitute a breach of the fiduciary duties of such Party’s Board of Directors under applicable Law.

8.3  Other Offers, etc.

(a) Neither CBAC nor any TFC Entity shall, nor shall either Party authorize or permit any of their respective Affiliates or Representatives to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) subject to Section 8.3(c), approve, endorse or recommend any Acquisition Proposal, or (iv) enter into any definitive agreement contemplating or otherwise relating to any Acquisition Transaction; provided, however, that this Section 8.3 shall not prohibit either Party from furnishing nonpublic information regarding itself and in the case of TFC, any TFC Entity, to or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if (A) neither CBAC nor any TFC Entity or their respective Representatives or Affiliates, as applicable, shall have violated any of the restrictions set forth in this Section 8.3, (B) the Board of Directors of CBAC or TFC, as the case may be, in its good faith judgment (based on, among other things, the advice of CBAC Financial Advisor or TFC Financial Advisor, as applicable, that such Acquisition Proposal constitutes a Superior Proposal, (C) the Board of Directors of CBAC or TFC, as the case may be, concludes in good faith, after consultation with and receipt of a written opinion from its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties, as such duties would exist in the absence of this Section 8.3, to the stockholders of CBAC or TFC, as the case may be, under applicable Law, (D) (1) at least five business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person or Group, the Party gives the other Party written notice of the identity of such Person or Group and of such Party’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person or Group, and (2) such Party receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing Party than the confidentiality terms of this Agreement, and (E) contemporaneously with furnishing any such nonpublic information to such Person or Group, such Party furnishes such nonpublic information to the other Party (to the extent such nonpublic information has not been previously furnished by such

Party). In addition to the foregoing, such Party shall provide the other Party with at least five business days’ prior written notice of a meeting of its Board of Directors at which meeting such Board of Directors is reasonably expected to resolve to recommend a Superior Proposal of CBAC or TFC, as the case may be, to its stockholders and together with such notice a copy of the most recently proposed documentation relating to such Superior Proposal; provided, further, that such Party hereby agrees promptly to provide to the other Party any revised documentation and any definitive agreement relating to such Superior Proposal.

(b) In addition to the obligations set forth in this Section 8.3, as promptly as practicable, after any of the directors or executive officers of CBAC or TFC, as the case may be, become aware thereof, the applicable Party shall advise the other Party of (x) any request received by it for nonpublic information which such Party reasonably believes could lead to an Acquisition Proposal or (y) any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. Each Party shall keep the other Party informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

(c) CBAC and each TFC Entity shall, and shall cause their respective directors, officers, employees and Representatives to immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and will use and cause to be used all reasonable efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal.

(d) Nothing contained in this Agreement shall prevent a Party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided that, such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

8.4  Consents of Regulatory Authorities.

The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). Each of CBAC and TFC agrees to use all reasonable efforts to cause the necessary documentation and applications to be filed with the Regulatory Authorities within thirty (30) days of the date of this Agreement. The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

8.5  Agreement as to Efforts to Consummate.

Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided that, nothing herein shall preclude either Party from exercising its rights under this Agreement.

8.6  Investigation and Confidentiality.

(a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and the consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests; provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party. Between the date hereof and the Effective Time, TFC shall permit CBAC’s senior officers and independent public accountants to meet with the respective senior officers of TFC, including officers responsible for the TFC Financial Statements, the internal controls of TFC and the disclosure controls and procedures of TFC and TFC’s independent public accountants to discuss such matters as CBAC may deem reasonably necessary or appropriate for CBAC to satisfy its obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act. TFC shall permit the Chief Executive Officer of CBAC to attend meetings of TFC’s Board of Directors or any committee thereof as an observer, except that the Chief Executive Officer of CBAC may not attend, unless otherwise permitted by TFC, any portion of such meeting during which this Agreement and the transactions contemplated hereby are discussed or where litigation involving TFC is being discussed and counsel for TFC has advised TFC that the presence of CBAC representatives may jeopardize the attorney/client privilege. TFC shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment, would violate any fiduciary obligations or duties of the officers or directors of TFC or would violate any confidentiality agreement; provided that TFC shall cooperate with CBAC in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted.

(b) In addition to each Party’s obligations pursuant to Section 8.6(a), each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

(c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a TFC Material Adverse Effect or a CBAC Material Adverse Effect, as applicable.

8.7  Press Releases.

(a) Prior to the Effective Time, CBAC and TFC shall consult with each other as to the form and substance of any press release, communication with their respective stockholders, or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law.

(b) As soon as practicable following the execution of this Agreement, the Parties shall prepare and issue a joint press release announcing the Merger and date of the execution of this Agreement. Any such announcement shall be made following the closing of trading on the AMEX and the OTC Bulletin Board.

8.8  Charter Provisions.

Each TFC Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any TFC Entity or restrict or impair the ability of CBAC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any TFC Entity that may be directly or indirectly acquired or controlled by them.

8.9  Employee Benefits and Contracts.

(a) Subject to Section 8.9(c) and for the 12 month period following the Effective Time, the Surviving Corporation shall maintain for the benefit of the officers and employees of the TFC Entities the TFC Benefit Plans maintained by the TFC Entities immediately prior to the Effective Time; provided that the Surviving Corporation may amend or terminate any TFC Benefit Plan to comply with any Law or as necessary and appropriate for any business reason. For purposes of participation, vesting and benefit accrual (except not for purposes of benefit accrued with respect to any plan in which such credit would result in a duplication of benefits) under Surviving Corporation’s employee benefit plans, whether new or existing, the service of the employees of the TFC Entities prior to the Effective Time shall be treated as service with the Surviving Corporation participating in such employee benefit plans.

(b) No provision of this Agreement constitutes or shall give rise to, or shall be deemed to constitute or give rise to, an employment agreement or employment-related right or entitlement, an employee benefit or employee benefit-related plan, program or other arrangement, a provision of any such plan, program or other arrangement, or an amendment of any such plan, program or other arrangement.

(c) Nothing in this Section 8.9 or any other provision of this Agreement shall prevent or limit or shall be interpreted as preventing or limiting the Surviving Corporation, from and after the Effective Time, from amending, modifying or terminating any TFC Benefit Plan or any other contracts, arrangements, commitments or plans of either Party.

(d) Simultaneously with the execution of this Agreement, each of TFC’s directors and executive officers shall execute and deliver to CBAC a Support Agreement in the form attached to this Agreement as Exhibit C.

(e) Prior to the mailing of the Joint Proxy Statement, each of the members of the Board of Directors of the Surviving Corporation shall have executed and delivered to CBAC a Retention Agreement in the form attached hereto as Exhibit D.

(f) TFC has disclosed in Section 8.9(f) of the TFC Disclosure Memorandum each Person whom it reasonably believes may be deemed an “affiliate” of TFC for purposes of Rule 145 under the Securities Act, which Persons are set forth in Exhibit E. TFC shall use its reasonable efforts to cause each such Person to deliver to CBAC not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit F, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of TFC Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of CBAC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act and the rules and regulations thereunder. CBAC shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of the purposes of resale of CBAC Common Stock by such affiliates.

8.10  Indemnification.

(a) CBAC shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the TFC Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors, officers, employees or agents of TFC or, at TFC’s request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under the VSCA, Section 402 of the Sarbanes-Oxley Act, the Securities Laws and Section 18(k) of the Federal Deposit Insurance Act and FDIC Regulations Part 359 promulgated thereunder and by TFC’s Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not CBAC is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between CBAC and the Indemnified Party.

(b) CBAC shall, or shall cause the Surviving Corporation to, use its reasonable efforts (and TFC shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of up to three years after the Effective Time TFC’s existing directors’ and officers’ liability insurance policy (provided that CBAC or the Surviving Corporation may substitute therefore (i) policies of substantially the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of TFC given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided that none of TFC, CBAC nor the Surviving Corporation shall be obligated to make aggregate premium payments longer than three years in respect of such policy (or coverage replacing such policy) and which exceed, for the portion related to TFC’s directors and officers, 200% of the annual premium payments on TFC’s current policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, CBAC or the Surviving Corporation shall use its reasonable efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount, but shall not be obligated to maintain any insurance coverage to the extent the cost of such coverage exceeds the Maximum Amount.

(c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.10, upon learning of any such Liability or Litigation, shall promptly notify CBAC thereof in writing. In the event of any such Litigation (whether arising before or after the Effective Time), (i) CBAC or the Surviving Corporation shall have the right to assume the defense thereof and neither CBAC nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if CBAC or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between CBAC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and CBAC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received; provided that CBAC and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) the Indemnified Parties will cooperate in good faith in the defense of any such Litigation; and (iii) neither CBAC nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent and which does not provide for a complete and irrevocable release of all CBAC’s Entities and their respective directors, officers and controlling persons, employees, agents and Representatives; and provided, further, that neither CBAC nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d) If CBAC or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of CBAC or the Surviving Corporation shall assume the obligations set forth in this Section 8.10.

(e) The provisions of this Section 8.10 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives.

8.11  Employee Non-Solicitation.

In the event this Agreement is terminated, for a period of three years following such termination CBAC shall not solicit (other than through the use of general employment advertising or an independent employment agency or search firm, in either case where such solicitation is not specifically targeted at TFC’s employees) any part-time or full-time employee of TFC without the prior written consent of TFC.

8.12  Net Operating Losses.

The Parties agree to use their reasonable efforts to ensure that the Surviving Corporation may use TFC’s net operating losses, as defined in the Code.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1  Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

(a) Stockholder Approvals.  The holders of at least a majority of the outstanding shares of TFC Common Stock shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of TFC’s Articles of Incorporation and Bylaws. The holders of a majority of the outstanding CBAC IPO Common Stock cast at the CBAC Stockholders Meeting shall have voted for, and the holders of less than 20% of the outstanding shares of CBAC IPO Common Stock cast at the CBAC Stockholders Meeting against, approval of this Agreement, and the consummation of the transaction contemplated hereby, including the Merger and the amendments to CBAC’s Certificate of Incorporation set forth in Exhibit A hereto as and to the extent required by Law and the provisions of CBAC’s Certificate of Incorporation and Bylaws.

(b) Regulatory Approvals.  All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of CBAC or the Board of Directors of TFC would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, CBAC or TFC, or applicable, would not, in its reasonable judgment, have entered into this Agreement.

(c) Consents and Approvals.  Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a TFC Material Adverse Effect or a CBAC Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of CBAC (in the case of a Consent obtained by TFC) or in the reasonable judgment of the Board of Directors of TFC (in the case of a Consent obtained by CBAC) would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, CBAC or TFC, as applicable, would not, in its reasonable judgment, have entered into this Agreement.

(d) Legal Proceedings.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

(e) Exchange Listing.  The shares of Surviving Corporation common stock issuable pursuant to the Merger shall have been approved for listing on AMEX or the Nasdaq Global Market, subject to official notice of issuance.

9.2  Conditions to Obligations of CBAC.

The obligations of CBAC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CBAC pursuant to Section 11.6(a):

(a) Representations and Warranties.  For purposes of this Section 9.2(a), the accuracy of the representations and warranties of TFC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of TFC set forth in this Agreement (including the representations and warranties set forth in Section 5.3) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a TFC Material Adverse Effect; provided that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b) Performance of Agreements and Covenants.  Each and all of the agreements and covenants of TFC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates.  TFC shall have delivered to CBAC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as it relates to TFC and in Sections 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by TFC’s Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CBAC and its counsel shall request.

(d) Employment Agreements, Retention Agreements and Affiliate Agreements.  Each of the members of the Board of Directors of the Surviving Corporation shall have executed and delivered to CBAC a Retention Agreement in the form attached hereto as Exhibit D. Each of the Persons set forth on Exhibit E shall have executed and delivered to CBAC Affiliate Agreements in the forms attached hereto as Exhibit F and delivered same to CBAC.

(e) Legal Opinions.  CBAC shall have received legal opinions in form and substance satisfactory to CBAC from TFC’s counsel as to the matters specified in Exhibit G.

(f) Exchange Listing.  The shares of Surviving Corporation common stock issuable pursuant to the Merger shall have been approved for listing on AMEX or the Nasdaq Global Market, subject to official notice of issuance.

(g) Tax Matters.  CBAC shall have received a written opinion of counsel from Nelson Mullins Riley & Scarborough LLP, in a form reasonably satisfactory to CBAC dated as of the Effective Time (“CBAC Tax Opinion”) to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code and related matters. In rendering its opinion, Nelson Mullins Riley & Scarborough LLP may require and rely upon representations outlined in letters from TFC and others.

(h) Conversion Rights.  Less than 20% of the holders of the outstanding shares of CBAC IPO Common Stock shall have voted against the Merger and exercised their Conversion Rights.

(i) Fairness Opinion.  CBAC shall have received a written opinion of CBAC Financial Advisor, dated as the date of this Agreement, to the effect that the exchange ratio is fair, from the financial point of view, to CBAC.

(j) Board of Directors and Management.  Since the date of this Agreement, there shall have been no material changes in the members Board of Directors of TFC and the management of TFC.

(k) Stockholders’ Equity, Total Assets, Total Deposits, Net Loans and Net Income.  TFC shall have, as of the Effective Time, (i) stockholders’ equity of at least $30,000,000; (ii) total assets of at least $210,000,000; (iii) total deposits of at least $175,000,000 of the total deposits of TFC; and (iv) net loans of at least $175,000,000.

9.3  Conditions to Obligations of TFC.

The obligations of TFC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by TFC pursuant to Section 11.6(b):

(a) Representations and Warranties.  For purposes of this Section 9.3(a), the accuracy of the representations and warranties of CBAC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 6.3 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of CBAC set forth in this Agreement (including the representations and warranties set forth in Section 6.3) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a CBAC Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b) Performance of Agreements and Covenants.  Each and all of the agreements and covenants of CBAC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates.  CBAC shall have delivered to TFC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as it relates to CBAC and in Sections 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by CBAC’s Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as TFC and its counsel shall request.

(d) Legal Opinions.  TFC shall have received legal opinions in form and substance satisfactory to TFC from CBAC’s counsel as to the matters specified in Exhibit H.

(e) Tax Matters.  TFC shall have received a written opinion of counsel from Williams Mullen, in a form reasonably satisfactory to TFC dated as of the Effective Time (“TFC Tax Opinion”) to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code and related matters. In rendering its opinion, Williams Mullen may require and rely upon representations outlined in letters from CBAC and others.

(f) Fairness Opinion.  TFC shall have received a written opinion of TFC Financial Advisor, dated as the date of this Agreement, to the effect that the exchange ratio is fair, from the financial point of view, to the holders of TFC Common Stock.

(g) Distribution of the CBAC Trust Fund.  CBAC and the counsel for CBAC shall have taken all necessary action in accordance with the CBAC Trust Agreement to allow the distribution of all of the assets in the Trust Fund to the Surviving Corporation as of the Effective Time.

ARTICLE 10

TERMINATION

10.1  Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of TFC, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) By mutual written agreement of CBAC and TFC; or

(b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 9.2 or 9.3 as applicable; or

(c) By either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable, (iii) the stockholders of CBAC or TFC fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at CBAC’s Stockholders Meeting or TFC’s Stockholders’ Meeting, respectively, where such matters were presented to such stockholders for approval and voted upon, or (iv) holders of 20% or more in interest of the holders of IPO Common Stock vote against the Merger and exercise their Conversion Rights; or

(d) By CBAC in the event that (i) (w) the Board of Directors of TFC, shall have failed to reaffirm its approval, upon CBAC’s request for such reaffirmation, of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal) or shall have resolved not to reaffirm the Merger, or (x) the Board of Directors of TFC shall have failed to include in the Joint Proxy Statement its recommendation, without modification or qualification, that the TFC stockholders give the TFC Stockholder Approval or shall have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, in a manner adverse to CBAC, the recommendation of such Board of Directors to the TFC stockholders that they give the TFC Stockholder Approval, or (y) the Board of Directors of TFC shall have affirmed, recommended or authorized entering into any Acquisition Transaction other than the Merger or, within ten business days after commencement of any tender or exchange offer for any shares of TFC Common Stock, the Board of Directors of TFC shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or shall have taken no position with respect to the acceptance of such tender or exchange offer by its stockholders, or (z) the Board of Directors of TFC negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that “negotiate” shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the Board of Directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Merger, or (ii) (provided that CBAC is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement), prior to obtaining the CBAC Stockholder Approval at the CBAC Stockholders Meeting, the Board of Directors of CBAC has (x) withdrawn or modified or changed its recommendation or approval of this Agreement in a manner adverse to TFC in order to approve and permit CBAC to accept a Superior Proposal and (y) determined, after consultation with, and the receipt of advice from outside legal counsel to CBAC, that the failure to take such action as set forth in the preceding clause (x) would be likely to result in a breach of the Board of Directors’ fiduciary duties under applicable Law; provided, however, that at least five business days prior to any such termination, CBAC shall, and shall cause its advisors to, negotiate with TFC, if TFC elects to do so, to make such adjustments in the terms and conditions of this Agreement as would enable TFC to proceed with the transactions contemplated herein on such adjusted terms; or

(e) By TFC in the event that (i) (w) the Board of Directors of CBAC, shall have failed to reaffirm its approval, upon TFC’s request for such reaffirmation, of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal) or shall have resolved not to reaffirm the Merger, or (x) the Board of Directors of CBAC shall have failed to include in the Joint Proxy Statement its recommendation, without modification or qualification, that CBAC stockholders give the CBAC Stockholder Approval or shall have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, in a manner adverse to TFC, the recommendation of such Board of Directors to the CBAC stockholders that they give the CBAC Stockholder Approval, or (y) the Board of Directors of CBAC shall have affirmed, recommended or authorized entering into any Acquisition Transaction other than the Merger within ten business days after commencement of any tender or exchange offer for any shares of CBAC Common Stock, the Board of Directors of CBAC shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or shall have taken no position with respect to the acceptance of such tender or exchange offer by its stockholders, or (z) the Board of Directors of CBAC negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that “negotiate” shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the Board of Directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Merger, or (ii) (provided that TFC is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement), if prior to obtaining the TFC Stockholder Approval at the TFC Stockholders’ Meeting, the Board of Directors of TFC has (x) withdrawn or modified or changed its recommendation or approval of this Agreement in a manner adverse to CBAC in order to approve and permit TFC to accept a Superior Proposal and (y) determined, after consultation with, and the receipt of advice from outside legal counsel to TFC, that the failure to take such action as set forth in the preceding clause (x) would be likely to result in a breach of the Board of Directors’ fiduciary duties under applicable Law; provided, however, that at least five business days prior to any such termination, TFC shall, and shall cause its advisors to, negotiate with CBAC, if CBAC elects to do so, to make such adjustments in the terms and conditions of this Agreement as would enable TFC to proceed with the transactions contemplated herein on such adjusted terms; or

(f) By either Party in the event that the Merger shall not have been consummated by May 31, 2008, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1.

10.2  Effect of Termination.

In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 7.6, 8.6(b), 8.11, 11.2, 11.3, 11.6, 11.9, 11.15 and this Article 10 shall survive any such termination and abandonment, and (ii) except as provided in Sections 7.6 and 11.2, neither Party shall have any liability to the other upon termination of this Agreement.

10.3  Non-Survival of Representations and Covenants.

Except for Article 2, Article 3, Article 4, Sections 8.6(b), 8.10, 8.11, 8.12, 11.15 and this Section 10.3, the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.

ARTICLE 11

MISCELLANEOUS

11.1  Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acquisition Proposal” means any proposal (whether communicated to the applicable Party or publicly announced to a Party’s stockholders) by (i) any Person (except, in the case of a proposal to TFC, other than CBAC or any of its Affiliates) for an Acquisition Transaction involving a Party or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the assets of which constitute 5% or more of the consolidated assets of the Party as reflected on such Party’s consolidated statement of condition prepared in accordance with GAAP.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from a Party by any Person or Group (except, in the case of a proposal to TFC, other than CBAC or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of such Party or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or Group (except, in the case of a proposal to TFC, other than CBAC or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of a Party or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving a Party pursuant to which the stockholders of such Party immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of a Party; or (iii) any liquidation or dissolution of TFC or CBAC, other than as provided for in the CBAC Trust Agreement; provided that, for purposes of Section 11.2(b), “Acquisition Transaction” will definitely specifically include any acquisition, by tender or exchange offer, merger, consolidation or other business combination or otherwise, directly or indirectly, of any Person by a Party.

“Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“AMEX” means the American Stock Exchange LLC.

“Articles of Merger” means the Articles of Merger to be filed with the Virginia State Corporation Commission.

“Assets” of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Average Closing Price” shall mean the average of the daily closing prices of CBAC Common Stock as reported on the AMEX (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by CBAC) for the twenty consecutive full trading days in which such shares are traded on the AMEX ending at the close of trading on the Determination Date.

“Bank” means TransCommunity Bank, N.A., a national bank and a wholly owned Subsidiary of TFC.

“Bank Secrecy Act” means The Bank Secrecy Act of 1970, as amended.

“CBAC Business Combination” means a “business combination” as defined in Article Sixth of the CBAC Certificate of Incorporation.

“CBAC Certificate of Incorporation” means the CBAC Certificate of Incorporation, as amended and restated on May 24, 2006.

“CBAC Common Stock” means the common stock, par value $0.01 per share, of CBAC.

“CBAC Entities” means, collectively, CBAC and all CBAC Subsidiaries.

“CBAC Financial Advisor” means Keefe, Bruyette & Woods, Inc.

“CBAC Financial Statements” means (i) the balance sheet of CBAC as of March 31, 2007 and as of June 30, 2007 and the related statements of income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) and for the fiscal year ended March 31, 2007 and for the three-month period ended June 30, 2007, and (ii) the balance sheet of CBAC (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 2007.

“CBAC IPO Common Stock” means the 7,500,000 shares of CBAC Common Stock issued in connection with the CBAC initial public offering on June 8, 2006.

“CBAC Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, property, business, assets or results of operations of CBAC and its Subsidiaries, taken as a whole, or (ii) the ability of CBAC to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided that “CBAC Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of CBAC (or any of its Subsidiaries) taken with the prior written consent of TFC in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including, but not limited to, changes in market interest rates or the projected future interest rate environment, (E) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP, or (F) direct effects of compliance with this Agreement on the operating performance of CBAC, including expenses incurred by CBAC in consummating the transactions contemplated by this Agreement.

“CBAC Stockholder Approval” means the approval of the majority of the outstanding shares of CBAC IPO Common Stock cast at the meeting with the holders of less than 20% of the outstanding shares of CBAC IPO Common Stock voting against the Merger and thereafter exercising their Conversion Rights.

“CBAC Subsidiaries” means the Subsidiaries of CBAC, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of CBAC in the future and held as a Subsidiary by CBAC at the Effective Time.

“CBAC Trust Agreement” means the Investment Management Trust Agreement by and between CBAC and Continental Stock Transfer & Trust Company, dated as of June 8, 2006.

“CBAC UPO” means the unit purchase options issued by CBAC prior to the date of this Agreement entitling the holders to purchase up to 525,000 CBAC units at an exercise price of $10.00 per unit, each unit consisting of one share of CBAC Common Stock and one warrant to purchase one share of CBAC Common Stock at an exercise price of $7.50 per share. The unit purchase options may be exercised on the later of the consummation of a CBAC Business Combination or June 8, 2007.

“CBAC Warrants” means the warrants issued by CBAC prior to the date of this Agreement entitling the holders to purchase up to 7,500,000 shares of CBAC Common Stock at an exercise price of $5.00. The CBAC Warrants may be exercised upon the consummation of a CBAC Business Combination.

“Certificate of Merger” means the certificate of merger to be filed with the Delaware Secretary of State.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a Party or that is binding on any Person or its capital stock, Assets or business.

“Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Determination Date” shall mean the fifth day prior to the anticipated Closing Date.

“DGCL” means the Delaware General Corporation Law.

“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, or program or other arrangement, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability, death or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq. (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001, et seq.); (iv) the Clean Air Act (42 U.S.C. §§ 7401, et seq.); (v) the Clean Water Act (33 U.S.C. §§ 1251, et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§ 2601, et seq.); (vii) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) — (vi) of this subparagraph; (viii) any amendments to the statues, laws or ordinances listed in parts (i) — (vi) of this subparagraph, regardless of whether in existence on the date hereof, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) — (vii) of this subparagraph; and (x) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that is a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated services group” with, CBAC or any TFC Entity, as applicable, as defined in Section 414(b), (c), (m) or (o) of the Code or is otherwise treated as a single employer with CBAC or any TFC Entity, as applicable, for purposes of Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exchange Act Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Exhibits” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond.

“Force Majeure Event” means the occurrence of a fire, flood, washout, act of war, expropriation, confiscation of facilities, terrorism, earthquake, epidemic, embargo, labor dispute, strike, act of sabotage, explosion, riot, accident, rebellion, insurrection or sabotage, delay of carrier or supplier, breakdown, voluntary or mandatory compliance with any governmental act, regulation or request, act of God or by public enemy, or damage resulting therefrom, or any other similar cause beyond such Party’s reasonable control.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.

“Governmental Authority” shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.

“Group” shall mean two or more Persons acting in concert for the purpose of acquiring, holding or disposing of securities of an issuer.

“Hazardous Material” shall mean any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including but not limited to RCRA hazardous wastes, CERCLA hazardous substances, and state regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos, and polychlorinated biphenyls (PCBs): (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefore, technology rights and licenses, computer software (including any source or object codes therefore or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“Joint Proxy Statement” means the prospectus/joint proxy statement included as part of the Registration Statement.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry by the chairman, president, or chief financial officer, or any senior or executive vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.

“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Losses” means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys’ and other professional fees and expenses.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“OCC” means the federal Office of the Comptroller of the Currency.

“Operating Property” means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

“Participation Facility” means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, means the owner or operator of such facility or property, but only with respect to such facility or property.

“Party” means CBAC or TFC and “Parties” means both of such Persons.

“Permit” means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a Party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Privacy Requirements” means: (i) Title V of the Gramm-Leach-Bliley Financial Modernization Act of 1999, as amended (the “GLB Act”); (ii) Federal regulations implementing such act and codified at 12 C.F.R. Parts 40 or 573; (iii) the Interagency Guidelines Establishing Standards for Safeguarding Customer Information set forth in 12 C.F.R. Parts 30, 568 or 570; and (iv) any other applicable Requirements of Law relating to the privacy and security of Customer Information.

“Prospectus” means the final prospectus of CBAC, dated as of June 5, 2006.

“Regulatory Authorities” means, collectively, the Commission, the Virginia State Corporation Commission, the AMEX, the Nasdaq Stock Market, the Financial Industry Regulatory Authority, the OCC, the FDIC, the Department of Justice, and the Federal Reserve and all other federal, state, county, local or other Governmental Authorities having jurisdiction over a Party or its Subsidiaries.

“Representative” means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.

“Registration Statement” means a registration statement, together with any and all amendments and supplements thereto, on Form S-4 filed with the SEC under the Securities Act and the rules and regulations thereunder, and complying with applicable state securities Laws and including a prospectus/joint proxy statement satisfying all requirements of applicable state securities Laws and the Securities Act.

“Requirements of Law” means, with respect to any Person, any certificate or articles of incorporation, as applicable, bylaws or other organizational or governing documents of such Person, and any law, ordinance, statute, rule, regulation, judgment, order, decree, injunction, permit, issuance or other determination, finding, guidance or recommendation of any Governmental Authority or final and binding determination of any arbitrator applicable to or binding upon such Person or to which such Person is subject, whether federal, state, county or local (including, but not limited to, if applicable, usury laws, the federal Truth-In-Lending Act, the federal Fair Debt Collection Practices Act, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting Act, the GLB Act, and regulations of the Federal Reserve, each as amended from time to time).

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Stockholders Meetings” means the TFC stockholders meeting and the CBAC stockholders meeting, including any adjournment or adjournments thereof, each held in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby.

“Subsidiaries” means all those corporations, banks associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Superior Proposal” means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of at least a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of, a Party and (ii) with respect to which the Board of Directors of such Party determines in its good faith judgment (based on, among other things, the advice of its financial advisor) to be more favorable to such Party’s stockholders than the Merger taking into account all relevant factors .

“Surviving Corporation” means CBAC as the surviving corporation resulting from the Merger with an amended and restated Certificate of Incorporation as provided in Section 2.1 hereof.

“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges of any kind whatsoever, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” means any report, return, information return, or other information required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“TFC Common Stock” means the $0.01 per share par value common stock of TFC.

“TFC Disclosure Memorandum” means the written information entitled “TFC Disclosure Memorandum” delivered prior to the date of this Agreement to CBAC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

“TFC Entities” means, collectively, TFC and all TFC Subsidiaries.

“TFC Financial Advisor” means Sandler O’Neill & Partners, LP.

“TFC Financial Statements” means (i) the consolidated balance sheets (including related notes and schedules, if any) of TFC as of December 31, 2005 and 2006 and as of June 30, 2007 and the related statements of earnings, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2004, 2005 and 2006, and for the six months ended June 30, 2007, and (ii) the consolidated balance sheets of TFC (including related notes and schedules, if any) and related statements of operations, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 2007.

“TFC Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, property, business, assets or results of operations of TFC and its Subsidiaries, taken as a whole, or (ii) the ability of TFC to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided that “TFC Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of TFC (or any of its Subsidiaries) taken with the prior written consent of CBAC in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including, but not limited to, changes in market interest rates or the projected future interest rate environment, (E) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP, or (F) direct effects of compliance with this Agreement on the operating performance of TFC, including expenses incurred by TFC in consummating the transactions contemplated by this Agreement.

“TFC Stock Plans” means TFC’s Stock Incentive Plan, TFC’s 2007 Equity Compensation Plan and TFC’s stock option plan for outside directors.

“TFC Stockholder Approval” means the approval by the holders of a majority of the outstanding shares of TFC Common Stock entitled to vote on the Merger.

“TFC Subsidiaries” means the Subsidiaries, if any, of TFC, as of the date of this Agreement.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“VSCA” means the Virginia Stock Corporation Act, as amended.

(b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Term	Section

Additional Termination Fee	11.2
Agreement	Introduction
Allowance	5.9(a)
BHCA	5.1
CBAC	Introduction
CBAC Benefit Plan	6.10(a)
CBAC Benefit Plans	6.10(a)
CBAC Contracts	6.11(a)
CBAC Exchange Act Reports	6.5(a)
CBAC ERISA Plan	6.10(a)
CBAC Other Plan	6.10(a)
CBAC Tax Opinion	9.2(g)
CERCLA	11.1(a)
Claims	7.6
Closing	1.2
Conversion Rights	3.1(a)
Customer Information	5.17(a)
Dissenting Shares	3.3
DOL	5.15(b)
Effective Time	1.3
Exchange Agent	4.1(a)
Exchange Ratio	3.1(b)
Excluded Shares	3.1(b)
GLB Act	11.1(a)
Indemnified Party	8.10(a)

Term	Section

IRS	5.2(c)
Maximum Amount	8.10(b)
Merger	Preamble
Merger Consideration	3.1(b)
Other Plan	5.15(a)
RCRA	11.1(a)
Support Agreements	5.25
Termination Fee	11.2(b)
TFC	Introduction
TFC Benefits Plan	5.15(a)
TFC Benefits Plans	5.15(a)
TFC Contracts	5.16(a)
TFC ERISA Plan	5.15(a)
TFC Exchange Act Reports	5.5(a)
TFC Rights	3.5
TFC Tax Opinion	9.3(e)
Takeover Laws	5.23
Trust Fund	6.19
WARN Act	5.14(c)

(c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”, and such terms shall not be limited by enumeration or example.

11.2  Expenses.

(a) Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of TFC, shall be paid at Closing and prior to the Effective Time.

(b) Notwithstanding the foregoing, if:

(i) TFC terminates this Agreement pursuant to Section 10.1(b) due to a breach by CBAC, either Party terminates pursuant to Section 10.1(c)(iii) or (iv) due to the failure to obtain the CBAC Stockholder Approval or either Party terminates pursuant to Section 10.1(f) and, in the case of a termination under Section 10.1(c)(iii) or Section 10.1(f), (x) there has been publicly announced and not withdrawn another Acquisition Proposal relating to CBAC or (y) CBAC has failed to perform and comply in all material respects with any of its obligations, agreements or covenants required by this Agreement, and within 12 months of such termination CBAC shall either (A) consummate an Acquisition Transaction or (B) enter into a definitive agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated (but changing, in the case of (A) and (B), the references to the 5% and 90% amounts in the definition of Acquisition Transaction to 50% and 80%, respectively); or

(ii) CBAC terminates this Agreement pursuant to Section 10.1(b) due to a breach by TFC, either Party terminates pursuant to Section 10.1(c)(iii) or (iv) due to the failure to obtain the TFC Stockholder Approval or either Party terminates pursuant to Section 10.1(f) and, in the case of a termination under Section 10.1(c)(iii) or (iv) or Section 10.1(f), (x) there has been publicly announced and not withdrawn another Acquisition Proposal relating to TFC or (y) TFC has failed to perform and comply in all material respects with any of its obligations, agreements or covenants required by this Agreement, and within 12 months of such termination TFC shall either (A) consummate an Acquisition Transaction or (B) enter into a definitive agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated (but changing, in the case of (A) and (B), the references to the 5% and 90% amounts in the definition of Acquisition Transaction to 50% and 80%, respectively); or

(iii) CBAC terminates this Agreement pursuant to Section 10.1(d)(i) or TFC terminates this Agreement pursuant to Section 10.1(e)(ii); or

(iv) CBAC terminates this Agreement pursuant to Section 10.1(d)(ii) or TFC terminates this Agreement pursuant to Section 10.1(e)(i).

then, in the case of a termination as set forth in subsections (b)(i) or (b)(iv) of this Section 11.2, CBAC shall pay to TFC, and, in the case of a termination as set forth in subsection (b)(ii) or (b)(iii) of this Section 11.2, TFC shall pay to CBAC, an amount equal to $500,000 (the “Termination Fee”); provided however, that an additional termination fee (the “Additional Termination Fee”) of $1,200,000 if, and only if, an Acquisition Transaction involving the Party liable for the payment of the Termination Fee is consummated within 12 months of such termination and such Additional Termination Fee shall only be payable at the time of consummation of such Acquisition Transaction. Each Party hereby waives any right to set-off or counterclaim against such amount. If the Termination Fee shall be payable pursuant to subsection (b)(i) or (b)(ii) of this Section 11.2 in connection with a termination pursuant to Section 10.1(c)(iii) or 10.1(f), the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of a definitive agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (b)(iii) of this Section 11.2, the Termination Fee shall be paid in same-day funds upon the earlier of (i) the execution of a definitive agreement with respect to such Acquisition Transaction or (ii) two business days from the date of termination of this Agreement. If the Termination Fee shall be payable pursuant to subsection (b)(i) or (b)(ii) of this Section 11.2 in connection with a termination pursuant to Section 10.1(b) or subsection (b)(iv) of this Section 11.2, the Termination Fee shall be paid in same-day funds at or prior to the termination of this Agreement.

(c) The Parties acknowledge that the agreements contained in Section 11.2(b) are an integral part of the transactions contemplated by this Agreement and that without these agreements, they would not enter into this Agreement; accordingly, if a Party fails to pay promptly any fee payable by it pursuant to this Section 11.2, then such Party shall pay to the other Party, its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the then current prime rate (as reported in the Wall Street Journal or such other authoritative source to be agreed upon by the Parties).

(d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by TFC of the terms of this Agreement or otherwise limit the rights of CBAC.

11.3  Brokers, Finders and Financial Advisors.

Except for CBAC Financial Advisor as to CBAC and except for TFC Financial Advisor as to TFC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by CBAC or by TFC, each of CBAC and TFC, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim. Each Party has provided the other Party a copy of CBAC Financial Advisor’s and TFC Financial Advisor’s engagement letter, respectively, and expected fee for its services and shall pay all amounts due thereunder at Closing and prior to the Effective Time.

11.4  Entire Agreement.

Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.9(a) and 8.10.

11.5  Amendments.

To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided that after any such approval by the holders of TFC Common Stock, there shall be made no amendment that reduces or modifies in any respect the consideration to be received by holders of TFC Common Stock.

11.6  Waivers.

(a) Prior to or at the Effective Time, CBAC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by TFC, to waive or extend the time for the compliance or fulfillment by TFC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CBAC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CBAC.

(b) Prior to or at the Effective Time, TFC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CBAC, to waive or extend the time for the compliance or fulfillment by CBAC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of TFC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of TFC.

(c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7  Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.8  Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused:

CBAC:	Community Bankers Acquisition Corp. 9912 Georgetown Pike, Suite D-203 Great Falls, Virginia 22066

Attention: Gary A. Simanson

Copy to Counsel:	Nelson Mullins Riley & Scarborough LLP Suite 900 101 Constitution Avenue, N.W. Washington, D.C. 20001 Facsimile Number: (202) 712-2856

Attention: Jonathan H. Talcott

and

Ellenoff Grossman & Schole LLP 1627 K Street, N.W., 10th Floor Washington, D.C. 20006 Facsimile Number: (240) 491-3980

Attention: Kathleen L. Cerveny

TFC:	TransCommunity Financial Corporation 4235 Inns Lake Drive Glen Allen, Virginia 23060

Attention: Bruce B. Nolte

Copy to Counsel:	Williams Mullen 2 James Center 1021 East Cary Street Richmond, Virginia 23218 Facsimile Number: (804) 783-6507

Attention: Wayne A. Whitham

11.9  Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Virginia in the jurisdiction of the Federal Courts of the Eastern District of Richmond, Virginia, except to the extent that the laws of the State of Delaware apply to the Merger. The Parties all expressly agree and acknowledge that the Commonwealth of Virginia has a reasonable relationship to the Parties and/or this Agreement.

11.10  Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11  Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.12  Interpretations.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

11.13  Enforcement of Agreement.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.14  Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.15  No Third Party Beneficiaries.

(a) Other than as set forth in Section 8.10, no officer, employee or other Person (other than the corporate Parties to this Agreement) shall be or shall be deemed a third party or other beneficiary of this Agreement, or shall have any right or other entitlement in connection with any provision of this Agreement or seek any remedy, or right or entitlement in connection with this Agreement. No provision of this Agreement constitutes or shall give rise to, or shall be deemed to constitute or give rise to, an employee benefit or employee benefit-related plan, program or other arrangement, a provision of any such plan, program or other arrangement, or an amendment of any such plan, program or other arrangement.

(b) If and to the extent any TFC Benefit Plan is sponsored by TFC, CBAC may, by written direction issued prior to Closing, require TFC to take all necessary or appropriate action to terminate each such TFC Benefit Plan or cause the Bank to become the sole sponsor of each such TFC Benefit Plan prior to Closing. The intent of the preceding sentence is to permit CBAC to avoid becoming a sponsor of any and all TFC Benefit Plans as a result of the Merger.

11.16  Force Majeure.

Neither Party will be liable to the other Party by reason of delay or non-performance under this Agreement and the transactions contemplated hereby if and so long, but only to the extent, such delay or non-performance is caused by a Force Majeure Event. If either Party is prevented from or delayed in performing any of its obligations under this Agreement by a Force Majeure Event, it will promptly, or as soon as reasonably practicable, notify the other Party verbally (to be confirmed in writing within five days of the inception of the delay) of the occurrence of a Force Majeure Event and of delays or anticipated delays in the performance of such Party’s obligations. Such Party will continue to use reasonable efforts to recommence performance whenever and to whatever extent possible without delay upon the resolution of the Force Majeure Event.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

COMMUNITY BANKERS ACQUISITION CORP.

/s/  Gary A. Simanson
By: Gary A. Simanson
Its: President and Chief Executive Officer

TRANSCOMMUNITY FINANCIAL CORPORATION

/s/  Bruce B. Nolte
By: Bruce B. Nolte
Its: President and Chief Executive Officer

APPENDIX B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COMMUNITY BANKERS TRUST CORPORATION

FIRST.  The name of the corporation is: “Community Bankers Trust Corporation” (hereinafter sometimes referred to as the “Corporation”).

SECOND.  The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, located in New Castle County. The name of its registered agent at such address is Corporation Service Company.

THIRD.  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the board of directors or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the General Corporation Law of Delaware and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article Third may not be amended prior to the consummation of a Business Combination.

FOURTH.  The total number of shares of all classes capital stock which the Corporation shall have authority to issue is fifty five million (55,000,000) shares, consisting of fifty million (50,000,000) shares of common stock, par value $0.01 per share (“Common Stock”), and five million (5,000,000) shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

FIFTH.  The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of the Preferred Stock in one or more classes or series. Before any shares of any such class or series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including, but not limited to, determination of any of the following:

(a) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

(b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full, special or limited, and whether the shares of such class or series shall be entitled to vote as a separate class either alone or together with the shares of one or more other classes or series of stock;

(c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d) whether the shares of such class or series shall be subject to redemption by the Corporation at its option or at the option of the holders of such shares or upon the happening of a specified event, and, if so, the times, prices and other terms, conditions and manner of such redemption;

(e) the preferences, if any, and the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such class or series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or any other series of the same class or any other class or classes of securities or property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the same class or of any other class; and

(j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

SIXTH.  The following provisions (A) through (E) shall apply commencing on the effective date of the registration statement (“Effective Date”) filed by the Corporation in connection with the Corporation’s initial public offering of securities pursuant to the Securities Act of 1933, as amended (“IPO”). A “Business Combination” shall mean the initial acquisition (or simultaneous multiple acquisitions) following the IPO by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction or a combination of the foregoing, of one or more companies which conducts, directly or indirectly, an operating business in the banking industry.

A. [Reserved.]

B. [Reserved.]

C. In the event that the proposed Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued by the Corporation in the IPO (such shares so issued in connection with the IPO, the

“IPO Shares”) who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his or her IPO Shares into a cash payment in the manner described in this paragraph C. If so demanded, in the event that a Business Combination is approved in accordance with paragraph A of this Article Sixth and is consummated by the Corporation, the IPO Shares shall automatically be converted simultaneously with the consummation of the Business Combination into the right to receive, upon tendering to the Corporation or its designee the certificate or certificates representing such IPO Shares and complying with such other procedures as the Corporation may reasonably establish, payment from the Corporation in an amount equal to a per share conversion price, calculated as of the record date for determination of stockholders entitled to vote on the proposed Business Combination (the “Conversion Price”). The Conversion Price shall equal the ratable portion of the Trust Fund that includes (A)(1) the net proceeds of the IPO less sums retained by the Corporation for working capital purposes; plus (2) one-half of the net interest income earned on amounts in the Trust Fund including any net interest income earned on the amounts held in the Trust Fund representing the Deferred Discount (as defined below), less applicable taxes, plus (3) the ratable portion of the gross proceeds representing the Deferred Discount (as defined below), divided by (B) the number of IPO Shares outstanding on such record date. “Trust Fund” shall mean the funds then held in the trust account established by the Corporation at the consummation of its IPO pursuant to the Investment Management Trust Agreement between the Corporation and the trustee named therein and into which a certain amount of the net proceeds of the IPO together with the Deferred Discount are deposited. “Deferred Discount” shall mean the portion of the gross proceeds from the sale of the Corporation’s Units in the IPO which the representatives of the underwriters have agreed will be deferred and paid to the representatives of the underwriters only upon consummation of a Business Combination less sums paid for shares converted to cash in connection with the Business Combination. This paragraph C may not be amended prior to the earlier of (a) the Termination Date or (b) the date the proposed Business Combination has been consummated and payment or provision for the payment of the Conversion Price to all holders of IPO Shares entitled thereto has been made by the Corporation.

D. [Reserved.]

E. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event the holder demands conversion of the holder’s shares in accordance with paragraph C, above or as provided in paragraph D, above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund. Holders of shares of capital stock, other than IPO Shares, shall have no right or interest of any kind in or to the Trust Fund.

F. The Board of Directors shall be divided into three classes: Class  I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The directors in Class I shall be elected for a term expiring at the first Annual Meeting of stockholders following [closing date — to be inserted], the directors in Class II shall be elected for a term expiring at the second Annual Meeting of stockholders following [closing date — to be inserted], and the directors in Class III shall be elected for a term expiring at the third Annual Meeting of stockholders following [closing date — to be inserted]. Commencing at the first Annual Meeting of stockholders following the [closing date — to be inserted], and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH.  The name and mailing address of the incorporator is Jessica Sauer, 1818 N Street, NW, Suite 400, Washington, DC 20036.

EIGHTH.  The name and mailing address of the person who is to serve as the initial Class III director of the Corporation pursuant to the terms set forth herein is:

Gary A. Simanson
9912 Georgetown Pike, Suite D-203
Great Falls, VA 22066

NINTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

A. Elections of directors need not be by ballot unless the bylaws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

TENTH.  The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Delaware.

ELEVENTH.  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

TWELFTH.  The Corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, indemnify any and all persons who it shall have power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law, and, in addition, to the extent permitted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

THIRTEENTH.  Except as set forth in Article Sixth hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

FOURTEENTH.  The Corporation hereby elects not to be governed by Section 203 of the Delaware General Corporation Law.

APPENDIX C

VIRGINIA STOCK CORPORATION ACT
§ 13.1-729 — § 13.1-741

§ 13.1-729. Definitions.

In this article:

“Affiliate” means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive officer thereof.

“Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

“Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered by §§ 13.1-734 through 13.1-740, includes the surviving entity in a merger.

“Fair value” means the value of the corporation’s shares determined:

a. Immediately before the effectuation of the corporate action to which the shareholder objects;

b. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

c. Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision A 5 of § 13.1-730.

“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Interested transaction” means a corporate action described in subsection A of § 13.1-730, other than a merger pursuant to § 13.1-719 or 13.1-719.1, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:

1. “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

2. “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

a. Was the beneficial owner of 20% or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action;

b. Had the power, contractually or otherwise, to cause the appointment or election of 25% or more of the directors to the board of directors of the corporation; or

c. Was a senior executive officer or director of the corporation or a senior executive officer of any affiliate thereof, and that senior executive officer or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(1) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(2) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in § 13.1-691; or

(3) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

“Preferred shares”  means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

“Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

“Senior executive officer” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

“Shareholder” means both a record shareholder and a beneficial shareholder.

(1985, c. 522; 1992, c. 575; 2005, c. 765; 2007, c. 165.)

§ 13.1-730. Right to appraisal.

A. A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

1. Consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by § 13.1-718 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (ii) if the corporation is a subsidiary and the merger is governed by § 13.1-719;

2. Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

3. Consummation of a disposition of assets pursuant to § 13.1-724 if the shareholder is entitled to vote on the disposition;

4. An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

5. Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

B. Notwithstanding subsection A, the availability of appraisal rights under subdivisions A 1 through A 4 shall be limited in accordance with the following provisions:

1. Appraisal rights shall not be available for the holders of shares of any class or series of shares that is:

a. A covered security under § 18(b)(1)(A) or (B) of the federal Securities Act of 1933, as amended;

b. Traded in an organized market and has at least 2,000 shareholders and a market value of at least $20 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares; or

c. Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.

2. The applicability of subdivision 1 of this subsection shall be determined as of:

a. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

b. The day before the effective date of such corporate action if there is no meeting of shareholders.

3. Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision 1 of this subsection at the time the corporate action becomes effective.

4. Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares where the corporate action is an interested transaction.

C. Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 1986, c. 540; 1988, c. 442; 1990, c. 229; 1992, c. 575; 1996, c. 246; 1999, c. 288; 2005, c. 765; 2007, c. 165.)

§ 13.1-731. Assertion of rights by nominees and beneficial owners.

A. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

B. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

1. Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subdivision B 2 b of § 13.1-734; and

2. Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765.)

§ 13.1-732. Notice of appraisal rights.

A. Where any corporate action specified in subsection A of § 13.1-730 is to be submitted to a vote at a shareholders’ meeting, the meeting notice shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article.

If the corporation concludes that appraisal rights are or may be available, a copy of this article and a statement of the corporation’s position as to the availability of appraisal rights shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

B. In a merger pursuant to § 13.1-719, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in § 13.1-734.

C. Where any corporate action specified in subsection A of § 13.1-730 is to be approved by written consent of the shareholders pursuant to § 13.1-657:

1. Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article; and

2. Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by subsections E and F of § 13.1-657, may include the materials described in § 13.1-734, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article.

D. Where corporate action described in subsection A of § 13.1-730 is proposed, or a merger pursuant to § 13.1-719 is effected, the notice referred to in subsection A or C, if the corporation concludes that appraisal rights are or may be available, and in subsection B shall be accompanied by:

1. The annual financial statements specified in subsection A of § 13.1-774 of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than 16 months before the date of the notice and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

2. The latest available quarterly financial statements of such corporation, if any.

E. The right to receive the information described in subsection D may be waived in writing by a shareholder before or after the corporate action.

(1985, c. 522; 2005, c. 765; 2007, c. 165.)

§ 13.1-733. Notice of intent to demand payment.

A. If a corporate action specified in subsection A of § 13.1-730 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

1. Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

2. Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

B. If a corporate action specified in subsection A of § 13.1-730 is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares may not execute a consent in favor of the proposed action with respect to that class or series of shares.

C. A shareholder who fails to satisfy the requirements of subsection A or subsection B is not entitled to payment under this article.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2007, c. 165.)

§ 13.1-734. Appraisal notice and form.

A. If proposed corporate action requiring appraisal rights under § 13.1-730 becomes effective, the corporation shall deliver a written appraisal notice and form required by subdivision B 1 to all shareholders who satisfied the requirements of § 13.1-733. In the case of a merger under § 13.1-719, the parent corporation shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

B. The appraisal notice shall be sent no earlier than the date the corporate action specified in subsection A of § 13.1-730 became effective and no later than 10 days after such date and shall:

1. Supply a form that (i) specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, (ii) if such announcement was made, requires the shareholder asserting appraisal rights certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (iii) requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction;

2. State:

a. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision 2 b of this subsection;

b. A date by which the corporation must receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection A appraisal notice and form were sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

c. The corporation’s estimate of the fair value of the shares;

d. That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in subdivision 2 b of this subsection, the number of shareholders who returned the form by the specified date and the total number of shares owned by them; and

e. The date by which the notice to withdraw under § 13.1-735.1 must be received, which date must be within 20 days after the date specified in subdivision 2 b of this subsection; and

3. Be accompanied by a copy of this article.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2007, c. 165.)

§13.1-735.

Repealed by Acts 2005, c. 765, cl. 2.

§ 13.1-735.1. Perfection of rights; right to withdraw.

A. A shareholder who receives notice pursuant to § 13.1-734 and who wishes to exercise appraisal rights must complete, sign, and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subdivision B 2 b of § 13.1-734. If the form requires the shareholder to certify whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision B 1 of § 13.1-734, and the shareholder fails to make the certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under § 13.1-738. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed form, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection B.

B. A shareholder who has complied with subsection A may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subdivision B 2 e of § 13.1-734. A shareholder who fails to withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

C. A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection B of § 13.1-734, shall not be entitled to payment under this article.

(2005, c. 765; 2007, c. 165.)

§ 13.1-736.

Repealed by Acts 2005, c. 765, cl. 2.

§ 13.1-737. Payment.

A. Except as provided in § 13.1-738, within 30 days after the form required by subsection B 2 b of § 13.1-734 is due, the corporation shall pay in cash to those shareholders who complied with subsection A of § 13.1-735.1 the amount the corporation estimates to be the fair value of their shares plus interest.

B. The payment to each shareholder pursuant to subsection A shall be accompanied by:

1. The (i) annual financial statements specified in subsection A of § 13.1-774 of the corporation that issued the shares to be appraised, which shall be as of a date ending not more than 16 months before the date of payment and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not available, the corporation shall provide reasonably equivalent information, and (ii) the latest available quarterly financial statements of such corporation, if any;

2. A statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subdivision B 2 c of § 13.1-734; and

3. A statement that shareholders described in subsection A have the right to demand further payment under § 13.1-739 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this article.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2007, c. 165.)

§ 13.1-738. After-acquired shares.

A. A corporation may elect to withhold payment required by § 13.1-737 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision B 1 of § 13.1-734.

B. If the corporation elected to withhold payment under subsection A, it shall, within 30 days after the form required by subdivision B 2 b of § 13.1-734 is due, notify all shareholders who are described in subsection A:

1. Of the information required by subdivision B 1 of § 13.1-737;

2. Of the corporation’s estimate of fair value pursuant to subdivision B 2 of § 13.1-737 and its offer to pay such value plus interest;

3. That they may accept the corporation’s estimate of fair value plus interest in full satisfaction of their demands or demand for appraisal under § 13.1-739;

4. That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

5. That those shareholders who do not satisfy the requirements for demanding appraisal under § 13.1-739 shall be deemed to have accepted the corporation’s offer.

C. Within 10 days after receiving a shareholder’s acceptance pursuant to subsection B, the corporation shall pay in cash the amount it offered under subdivision B 2 to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

D. Within 40 days after sending the notice described in subsection B, the corporation shall pay in cash the amount it offered to pay under subdivision B 2 to each shareholder described in subdivision B 5.

(1985, c. 522; 2005, c. 765; 2007, c. 165.)

§ 13.1-739. Procedure if shareholder dissatisfied with payment or offer.

A. A shareholder paid pursuant to § 13.1-737 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s stated estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under § 13.1-737). A shareholder offered payment under § 13.1-738 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s estimate of the fair value of the shares plus interest.

B. A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection A within 30 days after receiving the corporation’s payment or offer of payment under § 13.1-737 or 13.1-738, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765.)

§ 13.1-740. Court action.

A. If a shareholder makes a demand for payment under § 13.1-739 that remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to § 13.1-737 plus interest.

B. The corporation shall commence the proceeding in the circuit court of the city or county where the corporation’s principal office, or, if none in the Commonwealth, where its registered office, is located. If the corporation is a foreign corporation without a registered office in the Commonwealth, it shall commence the proceeding in the circuit court of the city or county in the Commonwealth where the principal office, or, if none in the Commonwealth, where the registered office of the domestic corporation merged with the foreign corporation was located at the time the transaction became effective.

C. The corporation shall make all shareholders, whether or not residents of the Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D. The corporation may join as a party to the proceeding any shareholder who claims to have demanded an appraisal but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that a shareholder has not complied with the provisions of this article, that shareholder shall be dismissed as a party.

E. The jurisdiction of the court in which the proceeding is commenced under subsection B is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

F. Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares plus interest exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value plus interest of the shareholder’s shares for which the corporation elected to withhold payment under § 13.1-738.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765.)

§ 13.1-741. Court costs and counsel fees.

A. The court in an appraisal proceeding commenced under § 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

B. The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

1. Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of § 13.1-732, 13.1-734, 13.1-737 or 13.1-738; or

2. Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

C. If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

D. To the extent the corporation fails to make a required payment pursuant to § 13.1-737, 13.1-738 or 13.1-739, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765.)

§ 13.1-741.1. Limitations on other remedies for fundamental transactions.

A. Except as provided in subsection B, the legality of a proposed or completed corporate action described in subsection A of § 13.1-730 may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

B. Subsection A does not apply to a corporate action that:

1. Was not authorized and approved in accordance with the applicable provisions of:

a. Article 11 (§ 13.1-705 et seq.), Article 12 (§ 13.1-715.1 et seq.), or Article 13 (§ 13.1-723 et seq.);

b. The articles of incorporation or bylaws; or

c. The resolutions of the board of directors authorizing the corporate action;

2. Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

3. Is an interested transaction, unless it has been authorized, approved or ratified by the board of directors in the same manner as is provided in subsection B of § 13.1-691 and has been authorized, approved or ratified by the shareholders in the same manner as is provided in subsection C of § 13.1-691 as if the interested transaction were a director’s conflict of interests transaction; or

4. Is approved by less than unanimous consent of the voting shareholders pursuant to § 13.1-657 if:

a. The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least 15 days before the corporate action was effected; and

b. The proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

(2007, c. 165.)

APPENDIX D
September 5, 2007

The Board of Directors
Community Bankers Acquisition Corporation
9912 Georgetown Pike, Ste. D203
Great Falls, Virginia 22066

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Community Bankers Acquisition Corporation (“CBAC”) of the Merger Consideration, as defined below, in the proposed merger (the “Merger”) of TransCommunity Financial Corporation (“TransCommunity”) with and into CBAC, pursuant to the Agreement and Plan of Merger, dated as of September 5, 2007 between CBAC and TransCommunity (the “Agreement”). Merger Consideration hereinafter means the number of whole shares of CBAC common stock plus cash in lieu of any fractional share interest, into which shares of TransCommunity common stock shall be converted, as set forth in Article III in of the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, TransCommunity and CBAC, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of TransCommunity and CBAC for our own account and for the accounts of our customers. To the extent we have any such positions as of the date of this opinion it has been disclosed to CBAC. We have acted exclusively for the Board of Directors of CBAC in rendering this fairness opinion and will receive a fee from CBAC for our services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of TransCommunity and CBAC and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual report to Stockholders and Annual Report on Form 10-K for the three years ended December 31, 2006 of TransCommunity and the Annual report to Stockholders and Annual Report on Form 10-K for the fiscal period of April 5, 2005 to March 31, 2007 of CBAC; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of TransCommunity and CBAC and certain other communications from TransCommunity and CBAC to their respective stockholders; and (iv) other financial information concerning the businesses and operations of TransCommunity and CBAC furnished to us by TransCommunity and CBAC for purposes of our analysis. We have also held discussions with senior management of TransCommunity and CBAC regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for TransCommunity with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any

Keefe, Bruyette & Woods • 787 Seventh Avenue • New York, NY 10019
212.887.7777 • Toll Free 800.966.1559 • www.kbw.com

D-1

responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of TransCommunity and CBAC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for CBAC, nor does it address the effect of any other business combination in which CBAC might engage. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed that the aggregate allowances for loan and lease losses for TransCommunity are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of TransCommunity and CBAC, nor have we examined any individual credit files.

We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of TransCommunity and CBAC; (ii) the assets and liabilities of TransCommunity and CBAC; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other similar transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to CBAC.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

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APPENDIX E

December 12, 2007

Board of Directors
TransCommunity Financial Corporation
4235 Innslake Drive
Suite 200
Glen Allen, VA 23060

Ladies and Gentlemen:

TransCommunity Financial Corporation (“TransCommunity”) and Community Bankers Acquisition Corp. (“CBAC”) have entered into an Agreement and Plan of Merger, dated as of September 6, 2007 (the “Agreement”), pursuant to which TransCommunity will merge with and into CBAC, with CBAC as the surviving entity (the “Merger”). Under the terms of the Agreement, upon consummation of the Merger, each share of TransCommunity common stock, issued and outstanding immediately prior to the Merger (the “TransCommunity Common Stock”), other than certain shares specified in the Agreement, will be converted into and exchanged for the right to receive 1.4200 shares of CBAC Common Stock (the “Merger Consideration”), subject to possible adjustment as specified in the Agreement, which provides, generally, if after the Determination Date, the Average Closing Price of CBAC common stock is less than $7.42, CBAC will increase the Exchange Ratio to an number equal to the quotient obtained by dividing (i) $10.5364 by (ii) the Average Closing Price. The terms of the Merger are more fully described in the Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement. You have requested our opinion to the fairness of the Merger Consideration to the holders of TransCommunity Common Stock from a financial point of view, including the effects of CBAC’s announced transaction with BOE Financial Services of Virginia (the “BOE Transaction”) on the combined entity.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of TransCommunity that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of CBAC that we deemed relevant; (iv) an internal financial statements for TransCommunity for the year ending December 31, 2007 prepared by and reviewed with management of TransCommunity and management guidance on growth and performance for the years thereafter; (v) the pro forma financial impact of the Merger on CBAC based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior managements of TransCommunity and CBAC; (vi) the financial impact of BOE Transaction on the combined entities as discussed with the senior management of CBAC; (vii) the publicly reported historical price and trading activity for TransCommunity’s and CBAC’s respective common stock, including a comparison of certain financial and stock market information for TransCommunity and CBAC’s with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of TransCommunity the business, financial condition, results of operations and prospects of TransCommunity.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by TransCommunity or its respective representatives, including any information related to the CBOE Transaction or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of the management of TransCommunity that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of TransCommunity and CBAC or any of their respective subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of TransCommunity nor have we reviewed any individual credit files relating to TransCommunity. We have assumed, with your consent, that the allowance for loan losses for TransCommunity are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

With respect to the internal financial statements and management guidance for TransCommunity and the projections of transaction costs, purchase accounting adjustments and expected cost savings prepared by and/or reviewed with the managements of TransCommunity and CBAC, including those related to the BOE Transaction and used by Sandler O’Neill in its analyses, TransCommunity’s and CBAC’s management confirmed to us that they reflected the best currently available estimates and judgments of management of the future financial performance of TransCommunity and CBAC and we assumed that such performance would be achieved. We express no opinion as to the financial statements we received or the guidance provided by management and estimates or the assumptions on which they are based. We have also assumed that there has been no material change in TransCommunity’s and CBAC’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that TransCommunity would remain as a going concern for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the agreements are not waived and that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with your consent, we have relied upon the advice TransCommunity has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of CBAC’s common stock will be when issued to TransCommunity’s shareholders pursuant to the Agreement or the prices at which TransCommunity’s and CBAC’s common stock may trade at any time.

We have acted as TransCommunity’s financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. TransCommunity has also agreed to indemnify us against certain liabilities arising out of our engagement. We express no opinion as to the financial terms and other conditions of the BOE Transaction except as they relate to the Merger.

In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to TransCommunity and CBAC, BOE and their affiliates. We may also actively trade the equity or debt securities of TransCommunity and CBAC, BOE or their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion is directed to the Board of Directors of TransCommunity in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of TransCommunity as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger or the form of consideration such shareholder should elect in the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of TransCommunity Common Stock and does not address the underlying business decision of TransCommunity to engage in the Merger, the relative merits of the

Merger as compared to any other alternative business strategies that might exist for TransCommunity or the effect of any other transaction in which TransCommunity might engage. We were instructed by the Board not to seek out alternative potential bidders for TransCommunity and we did not participate in any negotiations regarding the terms of the Agreement. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O’Neill’s prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of TransCommunity Common Stock from a financial point of view, including the effects of CBAC’s transaction with BOE Financial Services of Virginia (the “BOE Transaction”) on the combined entities.

Very truly yours,

/s/  Sandler O’Neill & Partners, L.P.

APPENDIX F

AGREEMENT AND PLAN OF MERGER
By And Between
COMMUNITY BANKERS ACQUISITION CORP.
AND
BOE FINANCIAL SERVICES OF VIRGINIA, INC.
Dated as of
December 13, 2007

F-i

F-ii

F-iii

LIST OF EXHIBITS

Exhibit	Description

A	Certificate of Incorporation of the Surviving Corporation
B	Bylaws of the Surviving Corporation
C	Officers of the Surviving Corporation
D	Officers of the Surviving Bank
E	Form of Support Agreement
F-1	Form of Employment Agreement of George M. Longest, Jr.
F-2	Form of Employment Agreement of Bruce E. Thomas
G	Form of Retention Agreement of Alexander F. Dillard, Jr.
H	Form of Retention Agreement of Members of the Surviving Corporation’s Board of Directors
I	List of Affiliates
J	Form of Affiliate Agreement
K	Form of BOE’s Legal Opinion
L	Form of CBAC’s Legal Opinion

F-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 13, 2007, is by and between Community Bankers Acquisition Corp., a Delaware corporation (“CBAC”) and BOE Financial Services of Virginia, Inc., a Virginia corporation (“BOE”).

Preamble

The Boards of Directors of CBAC and BOE are of the opinion that the transaction described herein is in the best interest of the parties and their respective stockholders. This Agreement provides for the merger of BOE with and into CBAC (the “Merger”). At the effective time of the Merger, the outstanding shares of the capital stock of BOE shall be converted into the right to receive shares of the common stock of CBAC (as provided herein and subject to certain terms and conditions). As a result, stockholders of BOE shall become stockholders of CBAC. The transactions described in this Agreement are subject to the approvals of the stockholders of CBAC and BOE, the Board of Governors of the Federal Reserve System and the Virginia State Corporation Commission’s Bureau of Financial Institutions, as well as to the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

Immediately following the Effective Time, Bank of Essex, a Virginia state bank and wholly owned subsidiary of BOE (the “Bank”) will remain in existence under its Articles of Incorporation and Bylaws as in effect immediately prior to the Effective Time as a wholly owned subsidiary of CBAC. The headquarters of the Bank prior to the Effective Time will remain as the headquarters of the Bank following the Merger from and after the Effective Time in accordance with the Bank’s bylaws. The headquarters of the Surviving Corporation will be located in Glen Allen, Virginia.

Prior to the effectiveness and delivery of this Agreement, CBAC has received the written consent of TransCommunity Financial Corporation (“TFC”) to enter into this Agreement as required pursuant to Section 7.3 of the Agreement and Plan of Merger, dated as of September 5, 2007 (the “TFC Agreement”), by and between CBAC and TCF, and there have been no changes, modifications or amendments to the TFC Merger Agreement except as previously disclosed to BOE since the execution of the TFC Merger Agreement.

Certain capitalized terms used in this Agreement are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration and the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1  Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, BOE shall be merged with and into CBAC pursuant to Section 252 of the DGCL and Section 13.1-716 of the VSCA, and with the effect provided in Section 259 of the DGCL and Section 13.1-721 of the VSCA, CBAC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware and the Bank shall become a wholly-owned subsidiary of CBAC. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of BOE and CBAC.

1.2  Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 A.M. Eastern Time on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M. Eastern Time), or at such other time as the Parties, acting through their authorized officers, may mutually

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agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon.

1.3  Effective Time.

The Merger and other transactions contemplated by this Agreement shall become effective on the date and time the Certificate of Merger reflecting the Merger shall be filed and become effective with the Secretary of State of the State of Delaware and the Articles of Merger reflecting the Merger become effective with the Virginia State Corporation Commission (the “Effective Time”). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur as soon as possible after the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the last of the stockholders of CBAC and BOE approve this Agreement to the extent such approval is required by applicable Law and/or the BOE Articles of Incorporation and CBAC Certificate of Incorporation.

1.4  Restructure of Transaction.

CBAC shall have the right to revise the structure of the Merger contemplated by this Agreement by merging BOE with a wholly-owned subsidiary of CBAC; provided, that no such revision to the structure of the Merger (i) shall result in any changes in the amount or type of the consideration which the holders of shares of BOE Common Stock or BOE Rights are entitled to receive under this Agreement, (ii) would unreasonably impede or delay consummation of the Merger, or (iii) shall impose any less favorable terms or conditions on the Bank or BOE; further provided, however, no such revision shall be effective without the prior written consent of BOE. CBAC may request such consent by giving written notice to BOE in the manner provided in Section 11.8, which notice shall be in the form of an amendment to this Agreement or in the form of a proposed amendment to this Agreement or in the form of an Amended and Restated Agreement and Plan of Merger, and the addition of such other exhibits hereto as are reasonably necessary or appropriate to effect such change.

ARTICLE 2

TERMS OF MERGER

2.1  Charter.

On or prior to the Effective Time, CBAC shall take all actions necessary to adopt the Amended and Restated Certificate of Incorporation of CBAC, substantially in the form attached to this Agreement as Exhibit A, effective as of the Effective Time.

2.2  Bylaws.

On or prior to the Effective Time, CBAC shall take all actions necessary to adopt the Amended and Restated Bylaws of CBAC, substantially in the form attached to this Agreement as Exhibit B, effective as of the Effective Time.

2.3  Directors and Officers.

(a) On or prior to the Effective Time, the Board of Directors of CBAC shall cause the number of directors that will comprise the full board of directors of CBAC at the Effective Time to be fixed at fourteen (14), which board shall consist of two (2) directors designated by CBAC from its current board of directors, six (6) directors designated by TFC from its current board of directors and six (6) directors designated by BOE from its current board of directors, all of whom shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. No other individuals shall be designated to serve on the Board of Directors of the Surviving Corporation at the Effective Time. Alexander F. Dillard, Jr. shall serve as the Chairman of the Surviving

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Corporation and Troy A. Peery and Gary A. Simanson shall each serve as Vice Chairman of the Surviving Corporation.

(b) On or prior to the Effective Time, the Board of Directors of CBAC will take all actions necessary to cause the persons set forth on Exhibit C to be elected or appointed to the offices shown on Exhibit C of the Surviving Corporation as of the Effective Time.

(c) The headquarters of the Surviving Corporation will be located in Glen Allen, Virginia.

2.4  Consolidation of Banking Operations.

(a) At the Effective time or as soon thereafter as reasonable practicable, any wholly-owned banking subsidiary of TFC shall be merged with and into the Bank (the “Bank Merger”) with the Bank as the surviving bank in the Bank Merger (referred to herein as the “Surviving Bank” whenever reference is made to it as of the effective time of the Bank Merger or thereafter).

(b) On or prior to the effective time of the Bank Merger, the Board of Directors of the Bank shall cause the number of directors that will comprise the full board of directors of the Surviving Bank at the effective time of the Bank Merger to be fixed at fourteen (14), which board shall consist of two (2) directors designated by CBAC, six (6) directors designated by TFC and six (6) directors designated by BOE, all of whom shall serve as the directors of the Surviving Bank from and after the effective time of the Bank Merger in accordance with the Surviving Bank’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. No other individual shall be designated to serve on the Board of Directors of the Surviving Bank at the effective time of the Bank Merger.

(c) On or prior to the effective time of the Bank Merger, the board of directors of the Bank will take all actions necessary to cause the persons set forth on Exhibit D to be elected or appointed to the offices shown on Exhibit D of the Surviving Bank as of the effective time of the Bank Merger.

(d) The headquarters of the Surviving Bank will be located in Tappahannock, Virginia. Each division of the Surviving Bank shall be served by a local advisory board.

ARTICLE 3

MANNER OF CONVERTING SHARES

3.1  Conversion of Shares.

Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of CBAC, BOE or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

(a) Each share of CBAC Common Stock issued and outstanding immediately prior to the Effective Time, other than those shares as to which conversion rights provided for in Section C of Article Sixth of the CBAC Certificate of Incorporation (“Conversion Rights”) have been exercised, if applicable, shall remain issued and outstanding from and after the Effective Time and be unaffected solely as a result of the Merger.

(b) Each share of BOE Common Stock (excluding shares held by CBAC or any BOE Entity (“Excluded Shares”), in each case other than in a fiduciary capacity or as a result of debt previously contracted) issued and outstanding at the Effective Time shall be converted into the right to receive 5.7278 shares (the “Exchange Ratio”) of CBAC Common Stock (the “Merger Consideration”).

(c) If, after the Determination Date, the Average Closing Price is less than $7.42, CBAC shall increase the Exchange Ratio to equal the quotient (rounded to the nearest one ten thousandth) obtained by dividing (i) $42.50 by (ii) the Average Closing Price.

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3.2  Anti-Dilution Provisions.

In the event CBAC changes the number of shares of CBAC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock (specifically excluding the effect of the exercise of the Conversion Rights, if applicable) and the record date therefore (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

3.3  Fractional Shares.

Notwithstanding any other provision of this Agreement, each holder of shares of BOE Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CBAC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CBAC Common Stock multiplied by the market value of one share of CBAC Common Stock at the Effective Time. The market value of one share of CBAC Common Stock at the Effective Time shall be the closing price on the AMEX (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by CBAC) on the last trading day preceding the Effective Time.

3.4  Conversion of Stock Rights.

(a) At the Effective Time, each award, option, or other right to purchase or acquire shares of BOE Common Stock pursuant to stock options, stock appreciation rights, or stock awards (“BOE Rights”) granted by BOE under the BOE Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to CBAC Common Stock, and CBAC shall assume each BOE Right, in accordance with the terms of the BOE Stock Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) CBAC and its Compensation Committee, as established at the Effective Time of the Merger, shall be substituted for BOE and the committee of BOE’s Board of Directors (including, if applicable, the entire Board of Directors of BOE) administering such BOE Stock Plan, (ii) each BOE Right assumed by CBAC may be exercised solely for shares of CBAC Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of CBAC Common Stock subject to such BOE Right shall be equal to the number of shares of BOE Common Stock subject to such BOE Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such BOE Right shall be adjusted by dividing the per share exercise (or threshold) price under each such BOE Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, CBAC shall not be obligated to issue any fraction of a share of CBAC Common Stock upon exercise of BOE Rights and any fraction of a share of CBAC Common Stock that otherwise would be subject to a converted BOE Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of CBAC Common Stock and the per share exercise price of such Right. The market value of one share of CBAC Common Stock shall be the closing price on the AMEX (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by CBAC) on the last trading day preceding the Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.4, each BOE Right which is an “incentive stock option” shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. CBAC agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.4.

(b) As soon as reasonably practicable after the Effective Time, CBAC shall deliver to the participants in each BOE Stock Plan an appropriate notice setting forth such participant’s rights pursuant thereto and the grants pursuant to such BOE Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.4(a) after giving effect to the Merger), and CBAC shall comply with the terms of each BOE Stock Plan to ensure, to the extent required by, and subject to the provisions of, such BOE Stock Plan, that BOE Rights which qualified as “incentive stock options” prior to the Effective Time continue to qualify as “incentive stock options” after the Effective Time. At or prior to the Effective Time, CBAC shall take all corporate action

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necessary to reserve for issuance sufficient shares of CBAC Common Stock for delivery upon exercise of BOE Rights assumed by it in accordance with this Section 3.4. As soon as reasonably practicable after the Effective Time, CBAC shall file a registration statement on Form S-1 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of CBAC Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, CBAC shall administer the BOE Stock Plan assumed pursuant to this Section 3.4 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

(c) All restrictions or limitations on transfer with respect to BOE Common Stock awarded under the BOE Stock Plans or any other plan, program, or arrangement of any BOE Entity, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of CBAC Common Stock into which such restricted stock is converted pursuant to this Agreement.

ARTICLE 4

EXCHANGE OF SHARES

4.1  Exchange Procedures.

(a) As soon as reasonably practicable after the Effective Time, CBAC shall cause the exchange agent selected by CBAC (the “Exchange Agent”) to mail to the former stockholders of BOE appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates or other instruments theretofore representing shares of BOE Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The certificate or certificates of BOE Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. In the event of a transfer of ownership of shares of BOE Common Stock represented by certificates that are not registered in the transfer records of BOE, the Merger Consideration payable for such shares as provided in Section 3.1 may be issued to a transferee if the certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer taxes have been paid. In the event any certificate representing BOE Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as CBAC may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration as provided for in Section 3.1. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. CBAC shall pay all charges and expenses, including those of the Exchange Agent in connection with the distribution of the Merger Consideration as provided in Section 3.1.

(b) After the Effective Time, each holder of shares of BOE Common Stock (other than Excluded Shares) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefore the consideration provided in Section 3.1, without interest, pursuant to this Section 4.1. CBAC shall not be obligated to deliver the consideration to which any former holder of BOE Common Stock is entitled as a result of the Merger until such holder surrenders such holder’s certificate or certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither CBAC, nor any BOE Entity, nor the Exchange Agent shall be liable to any holder of BOE Common Stock or to any holder of BOE Rights for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(c) Each of CBAC and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of BOE Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law or by any Taxing Authority or Governmental Authority. To the extent that any

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amounts are so withheld by CBAC, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of BOE Common Stock or BOE Rights, as applicable in respect of which such deduction and withholding was made by CBAC, the Surviving Corporation or the Exchange Agent, as the case may be.

(d) Adoption of this Agreement by the stockholders of BOE shall constitute ratification of the appointment of the Exchange Agent.

4.2  Rights of Former BOE Stockholders.

At the Effective Time, the stock transfer books of BOE shall be closed as to holders of BOE Common Stock and no transfer of BOE Common Stock by any holder of such shares shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each certificate theretofore representing shares of BOE Common Stock (other than certificates representing Excluded Shares), shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration, without interest, as provided in Article 3.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BOE

BOE represents and warrants to CBAC, except as set forth on the BOE Disclosure Memorandum with respect to each such Section below as follows:

5.1  Organization, Standing, and Power.

BOE is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Virginia and is a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the “BHCA”). The Bank is a Virginia state bank, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Each of BOE and the Bank has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Each of BOE and the Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a BOE Material Adverse Effect. The minute book and other organizational documents for each of BOE and the Bank have been made available to CBAC for its review and, except as disclosed in Section 5.1 of the BOE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective Board of Directors (including any committees of the Board of Directors) and stockholders thereof.

5.2  Authority of BOE; No Breach By the Agreement.

(a) BOE has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BOE, subject to the approval of this Agreement by the holders of more than two-thirds of the outstanding shares of BOE Common Stock entitled to be voted at the BOE Stockholders Meeting (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), which is the only BOE stockholder vote required for approval of this Agreement and consummation of the Merger. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of BOE, enforceable against BOE in accordance with its terms.

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(b) Neither the execution and delivery of this Agreement by BOE, nor the consummation by BOE of the transactions contemplated hereby, nor compliance by BOE with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of BOE’s Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any BOE Subsidiary or any resolution adopted by the Board of Directors or the stockholders of any BOE Entity, or (ii) except as disclosed in Section 5.2 of the BOE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BOE Entity under, any Contract or Permit of any BOE Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any BOE Entity or any of their respective material Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service (“IRS”) or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by BOE of the Merger and the other transactions contemplated in this Agreement.

5.3  Capital Stock.

(a) The authorized capital stock of BOE consists only of 10,000,000 shares of BOE Common Stock, of which 1,211,246.8238 shares are issued and outstanding as of the date of this Agreement, 1,000,000 of preferred stock, none of which are issued and outstanding as of the date of this Agreement, and, assuming that all of the issued and outstanding BOE Rights had been exercised, not more than 1,240,605.8238 shares would be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of BOE are duly and validly issued and outstanding and are fully paid and nonassessable under the VSCA. None of the outstanding shares of capital stock of BOE have been issued in violation of any preemptive rights of the current or past stockholders of BOE.

(b) Except for the 100,000 shares of BOE Common Stock reserved for issuance pursuant to outstanding BOE Rights, each as disclosed in Section 5.3 of the BOE Disclosure Memorandum, there are no shares of capital stock or other equity securities of BOE reserved for issuance and no outstanding Rights relating to the capital stock of BOE.

(c) Except as specifically set forth in this Section 5.3, there are no shares of BOE capital stock or other equity securities of BOE outstanding and there are no outstanding Rights with respect to any BOE securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription, exchange or issuance of any securities of BOE.

5.4  BOE Subsidiaries.

BOE has disclosed in Section 5.4 of the BOE Disclosure Memorandum each of the BOE Subsidiaries that is a corporation (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and each of the BOE Subsidiaries that is a general or limited partnership, limited liability company, or other non-corporate entity (identifying the form of organization and the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the BOE Disclosure Memorandum, BOE owns, directly or indirectly, all of the issued and outstanding shares of capital stock (or other equity interests) of each BOE Subsidiary. No capital stock (or other equity interest) of any BOE Subsidiary is or may become required to be issued (other than to another BOE Entity) by reason of any Rights, and there are no Contracts by which any BOE Subsidiary is bound to issue (other than to another BOE Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any BOE Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any BOE Subsidiary (other than to another BOE Entity). There are no Contracts relating to the rights of any BOE Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any BOE Subsidiary. All of the shares of capital stock (or other equity interests) of each BOE Subsidiary held by a BOE Entity are fully paid and nonassessable and are owned directly or indirectly by such BOE Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the BOE Disclosure Memorandum, each BOE Subsidiary is a state bank, corporation, limited liability company, limited partnership or limited liability partnership, and each such BOE

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Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate or entity power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each BOE Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have individually or in the aggregate, a BOE Material Adverse Effect. The Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by the Bank are insured by the FDIC’s Deposit Insurance Fund. The minute book and other organizational documents for each BOE Subsidiary have been made available to CBAC for its review, and, except as disclosed in Section 5.4 of the BOE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

5.5  Exchange Act Filings; Securities Offerings; Financial Statements.

Except as disclosed in Section 5.5 of the BOE Disclosure Memorandum:

(a) BOE has timely filed and made available to CBAC all Exchange Act Documents required to be filed by BOE since January 1, 2004 (together with all Exchange Act Documents filed, whether or not required to be filed, the “BOE Exchange Act Reports”). The BOE Exchange Act Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such BOE Exchange Act Reports or necessary in order to make the statements in such BOE Exchange Act Reports in light of the circumstances under which they were made, not misleading. Each offering or sale of securities by BOE since January 1, 2002 (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents not misleading. BOE has delivered or made available to CBAC all comment letters received since January 1, 2002 by BOE from the staffs of the SEC and all responses to such comment letters by or on behalf of BOE with respect to all filings under the Securities Laws. BOE’s principal executive officer and principal financial officer (and BOE’s former principal executive officers and principal financial officers, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to BOE’s Exchange Act Documents to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither BOE nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. No BOE Subsidiary is required to file any Exchange Act Documents.

(b) Each of the BOE Financial Statements (including, in each case, any related notes) that are contained in the BOE Exchange Act Reports, including any BOE Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or at the time of filing will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), fairly presented in all material respects the consolidated financial position of BOE and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows

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for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect. The BOE Financial Statements are certified to the extent required by the Sarbanes-Oxley Act.

(c) BOE’s independent public accountants, which have expressed their opinion with respect to the Financial Statements of BOE and its Subsidiaries whether or not included in BOE’s Exchange Act Reports (including the related notes), is and has been throughout the periods covered by such Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (y) “independent” with respect to BOE within the meaning of Regulation S-X, and (z) with respect to BOE, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws. Section 5.5(c) of the BOE Disclosure Memorandum lists all non-audit services performed by BOE’s independent public accountants for BOE and its Subsidiaries since January 1, 2004.

(d) BOE maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning BOE and its Subsidiaries is made known on a timely basis to the principal executive officer and the principal financial officer. Section 5.5(d) of the BOE Disclosure Memorandum lists, and BOE has delivered to CBAC copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. BOE and its directors and executive officers have complied at all times with Section 16(a) of the Exchange Act including the filing requirements thereunder to the extent applicable.

5.6  Absence of Undisclosed Liabilities.

No BOE Entity has any Liabilities required under GAAP to be set forth on a consolidated balance sheet or in the notes thereto that are reasonably likely to have, individually or in the aggregate, a BOE Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the consolidated balance sheets of BOE as of December 31, 2006 and September 30, 2007, included in the BOE Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, (ii) incurred or paid in the ordinary course of business consistent with past practices subsequent to September 30, 2007 or (iii) incurred in connection with the transactions contemplated by this Agreement. Section 5.6 of the BOE Disclosure Memorandum lists, and BOE has attached and delivered to CBAC copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the Exchange Act) effected by BOE or its Subsidiaries. Except as disclosed in Section 5.6 of the BOE Disclosure Memorandum, no BOE Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $250,000 and any amounts, whether or not in excess of $250,000 that, in the aggregate, exceed $500,000. Except (x) as reflected in BOE’s balance sheet at September 30, 2007 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP or any applicable Regulatory Authority) or (y) for liabilities incurred in the ordinary course of business since September 30, 2007 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither BOE nor any of its Subsidiaries has any Material Liabilities or obligations of any nature.

5.7  Absence of Certain Changes or Events.

Since September 30, 2007, except as disclosed in the BOE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the BOE Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a BOE Material Adverse Effect, and (ii) none of the BOE Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of BOE provided in this Agreement.

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5.8  Tax Matters.

(a) All BOE Entities have timely filed with the appropriate Taxing Authorities, all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. None of the BOE Entities is the beneficiary of any extension of time within which to file any Tax Return. All Taxes of the BOE Entities (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the BOE Entities. No claim has ever been made by an authority in a jurisdiction where any BOE Entity does not file a Tax Return that such BOE Entity may be subject to Taxes by that jurisdiction.

(b) None of the BOE Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of any BOE Entity or the assets of any BOE Entity. No officer or employee responsible for Tax matters of any BOE Entity expects any Taxing Authority is reasonably likely to assess any additional Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of any BOE Entity which, by application of the same or similar principles, could be expected to result in a proposed deficiency for any subsequent taxable period. None of the BOE Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c) Each BOE Entity has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

(d) The unpaid Taxes of each BOE Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) for such BOE Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the BOE Entities in filing their Tax Returns.

(e) Except as described in Section 5.8(e) of the BOE Disclosure Memorandum, none of the BOE Entities is a party to any Tax allocation or sharing agreement and none of the BOE Entities has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

(f) During the five-year period ending on the date hereof, none of the BOE Entities was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the Code.

(g) Except as disclosed in Section 5.8(g) of the BOE Disclosure Memorandum, none of the BOE Entities has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code, or which would be subject to withholding under Section 4999 of the Code. BOE has not been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code. None of the BOE Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. There is no taxable income of BOE that will be required under applicable tax law to be reported by CBAC, for a taxable period beginning after the Closing Date which taxable income was realized prior to the Closing Date. Any net operating losses of the BOE Entities disclosed in Section 5.8(g) of the BOE Disclosure Memorandum are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code or any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

(h) Each of the BOE Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and

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Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(i) No BOE Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

(j) No property owned by any BOE Entity is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of Rev. Proc. 76-30, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(k) No BOE Entity has any “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(l) BOE has disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(m) No BOE Entity has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.

(n) BOE has provided CBAC with complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the BOE Entities relating to the taxable periods since inception and (ii) any audit report issued within the last four years relating to any Taxes due from or with respect to the BOE Entities.

(o) No BOE Entity nor any other Person on its behalf has (i) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any BOE Entities, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the BOE Entities, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(p) No BOE Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country.

For purposes of this Section 5.8, any reference to BOE or any BOE Entity shall be deemed to include any Person which merged with or was liquidated into or otherwise combined with BOE or a BOE Entity.

5.9  Allowance for Possible Loan Losses; Loan and Investment Portfolio, etc.

(a) BOE’s allowance for loan losses (the “Allowance”) shown on the balance sheets of BOE included in the most recent BOE Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the balance sheets of BOE included in the BOE Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan portfolios (including accrued interest receivables, letters of credit, and commitments to make loans or extend credit), by the BOE Entities as of the dates thereof. The BOE Financial Statements fairly present the fair market values of all loans, leases, securities, tangible and intangible assets and liabilities, and any impairments thereof.

(b) As of the date hereof, all loans, discounts and leases (in which any BOE Entity is lessor) reflected on the BOE Financial Statements were, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, (i) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and are the legal and binding obligations of the obligors thereof, (ii) evidenced by genuine notes,

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agreements or other evidences of indebtedness and (iii) to the extent secured, have been secured, to the Knowledge of BOE, by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts and financing leases as of September 30, 2007 and on a monthly basis thereafter, and of the investment portfolios of each BOE Entity as of such date, have been and will be delivered to CBAC concurrently with the BOE Disclosure Memorandum. Except as specifically set forth in Section 5.9(b) of the BOE Disclosure Memorandum, neither BOE nor the Bank is a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) to the Knowledge of BOE, otherwise in material default for more than 30 days, (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by BOE or by any applicable Regulatory Authority or Reserve, (iv) an obligation of any director, executive officer or 10% stockholder of any BOE Entity who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in violation of any Law.

5.10  Assets.

(a) Except as disclosed in Section 5.10 of the BOE Disclosure Memorandum or as disclosed or reserved against in the BOE Financial Statements delivered prior to the date of this Agreement, the BOE Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the BOE Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with BOE’s past practices.

(b) All Assets which are material to BOE’s business on a consolidated basis, held under leases or subleases by any of the BOE Entities, are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect.

(c) The BOE Entities currently maintain insurance, including bankers’ blanket bonds, with insurers of recognized financial responsibility, similar in amounts, scope, and coverage to that maintained by other peer organizations. None of the BOE Entities has received written notice from any insurance carrier, or have any reason to believe that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) similar coverage will be denied or limited or not extended or renewed with respect to any BOE Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any BOE Entity will not be covered by such insurance or bond. There are presently no claims for amounts exceeding $125,000 individually or in the aggregate pending under such policies of insurance or bonds, and no notices of claims in excess of such amounts have been given by any BOE Entity under such policies. BOE has made no claims, and no claims are contemplated to be made, under its directors’ and officers’ errors and omissions or other insurance or bankers’ blanket bond.

(d) The Assets of the BOE Entities include all Assets required by BOE Entities to operate the business of the BOE Entities as presently conducted.

5.11  Intellectual Property.

Except as disclosed in Section 5.11 of the BOE Disclosure Memorandum, each BOE Entity owns or has a license to use all of the Intellectual Property used by such BOE Entity in the course of its business, including sufficient rights in each copy possessed by each BOE Entity. Each BOE Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such BOE Entity in connection with such BOE Entity’s business operations, and such BOE Entity has the right to convey by sale or license any Intellectual Property so conveyed. No BOE Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of BOE threatened, which challenge the rights of any BOE Entity with respect to Intellectual Property used, sold or licensed by such BOE Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To BOE’s knowledge, the conduct of the business of the BOE Entities does not infringe any Intellectual Property of any other person. No BOE Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. BOE has no Contracts with any of its directors, officers, or employees which require such officer, director or employee to

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assign any interest in any Intellectual Property to a BOE Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a BOE Entity, and to BOE’s Knowledge, no such officer, director or employee is party to any Contract with any Person other than a BOE Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a BOE Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a BOE Entity. No officer, director or employee of any BOE Entity is party to any confidentiality, nonsolicitation, noncompetition or other Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any BOE Entity.

5.12  Environmental Matters.

(a) BOE has delivered, or caused to be delivered to CBAC, true and complete copies of, all environmental site assessments, test results, analytical data, boring logs, permits for storm water, wetlands fill, or other environmental permits for construction of any building, parking lot or other improvement, and other environmental reports and studies in the possession of any BOE Entity relating to its Participating Facilities and Operating Facilities. To BOE’s Knowledge, there are no material violations of Environmental Laws on properties that secure loans made by BOE or Bank.

(b) To BOE’s Knowledge, each BOE Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a BOE Material Adverse Effect.

(c) There is no Litigation pending, or to BOE’s Knowledge, no environmental enforcement action, investigation, or litigation threatened before any Governmental Authority or other forum in which any BOE Entity or any of its Operating Properties or Participation Facilities (or BOE in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any BOE Entity or any of its Operating Properties or Participation Facilities nor is there any reasonable basis for any litigation as described in this Section 5.12(c), except as such is not reasonably likely to have, individually or in the aggregate, a BOE Material Adverse Effect.

(d) During the period of (i) any BOE Entity’s ownership or operation of any of their respective current properties, (ii) any BOE Entity’s participation in the management of any Participation Facility, or (iii) any BOE Entity’s holding of a security interest in any Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or to BOE’s Knowledge adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of (i) any BOE Entity’s ownership or operation of any of their respective current properties, (ii) any BOE Entity’s participation in the management of any Participation Facility, or (iii) any BOE Entity’s holding of a security interest in any Operating Property, to BOE’s Knowledge, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property. During and, to BOE’s Knowledge, prior to the period of (i) BOE Entity’s ownership or operation of any of their respective current properties, (ii) any BOE Entity’s participation in the management of any Participation Facility, or (iii) any BOE Entity’s holding of a security interest in any Operating Property, there have been no violations of any Environmental Laws at such property or facility, including but not limited to unauthorized alterations of wetlands.

5.13  Compliance with Laws.

(a) BOE is a bank holding company duly registered and in good standing as such with the Federal Reserve and the Bureau. The Bank is a member in good standing with the Bureau, the Federal Reserve System and the FDIC.

(b) Each of the BOE Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses.

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(c) None of the BOE Entities is in Default under any Laws or Orders (not including Environmental Laws) applicable to its business or employees conducting its business.

(d) Since January 1, 2004, none of the BOE Entities has received any notification or communication from any Governmental Authority (i) asserting that BOE or any of its Subsidiaries is in Default under any of the Permits, Laws or Orders (not including Environmental Laws) which such Governmental Authority enforces, (ii) threatening to revoke any Permits (not including those relating to environmental matters set forth in Section 5.12 of this Agreement), or (iii) requiring BOE or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its Board of Directors or similar undertaking which restricts materially the conduct of its business or in any manner relates to its employment decisions, its employment or safety policies or practices (not including those relating to environmental matters set forth in Section 5.12 of this Agreement).

(e) There (i) is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of BOE or any of its Subsidiaries (not including those relating to environmental matters set forth in Section 5.12 of this Agreement), (ii) are no written notices or correspondence received by BOE and BOE does not reasonably expect to receive any written notices or correspondence with respect to formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority (not including those relating to environmental matters set forth in Section 5.12 of this Agreement) with respect to BOE’s or any of BOE’s Subsidiaries’ business, operations, policies or procedures since January 1, 2002, and (iii) is not any pending or, to BOE’s Knowledge, threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation or review of it or any of its Subsidiaries.

(f) None of the BOE Entities nor any of its directors, officers, employees or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Governmental Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(g) Each BOE Entity has complied with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act and applicable regulations promulgated thereunder, and each BOE Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. § 208.62.

(h) Each BOE Entity has complied and will comply with all requirements of Law governing and regulating the closing of branch offices of the Bank.

5.14  Labor Relations.

(a) No BOE Entity is the subject of any Litigation asserting that it or any other BOE Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935, as amended, or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other BOE Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any BOE Entity party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to BOE’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving any BOE Entity pending or threatened and there have been no such actions or disputes in the past five years. To BOE’s Knowledge, there has not been any attempt by any BOE Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any BOE Entity. Except as disclosed in Section 5.14 of the BOE Disclosure Memorandum, employment of each employee and the engagement of each independent contractor of each BOE Entity is terminable at will by the relevant BOE Entity without (i) any penalty, liability or severance obligation incurred by any BOE Entity, (ii) and in all cases without prior consent by any Governmental Authority. No BOE Entity will owe any amounts to any of its employees or independent contractors as of the Closing Date, including

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any amounts incurred for any wages, bonuses, vacation pay, sick leave, contract notice periods, change of control payments or severance obligations, except as disclosed in Section 5.14 of the BOE Disclosure Memorandum.

(b) To BOE’s Knowledge, all of the employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

(c) No BOE Entity has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any BOE Entity; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any BOE Entity; and no BOE Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of any BOE Entity’s employees has suffered an “employment loss” (as defined in the WARN Act) since six months prior to the Closing Date.

5.15  Employee Benefit Plans.

(a) BOE has disclosed in Section 5.15(a) of the BOE Disclosure Memorandum, and has delivered or made available to CBAC prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by any BOE Entity or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (each, a “BOE Benefit Plan,” and collectively, the “BOE Benefit Plans”) and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) in respect of which any BOE Entity or ERISA Affiliate has or reasonably could have any obligation or Liability (each, an “Other Plan”). Any of the BOE Benefit Plans which is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “BOE ERISA Plan.” No BOE ERISA Plan or Other Plan is a “defined benefit plan” (as defined in Code Section 414(j)), or is subject to Code Section 412 or Title IV of ERISA.

(b) BOE has delivered or made available to CBAC prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Employee Benefit Plans, (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS, the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding three calendar years, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings), (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years, and (v) the most recent summary plan descriptions and any material modifications thereto.

(c) Except as disclosed in Section 5.15(c) of the BOE Disclosure Memorandum, each BOE Benefit Plan is in material compliance with the terms of such BOE Benefit Plan, in material compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in material compliance with any other applicable Laws. Each BOE ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion from the IRS that is as current as possible under applicable IRS procedures and that is still in effect and applies to the applicable BOE ERISA Plan as amended and as administered or, within the time permitted under Code Section 401(b), has timely applied for a favorable determination letter, which when issued, will be as current as possible under applicable IRS procedures and which, when issued, will apply retroactively to the BOE ERISA Plan as amended and as administered. BOE is not aware of any circumstances likely to result in revocation of any such favorable determination letter, which has been issued by the IRS, and BOE is not aware of any circumstances likely to result in a failure to issue any such favorable determination letter for which it has applied. BOE has not received any communication (written or unwritten) from any Governmental Authority questioning or challenging the compliance of any BOE Benefit Plan with applicable Laws. No BOE Benefit Plan is currently being audited by any Governmental Authority for

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compliance with applicable Laws or has been audited with a determination by any Governmental Authority that the Employee Benefit Plan failed to comply with applicable Laws.

(d) There has been no oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of the BOE which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither BOE nor any administrator or fiduciary of any BOE Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject any BOE Entity or CBAC to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, the BOE Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any BOE Benefit Plan.

(e) All BOE Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the BOE Benefit Plans are correct and complete in all material respects, have been timely filed with the IRS or the DOL, and distributed to participants of the BOE Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

(f) To BOE’s Knowledge, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Code Section 4975(e)(2)) of any BOE Benefit Plan has engaged in any nonexempt “prohibited transaction” (described in Code Section 4975(c) or ERISA Section 406).

(g) No BOE Entity has, or ever has had, a pension plan, or any plan that is or was subject to Code Section 412 or ERISA Section 302 or Title IV of ERISA. There is no Lien nor is there expected to be a Lien under Code Section 412(n) or ERISA Section 302(f) or Tax under Code Section 4971 applicable to any BOE Entity or any BOE Entity’s Assets. Neither BOE nor any of its ERISA Affiliates is subject to or can reasonably be expected to become subject to a Lien under Code Section 401(a)(29). All premiums required to be paid under ERISA Section 4006, if any, have been timely paid by BOE and by each of its ERISA Affiliates.

(h) No Liability under Title IV of ERISA has been or is expected to be incurred by any BOE Entity or its ERISA Affiliates and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by any BOE Entity or its ERISA Affiliates with respect to any ongoing, frozen, terminated or other single-employer plan of any BOE Entity or the single-employer plan of any ERISA Affiliate. There has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer plan of any BOE Entity or of an ERISA Affiliate.

(i) Except as disclosed in Section 5.15(i) of the BOE Disclosure Memorandum, no BOE Entity has any Liability for retiree or similar health, life or death benefits under any of the BOE Benefit Plans, or other plan or arrangement, except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B and there are no restrictions on the rights of such BOE Entity to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any BOE Benefit Plan, or other plan or arrangement, and no circumstance exists which could give rise to such Taxes.

(j) Except as disclosed in Section 5.15(j) of the BOE Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any BOE Entity from any BOE Entity under any BOE Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any BOE Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, or any benefit under any life insurance owned by any BOE Entity or the rights of any BOE Entity in, to or under any insurance on the life of any current or former officer, director or employee of any BOE Entity, or change any rights or obligations of any BOE Entity with respect to such insurance.

(k) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any BOE Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded

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retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on the BOE Financial Statements to the extent required by and in accordance with GAAP.

(l) All individuals who render services to any BOE Entity and who are authorized to participate in a BOE Benefit Plan pursuant to the terms of such BOE Benefit Plan are in fact eligible to and authorized to participate in such BOE Benefit Plan in accordance with the terms of such BOE Benefit Plan, the Code, ERISA and other applicable Laws.

(m) Neither BOE nor any of its ERISA Affiliates has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)).

(n) Except as disclosed in Section 5.15(n) of the BOE Disclosure Memorandum, there are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Successor Corporation shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as BOE presently holds. Each BOE Entity will, upon the execution and delivery of this Agreement, and will continue to have, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance.

(o) No BOE Benefit Plan holds any employer security (within the meaning of ERISA Section 407(d)(1)) or employer real property (within the meaning of ERISA Section 407(d)(2)); and no commitment has been made that would require any BOE Benefit Plan to hold any such employer security or employer real property.

(p) All contributions and premiums required by applicable Law or the terms of an applicable BOE Benefit Plan to be paid prior to Closing have been or will be timely made or paid in full prior to the Closing.

(q) There has been no act or omission which has given rise to or may give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i), 501(l) or 4071 of ERISA or Chapters 43, 47 or 68 of the Code for which any of the BOE Entities or any of their respective ERISA Affiliates may be liable.

(r) No action has been or reasonably ought to be taken to correct any defects with respect to any BOE Benefit Plan under any IRS correction procedure or any United States Department of Labor fiduciary correction procedure.

(s) Except as disclosed in Section 5.15(s) of the BOE Disclosure Memorandum, no payment contemplated or required by any BOE Benefit Plan would in the aggregate constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

(t) Each BOE Benefit Plan which constitutes a “group health plan” (as defined in ERISA Section 607(1) or Code Section 4980B(g)(2)) has been operated in material compliance with applicable Law.

(u) There has been no act or omission that would impair or otherwise limit the right or ability of BOE or the Bank, as may be applicable, to unilaterally amend, from time to time, or terminate, any BOE Benefit Plan.

(v) Each BOE Benefit Plan which is subject to Code Section 409A has been operated and administered in compliance with and otherwise complies with such section. No tax, interest or penalty has been assessed or incurred pursuant to Code Section 409A in relation to any BOE Benefit Plan.

5.16  Material Contracts.

(a) Except as disclosed in Section 5.16 of the BOE Disclosure Memorandum or otherwise reflected in the BOE Financial Statements, none of the BOE Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $125,000, (ii) any Contract relating to the borrowing of money by any BOE Entity or the guarantee by any BOE Entity of any such obligation (other than Contracts evidencing the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of

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depository institution Subsidiaries incurred in the ordinary course of BOE’s business and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of BOE’s business), (iii) any Contract which prohibits or restricts any BOE Entity or any personnel of a BOE Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers or “shrink-wrap” software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any BOE Entity, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $125,000), (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet, and (viii) any other Contract that would be required to be filed as an exhibit to a Form 10-K filed by BOE as of the date of this Agreement pursuant to the reporting requirements of the Exchange Act, if such reporting requirements applied to BOE as of such date (together with all Contracts referred to in Sections 5.11 and 5.15(a), the “BOE Contracts”).

(b) With respect to each BOE Contract and except as disclosed in Section 5.16(b) of the BOE Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no BOE Entity is in Default thereunder; (iii) no BOE Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to BOE’s Knowledge, in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no consent is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. All of the indebtedness of any BOE Entity for money borrowed is prepayable at any time by such BOE Entity without penalty, premium or charge, except as specified in Section 5.16(b) of the BOE Disclosure Memorandum.

5.17  Privacy of Customer Information.

(a) Each BOE Entity is the sole owner of all (i) “nonpublic personal information” as such term is defined in the Privacy Requirements, and (ii) any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) (“Customer Information”) relating to customers, former customers and prospective customers that will be transferred to CBAC pursuant to this Agreement.

(b) Each of the BOE Entities has at all times implemented and maintained commercially reasonable technical, physical and organizational security measures as are appropriate in the circumstances to protect Customer Information against unauthorized or unlawful processing, access, input, disclosure, use, recording, copying, alteration, removal, deletion, accidental loss, corruption, destruction or damage, including:

(i) firewalls, intrusion detection systems, locking file cabinets, and other appropriate physical and electronic security mechanism, including current revisions of all software releases and all software patches;

(ii) utilization of industry-standard or better network access control restrictions and methods of terminating unauthorized network access, including identification to the extent possible of the identify of the Person making such unauthorized access; and

(iii) not making changes that would increase the risk of unauthorized access to BOE’s network.

5.18  Legal Proceedings.

Except as disclosed in Section 5.18 of the BOE Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of BOE, threatened (or unasserted but considered probable of assertion) against any BOE Entity, or against any director, officer, employee or agent of any BOE Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the BOE Entity or Employee Benefit Plan of any BOE Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any BOE Entity. No claim for indemnity has been made or, to BOE’s Knowledge, threatened by any director, officer, employee, independent contractor or agent to any BOE Entity and to BOE’s Knowledge, no basis for any such claim exists.

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5.19  Reports.

Except as disclosed in Section 5.19 of BOE Disclosure Memorandum, since January 1, 2004, in addition to the BOE Exchange Act Reports, each BOE Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.20  Books and Records.

BOE and each BOE Entity maintains accurate books and records reflecting its Assets and Liabilities and maintains proper and adequate internal accounting controls which provide assurance that (a) transactions are executed with management’s authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of BOE and to maintain accountability for BOE’s consolidated Assets; (c) access to BOE’s Assets is permitted only in accordance with management’s authorization; (d) the reporting of BOE’s Assets is compared with existing Assets at regular intervals; and (e) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

5.21  Loans to Executive Officers and Directors.

Neither BOE nor the Bank has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of BOE, except as permitted by Federal Reserve Regulation O. Section 5.21 of the BOE Disclosure Memorandum identifies any loan or extension of credit maintained by BOE to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

5.22  Independence of Directors.

BOE’s directors listed on Section 5.22 of the BOE Disclosure Memorandum and who will be serving on the Board of Directors of the Surviving Corporation after the Closing Date will be “independent” directors of the Surviving Corporation within the meaning of the Sarbanes-Oxley Act.

5.23  Tax and Regulatory Matters; Consents.

None of the BOE Entities or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b).

5.24  State Takeover Laws.

Each BOE Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable “moratorium,” “fair price,” “business combination,” “control share,” or other anti-takeover Laws (collectively, “Takeover Laws”).

5.25  Stockholders’ Support Agreements.

Each of the directors and executive officers of BOE has executed and delivered to CBAC the Support Agreements in the form of Exhibit E attached hereto.

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5.26  Brokers and Finders; Opinion of Financial Advisor.

Except for BOE Financial Advisor, neither BOE nor its Subsidiaries, or any of their respective officers, directors, employees or Representatives, has employed any broker, finder or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees, commissions, or finder’s or other fees in connection with this Agreement or the transactions contemplated hereby. BOE has received the written opinion of BOE Financial Advisor, dated as of the date of this Agreement, to the effect that the Merger Consideration is fair from a financial point of view, a signed copy of which has been delivered to CBAC.

5.27  Board Recommendation.

The Board of Directors of BOE, at a meeting duly called and held, has by unanimous vote of the directors present who constituted all of the directors then in office (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Support Agreements and the transactions contemplated hereby and thereby, taken together, are fair to and in the best interests of the BOE’s stockholders and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of BOE Common Stock approve this Agreement, the Merger and the related transactions and to call and hold a special meeting of BOE’s stockholders to consider this Agreement, the Merger and the related transactions.

5.28  Statements True and Correct.

(a) No statement, certificate, instrument, or other writing furnished or to be furnished by any BOE Entity or any Affiliate thereof to CBAC pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) None of the information supplied or to be supplied by any BOE Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by CBAC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

(c) None of the information supplied or to be supplied by the BOE Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each party’s stockholders in connection with the Stockholders Meetings, and any other documents to be filed by any BOE Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the any Joint Proxy Statement, when first mailed to the stockholders of each party be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders Meetings be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders Meetings.

(d) All documents that any BOE Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF CBAC

CBAC hereby represents and warrants to BOE as follows:

6.1  Organization, Standing, and Power.

CBAC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CBAC is duly qualified or licensed to transact business as a foreign corporation in good standing

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in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a CBAC Material Adverse Effect. The minute book and other organizational documents for CBAC has been made available to BOE for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective Board of Directors (including any committees of the Board of Directors) and stockholders thereto.

6.2  Authority; No Breach By the Agreement.

(a) CBAC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBAC, subject to the approval of this Agreement and the consummation of the transactions contemplated hereby by the holders of a majority of the outstanding shares of CBAC IPO Common Stock cast at the CBAC Stockholders Meeting with the holders of less than 20% of the outstanding shares of CBAC IPO Common Stock voting at the CBAC Stockholders Meeting against the Merger and thereafter exercising the Conversion Rights, or in the event that CBAC consummates a CBAC Business Combination prior to the CBAC Stockholders Meeting, the approval of this Agreement and the consummation of the transactions contemplated hereby by, the holders of a majority of the outstanding shares of CBAC Common Stock entitled to vote at the CBAC Stockholders Meeting. Subject to any necessary approvals referred to in Article 8, this Agreement represents a legal, valid, and binding obligation of CBAC, enforceable against CBAC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by CBAC, nor the consummation by CBAC of the transactions contemplated hereby, nor compliance by CBAC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CBAC’s Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent (other than the Consent of TFC which has been received by CBAC), pursuant to, or result in the creation of any Lien on any Asset of CBAC under, any Contract or Permit of CBAC, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to CBAC or any of its material Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws and the rules of AMEX and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a CBAC Material Adverse Effect, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by CBAC of the Merger and the other transactions contemplated in this Agreement.

6.3  Capital Stock.

(a) The authorized capital stock of CBAC consists of (i) 50,000,000 shares of CBAC Common Stock, of which 9,375,000 shares are issued and outstanding as of the date of this Agreement (which includes 1,499,250 shares subject to Conversion Rights), and (ii) 5,000,000 shares of CBAC Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of the capital stock of CBAC are, and all of the shares of CBAC Common Stock to be issued in exchange for shares of BOE Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of CBAC have been, and none of the shares of CBAC Common Stock to be issued in exchange for shares of

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BOE Common Stock upon consummation of the Merger will be issued in violation of any preemptive rights of the current or past stockholders of CBAC.

(b) Except for 7,500,000 shares of CBAC Common Stock reserved for issuance pursuant to the CBAC Warrants and 1,050,000 shares of CBAC Common Stock reserved for issuance pursuant to the CBAC UPO, as disclosed in Section 6.3 of the CBAC Disclosure Memorandum, shares reserved for issuance pursuant to the TFC Agreement and shares reserved for issuance pursuant to this Agreement, there are no shares of capital stock or other equity securities of CBAC reserved for issuance and no outstanding Rights relating to the capital stock of CBAC.

(c) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the CBAC Disclosure Memorandum, there are no shares of capital stock or other equity securities of CBAC outstanding and no outstanding CBAC Rights relating to the capital stock of CBAC.

6.4  CBAC Subsidiaries.

CBAC has no subsidiaries.

6.5  Exchange Act Filings; Financial Statements.

(a) CBAC has timely filed and made available to BOE all Exchange Act Documents required to be filed by CBAC since inception (together with all such Exchange Act Documents filed, whether or not required to be filed, the “CBAC Exchange Act Reports”). The CBAC Exchange Act Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CBAC Exchange Act Reports or necessary in order to make the statements in such CBAC Exchange Act Reports, in light of the circumstances under which they were made, not misleading. Each offering or sale of securities by CBAC (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of material fact or omit to state a material fact required to be stated in the offering or necessary in order to make the statements in such documents not misleading. CBAC has delivered or made available to BOE all comment letters received by CBAC from the staffs of the SEC and all responses to such comment letters by or on behalf of CBAC with respect to all filings under the Securities Laws. CBAC’s principal executive officers and principal financial officers (CBAC’s former principal executive officers and principal financial officers, as applicable) have made the certifications required by Section 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to CBAC’s Exchange Act Documents to the extent such rules or regulations applied at the time of the filing. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither CBAC nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form or manner of filing or submissions of such certification.

(b) Each of the CBAC Financial Statements (including, in each case, any related notes) contained in the CBAC Exchange Act Reports, including any CBAC Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), and fairly presented in all material respects the financial position of CBAC and its Subsidiaries as at the respective dates and the results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect. The CBAC Financial Statements are certified to the extent required by the Sarbanes-Oxley Act.

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(c) Each of CBAC’s independent public accountants, which have expressed their opinion with respect to the Financial Statements of CBAC included in CBAC’s Exchange Act Reports (including the related notes), is and has been throughout the periods covered by such CBAC Financial Statements (x) registered public accounting firms (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (y) “independent” with respect to CBAC within the meaning of Regulation S-X and, (z) with respect to CBAC, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws. Section 6.5(c) of the CBAC Disclosure Memorandum lists all non-audit services performed by CBAC’s independent public accountants for CBAC since inception.

(d) CBAC maintains disclosure controls and procedures required by Rule 13a-15(b) or 15d-15(b) under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning CBAC is made known on a timely basis to the principal executive officer and the principal financial officer. Section 6.5(d) of the CBAC Disclosure Memorandum lists, and CBAC has delivered to BOE copies of, all written description of, and all policies, manuals and other documents promulgating such disclosure controls and procedures. CBAC and its directors and executive officers have complied at all times with Section 16(a) of the Exchange Act, including the filing requirements thereunder to the extent applicable.

(e) CBAC has reported the fair value of all warrants it has issued, including without limitation, the CBAC Warrants, on its CBAC Financial Statements in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock.

6.6  Absence of Undisclosed Liabilities.

CBAC has no Liabilities required under GAAP to be set forth on a balance sheet or in the notes thereto that are reasonably likely to have, individually or in the aggregate, a CBAC Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the balance sheet of CBAC as of September 30, 2007, included in the CBAC Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, (ii) incurred or paid in the ordinary course of business consistent with past practices subsequent to September 30, 2007, or (iii) incurred in connection with the transactions contemplated by this Agreement. Except (x) as reflected in CBAC’s balance sheet at September 30, 2007 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP or any applicable Regulatory Authority) or (y) for liabilities incurred in the ordinary course of business since September 30, 2007 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, CBAC has no Material Liabilities or obligations of any nature.

6.7  Absence of Certain Changes or Events.

(a) Since September 30, 2007, except as disclosed in the CBAC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the CBAC Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a CBAC Material Adverse Effect, and (ii) CBAC has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CBAC provided in this Agreement.

6.8  Tax Matters.

(a) CBAC has timely filed with the appropriate Taxing Authorities, all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. CBAC is not the beneficiary of any extension of time within which to file any Tax Return. All Taxes of CBAC (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of CBAC. No claim has ever been made by an authority in a jurisdiction where CBAC does not file a Tax Return that CBAC may be subject to Taxes by that jurisdiction.

(b) CBAC has not received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of CBAC or the

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assets of CBAC. No officer or employee responsible for Tax matters of CBAC expects any Taxing Authority is reasonably likely to assess any additional Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of CBAC which, by application of the same or similar principles, could be expected to result in a proposed deficiency for any subsequent taxable period. CBAC has not waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c) CBAC has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

(d) The unpaid Taxes of CBAC (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) for CBAC and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of CBAC in filing its Tax Returns.

(e) Except as described in Section 6.8(e) of the CBAC Disclosure Memorandum, CBAC is not a party to any Tax allocation or sharing agreement.

(f) CBAC is not a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the Code.

(g) Except as disclosed in Section 6.8(g) of the CBAC Disclosure Memorandum, CBAC has not made any payments, is not obligated to make any payments, or is not a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code, or which would be subject to withholding under Section 4999 of the Code. CBAC has not been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code. CBAC is not and will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.

(h) CBAC is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(i) CBAC is not subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

(j) No property owned by CBAC is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code; (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code; (iv) “limited use property” within the meaning of Rev. Proc. 76-30; (v) subject to Section 168(g)(1)(A) of the Code; or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(k) CBAC has no “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

6.9  Compliance with Laws.

(a) CBAC, on or before consummation of the Merger, will be a bank holding company duly registered and in good standing as such with the Federal Reserve and the Bureau and a member in good standing of the Federal Reserve System.

(b) CBAC has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted,

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and there has occurred no Default under any such Permit applicable to its respective businesses or employees conducting their respective businesses.

(c) CBAC is not in Default under any Laws or Orders applicable to its business or employees conducting its business.

(d) CBAC has not received any notification or communication from any Governmental Authority (i) asserting that CBAC is in Default under any of the Permits, Laws or Orders which such Governmental Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring CBAC (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its Board of Directors or similar undertaking which restricts materially the conduct of its business or in any manner relates to its employment decisions, its employment or safety policies or practices.

(e) There (i) is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of CBAC; (ii) are no notices or correspondence received by CBAC with respect to formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to CBAC’s business, operations, policies or procedures since its inception; and (iii) is not any pending or, to CBAC’s Knowledge, threatened any investigation or review of CBAC on behalf of any Governmental Authority, nor has any Governmental Authority indicated an intention to conduct any, investigation or review of CBAC.

(f) None of CBAC or any of its directors, officers, employees or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Governmental Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

6.10  Employment Benefit Plans.

(a) CBAC has disclosed in Section 6.10 of the CBAC Disclosure Memorandum, and has delivered or made available to BOE prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by CBAC or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (each, a “CBAC Benefit Plan,” and collectively, the “CBAC Benefit Plans”) and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) in respect of which CBAC or ERISA Affiliate has or reasonably could have any obligation or Liability (each a “CBAC Other Plan”). Any of the CBAC Benefit Plans which is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “CBAC ERISA Plan.” No CBAC ERISA Plan or CBAC Other Plan is a “defined benefit plan” (as defined in Code Section 414(j)), or is subject to Code Section 412 or Title IV of ERISA.

(b) CBAC has delivered or made available to BOE prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Employee Benefit Plans; (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS, the DOL or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding calendar years since inception; (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings); (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years; and (v) the most recent summary plan descriptions and any material modifications thereto.

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(c) Each CBAC Benefit Plan is in material compliance with the terms of such CBAC Benefit Plan, in material compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in material compliance with any other applicable Laws. Each CBAC ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion from the IRS that is as current as possible under applicable IRS procedures and that is still in effect and applies to the applicable CBAC ERISA Plan as amended and as administered or, within the time permitted under Code Section 401(b), has timely applied for a favorable determination letter, which when issued, will be as current as possible under applicable IRS procedures and which, when issued, will apply retroactively to the CBAC ERISA Plan as amended and as administered. CBAC is not aware of any circumstances likely to result in revocation of any such favorable determination letter which has been issued by the IRS, and CBAC is not aware of any circumstances likely to result in a failure to issue any such favorable determination letter for which it has applied. CBAC has not received any communication (written or unwritten) from any Governmental Authority questioning or challenging the compliance of any CBAC Benefit Plan with applicable Laws. No CBAC Benefit Plan is currently being audited by any Governmental Authority for compliance with applicable Laws or has been audited with a determination by any Governmental Authority that the Employee Benefit Plan failed to comply with applicable Laws.

(d) There has been no oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of the CBAC which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither CBAC nor any administrator or fiduciary of any CBAC Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject CBAC or CBAC to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, the CBAC Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any CBAC Benefit Plan.

(e) All CBAC Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the CBAC Benefit Plans are correct and complete in all material respects, have been timely filed with the IRS or the DOL, and distributed to participants of the CBAC Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

(f) To the CBAC’s Knowledge, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Code Section 4975(e)(2)) of any CBAC Benefit Plan has engaged in any nonexempt “prohibited transaction” (described in Code Section 4975(c) or ERISA Section 406).

(g) CBAC does not, and has never had, a pension plan, or any plan that is or was subject to Code Section 412 or ERISA Section 302 or Title IV of ERISA. There is no Lien nor is there expected to be a Lien under Code Section 412(n) or ERISA Section 302(f) or Tax under Code Section 4971 applicable to CBAC or its Assets. Neither CBAC nor any of its ERISA Affiliates is subject to or can reasonably be expected to become subject to a Lien under Code Section 401(a)(29). All premiums required to be paid under ERISA Section 4006, if any, have been timely paid by CBAC and by each of its ERISA Affiliates.

(h) No Liability under Title IV of ERISA has been or is expected to be incurred by CBAC or its ERISA Affiliates and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by CBAC or its ERISA Affiliates with respect to any ongoing, frozen, terminated or other single-employer plan of CBAC or the single-employer plan of any ERISA Affiliate. There has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer plan of CBAC or of an ERISA Affiliate.

(i) CBAC has no Liability for retiree or similar health, life or death benefits under any of the CBAC Benefit Plans, or other plan or arrangement, except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B and there are no restrictions on the rights of CBAC to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any CBAC Benefit Plan, or other plan or arrangement, and no circumstance exists which could give rise to such Taxes.

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(j) Except as disclosed in Section 6.10 of the CBAC Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of CBAC from CBAC under any CBAC Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CBAC Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, or any benefit under any life insurance owned by CBAC or the rights of CBAC in, to or under any insurance on the life of any current or former officer, director or employee of CBAC, or change any rights or obligations of CBAC with respect to such insurance.

(k) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of CBAC and its beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on the CBAC Financial Statements to the extent required by and in accordance with GAAP.

(l) All individuals who render services to CBAC and who are authorized to participate in a CBAC Benefit Plan pursuant to the terms of such CBAC Benefit Plan are in fact eligible to and authorized to participate in such CBAC Benefit Plan in accordance with the terms of such CBAC Benefit Plan, the Code, ERISA and other applicable Laws.

(m) Neither CBAC nor any of its ERISA Affiliates has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)).

(n) Except as disclosed in Section 6.10 of the CBAC Disclosure Memorandum, there are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Successor Corporation shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as CBAC presently holds. CBAC will, upon the execution and delivery of this Agreement, and will continue to have, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance.

(o) No CBAC Benefit Plan holds any employer security (within the meaning of ERISA Section 407(d)(1)) or employer real property (within the meaning of ERISA Section 407(d)(2)); and no commitment has been made that would require any CBAC Benefit Plan to hold any such employer security or employer real property.

(p) All contributions and premiums required by applicable Law or the terms of an applicable CBAC Benefit Plan to be paid prior to Closing have been or will be timely made or paid in full prior to the Closing.

(q) There has been no act or omission which has given rise to or may give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i), 501(l) or 4071 of ERISA or Chapters 43, 47 or 68 of the Code for which any of the CBAC Entities or any of their respective ERISA Affiliates may be liable.

(r) No action has been or reasonably ought to be taken to correct any defects with respect to any CBAC Benefit Plan under any IRS correction procedure or any United States Department of Labor fiduciary correction procedure.

(s) No payment contemplated by any CBAC Benefit Plan would in the aggregate constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

(t) Each CBAC Benefit Plan which constitutes a “group health plan” (as defined in ERISA Section 607(1) or Code Section 4980B(g)(2)) has been operated in material compliance with applicable Law.

(u) There has been no act or omission that would impair or otherwise limit the right or ability of CBAC or the Bank, as may be applicable, to unilaterally amend, from time to time, or terminate, any CBAC Benefit Plan.

(v) Each CBAC Benefit Plan which is subject to Code Section 409A has been operated and administered in compliance with and otherwise complies with such section. No tax, interest or penalty has been assessed or incurred pursuant to Code Section 409A in relation to any CBAC Benefit Plan.

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6.11  Material Contracts.

(a) Except as disclosed in Section 6.11 of the CBAC Disclosure Memorandum or otherwise reflected in the CBAC Financial Statements, none of CBAC, nor any of its respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $125,000, (ii) any Contract relating to the borrowing of money by CBAC or the guarantee by CBAC of any such obligation other than trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of CBAC’s business), (iii) any Contract which prohibits or restricts CBAC or any personnel of CBAC from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers or “shrink-wrap” software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by CBAC, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $125,000), (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet, and (viii) any other Contract that would be required to be filed as an exhibit to a Form 10-K filed by CBAC as of the date of this Agreement pursuant to the reporting requirements of the Exchange Act, if such reporting requirements applied to CBAC as of such date (together with all Contracts referred to in Sections 6.10(a), the “CBAC Contracts”).

(b) With respect to each CBAC Contract and except as disclosed in Section 6.11 of the CBAC Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) CBAC is not in Default thereunder; (iii) CBAC has not repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to CBAC’s Knowledge, in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no consent is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. All of the indebtedness of CBAC for money borrowed is prepayable at any time by CBAC without penalty, premium or charge, except as specified in Section 6.11(b) of the CBAC Disclosure Memorandum.

6.12  Legal Proceedings.

Except as disclosed in Section 6.12 of the CBAC Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of CBAC, threatened (or unasserted but considered probable of assertion) against CBAC, or against any director, officer, employee or agent of CBAC in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of CBAC or Employee Benefit Plan of CBAC, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against CBAC. No claim for indemnity has been made or, to CBAC’s Knowledge, threatened by any director, officer, employee, independent contractor or agent to CBAC and to CBAC’s Knowledge, no basis for any such claim exists.

6.13  Reports.

Since inception, in addition to the CBAC Exchange Act Reports, CBAC has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective date, each such report, statement and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.14  Brokers and Finders; Opinion of Financial Advisor.

Except for Keefe, Bruyette & Woods, Inc. neither CBAC nor any of its respective officers, directors, employees or Representatives, has employed any broker or finder or incurred any Liability for any financial

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advisory fees, investment bankers’ fees, brokerage fees, commissions, or finder’s fees in connection with this Agreement or the transactions contemplated hereby. CBAC has received the written opinion of Keefe, Bruyette & Woods, Inc., dated as of the date of this Agreement, to the effect that the Merger Consideration is fair from a financial point of view, a signed copy of which has been delivered to BOE.

6.15  Board Recommendation.

The Board of Directors of CBAC, at a meeting duly called and held, has by unanimous vote of the directors present who constituted all of the directors then in office (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Support Agreements and the transactions contemplated hereby and thereby, taken together, are fair to and in the best interests of CBAC’s stockholders and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of CBAC Common Stock approve this Agreement, the Merger and the related transactions and to call and hold a special meeting of CBAC’s stockholders to consider this Agreement, the Merger and the related transactions.

6.16  Statements True and Correct.

(a) No statement, certificate, instrument or other writing furnished or to be furnished by CBAC or any Affiliate thereof to BOE pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) None of the information supplied or to be supplied by CBAC or any Affiliate thereof for inclusion in the Registration Statement to be filed by CBAC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

(c) None of the information supplied by CBAC or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party’s stockholders in connection with the Stockholders Meetings, and any other documents to be filed by CBAC or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the stockholders of each Party be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders Meetings be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders Meetings.

(d) All documents that CBAC or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.17  Tax and Regulatory Matters; Consents.

Neither CBAC nor any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b).

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ARTICLE 7

CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1  Affirmative Covenants of BOE.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of CBAC shall have been obtained, and except as otherwise expressly contemplated herein, BOE shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, (iv) use best efforts to provide all information requested by CBAC related to loans or other transactions made by BOE with a value equal to or exceeding $250,000, (v) consult with CBAC prior to entering into or making any loans or other transactions with a value equal to or exceeding $500,000, and (vi) take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(a), 9.1(b) or 9.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

7.2  Negative Covenants of the Parties.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a) amend the Certificate of Incorporation, Articles of Incorporation, Bylaws or other governing instruments of CBAC or any BOE Entity, as applicable, provided nothing in this Section 7.2(a) shall prohibit either Party from amending its Certificate of Incorporation, Articles of Incorporation or Bylaws as contemplated by this Agreement or, in the case of CBAC, as contemplated in the TFC Agreement;

(b) modify the Bank’s lending policy (in the case of BOE), incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of the business of any CBAC Entity or BOE Entity, as applicable, consistent with past practices and that are prepayable without penalty, charge or other payment (which exception shall include, for Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities), or impose, or suffer the imposition, on any Asset of any CBAC Entity or any BOE Entity, as applicable, of any Lien or permit any such Lien to exist (other than in connection with public deposits, repurchase agreements, bankers’ acceptances, “treasury tax and loan” accounts established in the ordinary course of business of Subsidiaries that are depository institutions, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the BOE Disclosure Memorandum);

(c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of CBAC or any BOE Entity, or declare or pay any dividend or make any other distribution in respect of either Party’s capital stock; provided, that BOE may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on shares of BOE Common Stock at a rate not in excess of $0.22 per share with usual and regular record and payment dates in accordance with past practice disclosed in Section 7.2(c) of the BOE Disclosure Memorandum and such dates may not be changed without the prior written consent of CBAC; provided, that, notwithstanding the provisions of Section 1.3 hereof, the Parties shall cooperate to ensure that, with respect to the semi-annual period in which the Effective Time occurs, the holders of CBAC Common Stock do not become entitled to receive both a dividend in respect of their CBAC Common Stock and a dividend in respect of BOE Common Stock or fail to be entitled to receive any dividend;

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(d) except for this Agreement, the TFC Agreement, and the exercise of BOE Rights that have been granted prior to the date hereof and which shall vest prior to the Effective Time in accordance with their terms, issue, sell, pledge, encumber, authorize the issuance of, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CBAC Common Stock, BOE Common Stock, any other capital stock of any BOE Entity, or any Right;

(e) adjust, split, combine or reclassify any capital stock of CBAC or any BOE Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CBAC Common Stock or BOE Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise (i) any shares of capital stock of any Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration;

(f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of two years or less, purchase any securities or make any material investment except in the ordinary course of business consistent with past practice, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Subsidiary, or otherwise acquire, or enter into any agreement to acquire, direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business;

(g) (i) grant any bonus or increase in compensation or benefits to the employees, officers or directors of any CBAC Entity or BOE Entity, as applicable, except in the case of officers and employees for normal individual increases in compensation in the ordinary course of business consistent with past practice and for any bonuses earned pursuant to any incentive plan duly adopted and approved and existing on the date hereof; (ii) commit or agree to pay any severance or termination pay, or any stay or other bonus to any BOE director, officer or employee; (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors or agents of any CBAC Entity or any BOE Entity, as applicable; (iv) change any fees or other compensation or other benefits to directors of any BOE Entity; or (v) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Rights or restricted stock, or reprice Rights granted under the BOE Stock Plans or authorize cash payments in exchange for any Rights; or accelerate or vest or commit or agree to accelerate or vest any amounts, benefits or rights payable by any CBAC Entity or BOE Entity, except as permitted under the terms of the agreement evidencing such right;

(h) enter into or amend any employment Contract between any CBAC Entity or BOE Entity and any Person (unless such amendment is required by Law) that the CBAC Entity or BOE Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

(i) except for the adoption of the TFC employee benefit plans as contemplated by the TFC Agreement, adopt any new employee benefit plan of any CBAC Entity or BOE Entity, as applicable, or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans of any CBAC Entity or BOE Entity, as applicable, other than any such change that is required by Law or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by Law, the terms of such plans or consistent with past practice;

(j) make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate and necessary to conform to changes in Tax Laws, regulatory accounting requirements or GAAP or file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to any CBAC Entity or BOE Entity, as applicable, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any CBAC Entity or BOE Entity, as applicable, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(k) commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any CBAC Entity or BOE Entity, as applicable, for money damages or restrictions upon the operations of any CBAC Entity or BOE Entity;

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(l) enter into, modify, amend or terminate any material Contract (including any loan Contract with respect to any extension of credit with an unpaid balance exceeding $500,000) or waive, release, compromise or assign any material rights or claims with respect to any material Contract, or make any adverse changes in the mix, rates, terms or maturities of its deposits and other Liabilities, including, in the case of CBAC, any material amendment to the TFC Agreement or the waiver of any material obligation of TFC or right of CBAC under the TFC Agreement;

(m) take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent, or would be reasonably likely to materially interfere with, the consummation of this Merger.

7.3  Affirmative Covenants of CBAC.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of BOE shall have been obtained, and except as otherwise expressly contemplated herein, CBAC shall, and shall cause each of its Subsidiaries to; (i) operate its business only in the usual, regular and ordinary course; (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises; (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times; and (iv) take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(b) and 9.1(c) or, or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement. Notwithstanding the foregoing and Section 8.3 hereof, provided CBAC consults and apprises a special committee of the Board of Directors of BOE (the membership of such committee to be determined by the Board of Directors of BOE), nothing in this Agreement shall be interpreted to prohibit CBAC from negotiating or, with the consent of BOE, which consent may not be unreasonably withheld, entering into a binding letter of intent or definitive agreement to acquire control of a financial institution, whether by merger or otherwise, or from taking action to list its shares on the Nasdaq Global Market and delist its shares from AMEX so long as CBAC does not terminate this Agreement.

7.4  Adverse Changes in Condition.

Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a BOE Material Adverse Effect or a CBAC Material Adverse Effect, as applicable, (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the Merger, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.5  Reports.

Each of CBAC and its Subsidiaries and BOE and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. Each Party’s financial statements between the date of this Agreement and the Effective Time, whether or not contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

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7.6  Claims Against Trust Account.

BOE understands that, except for a portion of the interest earned on the amounts held in the Trust Fund, CBAC may disburse monies from the Trust Fund only: (a) to its public stockholders in the event of the redemption of their shares or the dissolution and liquidation of CBAC, (b) to CBAC (less CBAC’s deferred underwriting compensation only) after CBAC consummates a business combination (as described in the Prospectus) or (c) as consideration to the sellers of a target business with which CBAC completes a business combination.

BOE agrees that, notwithstanding any other provision contained in this Agreement, BOE does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between BOE on the one hand, and CBAC on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 7.6 as the “Claims”). Notwithstanding any other provision contained in this Agreement, BOE hereby irrevocably waives any Claim it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof. In the event that BOE commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to CBAC, which proceeding seeks, in whole or in part, relief against the Trust Fund or the public stockholders of CBAC, whether in the form of money damages or injunctive relief, CBAC shall be entitled to recover from BOE the associated legal fees and costs in connection with any such action, in the event CBAC prevails in such action or proceeding.

ARTICLE 8

ADDITIONAL AGREEMENTS

8.1  Registration Statement; Joint Proxy Statement.

(a) Each of CBAC and BOE agrees to cooperate in the preparation of a Registration Statement on Form S-4 to be filed by CBAC with the SEC and any other filings to be made by either Party, including but not limited to the Form S-4 to be filed by CBAC with the SEC in connection with CBAC’s acquisition of TFC and filings of Current Reports on Form 8-K, with the SEC or any other Regulatory Authority, in connection with the issuance of CBAC Common Stock in the Merger and the consummation of the Merger. Each of CBAC and BOE agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Each of CBAC and BOE shall furnish to each other all information concerning them that they may reasonably require in connection with the Registration Statement.

(b) CBAC also agrees to use all reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. BOE agrees to furnish CBAC all information concerning BOE, the Bank, and their respective officers, directors, and stockholders as may be reasonably requested in connection with the foregoing. As a result of the registration of the CBAC Common Stock pursuant to the Registration Statement, such stock shall be freely tradable by the stockholders of BOE except to the extent that the transfer of any shares of CBAC Common Stock received by stockholders of BOE is subject to the provisions of Rule 145 under the Securities Act or restricted under Tax rules. BOE and its counsel shall have a reasonable opportunity to review and comment on the Registration Statement being filed with the SEC and any responses filed with the SEC regarding the Registration Statement.

(c) Each of BOE and CBAC agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) none of the information supplied by it or any of its respective Subsidiaries for inclusion or incorporation by reference in the Joint Proxy Statement will at the date of the mailing to its stockholders or at the time of the meeting of its stockholders held for the purpose of obtaining the

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BOE Stockholder Approval or the CBAC Stockholder Approval, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each of BOE and CBAC further agrees that if it shall become aware prior to the Effective Date of any information that would cause any of the statements in the Registration Statement or Joint Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Party thereof and to take the necessary steps to correct the Joint Proxy Statement.

(d) In the case of CBAC, CBAC will advise BOE, promptly after CBAC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, or of the issuance of any stop order or the suspension of the qualification of the CBAC Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

8.2  Stockholder Approvals.

(a) CBAC shall call a stockholders meeting, to be held as soon as reasonably practicable after the Joint Proxy Statement is cleared by the SEC, for the purpose of voting upon adoption of this Agreement, the amendments to CBAC’s Certificate of Incorporation set forth in Exhibit A hereto and such other related matters as it deems appropriate. BOE shall call a stockholders meeting, to be held as soon as reasonably practicable after the Joint Proxy Statement is cleared by the SEC, for the purpose of voting upon the adoption of this Agreement and such other related matters as it deems appropriate. The Parties shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable efforts to hold such meetings on the same day.

(b) In connection with the Stockholders Meetings, (i) CBAC and BOE shall mail the Joint Proxy Statement to their respective stockholders, (ii) the Boards of Directors of CBAC and BOE shall recommend to their respective stockholders the approval of the matters submitted for approval and (iii) the Board of Directors and officers of CBAC and BOE shall use their reasonable efforts to obtain such stockholders’ approval; provided that each of CBAC and BOE may withdraw, modify, or change in an adverse manner to the other Party its recommendations of the Board of Directors of such Party if, after having consulted with and based upon the advice of counsel, such Party determines in good faith that the failure to so withdraw, modify or change its recommendation could constitute a breach of the fiduciary duties of such Party’s Board of Directors under applicable Law.

8.3  Other Offers.

(a) Neither any CBAC Entity nor any BOE Entity shall, nor shall either Party authorize or permit any of their respective Affiliates or Representatives to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) subject to Section 8.3(c), approve, endorse or recommend any Acquisition Proposal, or (iv) enter into any definitive agreement contemplating or otherwise relating to any Acquisition Transaction; provided, however, that this Section 8.3 shall not prohibit either Party from furnishing nonpublic information regarding itself and its Subsidiaries to or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if (A) neither any CBAC Entity nor any BOE Entity or their respective Representatives or Affiliates, as applicable, shall have violated any of the restrictions set forth in this Section 8.3, (B) the Board of Directors of CBAC or BOE, as the case may be, in its good faith judgment (based on, among other things, the advice of CBAC Financial Advisor or BOE Financial Advisor, as applicable, that such Acquisition Proposal constitutes a Superior Proposal, (C) the Board of Directors of CBAC or BOE, as the case may be, concludes in good faith, after consultation with and receipt of a written opinion from its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties, as such duties would exist in the absence of this Section 8.3, to the stockholders of CBAC or BOE, as the case may be, under applicable Law, (D) (1) at least five business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person or

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group, the Party gives the other Party written notice of the identity of such Person or Group and of such Party’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person or Group, and (2) such Party receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing Party than the confidentiality terms of this Agreement, and (E) contemporaneously with furnishing any such nonpublic information to such Person or group, such Party furnishes such nonpublic information to the other Party (to the extent such nonpublic information has not been previously furnished by such Party). In addition to the foregoing, such Party shall provide the other Party with at least five business days’ prior written notice of a meeting of its Board of Directors at which meeting such Board of Directors is reasonably expected to resolve to recommend a Superior Proposal of CBAC or BOE, as the case may be, to its stockholders and together with such notice a copy of the most recently proposed documentation relating to such Superior Proposal; provided, further, that such Party hereby agrees promptly to provide to the other Party any revised documentation and any definitive agreement relating to such Superior Proposal.

(b) In addition to the obligations set forth in this Section 8.3, as promptly as practicable, after any of the directors or executive officers of CBAC or BOE, as the case may be, become aware thereof, the applicable Party shall advise the other Party of (x) any request received by it for nonpublic information which such Party reasonably believes could lead to an Acquisition Proposal or (y) any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. Each Party shall keep the other Party informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

(c) CBAC and each BOE Entity shall, and shall cause their respective directors, officers, employees and Representatives to immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and will use and cause to be used all reasonable efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal.

(d) Nothing contained in this Agreement shall prevent a Party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided that, such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

8.4  Consents of Regulatory Authorities.

The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

8.5  Agreement as to Efforts to Consummate.

Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

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8.6  Investigation and Confidentiality.

(a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and the consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests; provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Without limiting the foregoing, CBAC may attend any meeting of the loan committee of the Bank. With respect to any such meeting, CBAC may attend as an observer only and shall receive notice of such meeting as if CBAC were a member of such committee. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party. Between the date hereof and the Effective Time, BOE shall permit CBAC’s senior officers and independent auditors to meet with the senior officers of BOE, including officers responsible for the BOE Financial Statements, the internal controls of BOE and the disclosure controls and procedures of BOE and BOE’s independent public accountants, to discuss such matters as CBAC may deem reasonably necessary or appropriate for CBAC to satisfy its obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act.

(b) In addition to each Party’s obligations pursuant to Section 8.6(a), each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

(c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a BOE Material Adverse Effect or a CBAC Material Adverse Effect, as applicable.

8.7  Press Releases.

Prior to the Effective Time, BOE and CBAC shall consult with each other as to the form and substance of any press release, communication with their respective stockholders, or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law.

8.8  Charter Provisions.

Each BOE Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any BOE Entity or restrict or impair the ability of CBAC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any BOE Entity that may be directly or indirectly acquired or controlled by them.

8.9  Employee Benefits and Contracts.

(a) Following the Effective Time, CBAC shall provide generally to officers and employees of the BOE Entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of CBAC Common Stock), including CBAC’s severance plan, on terms and conditions which when taken as a whole are comparable to or better than those then provided by the BOE Entities to their similarly situated officers and employees. For purposes of participation, vesting and benefit accrual under any

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of CBAC’s employee benefit plans, whether new or existing, the service of the employees of the BOE Entities prior to the Effective Time shall be treated as service with a CBAC Entity participating in such employee benefit plans.

(b) Upon the execution of this Agreement, each of BOE’s directors and executive officers shall execute and deliver to CBAC a Support Agreement in the form attached to this Agreement as Exhibit E.

(c) CBAC will enter into employment agreements, which will become effective as of the Effective Time, with George M. Longest, Jr. and Bruce E. Thomas in a form substantially similar to the forms attached hereto as Exhibit F-1 and Exhibit F-2, respectively, and with Bruce B. Nolte in a form to be mutually agreed upon after the execution of this Agreement. CBAC will also enter into change of control agreements, which will become effective as of the Effective Time, with the individuals listed on Exhibit C and Exhibit D that will provide certain severance payments and benefits in the event of a termination of employment under certain circumstances following a change of control of CBAC, which agreements will include terms and conditions that are no less favorable to such individuals than their existing change of control agreements with BOE or TFC, as applicable Upon execution of this Agreement, Alexander F. Dillard, Jr. shall have entered into a Retention Agreement with CBAC in the form attached to this Agreement as Exhibit G and each of the other members of the Board of Directors of the Surviving Corporation designated by BOE shall have executed and delivered to CBAC a Retention Agreement in the form attached hereto as Exhibit H. These agreements shall become effective at the Effective Time and shall replace any existing employment agreements between these persons and BOE or the Bank, which shall terminate and have no further force or effect.

(d) BOE has disclosed in Section 8.9(d) of the BOE Disclosure Memorandum each Person whom it reasonably believes may be deemed an “affiliate” of BOE for purposes of Rule 145 under the Securities Act, which Persons are set forth in Exhibit I. BOE shall use its reasonable efforts to cause each such Person to deliver to CBAC not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit J, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of BOE Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of CBAC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act and the rules and regulations thereunder (and CBAC shall be entitled to place restrictive legends upon certificates for shares of CBAC Common Stock issued to affiliates of BOE pursuant to this Agreement to enforce the provisions of this Section 8.9). CBAC shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of the purposes of resale of CBAC Common Stock by such affiliates.

(e) The Surviving Corporation will, as of and after the Effective Time, assume and honor all employment agreements, severance agreements and deferred compensation agreements that any BOE Entity may have with its current and former officers and directors and which are set forth in Section 8.9(e) of the BOE Disclosure Memorandum, except to the extent any such agreements shall be superseded on or after the Effective Time.

8.10  Indemnification.

(a) For a period of six years after the Effective Time, CBAC shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the BOE Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors, officers, employees or agents of BOE or, at BOE’s request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under the VSCA, Section 402 of the Sarbanes-Oxley Act, the Securities Laws and FDIC Regulations Part 359 and by BOE’s Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not CBAC is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between CBAC and the Indemnified Party.

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(b) CBAC shall, or shall cause the Surviving Corporation to, use its reasonable efforts (and BOE shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of up to three years after the Effective Time BOE’s existing directors’ and officers’ liability insurance policy (provided that CBAC or the Surviving Corporation may substitute therefore (i) policies of substantially the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of BOE given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that none of BOE, CBAC nor the Surviving Corporation shall be obligated to make aggregate premium payments longer than three years in respect of such policy (or coverage replacing such policy) and which exceed, for the portion related to BOE’s directors and officers, 150% of the annual premium payments on BOE’s current policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, CBAC or the Surviving Corporation shall use its reasonable efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount, but shall not be obligated to maintain any insurance coverage to the extent the cost of such coverage exceeds the Maximum Amount.

(c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.10, upon learning of any such Liability or Litigation, shall promptly notify CBAC thereof in writing. In the event of any such Litigation (whether arising before or after the Effective Time), (i) CBAC or the Surviving Corporation shall have the right to assume the defense thereof and neither CBAC nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if CBAC or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between CBAC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and CBAC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received; provided, that CBAC and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) the Indemnified Parties will cooperate in good faith in the defense of any such Litigation; and (iii) neither CBAC nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent and which does not provide for a complete and irrevocable release of all CBAC’s Entities and their respective directors, officers and controlling persons, employees, agents and Representatives; and provided, further, that neither CBAC nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d) If CBAC or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of CBAC or the Surviving Corporation shall assume the obligations set forth in this Section 8.10.

(e) The provisions of this Section 8.10 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives.

8.11  Employee Non-Solicitation.

In the event this Agreement is terminated, for a period of three years following such termination, no CBAC Entity or BOE Entity shall solicit (other than through the use of general employment advertising or an independent employment agency or search firm, in either case where such solicitation is not specifically targeted at CBAC or BOE employees, as applicable) any part-time or full-time employee of the other Party without its prior written consent.

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8.12  Dividends.

It is the intent of the Parties that the Surviving Corporation will pay quarterly cash dividends on shares of common stock of an amount per share equal to or greater than the quotient obtained by dividing (x) $0.22 by (y) the Exchange Ratio subject to, among other things: (i) applicable federal and state law and regulations; (ii) the earnings and financial conditions of the Surviving Corporation; (iii) the ongoing approval thereof by the Surviving Corporation’s Board of Directors; and (iv) general economic conditions.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1  Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

(a) Stockholder Approvals.  The stockholders of BOE shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of BOE’s Articles of Incorporation and Bylaws. The holders of a majority of the outstanding CBAC IPO Common Stock cast at the CBAC Stockholders Meeting shall have voted for, and the holders of less than 20% of the outstanding shares of CBAC IPO Common Stock cast at the CBAC Stockholders Meeting against, or, in the event that CBAC has consummated a CBAC Business Combination prior to the CBAC Stockholders Meeting, the holders of a majority of the outstanding shares of CBAC Common Stock entitled to vote at the CBAC Stockholders Meeting shall have voted for, approval of this Agreement, and the consummation of the transaction contemplated hereby, including the Merger and the amendments to CBAC’s Certificate of Incorporation set forth in Exhibit A hereto as and to the extent required by Law and the provisions of CBAC’s Certificate of Incorporation and Bylaws.

(b) Regulatory Approvals.  All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of CBAC or the Board of Directors of BOE would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, CBAC or BOE, as applicable, would not, in its reasonable judgment, have entered into this Agreement.

(c) Consents and Approvals.  Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a BOE Material Adverse Effect or a CBAC Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of CBAC (in the case of a Consent obtained by BOE) or in the reasonable judgment of the Board of Directors of BOE (in the case of a Consent obtained by CBAC) would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, CBAC or BOE, as applicable, would not, in its reasonable judgment, have entered into this Agreement.

(d) Legal Proceedings.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

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(e) Exchange Listing.  The shares of Surviving Corporation common stock issuable pursuant to the Merger shall have been approved for listing on AMEX or inclusion in the Nasdaq Global Market, subject to official notice of issuance.

9.2  Conditions to Obligations of CBAC.

The obligations of CBAC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CBAC pursuant to Section 11.6(a):

(a) Representations and Warranties.  For purposes of this Section 9.2(a), the accuracy of the representations and warranties of BOE set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of BOE set forth in this Agreement (including the representations and warranties set forth in Section 5.3) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a BOE Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b) Performance of Agreements and Covenants.  Each and all of the agreements and covenants of BOE to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates.  BOE shall have delivered to CBAC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as it relates to BOE and in Sections 9.2(a), 9.2(b) and 9.2(f) have been satisfied, and (ii) certified copies of resolutions duly adopted by BOE’s Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CBAC and its counsel shall request.

(d) Retention Agreements and Affiliate Agreements.  Alexander F. Dillard, Jr. shall have executed and delivered to CBAC a Retention Agreement in the form attached hereto as Exhibit G.  Each of the other members of the Board of Directors of the Surviving Corporation shall have executed and delivered to CBAC a Retention Agreement in the form attached hereto as Exhibit H. Each of the Persons set forth on Exhibit I shall have executed and delivered to CBAC Affiliate Agreements in the forms attached hereto as Exhibit J and delivered same to CBAC.

(e) Legal Opinions.  CBAC shall have received legal opinions in form and substance satisfactory to CBAC from BOE’s counsel as to the matters specified in Exhibit K.

(f) Tax Matters.  CBAC shall have received a written opinion of counsel from Nelson Mullins Riley & Scarborough LLP, in a form reasonably satisfactory to CBAC dated as of the Effective Time (“Tax Opinion”) to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and related matters.

(g) Conversion Rights.  Less than 20% of the holders of the outstanding shares of CBAC IPO Common Stock shall have voted against the Merger and exercised their Conversion Rights, if applicable.

(h) Fairness Opinion.  CBAC shall have received a written opinion of Keefe Bruyette & Woods, Inc., dated as the date of this Agreement, to the effect that the exchange ratio is fair, from the financial point of view, to CBAC.

(i) Board of Directors and Management.  Since the date of this Agreement, there shall have been no material changes in the members Board of Directors of BOE and the management of BOE.

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9.3  Conditions to Obligations of BOE.

The obligations of BOE to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BOE pursuant to Section 11.6(b):

(a) Representations and Warranties.  For purposes of this Section 9.3(a), the accuracy of the representations and warranties of CBAC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time with such changes as necessary to reflect the consummation of the TFC Merger (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 6.3 shall be true and correct (except for inaccuracies which are de minimis in amount and any shares of CBAC Common Stock issued in connection with the TFC Merger). There shall not exist inaccuracies in the representations and warranties of CBAC set forth in this Agreement such (including the representations and warranties set forth in Section 6.3) that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a CBAC Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b) Performance of Agreements and Covenants.  Each and all of the agreements and covenants of CBAC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates.  CBAC shall have delivered to BOE (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as it relates to CBAC and in Sections 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by CBAC’s Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BOE and its counsel shall request.

(d) Legal Opinions.  BOE shall have received legal opinions in form and substance satisfactory to BOE from CBAC’s counsel as to the matters specified in Exhibit L.

(e) Fairness Opinion.  BOE shall have received a written opinion of BOE Financial Advisor, dated as the date of this Agreement, to the effect that the Exchange Ratio is fair, from the financial point of view, to the holders of BOE Common Stock.

(f) Tax Matters.  BOE shall have received a written opinion of counsel from LeClairRyan, A Professional Corporation, in a form reasonably satisfactory to BOE, dated as of the Effective Time to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and related matters.

(g) Consummation of Major Acquisition.  CBAC shall have consummated a major acquisition that has been previously announced prior to the date hereof.

ARTICLE 10

TERMINATION

10.1  Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of BOE, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) By mutual written agreement of CBAC and BOE; or

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(b) By either Party (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty, covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 9.2 or Section 9.3, as applicable; or

(c) By either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable, (iii) the stockholders of CBAC or BOE fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at CBAC’s Stockholders Meeting or BOE’s Stockholders’ Meeting, respectively, where such matters were presented to such stockholders for approval and voted upon, or (iv) if applicable, holders of 20% or more in interest of the holders of IPO Common Stock vote against the Merger and exercise their Conversion Rights; or

(d) By CBAC in the event that (i) (w) the Board of Directors of BOE, shall have failed to reaffirm its approval upon CBAC’s request for such reaffirmation, of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal) or shall have resolved not to reaffirm the Merger, or (x) the Board of Directors of BOE shall have failed to include in the Joint Proxy Statement its recommendation, without modification or qualification, that the BOE stockholders give the BOE Stockholder Approval or shall have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, in a manner adverse to CBAC, the recommendation of such Board of Directors to the BOE stockholders that they give the BOE Stockholder Approval, or (y) the Board of Directors of BOE shall have affirmed, recommended or authorized entering into any Acquisition Transaction other than the Merger or, within ten business days after commencement of any tender or exchange offer for any shares of BOE Common Stock, the Board of Directors of BOE shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or shall have taken no position with respect to the acceptance of such tender or exchange offer by its stockholders, or (z) the Board of Directors of BOE negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that “negotiate” shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or discussion regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the Board of Directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Merger, or (ii) (provided that CBAC is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement), prior to obtaining the CBAC Stockholder Approval at the CBAC Stockholder Meeting, the Board of Directors of CBAC has (x) withdrawn or modified or changed its recommendation or approval of this Agreement in a manner adverse to BOE in order to approve and permit CBAC to accept a Superior Proposal and (y) determined, after consultation with, and the receipt of advice from outside legal counsel to CBAC, that the failure to take such action as set forth in the preceding clause (x) would be likely to result in a breach of the Board of Directors’ fiduciary duties under applicable Law; provided, however, that at least five business days prior to any such termination, CBAC shall, and shall cause its advisors to, negotiate with BOE, if BOE elects to do so, to make such adjustments in the terms and conditions of this Agreement as would enable BOE to proceed with the transactions contemplated herein on such adjusted terms; or

(e) By BOE in the event that (i) (w) the Board of Directors of CBAC, shall have failed to reaffirm its approval upon BOE’s request for such reaffirmation, of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal) or shall have resolved not to reaffirm the Merger, or (x) the Board of Directors of CBAC shall have failed to include in the Joint Proxy Statement its recommendation, without modification or qualification, that the CBAC stockholders give the CBAC Stockholder Approval or shall have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or

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modify, in a manner adverse to BOE, the recommendation of such Board of Directors to the CBAC stockholders that they give the CBAC Stockholder Approval, or (y) the Board of Directors of CBAC shall have affirmed, recommended or authorized entering into any Acquisition Transaction other than the Merger or, within ten business days after commencement of any tender or exchange offer for any shares of CBAC Common Stock, the Board of Directors of CBAC shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or shall have taken no position with respect to the acceptance of such tender or exchange offer by its stockholders, or (z) the Board of Directors of CBAC negotiates or authorizes the conduct of negotiations (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that “negotiate” shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or discussion regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the Board of Directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Merger, or (ii) (provided that BOE is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement), prior to obtaining the BOE Stockholder Approval at the BOE Stockholder Meeting, the Board of Directors of BOE has (x) withdrawn or modified or changed its recommendation or approval of this Agreement in a manner adverse to CBAC in order to approve and permit BOE to accept a Superior Proposal and (y) determined, after consultation with, and the receipt of advice from outside legal counsel to BOE, that the failure to take such action as set forth in the preceding clause (x) would be likely to result in a breach of the Board of Directors’ fiduciary duties under applicable Law; provided, however, that at least five business days prior to any such termination, BOE shall, and shall cause its advisors to, negotiate with CBAC, if CBAC elects to do so, to make such adjustments in the terms and conditions of this Agreement as would enable CBAC to proceed with the transactions contemplated herein on such adjusted terms; or

(f) By either Party in the event that the Merger shall not have been consummated by June 30, 2008, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1.

10.2  Effect of Termination.

In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Sections 7.6, 8.6(b), 8.11, 11.2, 11.3, 11.9 and 11.15 shall survive any such termination and abandonment, and (ii) except as provided in Section 7.6, 11.2 and 11.3, neither Party shall have any liability to the other upon termination of this Agreement.

10.3  Non-Survival of Representations and Covenants.

Except for Article 2, Article 3, Article 4, Sections 8.6(b), 8.7, 8.8 and 8.9, and this Article 10, the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.

ARTICLE 11

MISCELLANEOUS

11.1  Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acquisition Proposal” means any proposal (whether communicated to the applicable Party or publicly announced to a Party’s stockholders) by (i) any Person (except, in the case of a proposal to BOE, other than CBAC or any of its Affiliates) for an Acquisition Transaction involving a Party or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the assets of which constitute 5% or more

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of the consolidated assets of the Party as reflected on such Party’s consolidated statement of condition prepared in accordance with GAAP.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from a Party by any Person or Group (except, in the case of a proposal to BOE, other than CBAC or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of such Party or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or Group (except, in the case of a proposal to BOE, other than CBAC or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of a Party or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving a Party pursuant to which the stockholders of such Party immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of a Party; or (iii) any liquidation or dissolution of BOE or CBAC, other than as provided for in the CBAC Trust Agreement; provided that, for purposes of Section 11.2(b), “Acquisition Transaction” will definitely specifically include any acquisition, by tender or exchange offer, merger, consolidation or other business combination or otherwise, directly or indirectly, of any Persons by a Party.

“Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“AMEX” means the American Stock Exchange LLC.

“Articles of Merger” means the Articles of Merger to be filed with the Virginia State Corporation Commission.

“Assets” of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Average Closing Price” means the average of the daily closing prices of CBAC Common Stock as reported on the AMEX (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by CBAC) for the twenty consecutive full trading days in which such shares are traded on the AMEX ending at the close of trading on the Determination Date.

“Bank” means Bank of Essex, a Virginia state bank and a wholly owned Subsidiary of BOE.

“Bank Secrecy Act” means The Bank Secrecy Act of 1970, as amended.

“BOE Common Stock” means the $5.00 per share par value common stock of BOE.

“BOE Disclosure Memorandum” means the written information entitled “BOE Disclosure Memorandum” delivered prior to the date of this Agreement to CBAC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

“BOE Entities” means, collectively, BOE and all BOE Subsidiaries.

“BOE Financial Advisor” means Feldman Financial Advisors, Inc.

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“BOE Financial Statements” means (i) the consolidated balance sheets (including related notes and schedules, if any) of BOE as of December 31, 2005 and 2006 and as of September 30, 2007 and the related statements of earnings, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2004, 2005 and 2006, and for the nine months ended September 30, 2007, and (ii) the consolidated balance sheets of BOE (including related notes and schedules, if any) and related statements of operations, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 2007.

“BOE Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, property, business, assets or results of operations of BOE and its Subsidiaries, taken as a whole, or (ii) the ability of BOE to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, that “BOE Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies or (C) actions and omissions of BOE (or any of its Subsidiaries) taken with the prior written Consent of CBAC in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including, but not limited to, changes in market interest rates or the projected future interest rate environment, (E) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP, or (F) direct effects of compliance with this Agreement on the operating performance of BOE, including expenses incurred by BOE in consummating the transactions contemplated by this Agreement.

“BOE Stock Plans” means BOE’s Stock Incentive Plan and BOE’s stock option plan for outside directors.

“BOE Stockholder Approval” means the approval by the holders of more than two-thirds of the outstanding shares of BOE Common Stock entitled to vote on the Merger.

“BOE Subsidiaries” means the Subsidiaries, if any, of BOE, as of the date of this Agreement.

“CBAC Business Combination” means a “business combination” as defined in Article Sixth of the CBAC Certificate of Incorporation.

“CBAC Certificate of Incorporation” means the CBAC Certificate of Incorporation, as amended and restated on May 24, 2006.

“CBAC Common Stock” means the common stock, par value $0.01 per share, of CBAC.

“CBAC Entities” means, collectively, CBAC and all CBAC Subsidiaries.

“CBAC Financial Statements” means (i) the balance sheets of CBAC as of March 31, 2007 and as of September 30, 2007 and the related statements of income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) and for the fiscal year ended March 31, 2007 and for the six-month period ended September 30, 2007, and (ii) the balance sheets of CBAC (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 2007.

“CBAC IPO Common Stock” means the 7,500,000 shares of CBAC Common Stock issued in connection with the CBAC initial public offering on June 8, 2006.

“CBAC Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, property, business, assets or results of operations of CBAC and its Subsidiaries, taken as a whole, or (ii) the ability of CBAC to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, that “CBAC Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable

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to banks and their holding companies or (C) actions and omissions of CBAC (or any of its Subsidiaries) taken with the prior written Consent of BOE in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including, but not limited to, changes in market interest rates or the projected future interest rate environment, (E) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP, or (F) direct effects of compliance with this Agreement on the operating performance of CBAC, including expenses incurred by CBAC in consummating the transactions contemplated by this Agreement.

“CBAC Stockholder Approval” means (i) the approval of the majority of the outstanding shares of CBAC IPO Common Stock cast at the meeting with the holders of less than 20% of the outstanding shares of CBAC IPO Common Stock voting against the Merger and thereafter exercising their Conversion Rights or (ii) in the event that CBAC consummates a CBAC Business Combination prior to the CBAC Stockholders Meeting, the approval of the holders of a majority of the outstanding shares of CBAC Common Stock entitled to vote at the CBAC Stockholders Meeting.

“CBAC Subsidiaries” means the Subsidiaries of CBAC, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of CBAC in the future and held as a Subsidiary by CBAC at the Effective Time.

“CBAC UPO” means the unit purchase options issued by CBAC prior to the date of this Agreement entitling the holders to purchase up to 525,000 CBAC units at an exercise price of $10.00 per unit, each unit consisting of one share of CBAC Common Stock and one warrant to purchase one share of CBAC Common Stock at an exercise price of $7.50 per share. The unit purchase options may be exercised on the later of the consummation of a CBAC Business Combination or June 8, 2007.

“CBAC Warrants” means the warrants issued by CBAC prior to the date of this Agreement entitling the holders to purchase up to 7,500,000 shares of CBAC Common Stock at an exercise price of $5.00. The CBAC Warrants may be exercised upon the consummation of a CBAC Business Combination.

“Certificate of Merger” means the certificate of merger to be filed with the Delaware Secretary of State.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Determination Date” means the fifth day prior to the anticipated Closing Date.

“DGCL” means the Delaware General Corporation Law.

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“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, or program or other arrangement, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability, death or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq. (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001, et seq.); (iv) the Clean Air Act (42 U.S.C. §§ 7401, et seq.); (v) the Clean Water Act (33 U.S.C. §§ 1251, et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§ 2601, et seq.); (vii) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) — (vi) of this subparagraph; (viii) any amendments to the statues, laws or ordinances listed in parts (i) — (vi) of this subparagraph, regardless of whether in existence on the date hereof, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) — (vii) of this subparagraph; and (x) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business, whether or not incorporated, which together with a BOE Entity would be treated as a single employer under Code Section 414 or would be deemed a single employer within the meaning of Sections.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exchange Act Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Exhibits” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.

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“Governmental Authority” shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.

“Group” shall mean two or more Persons acting in concert for the purpose of acquiring, holding or disposing of securities of an issuer.

“Hazardous Material” shall mean any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos, and polychlorinated biphenyls (PCBs): (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefore, technology rights and licenses, computer software (including any source or object codes therefore or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“Joint Proxy Statement” means the prospectus/joint proxy statement included as part of the Registration Statement.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry by the chairman, president, or chief financial officer, or any senior or executive vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.

“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding

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relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Losses” means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys’ and other professional fees and expenses.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“OCC” means the federal Office of the Comptroller of the Currency.

“Operating Property” means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

“Participation Facility” means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, means the owner or operator of such facility or property, but only with respect to such facility or property.

“Party” means BOE or CBAC and “Parties” means both of such Persons.

“Permit” means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Privacy Requirements” means: (i) Title V of the Gramm-Leach-Bliley Financial Modernization Act of 1999, as amended (the “GLB Act”); (ii) Federal regulations implementing such act and codified at 12 C.F.R. Parts 40 or 573; (iii) the Interagency Guidelines Establishing Standards for Safeguarding Customer Information set forth in 12 C.F.R. Parts 30, 568 or 570; and (iv) any other applicable Requirements of Law relating to the privacy and security of Customer Information.

“Regulatory Authorities” means, collectively, the Commission, the AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the NASD, the Virginia State Corporation Commission, the OCC, the FDIC, the Department of Justice, and the Federal Reserve and all other federal, state, county, local or other Governmental Authorities having jurisdiction over a Party or its Subsidiaries.

“Representative” means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.

“Registration Statement” means a registration statement, together with any and all amendments and supplements thereto, on Form S-4 filed with the SEC under the Securities Act and the rules and regulations thereunder, and complying with applicable state securities Laws and including a prospectus/joint proxy statement satisfying all requirements of applicable state securities Laws and the Securities Act.

“Requirements of Law” means, with respect to any Person, any certificate or articles of incorporation, as applicable, bylaws or other organizational or governing documents of such Person, and any law, ordinance, statute, rule, regulation, judgment, order, decree, injunction, permit, issuance or other determination, finding,

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guidance or recommendation of any Governmental Authority or final and binding determination of any arbitrator applicable to or binding upon such Person or to which such Person is subject, whether federal, state, county or local (including, but not limited to, if applicable, usury laws, the federal Truth-In-Lending Act, the federal Fair Debt Collection Practices Act, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting Act, the GLB Act, and regulations of the Federal Reserve, each as amended from time to time).

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other rights.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Stockholders Meetings” means the BOE stockholders meeting and the CBAC stockholders meeting, including any adjournment or adjournments thereof, each held in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby.

“Subsidiaries” means all those corporations, banks associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Superior Proposal” means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of at least a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of, a Party and (ii) with respect to which the Board of Directors of such Party determines in good faith judgment (based on, among other things, the advice of its financial advisor) to be more favorable to such Party’s stockholders than the Merger, taking into account all relevant factors.

“Surviving Corporation” means CBAC as the surviving corporation resulting from the Merger with an amended and restated Certificate of Incorporation as provided in Section 2.1 hereof.

“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges of any kind whatsoever, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” means any report, return, information return, or other information required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

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“TFC Common Stock” means the $0.01 per share par value common stock of TFC.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“VSCA” means the Virginia Stock Corporation Act, as amended.

(b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Term	Section

Agreement	Introduction
Allowance	5.9(a)
Bank	Preamble
BHCA	5.1
BOE	Introduction
BOE Benefits Plans	5.15(a)
BOE Contracts	5.16(a)
BOE ERISA Plan	5.15(a)
BOE Exchange Act Reports	5.5(a)
BOE Rights	3.5(a)
CBAC	Introduction
CBAC Benefit Plan	6.10(a)
CBAC Exchange Act Reports	6.5(a)
CBAC Contracts	6.11
CBAC ERISA Plan	6.10(a)
CBAC Other Plan	6.10(a)
CERCLA	11.1(a)
Closing	1.2
Claims	7.6
Conversion Rights	3.1(a)
Customer Information	5.17(a)
DOL	5.15(b)
Effective Time	1.3
Exchange Agent	4.1(a)
Exchange Ratio	3.1(b)
Excluded Shares	3.1(b)
GLB Act	11.1(a)
Indemnified Party	8.10(a)
IRS	5.2(c)
Maximum Amount	8.10(b)
Merger	Preamble
Merger Consideration	3.1(b)
Other Plan	5.15(a)
RCRA	11.1(a)
Takeover Laws	5.24
Tax Opinion	9.2(f)
TFC	Preamble
TFC Agreement	Preamble
WARN Act	5.14(c)

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(c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation,” and such terms shall not be limited by enumeration or example.

11.2  Expenses.

(a) Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of BOE, shall be paid at Closing and prior to the Effective Time.

(b) Notwithstanding the foregoing, if:

(i) BOE terminates this Agreement pursuant to Section 10.1(b) due to a breach by CBAC, either Party terminates pursuant to Section 10.1(c)(iii) or (iv) due to the failure to obtain the CBAC Stockholder Approval or either Party terminates pursuant to Section 10.1(f) and, in the case of a termination under Section 10.1(c)(iii) or Section 10.1(f), (x) there has been publicly announced and not withdrawn another Acquisition Proposal relating to CBAC or (y) CBAC has failed to perform and comply in all material respects with any of its obligations, agreements or covenants required by this Agreement, and within 12 months of such termination CBAC shall either (A) consummate an Acquisition Transaction or (B) enter into a definitive agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated (but changing, in the case of (A) and (B), the references to 5% and 90% amounts in the definition of Acquisition Transaction to 50% and 80%, respectively); or

(ii) CBAC terminates this Agreement pursuant to Section 10.1(b) due to a breach by BOE, either Party terminates pursuant to Section 10.1(c)(iii) or (iv) due to the failure to obtain the BOE Stockholder Approval or either Party terminates pursuant to Section 10.1(f) and, in the case of a termination under Section 10.1(c)(iii) or (iv) or Section 10.1(f), (x) there has been publicly announced and not withdrawn another Acquisition Proposal relating to TFC or (y) BOE has failed to perform and comply in all material respects with any of its obligations, agreements or covenants required by this Agreement, and within 12 months of such termination BOE shall either (A) consummate an Acquisition Transaction or (B) enter into a definitive agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated (but changing, in the case of (A) and (B), the references to 5% and 90% amounts in the definition of Acquisition Transaction to 50% and 80%, respectively); or

(iii) CBAC terminates this Agreement pursuant to Section 10.1(d)(i) or BOE terminates this Agreement pursuant to Section 10.1(e)(ii); or

(iv) CBAC terminates this Agreement pursuant to Section 10.1(d)(ii) or BOE terminates this Agreement pursuant to Section 10.1(e)(i).

then, in the case of a termination as set forth in subsection (b)(i) or (b)(iv) of this Section 11.2, CBAC shall pay to BOE, and, in the case of a termination as set forth in subsection (b)(ii) or (b)(iii) of this Section 11.2, BOE shall pay to CBAC, an amount equal to $500,000 (the “Termination Fee”); provided however, that an additional termination fee (the “Additional Termination Fee”) of $1,200,000 if, and only if, an Acquisition Transaction involving the Party liable for the payment of the Termination Fee is consummated within 12 months of such termination and such Additional Termination Fee shall only be payable at the time of consummation of such Acquisition Transaction. Each Party hereby waives any right to set-off or counterclaim against such amount. If the Termination Fee shall be payable pursuant to subsection (b)(i) or (b)(ii) of this Section 11.2 in connection with a termination pursuant to Section 10.1(c)(iii) or Section 10.1(f), the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of a definitive agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (b)(iii) of this Section 11.2, the Termination Fee shall be paid in same-day funds upon the earlier of (i) the execution of a definitive agreement with respect to such Acquisition Transaction or (ii) two business days from the date of termination of this Agreement. If the Termination Fee shall be payable pursuant to subsection (b)(i) or (b)(ii) of this

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Section 11.2 in connection with a termination pursuant to Section 10.1(b) or subsection (b)(iv) of this Section 11.2, the Termination Fee shall be paid in same-day funds at or prior to the termination of this Agreement.

(c) The Parties acknowledge that the agreements contained in Section 11.2(b) are an integral part of the transactions contemplated by this Agreement and that without these agreements, they would not enter into this Agreement; accordingly, if a Party fails to pay promptly any fee payable by it pursuant to this Section 11.2, then such Party shall pay to the other Party, its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the then current prime rate (as reported in The Wall Street Journal or such other authoritative source to be agreed upon by the Parties).

(d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by BOE of the terms of this Agreement or otherwise limit the rights of CBAC.

11.3  Brokers, Finders and Financial Advisors.

Except for BOE Financial Advisor as to BOE and except for Keefe, Bruyette & Woods, Inc. as to CBAC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by BOE or by CBAC, each of BOE and CBAC, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim. Each Party has provided a copy of BOE Financial Advisor’s and Keefe, Bruyette & Woods, Inc.’s engagement letter, respectively, and expected fee for its services as included in Section 11.3 of the BOE Disclosure Memorandum and CBAC Disclosure Memorandum and shall pay all amounts due thereunder at Closing and prior to the Effective Time.

11.4  Entire Agreement.

Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.9(a) and 8.10.

11.5  Amendments.

To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of BOE Common Stock, there shall be made no amendment that reduces or modifies in any respect the consideration to be received by holders of BOE Common Stock.

11.6  Waivers.

(a) Prior to or at the Effective Time, CBAC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BOE, to waive or extend the time for the compliance or fulfillment by BOE of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CBAC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CBAC.

(b) Prior to or at the Effective Time, BOE, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CBAC, to waive or extend the time for the compliance or fulfillment by CBAC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BOE under this

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Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BOE.

(c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7  Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.8  Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused:

CBAC:	Community Bankers Acquisition Corp. 9912 Georgetown Pike, Suite D-203 Great Falls, Virginia 22066
Attention: Gary A. Simanson
Copy to Counsel:	Nelson Mullins Riley & Scarborough LLP Suite 900 101 Constitution Avenue, N.W. Washington, D.C. 20001 Facsimile Number: (202) 712-2856
Attention: Jonathan H. Talcott
and
Ellenoff Grossman & Schole LLP 1627 K Street, N.W., 10th Floor Washington, D.C. 20006 Facsimile Number: (240) 478-1640
Attention: Kathleen L. Cerveny
BOE:	BOE Financial Services of Virginia, Inc. 1325 Tappahannock Boulevard Tappahannock, Virginia 22560 Facsimile Number: (804) 443-9365
Attention: George M. Longest, Jr.
Copy to Counsel:	LeClairRyan 951 East Byrd Street, 8th Floor Richmond, Virginia 23219 Facsimile Number: (804) 783-2294
Attention: George P. Whitley

11.9  Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the

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Commonwealth of Virginia, except to the extent that the laws of the State of Delaware apply to the Merger. The Parties all expressly agree and acknowledge that the Commonwealth of Virginia has a reasonable relationship to the Parties and/or this Agreement.

11.10  Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11  Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.12  Interpretations.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

11.13  Enforcement of Agreement.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.14  Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.15  No Third Party Beneficiaries.

(a) Other than as set forth in Section 8.10, no officer, employee or other Person (other than the corporate Parties to this Agreement) shall be or shall be deemed a third party or other beneficiary of this Agreement, or shall have any right or other entitlement in connection with any provision of this Agreement or seek any remedy, or right or entitlement in connection with this Agreement. No provision of this Agreement constitutes or shall give rise to, or shall be deemed to constitute or give rise to, an employee benefit or employee benefit-related plan, program or other arrangement, a provision of any such plan, program or other arrangement, or an amendment of any such plan, program or other arrangement.

(b) If and to the extent any BOE Benefit Plan is sponsored by BOE, CBAC may, by written direction issued prior to Closing, require BOE to take all necessary or appropriate action to terminate each such BOE Benefit Plan or cause the Bank to become the sole sponsor of each such BOE Benefit Plan prior to Closing. The intent of the preceding sentence is to permit CBAC to avoid becoming a sponsor of any and all BOE Benefit Plans as a result of the Merger.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

COMMUNITY BANKERS ACQUISITION CORP.

By:	/s/ Gary A. Simanson
Its: President and Chief Executive Officer

BOE FINANCIAL SERVICES OF VIRGINIA, INC.

By:	/s/ George M. Longest, Jr.
Its: President and Chief Executive Officer

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Part II — Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporate Law (“DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Community Bankers’ certificate of incorporation limits the liability of its directors to the fullest extent permitted by Delaware law. Community Bankers’ certificate of incorporation and bylaws also provide that Community Bankers will indemnify and advance expenses to, to the fullest extent permitted by the DGCL, any of our directors and officers, against any and all costs, expenses or liabilities incurred by them by reason of having been a director or officer.

The foregoing is only a general summary of certain aspects of Delaware law and Community Bankers’ certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and bylaws of the registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, Community Bankers have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Community Bankers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number		Description of Exhibit

2.1		Agreement and Plan of Merger by and between Community Bankers Acquisition Corp. and TransCommunity Financial Corporation dated as of September 5, 2007 (included as Appendix A to this joint proxy statement/prospectus included in this registration statement)
2.2		Agreement and Plan of Merger by and between Community Bankers Acquisition Corp. and BOE Financial Services of Virginia, Inc. dated as of December 13, 2007 (included as Appendix F to this joint proxy statement/prospectus included in this registration statement)
3.1		Articles of Incorporation of Community Bankers Acquisition Corp., as amended(1)
3.2		Bylaws of Community Bankers Acquisition Corp., as amended(4)
4.1		Specimen Unit Certificate(1)
4.2		Specimen Common Stock Certificate(1)
4.3		Specimen Warrant Certificate(1)
4.4		Form of Unit Purchase Option granted to the representatives(1)
4.5		Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant(3)
4.6		Warrant Clarification Agreement dated as of January 29, 2007 between the Company and Continental Stock Transfer and Trust Co.(2)
4.7		Unit Purchase Option Clarification Agreement dated as of January 29, 2007 between the Company and the Holders(2)
5	.1*	Opinion of Nelson Mullins Riley & Scarborough LLP regarding the legality of securities being registered
8.1		Form of Tax Opinion of Nelson Mullins Riley & Scarborough LLP
8.2		Form of Tax Opinion of Williams & Mullen
10.1		Form of Letter Agreement among the Registrant, the representatives of the underwriters and the stockholders, officers and directors of Registrant(1)
10.2		Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant(3)
10.3		Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders(3)
10.4		Registration Rights Agreement among the Registrant and the Initial Stockholders(3)
10.5		Form of Letter Agreement between Community Bankers Acquisition, LLC and Registrant regarding administrative support(1)
10.6		Form of Warrant Purchase Agreement among the representatives, Gary A. Simanson and David Zalman(1)
10.7		Letter agreement with Eugene S. Putnam, Jr.(1)
10.8		Letter agreement with David A. Spainhour(1)
23.1		Consent of Miller, Ellin and Company, LLP
23.2		Consent of Yount, Hyde and Barbour, PC as former auditors of Community Bankers
23.3		Consent of McGladrey & Pullen, LLP
23.4		Consent of S.B. Hoover & Company, LLP
23.5		Consent of Yount, Hyde and Barbour, PC as auditors of BOE
23.6		Consent of Nelson Mullins Riley & Scarborough LLP (included with Exhibits 5.1 and 8.1 hereto)
23.7		Consent of Williams Mullen (included with Exhibit 8.2 hereto)
23.8		Consent of Keefe, Bruyette & Woods, Inc.
23.9		Consent of Sandler O’Neill & Partners, L.P.
24.1		Powers of attorney (previously filed and contained on the signature page of the Registration Statement)
99.1		Community Bankers Acquisition Corp.’s Form of Proxy

Exhibit
Number	Description of Exhibit

99.2	TransCommunity Financial Corporation’s Form of Proxy
99.3	Consent of Bruce B. Nolte†
99.4	Consent of George M. Longest, Jr.†
99.5	Consent of Alexander F. Dillard, Jr.†
99.6	Consent of Troy A. Peery, Jr.†
99.7	Consent of Richard F. Bozard†
99.8	Consent of L. McCauley Chenault†
99.9	Consent of George B. Elliott†
99.10	Consent of Page Emerson Hughes, Jr.†
99.11	Consent of Christopher G. Miller†
99.12	Consent of Philip T. Minor†
99.13	Consent of Robin Traywick Williams†
99.14	Consent of Jack C. Zoeller†

*	To be filed by amendment.

†	Previously filed.

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-1 and amendments thereto initially filed on April 22, 2005 (File No. 333-124240).

(2)	Incorporated by reference to exhibits of the Registrant’s Current Report on Form 8-K filed on February 12, 2007 (File No. 001-32590).

(3)	Incorporated by reference to exhibits of the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2007 (File No. 001-32590).

(4)	Incorporated by reference to exhibits of the Registrant’s Current Report on Form 8-K filed on January 4, 2008 (File No. 001-32590).

(b) Financial Statement Schedules.

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales of securities, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, treat each post-effective as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on February 15, 2008.

COMMUNITY BANKERS ACQUISITION CORP.

By:	/s/ Gary A. Simanson
Gary A. Simanson
President, Chief Executive and Financial
Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Eugene S. Putnam, Jr.	Chairman of the Board	February 15, 2008

* Gary A. Simanson	Director, President, Chief Executive and Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer)	February 15, 2008

* Chris A. Bagley	Director	February 15, 2008

* Stewart J. Paperin	Director	February 15, 2008

* Keith Walz	Director	February 15, 2008

*By:	/s/ Gary A. Simanson
Name: Gary A. Simanson
Title: Attorney-in-Fact

Exhibit Index

Exhibit
Number		Description of Exhibit

2.1		Agreement and Plan of Merger by and between Community Bankers Acquisition Corp. and TransCommunity Financial Corporation dated as of September 5, 2007 (included as Appendix A to this joint proxy statement/prospectus included in this registration statement)
2.2		Agreement and Plan of Merger by and between Community Bankers Acquisition Corp. and BOE Financial Services of Virginia, Inc. dated as of December 13, 2007 (included as Appendix F to this joint proxy statement/prospectus included in this registration statement)
3.1		Articles of Incorporation of Community Bankers Acquisition Corp., as amended(1)
3.2		Bylaws of Community Bankers Acquisition Corp., as amended(4)
4.1		Specimen Unit Certificate(1)
4.2		Specimen Common Stock Certificate(1)
4.3		Specimen Warrant Certificate(1)
4.4		Form of Unit Purchase Option granted to the representatives(1)
4.5		Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant(3)
4.6		Warrant Clarification Agreement dated as of January 29, 2007 between the Company and Continental Stock Transfer and Trust Co.(2)
4.7		Unit Purchase Option Clarification Agreement dated as of January 29, 2007 between the Company and the Holders(2)
5	.1*	Opinion of Nelson Mullins Riley & Scarborough LLP regarding the legality of securities being registered
8.1		Form of Tax Opinion of Nelson Mullins Riley & Scarborough LLP
8.2		Form of Tax Opinion of Williams & Mullen
10.1		Form of Letter Agreement among the Registrant, the representatives of the underwriters and the stockholders, officers and directors of Registrant(1)
10.2		Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant(3)
10.3		Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders(3)
10.4		Registration Rights Agreement among the Registrant and the Initial Stockholders(3)
10.5		Form of Letter Agreement between Community Bankers Acquisition, LLC and Registrant regarding administrative support(1)
10.6		Form of Warrant Purchase Agreement among the representatives, Gary A. Simanson and David Zalman(1)
10.7		Letter agreement with Eugene S. Putnam, Jr.(1)
10.8		Letter agreement with David A. Spainhour(1)
23.1		Consent of Miller, Ellin and Company, LLP
23.2		Consent of Yount, Hyde and Barbour, PC as former auditors of Community Bankers
23.3		Consent of McGladrey & Pullen, LLP
23.4		Consent of S.B. Hoover & Company, LLP
23.5		Consent of Yount, Hyde and Barbour, PC as auditors of BOE
23.6		Consent of Nelson Mullins Riley & Scarborough LLP (included with Exhibits 5.1 and 8.1 hereto)
23.7		Consent of Williams Mullen (included with Exhibit 8.2 hereto)
23.8		Consent of Keefe, Bruyette & Woods, Inc.
23.9		Consent of Sandler O’Neill & Partners, L.P.
24.1		Powers of attorney (previously filed and contained on the signature page of the Registration Statement)
99.1		Community Bankers Acquisition Corp.’s Form of Proxy
99.2		TransCommunity Financial Corporation’s Form of Proxy

Exhibit
Number	Description of Exhibit

99.3	Consent of Bruce B. Nolte†
99.4	Consent of George M. Longest, Jr.†
99.5	Consent of Alexander F. Dillard, Jr.†
99.6	Consent of Troy A. Peery, Jr.†
99.7	Consent of Richard F. Bozard†
99.8	Consent of L. McCauley Chenault†
99.9	Consent of George B. Elliott†
99.10	Consent of Page Emerson Hughes, Jr.†
99.11	Consent of Christopher G. Miller†
99.12	Consent of Philip T. Minor†
99.13	Consent of Robin Traywick Williams†
99.14	Consent of Jack C. Zoeller†

*	To be filed by amendment.

†	Previously filed.

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-1 and amendments thereto initially filed on April 22, 2005 (File No. 333-124240).

(2)	Incorporated by reference to exhibits of the Registrant’s Current Report on Form 8-K filed on February 12, 2007 (File No. 001-32590).

(3)	Incorporated by reference to exhibits of the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2007 (File No. 001-32590).

(4)	Incorporated by reference to exhibits of the Registrant’s Current Report on Form 8-K filed on January 4, 2008 (File No. 001-32590).